UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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M I ACQUISITIONS, INC.

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M I ACQUISITIONS, INC.

40 Wall Street, 58th Floor

New York, NY 10005

Proxy Statement dated June 29, 2018
and first mailed to stockholders on or about July 3, 2018

Dear Stockholders:

You are cordially invited to attend the special meeting of stockholders of M I Acquisitions, Inc. (“we,” “us,” “our,” the “Company” or “M I Acquisitions”), which will be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, on July 19, 2018, at 10:00 a.m. M I Acquisitions was formed on April 23, 2015 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.”

At the special meeting, holders of M I Acquisitions’ shares of common stock will be asked to approve the contribution agreement, dated as of February 26, 2018, as amended and restated on March 26, 2018 and April 17, 2018, (the “Purchase Agreement”) by and among M I Acquisitions, Priority Investment Holdings, LLC and Priority Incentive Equity Holdings, LLC (collectively, the “Sellers”) to acquire all of the outstanding equity interests of Priority Holdings, LLC (“Priority”), as well as to approve the other proposals described herein.

The consideration to be paid by M I Acquisitions to Sellers in the business combination is a number of shares of M I Acquisitions’ common stock equal to Priority’s equity value (which the Purchase Agreement defines as of the signing date as the $947.8 million enterprise value of Priority, less the net debt of Priority, subject to certain adjustments as described in the Purchase Agreement) divided by $10.30.

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An additional 9.8 million shares of M I Acquisitions common stock may be issued as earn-out consideration to the Sellers, or at their election, to members of Priority’s management or other service providers post-business combination pursuant to the Priority Technology Holdings, Inc. Earnout Incentive Plan (the “Earnout Incentive Plan”)—4.9 million shares for the first earn out and 4.9 million shares for the second earn out. For the first earn-out, the Earnout Adjusted EBITDA of M I Acquisitions must be no less than $82.5 million for the year ending December 31, 2018 and the M I Acquisitions stock price must have traded in excess of $12.00 for any 20 trading days within any consecutive 30-day trading period at any time on or before December 31, 2019. For the second earn-out, the Earnout Adjusted EBITDA of M I Acquisitions must be no less than $91.5 million for the year ending December 31, 2019 and the M I Acquisitions stock price must have traded in excess of $14.00 for any 20 trading days within any consecutive 30-day trading period at any time between January 1, 2019 and December 31, 2020. In the event that the first earn-out targets are not met, the entire 9.8 million shares may be issued if the second earn-out targets are met. Furthermore, pursuant to the Founders Share Agreement, Priority agreed to purchase 421,107 of the units issued to the Founders in a private placement immediately prior to M I Acquisitions’ initial public offering, and 453,210 shares of common stock of M I Acquisitions issued to the Founders, for an aggregate purchase price of approximately $2.1 million. In addition, pursuant to the Founders Share Agreement, the Founders will forfeit 174,863 founder’s shares at the closing of the Business Combination, which shares may be reissued to the Founders if one of the earn outs described herein (and relating to the Purchase Agreement consideration) is achieved. The transactions contemplated under the Purchase Agreement relating to the business combination with Priority are referred to in this proxy statement as the “Business Combination” and the proposal to adopt the Business Combination, including the initial consideration paid to the Sellers and the earn-out consideration, is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

As of June 29, 2018, there was approximately $51,829,390.86 in the M I Acquisitions trust account, or approximately $10.507 per share of outstanding common stock issued in M I Acquisitions’ initial public offering. Pursuant to the Current Certificate of Incorporation of M I Acquisitions, a holder of M I Acquisitions common stock may demand that M I Acquisitions redeem such common stock for cash. Under the Purchase Agreement, the Business Combination is conditioned upon, among other things, there being a minimum of $20 million of cash in our trust account after giving effect to the redemption of M I Acquisitions common stock that holders of M I Acquisitions common stock validly elected to redeem in connection with the Business Combination. Therefore, unless these conditions are waived by M I Acquisitions and Priority, the Purchase Agreement could terminate and the proposed Business Combination may not be consummated. On June 29, 2018, the record date for the special meeting of stockholders, the last sale price of M I Acquisitions common stock was $10.50. Our common stock, units and warrants are currently listed on the NASDAQ Capital Market under the symbols “MACQ”, “MACQU”, and “MACQW”, respectively. We have applied to continue the listing of our common stock and warrants on the NASDAQ Capital Market under the symbol(s) “PRTH” and “PRTHW”, respectively, upon closing of the Business Combination.

At the special meeting, stockholders will be asked to approve the Purchase Agreement and approve the Business Combination, including the initial consideration paid to the Sellers and the earn-out consideration. In addition, you are being asked to consider and vote upon (i) five separate proposals to approve and adopt amendments to the Company’s Current Certificate of Incorporation, (ii) a proposal to approve the Priority Technology Holdings, Inc. 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan”), a copy of which is attached to this proxy statement as Annex G, including the authorization of the initial share reserve thereunder, (iii) a proposal to approve the Earnout Incentive Plan, which will provide for the earnout consideration contemplated in the Purchase Agreement, a copy of which is attached to this proxy statement as Annex H, including the authorization of the initial share reserve thereunder and (iv) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any of the other proposals described above. A copy of our proposed second amended and restated certificate of incorporation reflecting the proposed amendments, assuming the consummation of the Business Combination, is attached as Annex E to the accompanying proxy statement.

Each stockholder’s vote is very important. Whether or not you plan to attend the M I Acquisitions special meeting in person, please submit your proxy card without delay. Stockholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a stockholder from voting in person if such stockholder subsequently chooses to attend the M I Acquisitions special meeting.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 24.

M I Acquisitions’ board of directors unanimously recommends that M I Acquisitions stockholders vote “FOR” approval of each of the proposals described herein.

/s/ Joshua Sason
Joshua Sason
Chief Executive Officer
M I Acquisitions, Inc.
June 29, 2018

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about M I Acquisitions that is not included or delivered herewith. If you would like to receive additional information or if you would like additional copies of this document, agreements contained in the appendices or any other documents filed by M I Acquisitions with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

M I Acquisitions, Inc.
40 Wall Street, 58th Floor
New York, NY 10005
Attn: Joshua Sason
Telephone: (347) 491-4240

If you would like to request documents, please do so no later than July 12, 2018 to receive them before the M I Acquisitions special meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about M I Acquisitions and Priority. You should rely only on the information contained in this proxy statement in deciding how to vote on the Business Combination. Neither M I Acquisitions nor Priority has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

M I ACQUISITIONS, INC.
40 Wall Street, 58th Floor
New York, NY 10005
Telephone: (347) 491-4240

NOTICE OF SPECIAL MEETING OF THE
STOCKHOLDERS OF M I ACQUISITIONS
To Be Held on July 19, 2018

To M I Acquisitions, Inc. (“M I Acquisitions”) Stockholders:

A special meeting of stockholders of M I Acquisitions will be held at the offices of Loeb & Loeb, 345 Park Avenue, New York, New York 10154, on July 19, 2018, at 10:00 a.m., for the following purposes:

1.	To approve the authorization for M I Acquisitions’ board of directors to acquire all of the issued and outstanding equity interests of Priority, as provided for in the Purchase Agreement, including the initial consideration paid to the Sellers and the earn-out consideration, or the “Business Combination.” This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

2.	To approve the amendment of the certificate of incorporation of M I Acquisitions (the “Current Certificate of Incorporation”) to increase the number of authorized shares of common stock and preferred stock. This proposal is referred to as the “Authorized Share Increase Proposal” or “Proposal No. 2.”

3.	To approve the amendment of the Current Certificate of Incorporation to provide for declassification of the board of directors into one class. This proposal is referred to as the “Board Declassification Proposal” or “Proposal No. 3.”

4.	To approve the amendment of the Current Certificate of Incorporation to change the stockholder vote required to approve a further amendment thereof. This proposal is referred to as the “Voting Threshold Proposal” or “Proposal No. 4.”

5.	To approve the amendment of the Current Certificate of Incorporation to elect not to be governed by Section 203 of the Delaware General Corporation Law (the “DGCL”) and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes the Sellers, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes. This proposal is referred to as the “Section 203 Proposal” or “Proposal No. 5.”

6.	To approve certain other changes to the Current Certificate of Incorporation, including eliminating certain provisions specific to our status as a special purpose acquisition company. This proposal is referred to as the “Additional Amendments Proposal” or “Proposal No. 6.”

7.	To approve the 2018 Equity Incentive Plan, including the authorization of the initial share reserve under the 2018 Equity Incentive Plan. This proposal is referred to as the “2018 Equity Incentive Plan Proposal” or “Proposal No. 7.”

8.	To approve the Earnout Incentive Plan, including the authorization of the initial share reserve under the Earnout Incentive Plan. This proposal is referred to as the “Earnout Incentive Plan Proposal” or “Proposal No. 8.”

9.	To approve the issuance of more than 20% of the issued and outstanding shares of Common stock of M I Acquisitions pursuant to the terms of the Purchase Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 9.”

10.	To approve the adjournment of the special meeting in the event M I Acquisitions does not receive the requisite stockholder vote to approve the Business Combination or the other proposals described above. This proposal is called the “Adjournment Proposal” or “Proposal No. 10.”

Proposals 1 through 10 are collectively referred to herein as the “Proposals.”

As of June 29, 2018, there were 6,681,512 shares of M I Acquisitions common stock issued and outstanding and entitled to vote. Only M I Acquisitions common stockholders who hold shares of record as of the close of business on June 29, 2018 are entitled to vote at the special meeting or any adjournment of the special meeting. This proxy statement is first being mailed to stockholders on or about July 3, 2018. Approval of the Business Combination Proposal, the 2018 Equity Incentive Plan Proposal, the Earnout Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of M I Acquisitions present and entitled to vote at the special meeting. Approval of the Authorized Share Increase Proposal, the Board Declassification Proposal, the Voting Threshold Proposal, the Section 203 Proposal and the Additional Amendments Proposal will require the approval of a majority of the issued and outstanding shares of common stock of M I Acquisitions. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Business Combination Proposal, the 2018 Equity Incentive Plan Proposal, the Earnout Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal, but will be the same as a vote against the Authorized Share Increase Proposal, the Board Declassification Proposal, the Voting Threshold Proposal, the Section 203 Proposal and the Additional Amendments Proposal.

Our common stock, units and warrants are currently listed on the NASDAQ Capital Market under the symbols “MACQ”, “MACQU”, and “MACQW”, respectively. We have applied to continue the listing of our common stock and warrants on the NASDAQ Capital Market under the symbol(s) “PRTH” and “PRTHW”, respectively, upon closing of the Business Combination.

Holders of M I Acquisitions common stock will not be entitled to appraisal rights under Delaware law in connection with the Business Combination.

Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. You may revoke a proxy at any time before it is voted at the special meeting by executing and returning a proxy card dated later than the previous one, by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation to M I Acquisitions at M I Acquisitions, Inc., 40 Wall Street, 58th Floor, New York, NY 10005, Attention: Joshua Sason, Telephone: (347) 491-4240, that is received by us before we take the vote at the special meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

Approval of all of the proposals except for the 2018 Equity Incentive Plan Proposal and the Adjournment Proposal are necessary to complete the Business Combination. M I Acquisitions’ board of directors unanimously recommends that M I Acquisitions stockholders vote “FOR” approval of each of the proposals.

By order of the board of directors,

/s/ Joshua Sason
Joshua Sason
Chief Executive Officer
M I Acquisitions, Inc.
June 29, 2018

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EXPERTS	186

STOCKHOLDER PROPOSALS AND OTHER MATTERS	187

WHERE YOU CAN FIND ADDITIONAL INFORMATION	188

INDEX TO FINANCIAL STATEMENTS - MI ACQUISITIONS, INC.	F-1

INDEX TO FINANCIAL STATEMENTS - PRIORITY HOLDINGS, LLC	F-1

ANNEX A – PURCHASE AGREEMENT	ANNEX A-1
ANNEX B – FOUNDERS SHARE AGREEMENT	ANNEX B-1
ANNEX C – LETTER AGREEMENT	ANNEX C-1
ANNEX D – FORM OF AMENDED AND RESTATED OPERATING AGREEMENT OF PRIORITY	ANNEX D-1
ANNEX E – FORM OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF M I ACQUISITIONS	ANNEX E-1
ANNEX F – FORM OF AMENDED AND RESTATED BYLAWS OF M I ACQUISITIONS	ANNEX F-1
ANNEX G – FORM OF PRIORITY TECHNOLOGY HOLDINGS, INC. 2018 EQUITY INCENTIVE PLAN	ANNEX G-1
ANNEX H – FORM OF PRIORITY TECHNOLOGY HOLDINGS, INC. EARNOUT INCENTIVE PLAN	ANNEX H-1

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for M I Acquisitions Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting of stockholders of M I Acquisitions.

•	M I Acquisitions is a special purpose acquisition company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization or other similar business combination with one or more businesses or entities.

•	M I Acquisitions completed its initial public offering (“IPO”) on September 19, 2016 of 5,000,000 units, which each unit consisting of one share of common stock, par value $0.001 per share, and one warrant, which entitles the holder thereof to purchase one share of common stock. Simultaneously with the consummation of the IPO, we consummated the private placement of 402,500 private units at a price of $10.00 per unit, generating total proceeds of $4,025,000. For more information regarding our common stock and warrants, please see the section entitled “Description of M I Acquisitions’ Securities” on page 174.

•	Priority is a leading provider of merchant acquiring and commercial payment solutions, offering unique product capabilities to small and mid-sized businesses (“SMBs”), enterprises and distribution partners in the United States. Priority was founded in 2005 with a mission to build a merchant inspired payments platform that would advance the goals of its SMB and enterprise clients and distribution partners. Since 2013, Priority has grown from the 38th largest U.S. merchant acquirer to become the 13th largest as of 2017, measured by Visa and MasterCard purchase volume according to The Nilson Report. Priority is currently the 6th largest non-bank merchant acquirer in the United States. For more information about Priority, please see the sections entitled “Priority’s Business” on page 118, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Priority” on page 142 and “Directors, Executive Officers, Executive Compensation and Corporate Governance” on page 166.

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Upon the closing of the transactions contemplated by the Contribution Agreement, dated as of February 26, 2018, as amended and restated on March 26, 2018 and April 17, 2018 (the “Purchase Agreement”), by and among M I Acquisitions, Priority Investment Holdings, LLC (“PIH”) and Priority Incentive Equity Holdings, LLC (“PIEH” and, together with PIH, the “Sellers”), M I Acquisitions will acquire 100% of the issued and outstanding equity securities of Priority, which will result in Priority becoming a wholly-owned subsidiary of M I Acquisitions. See “Proposal No. 1 – The Business Combination Proposal – General Description of the Business Combination” on page 53 for more information.

•	The consideration to be paid by M I Acquisitions to Sellers in the business combination is a number of shares of M I Acquisitions’ common stock equal to Priority’s equity value (which the Purchase Agreement defines as of the signing date as the $947.8 million enterprise value of Priority, less the net debt of Priority, subject to certain adjustments as described in the Purchase Agreement) divided by $10.30. If Priority acquires or contracts to acquire any businesses prior to the closing of the business combination that increase Priority’s Earnout Adjusted EBITDA in aggregate by more than $9.0 million, Priority’s enterprise value will increase by multiplying the incremental increase in Earnout Adjusted EBITDA of such acquisition by 12.5, provided that estimated synergies related to any such acquisitions and proposed acquisitions included in the Earnout Adjusted EBITDA calculation of Priority shall be capped at 20% of the Earnout Adjusted EBITDA of the applicable acquisition with respect to the 12-month period immediately preceding the consummation of such acquisition. In order to be included in the above calculation, any agreements to acquire a business must be subject only to payment of cash and/or other consideration to the target and must close within 30 days following closing of the business combination. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Priority—Certain Non-GAAP Measures—EBITDA, Adjusted EBITDA and Earnout Adjusted EBITDA” for the definitions of EBITDA, Adjusted EBITDA and Earnout Adjusted EBITDA and reconciliations of EBITDA, Adjusted EBITDA and Earnout Adjusted EBITDA to net income (loss). In addition, any cash that Priority spends to acquire any technology assets, up to $5.0 million, to purchase securities from the M I’s founders pursuant to the Founders Share Agreement or to extend the time we have to complete a business combination, will be included in the calculation of net debt as cash and cash equivalents (which would reduce the amount of net debt, effectively increasing the assumed equity value of Priority and increasing the number of shares that would be issued to the Sellers).

•	An additional 9.8 million shares of M I Acquisitions common stock may be issued as earn out consideration to the Sellers, or at their election, to members of Priority’s management or other service providers post-business combination pursuant to the Earnout Incentive Plan. For more information about the Purchase Agreement please see the section entitled “The Purchase Agreement – Business Combination with Priority; Acquisition Consideration” on page 64.

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After the Business Combination, assuming no redemptions of common stock for cash, M I Acquisitions’ current public stockholders (the “Public Stockholders”) will own approximately 7.4% of the post-Business Combination entity, M I Acquisitions’ current directors, officers and affiliates will own approximately 1.1% of the post-Business Combination entity, and the Sellers will own approximately 91.5% of the post-Business Combination entity. Substantially concurrently with the Business Combination, PIH will distribute its stock of the combined entity to its owners, all of whom will be executive officers of the combined company. Assuming redemption by holders of 61.4% of the 4.9 million shares of M I Acquisitions’ outstanding public common stock, M I Acquisitions’ Public Stockholders will own approximately 3.0% of the post-Business Combination entity, M I Acquisitions’ current directors, officers and affiliates will own approximately 1.1% of the post-Business Combination entity, and the Sellers (including the holders receiving shares distributed by PIH) will own approximately 95.9% of the post-Business Combination entity. See “Unaudited Pro Forma Condensed Combined Financial Information” on page 107.

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•	M I Acquisitions’ management team and board of directors considered a wide variety of factors in connection with its evaluation of the Business Combination, including that Priority is a leading provider of merchant acquiring and commercial payment solutions with proprietary technology and infrastructure, ranking as the 6th largest non-bank acquirer as per The Nilson Report, that its business model is expected to be easily understood by the investment community and that its relatively low attrition rates in comparison to competitors provides Priority with a sustainable competitive advantage to its peers. See “Proposal No. 1 – The Business Combination Proposal—The Board of Directors’ Reasons for the Approval of the Business Combination” on page 57 for more information about the decision-making process.

•	Pursuant to the Current Certificate of Incorporation of M I Acquisitions, a holder of M I Acquisitions common stock may demand that M I Acquisitions redeem such common stock for cash. In order to exercise your redemption rights, you must make an election on the applicable proxy card to redeem such shares of M I Acquisitions common stock or submit a request in writing to M I Acquisitions’ transfer agent at the address listed on page 117, and deliver your shares to M I Acquisitions’ transfer agent physically or electronically through DTC prior to the special meeting of M I Acquisitions’ stockholders. Please see the section entitled “Special Meetings of M I Acquisitions Stockholders—Redemption Rights” on page 50.

•	In addition to voting on the proposal to approve the Purchase Agreement and approve the Business Combination, the M I Acquisitions stockholders will be asked to vote on: (i) five separate proposals to approve and adopt amendments to the M I Acquisitions’ Current Certificate of Incorporation, (ii) a proposal to approve the 2018 Equity Incentive Plan, a copy of which is attached to this proxy statement as Annex G, including the authorization of the initial share reserve thereunder, (iii) a proposal to approve the Earnout Incentive Plan, which will provide for the earnout consideration contemplated in the Purchase Agreement, a copy of which is attached to this proxy statement as Annex H, including the authorization of the initial share reserve thereunder and (iv) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any of the other proposals described above. Each of these proposals is described in greater detail in this proxy statement.

•	The Purchase Agreement may be terminated and/or abandoned at any time prior to the consummation of the Business Combination in specified circumstances. For more information about the termination rights under the Purchase Agreement, please see the section entitled “The Purchase Agreement—Termination” on page 65.

•	The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors” on page 24.

•	After careful consideration of the terms and conditions of the Purchase Agreement and the related agreements, the board of directors of M I Acquisitions has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of M I Acquisitions and its stockholders. The Board unanimously recommends that our stockholders vote “FOR” approval of the Business Combination and “FOR” all other proposals presented to our stockholders in this proxy statement.

•	When you consider the recommendation of the board of directors in favor of approval of the Business Combination Proposal and other proposals, you should keep in mind that the directors and officers of M I Acquisitions have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. Please see “Proposal No. 1 – The Business Combination Proposal—Interests of Certain Persons in the Business Combination” on page 59 for more information.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR M I ACQUISITIONS stockholders

The questions and answers below highlight only selected information from this proxy statement and only briefly address some commonly asked questions about the proposals to be presented at the special meeting of M I Acquisitions stockholders, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the special meeting, which will be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, on July 19, 2018, at 10:00 a.m. local time.

Q:         What is the purpose of this document?

A:         M I Acquisitions and the holders of all of the issued and outstanding equity interests of Priority Holdings, LLC (“Priority”), have agreed to a business combination under the terms of a Contribution Agreement, dated as of February 26, 2018, as amended and restated on March 26, 2018 and April 17, 2018 (the “Purchase Agreement”), by and among M I Acquisitions, Priority Investment Holdings, LLC (“PIH”) and Priority Incentive Equity Holdings, LLC (“PIEH” and, together with PIH, the “Sellers”), and other related proposals. The consummation of the transactions contemplated by the Purchase Agreement relating to the business combination with Priority are referred to as the “Business Combination” and the proposal to approve the Business Combination is referred to as the “Business Combination Proposal.” The Purchase Agreement is attached to this proxy statement as Annex A and is incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, including the “Risk Factors” section, and all the annexes hereto.

M I Acquisitions stockholders are being asked to consider and vote upon a proposal to adopt the Purchase Agreement, pursuant to which M I Acquisitions will acquire all of the issued and outstanding equity interests of Priority, and related proposals.

The units that were issued in M I Acquisitions’ initial public offering each consist of one share of common stock and one warrant. Each warrant entitles the holder thereof to purchase one share of common stock. The warrants are exercisable at a price of $11.50 per share of common stock, subject to adjustment as described in the prospectus filed in connection with the initial public offering, and will become exercisable 30 days after the completion of the Business Combination. The warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation, as described herein.

If the Business Combination is consummated, holders of M I Acquisitions common stock (except stockholders who are insiders) will be entitled to redeem their M I Acquisitions common stock for a pro rata share of the trust account (currently anticipated to be no less than approximately $10.507 per share) net of taxes payable.

Our common stock, units and warrants are currently listed on the NASDAQ Capital Market under the symbols “MACQ”, “MACQU”, and “MACQW”, respectively. We plan to continue the listing of our common stock and warrants on the NASDAQ Capital Market under the symbol(s) “PRTH” and “PRTHW”, respectively, upon closing of the Business Combination.

This proxy statement contains important information about the proposed Business Combination and the other matters to be acted upon at the special meeting of M I Acquisitions stockholders. You should read it carefully.

Q:         When and where is the special meeting?

A:          The special meeting will be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, on July 19, 2018, at 10:00 a.m. local time.

Q:         What is being voted on?

A:          Below are the proposals on which M I Acquisitions stockholders are being asked to vote:

1.	To approve the authorization for M I Acquisitions to acquire all of the issued and outstanding equity interests of Priority, as provided for in the Purchase Agreement, including the initial consideration paid to the Sellers and the earn-out consideration, or the “Business Combination.” This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

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2.	To approve the amendment of the certificate of incorporation of M I Acquisitions (the “Current Certificate of Incorporation”) to increase the number of authorized shares of common stock and preferred stock. This proposal is referred to as the “Authorized Share Increase Proposal” or “Proposal No. 2.”

3.	To approve the amendment of the Current Certificate of Incorporation to provide for declassification of the board of directors into one class. This proposal is referred to as the “Board Declassification Proposal” or “Proposal No. 3.”

4.	To approve the amendment of the Current Certificate of Incorporation to change the stockholder vote required to approve a further amendment thereof. This proposal is referred to as the “Voting Threshold Proposal” or “Proposal No. 4.”

5.	To approve the amendment of the Current Certificate of Incorporation to elect not to be governed by Section 203 of the Delaware General Corporation Law (the “DGCL”) and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes the Sellers, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes. This proposal is referred to as the “Section 203 Proposal” or “Proposal No. 5.”

6.	To approve certain other changes to the Current Certificate of Incorporation, including eliminating certain provisions specific to our status as a special purpose acquisition company. This proposal is referred to as the “Additional Amendments Proposal” or “Proposal No. 6.” The Board Declassification Proposal, the Voting Threshold Proposal, the Section 203 Proposal and the Additional Amendments Proposal are collectively referred to as the “Amendments Proposals.”

7.	To approve the 2018 Equity Incentive Plan, including the authorization of the initial share reserve under the 2018 Equity Incentive Plan. This proposal is referred to as the “2018 Equity Incentive Plan Proposal” or “Proposal No. 7.”

8.	To approve the Earnout Incentive Plan. This proposal is referred to as the “Earnout Incentive Plan Proposal” or “Proposal No. 8.”

9.	To approve the issuance of more than 20% of the issued and outstanding shares of common stock of M I Acquisitions pursuant to the terms of the Purchase Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is called the “Nasdaq Proposal” or “Proposal No. 9.”

10.	To approve the adjournment of the special meeting in the event M I Acquisitions does not receive the requisite stockholder vote to approve the Business Combination or the other proposals described above. This proposal is called the “Adjournment Proposal” or “Proposal No. 10.”

Q:         Are the proposals conditioned on one another?

A:         Yes. The Business Combination Proposal and the Nasdaq Proposal are conditioned upon the approval of the Amendments Proposals and the Earnout Incentive Plan Proposal. The Amendments Proposals are each conditioned upon the approval of the other Amendments Proposals as well as the Business Combination Proposal and the Nasdaq Proposal. The 2018 Equity Incentive Plan Proposal is conditioned upon the approval of each of the other proposals, aside from the Adjournment Proposal.

Q:          Why is the Company providing stockholders with the opportunity to vote on the Business Combination?

A:         We are seeking approval of the Business Combination Proposal, including the approval of the Purchase Agreement and the issuances of our common stock thereunder, including both the initial consideration and the earn-out consideration, for purposes of complying with applicable NASDAQ listing rules requiring stockholder approval of issuances of more than 20% of a listed company’s issued and outstanding common stock.

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Q:         Why is the Company proposing the Amendments Proposals?

A:         Pursuant to Delaware law and the Purchase Agreement, we are required to submit the Amendments Proposals to the Company’s stockholders for approval. For additional information please see “Proposal No. 3 - The Board Declassification Proposal” on page 70 of this proxy statement, “Proposal No. 4 - The Voting Threshold Proposal” on page 73 of this proxy statement, “Proposal No. 5 - The Section 203 Proposal” on page 76 of this proxy statement and “Proposal No. 6 - The Additional Amendments Proposal” on page 81 of this proxy statement for more information.

Q:         Why is the Company proposing the 2018 Equity Incentive Plan Proposal?

A:         The purpose of the 2018 Equity Incentive Plan is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the post-combination company. Please see “Proposal No. 7 - The 2018 Equity Incentive Plan Proposal” on page 95 of this proxy statement for additional information.

Q:         Why is the Company proposing the Adjournment Proposal?

A:         We are proposing the Adjournment Proposal to allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the other proposals. Please see “Proposal No. 10 - The Adjournment Proposal” on page 104 of this proxy statement for additional information.

Q:         Do any of M I Acquisitions’ directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:         M I Acquisitions’ directors and officers may have interests in the Business Combination that are different from your interests as a stockholder. You should keep in mind the following interests of M I Acquisitions’ directors and officers:

In April 2015, we sold an aggregate of 1,437,500 shares of our common stock for $25,000, or approximately $.02 per share, to M SPAC LLC, which is controlled by Joshua Sason. On July 20, 2016, M SPAC LLC sold back 494,480 shares to us at a price equal to the amount paid for such shares. We subsequently sold an aggregate of 494,480 shares of our common stock for $8,600, or approximately $0.02 per share, to M SPAC Holdings I LLC and M SPAC Holdings II LLC, each of which is controlled by Joshua Sason.

The underwriters exercised a portion of their over-allotment option. Our insiders forfeited an aggregate of 109,973 insider shares in proportion to the portion of the over-allotment option that was not exercised. We recorded the forfeited shares as treasury stock and simultaneously retired the shares. Such forfeited shares were immediately cancelled which resulted in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

M SPAC LLC, M SPAC Holdings I LLC and M SPAC Holdings II LLC, entities controlled by Joshua Sason, our Chief Executive Officer, purchased, pursuant to written purchase agreements with us, 402,500 private units for a purchase price of $10.00 per private unit, generating total proceeds of $4,025,000. These purchases took place on a private placement basis simultaneously with the consummation of the IPO. Simultaneously with the purchase of units resulting from the exercise of the over-allotment option by the underwriters, M SPAC LLC, M SPAC Holdings I LLC and M SPAC Holdings II LLC purchased an additional 18,607 private units at a price of $10.00 per unit. In light of the of the amount of consideration paid for the foregoing securities, M I Acquisitions’ directors and officers will likely benefit from the completion of the Business Combination, even if the Business Combination causes the market price of M I Acquisitions’ securities to significantly decrease. The likely benefit to M I Acquisitions’ directors and officers may influence their motivation for promoting the Business Combination and/or soliciting proxies for the approval of the Business Combination Proposal.

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In the absence of stockholder approval for a further extension, if M I Acquisitions does not consummate the Business Combination by September 17, 2018, we will be required to dissolve and liquidate and the securities held by our insiders will be worthless because such holders have agreed to waive their rights to any liquidation distributions. We previously extended the time to complete an initial business combination to June 19, 2018 by depositing a total of $398,259 into our trust account. On June 15, 2018, M I Acquisitions extended the time to complete a business combination to September 17, 2018, pursuant to a vote of its stockholders. M I Acquisitions’ organizational documents originally provided that the extension would take place no later than June 19, 2018. No additional consideration was paid for the extension of such deadline to September 17, 2018. Shareholders redeemed a total of 377,231 public shares at a price per share of $10.507 (or approximately $3,963,539 in aggregate) in connection with the vote to extend the liquidation date to September 17, 2018.

As of the Record Date (as defined below), 1,748,634 shares, or approximately 26.2% of the outstanding shares of M I Acquisitions common stock, were held by M I Acquisitions’ initial stockholders (the “Initial Stockholders”). All of the Initial Stockholders have agreed to vote such shares in favor of each of the proposals.

If M I Acquisitions liquidates prior to the consummation of a business combination, our insiders have contractually agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target business or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Therefore, our directors and officers have a financial interest in consummating the Business Combination, thereby resulting in a conflict of interest.

In addition, the exercise of M I Acquisitions’ directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the best interests of M I Acquisitions stockholders.

Q:         Who may vote at the special meeting of stockholders?

A:          Only holders of record of M I Acquisitions common stock as of the close of business on June 29, 2018 (the “Record Date”) may vote at the special meeting of stockholders. As of the Record Date, there were 6,681,512 shares of M I Acquisitions common stock outstanding and entitled to vote. Please see “Special Meeting of M I Acquisitions Stockholders—Record Date; Who is Entitled to Vote” on page 48 of this proxy statement for further information.

Q:         What is the quorum requirement for the special meeting of stockholders?

A:          Stockholders representing a majority of the M I Acquisitions common stock issued and outstanding as of the record date and entitled to vote at the special meeting must be present in person or represented by proxy in order to hold the special meeting and conduct business. This is called a quorum. M I Acquisitions common stock will be counted for purposes of determining if there is a quorum if the stockholder (i) is present and entitled to vote at the meeting or (ii) has properly submitted a proxy card. In the absence of a quorum, stockholders representing a majority of the votes present in person or represented by proxy at such meeting, may adjourn the meeting until a quorum is present.

Q:         What vote is required to approve the proposals?

A:         Approval of the Business Combination Proposal, the 2018 Equity Incentive Plan Proposal, the Earnout Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of M I Acquisitions present and entitled to vote at the special meeting; provided, however, that if, among other things, less than $20 million remains in the trust account immediately after the closing of the Business Combination, after taking into account all redemptions, the Business Combination will not be completed. For more information about the closing conditions to the Business Combination, see the section entitled “The Purchase Agreement—Conditions to Closing” elsewhere in this proxy statement. Approval of each of the Amendments Proposals will require the approval of a majority of the issued and outstanding shares of common stock of M I Acquisitions. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Business Combination Proposal, the 2018 Equity Incentive Plan Proposal, the Earnout Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal, but will be the same as a vote against each of the Amendments Proposals.

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Q:         How will the Initial Stockholders vote?

A:         M I Acquisitions’ Initial Stockholders, who as of the Record Date owned 1,748,634 shares of common stock of M I Acquisitions, or approximately 26.2% of the outstanding shares of common stock, have agreed to vote their respective shares acquired by them prior to the initial public offering in favor of the Business Combination Proposal, the Earnout Incentive Plan Proposal and the Amendments Proposals. M I Acquisitions’ Initial Stockholders have also agreed that they will vote any shares they purchase in the open market in or after the IPO in favor of each of the other proposals.

Q:         Am I required to vote against the Business Combination Proposal in order to have my shares of common stock converted?

A:         No. You are not required to vote against the Business Combination Proposal in order to have the right (the “conversion rights”) to demand that M I Acquisitions convert your shares of common stock for cash equal to your pro rata share of the amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable). If the Business Combination is not completed, then holders of the shares of common stock of M I Acquisitions who elected to exercise their conversion rights will not be entitled to convert their shares for the applicable pro rata share of the trust account. In addition, M I Acquisitions’ Current Certificate of Incorporation provides that an M I Acquisitions’ stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), will be restricted from seeking conversion rights with respect to 20% or more of the shares of common stock sold in the IPO.

Q:         How do I exercise my conversion rights?

A:         You may demand that M I Acquisitions convert the shares of common stock held by you for cash by physically tendering your share certificates to M I Acquisitions’ transfer agent or delivering your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, by the business day prior to the consummation of the Business Combination.

Any request for conversion, once made, may be withdrawn at any time up to the date of the special meeting of M I Acquisitions stockholders. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable) divided by the number of shares of common stock sold in the IPO. Please see the section entitled “Special Meetings of M I Acquisitions Stockholders—Redemption Rights” on page 50 of this proxy statement for the procedures to be followed if you wish to convert your shares of common stock for cash.

Q:         How can I vote?

A:         If you were a holder of record of M I Acquisitions common stock on the Record Date, you may vote with respect to the applicable proposals in person at the special meeting of M I Acquisitions stockholders, or by submitting a proxy by mail so that it is received prior to 9:00 a.m. on July 19, 2018, in accordance with the instructions provided to you under “Special Meetings of M I Acquisitions Stockholders” on page 48 of this proxy statement. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting of M I Acquisitions stockholders and vote in person, obtain a proxy from your broker, bank or nominee.

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Q:         If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:         No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. M I Acquisitions believes the proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your M I Acquisitions shares in accordance with directions you provide.

Q:         What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:         M I Acquisitions will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for the purposes of determining whether a quorum is present at the special meeting of M I Acquisitions stockholders. For purposes of approval, an abstention on any proposals will have the same effect as a vote “AGAINST” such proposal. Additionally, failure to elect to exercise your redemption rights will preclude you from having your shares of common stock redeemed for cash. In order to exercise your redemption rights, you must make an election on the applicable proxy card to redeem such shares of M I Acquisitions common stock or submit a request in writing to M I Acquisitions’ transfer agent at the address listed on page 177, and deliver your shares to M I Acquisitions’ transfer agent physically or electronically through DTC prior to the special meeting of M I Acquisitions’ stockholders.

Q:         Can I change my vote after I have mailed my proxy card?

A:         Yes. You may change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the special meeting. If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

M I Acquisitions, Inc.

40 Wall Street, 58th Floor
New York, NY 10005
Telephone: (347) 491-4240

Q:         Who will solicit and pay the cost of soliciting proxies for the special meeting?

A:         Proxies are being solicited on behalf of M I Acquisitions’ board of directors. M I Acquisitions will pay the cost of soliciting proxies for the special meeting. The solicitation is being made by mail but also may be made by telephone or in person. M I Acquisitions and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Morrow Sodali LLC, a proxy solicitation firm that M I Acquisitions has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $20,000 and out-of-pocket expenses.

Q:         Should I send in my stock certificates now?

A:         Yes. M I Acquisitions stockholders who intend to have their shares of common stock redeemed, by electing to have those shares redeemed for cash on the proxy card, should send their certificates by the day prior to the special meeting. Please see “Special Meeting of M I Acquisitions Stockholders—Redemption Rights” on page 50 of this proxy statement for the procedures to be followed if you wish to redeem your shares of common stock for cash.

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Q:         When is the Business Combination expected to occur?

A:         Assuming the requisite stockholder approvals are received, M I Acquisitions expects that the Business Combination will occur promptly following the special meeting.

Q:         What will happen in the Business Combination?

A:         Upon the closing of the transactions contemplated by the Purchase Agreement, M I Acquisitions will acquire 100% of the issued and outstanding equity securities of Priority, which will result in Priority becoming a wholly-owned subsidiary of M I Acquisitions. In connection with the Business Combination, the cash held in the trust account will be used to pay for shares that have been converted, to pay cash transaction expenses in connection with the Business Combination, and for working capital and general corporate purposes. A copy of the Purchase Agreement is attached to this proxy statement as Annex A.

Q:         What equity stake will current stockholders of M I Acquisitions and Priority equityholders hold in the combined company after the closing of the Business Combination?

A:         It is anticipated that, upon the completion of the Business Combination, M I Acquisitions’ Public Stockholders will retain an ownership interest of approximately 7.4% of the combined company, M I Acquisitions’ current directors, officers and affiliates will own approximately 1.1% of the combined company, and current equityholders of Priority will own approximately 91.5% of the combined company. The ownership percentage with respect to the combined company following the Business Combination does not take into account (i) the redemption of any shares by M I Acquisitions’ public stockholders, (ii) the exercise of the units or the warrants outstanding following the Business Combination or (iii) the issuance of any shares upon completion of the Business Combination under the 2018 Equity Incentive Plan or the Earnout Incentive Plan, which are intended to be adopted following the closing of the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by M I Acquisitions’ existing stockholders in the combined entity will be different.

Q:         What happens if I sell my shares of common stock before the special meeting?

A:         The record date is earlier than the date of the special meeting. If you transfer your shares of common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q:         What are the federal income tax consequences of exercising my redemption rights?

A:         M I Acquisitions’ stockholders who exercise their redemption rights to receive cash in exchange for their shares of common stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of common stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. The redemption, however, may be treated as a distribution to a redeeming stockholder for U.S. federal income tax purposes if the redemption does not effect a sufficient reduction (as determined under applicable federal income tax law) in the redeeming stockholder’s percentage ownership in us (whether such ownership is direct or through the application of certain attribution and constructive ownership rules). Any amounts treated as such a distribution will constitute a dividend to the extent not in excess of our current and accumulated earnings and profits as measured for U.S. federal income tax purposes. Any amounts treated as a distribution and that are in excess of our current and accumulated earnings and profits will reduce the redeeming stockholder’s basis in his or her redeemed shares of our common stock, and any remaining amount will be treated as gain realized on the sale or other disposition of our common stock. These tax consequences are described in more detail in the section entitled “Certain Material U.S. Federal Income Tax Considerations.” We urge you to consult your tax advisor regarding the tax consequences of exercising your redemption rights.

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Q:         If I am a warrant holder, can I exercise redemption rights with respect to my warrants?

A:         No. The holders of warrants have no redemption rights with respect to warrants.

Q:         If I am a unit holder, can I exercise redemption rights with respect to my units?

A:         No. Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units to our transfer agent, with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units. The address of our transfer agent is listed under the section “Description of M I Acquisitions’ Securities—M I Acquisitions’ Transfer Agent”.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to our transfer agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q:         May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:         No. Appraisal rights are not available to holders of M I Acquisitions common stock in connection with the Business Combination.

Q:         What happens if the Business Combination is not consummated?

A:         In the absence of stockholder approval for a further extension, if M I Acquisitions does not consummate the Business Combination by September 17, 2018, then pursuant to its amended and restated certificate of incorporation, M I Acquisitions will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days after September 17, 2018, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of M I Acquisitions’ remaining stockholders and board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii)) to our obligations under Delaware law to provide for claims of creditors and the requirements of any other applicable law. Our insiders have agreed to waive their rights to share in any distribution with respect to their insider shares and any private shares.

In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), will be distributed pro-rata to holders of shares of M I Acquisitions’ common stock acquired in the IPO or in the aftermarket. If the Business Combination is not consummated within the timeframe discussed above, the warrants will expire worthless. The estimated consideration that each share of common stock would be paid at liquidation is $10.507 per share, based on amounts on deposit in the trust account as of the Record Date. The last sales price of M I Acquisitions’ common stock on the Nasdaq stock market as of the Record Date was $10.50 per share of common stock.

Q:         What happens to the funds deposited in the trust account following the Business Combination?

A:         As of the Record Date, there was approximately $51,829,390.86 in the trust account, or approximately $10.507 per share of outstanding common stock issued in the IPO.  Following the closing of the Business Combination, funds in the trust account will be released:

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•	to pay holders of shares of M I Acquisitions’ common stock exercising conversion rights, who will receive their per share conversion price;

•	to pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by M I Acquisitions or Priority in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Purchase Agreement; and

•	for general corporate purposes including, but not limited to, working capital for operations of the combined entity.

Q:         In accordance with which accounting standard will M I Acquisitions prepare its financial statements after the Business Combination?

A:         M I Acquisitions intends to continue providing its investors with financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and the relevant securities laws.

DELIVERY OF DOCUMENTS TO M I ACQUISITIONS stockholders

Pursuant to the rules of the SEC, M I Acquisitions and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement, unless M I Acquisitions has received contrary instructions from one or more of such stockholders. Upon written or oral request, M I Acquisitions will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that M I Acquisitions deliver single copies of the proxy statement in the future. Stockholders may notify M I Acquisitions of their requests by contacting M I Acquisitions at:

M I Acquisitions, Inc.
40 Wall Street, 58th Floor
New York, NY 10005

Attn: Joshua Sason
Telephone: (347) 491-4240

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SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the Purchase Agreement attached as Annex A, as these documents are the legal documents that govern the Business Combination and your rights in the Business Combination. Unless the context otherwise requires, references to “M I Acquisitions,” “we,” “us” or “our” in this proxy statement refers to M I Acquisitions, Inc.

The Parties

M I Acquisitions, Inc.

M I Acquisitions, Inc.
40 Wall Street, 58th Floor
New York, NY 10005
Attn: Joshua Sason
Telephone: (347) 491-4240

M I Acquisitions, Inc. is a special purpose acquisition company formed on April 23, 2015 in Delaware for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” M I Acquisitions intended to focus on acquiring a company or companies operating in the technology, media and telecommunications industries, but was not limited to a particular industry or geographic region.

M I Acquisitions completed its initial public offering (“IPO”) on September 19, 2016 of 5,000,000 units, which each unit consisting of one share of common stock, par value $0.001 per share, and one warrant, which entitles the holder thereof to purchase one share of common stock. Simultaneously with the consummation of the IPO, we consummated the private placement of 402,500 private units at a price of $10.00 per unit, generating total proceeds of $4,025,000. The private units were purchased by M SPAC LLC, M SPAC Holdings I LLC and M SPAC Holdings II LLC, entities controlled by Joshua Sason, our Chief Executive Officer. M I Acquisitions received gross proceeds of approximately $54,025,000 from the IPO and private placement.

The underwriters exercised the over-allotment option in part and, on October 14, 2016, the underwriters purchased 310,109 over-allotment option units, which were sold at an offering price of $10.00 per unit, generating gross proceeds of $3,101,090. On October 14, 2016, simultaneously with the sale of the over-allotment units, we consummated the private sale of an additional 18,607 private units to one of the Initial Stockholders, generating gross proceeds of $186,070.

After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to us from the IPO (including the over-allotment option units) and private placements on September 19, 2016 and October 14, 2016 were approximately $55,200,000, of which $54,694,127 was deposited into a trust account, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Through the Record Date, we have used approximately $500,000 of the net proceeds that were not deposited into the trust account to pay general and administrative expenses. The net proceeds deposited into the trust account and any additional amounts deposited in connection with extensions of the trust account remain on deposit in the trust account earning interest except those certain amounts withdrawn in order to pay tax obligations and to redeem shareholders in connection with our shareholder vote to extend the date of liquidation date. As of the Record Date, there was $51,829,390 held in the trust account.

M I Acquisitions’ units, shares of common stock and warrants are each quoted on the Nasdaq stock market under the symbols “MACQU,” “MACQ,” and “MACQW,” respectively. Each of M I Acquisitions’ units consists of one share of common stock and one warrant to purchase one share of common stock. M I Acquisitions’ units commenced trading on September 14, 2016 and M I Acquisitions’ shares of common stock and warrants commenced trading on November 14, 2016.

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Priority Holdings, LLC

2001 Westside Parkway, Suite 155

Alpharetta, GA 30004

Attn: Thomas C. Priore, Executive Chairman

Telephone: (800) 935-5961

Priority is a leading provider of merchant acquiring and commercial payment solutions, offering unique product capabilities to SMBs, enterprises and distribution partners in the United States. Priority was founded in 2005 with a mission to build a merchant inspired payments platform that would advance the goals of its SMB and enterprise clients and distribution partners. Since 2013, Priority has grown from the 38th largest U.S. merchant acquirer to become the 13th largest as of 2017, measured by Visa and MasterCard purchase volume according to The Nilson Report. Priority is currently the 6th largest non-bank merchant acquirer in the United States. In 2017, Priority processed over 439 million transactions and over $34 billion in bankcard payment volume for approximately 174,000 merchants. In the three months ended March 31, 2018, Priority processed over 110 million transactions and over $9 billion in bankcard payment volume across approximately the same number of merchants. Headquartered in Alpharetta, GA, Priority has approximately 480 employees and is led by an experienced group of payments executives.

The Business Combination and Purchase Agreement

Business Combination; Business Combination Consideration

Upon the closing of the transactions contemplated by the Purchase Agreement, M I Acquisitions will acquire 100% of the issued and outstanding equity securities of Priority, which will result in Priority becoming a wholly-owned subsidiary of M I Acquisitions.

The consideration to be paid by M I Acquisitions to Sellers in the business combination is a number of shares of M I Acquisitions’ common stock equal to Priority’s equity value (which the Purchase Agreement defines as of the signing date as the $947.8 million enterprise value of Priority, less the net debt of Priority, subject to certain adjustments as described in the Purchase Agreement) divided by $10.30. If Priority acquires or contracts to acquire any businesses prior to the closing of the Business Combination that increase Priority’s Earnout Adjusted EBITDA in aggregate by more than $9.0 million, Priority’s enterprise value will increase by multiplying the incremental increase in Earnout Adjusted EBITDA of such acquisition by 12.5, provided that estimated synergies related to any such acquisitions and proposed acquisitions included in the Earnout Adjusted EBITDA calculation of Priority shall be capped at 20% of the Earnout Adjusted EBITDA of the applicable acquisition with respect to the 12-month period immediately preceding the consummation of such acquisition. In order to be included in the above calculation, any agreements to acquire a business must be subject only to payment of cash and/or other consideration to the target and must close within 30 days following closing of the Business Combination. In addition, any cash that Priority spends to acquire any technology assets, up to $5.0 million, to purchase securities from the M I’s founders pursuant to the Founders Share Agreement or to extend the time we have to complete a business combination, will be included in the calculation of net debt as cash and cash equivalents (which would reduce the amount of net debt, effectively increasing the assumed equity value of Priority and increasing the number of shares that would be issued to the Sellers).

An additional 9.8 million shares of M I Acquisitions common stock may be issued as earn out consideration to the Sellers, or at their election, to members of Priority’s management or other service providers post-business combination pursuant to the Earnout Incentive Plan—4.9 million shares for the first earn-out and 4.9 million shares for the second earn-out. For the first earn-out, the Earnout Adjusted EBITDA of M I Acquisitions must be no less than $82.5 million for the year ending December 31, 2018 and the M I Acquisitions stock price must have traded in excess of $12.00 for any 20 trading days within any consecutive 30-day trading period at any time on or before December 31, 2019. For the second earn-out, the Earnout Adjusted EBITDA of M I Acquisitions must be no less than $91.5 million for the year ending December 31, 2019 and the M I Acquisitions stock price must have traded in excess of $14.00 for any 20 trading days within any consecutive 30-day trading period at any time between January 1, 2019 and December 31, 2020. In the event that the first earn-out targets are not met, the entire 9.8 million shares may be issued if the second earn-out targets are met. Furthermore, pursuant to the Founders Share Agreement, Priority agreed to purchase 421,107 of the units issued to the Founders in a private placement immediately prior to M I Acquisitions’ initial public offering, and 453,210 shares of common stock of M I Acquisitions issued to the Founders, for an aggregate purchase price of approximately $2.1 million. In addition, pursuant to the Founders Share Agreement, the Founders will forfeit 174,863 founder’s shares at the closing of the Business Combination, which shares may be reissued to the Founders if one of the earn outs described herein (and relating to the Purchase Agreement consideration) is achieved.

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After the Business Combination, assuming no redemptions of common stock for cash, M I Acquisitions’ current public stockholders (the “Public Stockholders”) will own approximately 7.4% of the post-Business Combination entity, M I Acquisitions’ current directors, officers and affiliates will own approximately 1.1% of the post-Business Combination entity, and the Sellers (including the holders receiving shares distributed by PIH) will own approximately 91.5% of the post-Business Combination entity. Assuming redemption by holders of 61.4% of 4.9 million shares of M I Acquisitions outstanding public common stock, M I Acquisitions’ Public Stockholders will own approximately 3.0% of the post-Business Combination entity, M I Acquisitions’ current directors, officers and affiliates will own approximately 1.1% of the post-Business Combination entity, and the Sellers (including the holders receiving shares distributed by PIH) will own approximately 95.9% of the post-Business Combination entity.

The consummation of the Business Combination is conditioned upon the majority of the shares of common stock voted by M I Acquisitions’ stockholders present and entitled to vote at the special meeting voting in favor of the Business Combination Proposal and the majority of the outstanding shares of common stock voting in favor of each of the Amendments Proposals. For more information about the closing conditions to the Business Combination, see the section entitled “The Purchase Agreement-Conditions to Closing” elsewhere in this proxy statement.

Management

Effective as of the closing date, the board of directors of M I Acquisitions will consist of five members, all of whom will be designated by Sellers by written notice to M I Acquisitions immediately prior to the closing. For a period of approximately two years following the closing, the post-closing entity will allow one representative designated by Magna Management, LLC, a company controlled by certain of our insiders (“Magna Management”), to attend and participate in all meetings and other activities of the board of directors as a non-voting observer.

Three directors will be deemed to be “independent directors” under Nasdaq rules and Rule 10A-3 under the Exchange Act, including Marc Manuel, our current Chief Financial Officer. Thomas Priore and John Priore, the Executive Chairman and the Chief Executive Officer, respectively, of the combined company after the consummation of the Business Combination, will also be directors. In addition, the Sellers expect to appoint two additional directors after the consummation of the Business Combination, subject to a vote by the board of directors to increase the number of board seats and to fill such newly-created positions. The Sellers have not yet selected who will serve in those two additional board seats, but do not expect that such persons will qualify as “independent directors” under Nasdaq rules. See “Directors, Executive Officers, Executive Compensation and Corporate Governance—Directors and Executive Officers after the Business Combination” elsewhere in this proxy statement.

The Purchase Agreement

On February 26, 2018, M I Acquisitions and the Sellers entered into the Purchase Agreement, pursuant to which M I Acquisitions will acquire all of the outstanding equity interests of Priority. The Purchase Agreement was amended and restated on March 26, 2018 and April 17, 2018. Upon the consummation of the Business Combination, Priority will become a wholly-owned subsidiary of M I Acquisitions, and the name of M I Acquisitions will be changed to Priority Technology Holdings, Inc.

The consideration for the transactions contemplated by the Purchase Agreement consists of shares of M I Acquisitions common stock, calculated as set forth above in “—The Business Combination and Purchase Agreement—Business Combination; Business Combination Consideration.”

The obligations of both parties to consummate the Purchase Agreement and the transactions contemplated thereby is conditioned on, among other things, (a) the absence of any order, stay, judgment or decree by any government agency or any litigation seeking to enjoin, modify, amend or prohibit the acquisition; (b) holders of a majority of the outstanding shares of common stock approving the Business Combination in accordance with M I Acquisition’s Amended and Restated Certificate of Incorporation; (c) there being no less than $20 million remaining in the trust account immediately after the closing of the acquisition, after taking into account all redemptions; and (d) all redemptions from the trust account being consummated in accordance with the Purchase Agreement and M I Acquisitions’ organizational documents.

The obligations of Priority to consummate the transactions contemplated by the Purchase Agreement, in addition to the conditions described above, are conditioned upon each of the following (none of which can be satisfied until the closing of the Business Combination), among other things:

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•	M I Acquisitions complying with all of its obligations required to be performed pursuant to the covenants in the Purchase Agreement;

•	the representations and warranties of M I Acquisitions being true on and as of the closing date of the acquisition; and

•	M I Acquisitions’ common stock remaining listed for trading on Nasdaq.

The obligations of M I Acquisitions to consummate the transactions contemplated by the Purchase Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following (none of which can be satisfied until the closing of the Business Combination), among other things:

•	Priority complying with all of its obligations required to be performed pursuant to the covenants in the Purchase Agreement; and

•	the representations and warranties of Priority being true on and as of the closing date of the Business Combination.

For more information about the closing conditions to the Business Combination, see the section entitled “The Purchase Agreement-Conditions to Closing” elsewhere in this proxy statement.

Other Agreements Relating to the Business Combination

Founders Share Agreement

Concurrently with the Purchase Agreement, the founding stockholders of M I Acquisitions (the “Founders”) and Priority entered into a purchase agreement (the “Founders Share Agreement”), a copy of which is attached hereto as Annex B, pursuant to which Priority agreed to purchase 421,107 of the units issued to the Founders in a private placement immediately prior to M I Acquisitions’ initial public offering, and 453,210 shares of common stock of M I Acquisitions issued to the Founders, for an aggregate purchase price of approximately $2.1 million. In addition, pursuant to the Founders Share Agreement, the Founders will forfeit 174,863 founder’s shares at the closing of the Business Combination, which shares may be reissued to the Founders if one of the earn outs described herein (and relating to the Purchase Agreement consideration) is achieved.

Letter Agreement

In addition, the Founders and Thomas C. Priore, the Executive Chairman of Priority, entered into a letter agreement (the “Letter Agreement”) pursuant to which the Founders granted Thomas Priore (i) the right to purchase at any time all or some of the Founders’ remaining shares of common stock of M I Acquisitions at the prevailing market price subject to certain conditions including a floor of $10.30 per share and (ii) a right of first refusal on any proposed transfer of shares by the Founders. A copy of the Letter Agreement is attached hereto as Annex C.

Registration Rights Agreement

In connection with the Business Combination, M I Acquisitions and the Priority stockholders will enter into a Registration Rights Agreement to provide for the registration of the common stock being issued to the Priority stockholders in connection with the Business Combination. The Priority stockholders will be entitled to “piggy-back” registration rights with respect to registration statements filed following the consummation of the Business Combination, as well as certain demand rights.

Recommendations of the Board of Directors and Reasons for the Business Combination

After careful consideration of the terms and conditions of the Purchase Agreement and the related agreements, the board of directors of M I Acquisitions has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of M I Acquisitions and its stockholders. The board of directors did not obtain a fairness opinion on which to base its assessment. However, in considering the Business Combination with Priority, our management team and board of directors determined that Priority met, in some fashion, all of the criteria for our target company screening:

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•       Intelligible business model with public market comparables

Priority is a leading provider of merchant acquiring and commercial payment solutions with proprietary technology and infrastructure, ranking as the 6th largest non-bank acquirer as per “The Nilson Report”. Because several of Priority’s peers such as Global Payments Inc. (NYSE: GPN) and Worldpay Inc. (NYSE: WP) have strong public markets followings and support from investors and investment banks, we believe that Priority’s business model will be easily understood by the investment community. Additionally, in 2016, FinTech Acquisition Corp., a $100.0 million special purpose acquisition corporation, completed its acquisition of CardConnect Corp., which was subsequently sold to First Data Corporation at a price per share of $15.00 per share. We believe that this set a strong precedent in the marketplace for electronic payments companies merging with special purpose acquisition companies and will provide further support from the investment community. Furthermore, as further described later in this section, the board believes that the transaction represents an attractive investment opportunity due to the Priority’s post-Business Combination valuation discount to similar publicly-listed comparable companies.

•       Proprietary and/or value-added products/services with sustainable competitive advantage

Priority’s solutions are delivered through its internally developed enterprise suites, which include: MX Connect, MX Merchant and CPX. MX Connect provides Priority’s consumer payments reselling partners with automated tools that support low friction merchant on-boarding, underwriting and risk management, client service, and commission processing through a single mobile-enabled, web-based interface. The result is a smooth merchant activation onto Priority’s flagship consumer payments offering, MX Merchant, which provides core processing and business solutions to SMB clients, including a flexible and customizable set of business applications that help better manage critical business functions and revenue performance. CPX, like the MX Product line, provides a complete solution suite designed to monetize all types of B2B payments by maximizing automation for buyers and suppliers. Using these value-added product suites and a customer-focused approach, Priority strives to maintain low attrition rates in comparison to competitors. Priority’s attrition is approximately 12%. According to Adil Consulting, competing acquirers in the SMB segment have attrition rates that average 23%. We believe this provides Priority with a sustainable competitive advantage to its peers.

•       Active in a positively-viewed industry that may be fragmented with high barriers to entry

According to The Nilson Report, the card and electronic consumer payment volume in the United States is projected to increase from $7.5 trillion in 2016 to $10.0 trillion by 2021, representing a 5.9% compound annual growth rate. According to The Nilson Report, purchase volume on credit, debit, electronic benefits transfer and prepaid cards in the United States was approximately $6 trillion in 2016 and is estimated to reach nearly $8.3 trillion by 2021, a CAGR of 6.7%. Priority believes that the larger B2B market is somewhat less penetrated with card and other electronic payments and is poised for continued growth in the future. This long-term trend towards electronic payments and the growth of SMBs provide strong opportunity for Priority to continue to grow through both organic business development and acquisition of select, market participants. Furthermore, the electronic consumer payment industry requires participants to maintain and continuously improve internal technology and infrastructure, keeping barriers to entry relatively high. Therefore, we believe that Priority has positioned itself well to protect against market competition and from losing customers to new companies in the industry.

•       Strong and experienced management team supported by a motivated controlling counterparty seeking to take advantage of improved liquidity and access to public markets

Priority’s leadership team has extensive expertise in the industry with over 150 years of combined financial technology, payment processing, or other corporate functional expertise. John Priore, Priority’s Chief Executive Officer, has over 26 years of experience including serving as an Executive Vice President of Financial Systems at Ingenico and a Divisional Vice President at First Data Corporation. Bruce Mattox, Priority’s Chief Financial Officer, has over 31 years of experience and is a former Vice President and Divisional Controller at Wachovia Bank of Georgia and is a former Controller and Director at First Data Merchant Services. We expect that all key Priority executives will continue with the combined company following the business combination. Thomas Priore, Priority’s Executive Chairman and its majority owner, has over 25 years of experience in corporate and financial management and over 17 years of experience building companies from start-ups to institutional caliber enterprises. In addition, the Priority equityholders will all receive equity consideration in the transaction. We believe that management and the existing Priority equityholders have aligned their future business strategy to include the benefits of continued access to public markets to support their ongoing development of the business.

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•       Meaningful business size of at least ~$100.00 million in enterprise value with established and predictable history of revenue and profitability

Following closing of the Business Combination, the expected pro forma enterprise value of the company will be approximately $1,003 million, which creates a company well above M I Acquisitions management’s targeted enterprise value minimum threshold of $100.0 million. Furthermore, since 2015, Priority has had consistent and growing annual revenue and Earnout Adjusted EBITDA. Annual revenue and annual Earnout Adjusted EBITDA have both increased for every fiscal year since 2015 and based upon current projections, is expected to continue to increase through 2019, with a 12% net revenue CAGR and a 19% Earnout Adjusted EBITDA CAGR over such period. We believe that Priority’s historic financial performance and projected future financial performance illustrate the strength of Priority as a partner for M I Acquisitions.

During several M I Acquisitions meetings of our executive team and in on-going consultation with the board of directors, a substantial amount of time was spent evaluating and reviewing the transaction consideration of $947.8 million to acquire 100% of the equity of Priority that had been negotiated by the management team with Priority equityholders. It was determined in consultation with our board and advisors that the best methodology for evaluating the consideration being paid to Priority would be to use the market comparable method, specifically looking at historical or projected EV/ Adjusted EBITDA multiples (enterprise value to Adjusted EBITDA) of what we viewed as similar publicly listed merchant acquirers or processors in comparison to Priority’s pro forma multiples pre-transaction. It was determined in January 2018, that similar public companies traded at approximately 14.7x Projected 2018 EV/Adjusted EBITDA multiple, representing a strong premium to the consideration being paid in the Priority transaction of 11.8x Priority's 2018 Projected EV/Earnout Adjusted EBITDA. Our executive team and the board consulted with Chardan Capital Markets about the consideration being paid to acquire Priority and about the strength of the company on an EV/Earnout Adjusted EBITDA valuation basis and Earnout Adjusted EBITDA growth basis in comparison to its peers on an EV/ Adjusted EBITDA valuation basis and Adjusted EBITDA growth basis, respectively. Priority projects a 38% Adjusted EBITDA growth rate for 2017 to 2018, in comparison to public company comparables who reflect a 13.0% Adjusted EBITDA growth rate over the same period.

For more information about M I Acquisitions’ decision making process, please see the section entitled “Proposal No. 1 – The Business Combination Proposal – The Board of Directors Reasons for the Approval of the Business Combination”.

M I Acquisitions’ board of directors recommends that M I Acquisitions stockholders vote:

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•	FOR the Business Combination Proposal;
•	FOR the Authorized Share Increase Proposal;
•	FOR the Board Declassification Proposal;
•	FOR the Voting Threshold Proposal;
•	FOR the Section 203 Proposal;
•	FOR the Additional Amendments Proposal;
•	FOR the 2018 Equity Incentive Plan Proposal;
•	FOR the Earnout Incentive Plan Proposal;
•	FOR the Nasdaq Proposal; and
•	FOR the Adjournment Proposal.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of M I Acquisitions’ board of directors in favor of adoption of the Business Combination Proposal and other proposals, you should keep in mind that M I Acquisitions’ directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

•

In the absence of stockholder approval for a further extension, if the proposed Business Combination is not completed by September 17, 2018, M I Acquisitions will be forced to liquidate. In such event, the 1,327,527 shares of M I Acquisitions common stock held by M I Acquisitions officers, directors and affiliates, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless, as will the 421,107 private units that were acquired simultaneously in connection with the IPO for an aggregate purchase price of $4,211,070. Such shares of common stock and units had an aggregate market value of approximately $18,996,529 based on the closing price of M I Acquisitions’ common stock of $10.50 and M I Acquisitions’ warrants $1.51, on the Nasdaq Capital Market as of the Record Date;

•	Unless M I Acquisitions consummates the Business Combination, its officers, directors and Initial Stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them. As of the Record Date, M I Acquisitions’ officers, directors and Initial Stockholders were entitled to approximately $8,353.52 in reimbursable expenses. As a result, the financial interest of M I Acquisitions’ officers, directors and Initial Stockholders or their affiliates could influence its officers’ and directors’ motivation in selecting Priority as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the stockholders’ best interest;

•	If M I Acquisitions liquidates prior to the consummation of a business combination, our insiders have contractually agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target business or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Therefore, our directors and officers have a financial interest in consummating the Business Combination, thereby resulting in a conflict of interest; and

•	In addition, the exercise of M I Acquisitions’ directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the best interests of M I Acquisitions stockholders.

Quorum and Required Vote for Proposals for the Special Meeting

As of the Record Date, there were 6,681,512 shares of M I Acquisitions common stock issued and outstanding. Only M I Acquisitions stockholders who hold shares of common stock of record as of the close of business on the Record Date are entitled to vote at the special meeting of stockholders or any adjournment of the special meeting. Approval of each of the Amendments Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of M I Acquisitions. Approval of each of the other proposals requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting. Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” any proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum. A broker non-vote will have no effect on any of the proposals.

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Please note that the Business Combination will not be completed unless the Business Combination Proposal and each of the Amendments Proposals are approved by stockholders at the special meeting.

As of the Record Date, M I Acquisitions’ Initial Stockholders, either directly or beneficially, owned and were entitled to vote 1,748,634 shares of common stock, or approximately 26.2% of M I Acquisitions’ outstanding shares of common stock. M I Acquisitions’ Initial Stockholders have agreed to vote their respective shares of common stock acquired by them in favor of the Business Combination Proposal, the Earnout Incentive Plan Proposal and the Amendments Proposals. They have indicated that they intend to vote their shares, as applicable, “FOR” the Adjournment Proposal and the other proposals, although there is no agreement in place with respect to these proposals.

Appraisal Rights

Holders of M I Acquisitions common stock are not entitled to appraisal rights under the DGCL.

Emerging Growth Company

M I Acquisitions is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (or JOBS Act). It is anticipated that after the consummation of the Business Combination, M I Acquisitions will continue to be an “emerging growth company.” As an emerging growth company, M I Acquisitions will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. M I Acquisitions has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, M I Acquisitions, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of M I Acquisitions’ financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

M I Acquisitions could remain an emerging growth company until the last day of its fiscal year following September 19, 2021 (the fifth anniversary of the consummation of its initial public offering). However, if M I Acquisitions’ non-convertible debt issued within a three-year period or its total revenues exceed $1.07 billion or the market value of its shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, M I Acquisitions would cease to be an emerging growth company as of the following fiscal year.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, M I Acquisitions will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Priority issuing stock for the net assets of M I Acquisitions, accompanied by a recapitalization. The net assets of M I Acquisitions will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Priority.

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Priority has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	The Priority stockholder group will have the greatest voting interest in the combined entity under the no and maximum redemption scenarios with over 91.5% and 95.9% voting interest, respectively;

•	The largest individual minority stockholder comes from Priority;

•	The combined company’s board of directors will initially consist of five directors, all of which will be selected by Priority;

•	Priority will hold C-suite management roles for the combined company.

Other factors were considered, including size of the entities and the location of the combined company’s headquarters, noting that the preponderance of evidence as described above is indicative that Priority is the accounting acquirer in the Business Combination.

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Purchase Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976.

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summary HISTORICAL FINANCIAL INFORMATION OF PRIORITy

The following table shows summary historical financial information of Priority for the periods and as of the dates indicated. The data below as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016, and 2015 has been derived from Priority’s audited historical consolidated financial statements and the data as of March 31, 2018 and for the three-month periods ended March 31, 2018 and 2017 were derived from the unaudited financial statements as of March 31, 2018 and for the three months ended March 31, 2018 and 2017 included elsewhere in this proxy statement. The data below as of December 31, 2015 has been derived from Priority’s audited historical consolidated financial statements not included in this proxy statement. The information presented below should be read in conjunction with “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Priority” and the financial statements and the notes related thereto, included elsewhere in this proxy statement.

	Three Months Ended March 31,		Year Ended December 31,
	2018	2017	2017	2016	2015
Statement of Operations Data:	(in thousands)
Total revenue	$115,596	$93,092	$425,619	$344,114	$286,244
Total operating expenses	(107,718)	(86,528)	(390,370)	(318,274)	(271,685)
Income from operations	7,878	6,564	35,249	25,840	14,559
Total other expenses	(11,055)	(7,785)	(30,655)	(5,654)	(5,292)
Net (loss) income	(3,177)	(1,221)	4,594	20,186	9,267
(Loss) earnings per unit - basic and diluted	$(0.72)	$(0.23)	$0.85	$2.01	$0.92
Weighted average units outstanding - basic and diluted	4,445	5,289	5,098	10,000	10,000

	As of March 31,	As of December 31,
	2018	2017	2016	2015
Balance Sheet Data:	(in thousands)
Total assets	$255,925	$266,707	$256,050	$265,707
Total liabilities	417,996	356,862	140,043	162,182
Total members' (deficit) equity	(162,071)	(90,155)	116,007	103,525

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SUMMARY HISTORICAL FINANCIAL INFORMATION OF M I ACQUISITIONS

The following table shows summary historical financial information of M I Acquisitions for the periods and as of the dates indicated. The summary historical financial information of M I Acquisitions as of December 31, 2017 and 2016, for the years ended December 31, 2017 and 2016, and for the period from April 23, 2015 (Inception) through December 31, 2015 was derived from the audited historical financial statements of M I Acquisitions and the summary financial information as of March 31, 2018 and for the three-month periods ended March 31, 2018 and 2017 were derived from the unaudited financial statements as of March 31, 2018 and for the three months ended March 31, 2018 and 2017 included elsewhere in this proxy statement. The data below as of December 31, 2015 and for the period from April 23, 2015 (inception) through December 31, 2015 has been derived from M I Acquisitions' audited historical financial statements not included in this proxy statement. The following table should be read in conjunction with “M I Acquisitions Management’s Discussion and Analysis of Financial Condition and Results of Operations of M I Acquisitions” and the historical financial statements and the notes and schedules related thereto, included elsewhere in this proxy statement.

	Three Months Ended March 31,		Year Ended December 31,		Period from April 23, 2015 (Inception) through
	2018	2017	2017	2016	December 31, 2015
Statement of Operations Data:
Total expenses	$321,228	$245,466	$951,721	$173,196	$10,226
Operating loss	(321,228)	(245,466)	(951,721)	(173,196)	(10,226)
Other income:
Interest income	174,478	56,621	399,166	37,701	-
Extinguishment of debt	-	-	-	27,500	-
Settlement income	-	-	427,701	-	-
Net loss	$(146,750)	$(188,845)	$(124,854)	$(107,995)	$(10,226)
Net loss per shares of common stock - basic and diluted	$(0.13)	$(0.09)	$(0.19)	$(0.06)	$(0.01)
Weighted average shares of common stock outstanding - basic and diluted	2,352,922	2,310,710	2,330,884	1,664,794	1,250,000

	As of March 31,	As of December 31,
	2018	2017	2016	2015
Balance Sheet Data:
Total assets	$55,464,473	$55,264,031	$55,150,604	$183,957
Total liabilities	1,797,622	1,450,430	1,212,149	169,183
Common stock subject to possible conversion	48,666,845	48,813,595	48,938,449	-
Total stockholders' equity	5,000,006	5,000,006	5,000,006	14,774

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SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial data (the "summary pro forma data") gives effect to the transaction contemplated by the Business Combination and the other transaction described in the section entitled "Unaudited Pro Forma Condensed Combined Financial Information". The Business Combination will be accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, M I Acquisitions will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Priority issuing stock for the net assets of M I Acquisitions, accompanied by a recapitalization. The net assets of M I Acquisitions will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Priority. The summary unaudited pro forma condensed combined balance sheet data as of March 31, 2018 gives effect to the Business Combination as if it had occurred on March 31, 2018. The summary unaudited pro forma condensed combined statement of operations data for the three months ended March 31, 2018 and year ended December 31, 2017 gives effect to the Business Combination as if it had occurred on January 1, 2017.

The summary pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of the combined company appearing elsewhere in this proxy statement and the accompanying notes to the pro forma financial statements. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements and related notes of M I Acquisitions and Priority for the applicable periods included in this proxy statement. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial information has been prepared assuming four alternative levels of redemption into cash of M I Acquisitions’ common stock:

•	Assuming No Redemption – GS Warrant Exercised: This presentation assumes that no current M I Acquisitions’ public stockholders exercise redemption rights with respect to their shares for a pro rata portion of the fund in M I Acquisitions’ trust account and the GS Warrant issued by Priority was exercised or is otherwise no longer outstanding at the Closing.

•	Assuming Maximum Redemption – GS Warrant Exercised: This presentation assumes that stockholders holding 3.4 million of M I Acquisitions’ public shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10.43 per share) of the funds in its trust account and the GS Warrant issued by Priority was exercised or is otherwise no longer outstanding at the Closing. Per the M I Acquisitions IPO registration statement, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the shares of common stock sold in the IPO. To the knowledge of M I Acquisitions, there were no M I Acquisitions public shareholders holding 20% or more of the shares of common stock sold in the IPO as of the March 31, 2018. Under the Purchase Agreement, the consummation of the Business Combination is conditioned upon, among other things, the amount of Available Cash (defined as the amount of the funds contained in the trust account as of immediately prior to the Closing without giving effect to the redemptions minus the amounts required to consummate any redemptions) not being less than the minimum cash amount of $20 million. Furthermore, the Company will only proceed with the Business Combination if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination. This scenario gives effect to M I Acquisitions public share redemptions of approximately 3.4 million shares for aggregate redemption payments of $35.4 million. Aggregate redemption payments of $35.4 million calculated as $55.4 million in the trust account per the pro forma condensed combined balance sheet less $20.0 million required available cash from the trust account. Public redemption shares of approximately 3.4 million shares calculated as $35.4 million redemption payments divided by estimated per share redemption value of $10.43 ($55,383,870 in trust account per the pro forma condensed combined balance sheet divided by 5,310,109 M I Acquisitions public shares).

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•	Assuming No Redemption – GS Warrant Outstanding: This presentation assumes that no current M I Acquisitions’ public stockholders exercise redemption rights with respect to their shares for a pro rata portion of the fund in M I Acquisitions’ trust account and the GS Warrant issued by Priority was not exercised and remains outstanding at the Closing.

•	Assuming Maximum Redemption – GS Warrant Outstanding: This presentation assumes that stockholders holding 3.4 million of M I Acquisitions’ public shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10.43 per share) of the funds in its trust account and the GS Warrant issued by Priority was not exercised and remains outstanding at the Closing. Per the M I Acquisitions IPO registration statement, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the shares of common stock sold in the IPO. To the knowledge of M I Acquisitions, there were no M I Acquisitions public shareholders holding 20% or more of the shares of common stock sold in the IPO as of March 31, 2018. Under the Purchase Agreement, the consummation of the Business Combination is conditioned upon, among other things, the amount of Available Cash (defined as the amount of the funds contained in the trust account as of immediately prior to the Closing without giving effect to the redemptions minus the amounts required to consummate any redemptions) not being less than the minimum cash amount of $20 million. Furthermore, the Company will only proceed with the Business Combination if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination. This scenario gives effect to M I Acquisitions public share redemptions of approximately 3.4 million shares for aggregate redemption payments of $35.4 million. Aggregate redemption payments of $35.4 million calculated as $55.4 million in trust account per the pro forma condensed combined balance sheet less $20.0 million required available cash from the trust account. Public redemption shares of approximately 3.4 million shares calculated as $35.4 million redemption payments divided by estimated per share redemption value of $10.43 ($55,383,870 in trust account per the pro forma condensed combined balance sheet divided by 5,310,109 M I Acquisitions public shares).

	Scenario 1: GS Warrant Outstanding		Scenario 2: GS Warrant Exercised
		Pro Forma		Pro Forma
	Pro Forma	Combined	Pro Forma	Combined
	Combined	(Assuming	Combined	(Assuming
	(Assuming	Maximum	(Assuming	Maximum
	No Redemptions)	Redemptions)	No Redemptions)	Redemptions)
(in thousands, except share and per share data)
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data
Three Months Ended March 31, 2018
Revenues	$115,596	$115,596	$115,596	$115,596
Net loss per share - basic	$(0.04)	$(0.05)	$(0.04)	$(0.04)
Weighted-average shares outstanding - basic	65,514,157	62,121,613	66,747,225	63,354,681
Net loss per share - diluted	$(0.04)	$(0.04)	$(0.04)	$(0.04)
Weighted-average shares outstanding - diluted	66,747,225	63,354,681	66,747,225	63,354,681

Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data
Year Ended December 31, 2017
Revenues	$425,619	$425,619	$425,619	$425,619
Net earnings per share - basic	$0.04	$0.04	$0.04	$0.04
Weighted-average shares outstanding - basic	65,514,157	62,132,126	66,747,225	63,365,194
Net earnings per share - diluted	$0.04	$0.04	$0.04	$0.04
Weighted-average shares outstanding - diluted	66,747,225	63,365,194	66,747,225	63,365,194

Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data as of March 31, 2018
Total assets	$295,809	$260,425	$295,809	$260,425
Total liabilities	$417,905	$417,905	$417,905	$417,905
Total deficit	$(122,096)	$(157,480)	$(122,096)	$(157,480)

Subsequent to the period ending March 31, 2018, M I Acquisitions redeemed 377,231 outstanding public shares at a price per share of $10.507 (or approximately $3,963,539 in aggregate) in connection with the stockholder vote to extend the liquidation date to September 17, 2018, resulting in a reduction of M I’s trust account by approximately $3,963,539.

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PRICE RANGE OF SECURITIES AND DIVIDENDS

M I Acquisitions’ units, shares of common stock and warrants are each quoted on the Nasdaq stock market under the symbols “MACQU,” “MACQ,” and “MACQW,” respectively. Each of M I Acquisitions’ units consists of one share of common stock and one warrant to purchase one share of common stock. M I Acquisitions’ units commenced trading on September 14, 2016 and M I Acquisitions’ shares of common stock and warrants commenced trading on December 6, 2016.

The table below sets forth the high and low sale prices of M I Acquisitions’ common stock, warrants, and units as reported on the Nasdaq Stock Market for the period from December 6, 2016 (the date on which our common stock and warrants were first quoted on the Nasdaq Stock Market) through May 15, 2018 and for the period from September 14, 2016 (the date on which our units were first quoted on the Nasdaq Stock Market) through May 15, 2018.

	Units		Common Stock		Warrants
Quarter ended:	High	Low	High	Low	High	Low
June 30, 2018 (through the Record Date)	$13.26	$10.72	$10.75	$10.04	$1.74	$0.72
March 31, 2018	$12.95	$10.61	$11.41	$8.34	$0.95	$0.31
December 31, 2017	$10.65	$10.33	$10.30	$10.11	$0.48	$0.30
September 30, 2017	$10.49	$10.21	$10.20	$10.01	$0.35	$0.30
June 30, 2017	$10.50	$10.17	$10.24	$10.01	$0.35	$0.28
March 31, 2017	$10.32	$10.15	$10.25	$9.93	$0.48	$0.20
December 31, 2016*	$10.21	$9.97	$10.04	$10.00	$0.29	$0.17
September 30, 2016**	$10.05	$10.00	-	-	-	-

*	Reflects period from December 6, 2016 (the date on which our common stock and warrants were first quoted on the Nasdaq Stock Market) through December 31, 2016

**	Reflects period from September 14, 2016 (the date on which our units were first quoted on the Nasdaq Stock Market) through December 31, 2016

M I Acquisitions has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination or another business combination. The payment of cash dividends following the Business Combination will be dependent upon the combined company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends subsequent to the Business Combination will be within the discretion of its then board of directors.

Priority’s securities are not publicly traded.

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RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in this proxy statement, before making a decision with respect to the Business Combination and the proposals to be voted on at the special meeting.

Risk Factors Related to Priority’s Business

The following risk factors apply to the business and operations of Priority and will also apply to the business and operations of the combined company following the completion of the Business Combination. As used in this section the term “Priority” refers to Priority and the combined company, as applicable. Any of the risk factors described below could significantly and adversely affect Priority’s and/or the combined company’s business, prospects, sales, revenues, gross profit, cash flows, financial condition, and results of operations.

The payment processing industry is highly competitive and such competition is likely to increase, which may adversely influence the prices Priority can charge to merchants for its services and the compensation Priority must pay to its distribution partners, and as a result, Priority’s profit margins.

The payment processing industry is highly competitive. Priority primarily compete in the small and medium business (“SMB”) merchant industry. Competition has increased recently as other providers of payment processing services have established a sizable market share in the SMB merchant acquiring industry. Priority’s primary competitors for SMB merchants in these markets include financial institutions and their affiliates and well-established payment processing companies that target SMB merchants directly and through third parties, including Bank of America Merchant Services, Chase Merchant Services, Elavon, Inc. (a subsidiary of U.S. Bancorp), Wells Fargo Merchant Services, First Data Corporation, Worldpay, Inc., Global Payments, Inc., TSYS and Square. Priority also competes with many of these same entities for the assistance of distribution partners. For example, many of Priority’s distribution partners are not exclusive to us but also have relationships with Priority’s competitors, such that Priority has to continually expend resources to maintain those relationships. Priority’s growth will depend on the continued growth of payments with credit, debit and prepaid cards (“Electronic Payments”), particularly Electronic Payments to SMB merchants, and Priority’s ability to increase its market share through successful competitive efforts to gain new merchants and distribution partners.

In addition, many financial institutions, subsidiaries of financial institutions or well-established payment-enabled technology providers with which we compete, have substantially greater capital, technological, management and marketing resources than Priority has. These factors may allow Priority’s competitors to offer better pricing terms to merchants and more attractive compensation to distribution partners, which could result in a loss of Priority’s potential or current merchants and distribution partners. Competing with financial institutions is also challenging because, unlike Priority, they often bundle processing services with other banking products and services. This competition may effectively limit the prices Priority can charge its merchants, cause Priority to increase the compensation it pays to its distribution partners and require Priority to control costs aggressively in order to maintain acceptable profit margins. Priority’s current and future competitors may also develop or offer services that have price or other advantages over the services Priority provides.

Priority is also facing new, well capitalized, competition from emerging technology and non-traditional payment processing companies as well as traditional companies offering alternative electronic payments services and payment enabled software solutions. If these new entrants gain a greater share of total electronic payments transactions, they could impact Priority’s ability to retain and grow its relationships with merchants and distribution partners. Acquirers may be susceptible to the adoption by the broader merchant community of payment enabled software versus terminal based payments.

To acquire and retain a segment of Priority’s merchants, Priority depends in part on distribution partners that may not serve it exclusively and are subject to attrition.

Priority relies in significant part on the efforts of independent sales organizations (“ISOs”), independent software vendors (“ISVs”) and referral partners to market its services to merchants seeking to establish a merchant acquiring relationship. These distribution partners seek to introduce Priority, as well as its competitors, to newly established and existing SMB merchants, including retailers, restaurants and other businesses. Generally, its agreements with distribution partners (with the exception of a portion of our integrated technology partners and bank referral partners) are not exclusive, and distribution partners retain the right to refer merchants to other merchant acquirers. Gaining and maintaining loyalty or exclusivity can require financial concessions to maintain current distribution partners and merchants or to attract potential distribution partners and merchants from Priority’s competitors. Priority has been required, and expect to be required in the future, to make concessions when renewing contracts with its distribution partners and such concessions can have a material impact on Priority’s financial condition or operating performance. If these distribution partners switch to another merchant acquirer, cease operations or become insolvent, Priority will no longer receive new merchant referrals from them, and it risks losing existing merchants that were originally enrolled by them. Additionally, Priority’s distribution partners are subject to the requirements imposed by its bank sponsors, which may result in fines to them for non-compliance and may, in some cases, result in these entities ceasing to refer merchants to Priority. Priority cannot accurately predict the level of attrition of its distribution partners or merchants in the future, particularly those merchants it acquired as customers in the portfolio acquisitions it has completed in the past five years, which makes it difficult for it to forecast growth. If Priority is unable to establish relationships with new distribution partners or merchants, or otherwise increase its transaction processing volume in order to counter the effect of this attrition, its revenues will decline.

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Unauthorized disclosure of merchant or cardholder data, whether through breach of our computer systems, computer viruses, or otherwise, could expose Priority to liability, protracted and costly litigation and damage its reputation.

Priority is responsible for data security for itself and for third parties with whom it partners, including by contract and under the rules and regulations established by the payment networks, such as Visa, MasterCard, Discover and American Express, as well as debit card networks. These third parties include merchants, Priority’s distribution partners and other third-party service providers and agents. Priority and other third parties collect, process, store and/or transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers and expiration dates, driver’s license numbers and bank account numbers. Priority has ultimate liability to the payment networks and its bank sponsors that register it with Visa or MasterCard for its failure or the failure of third parties with whom Priority contracts to protect this data in accordance with payment network requirements. The loss, destruction or unauthorized modification of merchant or cardholder data by Priority or its contracted third parties could result in significant fines, sanctions and proceedings or actions against Priority by the payment networks, governmental bodies, consumers or others.

Information security risks for Priority and its competitors have substantially increased in recent years in part due to the proliferation of new technologies and the increased sophistication, resources and activities of hackers, terrorists, activists, organized crime, and other external parties, including hostile nation-state actors. Examples of such information security risks are the recent Spectre and Meltdown threats which, rather than acting as viruses, were design flaws in many CPUs that allowed programs to steal data stored in the memory of other running programs and required patch software to correct. The techniques used by these bad actors to obtain unauthorized access, disable or degrade service, sabotage systems or utilize payment systems in an effort to perpetrate financial fraud change frequently and are often difficult to detect. Furthermore, threats may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. For example, certain of Priority’s employees have access to sensitive data that could be used to commit identity theft or fraud. Concerns about security increase when Priority transmits information electronically because such transmissions can be subject to attack, interception or loss. Also, computer viruses can be distributed and spread rapidly over the internet and could infiltrate Priority’s systems or those of its contracted third parties. Denial of service or other attacks could be launched against Priority for a variety of purposes, including interfering with its services or to create a diversion for other malicious activities. These types of actions and attacks and others could disrupt Priority’s delivery of services or make them unavailable. Any such actions or attacks against Priority or its contracted third parties could hurt its reputation, force it to incur significant expenses in remediating the resulting impacts, expose it to uninsured liability, result in the loss of its bank sponsors or its ability to participate in the payment networks, subject it to lawsuits, fines or sanctions, distract its management or increase its costs of doing business. For example, Priority is presently evaluating whether the recent Spectre and Meltdown threats may require it to replace substantial portions of its current technology hardware and infrastructure in order to mitigate the risk associated with those threats. If it is required to replace a substantial portion of our current technology hardware and infrastructure, either as a result of the Spectre and Meltdown threats or similar future threats, it would likely incur substantial capital expenditures, which may materially and adversely affect its free cash flow and results of operations as a result.

Priority and its contracted third parties could be subject to breaches of security by hackers. Its encryption of data and other protective measures may not prevent unauthorized access to or use of sensitive data. A breach of a system may subject Priority to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm Priority’s reputation and deter merchants from using electronic payments generally and its services specifically, thus reducing its revenue. In addition, any such misuse or breach could cause Priority to incur costs to correct the breaches or failures, expose it to uninsured liability, increase its risk of regulatory scrutiny, subject it to lawsuits, and result in the imposition of material penalties and fines under state and federal laws or by the payment networks. While Priority maintains insurance coverage that may, subject to policy terms and conditions, cover certain aspects of cyber risks, its insurance coverage may be insufficient to cover all losses. In addition, a significant cybersecurity breach of Priority’s systems or communications could result in payment networks prohibiting it from processing transactions on their networks or the loss of its bank sponsors that facilitate its participation in the payment networks, either of which could materially impede its ability to conduct business.

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The confidentiality of the sensitive business information and personal consumer information that resides on Priority’s systems and its associated third parties’ systems is critical to its business. While Priority maintains controls and procedures to protect the sensitive data it collects, it cannot be certain that these measures will be successful or sufficient to counter all current and emerging technology threats that are designed to breach these systems in order to gain access to confidential information. For example, although Priority generally requires that our agreements with distribution partners or its service providers which may have access to merchant or cardholder data include confidentiality obligations that restrict these parties from using or disclosing any merchant or cardholder data except as necessary to perform their services under the applicable agreements, Priority cannot guarantee that these contractual measures will prevent the unauthorized use, modification, destruction or disclosure of data or allow it to seek reimbursement from the contracted party. In addition, many of Priority’s merchants are small and medium businesses that may have limited competency regarding data security and handling requirements and may thus experience data breaches. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, and Priority incurring significant losses.

In addition, Priority’s agreements with its bank sponsors and its third-party payment processors (as well as payment network requirements) require Priority to take certain protective measures to ensure the confidentiality of merchant and consumer data. Any failure to adequately comply with these protective measures could result in fees, penalties, litigation or termination of Priority’s bank sponsor agreements.

Any significant unauthorized disclosure of sensitive data entrusted to Priority would cause significant damage to its reputation and impair its ability to attract new integrated technology and referral partners, and may cause parties with whom Priority already has such agreements to terminate them.

As a result of information security risks, Priority must continuously develop and enhance its controls, processes, and practices designed to protect its computer systems, software, data and networks from attack, damage, or unauthorized access. This continuous development and enhancement will require Priority to expend additional resources, including to investigate and remediate significant information security vulnerabilities detected. Despite its investments in security measures, Priority is unable to assure that any security measures will not be subject to system or human error.

Priority may experience breakdowns in our processing systems that could damage client relations and expose it to liability.

Priority’s core business depends heavily on the reliability of its processing systems. A system outage could have a material adverse effect on its business, financial condition, and results of operations. Not only would Priority suffer damage to its reputation in the event of a system outage, but it may also be liable to third parties. Many of Priority’s contractual agreements with clients require it to pay penalties if its systems do not meet certain operating standards. To successfully operate its business, Priority must be able to protect its processing and other systems from interruption, including from events that may be beyond its control. Events that could cause system interruptions include, but are not limited to, fire, natural disaster, unauthorized entry, power loss, telecommunications failure, computer viruses, terrorist acts, cyber-attacks, and war. Although Priority has taken steps to protect against data loss and system failures, there is still risk that it may lose critical data or experience system failures. To help protect against these events, Priority performs the vast majority of disaster recovery operations itself, but it also utilizes select third parties for certain operations. To the extent Priority outsources its disaster recovery, Priority is at risk of the vendor’s unresponsiveness or other failures in the event of breakdowns in its systems. In addition, Priority’s property and business interruption insurance may not be adequate to compensate it for all losses or failures that may occur.

Governmental regulations designed to protect or limit access to or use of consumer information could adversely affect Priority’s ability to effectively provide its services to merchants.

Governmental bodies in the United States have adopted, or are considering the adoption of, laws and regulations restricting the use, collection, storage, and transfer of, and requiring safeguarding of, non-public personal information. Priority’s operations are subject to certain provisions of these laws. Relevant federal privacy laws include the Gramm-Leach-Bliley Act of 1999, which applies directly to a broad range of financial institutions and indirectly, or in some instances directly, to companies that provide services to financial institutions. These laws and regulations restrict the collection, processing, storage, use and disclosure of personal information, require notice to individuals of privacy practices and provide individuals with certain rights to prevent the use and disclosure of protected information. These laws also impose requirements for safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines.

The Federal Trade Commission’s information safeguarding rules under the Gramm-Leach-Bliley Act require Priority to develop, implement and maintain a written, comprehensive information security program containing safeguards that are appropriate for its size and complexity, the nature and scope of its activities and the sensitivity of any customer information at issue. Priority’s financial institution clients are subject to similar requirements under the guidelines issued by the federal banking regulators. As part of their compliance with these requirements, each of Priority’s financial institution clients is expected to have a program in place for responding to unauthorized access to, or use of, customer information that could result in substantial harm or inconvenience to customers and they are also responsible for Priority’s compliance efforts as a major service provider.  In addition, regulators are proposing new laws or regulations which could require Priority to adopt certain cybersecurity and data handling practices. In many jurisdictions consumers must be notified in the event of a data breach, and such notification requirements continue to increase in scope and cost.  The changing privacy laws in the United States create new individual privacy rights and impose increased obligations on companies handling personal data.

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In addition, there are state laws restricting the ability to collect and utilize certain types of information such as Social Security and driver’s license numbers. Certain state laws impose similar privacy obligations as well as obligations to provide notification of security breaches of computer databases that contain personal information to affected individuals, state officers and consumer reporting agencies and businesses and governmental agencies that own data.

In connection with providing services to its merchants, Priority is required by regulations and contracts with its merchants and with its financial institution referral partners to provide assurances regarding the confidentiality and security of non-public consumer information. These contracts require periodic audits by independent companies regarding Priority’s compliance with industry standards and also allow for similar audits regarding best practices established by regulatory guidelines. The compliance standards relate to Priority’s infrastructure, components and operational procedures designed to safeguard the confidentiality and security of non-public consumer personal information shared by its merchants with it. Priority’s ability to maintain compliance with these standards and satisfy these audits will affect its ability to attract, grow and maintain business in the future. If Priority fails to comply with the laws and regulations relating to the protection of data privacy, Priority could be exposed to suits for breach of contract or to governmental proceedings. In addition, Priority’s relationships and reputation could be harmed, which could inhibit its ability to retain existing merchants and distribution partners and obtain new merchants and distribution partners.

If more restrictive privacy laws or rules are adopted by authorities in the future, Priority’s compliance costs may increase and its ability to perform due diligence on, and monitor the risk of, its current and potential merchants may decrease, which could create liability for it. Additionally, Priority’s opportunities for growth may be curtailed by its compliance capabilities or reputational harm, and its potential liability for security breaches may increase.

Potential distribution partners and merchants may be reluctant to switch to a new merchant acquirer, which may adversely affect Priority’s growth.

Many potential distribution partners and merchants worry about potential disadvantages associated with switching merchant acquirers, such as a loss of accustomed functionality, increased costs and business disruption. For Priority’s distribution partners, switching to it from another merchant acquirer or integrating with it may be perceived by them as a significant undertaking. As a result, many distribution partners and merchants often resist change. There can be no assurance that Priority’s strategies for overcoming potential reluctance to change vendors or initiate a relationship with Priority will be successful, and this resistance may adversely affect its growth and performance results.

Because Priority relies on third-party vendors to provide products and services, it could be adversely impacted if it fails to fulfill their obligations.

Priority’s business is dependent on third-party vendors to provide it with certain products and services. For example, Priority utilizes First Data and TSYS to provide authorization and settlement services. Priority's current amended and restated processing agreement with First Data was entered into in December 2014 and will remain in effect through December 2019 and automatically renews for successive one year terms thereafter unless either party provides written notice of non-renewal to the other party. Priority's current processing agreement with TSYS was entered into in November 2014 and will remain in effect through December 2019 and automatically renews for successive one year terms thereafter unless either party provides written notice of non-renewal to the other party. In this regard, Priority has provided TSYS with a notice of its intent to terminate the agreement effective as of April 3, 2019, in connection with its intent to negotiate and enter into a new agreement with TSYS. There can be no assurance, however, that Priority will be successful in negotiating or entering into such a subsequent agreement with TSYS, and in the event it is unable to do so, Priority may determine to shift all or a portion of its current TSYS processing work to other providers.

The failure of these vendors, such as First Data and TSYS, to perform their obligations in a timely manner could adversely affect Priority’s operations and profitability. In addition, if Priority is unable to renew its existing contracts with its most significant vendors, such as First Data and TSYS, it might not be able to replace the related product or service at the same cost, which would negatively impact its profitability. Specifically, while Priority believes it would be able to locate alternative vendors to provide substantially similar services at comparable rates, or otherwise replicate such services internally, it is not assured that a change will not be disruptive to Priority's business, which could potentially lead to a material adverse impact on its revenue and profitability until resolved.

Changes in card association and debit network fees or products could increase costs or otherwise limit Priority’s operations.

From time to time, card associations and debit networks increase the organization and/or processing fees (known as interchange fees) that they charge. It is possible that competitive pressures will result in Priority absorbing a portion of such increases in the future, which would increase its operating costs, reduce its profit margin, and adversely affect its business, operating results, and financial condition. In addition, the various card associations and networks prescribe certain capital requirements. Any increase in the capital level required would further limit Priority’s use of capital for other purposes.

Priority is subject to extensive government regulation, and any new laws and regulations, industry standards or revisions made to existing laws, regulations or industry standards affecting the electronic payments industry may have an unfavorable impact on its business, financial condition and results of operations.

Priority is subject to numerous regulations that affect electronic payments including, U.S. financial services regulations, consumer protection laws, escheat regulations, and privacy and information security regulations. Regulation and proposed regulation of its industry has increased significantly in recent years. Changes to statutes, regulations or industry standards, including interpretation and implementation of statutes, regulations or standards, could increase its cost of doing business or affect the competitive balance. For example, the Trump Administration has called for changes in existing regulatory requirements, including those applicable to financial services.

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Priority cannot predict the impact, if any, of such changes on its business. It is likely that some policies adopted by the new administration will benefit Priority, while others will negatively affect it. Until Priority knows what changes are adopted, it will not know whether in total it benefits from, or is negatively affected by, the changes. Failure to comply with regulations may have an adverse effect on Priority’s business, including the limitation, suspension or termination of services provided to, or by, third parties, and the imposition of penalties or fines.

Interchange fees, which are typically paid by the payment processor to the issuer in connection with electronic payments, are subject to increasingly intense legal, regulatory, and legislative scrutiny. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), significantly changed the United States financial regulatory system, including by regulating and limiting debit card fees charged by certain issuers, allowing merchants to set minimum dollar amounts for the acceptance of credit cards and allowing merchants to offer discounts or other incentives for different payment methods.

Rules implementing the Dodd-Frank Act also contain certain prohibitions on payment network exclusivity and merchant routing restrictions. These restrictions could limit the number of debit transactions, and prices charged per transaction, which would negatively affect Priority’s business. The Dodd-Frank Act also created the Consumer Financial Protection Bureau (the “CFPB”), which has assumed responsibility for most federal consumer protection laws, and the Financial Stability Oversight Council, which has the authority to determine whether any non-bank financial company, which may include Priority within the definitional scope, should be supervised by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), because it is systemically important to the United States financial system. Any such designation would result in increased regulatory burdens on Priority’s business, which increases its risk profile and may have an adverse impact on its business, financial condition and results of operations.

Priority and many of our merchants are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices. That statement and other laws, rules and or regulations, including the Telemarketing Sales Act, may directly impact the activities of certain of Priority’s merchants and, in some cases, may subject Priority, as the merchant’s electronic processor or provider of certain services, to investigations, fees, fines and disgorgement of funds if it were deemed to have improperly aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of the merchant through its services. Various federal and state regulatory enforcement agencies, including the Federal Trade Commission and state attorneys general, have authority to take action against non-banks that engage in unfair or deceptive practices or violate other laws, rules and regulations and to the extent Priority is processing payments or providing services for a merchant that may be in violation of laws, rules and regulations, it may be subject to enforcement actions and as a result may incur losses and liabilities that may impact its business.

Priority’s business may also be subject to the Fair Credit Reporting Act (the “FCRA”), which regulates the use and reporting of consumer credit information and also imposes disclosure requirements on entities that take adverse action based on information obtained from credit reporting agencies. Priority could be liable if its practices under the FCRA are not in compliance with the FCRA or regulations under it.

Separately, the Housing Assistance Tax Act of 2008 included an amendment to the Internal Revenue Code of 1986, as amended (the “Code”), that requires, the filing of yearly information returns by payment processing entities and third-party settlement organizations with respect to payments made in settlement of electronic payment transactions and third-party payment network transactions occurring in that calendar year. Reportable transactions are also subject to backup withholding requirements. Priority could be liable for penalties if its information returns does not comply with these regulations.

These and other laws and regulations, even if not directed at Priority, may require it to make significant efforts to change its products and services and may require that it incurs additional compliance costs and changes how it prices its services to merchants. Implementing new compliance efforts may be difficult because of the complexity of new regulatory requirements, and may cause Priority to devote significant resources to ensure compliance. Furthermore, regulatory actions may cause changes in business practices by Priority and other industry participants which could affect how Priority markets, prices and distributes its products and services, which could limit its ability to grow, reduce its revenues, or increase its costs. In addition, even an inadvertent failure to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage Priority’s business or its reputation.

Failure to comply with the rules established by payment networks or standards established by third-party processors could result in those networks or processors imposing fines or the networks suspending or terminating Priority’s registrations through its bank sponsors.

In order to provide our merchant acquiring services, Priority is registered through its bank sponsors with the Visa and MasterCard networks as service providers for member institutions. More than $32 billion of Priority’s processing volume in the fiscal year ended December 31, 2017 was attributable to transactions processed on the Visa and MasterCard networks. As such, Priority and its merchants are subject to payment network rules. The payment networks routinely update and modify requirements applicable to merchant acquirers including rules regulating data integrity, third-party relationships (such as those with respect to bank sponsors), merchant chargeback standards and Payment Card Industry and Data Security Standards (the “PCI DSS”). Standards governing Priority’s third-party processing agreements may also impose requirements with respect to compliance with PCI DSS.

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If Priority does not comply with the payment network requirements or standards governing its third-party processing agreements, its transaction processing capabilities could be delayed or otherwise disrupted, and recurring non-compliance could result in the payment networks or third-party processors seeking to fine it, the payment networks suspending or terminating Priority’s registrations which allow it to process transactions on their networks, which would make it impossible for Priority to conduct its business on its current scale.

A card association has sent Priority an inquiry regarding a subset of merchants representing approximately 2% of 2017 processing volume for potential noncompliance with card association rules. The card association identified at least one merchant as having engaged in deceptive practices with consumers and being noncompliant with their card association requirements, which resulted in excessive chargebacks.  See the discussion below on chargeback risks in the section entitled “Risk Factors—Fraud by merchants or others could cause us to incur losses.” The card association has also found evidence that certain merchants have engaged in activities that violated certain card association rules, including entering transactions that did not represent bona fide business between the merchant of record and the cardholder, and processing sales for the same cardholder under different merchant accounts over time.  The card association also raised concern about data security failures by merchants or merchant non-compliance with PCI DSS and about a customer relationship vendor that some of its merchants use.

As a result of these and other findings, Priority took certain corrective actions, after reviewing these merchant accounts for violations of card association rules and our terms of service, including opening duplicate or multiple accounts to avoid compliance with our chargeback limitations.  For additional information on types of merchant fraud, see “Risk Factors—Fraud by merchants or others could cause us to incur losses.” The corrective actions increase the costs of Priority’s compliance program which were passed along to resellers representing these merchants.  As a result of some of these discrete corrective actions as well as standard risk assessment conducted through Priority’s risk management systems, it has terminated certain merchant accounts. Priority continues to evaluate additional existing and new merchant accounts for similar activity, and the number and type of merchants it will onboard in the future could potentially be affected. In addition, if Priority is in the future forced to close a material number of its merchant accounts as a result of separate inquiries from card associations of its own internal risk assessment process, such closures could have a material adverse effect on its business, financial condition, and results of operations. Priority has not been fined by the credit card association, however, had Priority not resolved the issues presented in such notices, Priority may be required to pay a fine.  If in the future Priority is unable to recover fines from or pass-through costs to its merchants and/or resellers, or recover losses under insurance policies, Priority would experience a financial loss, and any such loss could be significant.

Under certain circumstances specified in the payment network rules or our third-party processing agreements, Priority may be required to submit to periodic audits, self-assessments or other assessments of our compliance with the PCI DSS. Such activities may reveal that we have failed to comply with the PCI DSS. In addition, even if Priority complies with the PCI DSS, there is no assurance that Priority will be protected from a security breach. The termination of our registration with the payment networks, or any changes in payment network or issuer rules that limit its ability to provide merchant acquiring services, could have an adverse effect on its payment processing volumes, revenues and operating costs. If an audit or self-assessment under PCI DSS identifies any deficiencies that Priority needs to remediate, the remediation efforts may distract its management team and be expensive and time consuming.

Changes in payment network rules or standards could adversely affect Priority’s business, financial condition and results of operations.

Payment network rules are established and changed from time to time by each payment network as they may determine in their sole discretion and with or without advance notice to their participants. The timelines imposed by the payment networks for expected compliance with new rules have historically been, and may continue to be, highly compressed, requiring Priority to quickly implement changes to its systems which increases the risk of non-compliance with new standards. In addition, the payment networks could make changes to interchange or other elements of the pricing structure of the merchant acquiring industry that would have a negative impact on Priority’s results of operations.

There may be a decline in the use of electronic payments as a payment mechanism for consumers or adverse developments with respect to the electronic payments industry in general which could adversely affect Priority’s business, financial condition and operating results.

Maintaining or increasing Priority’s profitability is dependent on consumers and businesses continuing to use credit, debit and prepaid cards at the same or greater rate than previously. If consumers do not continue to use these cards for their transactions or if there is a change in the mix of payments between cash and electronic payments which is adverse to Priority, its business could decline and we could incur material losses. Regulatory changes may also result in merchants seeking to charge customers additional fees for use of electronic payments. Additionally, in recent years, increased incidents of security breaches have caused some consumers to lose confidence in the ability of retailers to protect their information.

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In order to remain competitive and to continue to increase our revenues and earnings, Priority must continually update its products and services, a process which could result in increased costs and the loss of revenues, earnings, merchants and distribution partners if the new products and services do not perform as intended or are not accepted in the marketplace.

The electronic payments industry in which Priority competes is subject to rapid technological changes and is characterized by new technology, product and service introductions, evolving industry standards, changing merchant needs and the entrance of non-traditional competitors. Priority is subject to the risk that its existing products and services become obsolete, and that it is unable to develop new products and services in response to industry demands. Priority’s future success will depend in part on its ability to develop or adapt to technological changes and the evolving needs of its resellers, merchants and the industry at large. Priority is continually involved in many business and technology projects, such as CPX, MX Connect and MX Merchant. MX Connect and MX Merchant provide resellers and merchant clients, a flexible and customizable set of business applications that help better manage critical business work functions and revenue performance using core payment processing as its leverage point. Additionally, CPX provides Accounts Payable (“AP”) automation solutions that offers enterprise clients a bridge for buyer to supplier payments. These may require investment in products or services that may not directly generate revenue. These projects carry the risks associated with any development effort, including difficulty in determining market demand and timing for delivery of new products and services, cost overruns, delays in delivery and performance problems. In addition, new products and offerings may not perform as intended or generate the business or revenue growth expected. Defects in Priority’s software and errors or delays in its processing of electronic transactions could result in additional development costs, diversion of technical and other resources from its other development efforts, loss of credibility with current or potential distribution partners and merchants, harm to its reputation, fines imposed by card networks, or exposure to liability claims. Any delay in the delivery of new products or services or the failure to differentiate Priority’s products and services could render them less desirable, or possibly even obsolete, to its merchants. Additionally, the market for alternative payment processing products and services is evolving, and it may develop too rapidly or not rapidly enough for Priority to recover the costs it has incurred in developing new products and services.

Priority may not be able to continue to expand its share of the existing electronic payments industry or expand into new markets, which would inhibit its ability to grow and increase its profitability.

Priority’s future growth and profitability depend, in part, upon its continued expansion within the markets in which it currently operates, the emergence of other markets for electronic payments and its ability to penetrate these markets and its current distribution partners’ merchant base. Future growth and profitability of Priority’s business may depend upon its ability to penetrate new industries and markets for electronic payments.

Priority’s ability to expand into new industries and markets also depends upon its ability to adapt its existing technology or to develop new technologies to meet the particular needs of each new industry or market. Priority may not have adequate financial or technological resources to develop effective and secure services or distribution channels that will satisfy the demands of these new industries or markets. Penetrating these new industries or markets may also prove to be more challenging or costly or take longer than Priority may anticipate. If Priority fails to expand into new and existing electronic payments industries and markets, it may not be able to continue to grow our revenues and earnings.

Priority’s acquisitions subject it to a variety of risks that could harm its business.

Priority reviews and completes selective acquisition opportunities as part of its growth strategy. There can be no assurances that Priority will be able to complete suitable acquisitions for a variety of reasons, including the identification of and competition for acquisition targets, the need for regulatory approvals, the inability of the parties to agree to the structure or purchase price of the transaction and our inability to finance the transaction on commercially acceptable terms. In addition, any potential acquisition will subject Priority to a variety of other risks:

•	Priority may need to allocate substantial operational, financial and management resources in integrating new businesses, technologies and products, and management may encounter difficulties in integrating the operations, personnel or systems of the acquired businesses;

•	acquisitions may have a material adverse effect on Priority’s business relationships with existing or future merchants or distribution partners, in particular, to the extent it consummates acquisitions that increase its sales and distribution capabilities;

•	Priority may assume substantial actual or contingent liabilities, known and unknown;

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•	acquisitions may not meet Priority’s expectations of future financial performance;

•	counter-parties to the acquisition transactions may fail to perform their obligations under the applicable acquisition related documents, and/or negligently or intentionally commit misrepresentations as to the condition of the acquired business, asset, or go-forward enterprise;

•	Priority may experience delays or reductions in realizing expected synergies or benefits;

•	Priority may incur substantial unanticipated costs or encounter other problems associated with acquired businesses or devote time and capital investigating a potential acquisition and not complete the transaction;

•	Priority may be unable to achieve its intended objectives for the transaction; and

•	Priority may not be able to retain the key personnel, customers and suppliers of the acquired business.

Additionally, Priority may be unable to maintain uniform standards, controls, procedures and policies as it attempts to integrate the acquired businesses, and this may lead to operational inefficiencies. These factors related to Priority’s acquisition strategy, among others, could have a material adverse effect on its business, financial condition and results of operations.

Potential changes in the competitive landscape, including disintermediation from other participants in the payments value chain, could harm Priority’s business.

Priority expects that the competitive landscape will continue to change, including the following developments:

•	Rapid and significant changes in technology may result in technology-led marketing that is focused on business solutions rather than pricing, new and innovative payment methods and programs that could place Priority at a competitive disadvantage and reduce the use of our services;

•	Competitors, distribution partners, and other industry participants may develop products that compete with or replace Priority’s value-added products and services;

•	Participants in the financial services, payments and technology industries may merge, create joint ventures or form other business combinations that may strengthen their existing business services or create new payment services that compete with Priority; and

•	New services and technologies that Priority develops may be impacted by industry-wide solutions and standards related to migration to EMV chip technology, tokenization or other security-related technologies.

Failure to compete effectively against any of these competitive threats could have a material adverse effect on Priority’s business, financial condition and results of operations.

Priority may not be able to successfully manage its intellectual property and may be subject to infringement claims.

Priority relies on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect its proprietary technology. Third parties may challenge, circumvent, infringe or misappropriate Priority’s intellectual property, or such intellectual property may not be sufficient to permit it to take advantage of current market trends or otherwise to provide competitive advantages, which could result in costly redesign efforts, discontinuance of service offerings or other competitive harm. Others, including Priority’s competitors, may independently develop similar technology, duplicate Priority’s services or design around its intellectual property and, in such cases, Priority could not assert its intellectual property rights against such parties. Further, Priority’s contractual arrangements may not effectively prevent disclosure of its confidential information or provide an adequate remedy in the event of unauthorized disclosure of its confidential information. Priority may have to litigate to enforce or determine the scope and enforceability of our intellectual property rights and know-how, which is expensive, could cause a diversion of resources and may not prove successful. Also, because of the rapid pace of technological change in Priority’s industry, aspects of its business and its services rely on technologies developed or licensed by third parties, and Priority may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms or at all. The loss of intellectual property protection or the inability to license or otherwise use third-party intellectual property could harm Priority’s business and ability to compete.

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Priority may also be subject to costly litigation if its services and technology are alleged to infringe upon or otherwise violate a third-party’s proprietary rights. Third parties may have, or may eventually be issued, patents that could be infringed by Priority’s products, services or technology. Any of these third parties could make a claim of infringement against Priority with respect to its products, services or technology. Priority may also be subject to claims by third parties for patent, copyright or trademark infringement, breach of license or violation of other third-party intellectual property rights. Any claim from third parties may result in a limitation on Priority’s ability to use the intellectual property subject to these claims. Additionally, in recent years, individuals and groups have been purchasing intellectual property assets for the sole purpose of making claims of infringement or other violations and attempting to extract settlements from companies like Priority’s. Even if Priority believes that intellectual property related claims are without merit, defending against such claims is time consuming and expensive and could result in the diversion of the time and attention of Priority’s management and employees. Claims of intellectual property infringement or violation also might require Priority to redesign affected products or services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting Priority from marketing or selling certain of its products or services. Even if Priority has an agreement for indemnification against such costs, the indemnifying party, if any in such circumstances, may be unable to uphold its contractual obligations. If Priority cannot or does not license the infringed technology on reasonable terms or substitute similar technology from another source, Priority’s revenue and earnings could be adversely impacted.

Priority is subject to economic and political risk, the business cycles of its merchants and distribution partners and the overall level of consumer and commercial spending, which could negatively impact its business, financial condition and results of operations.

The electronic payments industry depends heavily on the overall level of consumer, commercial and government spending. Priority is exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income and changes in consumer purchasing habits. A sustained deterioration in general economic conditions or increases in interest rates could adversely affect Priority’s financial performance by reducing the number or aggregate dollar volume of transactions made using electronic payments. If Priority’s merchants make fewer sales of their products and services using electronic payments, or consumers spend less money through electronic payments, Priority will have fewer transactions to process at lower dollar amounts, resulting in lower revenue. In addition, a weakening in the economy could force merchants to close at higher than historical rates, resulting in exposure to potential losses and a decline in the number of transactions that Priority processes. Priority also has material fixed and semi-fixed costs, including rent, debt service, contractual minimums and salaries, which could limit its ability to quickly adjust costs and respond to changes in its business and the economy.

Global economic, political and market conditions affecting the U.S. markets may adversely affect Priority’s business, results of operations and financial condition, including our revenue growth and profitability.

The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, may contribute to increased market volatility, may have long-term effects on the United States and may cause economic uncertainties or deterioration in the United States. The U.S. markets experienced extreme volatility and disruption during the economic downturn that began in mid-2007, and the U.S. economy was in a recession for several consecutive calendar quarters during the same period. In addition, the fiscal and monetary policies of foreign nations, such as Russia and China, may have a severe impact on U.S. financial markets.

As a result of the 2016 U.S. election, the Republican Party currently controls both the executive and legislative branches of government, which increases the likelihood that legislation may be adopted that could significantly affect the regulation of U.S. financial markets. Areas subject to potential change, amendment or repeal include the Dodd-Frank Act and the authority of the Federal Reserve and the Financial Stability Oversight Council. The United States may also potentially withdraw from or renegotiate various trade agreements and take other actions that would change current trade policies of the United States. Priority cannot predict which, if any, of these actions will be taken or, if taken, their effect on the financial stability of the United States. Such actions could have a significant adverse effect on Priority’s business, financial condition and results of operations, particularly in view of the regulatory oversight Priority presently faces. Priority cannot predict the effects of these or similar events in the future on the U.S. economy in general, or specifically on its business model or growth strategy, which typically involves the use of debt financing. To the extent a downturn in the U.S. economy impacts Priority’s merchant accounts, regulatory changes increase the burden it faces in operating its business, or disruptions in the credit markets prevent Priority from using debt to finance future acquisitions, Priority’s financial condition and results of operations may be materially and adversely impacted.

A substantial portion of all of Priority’s merchants are small- and medium-sized businesses, which may increase the impact of economic fluctuations and merchant attrition on it.

Priority markets and sells its solutions primarily to SMB merchants. SMB merchants are typically more susceptible to the adverse effects of economic fluctuations than larger businesses. Priority experiences attrition in merchants and merchant charge volume in the ordinary course of business resulting from several factors, including business closures, transfers of merchants’ accounts to its competitors and account closures that it initiates due to heightened credit risks relating to, or contract breaches by, a merchant. Adverse changes in the economic environment or business failures of our SMB merchants may have a greater impact on Priority than on its competitors who do not focus on SMB merchants to the extent that Priority does. Priority cannot accurately predict the level of SMB merchant attrition in the future. If Priority is unable to establish accounts with new merchants or otherwise increase its payment processing volume in order to counter the effect of this attrition, its revenues will decline.

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Priority’s systems and its third-party providers’ systems may fail due to factors beyond its control, which could interrupt its service, resulting in its inability to process, cause it to lose business, increase its costs and expose us to liability.

We depend on the efficient and uninterrupted operation of numerous systems, including Priority’s computer network systems, software, data centers and telecommunication networks, as well as the systems and services of its bank sponsors, the payment networks, third-party providers of processing services and other third parties. Priority’s systems and operations or those of its third-party providers, such as its provider of dial-up authorization services, or the payment networks themselves, could be exposed to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, unauthorized entry, computer viruses, denial-of-service attacks, acts of terrorism, human error or sabotage, financial insolvency and similar events. Priority’s property and business interruption insurance may not be adequate to compensate it for all losses or failures that may occur. At present, Priority’s critical operational systems, such as its payment gateway, are fully redundant, while certain of its less critical systems are not. Therefore, certain aspects of Priority’s operations may be subject to interruption. Also, while Priority has disaster recovery policies and arrangements in place, they have not been tested under actual disasters or similar events.

Defects in Priority’s systems or those of third parties, errors or delays in the processing of payment transactions, telecommunications failures or other difficulties could result in failure to process transactions, additional operating and development costs, diversion of technical and other resources, loss of revenue, merchants and distribution partners, loss of merchant and cardholder data, harm to Priority’s business or reputation, exposure to fraud losses or other liabilities and fines and other sanctions imposed by payment networks.

Priority relies on other service and technology providers. If they fail or discontinue providing their services or technology generally or to Priority specifically, its ability to provide services to merchants may be interrupted, and, as a result, its business, financial condition and results of operations could be adversely impacted.

Priority relies on third parties to provide or supplement bankcard processing services and for infrastructure hosting services. Priority also relies on third parties for specific software and hardware used in providing our products and services. The termination by Priority’s service or technology providers of their arrangements with it or their failure to perform their services efficiently and effectively may adversely affect Priority’s relationships with its merchants and, if Priority cannot find alternate providers quickly, may cause those merchants to terminate their relationship with it.

Priority also relies in part on third parties for the development and access to new technologies, or updates to existing products and services for which third parties provide ongoing support, which increases the cost associated with new and existing product and service offerings. Failure by these third-party providers to devote an appropriate level of attention to Priority’s products and services could result in delays in introducing new products or services, or delays in resolving any issues with existing products or services for which third-party providers provide ongoing support.

Fraud by merchants or others could cause Priority to incur losses.

Priority faces potential liability for fraudulent electronic payment transactions initiated by merchants or others. Merchant fraud occurs when a merchant opens a fraudulent merchant account and conducts fraudulent transactions or when a merchant, rather than a customer (though sometimes working together with a customer engaged in fraudulent activities), knowingly uses a stolen or counterfeit card or card number to record a false sales transaction, or intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. Any time a merchant is unable to fund a chargeback, Priority has a number of contractual arrangements and other means of recourse to mitigate those risks. Nonetheless, there still is loss exposure in the event a merchant is unable to fund a chargeback. Additionally, merchant fraud occurs when employees of merchants change the merchant demand deposit accounts to their personal bank account numbers, so that payments are improperly credited to the employee’s personal account. Priority has established systems and procedures to detect and reduce the impact of merchant fraud, but it cannot be sure that these measures are or will be effective. Failure to effectively manage risk and prevent fraud could increase Priority’s chargeback or other liability.

Priority also has potential liability for losses caused by fraudulent card-based payment transactions. Card fraud occurs when a merchant’s customer uses a stolen card (or a stolen card number in a card-not-present transaction) to purchase merchandise or services. In a card-present transaction, where a merchant has an EMV, or “chip reader”, compliant machine, if the merchant swipes the card and receives authorization for the transaction from the issuer, the issuer remains liable for any loss. In a card-not-present transaction, or where a merchant lacks an EMV-capable machine even if the merchant receives authorization for the transaction, the merchant is liable for any loss arising from the transaction. Many of the merchants that Priority serves transact a substantial percentage of their sales in card-not-present transactions over the internet or in response to telephone or mail orders, which makes these merchants more vulnerable to fraud than merchants whose transactions are conducted largely in card-present transactions.

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Priority incurs liability when its merchants refuse or cannot reimburse it for chargebacks resolved in favor of their customers.

Priority has potential liability for chargebacks associated with the transactions it process. If a billing dispute between a merchant and a cardholder is not ultimately resolved in favor of the merchant, the disputed transaction is “charged back” to the merchant’s bank and credited or otherwise refunded to the cardholder. The risk of chargebacks is typically greater with those merchants that promise future delivery of goods and services rather than delivering goods or rendering services at the time of payment. If Priority or its bank sponsors are unable to collect the chargeback from the merchant’s account or reserve account (if applicable), or if the merchant refuses or is financially unable (due to bankruptcy or other reasons) to reimburse the merchant’s bank for the chargeback, Priority may bear the loss for the amount of the refund paid to the cardholder. Any increase in chargebacks not paid by Priority’s merchants could increase its costs and decrease its revenues. Priority has policies to manage merchant-related credit risk and often mitigate such risk by requiring collateral and monitoring transaction activity. Notwithstanding Priority’s programs and policies for managing credit risk, it is possible that a default on such obligations by one or more of Priority’s merchants could have a material adverse effect on its business.

Priority relies on bank sponsors, which have substantial discretion with respect to certain elements of its business practices, in order to process electronic payment transactions. If these sponsorships are terminated and Priority is not able to secure new bank sponsors, Priority will not be able to conduct its business.

Because Priority is not a bank, it is not eligible for membership in the Visa, MasterCard and other payment networks. These networks’ operating regulations require Priority to be sponsored by a member bank in order to process Electronic Payment transactions. Priority is currently registered with Visa and MasterCard through Citizens Bank, Wells Fargo and Synovus Bank. Priority is also subject to network operating rules promulgated by the National Automated Clearing House Association relating to payment transactions processed by it using the Automated Clearing House Network. For ACH payments, Priority’s ACH network (ACH.com) is sponsored by Atlantic Capital Bank, BB&T Bank and MB Financial Bank. From time to time, Priority may enter into other sponsorship relationships as well.

Priority’s bank sponsors may terminate their agreements with us if we materially breach the agreements and do not cure the breach within an established cure period, if our membership with Visa and/or MasterCard terminates, if we enter bankruptcy or file for bankruptcy, or if applicable laws or regulations, including Visa and/or MasterCard regulations, change to prevent either the applicable bank or Priority from performing services under the agreement. If these sponsorships are terminated and Priority is unable to secure a replacement bank sponsor within the applicable wind down period, Priority will not be able to process electronic payment transactions.

Furthermore, Priority’s agreements with its bank sponsors provide the bank sponsors with substantial discretion in approving certain elements of its business practices, including its solicitation, application and underwriting procedures for merchants. Priority cannot guarantee that its bank sponsors’ actions under these agreements will not be detrimental to it, nor can Priority provide assurance that any of its bank sponsors will not terminate their sponsorship of Priority in the future. Priority’s bank sponsors have broad discretion to impose new business or operational requirements on Priority, which may materially adversely affect its business. If Priority’s sponsorship agreements are terminated and Priority is unable to secure another bank sponsor, Priority will not be able to offer Visa or MasterCard transactions or settle transactions which would likely cause Priority to terminate its operations.

Priority’s bank sponsors also provide or supplement authorization, funding and settlement services in connection with its bankcard processing services. If Priority’s sponsorships agreements are terminated and it is unable to secure another bank sponsor, Priority will not be able to process Visa and MasterCard transactions which would have a material adverse effect on its business, financial condition and results of operations.

Since December 2016, the Office of the Comptroller of the Currency (the “OCC”) has been considering whether to issue a special purpose national bank charter for financial technology companies (“FinTech Charter”). OCC Comptroller Otting has recently suggested that the OCC could publish its position on the proposed charter by July 2018. In the event the OCC begins issuing FinTech Charters, Priority cannot predict which, if any, of its current or future competitors would take advantage of the charter, but such a development could increase the competitive risks discussed above, create new competitive risks such as Priority’s nonbank competitors being able to more easily access the payment networks without the requirement of a bank sponsor, which could provide them with a competitive advantage.

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Priority’s risk management policies and procedures may not be fully effective in mitigating its risk exposure in all market environments or against all types of risks.

Priority operates in a rapidly changing industry. Accordingly, its risk management policies and procedures may not be fully effective to identify, monitor, manage and remediate its risks. Some of its risk evaluation methods depend upon information provided by others and public information regarding markets, merchants or other matters that are otherwise inaccessible by Priority. In some cases, that information may not be accurate, complete or up-to-date. Additionally, Priority’s risk detection system is subject to a high degree of “false positive” risks being detected, which makes it difficult for Priority to identify real risks in a timely manner. If Priority’s policies and procedures are not fully effective or Priority is not always successful in capturing all risks to which it is or may be exposed, it may suffer harm to its reputation or be subject to litigation or regulatory actions that materially increase its costs and subject it to reputational damage that could limit its ability to grow and cause it to lose existing merchant clients.

Legal proceedings could have a material adverse effect on Priority’s business, financial condition or results of operations.

In the ordinary course of business, Priority may become involved in various litigation matters, including but not limited to commercial disputes and employee claims, and from time to time may be involved in governmental or regulatory investigations or similar matters arising out of Priority’s current or future business. Any claims asserted against Priority, regardless of merit or eventual outcome, could harm its reputation and have an adverse impact on its relationship with its merchants, distribution partners and other third parties and could lead to additional related claims. Certain claims may seek injunctive relief, which could disrupt the ordinary conduct of Priority’s business and operations or increase its cost of doing business. Priority’s insurance or indemnities may not cover all claims that may be asserted against Priority, and any claims asserted against it, regardless of merit or eventual outcome, may harm its reputation and cause it to expend resources in its defense. Furthermore, there is no guarantee that Priority will be successful in defending itself in future litigation. Should the ultimate judgments or settlements in any pending litigation or future litigation or investigation significantly exceed Priority’s insurance coverage, they could have a material adverse effect on its business, financial condition and results of operations.

Priority’s Executive Chairman, Thomas Priore, is presently subject to an SEC civil order pertaining to his prior involvement with a registered investment adviser, which could heighten the regulatory scrutiny of the combined company, and also raise concerns among prospective investors subsequent to completion of the Business Combination.

On June 21, 2010, the SEC filed a civil lawsuit against ICP Asset Management ("ICP") and Thomas Priore in his role as majority owner, President and Chief Investment Officer of ICP’s registered investment advisor. The SEC principally alleged that portfolio rebalancing trades executed by ICP at the height of the credit crisis, in connection with its management of the assets of four collateralized debt obligation vehicles (the Triaxx “CDOs"), violated certain fiduciary duties and obligations under the CDOs' trust indentures. The SEC contended that certain trades executed by ICP at purchase prices between the CDO trusts, should have been executed at then prevailing market prices and on an arms' length basis, and, by failing to do so, ICP caused the CDOs to overpay for securities in violation of its fiduciary duty. The SEC further alleged that the nature of certain trades were mischaracterized to investors and executed without requisite approvals from the CDOs' trustee. On August 14, 2012 Mr. Priore and ICP agreed to a civil settlement with regulators without admitting or denying the allegations, consenting to the entry of a civil order by the SEC. On March 11, 2015 the administrative settlement was entered pertaining to the SEC Order that barred Mr. Priore from associating with any broker, dealer, investment adviser, municipal securities dealer or transfer agent, and from participating in any offering involving a penny stock, for a minimum of five years from the date of the SEC Order with the right to apply to the applicable regulatory body for reentry thereafter.  The SEC Order does not, nor has it ever, prohibited Thomas Priore’s involvement with Priority, or his service as Executive Chairman of the combined company subsequent to the Business Combination. Nevertheless, it could serve to heighten the regulatory scrutiny faced by the combined company or investor sentiment pertaining to the Business Combination. During such time that the SEC bar remains in effect, the combined company will be required to monitor if any future offerings of its stock might be considered an offering of “penny stock” which would be prohibited under the bar. In addition, while the SEC bar remains in effect, Mr. Priore is prohibited from owning a controlling equity stake in or operating a securities broker dealer, investment adviser, municipal securities dealer or transfer agent. The SEC bar does not, however, impact Priority's current business, or any of its contemplated operations subsequent to completion of the Business Combination.

The loss of, for example, key personnel or of Priority’s ability to attract, recruit, retain and develop qualified employees could adversely affect its business, financial condition and results of operations.

Priority’s success depends upon the continued services of its senior management and other key personnel who have substantial experience in the electronic payments industry and the markets in which Priority offers its services. In addition, Priority’s success depends in large part upon the reputation within the industry of its senior managers who have developed relationships with its distribution partners, payment networks and other payment processing and service providers. Further, in order for Priority to continue to successfully compete and grow, it must attract, recruit, develop and retain personnel who will provide Priority with expertise across the entire spectrum of its intellectual capital needs. Priority’s success is also dependent on the skill and experience of its sales force, which Priority must continuously work to maintain. While Priority has many key personnel who have substantial experience with its operations, Priority must also develop its personnel to provide succession plans capable of maintaining the continuity of its operations. The market for qualified personnel is competitive, and Priority may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors.

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In addition, Priority relies heavily on several senior key directors and executive officers, including its Executive Chairman, Thomas Priore, and its Chief Executive Officer, John Priore, each of whom helped found Priority. Priority’s future success will continue to depend on the diligence, skill, network of business contacts and continued service of Thomas Priore and John Priore, together with members of our senior management team. Priority cannot assure you that unforeseen business, medical, personal or other circumstances would not lead any such individual to terminate his relationship with Priority. The loss of Thomas Priore or John Priore, or any of the members of our senior management team, could have a material adverse effect on Priority’s ability to achieve its growth strategy as well as on its future financial condition and results of operations. Failure to retain or attract key personnel could impede Priority’s ability to grow and could result in its inability to operate its business profitably. In addition, contractual obligations related to confidentiality, assignment of intellectual property rights, and non-solicitation may be ineffective or unenforceable and departing employees may share Priority’s proprietary information with competitors in ways that could adversely impact Priority or seek to solicit its distribution partners or merchants or recruit its key personnel to competing businesses.

Priority’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause it to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Once Priority becomes publicly listed, volatility in its stock price or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert Priority’s management’s and board of directors’ attention and resources from its business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to Priority’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, Priority may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, Priority’s stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

Changes in tax laws and regulations could adversely affect Priority’s results of operations and cash flows from operations.

Priority’s operations are subject to tax by federal, state, local, and international taxing jurisdictions. Changes in tax laws in Priority’s significant tax jurisdictions could materially increase the amount of taxes it owes, thereby negatively impacting its results of operations as well as its cash flows from operations. For example, restrictions on the deductibility of interest expense in a U.S. jurisdiction without a corresponding reduction in statutory tax rates could negatively impact Priority’s effective tax rate, financial position, results of operations, and cash flows in the period that such a change occurs and future periods.

Risk Relating to Indebtedness of the Combined Company

The combined company will face risks related to its substantial indebtedness.

In connection with the Business Combination, all of Priority’s existing indebtedness will be assumed by the combined company. As of March 31, 2018, Priority had $351.1 million of indebtedness. Long-term debt increased by $68.0 million as of March 31, 2018, from $283.1 million as of December 31, 2017. The increased debt was attributable to a debt upsizing in January 2018. In addition, Priority has $25 million of availability under its revolving credit facility, which was undrawn and fully available as of March 31, 2018. Priority’s total interest expense was $23.8 million, $4.1 million and $3.5 million in 2017, 2016 and 2015, respectively. In the future, we may elect to use additional forms of indebtedness, including publicly or privately offered notes, which may further increase our levels of indebtedness. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Priority — Liquidity and Capital Resources” for a description of Priority’s existing credit facilities.

The combined company’s current and future levels of indebtedness could have important consequences to the combined company, including, but not limited to:

•	increasing the combined company’s vulnerability to, and reducing its flexibility to respond to, general adverse economic and industry conditions;

•	requiring the dedication of a substantial portion of the combined company’s cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions, joint ventures or other general corporate purposes;

•	limiting the combined company’s flexibility in planning for, or reacting to, changes in its business and the competitive environment; and

•	limiting the combined company’s ability to borrow additional funds and increasing the cost of any such borrowing.

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Substantially all of our indebtedness is floating rate debt. As a result, an increase in interest rates generally, such as those we have recently experienced, would adversely affect the combined company’s profitability. We may enter into pay-fixed interest rate swaps to limit our exposure to changes in floating interest rates. Such instruments may result in economic losses should interest rates decline to a point lower than our fixed rate commitments. We would be exposed to credit-related losses, which could impact the results of operations in the event of fluctuations in the fair value of the interest rate swaps due to a change in the credit worthiness or non-performance by the counterparties to the interest rate swaps.

Priority and, following the Business Combination, the combined company will be able to incur substantial additional indebtedness in the future. Although the agreements governing Priority’s existing indebtedness contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to several significant qualifications and exceptions and, under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial.

Upon the occurrence of an event of default under the credit agreements relating to Priority’s credit facilities or any future debt instruments we may issue, the lenders thereunder could elect to accelerate payments due and terminate all commitments to extend further credit. Consequently, we may not have sufficient assets to repay amounts then outstanding under any such indebtedness.

Under the terms of Priority’s existing credit facilities, upon the occurrence of an event of default, the lenders will be able to elect to declare all amounts outstanding under such credit facilities to be immediately due and payable and terminate all commitments to lend additional funds. Among other reasons, an event of default could be declared by the lenders in the event we fail to pay when due the interest, principal of or premium on any loan, we fail to comply with certain financial and operational covenants or any negative covenant, or event of default with respect to certain other credit facilities or debt instruments we may issue in the future.

Any future credit facilities or debt instruments we may issue will likely contain similar, or potentially more expansive, events of default as compared to those set forth in the terms of Priority’s existing credit facilities, including those breach or defaults with respect to any of our other outstanding debt instruments. Priority’s existing credit facilities are secured by a pledge of substantially all of its assets and any indebtedness we incur in the future may also be secured.

The credit agreements governing Priority’s existing credit facilities and any other debt instruments we may issue in the future will contain restrictive covenants that may impair our ability to conduct business.

The credit agreements governing Priority’s existing credit facilities contain operating covenants and financial covenants that may limit management’s discretion with respect to certain business matters after completion of the Business Combination. In addition, any debt instruments we may issue in the future will likely contain similar operating and financial covenants restricting the combined company’s business. Among other things, these covenants will restrict our ability to:

•	pay dividends, or redeem or purchase equity interests;

•	incur additional debt;

•	incur liens;

•	change the nature of our business;

•	engage in transactions with affiliates;

•	sell or otherwise dispose of assets;

•	make acquisitions or other investments; and

•	merge or consolidate with other entities.

In addition, we will be required to comply with certain restrictions on the ratio of our indebtedness to our Earnout Adjusted EBITDA (as defined in the credit agreements governing Priority’s existing credit facilities). As a result of these covenants and restrictions, we will be limited in our ability to pay dividends or buy back stock and how we conduct our business, and we may be unable to raise additional debt or other financings to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could also include even more restrictive covenants. Failure to comply with such restrictive covenants may lead to default and acceleration and may impair our ability to conduct business. We may not be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants, which may result in foreclosure on our assets and our common stock becoming worthless. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Priority — Liquidity and Capital Resources” for a description of Priority’s existing credit facilities.

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Risk Factors Relating to M I Acquisitions

M I Acquisitions will be forced to liquidate the trust account if it cannot consummate a business combination by September 17, 2018, absent the approval of M I Acquisitions’ stockholders for a further extension. In the event of a liquidation, M I Acquisitions’ stockholders will receive $10.507 per share and the M I Acquisitions’ warrants will expire worthless.

We previously extended the time to complete an initial business combination to June 19, 2018 by depositing a total of $398,259 into our trust account. On June 15, 2018, M I Acquisitions further extended the time to complete a business combination to September 17, 2018, pursuant to a vote of its stockholders. No additional consideration was paid for the extension of such deadline to September 17, 2018. If M I Acquisitions is unable to complete a business combination by September 17, 2018 and is forced to liquidate, the per-share liquidation distribution will be approximately $10.507. Furthermore, there will be no distribution with respect to the M I Acquisitions’ warrants, which will expire worthless as a result of M I Acquisitions’ failure to complete a business combination.

If third parties bring claims against M I Acquisitions, the proceeds held in trust could be reduced and the per-share liquidation price received by M I Acquisitions’ stockholders may be less than $10.507.

M I Acquisitions’ placing of funds in trust may not protect those funds from third-party claims against M I Acquisitions. Although M I Acquisitions has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of M I Acquisitions’ Public Stockholders, they may still seek recourse against the trust account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of M I Acquisitions’ Public Stockholders. If M I Acquisitions liquidates the trust account before the completion of a business combination and distributes the proceeds held therein to its Public Stockholders, its insiders have contractually agreed that they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, M I Acquisitions cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the trust account for our stockholders may be less than $10.507 due to such claims.

Additionally, if M I Acquisitions is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in M I Acquisitions’ bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, M I Acquisitions may not be able to return $10.507 to our Public Stockholders.

Any distributions received by M I Acquisitions stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, M I Acquisitions was unable to pay its debts as they fell due in the ordinary course of business.

Our Current Certificate of Incorporation provides that M I Acquisitions will continue in existence only until September 17, 2018. We previously extended the time to complete an initial business combination to June 19, 2018 by depositing a total of $398,259 into our trust account. On June 15, 2018, M I Acquisitions further extended the time to complete a business combination to September 17, 2018, pursuant to a vote of its stockholders. No additional consideration was paid for the extension of such deadline to September 17, 2018. Shareholders redeemed a total of 377,231 public shares at a price per share of $10.507 (or approximately $3,963,539 in aggregate) in connection with the vote to extend the liquidation date to September 17, 2018.

If M I Acquisitions is unable to consummate a transaction within the required time periods, upon notice from M I Acquisitions, the trustee of the trust account will distribute the amount in its trust account to its Public Stockholders. Concurrently, M I Acquisitions shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although M I Acquisitions cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, M I Acquisitions’ insiders have contractually agreed that, if it liquidates prior to the consummation of a business combination, they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of Target businesses or claims of vendors or other entities that are owed money by M I Acquisitions for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute such a waiver.

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Thereafter, M I Acquisitions’ sole business purpose will be to dissolve through the voluntary liquidation procedure under the DGCL. In such a situation under the DGCL, a liquidator would be appointed and would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of M I Acquisitions are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved. It is M I Acquisitions’ intention to liquidate the trust account to its Public Stockholders as soon as reasonably possible and M I Acquisitions’ insiders have agreed to take any such action necessary to liquidate the trust account and to dissolve the company as soon as reasonably practicable if M I Acquisitions does not complete a business combination within the required time period. Pursuant to our Current Certificate of Incorporation, failure to consummate a business combination by September 17, 2018, will trigger an automatic winding up of M I Acquisitions.

If M I Acquisitions is forced to enter into an insolvent liquidation, any distributions received by M I Acquisitions stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, M I Acquisitions was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by M I Acquisitions’ stockholders. Furthermore, M I Acquisitions’ board may be viewed as having breached their fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and M I Acquisitions to claims of damages, by paying Public Stockholders from the trust account prior to addressing the claims of creditors. M I Acquisitions cannot assure you that claims will not be brought against it for these reasons.

If M I Acquisitions’ due diligence investigation of Priority was inadequate, then stockholders of M I Acquisitions following the Business Combination could lose some or all of their investment.

Even though M I Acquisitions conducted a due diligence investigation of Priority, it cannot be sure that this diligence uncovered all material issues that may be present inside Priority or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Priority and its business and outside of its control will not later arise.

All of M I Acquisitions’ officers and directors own M I Acquisitions common stock and M I Acquisitions units which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the business combination is appropriate.

All of M I Acquisitions’ officers and directors own an aggregate of 1,748,634 shares of M I Acquisitions common stock, but have agreed to sell 453,210 shares of common stock, 421,107 shares of units, and forfeit 174,863 founder’s shares, after which point such individuals will own an aggregate of 699,454 shares of M I Acquisitions common stock. Furthermore, M I Acquisitions’ offers and directors have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the trust account if M I Acquisitions is unable to consummate a business combination. Accordingly, the M I Acquisitions common stock, as well as the M I Acquisitions units purchased by our officers or directors, will be worthless if M I Acquisitions does not consummate a business combination. Based on a closing sales price of $10.50 per M I Acquisitions share of common stock and $1.51 per warrant on the Record Date, the value of these shares and units was approximately $18,996,529. The M I Acquisitions common stock acquired prior to the IPO, as well as the M I Acquisitions units will be worthless if M I Acquisitions does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting Priority as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in M I Acquisitions’ stockholders’ best interest.

M I Acquisitions’ stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, are restricted from seeking redemption rights with respect to more than 20% of the shares of M I Acquisitions common stock sold in the IPO.

M I Acquisitions is offering each of its Public Stockholders (but not its Initial Stockholders) the right to have his, her, or its common stock redeemed for cash. Notwithstanding the foregoing, a public stockholder of M I Acquisitions, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking redemption rights with respect to more than 20% of the M I Acquisitions common stock sold in the IPO. Accordingly, if you beneficially own more than 20% of the M I Acquisitions common stock sold in the IPO and the Business Combination is approved, you will not be able to seek redemption rights with respect to the full amount of your M I Acquisitions common stock and may be forced to hold such additional shares of M I Acquisitions common stock or sell them in the open market. M I Acquisitions cannot assure you that the value of such additional shares of M I Acquisitions common stock will appreciate over time following the Business Combination or that the market price of M I Acquisitions’ common stock will exceed the redemption price.

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M I Acquisitions is requiring stockholders who wish to redeem their common stock in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

M I Acquisitions is requiring stockholders who wish to redeem their common stock to (x) in the case of certificated shares, tender their certificates to our transfer agent or (y) in the case of shares held in book-entry form, deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC (Deposit/Withdrawal At Custodian) System, in each case by the business day immediately preceding the consummation of the proposed Business Combination. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and M I Acquisitions’ transfer agent will need to act to facilitate this request. It is M I Acquisitions’ understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than M I Acquisitions anticipates for stockholders to deliver their common stock, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their common stock.

M I Acquisitions will require its stockholders who wish to tender their common stock for redemption in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If M I Acquisitions requires Public Stockholders who wish to redeem their common stock in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, M I Acquisitions will promptly return such certificates to its Public Stockholders. Accordingly, investors who attempted to redeem their common stock in such a circumstance will be unable to sell their securities after the failed acquisition until M I Acquisitions has returned their securities to them. The market price for M I Acquisitions’ common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.

M I Acquisitions’ Initial Stockholders, including its officers and directors, control a substantial interest in M I Acquisitions and thus may influence certain actions requiring a stockholder vote.

M I Acquisitions’ Initial Stockholders, including all of its officers and directors, collectively own approximately 26.2% of its issued and outstanding common stock, but have agreed to sell 453,210 shares of common stock, 421,107 shares of units, and forfeit 174,863 founder’s shares, after which point such individuals will own approximately 10.5% of M I Acquisitions issued and outstanding common stock. However, if a significant number of stockholders vote, or indicate an intention to vote, against the Business Combination, M I Acquisitions’ officers, directors, Initial Stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. M I Acquisitions’ Initial Stockholders have agreed to vote any shares they own in favor of the Business Combination.

If M I Acquisitions’ security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of M I Acquisitions’ securities.

M I Acquisitions’ Initial Stockholders are entitled to make a demand that it register the resale of their initial shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of M I Acquisitions units sold in an offering that was consummated simultaneously with the IPO or the M I Acquisitions unit offering, are entitled to demand that M I Acquisitions register the resale of their units and underlying common stock at any time after M I Acquisitions consummates a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 2,169,741 shares of M I Acquisitions common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of M I Acquisitions’ securities.

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M I Acquisitions will not obtain an opinion from an unaffiliated third-party as to the fairness of the Business Combination to its stockholders.

M I Acquisitions is not required to obtain an opinion from an unaffiliated third-party that the price it is paying is fair to its Public Stockholders from a financial point of view. M I Acquisitions’ Public Stockholders, therefore, must rely solely on the judgment of the board of directors. However, the members of M I Acquisitions’ management team and board of directors are not experts in conducting valuation analysis and, therefore, it is possible that they have inaccurately determined Priority’s value.

In addition, M I Acquisitions’ management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a stockholder, which could result in a real or perceived conflict of interest. Therefore, in the absence of a fairness opinion, no independent third party has conducted an analysis of the value of Priority.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of M I Acquisitions’ securities may decline.

The market price of M I Acquisitions’ securities may decline as a result of the Business Combination if:

•	M I Acquisitions does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•	The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

M I Acquisitions’ directors and officers may have certain conflicts in determining to recommend the acquisition of Priority, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

M I Acquisitions’ management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a stockholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the M I Acquisitions common stock owned by M I Acquisitions’ management and directors, or their affiliates and associates, would become worthless if the Business Combination Proposal and related proposals are not approved and M I Acquisitions otherwise fails to consummate a business combination prior to its liquidation date.

M I Acquisitions will incur significant transaction costs in connection with transactions contemplated by the Purchase Agreement.

M I Acquisitions will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, M I Acquisitions may not have sufficient funds to seek an alternative business combination and may be forced to liquidate and dissolve.

Risk Factors Relating to the Business Combination and the Ownership of Our Common stock

M I Acquisitions and Priority have incurred and expect to incur significant costs associated with the Business Combination. Upon the completion of the Business Combination, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by the combined company when the Business Combination is completed.

M I Acquisitions and Priority expect to incur significant costs associated with the Business Combination. Upon the completion of the Business Combination, M I Acquisitions expects to incur approximately $12.3 million in fees and expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by the combined company when the Business Combination is completed.

In the event that a significant number of shares of M I Acquisitions common stock are redeemed, its stock may become less liquid following the Business Combination.

If a significant number of shares of M I Acquisitions common stock are redeemed, M I Acquisitions may be left with a significantly smaller number of stockholders. As a result, trading in the shares of the post-transaction entity following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, NASDAQ for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on NASDAQ or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

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M I Acquisitions may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval for the Business Combination.

M I Acquisitions may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The board of directors of M I Acquisitions will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and re-solicitation of proxies is warranted. In some instances, if the board of directors of M I Acquisitions determines that a waiver is not sufficiently material to warrant re-solicitation of stockholders, M I Acquisitions has the discretion to complete the Business Combination without seeking further stockholder approval. For example, it is a condition to M I Acquisitions’ obligations to close the Business Combination that there be no restraining order, injunction or other order restricting Priority’s conduct of its business, however, if the board of directors of M I Acquisitions determines that any such order or injunction is not material to the business of Priority, then the board may elect to waive that condition and close the Business Combination.

There will be a substantial number of shares of M I Acquisitions’ common stock available for sale in the future that may adversely affect the market price of M I Acquisitions common stock.

There may be a large number of shares of common stock sold in the market following the completion of the Business Combination or shortly thereafter. Assuming there are no adjustments to the consideration payable to Sellers at the closing of the Business Combination, we will have approximately 66,369,994 shares of common stock outstanding after the Business Combination. The 4,932,878 shares (assuming no redemptions) held by the Company’s public stockholders will continue to be freely tradeable.

The shares held by our Initial Stockholders and the shares that will be issued to the Sellers in the Business Combination will be subject to certain restrictions on resale. However, we have granted our Initial Stockholders and Sellers rights under registration rights agreements that will require us to register the shares of common stock and warrants held by such persons. See “Special Meeting of M I Acquisitions Stockholders — M I Acquisitions Initial Stockholders” and “The Purchase Agreement — Registration Rights Agreement.” The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of M I Acquisitions’ shares.

M I Acquisitions’ stockholders ownership interests will be diluted as a consequence of the issuance of common stock as consideration in the Business Combination.

After the Business Combination, assuming no redemptions of common stock for cash, M I Acquisitions’ current Public Stockholders will own approximately 7.4% of the combined company, M I Acquisitions’ current directors, officers and affiliates will own approximately 1.1% of the combined company, and the Sellers (including the holders receiving shares distributed by PIH) will own approximately 91.5% of the combined company. These ownership percentages take into account the vested Founder Shares and assume that no shares of common stock are elected to be redeemed by the Company’s Public Stockholders, 59,863,345 shares of common stock are issued to the Sellers at Closing, and M I Acquisitions does not issue any additional common stock between the date of the Purchase Agreement and the Closing Date. The above-stated ownership percentages with respect to the combined company do not take into account (a) warrants that will remain outstanding immediately following the Business Combination or (b) the issuance of any shares under the 2018 Equity Incentive Plan, a copy of which is attached to this proxy statement as Annex G. If the actual facts are different from these assumptions (which they are likely to be), the ownership percentage retained by M I Acquisitions’ Public Stockholders in the combined company will be different from the above-stated ownership percentage. Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information. To the extent that any shares of common stock are issued pursuant to the earn-out contemplated by the Purchase Agreement, upon exercise of the public warrants or the private warrants or under the 2018 Equity Incentive Plan, current stockholders may experience substantial additional dilution. Such dilution could, among other things, limit the ability of our current stockholders to influence management of the combined company.

Our stock price may change significantly following the Business Combination, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

The trading price of our common stock is likely to be volatile. The stock market recently has experienced volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at or above the initial price you paid due to a number of factors such as those listed in “—Risks Related to Priority’s Business” and the following:

•	results of operations that vary from the expectations of securities analysts and investors;

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•	results of operations that vary from those of our competitors;

•	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	declines in the market prices of stocks generally;

•	strategic actions by us or our competitors;

•	announcements by us or our competitors of significant contracts, new products, acquisitions, joint marketing relationships, joint ventures, other strategic relationships, or capital commitments;

•	changes in general economic or market conditions or trends in our industry or markets;

•	changes in business or regulatory conditions;

•	future sales of our common stock or other securities;

•	investor perceptions or the investment opportunity associated with our common stock relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the Securities and Exchange Commission (the “SEC”);

•	announcements relating to litigation;

•	guidance, if any, that we provide to the public, any changes in this guidance, or our failure to meet this guidance;

•	the development and sustainability of an active trading market for our stock;

•	changes in accounting principles;

•	occurrences of extreme or inclement weather; and

•	other events or factors, including those resulting from natural disasters, war, acts of terrorism, or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations, expansion, and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount, and payment of any future dividends on shares of common stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition, and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

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If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrades our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of the combined company or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Certain provisions of our Proposed Amended and Restated Certificate of Incorporation and our Proposed Amended and Restated Bylaws may have an anti-takeover effect and may delay, defer, or prevent a merger, acquisition, tender offer, takeover attempt, or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

These provisions provide for, among other things:

•	the ability of our board of directors to issue one or more series of preferred stock;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

•	certain limitations on convening special stockholder meetings;

•	the removal of directors only for cause and only upon the affirmative vote of holders of at least 66 2⁄3% of the shares of common stock entitled to vote generally in the election of directors if the Priority Holders hold less than 40% of our outstanding shares of common stock; and

•	that certain provisions may be amended only by the affirmative vote of at least 66 2⁄3% of the shares of common stock entitled to vote generally in the election of directors if the Priority Holders hold less than 40% of our outstanding shares of common stock.

The provisions requiring 66 2⁄3% approval if the Priority Holders hold less than 40% of our outstanding shares of common stock will give the Priority Holders significant influence over the vote on these items even after the Priority Holders own less than a majority of our outstanding shares of common stock.

In addition, these anti-takeover provisions could make it more difficult for a third-party to acquire us, even if the third-party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. For further information, please see “Description of M I Acquisitions’ Securities,” “Proposal No. 2 – The Authorized Share Increase Proposal,” “Proposal No. 3 – The Board Declassification Proposal,” “Proposal No. 5 – The Voting Threshold Proposal,” “Proposal No. 5 – The Section 203 Proposal” and “Proposal No. 6 – The Additional Amendments Proposal.”

Our Proposed Amended and Restated Certificate of Incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Proposed Amended and Restated Certificate of Incorporation will provide that, subject to limited exceptions, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of our Company to the Company or the Company’s stockholders, (iii) action asserting a claim against the Company or any director, officer or stockholder of the Company arising pursuant to any provision of the DGCL or our Proposed Amended and Restated Certificate of Incorporation or our Proposed Amended and Restated Bylaws, or (iv) action asserting a claim against the Company or any director, officer or stockholder of the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our Proposed Amended and Restated Certificate of Incorporation described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our Proposed Amended and Restated Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

We believe that our stockholders will benefit from having any such disputes litigated in the Court of Chancery of the State of Delaware. Although some plaintiffs might prefer to litigate matters in a forum outside of Delaware because another court may be more convenient or because they believe another court would be more favorable to their claims, we believe that the benefits to the Company and its stockholders outweigh these concerns. Delaware offers a system of specialized courts to deal with corporate law questions, with streamlined procedures and processes which help provide relatively quick decisions. These courts have developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. In addition, the adoption of this provision would reduce the risk that the Company could be involved in duplicative litigation in more than one forum, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law. The enforceability of similar exclusive jurisdiction provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the exclusive jurisdiction provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action. However, given the decisions of the Court of Chancery of the State of Delaware in 2013 upholding similar provisions in Boilermakers Local 154 Retirement Fund v. Chevron Corp., et al. and IClub Investment Partnership v. FedEx Corp., et al., we believe that the Court of Chancery of the State of Delaware would find our exclusive forum provisions to be enforceable as well.

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Affiliates of the Sellers will control us after completion of the Business Combination, and their interests may conflict with ours or yours in the future.

Immediately following the Business Combination, the Sellers (including the holders receiving shares distributed by PIH) will beneficially own approximately 91.5% of our common stock as a combined company. As a result, the Sellers and its controlling equityholder, Thomas Priore, will have the ability to elect all of the members of our board of directors and thereby control our policies and operations, including the appointment of management, future issuances of our common stock or other securities, the payment of dividends, if any, on our common stock, the incurrence or modification of debt by us, amendments to our Proposed Amended and Restated Certificate of Incorporation and our Proposed Amended and Restated Bylaws, and the entering into of extraordinary transactions, and their interests may not in all cases be aligned with your interests. In addition, Thomas Priore may have an interest in pursuing acquisitions, divestitures, and other transactions that, in his judgment, could enhance his investment, even though such transactions might involve risks to you. For example, he could cause us to make acquisitions that increase our indebtedness or cause us to sell revenue-generating assets. Additionally, in certain circumstances, acquisitions of debt at a discount by purchasers that are related to a debtor can give rise to cancellation of indebtedness income to such debtor for U.S. federal income tax purposes.

Our Proposed Amended and Restated Certificate of Incorporation will provide that none of the Priority Holders, any of their respective affiliates, or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. So long as Thomas Priore continues to own a significant amount of our combined voting power, even if such amount is less than 50%, he will continue to be able to strongly influence or effectively control our decisions. Furthermore, so long as the Priority Holders, including Thomas Priore, and their respective affiliates collectively own at least 50% of all outstanding shares of our stock entitled to vote generally in the election of directors, they will be able to appoint individuals to our board of directors under a stockholders agreement which we expect to adopt in connection with this Business Combination. In addition, given his level of control over the Sellers, Thomas Priore will be able to determine the outcome of all matters requiring stockholder approval and will be able to cause or prevent a change of control of the combined company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of the combined company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of the combined company and ultimately might affect the market price of our common stock.

We will be a “controlled company” within the meaning of the rules of The NASDAQ Stock Market and, as a result, expect to qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections as those afforded to stockholders of companies that are subject to such governance requirements.

After completion of the Business Combination, Thomas Priore will continue to control a majority of the voting power of our outstanding common stock. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of The NASDAQ Stock Market. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of our board of directors consist of independent directors;

•	the requirement that we have a Nominating/Corporate Governance Committee that is composed entirely of independent directors with a written charter addressing the Committee’s purpose and responsibilities; and

•	the requirement that we have a Compensation Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities

Following the Business Combination, we intend to utilize these exemptions. As a result, we will not have a majority of independent directors and our Compensation Committee and Nominating/Corporate Governance Committee will not consist entirely of independent directors. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of The NASDAQ Stock Market.

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The combined company is an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make its securities less attractive to investors.

The combined company is an “emerging growth company,” as defined in the JOBS Act. It may remain an “emerging growth company” until the fiscal year ended December 31, 2021. However, if its non-convertible debt issued within a three-year period or revenues exceeds $1.07 billion, or the market value of its common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, the combined company would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, the combined company is not required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, has reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and is exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, the combined company has elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, the combined company’s financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active market for our common stock, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.

Material weaknesses have been identified in Priority’s internal control over financial reporting.

Priority is currently a private company and is not subject to the internal control provisions of the Sarbanes-Oxley Act. As such, Priority has limited accounting personnel and other resources with which to address its internal controls and procedures consistent with PCAOB standards.

Priority has identified material weaknesses in internal controls over its financial reporting that remain unremediated. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified were (1) lack of sufficient resources with appropriate depth and experience to interpret complex accounting guidance and prepare financial statements and related disclosures in accordance with US GAAP and (2) deficiencies in certain aspects of the financial statement close process and specifically lacks processes and procedures to ensure critical evaluation and review of various account reconciliations, analyses and journal entries.

Priority is not and was not required to perform an evaluation of internal control over financial reporting as of December 31, 2017 and 2016 in accordance with the provisions of the Sarbanes-Oxley Act. Had such an evaluation been performed, additional control deficiencies may have been identified by Priority management, and those control deficiencies could have also represented one or more material weaknesses.

Priority has taken steps to enhance its internal control environment and plans to take additional steps to remediate the material weaknesses. Although Priority plans to complete this remediation process as quickly as possible, we cannot at this time estimate how long it will take.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this proxy statement include, but are not limited to, statements regarding our disclosure concerning Priority’s operations, cash flows, financial position and dividend policy, statements regarding our initial business combination, including the anticipated initial enterprise value and post-closing equity value of the combined company, the benefits of the Business Combination, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions contemplated by the Purchase Agreement. Furthermore, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Forward-looking statements appear in a number of places in this proxy statement, including, without limitation, in the sections entitled “Dividend Policy,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Priority” and “Priority’s Business.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including:

•	the timing to complete the Business Combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Business Combination;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	stock performance and Priority’s continued access to the public markets to raise capital in the future;

•	the potential liquidity and trading of our securities;

•	future operating or financial results;

•	future payments of dividends and the availability of cash for payment of dividends;

•	future acquisitions, business strategy and expected capital spending;

•	assumptions regarding interest rates and inflation;

•	the combined company’s financial condition and liquidity, including its ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	the ability of the combined company to affect future acquisitions and to meet target returns;

•	changes in applicable laws or regulations;

•	the possibility that Priority may be adversely affected by other general, macro-economic, business and/or other competitive factors; and

•	other factors discussed in “Risk Factors”.

The forward-looking statements speak only as of the date of this proxy statement. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement or to reflect the occurrence of unanticipated events.

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SPECIAL MEETING OF M I ACQUISITIONS STOCKHOLDERS

General

We are furnishing this proxy statement to the M I Acquisitions stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of M I Acquisitions stockholders to be held on July 19, 2018, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about July 3, 2018 in connection with the vote on the Business Combination Proposal, the Authorized Share Increase Proposal, the Board Declassification Proposal, Voting Threshold Proposal, the Section 203 Proposal, the Additional Amendments Proposal, the 2018 Equity Incentive Plan Proposal, the Earnout Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, on July 19, 2018, at 10:00 a.m. local time, or such other date, time and place to which such meeting may be adjourned or postponed.

Purpose of the Special Meeting of M I Acquisitions Stockholders

At the special meeting of stockholders, we are asking holders of M I Acquisitions common stock to approve the following proposals:

1.	Business Combination Proposal—to approve the Business Combination.

2.	Authorized Share Increase Proposal—to approve the amendment of the Current Certificate of Incorporation to increase the number of authorized shares of common stock and preferred stock.

3.	Board Declassification Proposal—to approve the amendment of the Current Certificate of Incorporation to provide for declassification of the board of directors into one class.

4.	Voting Threshold Proposal—to approve the amendment of the Current Certificate of Incorporation to change the stockholder vote required to approve a further amendment thereof.

5.	Section 203 Proposal—to approve the amendment of the Current Certificate of Incorporation to elect not to be governed by Section 203 of the DGCL.

6.	Additional Amendments Proposal—to approve the amendment to the Current Certificate of Incorporation to change M I Acquisitions’ name from “M I Acquisitions, Inc.” to “Priority Technology Holdings, Inc.”, and make certain further revisions thereto in connection with the Business Combination.

7.	2018 Equity Incentive Plan Proposal—to approve the 2018 Equity Incentive Plan, including the authorization of the initial share reserve.

8.	Earnout Incentive Plan Proposal—to approve the Priority Technology Holdings, Inc. Earnout Incentive Plan.

9.	Nasdaq Proposal—to approve the issuance of more than 20% of the issued and outstanding shares of common stock of M I Acquisitions pursuant to the terms of the Purchase Agreement, as required by Nasdaq Listing Rules 5635(a) and (d).

10.	Adjournment Proposal—to approve the adjournment of the special meeting in the event M I Acquisitions does not receive the requisite stockholder vote to approve the Business Combination.

If any of the proposals other than the 2018 Equity Incentive Plan Proposal and the Adjournment Proposal are not approved, the Business Combination will not be consummated and M I Acquisitions will liquidate and dissolve.

Recommendation of the Board of Directors

The board of directors:

•	has determined that each of the Business Combination Proposal and the other proposals is fair to, and in the best interests of, M I Acquisitions and its stockholders;

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•	has approved the Business Combination Proposal and the other proposals; and

•	recommends that M I Acquisitions’ stockholders vote “FOR” each of the Business Combination Proposal, the Authorized Share Increase Proposal, the Board Declassification Proposal, Voting Threshold Proposal, the Section 2-3 Proposal, the Additional Amendments Proposal, the 2018 Equity Incentive Plan Proposal, the Earnout Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal.

M I Acquisitions’ board of directors have interests that may be different from or in addition to your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for further information.

Record Date; Who is Entitled to Vote

We have fixed the close of business on June 29, 2018 as the “record date” for determining those M I Acquisitions stockholders entitled to notice of and to vote at the special meeting, which we refer to as the “Record Date”. As of the close of business on the Record Date, there were 6,681,512 shares of M I Acquisitions common stock outstanding and entitled to vote. Each holder of M I Acquisitions common stock is entitled to one vote per share on each of the Business Combination Proposal, the Authorized Share Increase Proposal, the Board Declassification Proposal, Voting Threshold Proposal, the Section 2-3 Proposal, the Additional Amendments Proposal, the 2018 Equity Incentive Plan Proposal, the Earnout Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal.

As of the Record Date, M I Acquisitions’ Initial Stockholders, either directly or beneficially, owned and were entitled to vote 1,748,634 shares of common stock, or approximately 26.2% of M I Acquisitions’ outstanding common stock. With respect to the Business Combination, M I Acquisitions’ Initial Stockholders have agreed to vote their respective M I Acquisitions common stock acquired by them in favor of the Business Combination Proposal, the Earnout Incentive Plan Proposal and the Amendments Proposals. They have indicated that they intend to vote their shares, as applicable, “FOR” each of the other proposals although there is no agreement in place with respect to these proposals.

Quorum and Required Vote for Stockholder Proposals

A Quorum of M I Acquisitions stockholders is necessary to hold a valid meeting. A Quorum will be present at the special meeting of M I Acquisitions stockholders if a majority of the M I Acquisitions common stock issued and outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions present in person and by proxy will count as present for the purposes of establishing a Quorum but broker non-votes will not.

Approval of the Business Combination Proposal, the 2018 Equity Incentive Plan Proposal, the Earnout Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of M I Acquisitions present and entitled to vote at the special meeting; provided, however, that if more than 3,029,372 of the shares of common stock purchased in the IPO demand redemption of their shares of common stock, then the Business Combination will not be completed. Approval of the Authorized Share Increase Proposal, the Board Declassification Proposal, the Voting Threshold Proposal, the Section 203 Proposal and the Additional Amendments Proposal will require the approval of a majority of the issued and outstanding shares of common stock of M I Acquisitions. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a Quorum is present, broker non-votes will have no effect on the Business Combination Proposal, the 2018 Equity Incentive Plan Proposal, the Earnout Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal, but will be the same as a vote against the Authorized Share Increase Proposal, the Board Declassification Proposal, the Voting Threshold Proposal, the Section 203 Proposal and the Additional Amendments Proposal.

Voting Your Shares

Each share of M I Acquisitions common stock that you own in your name entitles you to one vote for each proposal on which such shares are entitled to vote at the special meeting. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to ensure that your shares of M I Acquisitions common stock, as applicable, are voted at the special meeting:

•	You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board, “FOR” the adoption of the Business Combination Proposal, the Authorized Share Increase Proposal, the Board Declassification Proposal, Voting Threshold Proposal, the Section 2-3 Proposal, the Additional Amendments Proposal, the 2018 Equity Incentive Plan Proposal, the Earnout Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at either of the special meetings will not be counted.

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•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST CONTINUE TO HOLD YOUR SHARES THROUGH THE CLOSING DATE OF THE BUSINESS COMBINATION AND TENDER YOUR PHYSICAL STOCK CERTIFICATE TO OUR STOCK TRANSFER AGENT AT LEAST ONE BUSINESS DAY PRIOR TO THE CONSUMMATION OF THE BUSINESS COMBINATION. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO ELECTRONICALLY TRANSFER YOUR SHARES TO THE DTC ACCOUNT OF AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, OUR TRANSFER AGENT, AT LEAST ONE BUSINESS DAY PRIOR TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	if you are a record holder, you may notify our corporate secretary in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call Morrow Sodali LLC, our proxy solicitor, at (800) 662-5200, or M I Acquisitions at (347) 491-4240.

Presence of Independent Registered Public Accounting Firm at the Special Meeting

Representatives of our independent registered public accounting firm, Marcum LLP, have been invited to the special meeting of the stockholders. If they attend, the representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the proposals described herein. Under our Current Certificate of Incorporation, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Redemption Rights

Pursuant to our Current Certificate of Incorporation, a holder of M I Acquisitions common stock may demand that M I Acquisitions redeem such common stock for cash. Demand may be made by:

•	Voting for or against the business combination and electing redemption by checking the appropriate box on the proxy card; and

•	Tendering the shares of M I Acquisitions common stock for which you are electing redemption by the business day prior to the consummation of the Business Combination by either:

•	Delivering certificates representing the shares of M I Acquisitions’ common stock to M I Acquisitions’ transfer agent, or

•	Delivering the shares of M I Acquisitions common stock electronically through the DWAC system; and

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•	Not selling or otherwise transferring the shares of M I Acquisitions common stock until the Closing (tendering your common stock for redemption is not considered selling or transferring your shares).

M I Acquisitions stockholders will be entitled to redeem their M I Acquisitions common stock for a full pro rata share of the trust account (currently anticipated to be no less than approximately $10.507 per share), net of taxes payable.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to M I Acquisitions’ transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, by the business day prior to the consummation of the Business Combination.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and M I Acquisitions’ transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is M I Acquisitions’ understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. M I Acquisitions does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their common stock before exercising their redemption rights and thus will be unable to redeem their common stock.

In the event that a stockholder tenders its common stock and decides prior to the consummation of the Business Combination that it does not want to redeem its common stock, the stockholder may withdraw the tender. In the event that a stockholder tenders common stock and the business combination is not completed, these common stock will not be redeemed for cash and the physical certificates representing these common stock will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. M I Acquisitions anticipates that a stockholder who tenders common stock for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such common stock soon after the completion of the Business Combination.

If properly demanded by M I Acquisitions’ Public Stockholders, M I Acquisitions will redeem each share into a pro rata portion of the funds available in the trust account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately $10.507 per share. If you exercise your redemption rights, you will be exchanging your M I Acquisitions common stock for cash and will no longer own the common stock. If M I Acquisitions is unable to complete the Business Combination by September 17, 2018, it will liquidate and dissolve and Public Stockholders would be entitled to receive approximately $10.507 per share upon such liquidation.

Under the Purchase Agreement, the Business Combination is conditioned upon, among other things, there being a minimum of $20 million of cash in our trust account after giving effect to the redemption of M I Acquisitions common stock that holders of M I Acquisitions common stock validly elected to redeem in connection with the Business Combination. Therefore, unless these conditions are waived by M I Acquisitions and Priority, the Purchase Agreement could terminate and the proposed Business Combination may not be consummated.

Limitation on Redemption Rights Upon Consummation of the Business Combination

Our Current Certificate of Incorporation provide that no M I Acquisitions public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) is permitted from seeking redemption rights, without M I Acquisitions’ prior written consent, with respect to 20% or more of the common stock sold in the IPO. By limiting a stockholder’s ability to redeem no more than 20% of the common stock sold in the IPO, M I Acquisitions believes it has limited the ability of a small group of stockholders to block a transaction which is favored by our other Public Stockholders. However, this limitation also makes it easier for M I Acquisitions to complete a business combination which is opposed by a significant number of Public Stockholders.

Tendering Common stock Share Certificates in connection with Redemption Rights

M I Acquisitions is requiring the M I Acquisitions Public Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to M I Acquisitions’ transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option prior to the business day immediately preceding the consummation of the proposed Business Combination. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether M I Acquisitions requires holders seeking to exercise redemption rights to tender their common stock. The need to deliver common stock is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

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Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed Business Combination. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then Public Stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, M I Acquisitions will promptly return the share certificates to the public stockholder.

Appraisal Rights

Appraisal rights are not available to holders of M I Acquisitions common stock in connection with the Business Combination.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. M I Acquisitions and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card. Morrow Sodali LLC, a proxy solicitation firm that M I Acquisitions has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $20,000 and reimbursement of out-of-pocket expenses.

M I Acquisitions will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. M I Acquisitions will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the special meeting.

M I Acquisitions Initial Stockholders

In April 2015, we sold an aggregate of 1,437,500 shares of our common stock for $25,000, or approximately $.02 per share, to M SPAC LLC, which is controlled by Joshua Sason. On July 20, 2016, M SPAC LLC sold back 494,480 shares to us at a price equal to the amount paid for such shares. We subsequently sold an aggregate of 494,480 shares of our common stock for $8,600, or approximately $0.02 per share, to M SPAC Holdings I LLC and M SPAC Holdings II LLC, each of which is controlled by Joshua Sason.

The underwriters exercised a portion of their over-allotment option. Our insiders forfeited an aggregate of 109,973 insider shares in proportion to the portion of the over-allotment option that was not exercised. We recorded the forfeited shares as treasury stock and simultaneously retired the shares. Such forfeited shares were immediately cancelled which resulted in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

M SPAC LLC, M SPAC Holdings I LLC and M SPAC Holdings II LLC, entities controlled by Joshua Sason, our Chief Executive Officer, purchased, pursuant to written purchase agreements with us, 402,500 private units for a purchase price of $10.00 per private unit, generating total proceeds of $4,025,000. These purchases took place on a private placement basis simultaneously with the consummation of the IPO. Simultaneously with the purchase of units resulting from the exercise of the over-allotment option by the underwriters, M SPAC LLC, M SPAC Holdings I LLC and M SPAC Holdings II LLC purchased an additional 18,607 private units at a price of $10.00 per unit.

Pursuant to a registration rights agreement between us and our Initial Stockholders, our Initial Stockholders are entitled to certain registration rights with respect to the M I Acquisitions units held by them, as well as the underlying securities. The holders of these securities are entitled to make up to two demands that M I Acquisitions register such securities. The holders of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these common stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. M I Acquisitions will bear the expenses incurred in connection with the filing of any such registration statements.

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PROPOSAL NO. 1 – THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement of the Business Combination and the principal terms of the Purchase Agreement is subject to, and is qualified in its entirety by reference to, the Purchase Agreement. The full text of the Purchase Agreement is attached hereto as Annex A, which is incorporated by reference herein.

General Description of the Business Combination

Business Combination with Priority; Business Combination Consideration

Upon the closing of the transactions contemplated by the Purchase Agreement, M I Acquisitions will acquire 100% of the issued and outstanding equity securities of Priority, which will result in Priority becoming a wholly-owned subsidiary of M I Acquisitions.

The consideration to be paid by M I Acquisitions to Sellers in the business combination is a number of shares of M I Acquisitions’ common stock equal to Priority’s equity value (which the Purchase Agreement defines as of the signing date as the $947.8 million enterprise value of Priority, less the net debt of Priority, subject to certain adjustments as described in the Purchase Agreement) divided by $10.30. If Priority acquires or contracts to acquire any businesses prior to the closing of the Business Combination that increase Priority’s Earnout Adjusted EBITDA in aggregate by more than $9.0 million, Priority’s enterprise value will increase by multiplying the incremental increase in Earnout Adjusted EBITDA of such acquisition by 12.5, provided that estimated synergies related to any such acquisitions and proposed acquisitions included in the Earnout Adjusted EBITDA calculation of Priority shall be capped at 20% of the Earnout Adjusted EBITDA of the applicable acquisition with respect to the 12-month period immediately preceding the consummation of such acquisition. In order to be included in the above calculation, any agreements to acquire a business must be subject only to payment of cash and/or other consideration to the target and must close within 30 days following closing of the Business Combination. In addition, any cash that Priority spends to acquire any technology assets, up to $5.0 million, to purchase securities from the M I’s founders pursuant to the Founders Share Agreement or to extend the time we have to complete a business combination, will be included in the calculation of net debt as cash and cash equivalents (which would reduce the amount of net debt, effectively increasing the assumed equity value of Priority and increasing the number of shares that would be issued to the Sellers).

An additional 9.8 million shares of M I Acquisitions common stock may be issued as earn-out consideration to the Sellers, or at their election, to members of Priority’s management or other service providers post-business combination pursuant to the Priority Technology Holdings, Inc. Earnout Incentive Plan —4.9 million shares for the first earn-out and 4.9 million shares for the second earn-out. For the first earn-out, the Earnout Adjusted EBITDA of M I Acquisitions must be no less than $82.5 million for the year ending December 31, 2018 and the M I Acquisitions stock price must have traded in excess of $12.00 for any 20 trading days within any consecutive 30-day trading period at any time on or before December 31, 2019. For the second earn-out, the Earnout Adjusted EBITDA of M I Acquisitions must be no less than $91.5 million for the year ending December 31, 2019 and the M I Acquisitions stock price must have traded in excess of $14.00 for any 20 trading days within any consecutive 30-day trading period at any time between January 1, 2019 and December 31, 2020. In the event that the first earn out targets are not met, the entire 9.8 million shares may be issued if the second earn-out targets are met. Furthermore, pursuant to the Founders Share Agreement, Priority agreed to purchase 421,107 of the units issued to the Founders in a private placement immediately prior to M I Acquisitions’ initial public offering, and 453,210 shares of common stock of M I Acquisitions issued to the Founders, for an aggregate purchase price of approximately $2.1 million. In addition, pursuant to the Founders Share Agreement, the Founders will forfeit 174,863 founder’s shares at the closing of the Business Combination, which shares may be reissued to the Founders if one of the earn outs described herein (and relating to the Purchase Agreement consideration) is achieved.

After the Business Combination, assuming no redemptions of common stock for cash, M I Acquisitions’ current Public Stockholders will own approximately 7.4% of the combined company, M I Acquisitions’ current directors, officers and affiliates will own approximately 1.1% of the combined company, and the Sellers (including the holders receiving shares distributed by PIH) will own approximately 91.5% of the combined company. Assuming redemption by holders of 61.4% of 4.9 million shares of M I Acquisitions outstanding public common stock, M I Acquisitions’ Public Stockholders will own approximately 3.0% of the combined company, M I Acquisitions’ current directors, officers and affiliates will own approximately 1.1% of the combined company, and the Sellers (including the holders receiving shares distributed by PIH) will own approximately 95.9% of the combined company.

If any of the proposals are not approved, the Business Combination will not be consummated and M I Acquisitions will liquidate and dissolve. Assuming all of such proposals are approved, the M I Acquisitions and Priority expect to close the Business Combination promptly following the special meeting.

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Background of the Business Combination

Background

M I Acquisitions, Inc. is a special purpose acquisition company formed on April 23, 2015 in Delaware for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization or other similar business combination with one or more target businesses. M I Acquisitions intended to focus on acquiring a company or companies operating in the technology, media and telecommunications industries, but was not limited to a particular industry or geographic region.

M I Acquisitions completed its IPO on September 19, 2016 of 5,000,000 units, with each unit consisting of one share of common stock, par value $0.001 per share, and one warrant, which entitles the holder thereof to purchase one share of common stock. Simultaneously with the consummation of the IPO, we consummated the private placement of 402,500 private units at a price of $10.00 per unit, generating total proceeds of $4,025,000. The private units were purchased by M SPAC LLC, M SPAC Holdings I LLC and M SPAC Holdings II LLC, entities controlled by Joshua Sason, our Chief Executive Officer. M I Acquisitions received gross proceeds of approximately $54,025,000 from the IPO and private placement.

The underwriters exercised the over-allotment option in part and, on October 14, 2016, the underwriters purchased 310,109 over-allotment option units, which were sold at an offering price of $10.00 per unit, generating gross proceeds of $3,101,090. On October 14, 2016, simultaneously with the sale of the over-allotment units, we consummated the private sale of an additional 18,607 private units to one of the Initial Stockholders, generating gross proceeds of $186,070.

After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to us from the IPO (including the over-allotment option units) and private placements on September 19, 2016 and October 14, 2016 were approximately $55,220,000, of which $54,694,127 was deposited into a trust account, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Through the Record Date, we have used approximately $500,000 of the net proceeds that were not deposited into the trust account to pay general and administrative expenses. The net proceeds deposited into the trust account and any additional amounts deposited in connection with extensions of the trust account remain on deposit in the trust account earning interest except those certain amounts withdrawn in order to pay tax obligations and to redeem shareholders in connection with our shareholder vote to extend the date of liquidation date. As of the Record Date, there was $51,829,390 held in the trust account.

In accordance with M I Acquisitions’ Amended and Restated Certificate of Incorporation, the amounts held in the trust account may only be used by M I Acquisitions upon the consummation of a business combination, except that there can be released to M I Acquisitions, from time to time, any interest earned on the funds in the trust account that it may need to pay its tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and M I Acquisitions’ liquidation. M I Acquisitions executed a definitive agreement on February 26, 2018 and it must liquidate unless a business combination is consummated by September 17, 2018. As of the Record Date, approximately $51,829,390 was held in deposit in M I Acquisitions’ trust account.

Promptly after M I Acquisitions’ IPO, the officers and directors of M I Acquisitions commenced the process of locating potential targets. M I Acquisitions management and board established a list of criteria for screening potential targets, including, but not limited to:

•	Intelligible business model with public market comparables;

•	Proprietary and/or value-added products/services with sustainable competitive advantage;

•	Active in a positively-viewed industry that may be fragmented with high barriers to entry;

•	Strong and experienced management team supported by a motivated controlling counterparty seeking to take advantage of improved liquidity and access to public markets; and

•	Meaningful business size of at least $100.0 million in enterprise value with established and predictable history of revenue and profitability.

Promptly after the IPO, the M I Acquisitions officers and directors began to engage in targeted outreach to gain awareness of the vehicle and its ideal target company candidate. This outreach consisted primarily of reaching out to investment banks, financial advisory firms, merchant banks, deal finders, venture capital funds, private equity firms, industry-specific experts, and other target company service providers including active law firms, accounting firms and consulting firms.

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Immediately following the M I Acquisitions IPO, M I Acquisitions management focused its search on companies in the general technology, media and telecommunications industry. Over the course of M I Acquisitions’ search for target companies, M I Acquisitions management evaluated in excess of 150 target companies. M I Acquisitions entered into advanced discussions with the following three targets in different industries, but did not proceed with these targets for a variety of reasons:

1.	A restaurant franchising business that M I Acquisitions did not believe would be able to gain the necessary capital markets and investor interest to support a transaction

2.	An international messaging marketing company that underwent a change of strategic vision from its sole shareholder during transaction negotiations and eventually elected not to proceed with a transaction with M I Acquisitions

3.	An international travel technology company that was not willing or able to take on the responsibilities and risks associated with being a publicly-traded company

During M I Acquisitions’ search of target companies, management was introduced to Zachary Fisher, a Managing Director at Cowen & Company, LLC, regarding an opportunity that M I Acquisitions did not eventually pursue. During the course of M I Acquisitions’ evaluation of the opportunity, M I Acquisitions management met with Mr. Fisher several times, during which Mr. Fisher developed an understanding of M I Acquisitions’ investment thesis for and its ideal target candidate. On numerous occasions thereafter, Mr. Fisher reached out to M I Acquisitions management with potential target companies for M I Acquisitions.

On July 6, 2017, Mr. Fisher asked if the M I Acquisitions management would be interested in meeting with an unnamed company in the payments industry. A meeting was then set for July 13, 2017.

On July 13, 2017, Marc Manuel and Andrew Reggev went to Cowen’s office in New York City to meet with that company (Priority) and representatives from Cowen and Joshua Sason joined by conference call. They met with Priority’s Executive Chairman, Thomas Priore, Mr. Fisher and other representatives of Cowen. During the meeting, Thomas Priore provided an overview of the business, competitive advantages, recent developments within the Company and its capital structure, as well as future business initiatives, which included acquisitions, and potentially going public.

Subsequent to the meeting, M I Acquisitions management began market research of the industry, public market competitors, and any precedent transactions. Of particular interest to M I Acquisitions management was the recent FinTech Acquisition Corp. / CardConnect Corp. business combination and eventual sale of CardConnect Corp. to First Data Corporation, which was announced on May 29, 2017. Furthermore, with CardConnect no longer publicly listed, the acquisition of CardConnect by First Data left a void in the small- and mid-cap payments sector for the investment community.

On July 26, 2017, Priority executed a mutual non-disclosure agreement with M I Acquisitions.

On August 3, 2017, M I Acquisitions management held a conference call with Thomas Priore and Cowen to discuss the history of M I Acquisitions, developments in the SPAC market and Priority’s present business activity. Subsequent to the call Mr. Reggev sent a financial model to Cowen outlining M I Acquisitions capital ownership. Cowen held additional conversations with Priority over the following weeks discussing the application of a SPAC with Priority. Between August 3, 2017 and October 18, 2017 M I Acquisitions held additional internal meetings and discussions and engaged Chardan Capital Markets on July 14, 2017 to assist in providing advice on Priority, industry analysis and the transaction structure. After these meetings and discussions, M I Acquisitions management agreed internally to proceed with negotiations with Priority.

On October 20, 2017, M I Acquisitions, Priority, and Cowen met at Cowen’s office in Midtown, New York City to give a business update and to discuss timeline around a transaction given that M I Acquisitions had a deadline to complete a business combination of March 2018 (without any extensions).

On December 7, 2017 M I Acquisitions gave notice to Priority that the board of directors had mandated that M I Acquisitions reach an agreement with Priority in the immediate future. Subsequently, on December 22, 2017 Cowen provided M I Acquisitions with an initial term sheet. Between December 22, 2017 and January 2, 2018, the parties negotiated the terms of the transaction and, on January 2, 2018, Cowen provided the final term sheet, which substantively reflected the high level business understanding of a potential Business Combination.

With the general terms understood in principal, on January 3, 2018, M I Acquisitions management held a board meeting and introduced the opportunity to the M I Acquisitions board of directors by providing a walk-through of the business, transaction elements, and the pros and cons of the transaction. Joshua Sason provided an overview of Priority and the transaction highlights as well as management’s rationale for the proposed business combination. M I Acquisitions management then introduced the pros and cons of the transaction and explained the reasons that the transaction was beneficial to M I Acquisitions stockholders. The board subsequently requested a call with Cowen to provide a more in-depth overview of the industry, insight on this specific company and transaction, and the capital markets mechanics of the transaction.

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On January 4, 2018, M I Acquisitions, Loeb & Loeb (acting as M I Acquisitions’ legal representative), Priority, Cowen and Schulte Roth & Zabel LLP (“Schulte”) (acting as Priority’s legal representative) held a call to introduce the parties and discuss (i) the potential terms of a transaction, (ii) M I Acquisitions timeline constraints for the transaction, (iii) the timeline and process to reach a definitive documentation, and (iv) due diligence. In advance of the call, M I Acquisitions provided Cowen with an indicative timeline for the transaction, as well as their comprehensive due diligence request list, which was then circulated to the remainder of the participants on the call.

On January 8, 2018, Loeb & Loeb provided M I Acquisitions with an initial draft of the transaction documents and outlined major business and legal issues within the documents that still needed to be finalized. After several internal rounds of comments and edits to the documents, Loeb & Loeb provided an initial draft of the merger agreement to Schulte and Cowen on January 10, 2018. Over the ensuing four weeks, M I Acquisitions’ and Priority’s legal counsels exchanged drafts of the agreements to address a variety of critical open business, structural and legal issues including (i) minimum cash requirement for a transaction, (ii) reps and warranties of the buyer and sellers, (iii) treatment of the extension obligations, (iv) conditions to closing, and (v) finalizing of the disclosure schedules for each party among other items.

On January 11, 2018, M I Acquisitions management began formal due diligence review of Priority receiving access to the Priority data room based upon the due diligence request list that M I Acquisitions had provided to Cowen.

On January 18, 2018, M I Acquisitions management held a meeting with Giovanni Caruso of Loeb & Loeb at Loeb’s offices to go over the due diligence process, and to discuss outstanding business and legal issues. Following this meeting and through the date the agreement was signed, M I Acquisitions management and Loeb & Loeb collectively worked to complete their respective due diligence of the material provided.

On January 30, 2018 Mr. Sason visited the Priority headquarters in Alpharetta, GA. During his visit, Mr. Sason sat in on presentations from various divisions of the business to gain more in-depth knowledge of the day-to-day operations. Mr. Sason then conducted several interviews with Priority’s management team to provide further insights on M I Acquisitions’ operations, its vision and the general industry dynamics. Mr. Sason concluded the site visit with a one-on-one meeting with Thomas Priore to discuss remaining business issues in the transaction that still required resolution. Following the conclusion of his trip, Mr. Sason provided a debrief to the rest of M I Acquisitions management and reiterated his support for the transaction.

On January 31, 2018, M I Acquisitions held a meeting of the board of directors via conference call. Participants were each of the board of directors, as well as Matthew Kearney, as advisor to the board of directors, and Russell Rieger, and Andrew Reggev, who had been assisting M I Acquisitions management with the transaction. Each participant was provided with a current copy of the draft transaction documents prior to joining the call. During the call, management provided further updates on the transaction, a briefing of Mr. Sason’s visit to Priority’s headquarters, a discussion of the risks of the transaction and a Q&A session on Priority.

Between January 31, 2018 and February 9, 2018, M I Acquisitions management and Priority management negotiated remaining open items contained in the legal agreements.

On February 9, 2018, M I Acquisitions management provided notice to its board of directors to request formal approval to finalize a transaction with Priority. The information provided to the Board was supplemented with an outline of all recent changes to the transaction terms and legal documents since the prior versions circulated to the board. After the board was provided with time to review the updated agreements and preliminary presentation about Priority, the transaction was unanimously approved by the board of directors, subject to final negotiation and modifications.

Between February 9, 2018 and February 26, 2018, the parties finalized the transaction documents, exchanged turns on each party’s disclosure schedules and finalized outstanding due diligence issues.

On February 26, 2018, after all business terms and legal documentation was agreed upon, the parties signed the transaction documents. Prior to the market opening on February 27, 2018, M I Acquisitions issued a press release and filed a Current Report on Form 8-K announcing the execution of the transaction documents and providing an investor deck on the transaction and Priority’s business. Subsequently, on March 2, 2018, M I Acquisitions filed a Current Report on Form 8-K disclosing the material terms of the agreement and the transaction documents.

On March 26, 2018, the parties entered into an Amended and Restated Contribution Agreement. The revisions:

•	changed Priority’s enterprise value to $947,835,000;

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•	amended the language relating to the inclusion of acquisitions between signing and closing in the calculation of Priority’s enterprise value; and

•	amended the definition of net assumed debt to include the cost of acquisition of technology assets, up to $5,000,000, the amount paid by Priority to purchase securities from the Founders pursuant to the Founders Share Agreement and any amounts paid by Priority to extend the time we have to complete a business combination in the calculation of net debt as cash and cash equivalents.

On April 17, 2018, the parties entered into a Second Amended and Restated Contribution Agreement. The revisions:

•	clarified the calculation of Priority's enterprise value should also take into account any acquisitions for which Priority has contracted to acquire prior to closing of the Business Combination so long as the only factor preventing closing of those acquisitions is that the cash and/or other consideration has not yet been paid and those acquisitions are completed within 30 days of the closing of the Business Combination; and

•	clarified the treatment of the GS Warrant as it relates to the payment of the Merger Consideration.

The Board of Directors Reasons for the Approval of the Business Combination

The board of directors held several meetings to discuss, among other things, a potential business combination with Priority. On February 9, 2018, the board of directors unanimously approved the Contribution Agreement, Purchase Agreement, and Letter Agreement and the transactions contemplated thereby, determined that the Business Combination is in the best interests of M I Acquisitions stockholders, directed that the Agreements be submitted to M I Acquisitions’ stockholders for approval and adoption, and recommended that M I Acquisitions’ stockholders approve and adopt the agreements and transactions contemplated thereby. Prior to reaching the decision to approve the agreements and the transaction, our board of directors consulted with our legal and financial advisors, as well as other third-party resources.

In order to become more familiar with the industry Priority operates in, our board of directors and management team reviewed various industry-specific research published by third-parties and also analyzed data and material from Priority, including but not limited to, Priority’s existing business model, historic and projected financial statements, valuation analysis, material agreements and other due diligence material. Our management team also coordinated legal due diligence with assistance from Loeb & Loeb and conducted several interviews with Priority’s management and held in-depth conference calls with third-party industry and financial experts including, but not limited to, Chardan Capital Markets.

Since M I Acquisitions’ IPO in September of 2016, our management team and board of directors have been conducting a search for potential business combination partners. M I Acquisitions’ management and board of directors considered a wide variety of factors in connection with its evaluation of the Business Combination but did not find it to be practical to quantify or assign weights to the specific factors in reaching its final decision. In considering the Business Combination with Priority, our management team and board of directors determined that Priority met, in some fashion, all of the criteria for our target company screening:

•	Intelligible business model with public market comparables

Priority is a leading provider of merchant acquiring and commercial payment solutions with proprietary technology and infrastructure, ranking as the 6th largest non-bank acquirer as per “The Nilson Report”. Because several of Priority’s peers such as Global Payments Inc. (NYSE: GPN) and Worldpay Inc. (NYSE: WP) have strong public markets followings and support from investors and investment banks, we believe that Priority’s business model will be easily understood by the investment community. Additionally, in 2016, FinTech Acquisition Corp., a $100.0 million special purpose acquisition corporation, completed its acquisition of CardConnect Corp., which was subsequently sold to First Data Corporation at a price per share of $15.00 per share. We believe that this set a strong precedent in the marketplace for electronic payments companies merging with special purpose acquisition companies and will provide further support from the investment community. Furthermore, as further described later in this section, the board believes that the transaction represents an attractive investment opportunity due to the Priority’s post-Business Combination valuation discount to similar publicly-listed comparable companies.

•	Proprietary and/or value-added products/services with sustainable competitive advantage

Priority’s solutions are delivered through its internally developed enterprise suites, which include: MX Connect, MX Merchant and CPX. MX Connect provides Priority’s consumer payments reselling partners with automated tools that support low friction merchant on-boarding, underwriting and risk management, client service, and commission processing through a single mobile-enabled, web-based interface. The result is a smooth merchant activation onto Priority’s flagship consumer payments offering, MX Merchant, which provides core processing and business solutions to SMB clients, including a flexible and customizable set of business applications that help better manage critical business functions and revenue performance. CPX, like the MX Product line, provides a complete solution suite designed to monetize all types of B2B payments by maximizing automation for buyers and suppliers. Using these value-added product suites and a customer-focused approach, Priority strives to maintain low attrition rates in comparison to competitors. Priority’s attrition is approximately 12%. According to Adil Consulting, competing acquirers in the SMB segment have attrition rates that average 23%. We believe this provides Priority with a sustainable competitive advantage to its peers.

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•	Active in a positively-viewed industry that may be fragmented with high barriers to entry

According to The Nilson Report, the card and electronic consumer payment volume in the United States is projected to increase from $7.5 trillion in 2016 to $10.0 trillion by 2021, representing a 5.9% compound annual growth rate. According to The Nilson Report, purchase volume on credit, debit, electronic benefits transfer and prepaid cards in the United States was approximately $6 trillion in 2016 and is estimated to reach nearly $8.3 trillion by 2021, a CAGR of 6.7%. Priority believes that the larger B2B market is somewhat less penetrated with card and other electronic payments and is poised for continued growth in the future. This long-term trend towards electronic payments and the growth of SMBs provide strong opportunity for Priority to continue to grow through both organic business development and acquisition of select, market participants. Furthermore, the electronic consumer payment industry requires participants to maintain and continuously improve internal technology and infrastructure, keeping barriers to entry relatively high. Therefore, we believe that Priority has positioned itself well to protect against market competition and from losing customers to new companies in the industry.

•	Strong and experienced management team supported by a motivated controlling counterparty seeking to take advantage of improved liquidity and access to public markets

Priority’s leadership team has extensive expertise in the industry with over 150 years of combined financial technology, payment processing, or other corporate functional expertise. John Priore, Priority’s Chief Executive Officer, has over 26 years of experience including serving as an Executive Vice President of Financial Systems at Ingenico and a Divisional Vice President at First Data Corporation. Bruce Mattox, Priority’s Chief Financial Officer, has over 31 years of experience and is a former Vice President and Divisional Controller at Wachovia Bank of Georgia and is a former Controller and Director at First Data Merchant Services. We expect that all key Priority executives will continue with the combined company following the business combination. Thomas Priore, Priority’s Executive Chairman and its majority owner, has over 25 years of experience in corporate and financial management and over 17 years of experience building companies from start-ups to institutional caliber enterprises. In addition, the Priority equityholders will all receive equity consideration in the transaction. We believe that management and the existing Priority equityholders have aligned their future business strategy to include the benefits of continued access to public markets to support their ongoing development of the business.

•	Meaningful business size of at least ~$100.00 million in enterprise value with established and predictable history of revenue and profitability

Following closing of the Business Combination, the expected pro forma enterprise value of the company will be approximately $1,003 million, which creates a company well above M I Acquisitions management’s targeted enterprise value minimum threshold of $100.0 million. Furthermore, since 2015, Priority has had consistent and growing annual revenue and Earnout Adjusted EBITDA. Annual revenue and annual Earnout Adjusted EBITDA have both increased for every fiscal year since 2015 and based upon current projections, is expected to continue to increase through 2019, with a 12% net revenue CAGR and a 19% Earnout Adjusted EBITDA CAGR over such period. We believe that Priority’s historic financial performance and projected future financial performance illustrate the strength of Priority as a partner for M I Acquisitions.

During several M I Acquisitions meetings of our executive team and in on-going consultation with the board of directors, a substantial amount of time was spent evaluating and reviewing the transaction consideration of $947.8 million to acquire 100% of the equity of Priority that had been negotiated by the management team with Priority equityholders. It was determined in consultation with our board and advisors that the best methodology for evaluating the consideration being paid to Priority would be to use the market comparable method, specifically looking at historical or projected EV/ Adjusted EBITDA multiples (enterprise value to Adjusted EBITDA) of what we viewed as similar publicly listed merchant acquirers or processors in comparison to Priority’s pro forma multiples pre-transaction. It was determined in January 2018, that similar public companies traded at approximately 14.7x Projected 2018 EV/Adjusted EBITDA multiple, representing a strong premium to the consideration being paid in the Priority transaction of 11.8x Priority's 2018 Projected EV/Earnout Adjusted EBITDA. Our executive team and the board consulted with Chardan Capital Markets about the consideration being paid to acquire Priority and about the strength of the company on an EV/Earnout Adjusted EBITDA valuation basis and Earnout Adjusted EBITDA growth basis in comparison to its peers on an EV/ Adjusted EBITDA valuation basis and Adjusted EBITDA growth basis, respectively. Priority projects a 38% Adjusted EBITDA growth rate for 2017 to 2018, in comparison to public company comparables who reflect a 13.0% Adjusted EBITDA growth rate over the same period.

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Priority’s Earnout Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations and also gives effect to certain adjustments related to acquired merchant portfolios and residual streams and other acquisitions. Priority’s management cannot estimate on a forward-looking basis the impact of certain of the excluded items on its reported net income, particularly the impact of interest expense, which could vary based on fluctuations in market interest rates or if Priority elects to change its capital structure in the future by repaying a portion of its debt or incurring additional debt. As a result, Priority does not provide a reconciliation to the closest corresponding GAAP financial measure for its Earnout Adjusted EBITDA outlook. Furthermore, Priority’s projected revenue and Earnout Adjusted EBITDA are forward-looking statements, which are subject to risks as described under “Forward-Looking Statements.”

Other Considerations

Our board of directors unanimously concluded that the Purchase Agreement with Priority is in the best interests of the M I Acquisitions stockholders. The board of directors did not obtain a fairness opinion on which to base its assessment. Because of the financial skills and background of its members, the board of directors believes it was qualified to perform the valuation analysis discussed in this section.

The board of directors focused its analysis on whether the Business Combination is likely to generate a return for its stockholders that is greater than if the trust were to be liquidated.

Recommendation of the Board of Directors

After careful consideration, the board of directors determined that the Business Combination with Priority is in the best interests of M I Acquisitions and its stockholders. On the basis of the foregoing, the board of directors has approved and declared advisable the Business Combination with Priority and recommends that you vote or give instructions to vote “FOR” each of the Business Combination Proposal and the other proposals.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the board of directors in favor of adoption of the Business Combination Proposal and other proposals, you should keep in mind that the directors and officers of M I Acquisitions have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

●

In the absence of stockholder approval for a further extension, if the proposed Business Combination is not completed by September 17, 2018, M I Acquisitions will be forced to liquidate. In such event, the 1,327,527 shares of M I Acquisitions common stock held by M I Acquisitions officers, directors and affiliates, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless, as will the 421,107 private units that were acquired simultaneously in connection with the IPO for an aggregate purchase price of $4,211,070. Each of M I Acquisitions’ officers and directors has a pecuniary interest in, as specified in the following table:

Name	Shares in which such person has a pecuniary interest	Units in which such person has a pecuniary interest
Joshua Sason	787,909	254,149
Marc Manuel	114,143	34,306
Russell Rieger	34,257	10,296
Donald S. Ienner	47,287	15,000
David Schulhof	23,644	7,500
Samuel S. Holdsworth	47,287	15,000

Such shares of common stock and units had an aggregate market value of approximately $18,996,529 based on the last sale price of M I Acquisitions’ common stock of $10.50 and M I Acquisitions’ warrants $1.51, on the Nasdaq Capital Market as of the Record Date;

•

Unless M I Acquisitions consummates the Business Combination, its officers, directors and Initial Stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them. As of the Record Date, 2018, M I Acquisitions’ officers, directors and Initial Stockholders were entitled to approximately $8,353.52 in reimbursable expenses, which consist of the following:

Expense paid	By whom paid	Amount
DTC Fees	Magna Management, LLC	$960.00
Proxy Fees	Magna Management, LLC	$7,393.52

As a result, the financial interest of M I Acquisitions’ officers, directors and Initial Stockholders or their affiliates could influence its officers’ and directors’ motivation in selecting Priority as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the stockholders’ best interest;

•	If M I Acquisitions liquidates prior to the consummation of a business combination, our insiders have contractually agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target business or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Therefore, our directors and officers have a financial interest in consummating the Business Combination, thereby resulting in a conflict of interest; and

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•	In addition, the exercise of M I Acquisitions’ directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the best interests of M I Acquisitions’ stockholders.

Certain Material U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax considerations for holders of our common stock that elect to have their common stock redeemed for cash. This summary is based upon the Code, the regulations promulgated thereunder by the U.S. Treasury Department, current administrative interpretations and practices of the IRS and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, mutual funds, pension plans, S corporations, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, trusts and estates, partnerships and their partners, tax-exempt organizations (including private foundations), investors that hold our common stock as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes, investors subject to the alternative minimum tax provisions of the Code, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, expatriates or former long-term residents of the United States, investors that actually or constructively own 5 percent or more of our common stock, and Non-U.S. Holders (as defined below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary addresses only the federal income tax laws of the United States and does not discuss any state, local, or non-United States tax considerations, any non-income tax (such as gift or estate tax) considerations, alternative minimum tax or the Medicare tax on net investment income. In addition, this summary is limited to investors that hold our Common Stock as “capital assets” (generally, property held for investment) under the Code.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of a redemption.

WE URGE HOLDERS OF OUR COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Considerations to U.S. Holders

This section is addressed to U.S. Holders of our common stock that elect to have their common stock redeemed for cash. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock who or that is:

•	an individual who is a U.S. citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

Redemption of Common Stock

In the event that a U.S. Holder’s common stock is redeemed, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the common stock under Section 302 of the Code. Whether the redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares both before and after the redemption. The redemption generally will be treated as a sale of the common stock (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

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In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption must, among other requirements, be less than 80% of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The redemption will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described below under “U.S. Federal Income Tax Considerations to U.S. Holders—Taxation of Distributions.” U.S. Holders of our common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock

If the redemption qualifies as a sale of common stock, a U.S. Holder must treat any gain or loss recognized upon a sale, taxable exchange or other taxable disposition of our common stock as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. Generally, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the sum of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Taxation of Distributions

If the redemption does not qualify as a sale of Common Stock, the U.S. Holder will be treated as receiving a distribution. In general, any distributions to U.S. Holders generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Federal Income Tax Considerations to U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividends” that will be taxable at a reduced rate.

U.S. Federal Income Tax Considerations to Non-U.S. Holders

This section is addressed to Non-U.S. Holders of our common stock that elect to have their common stock redeemed pursuant to the redemption. For purposes of this discussion, a “Non U.S.-Holder” is a beneficial owner of our common stock (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Holder. The characterization for U.S. federal income tax purposes of the redemption generally will correspond to the U.S. federal income tax characterization of the redemption as described under “U.S. Federal Income Tax Considerations to U.S. Holders.”

Non-U.S. Holders of our common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

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Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

If the redemption qualifies as a sale of common stock, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale of its common stock, unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the redemption, and a corporate Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the individual’s net capital gain from U.S. sources for the year; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock.

Taxation of Distributions

If the redemption does not qualify as a sale of common stock, the Non-U.S. Holder will be treated as receiving a distribution. In general, any distributions we make to a Non-U.S. Holder of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “U.S. Federal Income Tax Considerations to Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.” If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the same 30% rate discussed in the last paragraph unless a Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the 30% rate (subject to reduction by an applicable income tax treaty). However, some or all of any amounts thus withheld may be refundable to the Non-U.S. Holder by the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments resulting from a redemption of our common stock. U.S. Holders will have to provide their taxpayer identification number and comply with certain certification requirements to avoid backup withholding. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The amount of any backup withholding from a payment to a U.S. Holder or Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

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FATCA

A 30% withholding tax applies with respect to certain payments on our common stock in each case if paid to a foreign financial institution or a non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The withholding tax may apply to payments made to Non-U.S. Holders pursuant to the redemption if the redemption does not qualify as a sale of common stock described above. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of such withholding tax.

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THE PURCHASE AGREEMENT

The following is a summary of the material provisions of the Purchase Agreement. This summary is qualified in its entirety by reference to the Purchase Agreement, which is attached as Annex A to this proxy statement. You are encouraged to read the Purchase Agreement in its entirety for a more complete description of the terms and conditions of the transactions contemplated by the Purchase Agreement.

Business Combination with Priority; Acquisition Consideration

Upon the closing of the transactions contemplated by the Purchase Agreement, M I Acquisitions will acquire 100% of the issued and outstanding equity securities of Priority, which will result in Priority becoming a wholly-owned subsidiary of M I Acquisitions.

The consideration to be paid by M I Acquisitions to Sellers in the business combination is a number of shares of M I Acquisitions’ common stock equal to Priority’s equity value (which the Purchase Agreement defines as of the signing date as the $947.8 million enterprise value of Priority, less the net debt of Priority, subject to certain adjustments as described in the Purchase Agreement) divided by $10.30. If Priority acquires or contracts to acquire any businesses prior to the closing of the Business Combination that increase Priority’s Earnout Adjusted EBITDA in aggregate by more than $9.0 million, Priority’s enterprise value will increase by multiplying the incremental increase in Earnout Adjusted EBITDA of such acquisition by 12.5, provided that estimated synergies related to any such acquisitions and proposed acquisitions included in the Earnout Adjusted EBITDA calculation of Priority shall be capped at 20% of the Earnout Adjusted EBITDA of the applicable acquisition with respect to the 12-month period immediately preceding the consummation of such acquisition. In order to be included in the above calculation, any agreements to acquire a business must be subject only to payment of cash and/or other consideration to the target and must close within 30 days following closing of the Business Combination. In addition, any cash that Priority spends to acquire any technology assets, up to $5.0 million, to purchase securities from the M I’s founders pursuant to the Founders Share Agreement described below or to extend the time we have to complete a business combination, will be included in the calculation of net debt as cash and cash equivalents (which would reduce the amount of net debt, effectively increasing the assumed equity value of Priority and increasing the number of shares that would be issued to the Sellers).

An additional 9.8 million shares of M I Acquisitions common stock may be issued as earn-out consideration to the Sellers, or at their election, to members of Priority’s management or other service providers post-business combination pursuant to the Earnout Incentive Plan—4.9 million shares for the first earn-out and 4.9 million shares for the second earn-out. For the first earn-out, the Earnout Adjusted EBITDA of M I Acquisitions must be no less than $82.5 million for the year ending December 31, 2018 and the M I Acquisitions stock price must have traded in excess of $12.00 for any 20 trading days within any consecutive 30-day trading period at any time on or before December 31, 2019. For the second earn-out, the Earnout Adjusted EBITDA of M I Acquisitions must be no less than $91.5 million for the year ending December 31, 2019 and the M I Acquisitions stock price must have traded in excess of $14.00 for any 20 trading days within any consecutive 30-day trading period at any time between January 1, 2019 and December 31, 2020. In the event that the first earn-out targets are not met, the entire 9.8 million shares may be issued if the second earn-out targets are met. Furthermore, pursuant to the Founders Share Agreement, Priority agreed to purchase 421,107 of the units issued to the Founders in a private placement immediately prior to M I Acquisitions’ initial public offering, and 453,210 shares of common stock of M I Acquisitions issued to the Founders, for an aggregate purchase price of approximately $2.1 million. In addition, pursuant to the Founders Share Agreement, the Founders will forfeit 174,863 founder’s shares at the closing of the Business Combination, which shares may be reissued to the Founders if one of the earn outs described herein (and relating to the Purchase Agreement consideration) is achieved.

Representations and Warranties

In the Purchase Agreement, Priority makes certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Purchase Agreement) relating to, among other things: (a) proper corporate organization of Priority and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Purchase Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) affiliate transactions; (f) financial statements; (g) no undisclosed liabilities; (h) absence of certain changes or events; (i) real property, (j) proceedings and orders; (k) title to assets and properties; (l) material contracts; (m) insurance; (n) licenses and permits; (o) compliance with laws, including those relating to foreign corrupt practices and money laundering; (p) intellectual property; (q) employment and labor matters; (r) taxes and audits; (s) environmental matters; (t) merchant, ISO and sales agent relationships; (u) brokers and finders; and (v) other customary representations and warranties.

In the Purchase Agreement, M I makes certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Purchase Agreement and other transaction documents; (c) brokers and finders; (d) capital structure; (e) validity of share issuance; (f) minimum trust fund amount; (g) Nasdaq listing; (h) SEC filing requirements and compliance; (i) proceedings and orders; (j) taxes and audits; (k) affiliate transactions; (l) material contracts; and (m) conduct of the business.

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Conduct Prior to Closing; Covenants

Both M I Acquisitions and Priority have agreed to operate their respective businesses in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and not to take specified actions without the prior written consent of the other party.

The Purchase Agreement also contains certain customary covenants, including covenants relating to:

•	Each party providing the other with access to its books and records;

•	Neither party entering into any discussions with any third party relating to any business combination;

•	M I Acquisitions maintaining the listing of its common stock on Nasdaq;

•	Mailing of this proxy statement and notice and holding of the stockholders meeting; and

•	Priority being required to deliver the financial statements required by M I Acquisitions in order to make applicable filings with the SEC.

Conditions to Closing

General Conditions

The obligations of both parties to consummate the transactions contemplated by the Purchase Agreement is conditioned on, among other things, (a) the absence of any order, stay, judgment or decree by any government agency; (b) holders of a majority of the outstanding shares of common stock approving the Business Combination in accordance with M I Acquisition’s Amended and Restated Certificate of Incorporation and Delaware law; (c) there being no less than $20 million remaining in the trust account immediately after the closing of the Business Combination, after taking into account all redemptions; and (d) all redemptions from the trust account being consummated in accordance with the Purchase Agreement and M I Acquisitions’ organizational documents.

Priority’s Conditions to Closing

The obligations of Priority to consummate the transactions contemplated by the Purchase Agreement, in addition to the conditions described above, are conditioned upon each of the following (none of which have been satisfied as of the date hereof), among other things:

•	M I Acquisitions complying with all of its obligations required to be performed pursuant to the covenants in the Purchase Agreement, including with respect to the issuance to Goldman Sachs of a warrant (as described below);

•	the representations and warranties of M I Acquisitions being true on and as of the Closing Date; and

•	M I Acquisitions’ common stock remaining listed for trading on Nasdaq.

M I Acquisitions’ Conditions to Closing

The obligations of M I Acquisitions to consummate the transactions contemplated by the Purchase Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following (none of which have been satisfied as of the date hereof), among other things:

•	Priority complying with all of its obligations required to be performed pursuant to the covenants in the Purchase Agreement; and

•	the representations and warranties of Priority being true on and as of the Closing Date.

Termination

The Purchase Agreement may be terminated and/or abandoned at any time prior to the Closing by:

•	the mutual written agreement of the Sellers and M I Acquisitions;

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•	M I Acquisitions, if the closing has not occurred on or prior to September 17, 2018 (or an applicable later date if an extension is obtained pursuant to the terms of the Purchase Agreement), provided that M I Acquisitions is not in material breach of any of its obligations under the Purchase Agreement;

•	the Sellers, if the closing has not occurred on or prior to September 17, 2018 (or an applicable later date if an extension is obtained pursuant to the terms of the Purchase Agreement), provided that the Sellers are not in material breach of any of their obligations under the Purchase Agreement;

•	M I Acquisitions, if any Seller has breached any representation, warranty, covenant or agreement contained in the Purchase Agreement and the effect of such breach would be to cause the conditions to M I Acquisitions’ obligation to consummate the closing not to be capable of being satisfied, provided that such breach has not been cured within thirty days following receipt by any such Seller of written notice of such breach or alleged breach from M I Acquisitions;

•	the Sellers, if M I Acquisitions has breached any representation, warranty, covenant or agreement contained in the Purchase Agreement and the effect of such breach would be to cause the conditions to the Sellers’ obligation to consummate the closing not to be capable of being satisfied, provided that such breach has not been cured within thirty days following receipt by M I Acquisitions of written notice of such breach or alleged breach from the Sellers;

•	either party if any governmental authority restrains, enjoins, or otherwise prohibits the transactions contemplated by the Purchase Agreement; or

•	the Sellers, if (i) the requisite M I Acquisitions stockholder approval is not obtained or (ii) the redemptions from the trust account result in less than $20 million remaining in the trust account immediately after the closing of the Business Combination, after taking into account all redemptions.

Effect of Termination

In the event of termination and abandonment by either M I Acquisitions or Priority, all further obligations of the parties shall terminate, except for the following: (i) the covenant pertaining to both parties regarding to press releases or public announcements; (ii) the mutual confidentiality obligations of the parties; and (iii) the obligations of the parties under Article VIII (Miscellaneous) of the Purchase Agreement such as governing law, jurisdiction and waiver of jury trial.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreement, which is filed as Annex A hereto.

Trust Extension

The Purchase Agreement provides that M I Acquisitions is responsible for depositing $132,753 into the trust account in the event the closing of the business combination has not taken place on or before the date that is the 18-month anniversary of the IPO, and that Priority is responsible for depositing $132,753 into the trust account (up to 2 times) in the event the closing of the Business Combination has not taken place on or before the date that is the 19-month or 20-month anniversary of the IPO.

Goldman Sachs Warrant

The Purchase Agreement provides that if the currently outstanding warrant issued by Priority to Goldman Sachs & Co. LLC ("Goldman Sachs") remains outstanding immediately prior to the closing of the Business Combination, the warrant will be canceled and M I Acquisition will issue a warrant to Goldman Sachs (in replacement of the existing warrant) exercisable for a number of shares of M I Acquisitions’ common stock that Goldman Sachs would be entitled to receive at the closing of the Business Combination if it had exercised the existing warrant immediately prior to closing. The existing warrant entitles Goldman Sachs to receive Class A Units of Priority equal to 2.2% of the total Class A Units issued and outstanding at the time of exercise. If the existing warrant has been exercised or is no longer outstanding immediately prior to the closing of the Business Combination; then no replacement warrant shall be issued.

Founders Share Agreement

Concurrently with the Purchase Agreement, the founding stockholders of M I Acquisitions (the “Founders”) and Priority entered into a purchase agreement (the “Founders Share Agreement”), a copy of which is attached hereto as Annex B, pursuant to which Priority agreed to purchase 421,107 of the units issued to the Founders in a private placement immediately prior to M I Acquisitions’ initial public offering, and 453,210 shares of common stock of M I Acquisitions issued to the Founders, for an aggregate purchase price of approximately $2.1 million. In addition, pursuant to the Founders Share Agreement, the Founders will forfeit 174,863 founder’s shares at the closing of the Business Combination, which shares may be reissued to the Founders if one of the earn outs described herein (and relating to the Purchase Agreement consideration) is achieved.

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Letter Agreement

In addition, the Founders and Thomas Priore, entered into a letter agreement (the “Letter Agreement”) pursuant to which the Founders granted Thomas Priore (i) the right to purchase at any time all or some of the Founders’ remaining shares of common stock of M I Acquisitions at the prevailing market price subject to certain conditions including a floor of $10.30 per share and (ii) a right of first refusal on any proposed transfer of the shares by the Founders. A copy of the Letter Agreement is attached hereto as Annex C.

Registration Rights Agreement

In connection with the Business Combination, M I Acquisitions and the Priority stockholders will enter into a Registration Rights Agreement to provide for the registration of the common stock being issued to the Priority stockholders in connection with the Business Combination. The Priority stockholders will be entitled to “piggy-back” registration rights with respect to registration statements filed following the consummation of the Business Combination, as well as certain demand rights.

Vote Required for Approval

Approval of the Business Combination Proposal requires the affirmative vote of the holders of a majority of the shares of M I Acquisitions common stock represented in person or by proxy at the special meeting of M I Acquisitions stockholders and entitled to vote thereon. Adoption of the Business Combination Proposal is conditioned upon the adoption of the Authorized Share Increase Proposal and the Equity Incentive Plan Proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

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PROPOSAL NO. 2 – THE AUTHORIZED SHARE INCREASE PROPOSAL

Overview

In order to effectuate the transactions contemplated by the Purchase Agreement, M I Acquisitions must increase its number of authorized shares from 30,000,000 shares of common stock. The board of directors has requested that M I Acquisitions’ stockholders authorize the issuance of up to 1,000,000,000 shares of common stock and up to 100,000,000 shares of preferred stock. If this proposal is not approved, the transaction with Priority will not be able to be consummated because M I Acquisitions will not have sufficient authorized shares to issue to the Sellers in consideration of the Business Combination.

M I Acquisitions will need approximately 60,000,000 shares of common stock to pay the initial consideration to the Sellers at the closing of the Business Combination. By authorizing up to 1,000,000,000 shares, the combined company will have flexibility to execute its business plan by having an adequate number of authorized but unissued shares of common stock available to facilitate potential equity financings, acquisitions, business combinations, stock dividends, stock options, stock splits, recapitalizations and other general corporate purposes, without the expense or delay attendant in seeking stockholder approval at a special or annual meeting at a time when such shares would be needed (except as may be required by law or by any stock exchange on which our securities may then be listed). The additional shares may also be needed for any earn-out consideration payable pursuant to the Purchase Agreement.

This summary is qualified by reference to the complete text of the proposed amendment, which is included in our proposed second amended and restated certificate of incorporation of M I Acquisitions, a copy of which is attached to this proxy statement/prospectus as Annex E, which will become the combined company’s certificate of incorporation upon the approval of the Amendments Proposals, assuming the consummation of the Business Combination (the “Proposed Amended and Restated Certificate of Incorporation”). All stockholders are encouraged to read the Proposed Amended and Restated Certificate of Incorporation in its entirety for a more complete description of its terms.

Comparison of Current Certificate of Incorporation to Proposed Amended and Restated Certificate of Incorporation, in Connection with the Authorized Stock Proposal

The following table sets forth a summary of the change proposed to be made between our Current Certificate of Incorporation and the Proposed Amended and Restated Certificate of Incorporation if the Authorized Stock Proposal is approved. This summary is qualified by reference to the complete text of the Proposed Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the Proposed Amended and Restated Certificate of Incorporation in its entirety for a more complete description of its terms.

	Current Certificate of Incorporation	Proposed Amended and Restated Certificate of Incorporation

Article V vs. Article IV.A	Article V. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 31,000,000, of which 30,000,000 shares shall be Common Stock of the par value $.001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock of the par value of $.001 per share (“Preferred Stock”).	Article IV.A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,100,000,000), consisting of 1,000,000,000) shares of Common Stock, par value one cent ($0.001) per share (the “Common Stock”), and (ii) 100,000,000 shares of preferred stock, par value one cent ($0.001) per share (the “Preferred Stock”).

If stockholder approval is not obtained for this Authorized Share Increase Proposal, we will not complete the Business Combination because stockholder approval of this Authorized Share Increase Proposal is a condition to completion of the Business Combination and because we do not currently have a sufficient number of authorized shares to consummate the Business Combination.

We do not have any arrangements, commitments or understandings to issue any shares of our capital stock except in connection with the Business Combination, the 2018 Equity Incentive Plan and our currently outstanding warrants.

While it may be deemed to have potential anti-takeover effects, this proposal to increase our authorized common stock and preferred stock is not prompted by any specific effort or takeover threat currently perceived by management.

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Vote Required for Approval

The affirmative vote of holders of a majority of the issued and outstanding shares of common stock of M I Acquisitions is required to approve this Authorized Share Increase Proposal. Broker non-votes, abstentions or the failure to vote on this Authorized Share Increase Proposal will have the same effect as a vote “AGAINST” this Authorized Share Increase Proposal.

This Authorized Share Increase Proposal is conditioned upon the approval and completion of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Authorized Share Increase Proposal will have no effect even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE AUTHORIZED SHARE INCREASE PROPOSAL.

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PROPOSAL NO. 3 - THE BOARD DECLASSIFICATION PROPOSAL

Overview

Assuming that the Business Combination is approved, our stockholders are also being asked to approve the declassification of the board of directors. Our Current Certificate of Incorporation provides that our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

Upon consummation of the Business Combination, our board of directors will have five members. We expect that these five members will be: Thomas Priore, John Priore, Marc Manuel, William Gahan and Matthew Kearney. In addition, the Sellers expect to appoint two additional directors after the consummation of the Business Combination, subject to a vote by the board of directors to increase the number of board seats and to fill such newly-created positions. The Sellers have not yet selected who will serve in those two additional board seats, but do not expect that such persons will qualify as “independent directors” under Nasdaq rules. See the section entitled “Directors, Executive Officers, Executive Compensation and Corporate Governance – Directors and Executive Officers after the Business Combination” for additional information.

We are asking our stockholders to approve amendments to Article VI of our Current Certificate of Incorporation, as provided in Annex E to this proxy statement/prospectus, to declassify our board of directors so that following the Business Combination there will be one class of directors without staggered terms of office, and to make certain related changes. If this proposal is approved by our stockholders, our Current Certificate of Incorporation will be amended to provide that from and after the date of the Proposed Amended and Restated Certificate of Incorporation our board of directors shall consist of one class of directors only, whose term shall continue to the first annual meeting of stockholders following the date of the Proposed Amended and Restated Certificate of Incorporation, and, thereafter, all directors shall be elected annually and shall be elected for one year terms expiring at the next annual meeting of our stockholders.

Comparison of Current Certificate of Incorporation to Proposed Amended and Restated Certificate of Incorporation, in Connection with this Board Declassification Proposal

The following table sets forth a summary of the change proposed to be made between our Current Certificate of Incorporation and the Proposed Amended and Restated Certificate of Incorporation, if this Board Declassification Proposal is approved. This summary is qualified by reference to the complete text of the Proposed Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex E. All stockholders are encouraged to read the Proposed Amended and Restated Certificate of Incorporation in its entirety for a more complete description of its terms.

	Current Certificate of Incorporation	Proposed Amended and Restated Certificate of Incorporation

Article VI.H vs. Article V.B and V.C

Article VI.H. The Board of Directors shall be divided into three classes: First Class, Second Class and Third Class. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Third Class director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Third Class director shall then appoint additional First Class, Second Class and Third Class directors, as necessary. The directors in First Class shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Second Class shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Third Class shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a Quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified or until his or her earlier resignation, removal or death. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified.

Article V.B. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. At the first election of directors by the incorporator, the incorporator shall elect a director for a term expiring at the Corporation’s first annual meeting of stockholders. Such director shall then appoint additional directors, as necessary. The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be elected for a one (1) year term and shall hold office until the next annual meeting of stockholders and until their successors shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. At each succeeding annual meeting, successors to the directors whose term expires at that annual meeting shall be elected for a term expiring at the succeeding annual meeting of stockholders and until their successors shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office.

Article V.C. Vacancies on the Board of Directors by reason of death, resignation, retirement, dis-qualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled solely by a majority of the directors then in office, although less than a Quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office. In no case shall a decrease in the number of authorized directors remove or shorten the term of any incumbent director.

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Reasons for this Amendment

In determining whether to submit to our stockholders this Board Declassification Proposal, our board of directors considered arguments in favor of and against continuation of a classified board structure and determined that declassification of the board would be in the best interests of us and our stockholders.

Specifically, our board of directors recognized that corporate governance standards have continued to evolve, resulting in a majority of S&P 500 companies having implemented annual director elections. Furthermore, a classified structure may appear to reduce director accountability to stockholders, since such structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Our board of directors also recognized that many institutional investors and commentators now believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold the board and management accountable for implementing those policies.

Although our board of directors believes that declassifying the board of directors is in the best interests of us and our stockholders, the board is aware that there may be disadvantages to a declassified board structure. For example, a classified board structure may provide increased board continuity and stability and encourages directors to focus on the long term productivity of a company. Additionally, classified boards may provide additional protections against unwanted, and potentially unfair and abusive, takeover attempts and proxy contests, as they make it more difficult for a substantial stockholder to gain control of a board of directors without the cooperation or approval of incumbent directors.

After considering the foregoing, our board believes that the amendments declassify the board under this proposal are in the best interests of us and our stockholders.

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If this Board Declassification Proposal is approved, the proposed changed in our certificate of incorporation referenced above would become effective upon the filing of the Proposed Amended and Restated Certificate of Incorporation the Secretary of State of the State of Delaware, which we would file on the day of the Closing.

Vote Required for Approval

The affirmative vote of holders of a majority of the issued and outstanding shares of common stock of M I Acquisitions is required to approve this Board Declassification Proposal. Broker non-votes, abstentions or the failure to vote on this Board Declassification Proposal will have the same effect as a vote “AGAINST” this Board Declassification Proposal.

This Board Declassification Proposal is conditioned upon the approval and completion of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Board Declassification Proposal will have no effect even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BOARD DECLASSIFICATION PROPOSAL.

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PROPOSAL NO. 4 - THE VOTING THRESHOLD PROPOSAL

Overview

Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve additional amendments to our Current Certificate of Incorporation, which are in the judgment of our Board, necessary to adequately address the needs of the post-combination company.

The additional amendments would require that at any time when the Sellers or their affiliates (collectively, the “Priority Holders”) beneficially own, in the aggregate, less than 40% in voting power of the stock of the corporation entitled to vote generally in the election of directors, in addition to any vote required by applicable law, the following provisions in the Proposed Amended and Restated Certificate of Incorporation would be able to be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting together as a single class: Articles V, VI, VII, VIII, IX, XI and XII. Furthermore, as per the proposed amendments to the Current Certificate of Incorporation, at any time when the Priority Holders beneficially own, in the aggregate, less than 40% in voting power of the stock of the company entitled to vote generally in the election of directors, in addition to any vote of the holders of any class or series of capital stock of the company required herein (including any certificate of designation relating to any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the company to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith. This will give the Priority Holders significant influence over the approval of any amendments even after the Priority Holders own less than a majority of our outstanding shares of common stock.

Furthermore, the additional amendments provide that the company reserves the right to repeal, alter amend, or rescind any provision contained in the Proposed Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

Comparison of Current Certificate of Incorporation to Proposed Amended and Restated Certificate of Incorporation, in Connection with this Voting Threshold Proposal

The following table sets forth a summary of the changes proposed to be made between our Current Certificate of Incorporation and the Proposed Amended and Restated Certificate of Incorporation, if this Voting Threshold Proposal is approved. This summary is qualified by reference to the complete text of the Proposed Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex E. All stockholders are encouraged to read the Proposed Amended and Restated Certificate of Incorporation in its entirety for a more complete description of its terms.

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	Current Certificate of Incorporation	Proposed Amended and Restated Certificate of Incorporation

Article VII.B. vs. Article V and Article X	Article VII.B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

Article V

A. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, at any time when Priority Investment Holdings, LLC and Priority Incentive Holdings, LLC or their Affiliates (collectively, the “Priority Holders”) beneficially own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote required by applicable law, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: this Article V, Article VI, Article VII, Article VIII, Article IX, Article XI and Article XII. For the purposes of this Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

B. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, at any time when the Priority Holders beneficially own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

C. For purposes of this Certificate of Incorporation, “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another person.

Article X

The Corporation reserves the right to repeal, alter amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

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Reasons for the Amendments

The amendments relating to the proposed changes in the voting thresholds set forth in this Voting Threshold Proposal are intended to protect key provisions of the Proposed Amended and Restated Certificate of Incorporation from arbitrary amendment and to prevent, under certain circumstances, a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Vote Required for Approval

The affirmative vote of holders of a majority of the issued and outstanding shares of common stock of M I Acquisitions is required to approve this Voting Threshold Proposal. Broker non-votes, abstentions or the failure to vote on this Voting Threshold Proposal will have the same effect as a vote “AGAINST” this Voting Threshold Proposal.

This Voting Threshold Proposal is conditioned upon the approval and completion of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Voting Threshold Proposal will have no effect even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” THE VOTING THRESHOLD PROPOSAL.

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PROPOSAL NO. 5 - THE SECTION 203 PROPOSAL

Overview

Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve an additional amendment to our Current Certificate of Incorporation, which, in the judgment of our Board of Directors, is necessary to adequately address the needs of the combined company.

The additional amendment would cause the combined company not to be governed by Section 203 of the DGCL but, instead, include a provision in our Proposed Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but that excludes the Sellers and each of their respective successors, affiliates and transferees from the definition of “interested stockholder,” and to make certain related changes.

Comparison of Current Certificate of Incorporation to Proposed Amended and Restated Certificate of Incorporation, in Connection with this Section 203 Proposal

The following table sets forth a summary of the change proposed to be made between our Current Certificate of Incorporation and the Proposed Amended and Restated Certificate of Incorporation, if this Section 203 Proposal is approved. This summary is qualified by reference to the complete text of the Proposed Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex E. All stockholders are encouraged to read the Proposed Amended and Restated Certificate of Incorporation in its entirety for a more complete description of its terms.

	Current Certificate of Incorporation	Proposed Amended and Restated Certificate of Incorporation

Article XI	There is no applicable language in the Current Certificate of Incorporation.

Article XI

A. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

B. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s common stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

1. prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

2. upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

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3. at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

C. For purposes of this Article XI, references to:

1. “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

2. “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

3. “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article XI is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the GCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

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(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

4. “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

5. “Priority Holder Direct Transferee” means any person that acquires (other than in a registered public offering) directly from the Priority Holders or any of their successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

6. “Priority Holder Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Priority Holder Direct Transferee or any other Priority Holder Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

7. “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but “interested stockholder” shall not include (a) the Priority Holders, any Priority Holder Transferee, any Priority Holder Indirect Transferee, or any of their respective Affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

8. “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

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(ii) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

9. “person” means any individual, corporation, partnership, unincorporated association or other entity.

10. “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

11. “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

Reasons for the Amendment Relating to the Section 203 Proposal

The amendment relating to the Section 203 Proposal is intended to shield stockholders from the coerciveness of front-end loaded two-tier offers by preventing the offeror from effecting the second step of the offer unless the target’s board of directors approves such transaction.

The post-combination company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The board of directors has elected to opt out of Section 203, but the board of directors believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquirer to negotiate with the Board of Directors and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the Company that have not been approved by the board of directors. The board of directors believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third-party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders. Thus, the board of directors has determined that the provisions included in Article XI of the Proposed Amended and Restated Certificate of Incorporation are in the best interests of the combined company.

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Our Proposed Amended and Restated Certificate of Incorporation will contain provisions that have the same effect as Section 203, except that they provide that the Sellers and certain of their respective affiliates and transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The board of directors has determined to exclude the Sellers and certain of their respective affiliates and transferees from the definition of “interested stockholder,” because these parties currently hold voting power in excess of and/or immediately following the Business Combination these parties will hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the Sellers and certain of their respective affiliates and transferees.

Vote Required for Approval

The affirmative vote of holders of a majority of the issued and outstanding shares of common stock of M I Acquisitions is required to approve this Section 203 Proposal. Broker non-votes, abstentions or the failure to vote on this Section 203 Proposal will have the same effect as a vote “AGAINST” this Section 203 Proposal.

This Section 203 Proposal is conditioned upon the approval and completion of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Section 203 Proposal will have no effect even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR”

THE SECTION 203 PROPOSAL.

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PROPOSAL NO. 6 - THE ADDITIONAL AMENDMENTS PROPOSAL

Overview

Our stockholders are being asked to approve certain additional amendments to our Current Certificate of Incorporation to better reflect our ongoing operations subsequent to completion of the Business Combination, including to:

•	reflect that the Proposed Amended and Restated Certificate of Incorporation of the combined company will be the Second Amended and Restated Certificate of Incorporation;

•	change the combined company’s name to “Priority Technology Holdings, Inc.”;

•	change the registered office and address of the combined company;

•	delete prior provisions relevant to the incorporator;

•	amend general terms relating to the combined company’s preferred and common stock;

•	remove certain provisions related to our status as a special purpose acquisition company and make certain related changes;

•	amend general terms relating to the election and removal of directors;

•	add certain terms with respect to meetings and special meetings;

•	add certain terms with respect to the appointment of officers of the combined company;

•	amend certain terms with respect to the indemnity and liability of the combined company’s officers and directors, including authorizing the combined company to purchase insurance, as well as to delete certain terms with respect to paying for indemnity and liability in advance;

•	add certain terms with respect to certain directors of the combined company pursuing outside business activities and corporate opportunities;

•	add certain terms with respect to the survival of certain certificate of incorporation provisions if some are held to be invalid; and

•	add certain terms with respect to the certificate of incorporation’s forum selection clause.

The amended provisions that become effective if the Priority Holders hold less than 40% of our outstanding shares of common stock will allow the Priority Holders to have significant influence over us even after the Priority Holders own less than a majority of our outstanding shares of common stock.

Comparison of Current Certificate of Incorporation to Proposed Amended and Restated Certificate of Incorporation, in Connection with this Additional Amendments Proposal

The following table sets forth a summary of the additional material differences between our Current Certificate of Incorporation and the Proposed Amended and Restated Certificate of Incorporation relating to this Additional Amendments Proposal, a copy of which is attached to this proxy statement/prospectus as Annex E. We urge all stockholders to read the Proposed Amended and Restated Certificate of Incorporation in its entirety for a more complete description of its terms.

	Current Certificate of Incorporation	Proposed Amended and Restated Certificate of Incorporation
Title of Certificate	The title was “Amended and Restate Certificate of Incorporation of M I Acquisitions, Inc.”	The title is “Second Amended and Restated Certificate of Incorporation of Priority Technology Holdings, Inc.”

Name of Corporation	Our name is “M I Acquisitions, Inc.”	Our name is “Priority Technology Holdings, Inc.”

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Registered Office and Address

The Current Certificate of Incorporation provides as follows:

Article II. The registered office of the Corporation is to be located at 28 Old Rudnick Lane, in the City of Dover, in the County of Kent, in the State of Delaware 19901. The name of its registered agent at that address is Corp1, Inc.

The Proposed Amended and Restated Certificate of Incorporation provides as follows:

Article II. The address of the registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, in the City of Dover, in the County of Kent, in the State of Delaware 19901. The name of its registered agent at that address is National Corporate Research, Ltd.

Incorporator Information

The Current Certificate of Incorporation provides as follows:

Article IV. The name and mailing address of the incorporator is: Jaszick Maldonado, c/o Loeb & Loeb LLP, 345 Park Avenue, New York NY 10154.

There is no applicable language in the Proposed Amended and Restated Certificate of Incorporation.

General Terms Relating to Preferred and Common Stock

The Current Certificate of Incorporation provides as follows:

Article V.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

The Proposed Amended and Restated Certificate of Incorporation provides as follows:

Article IV.

A. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation, powers, preferences and relative, participating, optional or other special rights, including voting powers and rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock pursuant to Section 151 of the GCL.

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B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

B. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the GCL.

C. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).

D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.

E. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

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F. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the GCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

Provisions Specific to a Special Purpose Acquisition Company	Article VI sets forth various provisions related to our operations as a special purpose acquisition company prior to the consummation of an initial business combination, including provisions relating to our Trust Account and distributions from our Trust Account, stockholder redemption rights in connection with an initial business combination, stockholder approval of an initial business combination in certain circumstances, affiliate transactions in connection with an initial business combination and the minimum value of a target in an initial business combination and a provision stating that if we do not consummate an initial business combination within 18 months or the Termination Date, we will cease all operations, liquidate the Trust Account and dissolve and liquidate.

The Proposed Amended and Restated Certificate of Incorporation will not include provisions similar to Article VI of the Current Certificate of Incorporation.

A result of this omission is that the duration of the corporation under the Proposed Amended and Restated Certificate of Incorporation is the default of perpetual existence under the DGCL.

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General Terms Relating to the Election and Removal of Directors	The Current Certificate of Incorporation provides as follows: Article VII. A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

The Proposed Amended and Restated Certificate of Incorporation provides as follows:

Article VI.

D. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting as a single class; provided, however, that at any time when the Priority Holders beneficially own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

E. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

F. During any period when the holders of any series of Preferred Stock have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

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Meetings and Special Meetings	The Current Certificate of Incorporation does not have applicable language.

The Proposed Amended and Restated Certificate of Incorporation provides as follows:

Article VII.

A. Special meetings of the stockholders of the Corporation for any purpose or purposes (i) may be called at any time by the Board of Directors, and (ii) shall be called by the Secretary upon the written request of stockholders owning at least twenty-five percent (25%) in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote at the special meeting.

B. At any time when the Priority Holders beneficially own, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted by the GCL to be taken at a stockholders’ meeting may be taken without a meeting and without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand, overnight courier or by certified or registered mail, return receipt requested. At any time when the Priority Holders beneficially own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

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Appointment of Officers	The Current Certificate of Incorporation does not have applicable language.

The Proposed Amended and Restated Certificate of Incorporation provides as follows:

Article VIII

The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

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Indemnification and Liability

The Current Certificate of Incorporation does not include a provision similar to Article IX.C of the Proposed Amended and Restated Certificate of Incorporation (authorizing the Corporation to purchase insurance for directors and officers).

The Current Certificate of Incorporation provides as follows with respect to indemnification, which the Proposed Amended and Restated Certificate of Incorporation does not provide:

Article VIII.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

C. Notwithstanding the foregoing provisions of this Article Eighth, no indemnification nor advancement of expenses will extend to any claims made by the Company’s officers and directors to cover any loss that such individuals may sustain as a result of such individuals’ agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by the Corporation for services rendered or contracted for or products sold to the Corporation, as described in the Registration Statement.

The Proposed Amended and Restated Certificate of Incorporation does not include provisions similar to Article VIII.B (particularly with regard to advance payments) and Article VIII.C.

The Proposed Amended and Restated Certificate of Incorporation includes the provisions of Article IX.C, (authorizing the Corporation to purchase insurance for directors and officers), which the Current Certificate of Incorporation does not provide.

Article IX.

C. In furtherance and not in limitation of the powers conferred by statute:

(i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of law; and

(ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

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Outside Business Activities and Corporate Opportunities	The Current Certificate of Incorporation does not have similar provisions to Article XII.

Article XII of the Proposed Amended and Restated Certificate of Incorporation grants certain rights to certain directors with respect to the pursuit of corporate opportunities and outside business activities. Article XII provides as follows:

A. In recognition and anticipation that members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article XII are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

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B. No Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (such Persons being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section (C) of this Article XII. Subject to said Section (C) of this Article XII, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

C. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section (B) of this Article XII shall not apply to any such corporate opportunity.

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D. In addition to and notwithstanding the foregoing provisions of this Article XII, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is unable, financially or legally, or is not contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

E. For purposes of this Article XII, (i) “Affiliate” shall mean, (a) in respect of each Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

F. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XII.

Survival of the Certificate of incorporation Provisions where Certain Provisions are Held Invalid, Illegal or Unenforceable	The Current Certificate of Incorporation does not include a provision similar to that of Article XIII.A of the Proposed Amended and Restated Certificate of Incorporation.

Article XIII.A of the Proposed Amended and Restated Certificate of Incorporation provides as follows with respect to where a provision of the certificate of incorporation is held be invalid, illegal or unenforceable:

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Article XIII.A. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

Forum Selection Clauses

The Current Certificate of Incorporation provides for forum selection and related terms with respect to compromises and arrangements between the Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them. The Current Certificate of Incorporation specifically provides as follows in this regard:

Article IX.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Article XIII.B of the Proposed Amended and Restated Certificate of Incorporation provides a more plenary forum selection clause. It specifically provides as follows:

Article XIII.B. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the GCL or this Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, in each such case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consents to the provisions of this Article XII(B).

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Reasons for the Amendments

In the judgment of our board of directors, the amendments to our Proposed Amended and Restated Certificate of Incorporation set forth in this Additional Amendments Proposal are desirable for the following reasons:

•	Our board of directors believes the name of the combined company should reflect the Business Combination with Priority and operating business following the Business Combination.

•	The Article VI of our Current Certificate of Incorporation relates to our operations as a special purpose acquisition company prior to the consummation of our initial business combination and would not be applicable to the combined company after consummation of the Business Combination. Accordingly, this Article would serve no further purpose. Furthermore, Perpetual existence is the customary period of existence for corporations and our board of directors believes it is the most appropriate duration for the combined company.

•	Certain administrative changes to our certificate of incorporation are necessary and desirable to conform with those of other public operating companies.

Vote Required for Approval

The affirmative vote of holders of a majority of the issued and outstanding shares of common stock of M I Acquisitions is required to approve this Additional Amendments Proposal. Broker non-votes, abstentions or the failure to vote on this Additional Amendments Proposal will have the same effect as a vote “AGAINST” this Additional Amendments Proposal.

This Additional Amendments Proposal is conditioned upon the approval and completion of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Additional Amendments Proposal will have no effect even if approved by our stockholders.

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Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADDITIONAL AMENDMENTS PROPOSAL.

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PROPOSAL NO. 7—THE 2018 EQUITY INCENTIVE PLAN PROPOSAL

Overview

In connection with the Business Combination, we intend to adopt the 2018 Equity Incentive Plan. The following is a summary of certain terms and conditions of the 2018 Equity Incentive Plan. This summary is qualified in its entirety by reference to the 2018 Equity Incentive Plan, which is attached as Annex G to this proxy statement. You are encouraged to read the entirety of the 2018 Equity Incentive Plan.

Summary of the 2018 Equity Incentive Plan

Administration

The compensation committee of our board of directors (the “compensation committee”) will administer the 2018 Equity Incentive Plan. The compensation committee will have authority, to exercise in its discretion, subject to and not inconsistent with the express provisions of the 2018 Equity Incentive Plan: to administer the 2018 Equity Incentive Plan and to exercise all the powers and authorities either specifically granted to it under the 2018 Equity Incentive Plan or necessary or advisable in the administration of the 2018 Equity Incentive Plan, including, without limitation: the authority to grant awards; to select the recipients of awards may from time to time be granted and the time or times at which awards will be granted; to determine the type and number of awards to be granted, the number of shares of Company Stock or cash or other property to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered; to determine whether an award may be settled in cash and/or shares of Priority; to waive any of the terms, conditions, restrictions and performance criteria of any award, including to accelerate the vesting or lapse of restrictions of any outstanding award, based in each case on such considerations as the compensation committee, in its discretion, determines; to construe and interpret the 2018 Equity Incentive Plan and any award; to prescribe, amend and rescind rules and regulations relating to the 2018 Equity Incentive Plan; to determine the terms and provisions of award Agreements; and to make all other determinations that it deems necessary or advisable for the administration of the 2018 Equity Incentive Plan.

Eligibility

Any current or prospective employees, officers, consultants or advisors that the compensation committee (or, in the case of non-employee directors, the board of directors) selects, from time to time, are eligible to receive awards under to the 2018 Equity Incentive Plan.

Number of Shares Authorized

The 2018 Equity Incentive Plan provides for the issuance of up to 10% of the number of shares of common stock outstanding immediately following consummation of the Business Combination, all of which may be issued with respect to incentive stock options under the 2018 Equity Incentive Plan. If any award granted under the 2018 Equity Incentive Plan expires, terminates, or is canceled or forfeited without being settled or exercised, or if a SAR is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will again be made available for future grants. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grants under the 2018 Equity Incentive Plan.

Awards Available for Grant

The compensation committee may grant awards of non-qualified stock options, incentive stock options, SARs, restricted stock awards, restricted stock units, other stock-based awards (including cash bonus awards) or any combination of the foregoing.

Stock Options

The compensation committee will be authorized to grant options to purchase shares of our common stock that are either “qualified,” meaning they are intended to satisfy the requirements of section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of section 422 of the Code. All options granted under the 2018 Equity Incentive Plan will be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the 2018 Equity Incentive Plan will be subject to the terms and conditions established by the compensation committee. Under the terms of the 2018 Equity Incentive Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2018 Equity Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the compensation committee and specified in the applicable award agreement. The maximum term of an option granted under the 2018 Equity Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our common stock is prohibited by Priority’s insider trading policy, the option’s term will be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension will not violate section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our common stock valued at the fair market value at the time the option is exercised, provided that such shares are not subject to any pledge or other security interest, or by such other method as the compensation committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our common stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of common stock will be settled in cash.

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SARs

The compensation committee will be authorized to award stock appreciation rights (“SARs”) under the 2018 Equity Incentive Plan. SARs will be subject to the terms and conditions established by the compensation committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. SARs granted in connection with an option will be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the compensation committee, the base price per share of our common stock underlying each SAR will not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the 2018 Equity Incentive Plan will be ten years from the date of grant. The remaining terms of each grant of SARs will be established by the compensation committee and reflected in the award agreement.

Restricted Stock

The compensation committee will be authorized to grant restricted stock under the 2018 Equity Incentive Plan, which will be subject to the terms and conditions established by the compensation committee. Restricted stock is common stock that is generally non-transferable and is subject to other restrictions determined by the compensation committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests. The compensation committee, in its discretion, may require that any dividends paid on shares of restricted stock be held in escrow until all restrictions on such shares of restricted stock have lapsed.

Restricted Stock Unit Awards

The compensation committee will be authorized to grant restricted stock unit awards, which will be subject to the terms and conditions established by the compensation committee. A restricted stock unit award, once vested, may be settled in a number of shares of our common stock equal to the number of units earned, or in cash equal to the fair market value of the number of shares of our common stock, earned in respect of such restricted stock unit award of units earned, at the election of the compensation committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our common stock, either in cash or, at the sole discretion of the compensation committee, in shares of our common stock having a fair market value equal to the amount of such dividends, which accumulated dividend equivalents (and interest thereon, if applicable) will be payable at the same time that the underlying restricted stock units are settled.

Other Stock-Based Awards

The compensation committee will be authorized to grant awards of unrestricted shares of our common stock, rights to receive grants of awards at a future date or other awards denominated in shares of our common stock under such terms and conditions as the compensation committee may determine and as set forth in the applicable award agreement.

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Effect of a Change in Control

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, or similar event affecting Priority or any of its subsidiaries (each, a “corporate event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of Priority (each, a “share change”), the compensation committee or the Board will make such equitable and appropriate substitutions or adjustments to the aggregate number and kind of shares of common stock or other securities reserved for issuance and delivery under the 2018 Equity Incentive Plan, the various maximum limitations set forth above, (C) the number and kind of shares of common stock or other securities subject to outstanding awards and (D) the exercise price or base price of outstanding awards. In the case of corporate events, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the compensation committee or the Board, in its discretion (it being understood that in the case of a corporate event with respect to which stockholders receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the compensation committee that the value of an option or SAR would for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such corporate event over the exercise price of such option or the base price of such SAR will conclusively be deemed valid), (b) the substitution of securities or other property (including, without limitation, cash or other securities of Priority and securities of entities other than Priority) for the shares of common stock subject to outstanding awards and (c) in connection with a sale of a subsidiary, affiliate, or division, arranging for the assumption of awards, or replacement of awards with new awards based on securities or other property (including, without limitation, other securities of Priority and securities of entities other than Priority), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following such corporate event (as well as any corresponding adjustments to awards that remain based upon common stock). Unless otherwise determined by the Committee and provided in the applicable Award Agreement, in the event of a “change in control,” the compensation committee, in its discretion, may take such actions with respect to outstanding awards as determines to be appropriate.

Nontransferability

Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. Upon the death of a participant, outstanding Awards granted to such participant may be exercised only by the executor or administrator of the participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

Amendment

The 2018 Equity Incentive Plan will have a term of ten years. The Board may, at any time, suspend or terminate the 2018 Equity Incentive Plan or revise or amend it in any respect whatsoever; however, stockholder approval will be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement. No action hereunder may, without the consent of a participant, reduce the Participant’s rights under any outstanding award. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2018 Equity Incentive Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of section 409A of the Code. Moreover, the United States federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. The summary is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2018 Equity Incentive Plan. Participants are strongly urged to consult their own tax advisors regarding the federal and other tax consequences to them of participating in the 2018 Equity Incentive Plan.

Stock Options

Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under sections 280G of the Code for compensation paid to executives designated in those sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

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No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (a “non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under section 280G of the Code for compensation paid to certain executives designated in those sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs

No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under sections 280G of the Code for compensation paid to certain executives designated in those sections.

Restricted Stock

On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any (unless the participant made an election under section 83(b) of the Code to be taxed at the time of grant). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under section 280G of the Code for compensation paid to certain executives designated in those sections.

Restricted Stock Units

A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under section 280G of the Code for compensation paid to certain executives designated in those sections.

New 2018 Plan Benefits

Grants under the 2018 Equity Incentive Plan will be made at the discretion of the compensation committee. The grants under the 2018 Equity Incentive Plan are not yet determinable. The value of the awards granted under the 2018 Equity Incentive Plan will depend on a number of factors, including the fair market value of our common stock on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

Effective Date; Term

We expect the 2018 Equity Incentive Plan to be effective upon the completion of the Business Combination. No award will be granted under the 2018 Equity Incentive Plan on or after the tenth anniversary of the 2018 Equity Incentive Plan becoming effective. Any award outstanding under the 2018 Equity Incentive Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

Vote Required for Approval

The approval of the 2018 Equity Incentive Plan requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2018 EQUITY INCENTIVE PLAN PROPOSAL.

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PROPOSAL NO. 8 - THE EARNOUT INCENTIVE PLAN PROPOSAL

Overview

As contemplated by the Purchase Agreement, in connection with the Business Combination, we intend to adopt the Earnout Incentive Plan. The following is a summary of certain terms and conditions of the Earnout Incentive Plan. This summary is qualified in its entirety by reference to the Earnout Incentive Plan, which is attached as Annex H to this proxy statement. You are encouraged to read the entirety of the Earnout Incentive Plan.

Summary of the Earnout Incentive Plan

Administration.

A committee or subcommittee of our Board (the “plan committee”) appointed by the Board will administer the Earnout Incentive Plan. As of the closing of the Business Combination, the plan committee will consist of Mr. Thomas Priore. It will be the duty of compensation committee to conduct the general administration of the Earnout Incentive Plan in accordance with its provisions. The plan committee will have the power to interpret the Earnout Incentive Plan and the award agreements, and to adopt such rules for the administration, interpretation and application of the Earnout Incentive Plan as are consistent therewith, to interpret, amend or revoke any such rules, to delegate authority in accordance with the terms of the Earnout Incentive Plan and to amend any award agreement provided that the rights or obligations of the participant that is the subject of any such award agreement are not affected adversely. Any such grant or award under the Earnout Incentive Plan need not be the same with respect to each participant. The plan committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. The plan committee will act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of plan committee.

Eligibility.

Any employee, non-employee director, consultant or advisor that the plan committee selects, from time to time, are eligible to receive awards under to the Earnout Incentive Plan.

Number of Shares Authorized.

The Earnout Incentive Plan provides that up to 5,880,000 shares of common stock, in the aggregate, may be issued or transferred pursuant to awards under the Earnout Incentive Plan (the “Share Limit”) as follows:

•	an aggregate of 2,940,000 shares of common stock may be issued pursuant to awards under the Earnout Incentive Plan if: (a) the consolidated adjusted EBITDA during the fiscal year ending December 31, 2018 equals or exceeds $82,500,000 and (b) the fair market value of the common stock equals or exceeds $12.00 per share for any 20 trading days within a consecutive 30-trading day period on or before December 31, 2019 (the “First Earnout Conditions”); and

•	an aggregate of 2,940,000 shares of common stock may be issued pursuant to awards under the Earnout Incentive Plan if: (a) the consolidated adjusted EBITDA during the Fiscal Year ending December 31, 2019 equals or exceeds $91,500,000 and (b) the fair market value the common stock equals or exceeds $14.00 per share for any 20 trading days within a consecutive 30-trading day period during the period beginning on January 1, 2019 and ending on December 31, 2020 (the “Second Earnout Conditions”).

However, if the First Earnout Conditions are not attained but the Second Earnout Conditions are attained, an aggregate of 5,880,000 shares of common stock (in lieu of 2,940,000) may be issued pursuant to awards under the Earnout Incentive Plan.

Awards Available for Grant.

The plan committee may grant stock payment awards, deferred stock awards and/or restricted stock unit awards or any combination of the foregoing.

Stock Payment.

The plan committee will be authorized to grant stock payments which consist of unrestricted, fully transferable shares of common stock.

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Deferred Stock.

The plan committee will be authorized to grant restricted stock under the Earnout Incentive Plan, which will be subject to the terms and conditions established by the plan committee. Deferred stock is common stock that is generally non-transferable and is subject to other restrictions determined by the plan committee for a specified period.

Restricted Stock Unit.

The plan committee will be authorized to grant restricted stock units in such amounts and subject to such terms and conditions as determined by the plan committee, including such vesting conditions as it deems appropriate. On the distribution date, the Company will issue to the participant one unrestricted, fully transferable share of common stock for each restricted stock unit.

Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

In the event of any dividend or other extraordinary distribution (whether in the form of cash, common stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, or other similar corporate transaction or event that affects the common stock (a “Corporate Event”), then plan committee will make equitably adjustments of to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Earnout Incentive Plan or with respect to an award including, the number of shares of common stock with respect to which awards may be granted or awarded (including, without limitation, adjustments to the Share Limit and kind of shares which may be issued under the Earnout Incentive Plan) and the number of shares of common stock (or other securities or property) subject to outstanding awards. In general, in the event of any Corporate Event or any unusual or nonrecurring transactions or events affecting the Company any of its subsidiaries, or the financial statements of the Company or any of its subsidiaries, or of changes in applicable laws, regulations or accounting principles, the plan committee, in its discretion, and on such terms and conditions as it deems appropriate, is authorized to take any one or more of the following actions: (i) to provide for the purchase of any such award for an amount of cash equal to the amount that could have been attained upon the realization of the participant’s rights had such award been currently payable or fully vested, or for the cancellation of such award if no amount could have been attained upon the realization of the participant’s rights had such award been currently payable or fully vested; (ii) to provide for the replacement of such award with other rights or property selected by plan committee in its discretion having an aggregate value not exceeding the amount that could have been attained upon the realization of the participant’s rights had such award been currently payable or fully vested; (iii) to provide that the award cannot vest or become payable after such event; (iv) to provide that such award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for by similar rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (v) to make adjustments in the number and type of shares of common stock subject to outstanding awards, and/or in the terms and conditions of (including the grant or purchase price), and the criteria included in, outstanding rights and awards and rights and awards which may be granted in the future; and/or (vi) to provide that, for a specified period of time prior to such event, the restrictions imposed under an award agreement upon some or all restricted stock units or deferred stock may be terminated.

Nontransferability.

Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. Upon the death of a participant, outstanding awards granted to such participant may be exercised only by the executor or administrator of the participant’s estate or by a person who will have acquired the right to such exercise by will or by the laws of descent and distribution.

Amendment.

The Earnout Incentive Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the plan committee, retroactively or otherwise. However, neither the Board or the plan committee may not take any action without stockholder approval that, except as otherwise provided in the Earnout Incentive Plan, would require stockholder approval in accordance with applicable law or applicable stock exchange rule. The Board or the plan committee may amend the terms of any award theretofore granted, prospectively or retroactively, however, except as otherwise provided in the Earnout Incentive Plan, no such amendment may, without the consent of the participant, alter or impair any rights of the participant under such award without the consent of the participant unless the award itself otherwise expressly so provides.

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U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Earnout Incentive Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. The summary is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Earnout Incentive Plan. Participants are strongly urged to consult their own tax advisors regarding the federal and other tax consequences to them of participating in the Earnout Incentive Plan.

Restricted stock.

On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any (unless the participant made an election under section 83(b) of the Code to be taxed at the time of grant). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under section 280G of the Code for compensation paid to certain executives designated in those sections.

Restricted stock units.

A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares pursuant to the restricted stock award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under section 280G of the Code for compensation paid to certain executives designated in those sections.

New 2018 Plan Benefits.

Grants under the Earnout Incentive Plan will be made at the discretion of the plan committee. The grants under the Earnout Incentive Plan are not yet determinable. The value of the awards granted under the Earnout Incentive Plan will depend on a number of factors, including the fair market value of our common stock on future dates, and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

Effective Date; Term.

We expect the Earnout Incentive Plan to be effective upon the completion of the Business Combination.

Vote Required for Approval

The approval of the Earnout Incentive Plan requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE Earnout Incentive Plan.

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PROPOSAL NO. 9 - THE NASDAQ PROPOSAL

Overview

Under the terms of the Purchase Agreement, M I Acquisitions is required to issue more than 20% of its issued and outstanding shares of common stock to the Sellers. Because of the issuance of in excess of 20% of the outstanding shares of common stock of M I Acquisitions, we are required to obtain stockholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) such securities have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, M I Acquisitions would issue shares representing more than 20% of its outstanding common stock in connection with the Business Combination. The issuance of such shares would result in significant dilution to the M I Acquisition stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of M I Acquisitions.

If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, M I Acquisitions would be in violation of Nasdaq Listing Rule 5635(a) and potentially Nasdaq Listing Rule 5635(d), which could result in the delisting of our securities from the Nasdaq Capital Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage for the post-transaction company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of the Sellers to close the Business Combination that M I Acquisitions’ common stock remain listed on the Nasdaq Capital Market. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be completed.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the shares of M I Acquisitions common stock represented in person or by proxy at the special meeting of M I Acquisitions stockholders and entitled to vote thereon. Adoption of the Nasdaq Proposal is conditioned upon the adoption of the Authorized Share Increase Proposal, the 2018 Equity Incentive Plan Proposal and the Earnout Incentive Plan Proposal.

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Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

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PROPOSAL NO. 10 - THE ADJOURNMENT PROPOSAL

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Purchase Agreement and the transactions contemplated thereby, the board of directors may adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will M I Acquisitions seek adjournment which would result in soliciting of proxies, having a stockholder vote, or otherwise consummating a business combination after the termination date specified in the M I Acquisitions certificate of incorporation. Unless the certificate of incorporation is amended, the termination date can be no later than September 17, 2018.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of M I Acquisitions common stock as of the record date represented in person or by proxy at the special meeting of M I Acquisitions stockholders and entitled to vote thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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COMPARATIVE PER SHARE DATA

The following table sets forth summary historical comparative share and unit information for M I Acquisitions and Priority and unaudited pro forma condensed combined per share information of M I Acquisitions after giving effect to the Business Combination, assuming four redemption scenarios as follows:

•	Assuming No Redemption – GS Warrant Exercised: This presentation assumes that no current M I Acquisitions’ public stockholders exercise redemption rights with respect to their shares for a pro rata portion of the fund in M I Acquisitions’ trust account and the GS Warrant issued by Priority was exercised or is otherwise no longer outstanding at the Closing.

•	Assuming Maximum Redemption – GS Warrant Exercised: This presentation assumes that stockholders holding 3.4 million of M I Acquisitions’ public shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10.43 per share) of the funds in its trust account and the GS Warrant issued by Priority was exercised or is otherwise no longer outstanding at the Closing. Per the M I Acquisitions IPO registration statement, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the shares of common stock sold in the IPO. To the knowledge of M I Acquisitions, there were no M I Acquisitions public shareholders holding 20% or more of the shares of common stock sold in the IPO as of March 31,2018. Under the Purchase Agreement, the consummation of the Business Combination is conditioned upon, among other things, the amount of Available Cash (defined as the amount of the funds contained in the trust account as of immediately prior to the Closing without giving effect to the redemptions minus the amounts required to consummate any redemptions) not being less than the minimum cash amount of $20 million. Furthermore, the Company will only proceed with the Business Combination if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination. This scenario gives effect to M I Acquisitions public share redemptions of approximately 3.4 million shares for aggregate redemption payments of $35.4 million. Aggregate redemption payments of $35.4 million calculated as $55.4 million in the trust account per the pro forma condensed combined balance sheet less $20.0 million required available cash from the trust account. Public redemption shares of approximately 3.4 million shares calculated as $35.4 million redemption payments divided by estimated per share redemption value of $10.43 ($55,383,870 in trust account per the pro forma condensed combined balance sheet divided by 5,310,109 M I Acquisitions public shares).

•	Assuming No Redemption – GS Warrant Outstanding: This presentation assumes that no current M I Acquisitions’ public stockholders exercise redemption rights with respect to their shares for a pro rata portion of the fund in M I Acquisitions’ trust account and the GS Warrant issued by Priority was not exercised and remains outstanding at the Closing.

•	Assuming Maximum Redemption – GS Warrant Outstanding: This presentation assumes that stockholders holding 3.4 million of M I Acquisitions’ public shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10.43 per share) of the funds in its trust account and the GS Warrant issued by Priority was not exercised and remains outstanding at the Closing. Per the M I Acquisitions IPO registration statement, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the shares of common stock sold in the IPO. To the knowledge of M I Acquisitions, there were no M I Acquisitions public shareholders holding 20% or more of the shares of common stock sold in the IPO as of March 31, 2018. Under the Purchase Agreement, the consummation of the Business Combination is conditioned upon, among other things, the amount of Available Cash (defined as the amount of the funds contained in the trust account as of immediately prior to the Closing without giving effect to the redemptions minus the amounts required to consummate any redemptions) not being less than the minimum cash amount of $20 million. Furthermore, the Company will only proceed with the Business Combination if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination. This scenario gives effect to M I Acquisitions public share redemptions of approximately 3.4 million shares for aggregate redemption payments of $35.4 million. Aggregate redemption payments of $35.4 million calculated as $55.4 million in trust account per the pro forma condensed combined balance sheet less $20.0 million required available cash from the trust account. Public redemption shares of approximately 3.4 million shares calculated as $35.4 million redemption payments divided by estimated per share redemption value of $10.43 ($55,383,870 in trust account per the pro forma condensed combined balance sheet divided by 5,310,109 M I Acquisitions public shares).

The pro forma book value information reflects the Business Combination as if it had occurred on March 31, 2018. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if they had occurred on January 1, 2017.

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This information is only a summary and should be read together with the historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of M I Acquisitions and Priority and related notes that are included elsewhere in this proxy statement. The unaudited M I Acquisitions and Priority pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of M I Acquisitions and Priority would have been had the companies been combined during the period presented.

	Historical		Scenario 1: GS Warrant Outstanding		Scenario 2: GS Warrant Exercised

			Pro Forma	Pro Forma Combined	Pro Forma	Pro Forma Combined
	Ml		Combined	(Assuming	Combined	(Assuming
	Acquisitions	Priority	(Assuming	Maximum	(Assuming	Maximum
	Historical	Historical	No Redemptions)	Redemptions)	No Redemptions)	Redemptions)
As of and for the Three Months Ended March 31,2018
Book value per share/unit - basic (1)(3)	$2.13	$(36.46)	$(1.93)	$(2.60)	$(1.89)	$(2.55)
Book value per share/unit - diluted (1)(3)	$2.13	$(36.46)	$(1.89)	$(2.55)	$(1.89)	$(2.55)
Weighted average shares/units outstanding - basic (3)	2,352,922	4,445,000	65,514,157	62,121,613	66,747,225	63,354,681
Weighted average shares/units outstanding - diluted (3)	2,352,922	4,445,000	66,747,225	63,354,681	66,747,225	63,354,681
Net loss per share/unit - basic (3)	$(0.13)	$(0.72)	$(0.04)	$(0.05)	$(0.04)	$(0.04)
Net loss per share/unit - diluted (3)	$(0.13)	$(0.72)	$(0.04)	$(0.04)	$(0.04)	$(0.04)

As of and for the Year Ended December 31,2017
Book value per share/unit - basic (1)(3)	$2.15	$(17.68)	$(1.93)	$(2.60)	$(1.89)	$(2.55)
Book value per share/unit - diluted (1)(3)	$2.15	$(17.68)	$(1.89)	$(2.55)	$(1.89)	$(2.55)
Weighted average shares/units outstanding - basic (3)	2,330,884	5,098,000	65,514,157	62,132,126	66,747,225	63,365,194
Weighted average shares/units outstanding - diluted (3)	2,330,884	5,098,000	66,747,225	63,365,194	66,747,225	63,365,194
Net (loss) earnings per share/unit - basic (3)	$(0.19)	$0.85	$0.04	$0.04	$0.04	$0.04
Net (loss) earnings per share/unit - diluted (3)	$(0.19)	$0.85	$0.04	$0.04	$0.04	$0.04

(1)	Book value per share = Total Shareholders' Equity (Deficit) excluding Preferred Equity/Total Basic (or Diluted) Outstanding Shares
(2)	The number of shares outstanding under “M I Acquisitions Historical” excludes shares subject to possible redemption.
(3)	Priority is an LLC and as such has units versus shares whereas M I Acquisitions has shares.

See pro forma condensed combined financial information and related notes in “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

M I Acquisitions is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

M I Acquisitions is a special purpose acquisition company incorporated in Delaware on April 23, 2015. On September 19, 2016, M I Acquisitions consummated the IPO. Upon the closing of the IPO, overallotment option and the private placements, $54.7 million from the net proceeds thereof was placed in a trust account and invested in U.S. Treasury Bills with a maturity of six months or less. As of March 31, 2018, there was $55.4 million held in the trust account. As a special purpose acquisition company, M I Acquisitions’ purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities. M I Acquisitions entered into a Purchase Agreement, dated February 26, 2018, as amended and restated on March 26, 2018 and April 17, 2018, with the Sellers to acquire all of the outstanding equity interests of Priority. Subsequent to March 31, 2018, M I Acquisitions redeemed 377,231 outstanding public shares at a price per share of $10.507 (or approximately $3,963,539 in aggregate) in connection with the stockholder vote to extend the liquidation date to September 17, 2018, resulting in a reduction of M I’s trust account by approximately $3,963,539. This redemption would not have a material impact on the pro forma financial statements and is within the min/max redemption scenarios disclosed.

Priority is a leading provider of merchant acquiring and commercial payment solutions, offering unique product capabilities to small and mid-sized businesses, enterprises and distribution partners in the United States. Priority was founded in 2005 with a mission to build a merchant inspired payments platform that would advance the goals of its SMB and enterprise business partners. Priority has grown from the 38th largest U.S. merchant acquirer to become the 13th largest as of 2017, measured by Visa and MasterCard purchase volume according to The Nilson Report. Priority is currently the 6th largest non-bank merchant acquirer in the United States. Priority processed over 110 million and 439 million transactions and over $9 billion and $34 billion in bankcard payment volume across approximately 174,000 merchants as of March 31, 2018 and December 31, 2017, respectively. Headquartered in Alpharetta, GA, Priority has approximately 480 employees and is led by an experienced group of payments executives.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2018 assumes that the Business Combination and the related proposed equity commitments have occurred on March 31, 2018. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2018 and year ended December 31, 2017 present pro forma effect to the Business Combination and the related proposed equity commitments as if they had been completed on January 1, 2017.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of M I Acquisitions was derived from the unaudited and audited financial statements of M I Acquisitions as of and for the three months ended March 31, 2018 and for the year ended December 31, 2017, included elsewhere in this proxy statement. The historical financial information of Priority was derived from the unaudited and audited consolidated financial statements of Priority as of and for the three months ended March 31, 2018 and for the year ended December 31, 2017, included elsewhere in this proxy statement. This information should be read together with M I Acquisitions’ and Priority’s unaudited and audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of M I Acquisitions,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Priority” and other financial information included elsewhere in this proxy statement.

The Business Combination will be accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, M I Acquisitions will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Priority issuing stock for the net assets of M I Acquisitions, accompanied by a recapitalization. The net assets of M I Acquisitions will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Priority.

Priority has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	The Priority stockholder group will have the greatest voting interest in the combined entity under the no and maximum redemption scenarios with over 91% and 96% voting interest, respectively;

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•	The largest individual minority shareholder comes from Priority;

•	The combined company’s board of directors will initially consist of five directors, all of which will be selected by Priority;

•	Priority will hold C-suite management roles for the combined company.

Other factors were considered, including size of the entities and the location of the combined company’s headquarters, noting that the preponderance of evidence as described above is indicative that Priority is the accounting acquirer in the Business Combination.

Description of the Business Combination

Pursuant to the Purchase Agreement, in exchange for all of the issued and outstanding equity interests of Priority, M I Acquisitions agreed to pay the aggregate consideration in the form of Consideration Shares, as defined in the Purchase Agreement, means a number of shares of common stock, rounded to the nearest whole share, equal to the Company Equity Value, as defined in the Purchase Agreement, divided by $10.30 (the “Merger Consideration”). The GS Warrant is a 7 year, zero exercise price warrant issued by Priority to Goldman Sachs in connection with the refinancing of Priority’s credit facility on January 3, 2017 that initially entitled Goldman Sachs to exercise to receive 1.8% of Priority’s outstanding Class A Common Units at any time prior to expiration (the “GS Warrant”). On January 11, 2018, the warrant agreement was further amended to change the purchase percent from 1.8% to 2.2%. The change in the warrant percentage was the result of anti-dilution provisions in the agreement with Goldman Sachs, which were triggered by the Class A Common unit redemption that occurred during the three months ended March 31, 2018 as discussed in Priority’s financial statements included elsewhere in this proxy. Pursuant to the Purchase Agreement, if the GS Warrant is still outstanding, at the Closing, M I Acquisitions shall issue a Replacement to Goldman Sachs in exchange for the cancellation of the current GS Warrant on substantially the same terms of the GS Warrant, which shall be exercisable for an aggregate number of shares of common stock, rounded to the nearest whole share, that Goldman Sachs would be entitled to receive at the closing of the Business Combination if the GS Warrant had been exercised immediately prior to closing. If the existing warrant has been exercised, then Goldman Sachs shall be entitled to receive a portion of the Merger Consideration and no replacement warrant will be issued at the closing. If the GS Warrant is otherwise no longer outstanding but has not been exercised, then Goldman Sachs shall not be entitled to receive any Merger Consideration and no replacement warrant shall be issued. The following represents the Merger Consideration:

	Scenario 1: GS	Scenario 2: GS
	Warrant	Warrant Exercised
	Outstanding (1)	(1)
	Three months ended	Three months ended
in millions	March 31, 2018	March 31, 2018
Enterprise Value (1)	$947.8	$947.8
Minus: Closing Indebtedness (2)	(351.1)	(351.1)
Plus: Closing Cash (2)	19.9	19.9
Priority Equity Value ($) - at Closing	$616.6	$616.6
Divided by: $10.30 / Share (1)	$10.30	$10.30
Less: GS Warrant Shares, if outstanding (3)	(1.2)	-
Share Consideration - at Closing (4)	58.6	59.9

(1) Values and scenarios obtained from the amended and restated Purchase Agreement.

(2) Closing Indebtedness and Closing Cash are estimates of the amounts at the Business Combination consummation date. Actual amounts will be as of the date of the Closing.

(3) Calculated as 2.1% of 59.9 million shares or 2.2% of the total shares expected to be issued to Priority Class A holders.

(4) Amount shown due to rounding. Actual amount rounds down to 58.6 million versus 58.7 million shares calculated by the above formula.

An additional 9.8 million shares of M I Acquisitions common stock may be issued as earn-out consideration to the Sellers, or at their election, to members of Priority’s management or other service providers post-business combination pursuant to the Earn-out Incentive Plan —4.9 million shares for the first earn-out and 4.9 million shares for the second earn-out. For the first earn-out, Earn-out Adjusted EBITDA of M I Acquisitions must be no less than $82.5 million for the year ending December 31, 2018 and the M I Acquisitions stock price must have traded in excess of $12.00 for any 20 trading days within any consecutive 30-day trading period at any time on or before December 31, 2019. For the second earn-out, the Earn-out Adjusted EBITDA of M I Acquisitions must be no less than $91.5 million for the year ending December 31, 2019 and the M I Acquisitions stock price must have traded in excess of $14.00 for any 20 trading days within any consecutive 30-day trading period at any time between January 1, 2019 and December 31, 2020. In the event that the first earn-out targets are not met, the entire 9.8 million shares may be issued if the second earn-out targets are met.

Concurrently with the Purchase Agreement, the Founders and Priority entered the Founders Share Agreement, a copy of which is attached hereto as Annex B, pursuant to which Priority agreed to purchase 421,107 of the units issued to the Founders in a private placement immediately prior to M I Acquisitions’ initial public offering, and 453,210 shares of common stock of M I Acquisitions issued to the Founders, for an aggregate purchase price of approximately $2.1 million. In addition, pursuant to the Founders Share Agreement, the Founders will forfeit 174,863 founder’s shares at the closing of the acquisition, which shares may be reissued to the Founders if one of the earn-outs described herein (and relating to the Purchase Agreement consideration) is achieved.

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The unaudited pro forma condensed combined financial information has been prepared assuming four alternative levels of redemption into cash of M I Acquisitions’ common stock:

•	Assuming No Redemption – GS Warrant Exercised: This presentation assumes that no current M I Acquisitions’ public stockholders exercise redemption rights with respect to their shares for a pro rata portion of the fund in M I Acquisitions’ trust account and the GS Warrant issued by Priority was exercised or is otherwise no longer outstanding at the Closing.

•	Assuming Maximum Redemption – GS Warrant Exercised: This presentation assumes that stockholders holding 3.4 million of M I Acquisitions’ public shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10.43 per share) of the funds in its trust account and the GS Warrant issued by Priority was exercised or is otherwise no longer outstanding at the Closing. Per the M I Acquisitions IPO registration statement, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the shares of common stock sold in the IPO. To the knowledge of M I Acquisitions, there were no M I Acquisitions public shareholders holding 20% or more of the shares of common stock sold in the IPO as of March 31, 2018. Under the Purchase Agreement, the consummation of the Business Combination is conditioned upon, among other things, the amount of Available Cash (defined as the amount of the funds contained in the trust account as of immediately prior to the Closing without giving effect to the redemptions minus the amounts required to consummate any redemptions) not being less than the minimum cash amount of $20 million. Furthermore, the Company will only proceed with the Business Combination if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination. This scenario gives effect to M I Acquisitions public share redemptions of approximately 3.4 million shares for aggregate redemption payments of $35.4 million. Aggregate redemption payments of $35.4 million calculated as $55.4 million in the trust account per the pro forma condensed combined balance sheet less $20.0 million required available cash from the trust account. Public redemption shares of approximately 3.4 million shares calculated as $35.4 million redemption payments divided by estimated per share redemption value of $10.43 ($55,383,870 in trust account per the pro forma condensed combined balance sheet divided by 5,310,109 M I Acquisitions public shares).

•	Assuming No Redemption – GS Warrant Outstanding: This presentation assumes that no current M I Acquisitions’ public stockholders exercise redemption rights with respect to their shares for a pro rata portion of the fund in M I Acquisitions’ trust account and the GS Warrant issued by Priority was not exercised and remains outstanding at the Closing.

•	Assuming Maximum Redemption – GS Warrant Outstanding: This presentation assumes that stockholders holding 3.4 million of M I Acquisitions’ public shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10.43 per share) of the funds in its trust account and the GS Warrant issued by Priority was not exercised and remains outstanding at the Closing. Per the M I Acquisitions IPO registration statement, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the shares of common stock sold in the IPO. To the knowledge of M I Acquisitions, there were no M I Acquisitions public shareholders holding 20% or more of the shares of common stock sold in the IPO as of March 31, 2018. Under the Purchase Agreement, the consummation of the Business Combination is conditioned upon, among other things, the amount of Available Cash (defined as the amount of the funds contained in the trust account as of immediately prior to the Closing without giving effect to the redemptions minus the amounts required to consummate any redemptions) not being less than the minimum cash amount of $20 million. Furthermore, the Company will only proceed with the Business Combination if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination. This scenario gives effect to M I Acquisitions public share redemptions of approximately 3.4 million shares for aggregate redemption payments of $35.4 million. Aggregate redemption payments of $35.4 million calculated as $55.4 million in trust account per the pro forma condensed combined balance sheet less $20.0 million required available cash from the trust account. Public redemption shares of approximately 3.4 million shares calculated as $35.4 million redemption payments divided by estimated per share redemption value of $10.43 ($55,383,870 in trust account per the pro forma condensed combined balance sheet divided by 5,310,109 M I Acquisitions public shares).

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The following summarizes the pro forma common stock shares outstanding under the four scenarios:

	Scenario 1: GS Warrant Outstanding				Scenario 2: GS Warrant Exercised
	Three months ended March 31, 2018				Three months ended March 31, 2018
					Pro Forma		Pro Forma
	Pro Forma		Pro Forma Combined		Combined		Combined
	Combined		(Assuming		(Assuming		(Assuming
	(Assuming		Maximum		No		Maximum
	No Redemptions)%		Redemptions)%		Redemptions)%		Redemptions)%

M I Merger Consideration shares (1)	58,630,277		58,630,277		59,863,345		59,863,345
M I Founder shares held by the Sellers	453,210		453,210		453,210		453,210
M I Private Placement shares held by the Sellers	421,107		421,107		421,107		421,107
Priority shares	59,504,594	91%	59,504,594	96%	60,737,662	91%	60,737,662	96%

Shares held by current M I public shareholders	5,310,109		5,310,109		5,310,109		5,310,109
Less: public shares redeemed (2)	-		(3,392,544)		-		(3,392,544)
M I shares	5,310,109	8%	1,917,565	3%	5,310,109	8%	1,917,565	3%

Founder shares	1,327,527		1,327,527		1,327,527		1,327,527
Less Founder shares bought by the Sellers	(453,210)		(453,210)		(453,210)		(453,210)
Less Founder shares forfeited	(174,863)		(174,863)		(174,863)		(174,863)
Founders shares	699,454	1%	699,454	1%	699,454	1%	699,454	1%

Pro Forma Shares Outstanding	65,514,157	100%	62,121,613	100%	66,747,225	100%	63,354,681	100%

(1) Refer to the Consideration Shares table herein.

(2) Public shares estimated to be redeemed calculated as $35.4 million ($55,383,870 from trust account on pro forma balance sheet less $20,000,000 available cash from the trust account) divided by $10.43 redemption value per share ($55,383,870 from trust account on pro forma balance sheet divided by 5,310,109 public shares).

The following unaudited pro forma condensed combined balance sheet as of March 31, 2018 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 are based on the historical financial statements of M I Acquisitions and Priority. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

112

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2018

(in thousands)

			Scenario 1: GS Warrant Outstanding (aa)
			As of March 31, 2018
			Pro Forma		Pro Forma		Additional Pro Forma	As of March 31, 2018
			Adjustments		Combined		Adjustments	Pro Forma Combined
	As of March 31, 2018		(Assuming		(Assuming		(Assuming	(Assuming
	M I	Priority	Minimum		Minimum		Maximum	Maximum
	(Historical)	(Historical)	Redemptions)		Redemptions)		Redemptions)	Redemptions)

Assets
Current assets
Cash and cash equivalents	$39	$18,313	$55,384	[A]	$58,156		$(35,384)[K]	$22,772
			(12,241)[B]
			(2,116)[B]
			(1,062)[C]
			(28)[D]
			(133)[E]
Restricted cash	-	19,816	-		19,816		-	19,816
Accounts receivable, net of allowance for doubtful accounts	-	42,636	-		42,636		-	42,636
Due from related parties	-	268	-		268		-	268
Prepaid expenses and other current assets	41	4,310	-		4,351		-	4,351
Current portion of notes receivable	-	3,075	-		3,075		-	3,075
Settlement assets	-	4,328	-		4,328		-	4,328
Total current assets	80	92,746	39,804		132,630		(35,384)	97,246
Cash and cash equivalents held in trust	55,384	-	(55,384)[A]		-		-	-
Notes receivable, less current portion	-	3,343	-		3,343		-	3,343
Property, equipment, and software, net	-	13,566	-		13,566		-	13,566
Goodwill	-	101,532	-		101,532		-	101,532
Intangible assets, net	-	43,106	-		43,106		-	43,106
Investment in unconsolidated entities	-	1,307	-		1,307		-	1,307
Other non current assets	-	325	-		325		-	325
Total assets	$55,464	$255,925	$(15,580)		$295,809		$(35,384)	$260,425
Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current liabilities
Accounts payable and accrued expenses	$562	$18,736	$(665)[J]		$18,633		$-	$18,633
Offering costs payable	12	-	-		12		-	12
Notes payable	28	-	(28)[D]		-		-	-
Note payable – related parties	133	-	(133)[E]		-		-	-
Accrued residual commissions	-	19,857	-		19,857		-	19,857
Customer deposits	-	4,229	-		4,229		-	4,229
Current portion of notes payable	-	2,682	-		2,682		-	2,682
Settlement obligations		13,704	-		13,704		-	13,704
Total current liabilities	735	59,208	(826)		59,117		-	59,117
Notes payable, net of discounts and deferred financing costs	-	340,457	-		340,457		-	340,457
Warrant liability	-	12,182	-		12,182		-	12,182
Deferred underwriting fee payable	1,062	-	(1,062)[C]		-		-	-
Other liabilities	-	6,149	-		6,149		-	6,149
Total liabilities	1,797	417,996	(1,888)		417,905		-	417,905

Common stock subject to possible conversion (4,672,795 shares at conversion value as of March 31, 2018)	48,667	-	(48,667)[F]		-		-	-

Stockholders' Equity (Deficit)
Preferred stock	-	-	-		-		-	-
Common stock	2	-	5	[F]	66	[I]	(3)[K]	63	[I]
			59	[G][I]
Additional paid-in capital	5,387	-	48,662	[F]	53,601	[I]	(35,381)[K]	18,220	[I]
			(59)[G]
			(389)[H]
Accumulated deficit	(389)	-	389	[H]	(175,763)[I]		-	(175,763)[I]
			(12,241)[B]
			(2,116)[B]
			(162,071)[G]
			665	[J]
Total stockholders' equity (deficit)	5,000	-	(127,096)[I]		(122,096)[I]		(35,384)[I]	(157,480)[I]

Members’ equity		(162,071)	162,071	[G]	-			-
Total liabilities and stockholders' equity (deficit)	$55,464	$255,925	$(15,580)		$295,809		$(35,384)	$260,425

(aa) Refer to Pro Forma Explanation (I) for Scenario 2.

See accompanying notes to unaudited pro forma condensed combined financial information.

113

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

(in thousands, except share and per share data)

			Scenario 1: GS Warrant Outstanding & Scenario 2: GS Warrant Exercised except share and per share data
			Three months ended March 31, 2018				Three months ended
			Pro Forma		Pro Forma	Additional Pro	March 31, 2018
			Adjustments		Combined	Forma Adjustments	Pro Forma Combined
	Three months ended March 31, 2018		(Assuming		(Assuming	(Assuming	(Assuming
		Priority	Minimum		Minimum	Maximum	Maximum
	M I (Historical)	(Historical)	Redemptions)		Redemptions)	Redemptions)	Redemptions)

Revenues
Merchant card fees revenue	$-	$108,010	$-		$108,010	$-	$108,010
Outsourced services revenue	-	6,001	-		6,001	-	6,001
Other revenues	-	1,585	-		1,585	-	1,585
Total revenue, net	$-	$115,596	$-		$115,596	$-	$115,596
Operating expenses
Costs of merchant card fees	-	82,813	-		82,813	-	82,813
Other costs of services	-	4,376	-		4,376	-	4,376
Salary and employee benefits	-	8,972	-		8,972	-	8,972
Depreciation and amortization	-	3,767	-		3,767	-	3,767
Selling, general and administrative	-	5,219	-		5,219	-	5,219
Administration fee - related party	30	-	-		30	-	30
Operating costs	291	-	-		291	-	291
Other operating expenses	-	2,571	-		2,571	-	2,571
Total operating expenses	321	107,718	-		108,039	-	108,039
(Loss) income from operations	(321)	7,878	-		7,557	-	7,557
Other income (expense)
Interest and other income	174	191	(174	) (AA)	191	-	191
Interest and other expense	-	(11,192)	-		(11,192)	-	(11,192)
Equity in loss of unconsolidated entities	-	(54)	-		(54)	-	(54)
Total other income (expense)	174	(11,055)	(174)		(11,055)	-	(11,055)
Loss before taxes	$(147)	$(3,177)	$(174)		$(3,498)	$-	$(3,498)
Income tax benefit	-	-	665	(BB)	665	-	665
Net loss	$(147)	$(3,177)	$491		$(2,833)	$-	$(2,833)

Scenario 1: GS Warrant Outstanding
Net loss per shares of common stock – basic	$(0.13)				$(0.04)		$(0.05)
Weighted average shares of common stock outstanding –basic	2,352,922				65,514,157		62,121,613
Net loss per shares of common stock – diluted	$(0.13)				$(0.04)		$(0.04)
Weighted average shares of common stock outstanding – diluted	2,352,922				66,747,225		63,354,681

Scenario 2: GS Warrant Exercised
Net loss per shares of common stock – basic and diluted	$(0.13)				$(0.04)		$(0.04)
Weighted average shares of common stock outstanding – basic and diluted	2,352,922				66,747,225		63,354,681

See accompanying notes to unaudited pro forma condensed combined financial information.

114

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2017

(in thousands, except share and per share data)

			Scenario 1: GS Warrant Outstanding & Scenario 2: GS Warrant Exercised except share and per share data
			Year ended December 31, 2017				Year ended
			Pro Forma		Pro Forma	Additional Pro	December 31, 2017
			Adjustments		Combined	Forma Adjustments	Pro Forma Combined
	Year ended December 31, 2017		(Assuming		(Assuming	(Assuming	(Assuming
		Priority	Minimum		Minimum	Maximum	Maximum
	M I (Historical)	(Historical)	Redemptions)		Redemptions)	Redemptions)	Redemptions)

Revenues
Merchant card fees revenue	$-	$398,988	$-		$398,988	$-	$398,988
Outsourced services revenue	-	23,308	-		23,308	-	23,308
Other revenues	-	3,323	-		3,323	-	3,323
Total revenue, net	$-	$425,619	$-		$425,619	$-	$425,619
Operating expenses (income)
Cost of merchant card fees	-	305,461	-		305,461	-	305,461
Other costs of services	-	15,743	-		15,743	-	15,743
Salary and employee benefits	-	32,357	-		32,357	-	32,357
Depreciation and amortization	-	14,674	-		14,674	-	14,674
Selling, general and administrative	-	9,088	-		9,088	-	9,088
Administration fee - related party	120	-	-		120	-	120
Operating costs	832	-	-		832	-	832
Change in fair value of contingent consideration	-	(410)	-		(410)	-	(410)
Other operating expenses	-	13,457	-		13,457	-	13,457
Total operating expenses (income)	952	390,370	-		391,322	-	391,322
(Loss) income from operations	(952)	35,249	-		34,297	-	34,297
Other (expense) income
Interest and other income	399	637	(399	) (AA)	637	-	637
Interest and other expense	-	(31,159)	-		(31,159)	-	(31,159)
Equity in loss of unconsolidated entities	-	(133)	-		(133)	-	(133)
Settlement income	428	-	-		428	-	428
Total other (expense) income	827	(30,655)	(399)		(30,227)	-	(30,227)
(Loss) income before taxes	$(125)	$4,594	$(399)		$4,070	$-	$4,070
Income tax (expense) benefit	-	-	(1,530	) (BB)	(1,530)	-	(1,530)
Net (loss) income	$(125)	$4,594	$(1,929)		$2,540	$-	$2,540

Scenario 1: GS Warrant Outstanding
Net (loss) income per shares of common stock – basic	$(0.19)				$0.04		$0.04
Weighted average shares of common stock outstanding – basic	2,330,884				65,514,157		62,132,126
Net (loss) income per shares of common stock – diluted	$(0.19)				$0.04		$0.04
Weighted average shares of common stock outstanding – diluted	2,330,884				66,747,225		63,365,194

Scenario 2: GS Warrant Exercised
Net (loss) income per shares of common stock – basic and diluted	$(0.19)				$0.04		$0.04
Weighted average shares of common stock outstanding – basic and diluted	2,330,884				66,747,225		63,365,194

See accompanying notes to unaudited pro forma condensed combined financial information.

115

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination will be accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, M I Acquisitions will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Priority comprising the ongoing operations of the combined company, Priority’s senior management comprising the senior management of the combined company, and Priority’s stockholders having a majority of the voting power of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Priority issuing stock for the net assets of M I Acquisitions, accompanied by a recapitalization. The net assets of M I Acquisitions will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Priority.

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 assumes that the Business Combination and the related proposed equity commitments occurred on March 31, 2018. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 present pro forma effect to the Business Combination and the related proposed equity commitments as if they had been completed on January 1, 2017. These periods are presented on the basis of Priority as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 has been prepared using and should be read in conjunction with the following:

•	M I Acquisitions’ unaudited balance sheet as of March 31, 2018 and the related notes for the three months ended March 31, 2018, included elsewhere in this proxy statement;
•	Priority’s unaudited consolidated balance sheet as of March 31, 2018 and the related notes for the three months ended March 31, 2018, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2018 has been prepared using and should be read in conjunction with the following:

•	M I Acquisitions’ unaudited statement of operations for the three months ended March 31, 2018 and the related notes, included elsewhere in this proxy statement; and
•	Priority’s unaudited statement of operations for the three months ended March 31, 2018 and the related notes, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 has been prepared using and should be read in conjunction with the following:

•	M I Acquisitions’ audited statement of operations for the year ended December 31, 2017 and the related notes, included elsewhere in this proxy statement; and
•	Priority’s audited statement of operations for the year ended December 31, 2017 and the related notes, included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information does not give effect to any compensation expense related to the additional earn-out of 9.8 million shares that may be associated with the Business Combination as the combined company is currently evaluating the valuation of the earn-out and other terms to determine the accounting treatment following the consummation of the Business Combination. Given the short period of time between the Founders Share Agreement and the issuance of the proxy, it is not practicable to disclose the impact to the pro formas related to these potential shares.

116

The pro forma adjustments reflecting the consummation of the Business Combination and the completion of related proposed equity commitments are based on certain currently available information and certain assumptions and methodologies that M I Acquisitions believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. M I Acquisitions believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related proposed equity commitments contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of M I Acquisitions and Priority.

2.	Accounting Policies

Upon consummation of the Business Combination, M I Acquisitions will perform a comprehensive review of Priority’s accounting policies. As a result of the review, management may identify differences between the accounting policies of Priority which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. Priority and M I Acquisitions have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of Priority’s shares outstanding, assuming the Business Combination occurred on January 1, 2017.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2018 are as follows:

(A)	Reflects the reclassification of $55.4 million of cash and cash equivalents held in the M I Acquisitions trust account that becomes available following the Business Combination.

117

(B)	Reflects adjustments of $14.4 million (of which $2.1 million relates to the purchase of M I Founder shares and units by Priority pursuant to the Founders Share Agreement) to cash and accumulated deficit for transaction costs expected to be incurred in relation to the Business Combination.

(C)	Reflects the settlement of $1.1 million of deferred underwriters’ fees incurred during the M I IPO due upon completion of the Business Combination.

(D)	Reflects the settlement of $0.03 million of promissory notes issued July 1, 2015 by M I and payable upon close of the Business Combination.

(E)	Reflects the settlement of $0.1 million of promissory notes issued March 13, 2018 by M I to its sponsors in order to extend the period of time to complete the Business Combination from March 19, 2018 to April 19, 2018 and is payable within five business days after the close of the Business Combination.

(F)	Reflects the reclassification of $48.7 million of common stock subject to possible redemption to permanent equity assuming no redemptions.

(G)	Represents the re-capitalization of common stock of Priority.

(H)	Elimination of M I Acquisitions’ accumulated deficit.

(I)	Under the minimum and maximum redemption for Scenario 1: GS Warrant Outstanding, Priority will be issued 58.7 million shares whereas under Scenario 2: GS Warrant Exercised, Priority will be issued 59.9 million shares. As such, the only impact to the Pro Forma Balance Sheet as of March 31, 2018 will be within Total Stockholders' equity (deficit) section. The remainder of the Pro Forma Balance Sheet will be the exact same. Under Scenario 1, the amount reclassified between Common Stock - Par and Additional Paid in Capital for the recapitalization will be $59 thousand (58.7 million Consideration Shares multiplied by $0.001 par value per share) whereas under Scenario 2, it will be $60 thousand (59.9 million Consideration Shares multiplied by $0.001 par value per share). As the adjustment is a reclass within equity under each scenario, Total Stockholders' equity (deficit) will not change. As such, the pro forma balance sheet for Scenario 2 would be the same as above except for the presentation of the Total Stockholders' equity (deficit) section. Refer to the below for the presentation of the Total Stockholders' equity (deficit) section under Scenario 2:

			Scenario 2: GS Warrant Exercised
			As of March 31, 2018
			Pro Forma	Pro Forma	Additional Pro
			Adjustments	Combined	Forma Adjustments	Pro Forma Combined
	As of March 31, 2018		(Assuming	(Assuming	(Assuming	(Assuming
		Priority	Minimum	Minimum	Maximum	Maximum
	M I (Historical)	(Historical)	Redemptions)	Redemptions)	Redemptions)	Redemptions)

Stockholders' equity (deficit)
Preferred stock	-	-	-	-	-	-
Common stock	2	-	5	67	(3)	64
			60
Additional paid-in capital	5,387	-	48,662	53,600	(35,381)	18,219
			(60)
			(389)
Accumulated deficit	(389)	-	389	(175,763)	-	(175,763)
			(12,241)
			(2,116)
			(162,071)
			665
Total stockholders' equity (deficit)	5,000	-	(127,096)	(122,096)	(35,384)	(157,480)

118

(J)	Reflects the accrued income taxes that results from the step-up, for tax purposes, of certain assets of Priority and to record the liability for taxes payable using an effective tax rate of 38% as of December 31, 2017 offset by income tax benefit using a 19% effective tax rate as of March 31, 2018. The tax impacts of the Business Combination were estimated on the applicable law in effect on March 31, 2018, inclusive of the effects of the Tax Cuts and Jobs Act (“Tax Act”) which was signed into law on December 22, 2017. The Tax Act requires companies, to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted.

(K)	Reflects the withdrawal of funds from the trust account to fund the redemption of 3.4 million shares of common stock at $10.43 per share (3,392,544 shares multiplied by $10.43 per share equals to $35.4 million). The amount of $10.43 per share utilized in the above computation is derived from $55,383,870 in trust account per the pro forma condensed combined balance sheet divided by 5,310,109 M I Acquisitions public shares per the capitalization table herein. Depending on the close date of the Business Combination, this amount may vary as defined by the Purchase Agreement.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2018 and year ended December 31, 2017 are as follows:

(AA) Elimination of interest income on the trust account

(BB) Reflects an income tax benefit at 19% effective rate on the combined pro forma net loss for the three months ended March 31, 2018 and provision on the combined pro forma income at 38% effective tax rate for the year ended December 31, 2017. The tax impacts of the Business Combination were estimated based on the applicable law in effect on March 31, 2018 and December 31, 2017, respectively, inclusive of the effects of the Tax Act which was signed into law on December 22, 2017.

4.	Earnings per Share

Represents the net earnings per share calculated using the historical weighted average Priority Holdings, LLC units and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2017. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared assuming four alternative levels of redemption into cash of M I Acquisitions common stock for the three months ended March 31, 2018 and for the year ended December 31, 2017:

119

	Scenario 1: GS Warrant Outstanding		Scenario 2: GS Warrant Exercised
	Three months ended March 31, 2018		Three months ended March 31, 2018
				Pro Forma
	Pro Forma	Pro Forma Combined	Pro Forma	Combined
	Combined	(Assuming	Combined	(Assuming
	(Assuming	Maximum	(Assuming	Maximum
	No Redemptions)	Redemptions)	No Redemptions)	Redemptions)
Pro Forma Basic Loss Per Share
Pro Forma Net Income Attributable to Common Shareholders	$(2,833)	$(2,833)	$(2,833)	$(2,833)
Basic Weighted Average Shares Outstanding	65,514,157	62,121,613	66,747,225	63,354,681
Pro Forma Basic Loss Per Share	$(0.04)	$(0.05)	$(0.04)	$(0.04)

Pro Forma Diluted Loss Per Share
Pro Forma Net Income Attributable to Common Shareholders	$(2,833)	$(2,833)	$(2,833)	$(2,833)
Diluted Weighted Average Shares Outstanding	66,747,225	63,354,681	66,747,225	63,354,681
Pro Forma Diluted Loss Per Share	$(0.04)	$(0.04)	$(0.04)	$(0.04)

Pro Forma Weighted Average Shares - Basic
MI Merger Consideration Shares	58,630,277	58,630,277	59,863,345	59,863,345
MI Founder Shares Held by the Sellers	453,210	453,210	453,210	453,210
MI Private Placement Shares Held by the Sellers	421,107	421,107	421,107	421,107
Founders Shares	699,454	699,454	699,454	699,454
Shares Held by Current MI Shareholders	5,310,109	1,917,565	5,310,109	1,917,565
Pro Forma Weighted Average Shares - Basic	65,514,157	62,121,613	66,747,225	63,354,681

Dilutive Shares - GS Warrant	1,233,068	1,233,068	-	-
Pro Forma Weighted Average Shares - Diluted	66,747,225	63,354,681	66,747,225	63,354,681

	Scenario 1: GS Warrant Outstanding		Scenario 2: GS Warrant Exercised
	Year ended December 31, 2017		Year ended December 31, 2017
				Pro Forma
	Pro Forma	Pro Forma Combined	Pro Forma	Combined
	Combined	(Assuming	Combined	(Assuming
	(Assuming	Maximum	(Assuming	Maximum
	No Redemptions)	Redemptions)	No Redemptions)	Redemptions)

Pro Forma Basic Earnings Per Share
Pro Forma Net Income Attributable to Common Shareholders	$2,540	$2,540	$2,540	$2,540
Basic Weighted Average Shares Outstanding	65,514,157	62,132,126	66,747,225	63,365,194
Pro Forma Basic Earnings Per Share	$0.04	$0.04	$0.04	$0.04

Pro Forma Diluted Earnings Per Share
Pro Forma Net Income Attributable to Common Shareholders	$2,540	$2,540	$2,540	$2,540
Diluted Weighted Average Shares Outstanding	66,747,225	63,365,194	66,747,225	63,365,194
Pro Forma Diluted Earnings Per Share	$0.04	$0.04	$0.04	$0.04

Pro Forma Weighted Average Shares - Basic
M I Merger Consideration Shares	58,630,277	58,630,277	59,863,345	59,863,345
MI Founder Shares Held by the Sellers	453,210	453,210	453,210	453,210
MI Private Placement Shares Held by the Sellers	421,107	421,107	421,107	421,107
Founders Shares	699,454	699,454	699,454	699,454
Shares Held by Current M I Shareholders	5,310,109	1,928,078	5,310,109	1,928,078
Pro Forma Weighted Average Shares - Basic	65,514,157	62,132,126	66,747,225	63,365,194

Dilutive Shares - GS Warrant	1,233,068	1,233,068	-	-
Pro Forma Weighted Average Shares - Diluted	66,747,225	63,365,194	66,747,225	63,365,194

M I Acquisitions currently has 5,731,216 Warrants sold during the IPO to purchase up to a total of 5,731,216 common shares. The Warrants are exercisable at $11.50 per share amounts which exceeds the current market price of common stock and the approximate per share redemption price. These warrants are considered anti-dilutive and excluded from the earnings per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period. M I Acquisitions sold to the IPO underwriters, Chardan Capital Markets, LLC, for $100, a unit purchase option to purchase up to a total of 300,000 units exercisable at $12.00 per unit (or an aggregate exercise price of $3,600,000) commencing on the later of the consummation of a Business Combination and six months from September 13, 2016. The unit purchase option expires five years from September 13, 2016. The units issuable upon exercise of this option are identical to the Units offered in the IPO. M I Acquisitions has agreed to grant to the holders of the unit purchase option, demand and “piggy back” registration rights for periods of five and seven years, respectively, from September 13, 2016, including securities directly and indirectly issuable upon exercise of the unit purchase option. M I Acquisitions will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless. This unit purchase option is considered anti-dilutive and excluded from the earnings per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period. Pursuant to the Purchase Agreement, if the GS Warrant is still outstanding, at the Closing, M I Acquisitions shall issue a Replacement GS Warrant to Goldman Sachs in exchange for the cancellation of the current GS Warrant on substantially the same terms of the GS Warrant, which shall be exercisable for an aggregate number of shares of common stock, rounded to the nearest whole share, that Goldman Sachs would be entitled to receive at the closing of the Business Combination if the GS Warrant had been exercised immediately prior to closing. If the existing warrant has been exercised, then Goldman Sachs shall be entitled to receive a portion of the Merger Consideration and no replacement warrant will be issued at the closing. If the GS Warrant is otherwise no longer outstanding but has not been exercised, then Goldman Sachs shall not be entitled to receive any Merger Consideration and no replacement warrant shall be issued. The GS Replacement Warrant is exercisable at any time and as the exercise price is zero and the stock price as of January 1, 2017 is $10.04, these warrants if exercised at the Closing date will be dilutive.

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PRIORITY’S BUSINESS

Throughout this section, unless otherwise noted “we”, “us” and the “Company” refer to Priority and its consolidated subsidiaries.

Company Overview

Priority is a leading provider of merchant acquiring and commercial payment solutions, offering unique product capabilities to small and mid-sized businesses (“SMBs”), enterprises and distribution partners (Retail ISO’s, Financial Institutions, Wholesale ISO’s and ISV’s) in the United States. The Company was founded in 2005 with a mission to build a merchant inspired payments platform that would advance the goals of its SMB and enterprise clients and distribution partners. Since 2013, Priority has grown from the 38th largest U.S. merchant acquirer to become the 13th largest as of the end of 2017, measured by Visa and MasterCard purchase volume according to The Nilson Report. Priority is currently the 6th largest non-bank merchant acquirer in the United States. In 2017, the Company processed over 439 million transactions and over $34 billion in bankcard payment volume across approximately 174,000 merchants. In the three months ended March 31, 2018, Priority processed over 110 million transactions and over $9 billion in bankcard payment volume across approximately the same number of merchants. Headquartered in Alpharetta, GA, Priority has approximately 480 employees and is led by an experienced group of payments executives.

Priority’s growth has been underpinned by three key strengths: (1) a cost-efficient, agile payment and business processing infrastructure, known internally as Vortex.Cloud and Vortex.OS, (2) two proprietary product platforms: the MX product suite targeting the consumer payments market and the CPX product suite targeting the Commercial payments market and (3) focused distribution engines dedicated to selling into business-to-consumer (“B2C”) and commercial payments (“B2B”) markets.

The MX Product line, provides technology-enabled payment acceptance and business management capabilities to merchants, enterprises and its distribution partners (“Resellers”). The MX product line includes: Priority’s MX ISO/Agent and VIMAS reseller technology systems (collectively referred to as “MX Connect”) and MX Merchant products, which together provide resellers and merchant clients, a flexible and customizable set of business applications that help better manage critical business work functions and revenue performance using core payment processing as its leverage point. MX Connect provides Priority’s consumer payments reselling partners with automated tools that support low friction merchant on-boarding, underwriting and risk management, client service, and commission processing through a single mobile-enabled, web-based interface. The result is a smooth merchant activation onto Priority’s flagship consumer payments offering, MX Merchant, which provides core processing and business solutions to SMB clients. In addition to payment processing, the MX Merchant product line encompasses a variety of proprietary and third-party product applications (“Apps”) that merchants can adopt such as MX Insights, MX Storefront, MX Retail, MX Invoice, MX B2B and ACH.com, among others. This comprehensive suite of solutions enables merchants to identify key consumer trends in their business, quickly implement e-commerce or retail POS solutions, and even handle ACH payments. By empowering resellers to adopt a consultative selling approach and embedding its technology into the critical day-to-day workflows and operations of both merchants and resellers, Priority has established and maintained “sticky” relationships. Strong retention, coupled with consistent merchant boarding, have resulted in strong processing volume and revenue growth.

The Commercial Payments Exchange (“CPX”) platform, like the MX Product line, provides a complete solution suite designed to monetize all types of B2B payments by maximizing automation for buyers and suppliers. CPX supports virtual card, purchase card, electronic fund transfer, ACH and check payments, intelligently routing each transaction via the optimal payment method. Underlying its MX and CPX platforms is the Company’s Vortex.Cloud and Vortex.OS enterprise infrastructure, a curated cloud and application programming interface (“API”) driven operating system built for scale and agility.

Priority developed an entirely virtual computing infrastructure in 2012. This infrastructure, known as Vortex. Cloud, is a highly-available, redundant, and audited (PCI, HIPAA, NACHA, and SOC) computing platform with centralized security and technical operations. Priority strives to enable Vortex.Cloud to maintain 99.999 uptime. All computational and IP assets of Priority’s operating companies are hosted and managed on Vortex.Cloud infrastructure. Upon Vortex.Cloud, Priority has constructed a uniform set of API’s, called Vortex.OS (operating system), that provide critical functionality to Priority’s payment divisions. The Vortex OS APIs provide electronic payments, security/crypto, data persistence, time series data (events), and artificial intelligence (AI). The MX and CPX product platforms leverage Vortex.OS and Vortex.Cloud for maximum scalability, high-availability, security, and access to advanced feature sets. The combined result is a purpose build infrastructure and product offering that produces solid organic growth and profit margin results. Furthermore, in addition to supporting a modern product stack, Vortex.Cloud and Vortex.OS enable the rapid inclusion of data and systems of acquisition targets for smooth consolidation to the Priority operating infrastructure and accelerate achievement of revenue and cost synergies.

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Priority sells its B2C merchant acquiring solutions primarily to SMBs through a growing and diverse reseller network, including Independent Sales Organizations (“ISOs”), Financial Institutions (“FIs”), Independent Software Vendors (“ISVs”), Value-Added Resellers (“VARs”) and other referral partners. The Company maintains stable, long-term relationships with its resellers, bolstered by the integration of MX Connect, a powerful customer relationship management (“CRM”) and business operating system. MX Connect is used by Priority’s resellers and internal teams to manage their merchant base and accelerate the growth of their businesses through various value-added tools and resources which include marketing resources, automated onboarding, merchant underwriting, merchant activity monitoring and reporting. In addition, Priority offers ISVs and VARs a technology “agnostic” and feature rich API, providing developers with the ability to integrate electronic payment acceptance into their software and improve boarding efficiency for their merchant base. For the end user, MX Merchant provides a customizable, virtual terminal with proprietary business management tools and add-on applications (“apps”) that create an integrated merchant experience. MX Merchant’s add-on apps include invoicing, website builder, inventory management and customer engagement and data analytics focused on targeted marketing among others. These proprietary business management tools and add-on applications, coupled with its omni-channel payment solutions, enable Priority to achieve attrition rates that, Priority believes, are well below industry average. MX Merchant can be deployed on hardware from a variety of vendors and operated either as a standalone product or integrated with third-party software. Through MX Merchant, Priority is well-positioned to capitalize on the trend towards integrated payments solutions, new technology adoption, and value-added service utilization in the SMB market. Priority’s broad go-to-market strategy has resulted in a merchant base that is both industry and geographically diversified in the United States, resulting in low industry and merchant concentration.

In addition to Priority’s B2C offering, Priority has diversified its source of revenues through its growing presence in the B2B market. Priority works with enterprise clients and leading financial institutions seeking to automate their accounts payable processes. Priority provides curated managed services and a robust suite of integrated accounts payable automation solutions to industry leading financial institutions and card networks such as Citibank, MasterCard, Visa and American Express, among others. Unlike the consumer payments business which advocates a variable cost indirect sales strategy, Priority Commercial Payments supports a direct sales model that provides turnkey merchant development, product sales, and supplier enablement programs. CPX offers clients a seamless bridge for buyer to supplier (payor to provider) payments by integrating directly to “buyers” payment instruction file and parsing it for payment to their suppliers via virtual card, purchase card, ACH +, dynamic discounting, or check. Successful implementation of its accounts payable ("AP") automation solutions provides suppliers with the benefits of cash acceleration, buyers with valuable rebate/discount revenue, and Priority with stable sources of payment processing and other revenue. Considering that the commercial payments volume in the United States is over twice the size of consumer payments and substantially less penetrated for electronic payments, this market represents a high growth opportunity for Priority.

Priority generates revenue primarily from fees charged for processing payment transactions, and to a lesser extent, from monthly subscription services and other solutions provided to merchants. Processing fees are generated from the ongoing sales of Priority’s merchants under multi-year merchant contracts, and thus are highly recurring in nature. Due to the nature of Priority’s strong reseller-centric distribution model and differentiated technology offering, Priority can drive efficient scale and operating leverage, generating robust margins and profitability.

For the year ended December 31, 2017, Priority generated revenue of $425.6 million, net income of $4.6 million and Adjusted EBITDA of $58 million, compared to revenue of $344.1 million, net income of $20.2 million and Adjusted EBITDA of $46.7 million for the year ended December 31, 2016, an increase of 24%, a decrease of 77%, and an increase of 24% for revenue, net income and Adjusted EBITDA, respectively. For the three months ended March 31, 2018, Priority generated revenue of $115.6 million, a net loss of $3.2 million and Adjusted EBITDA of $15.8 million, compared to revenue of $93.1 million, net loss of $1.2 million and Adjusted EBITDA of $11.4 million for the three months ended March 31, 2017, an increase of 24.2%, 160.2% and 38.7% for revenue, net loss and Adjusted EBITDA, respectively. For a discussion of Adjusted EBITDA and a reconciliation of net income, the most directly comparable measure under GAAP, to Adjusted EBITDA, please see the section entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Priority—Certain Non-GAAP Measures” elsewhere in this proxy statement.

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Industry Overview

The B2C payment processing industry provides merchants with credit, debit, gift and loyalty card and other payment processing services, along with related value-added solutions and information services. The industry continues to grow, driven by wider merchant acceptance, increased consumer use of electronic payments and advances in payment technology. The proliferation of bankcards and use of other payment technologies has made the acceptance of electronic payments through multiple channels a virtual necessity for many businesses, regardless of size, to remain competitive. This increased use and acceptance of bankcards and the availability of more sophisticated products and services has resulted in a highly competitive and specialized industry.

Services to the SMB merchant market have been historically characterized by basic payment processing without ready access to more sophisticated technology, value-added solutions, or customer service that are typically offered to large merchants. To keep up with the changing demands of how consumers wish to pay for goods and services, SMB merchants increasingly recognize the need for value-added services wrapped around omni-channel payment solutions that are tailored to their specific business needs.

Key Industry Trends

The following are key trends Priority believes are impacting the merchant acquiring / payment processing industry:

•	Trend Toward Electronic Transactions. Priority believes the continued shift from cash / paper payments toward electronic / card payments will drive growth for merchant acquirers and processors as volume continues to grow correspondingly. According to The Nilson Report published in December 2017, card and electronic-based payments will make-up 83% of U.S. consumer payments (dollar volume) by 2021, compared to 64% and 75% in 2011 and 2016, respectively. Priority believes the continued migration from cash to card and overall market growth will continue to provide tailwinds to the electronic payments industry.

•	Increasing Demand for Integrated Payments. Merchant acquirers are increasingly differentiating themselves from competitors via innovative technology, including integrated POS solutions (“integrated payments”). Integrated payments refer to the integration of payment processing with various software solutions and applications that are sold by VARs and ISVs. Integrated software tools help merchants manage their businesses, streamline processes, lower costs, increase accuracy, and drive growth for businesses. The broader solutions delivered as part of an integrated payments platform have become an increasingly important consideration point for many SMBs, whereas pricing was historically the key factor influencing the selection of a merchant acquirer. Merchant acquirers that partner with VARs and ISVs to integrate payments with software or own the software outright may benefit most from new revenue streams and higher merchant retention.

•	Mobile Payments. Historically, ecommerce was conducted on a computer via a web browser; however, as mobile technologies continue to proliferate, consumers are making more purchases through mobile browsers and native mobile applications. Priority believes this shift represents a significant opportunity given the high growth rates of mobile payments volume, higher fees for card-not-present and cross-border processing and potential for the in-app economy to stimulate and/or alter consumer spending behavior.

•	Migration to EMV. EMV, which stands for Europay, MasterCard and Visa, is the global payments standard that utilizes chip technology on cards designed to increase security. EMV technology employs dynamic authentication for each transaction, rendering any data copied from magnetic strip readers to produce counterfeit cards unusable. Demand for EMV ready terminals should remain resilient in the near term due to the following:

•	The United States was one of the last countries to adopt EMV technology, leaving a large group of merchants still transitioning to the EMV standards; and

•	U.S. merchants are penalized for failing to comply with EMV standards by bearing the chargeback risk when presented with an EMV enabled card when the terminal is non-compliant.

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The large majority of Priority’s third-party products are EMV enabled, and Priority expects that most new hardware sales will be EMV enabled devices, although all hardware sales constitute only a small portion of the Priority’s total revenue.

B2B payments is the largest payment market in the United States by volume and presents a significant opportunity for payment providers to capitalize on the conversion of check and paper-based payments to electronic payments, including card-based acceptance. As businesses have increasingly looked to improve efficiency and reduce costs, the electronification of B2B payments has gained momentum. Business Insider estimates that over 51% of B2B volume was paid via check in 2016, mainly due to the complex and cumbersome process associated with B2B payments, including invoicing, delayed payment terms and use of multiple banks.

Electronics Payments Overview

The payment processing and services industry provides the infrastructure and services necessary to enable the acceptance, processing, clearing and settlement of electronic payments predominantly consisting of credit card, debit card, ACH payments, gift cards and loyalty rewards programs. Characterized by recurring revenues, high operating leverage, and robust cash flow generation, the industry continues to benefit from the mass migration from cash and checks to electronic payments. According to The Nilson Report, purchase volume on credit, debit and prepaid cards in the United States was approximately $6.2 trillion in 2016 and is estimated to reach nearly $8.5 trillion by 2021, a CAGR of 6.6%.

There are five key participants in the payment processing value chain: (i) card issuing banks, (ii) merchant acquirers, (iii) payment networks and (iv) merchant processors and (v) sponsor banks. Each of these participants performs key functions in the electronic payments process, while other entities, such as terminal manufacturers, gateway providers and independent sales organizations also play important functions within the value chain.

•	Card Issuing Banks – Typically financial institutions that issue credit/debit cards to consumers (also underwrite the risk associated the cards), authorize (check for fraud and sufficient funds) transactions and transfer funds through the payment networks for settlement. Some card issuers do not have the ability to process transactions in-house, in which case the issuer may engage a card processor.

•	Merchant Acquirers – Firms that sign up merchants to their platform through a variety of sales channels, enabling them to accept, process and settle electronic payments. Additionally, merchant acquirers provide other value-added services to help merchants run their businesses more efficiently, such as helping to select POS hardware and providing customer support and services.

•	Payment Networks – Card brand companies, such as MasterCard or Visa, that set rules and provide the rails to route transactions and information between card issuers, merchant acquirers and payments processors in real-time over vast communication networks.

•	Merchant Processors – Firms that provide the technology needed to allow for payment authorization, data transmission, data security and settlement functions. Oftentimes the term merchant acquirer and processor are used synonymously; however, they perform two distinct functions (sometimes provided by the same entity).

•	Sponsor Banks – Financial Institutions that are acquiring members of Visa and MasterCard and provide sponsorship access to acquirers and processors to the card networks. Sponsor banks provide merchants the ultimate access to the card networks for their processing activity.

The industry also includes other third-party providers, including service, software and hardware companies that provide products and services designed to improve the experience for issuers, merchants and merchant acquirers. This category includes mobile payment enablers, terminal manufacturers, and ISV’s.

Each electronic payments transactions consists of two key steps: the front-end authorization and back end settlement.

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•	Front End Authorization – The original request for payment authorization that occurs when the card is swiped or inserted at the POS or the data is entered into an online gateway.

•	Back End Settlement – The settlement and clearing process consists of settling outstanding payables and receivables between the card issuing bank & merchant bank. This process is facilitated by a back-end processor that utilizes the network’s platform to send outstanding payable information and funds between the two parties.

A credit or debit card transaction carried out offline or through signature debit is a two-message process, with the front end occurring at the POS and the back end occurring later as a part of a batch processing system that clears all of the day’s payments from transaction occurring throughout the day. Credit and debit card transactions carried out with personal identification numbers (“PINs”) consist of a single message, whereby the authorization and clearing occurs immediately – the money is instantly debited from the cardholder’s checking account, although the settlement of funds (the transfer to the merchant’s account) may happen later as part of a batch process.

Competitive Strengths

Priority possesses certain attributes that differentiate it as a leading provider of merchant acquiring and commercial payment solutions in the United States. Its key competitive strengths include:

Purpose-Built Proprietary Technology

Priority has strategically built its proprietary software to provide technology-enabled payment acceptance and business management solutions to merchants, enterprises and resellers. The MX product line is embedded into the critical day-to-day workflows and operations of both merchants and resellers, leading to highly “sticky” relationships and high retention. CPX provides a complete commercial solution suite that monetizes commercial payments and maximizes automation for buyers and suppliers. By integrating with Vortex.Cloud and Vortex.OS, MX and CPX can scale in a cost-effective and efficient manner, while enhancing features and functionality. Both product lines also support low friction merchant onboarding and an integrated value-added product offering for merchants, resellers and ISVs in the consumer and commercial payment space. Furthermore, in addition to supporting a modern user experience, Vortex.Cloud enables the rapid inclusion of data and systems of acquisition targets for smooth consolidation to the Priority operating infrastructure and accelerates achievement of revenue and of cost synergies.

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Diverse Reseller Community

Priority maintains strong reseller relationships with more than 800 ISOs, FIs, ISVs, VARs and other referral partners. MX Connect enables resellers to efficiently market merchant acquiring solutions to a broad base of merchants through this one-to-many distribution model. Resellers leverage MX Connect’s powerful CRM and business operating features to manage their internal sales teams and engage their merchant base through various value-added tools and resources, such as marketing resources, automated onboarding, merchant underwriting, merchant activity monitoring and reporting, to support the growth of their businesses. Priority believes that its ability to service its reseller partners through a comprehensive offering provides a competitive advantage that has allowed the company to build a large, diverse merchant base characterized by high retention. The strength of its technology offering is manifest in the fact that Priority maintains ownership of merchant contracts, with most reseller contracts including strong non-solicit and portability restrictions.

Comprehensive Suite of Payment Solutions

MX Merchant offers a comprehensive and differentiated suite of traditional and emerging payment products and services that enables SMBs to address their payment needs through one provider. Priority provides a payment processing platform that allows merchants to accept electronic payments (e.g. credit cards, debit cards, and ACH) at the point of sale (“POS”), online, and via mobile payment technologies. In addition, through MX Merchant, Priority delivers innovative business management products and add-on features (“apps”) that meet the needs of SMBs across different vertical markets. Through its MX Merchant platform, Priority believes it is well-positioned to capitalize on the trend towards integrated payments solutions, new technology adoption and value-add service utilization that is underway in the SMB market. Priority believes its solutions facilitate a superior merchant experience that results in increased customer lifetime value.

Highly Scalable Business Model with Operating Leverage

As a result of thoughtful investments in its technology, Priority has developed robust and differentiated infrastructure that has enabled it to scale in a cost-efficient manner. Its purpose-built proprietary technology platforms, MX and CPX, each serve a unique purpose within consumer and commercial payments, enabling the company to realize significant operating leverage within each business segment. Furthermore, the agility of its Vortex.Cloud and Vortex.OS enterprise infrastructure enables Priority to quickly and cost efficiently consolidate acquisitions to drive revenue and cost synergies. Its operating efficiency supports a low capital expenditure environment to develop product enhancements that drive organic growth across its consumer and commercial payment ecosystems, and attract both reselling partners and enterprise clients looking for best-in-class solutions. By creating a cost-efficient environment that facilitates the combination of ongoing product innovation to drive organic growth and stable cash flow to fund acquisitions, Priority anticipates ongoing economies of scale and increased margins over time.

Experienced Management Team Led by Industry Veterans

Priority’s executive management team has a record of execution in the merchant acquiring and technology-enabled payments industry. Its team has continued to develop and enhance the Company’s proprietary and innovative technology platforms that differentiate it with merchants and resellers in the industry. Since founding Priority, its leadership team has built strong, long-term relationships with reseller and enterprise partners by leveraging the MX and CPX product platforms to meet the needs of businesses in specific vertical markets. Priority invests to attract and retain executive leadership that align with the opportunities in the market and its strategic focus. Priority’s proven execution track record is reflected in substantial revenue growth and strong profitability.

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Growth Strategies

Priority intends to continue to execute a multi-pronged growth strategy, with diverse organic initiatives supplemented by acquisitions. Growth strategies include:

Organic Growth in its Consumer Reseller and Merchant Base

Priority expects to grow through its existing reseller network and merchant base, capitalizing on the inherent growth of existing merchant volume and reseller merchant portfolios. By providing resellers with agile tools to manage their sales businesses and grow their merchant portfolio, Priority has established a solid base from which to generate new merchant adoption and retain existing merchants. By engaging in a consultative partnership approach, Priority maintains strong relationships with its reseller partners and continues to exhibit strong merchant adoption and volume growth trends. Through its resellers, Priority provides merchants with full-service acquiring solutions, as well as value-added services and tools to streamline their business processes and enables them to focus on driving same store sales growth.

Expand Its Network of Distribution Partners

Priority has established and maintains a strong position within the reseller community, with approximately 800 partners. Priority intends to continue to expand its distribution network to reach new partners, particularly with ISVs and VARs to expand technology and integrated partnerships. The Company believes that its MX Connect technology offering enables it to attract, and retain, high quality resellers focused on growth.

Increase Margin per Merchant with Complementary Products and Services

Priority intends to drive the adoption of its value-added services and tools with its merchant base. Currently, approximately 123,000 merchants, representing approximately 67% of Priority’s consumer processing volume, are considered integrated (i.e., MX Merchant, eCommerce or ISV). MX Merchant allows merchants to add proprietary Priority applications as well as other third-party applications from the MX Merchant Marketplace to build customized payment solutions that are tailored to a merchant’s business needs. As Priority continues to board new merchants and promote its MX Merchant solution, it can cross-sell these add-on applications. By increasing attachment rates, along with continued benefit from economies of scale, Priority expects to see improved margins per merchant. Merchants utilizing MX Merchant exhibit somewhat higher retention, contributing to Priority’s improving overall retention rates. Priority believes it is well-positioned to capitalize on the secular trend towards integrated payments solutions, new technology adoption and value-add service utilization in the SMB market.

Deploy Industry Specific Payment Technology

Priority intends to continue to enhance and deploy its technology-enabled payment solutions in attractive industries. Through MX Merchant, Priority has developed proprietary apps and added third-party tools that address the specific needs of merchants in certain verticals, including retail, healthcare and hospitality. Priority continues to identify and evaluate new and attractive industries where it can deliver differentiated technology-enabled payment solutions that meet merchants’ industry-specific needs.

Expand Electronic Payments Share of B2B Transactions with CPX

Priority has a growing presence in the commercial payments market where it provides curated managed services and AP automation solutions to industry leading financial institutions and card networks such as Citibank, MasterCard, Visa and American Express. Commercial payments is the largest and one of the fastest growing payments market in the United States by volume. Priority is well positioned to capitalize on the secular shift from check to electronic payments, which currently lags the consumer payments markets, by eliminating the friction between buyers and suppliers through its industry leading offering, and driving strong growth and profitability.

Accretive Acquisitions

Priority intends to selectively pursue strategic and tactical acquisitions that meet certain criteria, with a consistent long-term goal of maximizing stockholder value. The company actively seeks potential acquisition candidates that exhibit certain attractive attributes including, predictable and recurring revenue, scalable operating model, low capital intensity complementary technology offerings and strong cultural fit. Priority’s Vortex.Cloud operating infrastructure is purpose-built to rapidly and seamlessly consolidate complementary businesses into its ecosystem, optimizing revenue and cost synergies.

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Technology Infrastructure and Product Solutions

Infrastructure Offering

Vortex.Cloud

Vortex.Cloud is a highly-available, redundant, and audited (PCI, HIPAA, NACHA, and SOC) computing platform with centralized security and technical operations. Priority strives to enable Vortex.Cloud to maintain 99.999 uptime. All computational and IP assets of Priority’s payment operating divisions are hosted and managed on Vortex.Cloud infrastructure. Vortex.Cloud enables the rapid inclusion of data and systems of acquisition targets for smooth consolidation to the Priority operating infrastructure and accelerates achievement of revenue and cost synergies.

Vortex.OS

Vortex.OS provides critical technological functionality to Priority’s payment operating divisions. The Vortex OS APIs include: electronic payments, security/crypto, data persistence, time series data (events), and artificial intelligence (AI). Priority’s purpose built payments engine facilitates industry leading organic growth and efficient consolidation of acquisitions resulting in strong profit margins.

Consumer Payments Offering

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Reseller Tools

MX Connect

Priority’s objective is to empower its resellers to grow their businesses and improve their merchant portfolios. To do so, Priority provides its resellers with a feature rich API architecture, powerful merchant relationship management tools, and thought leadership resources. MX Connect provides dynamic portfolio management giving resellers total control over their financial data along with convenient low friction merchant onboarding, automated underwriting, and robust portfolio reporting and compensation tracking.

In addition, Priority offers its resellers thought leadership resources to support their growth and educate their employees. Priority University (“PriorityU”) includes proprietary white papers on Apple Pay, EMV, regulations & compliance, and other industry topics. PriorityU also includes a comprehensive set of marketing and training tools that re-sellers can leverage to train their employees and tactfully engage merchants. In addition to the written and video-based tools on its website, Priority maintains a live reseller support phone line to provide resellers with real time assistance.

Finally, Priority offers its resellers Brand Licensing and Wholesale Development Programs which allow resellers to leverage the strength of the Priority brand for immediate and meaningful marketing impact.

Merchant Products

Priority’s core payment processing technology allows merchants to accept electronic payments via multiple integrated POS technologies. However, Priority’s payment processing platform goes beyond traditional electronic payments acceptance with a fully integrated platform called MX Merchant. Priority’s proprietary product maximizes the lifetime value of merchant relationships.

MX Merchant

Priority’s flagship offering, MX Merchant, is a customizable payments platform that allows merchants to accept electronic payments and manage their business. Merchants can accept credit cards, debit cards, and cash using a virtual terminal, monitor payment activity in real-time, manage payment history and customer data, and create customizable reports and statements. MX Merchant is a proprietary software platform and virtual terminal that can be deployed on hardware from a variety of vendors and operated on a standalone basis or integrated with 3rd party software products.

The MX Merchant platform also allows customers to add applications (“apps”) from the MX Merchant Marketplace to build a payment platform customized to that merchant’s business, including:

•	MX Invoice – Invoice and recurring billing app which speeds up the payment process and creates automatic, trustworthy, and easy to use invoices

•	MX Retail – Inventory and stock control app utilizing both MX Merchant and MX Retail apps to handle all point-of-sale needs, rewards program and inventory management with an iPhone application

•	MX B2B – Ensures merchants receive lower rates for Level II / III processing by setting up user level permissions based on job function

•	MX Insights – Customer engagement and data analytics tool focused on marketing campaigns with intelligent customer targeting through use of big data

•	MX Storefront – Allows merchants to quickly and easily create a professional, comprehensive, entirely customizable website, complete with full payment integration

•	MX Medical – Delivers patient payment estimates at the POS of a medical practice. The tool informs patients of their payment responsibility and presents the patient with a range of payment options. Once the patient leaves the medical practice, notifications and messaging are pushed to the patient’s mobile device alerting them to future payments.

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•	ACH.com – Integrated ACH payment processing platform

Priority offers several third-party products and services to its merchants including:

•	ControlScan – On demand tools merchants can utilize to analyze, remediate, and validate PCI compliance

•	e-Tab – Provides a mobile restaurant / hospitality ordering and payment platform

•	Terminals – Priority offers several EMV ready terminals and mobile card readers from manufacturers such as Ingenico, Verifone, and Magtek

•	Merchant Financing – Priority is a reseller of several merchant financing solutions provided by American Express

Commercial Payments Offering: Managed Services and CPX

Priority provides curated managed services and AP automation solutions (CPX) on behalf of industry leading financial institutions and card networks such as Citibank, MasterCard, Visa and AMEX. Its turnkey merchant development, business process outsourcing and refined supplier enablement program, allow commercial partners to leverage Priority’s long-standing customer relationships. Established in 2008, Priority’s commercial payments offering has allowed Priority to profit from the large and growing commercial payments market. Priority CPX offers solutions to key pain points such as scalability of expanding supplier onboarding while decreasing costs through automation. Successful implementation of its AP automation strategies provides vendors with the benefits of cash acceleration, buyers with valuable rebate/discount revenue, and Priority with stable sources of merchant acquiring, credit card interchange and discount fee revenue.

Managed Services

Priority provides business process outsourcing services to American Express that offer Amex’s merchants access to several programs, including AMEX Buyer Initiated Payments (“BIP”) and AMEX Merchant Financing loans. Acting as an outsourced sales force, Priority utilizes approximately 190 employees to originate BIP or Merchant Financing loans for AMEX, earning a fee for each origination. Additionally, AMEX compensates Priority for personnel fees incurred for the employees who sell these outsourced services. Priority does not take any credit risk associated with the aforementioned programs.

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CPX

Priority CPX is a turnkey commercial payments platform that automates the AP payment process between buyers and suppliers to maximize financial rebates and ensure timely, automated payment of vendor payments.

•	CPX Access - Interactive portals connecting Buyers and Suppliers to promote the payment and data exchange between partners

•	CPX Gateway - Seamless integration with ERP systems that produce a single payment file for the entire CPX solutions suite

•	CPX Commercial Acceptance - Optimize payment programs with a full suite of targeted solutions and powerful outreach campaign management and automated electronic quick-start application

•	CPX Payments - Leveraging a complete suite of traditional and transitional payment solutions to completely automate AP files

Sales and Distribution

Priority reaches its consumer payment merchants through three primary sales channels: 1) Retail ISOs/Agents and Financial Institutions (Community Banks), 2) Wholesale ISOs, and 3) Independent Software Vendors and Value-Added Resellers. MX Connect allows resellers to engage merchants for processing services and a host of value added features designed to enhance their customer relationship.

•	Retail ISOs/Agents and Financial Institutions (Community Banks) – A non-risk bearing independent company of sales agents, individual sales agent, or financial institution that operates as a sales force on behalf of Priority. Retail resellers are not employed by Priority but rather are independently contracted to acquire merchants to utilize Priority’s payment processing and product offerings. While the reseller serves as the merchant’s key contact, the processing contract is between Priority and the merchant and agreements with resellers include non-solicitation rights. Priority manages the transaction risk on behalf of retail resellers. Merchants utilize Priority’s diverse product suite to manage their business, increasing Priority’s ability to retain the merchant if the ISO were to leave Priority.

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•	Wholesale ISO – A risk bearing independent company of sales agents that operates as a sales force on behalf of Priority. Wholesale ISOs are not employed by Priority but rather are independently contracted to acquire merchants to utilize Priority’s payment processing and product offerings. While the ISO serves as the merchant’s key contact, the processing contract is between Priority and the merchant, and agreements with ISOs include non-solicitation rights. Wholesale ISOs are responsible and bear all transaction risk on their merchant portfolios. Priority underwrites all such merchants even though wholesale ISOs bear the risk. Merchants utilize Priority’s diverse product suite to manage their business, increasing Priority’s ability to retain the merchant if the ISO were to leave Priority.

•	ISVs and VARs - ISVs develop and sell business management software solutions while VARs sell third- party software solutions to merchants as part of a bundled package that includes the computer systems which operates the software. Priority partners with ISVs & VARs that can integrate Priority’s capabilities into a variety of software applications (e.g. medical billing software). These integrated payment solutions create an extremely “sticky” customer relationship.

Priority Commercial Payments obtains its “buyer” clients through direct sales initiative and referral and business partnerships with integrated software partners, the card networks (MasterCard, Visa, American Express) and large US banking institutions. Priority supports a direct vendor sales model that provides turnkey merchant development, product sales, and supplier enablement programs. By establishing a seamless bridge for buyer-to-supplier (payor-to-provider) payments that is integrated directly to “buyers” payment instruction file to facilitate payments to their vendors via all payment types (virtual card, purchase card, ACH +, dynamic discounting), Priority has established itself as an emerging force in Commercial payments.

Priority’s market strategy has resulted in a merchant base that Priority believes is diversified across both industries and geographies resulting in, what Priority believes, is more stable average profitability per merchant. No single reseller relationship contributes more than 10% of total bankcard processing volume. The top 10 consumer payment reseller relationships represent 35% of total bankcard processing volume as of March 31, 2018, and 90% of these relationships have grown over the past 3 years. On a standalone basis the Priority CPX product would represent the 52nd largest merchant acquirer in the US and among its fastest growing.

Security, Disaster Recovery and Back-up Systems

As a result of normal business operations, Priority stores information relating to its merchants and their transactions. Because this information is considered sensitive in nature, Priority maintains a high level of security to attempt to protect it. Priority computational systems are continually updated and audited to the latest security standards as defined by PCI DSS, SOC, and HIPAA audits. As such, Priority has a dedicated team responsible for security incident response. This team develops, maintains, tests and verifies its incident response plan. The primary function of this team is to react and respond to intrusions, denial of service, data leakage, malware, vandalism, and many other events that could potentially jeopardize data availability, integrity, and confidentiality. This team is responsible for investigating and reporting on all malicious activity in and around Priority’s information systems. In addition to handling security incidents, the incident response team continually educates themselves and Priority on information security matters.

High-availability and disaster recovery are provided through a combination of redundant hardware and software running at two geographically distinct datacenters. Each datacenter deployment is an exact mirror of the other and each can handle all technical, payment, and business operations for all product lines independently of the other. If one site or service becomes impaired, the traffic is redirected to the other automatically. Business Continuity Planning drills are run each quarter to test fail-over and recovery as well as staff operations and readiness.

Third-Party Processors and Sponsor Banks

Priority partners with various vendors in the payments value chain to process payments for its merchant clients, most notably processors and sponsor banks, which sit between Priority (the merchant acquirer) and the card networks. Processing is a scale driven business in which many acquirers outsource the processing function to a small number of large processors. In these partnerships, Priority serves as a merchant acquirer and enters into processing agreements with payment processors, such as First Data or TSYS, to serve as Priority’s front-end and back-end transaction processor for which they are paid processing fees. These processors in turn have agreements with card networks such as Visa and MasterCard, through which the transaction information is routed in exchange for network fees.

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To provide processing services, acquirers such as Priority must be registered with the card networks (e.g. Visa and MasterCard). To register with a card network in the United States, acquirers must maintain relationships with banks willing to sponsor the acquirer’s adherence to the rules and standards of the card networks, or a Sponsor Bank. Priority maintains Sponsor Bank relationships with Citizens Bank, Wells Fargo, and Synovus Bank. For ACH payments, the Company’s ACH network (ACH.com) is sponsored by Atlantic Capital Bank, BB&T Bank and MB Financial Bank. Sponsor Bank relationships enable Priority to route transactions under the Sponsor Bank’s control and identification number (referred to as a BIN for Visa and ICA for MasterCard) across the card networks (or ACH network) to authorize and clear transactions.

Risk Management

Priority’s thoughtful merchant and reseller underwriting policies combined with its forward-looking transaction management capabilities have enabled the company to maintain low credit loss performance. Priority’s risk management strategies are informed by a team with decades of experience managing merchant acquiring risk operations that are augmented by its modern systems designed to manage risk at the transaction level.

Initial Underwriting- Central to Priority’s risk management process is its front line underwriting policies that vet all resellers and merchants prior to their contracting with Priority. Priority’s automated risk systems pull credit bureau reports, corporate ownership details, as well as AML, OFAC and FinCEN information from a variety of integrated data bases. This information is put into the hands of a tenured team of underwriters who conduct any necessary industry checks, financial performance analysis or owner back ground checks, consistent with Priority’s policies Based upon these results the underwriting department rejects or approves and sets appropriate merchant and reseller reserve requirements which are held by Priority’s bank sponsors on its behalf. Resellers are subject to quarterly and/or annual assessments for financial strength compliance with Priority policies and adjustments to reserve levels.

The results of Priority’s initial merchant underwriting inform the transaction level risk limits for volume, average ticket, transaction types and authorization codes among other items that are captured by the company’s CYRIS risk module—a proprietary risk system that monitors and reports transaction risk activity to Priority’s risk team. This transaction level risk module, housed within MX Connect, forms the foundational risk management framework that enables the company to optimize transaction activity and processing scale while preserving a modest aggregate risk profile that has resulted in historically low losses

Real-Time Risk Monitoring- Merchant transactions are monitored on a transactional basis to proactively enforce risk controls. Priority’s risk systems provide automated evaluation of merchant transaction activity against initial underwriting settings. Transactions that are outside underwriting parameters are queued for further investigation. Also, resellers whose merchant portfolio represents a concentration of investigated merchants are evaluated for risk action (i.e., increased reserves or contract termination).

Risk Audit- Transactions flagged by Priority’s risk monitoring systems or that demonstrate suspicious activity traits that have been flagged for review can result in funds being held and other risk mitigation actions. These can include non- authorization of the transaction, debit of reserves or even termination of processing agreement. Merchants are periodically reviewed to assess any risk adjustments based upon their overall financial health and compliance with Network standards. Merchant transaction activity is investigated for instances of business activity changes or credit impairment (and improvement).

Loss Mitigation- In instances where particular transactions and/or individual merchants are flagged for fraud, where transaction activity is resulting in excessive charge-backs, several loss mitigation actions may be taken. These include charge-back dispute resolution, merchant and reseller funds (reserves or processed batches) withheld, inclusion on Network Match List to notify the industry of a “bad actor”, and even legal action.

Priority ensures that its Risk and Underwriting activities are coordinated with its bank sponsors (Wells Fargo, Citizens Bank and Synovus) and authorization and settlement partners (First Data and TSYS).

Acquisitions

On June 19, 2015, Priority entered into a definitive agreement to purchase substantially all merchant acquiring related assets, except those identified as excluded, of American Credit Card Processing Corp., American Credit Card Processing Corp. II, American Credit Card Processing Corp. III and their affiliates (collectively, “ACCPC”). The total purchase price consideration was approximately $27.6 million, consisting of cash paid and a contingent earnout payment.

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For more information regarding its acquisitions, see Note 2 to Priority’s annual consolidated financial statements included elsewhere in this proxy statement/prospectus.

Competition

The U.S. acquiring industry is highly competitive, with several large processors accounting for the majority of processing volume; when excluding banks, Priority ranks 6th among U.S. merchant acquiring as of 2017, according to the Nilson Report. When comparing top non-bank U.S. merchant acquirers by volume, Worldpay holds the leadership position followed by Global Payments, First Data and TSYS. While the scale of these companies is large, Priority believes there is still ample opportunity for companies like Priority to continue to grow given the vast amount of growth in MasterCard/Visa purchasing volume which increased in 2017 given the utility of card-based payments by U.S. consumers.

The concentration at the top of the industry partly reflects consolidation; however, Priority believes that consolidation has also resulted in many large processors having multiple, inflexible legacy IT systems that are not well equipped to adjust to changing market requirements. Priority believes that the large merchant acquirers whose innovation has been hindered by these redundant, legacy systems risk losing market share to acquirers with more agile and dynamic IT systems, such as Priority.

Pricing has historically been the key factor influencing the selection of a merchant acquirer. However, providers with more advanced tech-enabled services (primarily online and integrated offerings) have an advantage over providers operating legacy technology and offering undifferentiated services that have come under pricing pressure from higher levels of competition. High quality customer service further differentiates providers as this helps to reduce attrition. Other competitive factors that set acquirers apart include price, partnerships with financial institutions, servicing capability, data security and functionality. Leading acquirers are expected to continue to add additional services to expand cross-selling opportunities, primarily in omni-channel payment solutions, POS software, payments security, customer loyalty and other payments-related offerings.

The largest opportunity for acquirers to expand is within the small to medium-sized merchant market. According to First Annapolis, there are approximately 7.2 million small to mid-sized merchants generating over $800 billion in credit/debit dollar volume annually, which equates to approximately $6 billion in acquirer net revenue. Volume per merchant is lower for acquirers with high penetration rates amongst small businesses; however, this is largely offset by the aggregate processing fee potential and market size.

According to the SMB group, a markets insight firm for small and medium-sized businesses, the majority of small (approximately 67%) and medium-sized businesses (approximately 81%) recognize the upside tech-enabled solutions provide to daily operations and long-term growth potential. As small businesses increasingly demand integrated solutions tailored to specific business functions or industries merchant processors are adopting payment enabled software offerings that combine payments with core business operating software. By subsisting within SMB’s critical business software processors are able to improve economic results through better merchant retention and often higher processing margins. Through its MX Merchant platform, Priority is well-positioned to capitalize on the trend towards integrated solutions, new technology adoption and value added-service utilization in the SMB market.

Government Regulation and Payment Network Rules

Priority operates in an increasingly complex legal and regulatory environment. Priority is subject to a variety of federal, state and local laws and regulations and the rules and standards of the payment networks that are utilized to provide its electronic payment services, as more fully described below.

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Dodd-Frank Act

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which was signed into law in the United States in 2010, resulted in significant structural and other changes to the regulation of the financial services industry. The Dodd-Frank Act directed the Board of Governors of the Federal Reserve (the “Federal Reserve Board”) to regulate the debit interchange transaction fees that a card issuer or payment card network receives or charges for an electronic debit transaction.  Pursuant to the so-called “Durbin Amendment” to the Dodd-Frank Act, these fees must be “reasonable and proportional” to the cost incurred by the card issuer in authorizing, clearing and settling the transaction. Pursuant to regulations promulgated by the Federal Reserve Board, debit interchange rates for card issuers with assets of $10 billion or more are capped at $0.21 per transaction and an ad valorem component of 5 basis points to reflect a portion of the issuer’s fraud losses plus, for qualifying issuers, an additional $0.01 per transaction in debit interchange for fraud prevention costs. The cap on interchange fees has not had a material direct effect on its results of operations.

In addition, the Dodd-Frank Act limits the ability of payment card networks to impose certain restrictions because it allows merchants to: (i) set minimum dollar amounts (not to exceed $10) for the acceptance of a credit card (and allows federal governmental entities and institutions of higher education to set maximum amounts for the acceptance of credit cards) and (ii) provide discounts or incentives to encourage consumers to pay with cash, checks, debit cards or credit cards.

The rules also contain prohibitions on network exclusivity and merchant routing restrictions that require a card issuer to enable at least two unaffiliated networks on each debit card, prohibit card networks from entering into exclusivity arrangements and restrict the ability of issuers or networks to mandate transaction routing requirements. The prohibition on network exclusivity has not significantly affected its ability to pass on network fees and other costs to its customers, nor does Priority expect it to in the future.

The Dodd-Frank Act also created the Financial Stability Oversight Council (the “FSOC”), which was established to, among other things, identify risks to the stability of the United States financial system.  The FSOC has the authority to require supervision and regulation of nonbank financial companies that the FSOC determines pose a systemic risk to the United States financial system. Accordingly, Priority may be subject to additional systemic risk-related oversight.

Payment Network Rules and Standards

As a merchant acquirer, Priority is subject to the rules of Visa, MasterCard, American Express, Discover and other payment networks. In order to provide services, several of its subsidiaries are either registered as service providers for member institutions with MasterCard, Visa and other networks or are direct members of MasterCard, Visa and other networks. Accordingly, Priority is subject to card association and network rules that could subject it to a variety of fines or penalties that may be levied by the card networks for certain acts or omissions.

Furthermore, payment networks establish their own rules and standards that allocate responsibilities among the payment networks and their participants. These rules and standards, including the PCI DSS, govern a variety of areas including how consumers and merchants may use their cards, data security and allocation of liability for certain acts or omissions including liability in the event of a data breach. The payment networks may change these rules and standards from time to time as they may determine in their sole discretion and with or without advance notice to their participants. These changes may be made for any number of reasons, including as a result of changes in the regulatory environment, to maintain or attract new participants, or to serve the strategic initiatives of the networks and may impose additional costs and expenses on or be disadvantageous to certain participants. Participants are subject to audit by the payment networks to ensure compliance with applicable rules and standards. The networks may fine, penalize or suspend the registration of participants for certain acts or omissions or the failure of the participants to comply with applicable rules and standards.

An example of a standard is EMV, which is mandated by Visa, MasterCard, American Express and Discover. This mandate sets new requirements and technical standards, including requiring integrated POS systems to be capable of accepting the more secure “chip” cards that utilize the EMV standard and set new rules for data handling and security. Processors and merchants that do not comply with the mandate or do not use systems that are EMV compliant risk fines and liability for fraud-related losses. Priority has invested significant resources to ensure its systems’ compliance with the mandate, and to assist its merchants in becoming compliant by the applicable deadlines.

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To provide its electronic payments services, Priority must be registered either indirectly or directly as service providers with the payment networks that it utilizes. Because Priority is not a bank, Priority is not eligible for membership in certain payment networks, including Visa and MasterCard, it is therefore unable to directly access these networks. The operating regulations of certain payment networks, including Visa and MasterCard, require Priority to be sponsored by a member bank as a service provider. Priority is registered with certain payment networks, including Visa and MasterCard, through Wells Fargo, Citizens Bank and Synovus Bank. The agreements with its bank sponsors give them substantial discretion in approving certain aspects of its business practices including its solicitation, application and qualification procedures for merchants and the terms of its agreements with merchants. Priority is registered directly as service providers with Discover, American Express and certain other networks. Priority is also subject to network operating rules promulgated by NACHA—the Electronic Payments Associations relating to payment transaction processed by it using the Automated Clearing House Network. For ACH payments, Priority’s ACH network (ACH.com) is sponsored by Atlantic Capital Bank, BB&T Bank and MB Financial Bank.

Banking Laws and Regulations

The FFIEC is an interagency body comprised of federal bank and credit union regulators such as the Federal Reserve Board, the Federal Deposit Insurance Corporation, the National Credit Union Administration, the Office of the Comptroller of the Currency and the Bureau of Consumer Financial Protection. The FFIEC examines large data processors in order to identify and mitigate risks associated with systemically significant service providers, including specifically the risks they may pose to the banking industry.

Privacy and Information Security Laws

Priority provides services that may be subject to various state, federal and foreign privacy laws and regulations. These laws and regulations include the federal Gramm-Leach-Bliley Act of 1999, which applies to a broad range of financial institutions and to companies that provide services to financial institutions in the United States, including its gaming business. Priority is also subject to a variety of foreign data protection and privacy laws, including, without limitation, Directive 95/46/EC, as implemented in each member state of the European Union and its successor, the General Data Protection Regulation, which becomes effective in May 2018.  Among other things, these foreign and domestic laws, and their implementing regulations, in certain cases restrict the collection, processing, storage, use and disclosure of personal information, require notice to individuals of privacy practices, and provide individuals with certain rights to prevent use and disclosure of protected information.  These laws also impose requirements for safeguarding and removal or elimination of personal information.

Anti-Money Laundering and Counter-Terrorism Regulation

The United States federal anti-money laundering laws and regulations, including the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001 (collectively, the “BSA”), and the “BSA” implementing regulations administered by the Financial Crimes Enforcement Network (“FinCEN”), a bureau of the United States Department of the Treasury, require, among other things, each financial institution to: (1) develop and implement a risk-based anti-money laundering program; (2) file reports on large currency transactions; (3) file suspicious activity reports if the financial institution believes a customer may be violating U.S. laws and regulations; and (4) maintain transaction records. Given that a number of its clients are financial institutions that are directly subject to U.S. federal anti-money laundering laws and regulations, Priority has developed an anti-money laundering compliance program to best assist its clients in meeting such legal and regulatory requirements.

Priority is subject to certain economic and trade sanctions programs that are administered by the Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury, which place prohibitions and restrictions on all U.S. citizens and entities with respect to transactions by U.S. persons with specified countries and individuals and entities identified on OFAC’s Specially Designated Nationals list (for example, individuals and companies owned or controlled by, or acting for or on behalf of, countries subject to certain economic and trade sanctions, as well as terrorists, terrorist organizations and narcotics traffickers identified by OFAC under programs that are not country specific).  Similar anti-money laundering, counter-terrorist financing and proceeds of crime laws apply to movements of currency and payments through electronic transactions and to dealings with persons specified on lists maintained by organizations similar to OFAC in several other countries and which may impose specific data retention obligations or prohibitions on intermediaries in the payment process. Priority has developed and continue to enhance compliance programs and policies to monitor and address such legal and regulatory requirements and developments, and continue to enhance such programs and policies to ensure that its customers do not engage in prohibited transactions with designated countries, individuals or entities.

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Debt Collection and Credit Reporting Laws

Portions of its business may be subject to the Fair Debt Collection Practices Act, the Fair Credit Reporting Act and similar state laws. These debt collection laws are designed to eliminate abusive, deceptive and unfair debt collection practices and may require licensing at the state level. The Fair Credit Reporting Act regulates the use and reporting of consumer credit information and also imposes disclosure requirements on entities that take adverse action based on information obtained from credit reporting agencies. Priority has procedures in place to comply with the requirements of these laws.

Unfair or Deceptive Acts or Practices

Priority and many of its merchants are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices, or UDAP. In addition, the UDAP and other laws, rules and or regulations, including the Telemarketing Sales Act, may directly impact the activities of certain of its merchants, and in some cases may subject Priority, as the merchant’s payment processor or provider of certain services, to investigations, fees, fines and disgorgement of funds if Priority was deemed to have aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of the merchant through its services. Various federal and state regulatory enforcement agencies including the Federal Trade Commission and the states attorneys general have authority to take action against non-banks that engage in UDAP or violate other laws, rules and regulations and to the extent it is processing payments or providing services for a merchant that may be in violation of laws, rules and regulations, Priority may be subject to enforcement actions and as a result may incur losses and liabilities that may impact its business.

Indirect Regulatory Requirements

A number of Priority clients are financial institutions that are directly subject to various regulations and compliance obligations issued by the CFPB, the Office of the Comptroller of the Currency and other agencies responsible for regulating financial institutions. While these regulatory requirements and compliance obligations do not apply directly to Priority, many of these requirements materially affect the services it provides to its clients. The banking agencies, including the Office of the Comptroller of the Currency, have imposed requirements on regulated financial institutions to manage their third-party service providers. Among other things, these requirements include performing appropriate due diligence when selecting third-party service providers; evaluating the risk management, information security, and information management systems of third-party service providers; imposing contractual protections in agreements with third-party service providers (such as performance measures, audit and remediation rights, indemnification, compliance requirements, confidentiality and information security obligations, insurance requirements, and limits on liability); and conducting ongoing monitoring of the performance of third-party service providers. Accommodating these requirements applicable to Priority’s clients imposes additional costs and risks in connection with its financial institution relationships. Priority expects to expend resources on an ongoing basis in an effort to assist its clients in responding to any regulatory inquiries on behalf of merchants and resellers.

Banking Regulations

Priority is considered by the Federal Financial Institutions Examination Council to be a technology service provider (“TSP”) based on the services Priority provides to financial institutions. As a TSP, Priority is subject to audits by an interagency group consisting of the Federal Reserve System, FDIC, and the Office of the Comptroller of the Currency.

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Telephone Consumer Protection Act

Priority is subject to the Federal Telephone Consumer Protection Act and various state laws to the extent it places telephone calls and short message service (“SMS”) messages to clients and consumers. The Telephone Consumer Protection Act regulates certain telephone calls and SMS messages placed using automatic telephone dialing systems or artificial or prerecorded voices.

Other Regulation

Priority is subject to U.S. federal and state unclaimed or abandoned property (escheat) laws which require it to turn over to certain government authorities the property of others it holds that has been unclaimed for a specified period of time such as account balances that are due to a distribution partner or merchant following discontinuation of its relationship with it. The Housing Assistance Tax Act of 2008 requires certain merchant acquiring entities and third-party settlement organizations to provide information returns for each calendar year with respect to payments made in settlement of electronic payment transactions and third-party payment network transactions occurring in that calendar year. Reportable transactions are also subject to backup withholding requirements.

The foregoing is not an exhaustive list of the laws, rules and regulations to which Priority is subject to and the regulatory framework governing its business is changing continuously.

Intellectual Property

Priority has developed a payments platform that includes many instances of proprietary software, code sets, work flows and algorithms. It is its practice to enter into confidentiality, non-disclosure, and invention assignment agreements with its employees and contractors, and into confidentiality and non-disclosure agreements with other third parties, to limit access to, and disclosure and use of, its confidential information and proprietary technology. In addition to these contractual measures, Priority also relies on a combination of trademarks, copyrights, registered domain names, and patent rights to help protect the Priority brand and its other intellectual property.

As of March 2018, Priority has 27 active trademarks that pertain to company, product names, and logos. Priority may file patent applications as it innovates through research and development efforts, and to pursue additional patent protection to the extent it deems it beneficial and cost-effective. Priority also owns a number of domain names necessary for business operations and brand protection.

Employees

As of March 31, 2018, Priority employed 514 employees. None of its employees is represented by a labor union and Priority has experienced no work stoppages. Priority considers its employee relations to be good.

Facilities

Priority maintains several offices across the United States, all of which it leases.

Its office locations include:

•	Corporate headquarters in Alpharetta, Georgia with approximately 95,000 leased square feet;

•	Data management in Atlanta, Georgia with approximately 130 leased square feet; and Data Management in Austin, Texas with approximately 260 leased square feet

•	Telesales office in its Alpharetta, Georgia location with approximately 33,000 leased square feet which is part of its Corporate headquarters total leased space.

Priority leases several small facilities for sales and operations. Its current facilities meet its employee base and can accommodate its currently contemplated growth. Priority believes that it will be able to obtain suitable additional facilities on commercially reasonable term to meet any needs.

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Legal Proceedings

Priority is involved in certain other legal proceedings and claims, which arise in the ordinary course of business. In the opinion of Priority, based on consultations with inside and outside counsel, the results of any of these ordinary course matters, individually and in the aggregate, are not expected to have a material effect on its results of operations, financial condition, or cash flows. As more information becomes available, if Priority should determine that an unfavorable outcome is probable on a claim and that the amount of probable loss that it will incur on that claim is reasonably estimable, it will record an accrued expense for the claim in question. If and when Priority records such an accrual, it could be material and could adversely impact its results of operations, financial condition, and cash flows.

In 2015, approximately three years after reaching a civil settlement with regulators on the matter, and without admitting or denying the allegations against him, Thomas Priore consented to the entry of an order by the SEC against him (the “SEC Order”) relating to his prior involvement as the majority owner, President and Chief Investment Officer of a registered investment adviser, ICP Asset Management, LLC. Under the SEC Order, Mr. Priore agreed to be barred from associating with any broker, dealer, investment adviser, municipal securities dealer or transfer agent, and from participating in any offering involving a penny stock, for a minimum of five years from the date of the SEC Order with the right to apply to the applicable regulatory body for reentry thereafter. The SEC Order does not, nor has it ever, prohibited Thomas Priore’s involvement with Priority, or his service as Executive Chairman of the combined company subsequent to the Business Combination. During such time that the SEC bar remains in effect, the combined company will be required to monitor if any future offerings of its stock might be considered an offering of “penny stock” which would be prohibited under the bar.

Executive Officers

Set forth below is certain information regarding the current executive officers of Priority:

Name	Age	Position
Thomas Priore	49	Executive Chairman
John Priore	54	President and Chief Executive Officer
Bruce Mattox	61	Chief Financial Officer
Sean Kiewiet	45	Chief Technology Officer
Cindy O’Neill	49	President of Commercial Payments
David McMiller	62	President of Commercial Business Services
Afshin Yazdian	45	President of Core Acquiring
Chris Prince	44	General Counsel

Thomas Priore has served as Executive Chairman and founding member of Priority since August 2005. Under Mr. Priore’s strategic direction, Priority has emerged from a start-up organization to become the 13th largest merchant acquirer in the US and a leading provider of commercial payment solutions to major global institutions. Prior to dedicating his full time to Priority, he founded ICP Capital, a boutique investment banking enterprise that became a market leader in structured finance reaching over $20 billion in assets under management. From 1999 until 2003, Mr. Priore was with Guggenheim Securities where he founded the Structured Finance Trading and Origination business and managed its Fixed Income Sales and Trading division. Previously, Mr. Priore spent eight years in PaineWebber’s Fixed Income Sales and Trading department, rising to Vice President. Mr. Priore is a graduate of Harvard University and holds an MBA from Columbia University. Thomas Priore is the brother of John Priore, Priority’s Chief Executive Officer.

John Priore is the co-founder of Priority and has served as Chief Executive Officer of Priority since August 2005. He has over twenty-five years of experience in the payments industry. Prior to founding Priority, he was the Executive Vice President of Financial Systems at Ingenico, and also served in a variety of positions at other firms, including NOVA, First Data and American Express. Mr. Priore is a member of the Technology Association of Georgia (TAG), a legacy member of the Alpharetta Technology Commission and currently serves on the Board of Directors for the Electronic Transactions Association. His commitment to the industry has helped propel Priority to be a leader in payments technology. John Priore is the brother of Thomas Priore, Priority’s Executive Chairman.

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Bruce Mattox has served as Chief Financial Officer of Priority since April 2011. Mr. Mattox has over 30 years of experience in the payments industry and is a Certified Public Accountant. Prior to joining Priority, Mr. Mattox was a Senior Finance Manager with General Electric Corporation in the Consumer Finance Division and has also held the position of Vice President & Divisional Controller for Wachovia Bank of Georgia. He is certified in Six Sigma Process Management and a member of various CPA associations. Mr. Mattox leverages his experience to keep up with today’s business environment, helping Priority realize the opportunities associated with business mergers, acquisitions, product initiatives and fiscal guidance.

Sean Kiewiet co-founded Priority after serving as the Director of Technology for Cornerstone Payment Systems. He has served as Chief Technology Officer of Priority since August 2005. Mr. Kiewiet previously worked in software development and architecture for Hypercom and Syntellect. His technology development background drives his vision for Priority to develop high-performing teams that deliberately target technologies at areas where the industry has been complacent and customers have been under-served.

Cindy O’Neill has served as Priority’s President of Commercial Payments since March 2017. From July 2016 to March 2017 she worked as a consultant, including providing consulting services to Priority starting in November 2016. Ms. O’Neill previously served as the Executive Vice President and General Manager at Electronic Funds Source from June 2015 to July 2016, leading the growth of its Commercial Payments business through its 2016 sale to Wright Express. From February 2015 to June 2015, she served as Managing Director, Group Head of Cash Management Product, at Bank of the West. From June 2010 to February 2015, she served as the Head of Global Product Management and Region Head of U.S. Commercial Business at Visa. Prior to assuming those positions, she spent 17 years in treasury management, holding leadership positions at Wells Fargo (February 2007 to June 2010) and Bank of America (October 1994 to February 2007).

David McMiller has served as Priority’s President of Commercial Business Services since January 2015. He previously served as VP of Association and Franchise at Priority since October 2008. He brings over thirty-five years of executive development experience after serving as the Executive Vice President for NOVA and development roles for Uptons and Kohl’s.

Afshin Yazdian has served as Priority’s President of Core Acquiring since May 2014. He was previously President & CEO of Cynergy Data from November 2013 to May 2014 and joined Priority through the merger with Cynergy Data. Prior to that, Mr. Yazdian served as President of TouchSuite from April 2012 to October 2013 and EVP & General Counsel of iPayment, Inc. from its founding in January 2001 to December 2011. Mr. Yazdian brings over sixteen years of payments experience to Priority’s management team, with a background in acquisition and integration strategies and operations.

Chris Prince has served as Priority’s General Counsel since August 2010.  Prior to joining Priority, Mr. Prince was Counsel at the international law firm of King & Spalding, where he was a member of the Corporate, Technology and Global Transactions practice groups, focusing on M&A, joint venture and strategic alliances for domestic and international licensing of intellectual property and technology.

Executive Compensation

Priority has opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies,” as such term is under the rules promulgated under Securities Act of 1933, as amended. These rules require compensation disclosure for Priority’s principal executive officer and its two most highly compensated executive officers other than its principal executive officer. These officers are referred to as the “Named Executive Officers” or “NEOs.” The NEOs for Priority’s fiscal year ended December 31, 2017 were:

•	Thomas Priore, its Executive Chairman,

•	John Priore, its President and Chief Executive Officer, and

•	Afshin Yazdian, its President of Core Acquiring.

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Summary Compensation Table

The following table presents summary information regarding the total compensation for Priority’s fiscal year ended December 31, 2017 for the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Thomas Priore	2017	$500,000	250,000	—	—	—	—	—		750,000
Executive Chairman

John Priore	2017	467,200	—	—	—	365,000	—	20,533	(1)	852,733
President and CEO

Afshin Yazdian	2017	381,923	—	—	—	250,000	—	20,730	(2)	652,653
President of Core Acquiring

(1)	Reflects (i) Priority’s payment of Mr. John Priore’s health insurance premiums in the amount of $9,933 and (ii) a 401(k) plan matching contribution in the amount of $10,600.

(2)	Reflects (i) Priority’s payment of Mr. Yazdian’s health insurance premiums in the amount of $10,130 and (ii) a 401(k) plan matching contribution in the amount of $10,600.

Narrative Disclosure to Summary Compensation Table

Mr. Thomas Priore

Mr. Thomas Priore is party to a director agreement among the Employers and Priority, dated May 21, 2014 (which we refer to as the “Director Agreement”). Mr. Thomas Priore is not employed by the Employers and serves as Executive Chairman of Priority as an independent contractor. He is eligible to receive a monthly fee in the amount of $41,666.67 and a discretionary annual fee in an amount up to $250,000. Payment of the monthly fee is subject to applicable restrictions under the debt and equity financing agreements of the Employers. In the event any such restrictions prohibit payment of the monthly fee such amount will accrue interest at a rate of 6% per annum until such amount is permitted to be paid. The Director Agreement may be terminated at any time by mutual written agreement of the parties or by any party for cause in the event the other party materially breaches its duties and obligations or is in default of any obligation. Upon any termination of the Director Agreement, Mr. Thomas Priore will remain eligible to continue to receive the monthly fee and the annual fee for so long as he and his affiliates own at least 10% of the outstanding common equity interests of Priority on a fully diluted basis.

John Priore

Mr. John Priore is party to an employment agreement among Priority Payment Systems Holdings LLC and Pipeline Cynergy Holdings, LLC (together referred to as the “Employers”), and Priority, dated May 21, 2014 (which we refer to as the “Priore Employment Agreement”). The Priore Employment Agreement does not provide for a specific term of employment.

Pursuant to the Priore Employment Agreement, Mr. John Priore receives an annual base salary (currently $467,200 per year) and is eligible for an annual bonus. Mr. John Priore’s annual bonus has a target payment of at least 70% of his base salary based on the achievement of performance criteria, which may be increased to 100% of his base salary at the discretion of the board of directors of Priority if such performance criteria are achieved. For 2017, the performance criteria for Mr. John’s Priore’s annual bonus was achievement of a total company recurring operating margin greater than or equal to $56,265,000. The actual amount achieved was $59,206,617, resulting in a bonus in the amount of $327,040, and the board of directors of Priority exercised its discretion to increase the total amount of Mr. John Priore’s 2017 annual bonus to $365,000.

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The Priore Employment Agreement provides that in the event of his termination of employment by the Employers without Cause or if he resigns for Good Reason, then subject to his execution of a release and compliance with restrictive covenants set forth in the Priore Employment Agreement, he will be entitled to:

•	severance payments equal to the sum of 24 months of his base salary plus 35% of his base salary (increased to 75% if such termination occurs within 6 months prior to a change in control of Priority), payable for a period of 24 months; and

•	reimbursement of the cost of continuation coverage of health and dental coverage for a period of 24 months.

For the purposes of the Priore Employment Agreement, “Cause” generally means Mr. John Priore’s:

•	material breach of the Priore Employment Agreement;

•	fraud;

•	gross negligence, willful misconduct, or material dishonesty;

•	failure to follow the reasonable direction of any individual or board to which he reports; or

•	final conviction of a felony or crime involving moral turpitude.

For purposes of the Priore Employment Agreement, “Good Reason” generally means:

•	a material reduction in his then current authority, title, duties, or responsibilities;

•	a material reduction in his then current base salary or benefits that he was entitled to on May 21, 2014;

•	a requirement that he report to any person or entity other than the board of directors of Priority;

•	a material breach of the Priore Employment Agreement by the Employers;

•	a material change in geographic location at which he must perform services for the Employers;

•	the Employers, with the actual knowledge of the Board, provide processing services with respect to adult entertainment merchant accounts; or

•	a successor’s failure to assume the Priore Employment Agreement in writing.

Afshin Yazdian

Mr. Yazdian is party to an employment agreement among the Employers and Priority, dated May 21, 2014 (which we refer to as the “Yazdian Employment Agreement”). The Yazdian Employment Agreement provides for a term that will expire on October 16, 2018, and thereafter automatically renew for additional one-year periods unless either party provides written notice at least 90 days prior to the end of the then term.

Pursuant to the Yazdian Employment Agreement, Mr. Yazdian receives an annual base salary (currently $410,010 per year) and the Employers pay 100% of all insurance premiums for Mr. Yazdian, his spouse and eligible children under the Employers’ employee benefit plans. Mr Yazdian is eligible to receive an annual bonus targeted at 50% of his base salary based on the achievement of performance criteria, which may be increased up to a maximum of 65% of his base salary at the discretion of the board of directors of Priority if such performance criteria are achieved. For 2017, the performance criteria for Mr. Yazdian’s annual bonus was achievement of a core acquiring recurring operating margin greater than or equal to $51,893,293. The actual amount achieved was $56,927,930, resulting in a bonus in the amount of $204,995, and the board of directors of Priority exercised its discretion to increase the total amount of Mr. Yazdian’s 2017 annual bonus to $250,000.

Pursuant to the Yazdian Employment Agreement, in the event of his termination of employment by the Employers without Cause or due to a notice by the Employers of non-renewal of the Yazdian Employment Agreement, or by Mr. Yazdian for Good Reason, subject to his execution of a release, he will be entitled to:

•	severance payments equal to 12 months of his base salary payable for a period of 12 months;

•	a pro-rata portion of any earned but unpaid annual bonus for the year of termination; and

•	reimbursement of the cost of continuation coverage of health coverage for a period of 12 months.

In the event of a termination of Mr. Yazdian’s employment due to his death or disability, subject to his execution of a release, Mr. Yazdian will be entitled to a pro-rata portion of any earned but unpaid annual bonus for the year of termination.

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For the purposes of the Yazdian Employment Agreement, “Cause” generally means Mr. Yazdian’s:

•	commission of or being charged with the commission of a felony, or any crime involving theft, fraud, dishonesty or moral turpitude;

•	gross negligence or any intentional act of fraud or misconduct;

•	material breach of the Yazdian Employment Agreement, or any other agreement with the Employers;

•	breach of fiduciary duties owed to the Employers; or

•	willful and continued disregard of the lawful and reasonable directives of the board of directors of Priority clearly communicated to him.

For the purposes of the Yazdian Employment Agreement, “Good Reason” generally means:

•	a reduction in his base salary, or 50% bonus target below those existing on May 21, 2014;

•	a change in his title or reporting responsibilities such that he no longer reports to the board of directors of Priority or the chief executive officer of the Employers;

•	a requirement that he relocate outside of the Nashville, Tennessee metropolitan area or such other location reasonably determined by Mr. Yazdian;

•	a material breach of the Yazdian Employment Agreement by the Employers; or

•	a successor’s failure to assume and agree to perform the obligations in the Yazdian Employment Agreement.

401(k) Plan

Priority maintains a tax-qualified 401(k) defined contribution plan available to substantially all of our employees. The 401(k) plan is available on the same terms to all of its U.S. employees, including Messrs. John Priore and Yazdian. Mr. Thomas Priore serves Priority as an independent contractor and is therefore not eligible to participate in the 401(k) plan. Each participant may elect to make a voluntary contribution of an amount between 0% to 100% of his or her base salary to the 401(k) plan, subject to Internal Revenue Service limitations. The deferred amount is invested in accordance with the election of the participant in a variety of investment choices. Subject to certain limitations, Priority will match a participant’s contributions to the 401(k) plan at a rate of 100% for the first 3% of employee contributions and 50% for the next 2%. All contributions under the plan are fully vested.

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Outstanding Equity Awards at Fiscal Year End

	Option Awards							Stock Awards
Name and Principal Position	Option Grant Date	# Securities Underlying Unexercised Options (#) Exercisable	# Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: # Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	# Shares or Units of Stock that have not vested (#)	Market Value # Share or Units of Stock that have not vested ($)	# Unearned Shares, Units or Other Rights that have not vested (#)	Payout Value of Unearned Shares, Units or other Rights that have not vested ($)

Afshin Yazdian	9/21/2016	—	46,906	—	$	N/A	N/A	—	—	—	—

(1) Reflects unvested Class B Common Units (which we refer to as the “Class B Units”) in PIEH, which are subject to terms of the Limited Liability Company Agreement of PIEH. The Class B Units were initially granted by Priority, and were contributed to, and the obligations thereunder were assumed by, PIEH on July 30, 2017. Priority believes that, despite the fact that the Class B Units reflect profits interest in PIEH that do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” Mr. Yazdian will become vested in 50% of the unvested Class B Units on each of May 21, 2018 and May 21, 2019, subject to his continued service through such dates. Mr. Yazdian will become vested in any unvested Class B Units upon a change in control of Priority, subject to his continued service through such date.

Director Compensation

Other than the compensation received by Mr. Thomas Priore as described above, no director of Priority received compensation for his or her services to Priority for the year ended December 31, 2017.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF PRIORITY

You should read the following management’s discussion and analysis together with “Summary Historical Financial Information of Priority”, “Unaudited Pro Forma Condensed Combined Financial Information”, Priority’s audited consolidated financial statements, unaudited interim condensed consolidated financial statements and the related notes thereto included elsewhere in this proxy statement. This discussion contains forward-looking statements about Priority’s business, operations and industry that involve risks and uncertainties, such as statements regarding Priority’s plans, objectives, expectations and intentions. Priority’s future results and financial condition may differ materially from those currently anticipated by Priority as a result of the factors described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Throughout this section, unless otherwise noted “Priority” and the “Company” refer to Priority. Certain amounts in this section may not foot due to rounding.

Overview

Priority is a leading provider of merchant acquiring and commercial payment solutions, offering unique product capabilities to SMBs, enterprises and distribution partners in the United States. Priority was founded in 2005 with a mission to build a merchant inspired payments platform that would advance the goals of its SMB and enterprise clients and business partners. Priority has grown from the 38th largest U.S. merchant acquirer to become the 13th largest as of the end of 2017, measured by Visa and MasterCard purchase volume according to The Nilson Report. Priority is currently the 6th largest non-bank merchant acquirer in the United States. In 2017, Priority processed over 439 million transactions and over $34 billion in payment volume across approximately 174 thousand merchants. For the three months ended March 31, 2018, Priority processed over 110 million transactions and over $9 billion in payment volume. Headquartered in Alpharetta, GA, Priority has 514 employees and is led by an experienced group of payments executives. Priority provides services through two reportable segments, Consumer Payments and Commercial Payments and Managed Services.

Consumer Payments

Priority’s Consumer Payments business provides full-service merchant acquiring and payment processing solutions mainly to SMBs. Priority’s technology platform, MX Merchant, provides end users with a customizable, virtual terminal with proprietary business management tools and add-on applications (“apps”) that create an integrated merchant experience. MX Merchant’s add-on apps include invoicing, customer engagement and data analytics focused on targeted marketing, website builder, and inventory management, and customer engagement and data analytics focused on targeted marketing, among others. MX Merchant can be deployed on hardware from a variety of vendors and operated either as a standalone product or integrated with third-party software. Consumer Payments partners with a diverse reseller community, including ISOs and other agents, financial institutions, ISVs, value-added resellers and other referral partners and, through its MX Connect platform, provides these resellers and internal teams with value-added tools and resources to manage their merchant base and accelerate the growth of their businesses, including through marketing resources, automated onboarding, merchant underwriting, merchant activity monitoring and reporting. Priority offers ISVs and value-added resellers a technology “agnostic” and feature rich API, providing developers with the ability to integrate electronic payment acceptance into their software and improve boarding efficiency for their merchant base. Priority, through resellers and acquisition of merchant portfolios, becomes a party to arrangements with merchants and sponsoring banks pursuant to which merchant card transactions are processed. Pursuant to each arrangement, with respect to each card transaction, the sponsoring bank receives payment from card associations (e.g., Visa, MasterCard) and pays the transaction fee due to Priority for the suite of processing and related services it provides to merchants, net of interchange fees due to the issuing bank, card association fees and assessments and processing and related fees due to payment processers (e.g., First Data, Total System Services), with the remainder going to the merchant. Priority’s transaction fees are based primarily on the number and a percentage of the dollar volume of payment transactions processed by a merchant customer and, to a lesser extent, from monthly subscription costs. Priority’s Consumer Payments segment accounted for approximately 94.1%, 93.8% and 94.5% of its total revenue and approximately 94.6%, 89.7% and 94.7% of its income from operations in 2017, 2016 and 2015, respectively. For the three months ended March 31, 2018 and 2017, Priority’s Consumer Payments segment accounted for approximately 94.3% and 93.6% of its total revenue, respectively. All of Priority’s shared corporate services expenses, including executive compensation and technology support services, have been allocated to Priority’s Consumer Payments segment for all periods discussed in this proxy statement.

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Commercial Payments and Managed Services

Priority’s Commercial Payments and Managed Services business provides curated managed services and a robust suite of integrated AP automation solutions to industry leading financial institutions and card networks, such as Citibank, MasterCard, Visa and American Express, among others. Commercial Payments and Managed Services supports a direct sales model that provides turnkey merchant development, product sales and supplier enablement programs. Through Priority’s Commercial Payments Exchange (“CPX”) platform, Commercial Payments and Managed Services offers clients a seamless bridge for buyer to supplier (payor to provider) payments by integrating directly to “buyer” payment instruction files and parsing them for payment to their suppliers via virtual card, purchase card, ACH +, dynamic discounting, or check. Commercial Payments and Managed Services revenue is generated primarily through outsourced arrangements provided by Priority’s in-house sales force to financial institution customers on a cost-plus fee basis. As partner to these financial institutions, Priority originates merchant financing arrangements, including AMEX Buyer Initiated Payments BIP and AMEX merchant financing loans, with the financial institution’s merchant customers. Revenue is recognized to the extent of billable rates times hours worked, plus material and other reimbursable costs incurred. In addition, through Priority’s CPX platform, Commercial Payments and Managed Services generates revenue from interchange fees based on a variable percentage of dollars transacted at on-boarded merchant locations, as well as subscription fees. CPX was only recently rolled out to customers yet represents a high growth opportunity for Priority considering that the commercial payments volume in the United States is over twice the size of consumer payments and substantially less penetrated for electronic payments. Priority’s Commercial Payments and Managed Services segment accounted for 5.9%, 6.2% and 5.5% of its total revenue and approximately 5.4%, 10.3% and 5.3% of its income from operations in 2017, 2016 and 2015, respectively. For the three months ended March 31, 2018 and 2017, Priority’s Commercial Payments and Managed Services segment accounted for 5.7% and 6.4% of its total revenue, respectively.

Factors Affecting the Comparability of Priority’s Results

The comparability of Priority’s results for the periods discussed in this proxy statement has been impacted and may, for future periods, be further impacted by the following factors:

Debt Restructuring and Upsizing

On January 3, 2017, Priority restructured its long-term debt by extinguishing then-existing debt with Goldman Sachs of $88.7 million and acquiring new debt of $280 million, consisting of an $80 million subordinated secured term loan with Goldman Sachs (the “Subordinated Term Loan”) and a syndicated senior secured $200 credit facility with SunTrust Bank (as administrative agent) (the “Senior Secured Credit Facility”). Priority also entered into a $25 million revolver with SunTrust (the “Revolver”), which remained undrawn as of March 31, 2018 and December 31, 2017, respectively. As a result of the increase in debt, Priority recognized $23.8 million of interest expense in 2017 compared to $4.1 million in 2016. In addition, in 2017 Priority recognized $1.8 million in other expense attributable to a write-off of unamortized deferred financing fees and original issue discount (OID) associated with the debt extinguishment.

Approximately $200 million of the additional debt proceeds were used to redeem then-outstanding Priority Class A Common units from one of Priority’s investors. In addition, in connection with the debt restructuring, Priority cancelled an outstanding Goldman Sachs warrant to purchase 1.0% of Priority’s outstanding Class A Common units and issued a new warrant to Goldman Sachs to purchase 1.8% of Priority’s outstanding Class A Common units. The warrant has a term of 7 years, an exercise price of $0 and may be exercised at any time prior to termination date. The warrant, which must be settled with a number of Class A Common units that is variable, is accounted for as a liability, adjusted for changes in fair value in each reporting period until the earlier of its exercise or expiration. The fair value of the warrant was $8.7 million at December 31, 2017, reflecting a $4.3 million increase in fair value from December 31, 2016, which has been recorded as interest and other expense.

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Priority recorded $31.2 million in interest and other expense in 2017 compared to $6.0 million in 2016 and $5.5 million in 2015.

Priority redeemed 411,585 Class A Common units for $31.0 million on January 17, 2018, 445,410 Class A Common Units for $39.0 million on January 19, 2018 and redeemed an additional 96,999 Class A Common Units for $4.2 million on February 23, 2018. As a result of these redemptions, Priority is 100% owned by PIH.

On January 11, 2018, Priority upsized its Senior Secured Credit Facility to $267.5 million, resulting in an additional $67.5 million in debt and the 1.8% warrant was amended to provide Goldman Sachs with warrants to purchase 2.2% of the Company’s outstanding Class A Common units. The warrants have a term of 7 years, an exercise price of $0 and may be exercised at any time prior to expiration date. The additional debt proceeds were used for redemption of Class A Common units held by certain investors. As of March 31, 2018, the warrants had a fair value of $12.2 million. See “—Liquidity and Capital Resources—Long-term Debt” below and Note 6 to Priority’s unaudited interim condensed consolidated financial statements included elsewhere in this proxy statement.

New Merchant Portfolios, Residuals and Business Acquisitions

Priority, in the ordinary course of business, acquires new merchant relationships through contracts and relationships with ISOs and other resellers, as well as residual rights to commissions payable to such resellers.

In addition, in June 2015, Priority agreed to purchase substantially all merchant acquiring related assets of American Credit Card Processing Corp. and certain subsidiaries and affiliates (collectively, “ACCPC”) for approximately $27.6 million, including a contingent earnout payment. The acquisition was debt financed and contributed approximately $4 million in revenue in 2015, following the date of acquisition.

Seasonality

Priority has in the past experienced, and expects to continue to experience, seasonal fluctuations in revenues as a result of consumer spending patterns and recognition of non-transaction based fees. Historically, Priority’s fiscal year revenues have typically been strongest in the fourth quarter, which includes the winter holiday season and increased sales of winter heating products by Priority’s energy and fuel merchants, and lowest in the first quarter. Some variability may result from seasonal events (such as retail sales events) and the number of processing days in a month or quarter. Operating expenses, other than cost of services (which trend in the direction of revenues), do not typically fluctuate seasonally.

The Business Combination

Priority’s results of operations for all periods discussed in this proxy statement reflect Priority’s status as a limited liability company for tax purposes and as such Priority’s income and losses have historically flowed through to Priority’s members and no provisions for federal income taxes were provided in Priority’s consolidated financial statements. Upon the consummation of the Business Combination, the combined company will be a C Corporation for tax purposes, resulting in the combined company recording income tax expense for post-closing periods.

Key Factors Affecting Priority’s Business and Results of Operations

A number of factors impact Priority’s business, results of operations and financial condition including:

•	the dollar amount and number of transactions that are processed by Priority’s merchants and merchant mix;

•	consolidation in Priority’s industry;

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•	consolidation among Priority’s resellers, which may result in price compression;

•	Priority’s ability to acquire new merchant customers and retain distribution partners and merchant customers on reasonable terms;

•	the emergence of new payment technologies and types and the resulting demand for Priority’s products and services;

•	Priority’s ability to integrate and capitalize on recent acquisitions and identify and complete future acquisitions; and

•	general economic conditions and consumer spending trends.

Priority’s results are driven primarily by the dollar volume and number of bankcard transactions processed by its merchant customers. Priority’s total bankcard processing dollar volume for the years ended December 31, 2017, 2016 and 2015 was $34.7 billion, $30.4 billion and $27.2 billion, respectively, representing a compound annual growth rate of approximately 13.0% over the period. Priority’s total number of bankcard transactions for the years ended December 31, 2017, 2016 and 2015 was 439.2 million, 398.6 million and 357.1 million, respectively. Priority’s total bankcard processing dollar volume in the three months ended March 31, 2018 and 2017 was $9.1 billion and $8.1 billion, respectively, and its total number of bankcard transactions in the same periods was 110.4 million and 102.3 million, respectively. Bankcard dollar volumes and numbers of transactions are driven primarily by the number of active merchants, number of bankcard transactions processed per merchant and sale amount per transaction. Priority had approximately 174 thousand merchants as of December 31, 2017.

Priority grows the number of merchants primarily through the various reseller distribution channels described above in the section entitled “Sales and Distribution,” mainly ISOs and agents, as well as through acquisitions of merchant portfolios and complementary businesses. Priority periodically reviews its merchant portfolio for inactive merchants, which Priority may close from time to time. Priority generally considers merchants to be “inactive” if they have not processed a transaction in three months and are not considered seasonal merchants. In addition, Priority routinely closes merchant accounts deemed to be a credit risk.

Priority’s payment processing revenue is recurring in nature, as Priority typically enters into multi-year service contracts with its merchants. Merchant attrition is expected in the merchant acquiring industry in the ordinary course of business. Priority experiences attrition as a result of several factors, including business closures, transfers of merchants’ accounts to Priority’s competitors and account closures that Priority initiates due to heightened credit risk.

Key Components of Revenues and Expenses

Revenues

Merchant card fees revenue.

Merchant card fees revenue consists mainly of fees for processing electronic payments, including credit, debit and electronic benefit transaction card processing (authorized and captured through third-party networks integrated into Priority’s solutions). The fees are generally based on a variable percentage of the dollar amount of each transaction and, in some cases, additional fees for each transaction. In addition, merchant customers may also be charged miscellaneous fees, including statement fees, annual fees, monthly minimum fees, fees for handling chargebacks, gateway fees, and fees for other miscellaneous services. Merchant card fees revenue is attributable primarily to Priority’s Consumer Payments segment.

Outsourced services revenue.

Outsourced services revenue consists mainly of cost-plus fees related to the B2B services, merchant financing and buyer initiated payment programs sold on behalf of certain enterprise customers, originated through Priority’s in-house sales force, including incentives for meeting sales targets. Outsourced services revenue are attributable primarily to Priority’s Commercial Payments and Managed Services segment.

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Other revenue.

Other revenue is comprised of fees for products and services not specifically described above, mainly revenue from the sale of equipment (primarily point of sale terminals) and processing of ACH transactions.

Operating Expenses

Costs of merchant card fees.

Costs of merchant card fees is comprised mainly of residual payments to agents and ISOs and processing fees paid to third parties attributable to merchant acquisition and providing transaction processing and related services to Priority’s merchants.

Other costs of services.

Other costs of services consist of salaries directly related to outsourced services revenue, the cost of equipment (point of sale terminals) sold and third-party fees and commissions related to Priority’s ACH processing activities.

Salary and employee benefits.

Salary and employee benefits includes expenses for salaries, wages, commissions and bonuses, as well as expenses related to unit-based compensation rewards using the estimated grant date fair value. Priority amortizes unit-based compensation for awards granted on a straight line basis over the requisite service (vesting) period.

Depreciation and amortization.

Depreciation and amortization consists primarily of amortization of intangible assets, mainly including merchant portfolios, customer relationships and internally developed technology (software), and to a lesser extent depreciation on Priority’s investments in property, equipment and software, mainly computer software. Merchant portfolios are amortized over their estimated useful lives, which had a weighted average of 7.2 years at December 31, 2017, using either a straight-line or an accelerated method that most accurately reflects the pattern in which the economic benefits of the respective asset is consumed. Customer relationships and internally developed technology are amortized on a straight-line basis over their estimated useful lives, which had weighted averages of 14.9 and 6 years, respectively, at December 31, 2017. Property, equipment and software depreciation expense is recognized on a straight-line basis over the estimated useful life of the asset, which ranged between 2 and 10 years at December 31, 2017.

Selling, general and administrative (SG&A).

Selling, general and administrative expenses include mainly professional services, advertising and rent.

Other operating expenses.

Other operating expenses consist of additional operating costs not covered above, including office supplies, software licenses, utilities, state and local franchise and sales taxes, litigation settlements, executive travel and insurance, among others.

Other Income (Expense)

Interest and other income.

Interest and other income consists mainly of interest received pursuant to notes receivable from independent sales agents. See Note 5 to Priority’s audited consolidated financial statements.

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Interest and other expense.

Interest and other expense consists mainly of interest on outstanding debt, changes in fair value of the outstanding Goldman Sachs warrant, amortization of deferred financing fees and original issue discounts and, particularly in 2017, certain expenses related to debt extinguishment, including the write-off of unamortized deferred financing fees and original issue discount relating to the extinguished debt.

Certain Non-GAAP Measures

We regularly review the following key non-GAAP measures to evaluate our business and trends, measure our performance, prepare financial projections and make strategic decisions.

EBITDA, Adjusted EBITDA and Earnout Adjusted EBITDA

Included in this presentation are discussions and reconciliations of net income in accordance with GAAP and earnings before interest, income tax and depreciation and amortization (“EBITDA”), as well as EBITDA adjusted for certain non-cash, non-recurring and non-core expenses (“Adjusted EBITDA”). Adjusted EBITDA excludes non-cash and certain other expense, litigation settlement costs, certain legal services costs, professional and consulting fees and expenses, severance, separation and employee settlements, share-based compensation and one-time transaction-related expenses and adjustments. Each of these adjustments was selected because management uses these non-GAAP measure in discussing and analyzing its results of operations and because Priority believes the non-GAAP measure provides investors with further information to illustrate the underlying financial and business trends relating to its results of operations and comparability between current and prior periods.

Priority uses the non-GAAP measures to establish and monitor budgets and operational goals and to evaluate the performance of the business. In addition, Priority’s financial covenants under its debt agreements and the earnout incentive plan related to the Business Combination are based on a measure similar to Adjusted EBITDA (“Earnout Adjusted EBITDA”). The calculations of Earnout Adjusted EBITDA under Priority’s debt agreements and the earnout incentive plan include adjustments for, among other things, pro forma effects related to acquired merchant portfolios and residual streams, run rate adjustments for certain contracted savings on an annualized basis and certain operating expenses such as corporate income taxes, which are not included as adjustments to Adjusted EBITDA reported in this proxy statement. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures, particularly Adjusted EBITDA or Earnout Adjusted EBITDA, to analyze Priority’s performance would have material limitations because their calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. Priority compensates for these limitations by presenting both the GAAP and non-GAAP measures of its results. Although other companies report measures entitled EBITDA and Adjusted EBITDA or similar in nature, numerous methods may exist for calculating a company’s EBITDA, Adjusted EBITDA or similar measures. As a result, the method used by Priority’s management to calculate EBITDA, Adjusted EBITDA and Earnout Adjusted EBITDA may differ from the methods used by other companies to calculate their non-GAAP measures.

The reconciliations of EBITDA, Adjusted EBITDA and Earnout Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, are shown in the table below.

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	Three Months Ended March 31,		Year Ended December 31,
	2018	2017	2017	2016	2015
	(dollars in thousands)

Net income (GAAP)	$(3,177)	$(1,221)	$4,594	$20,186	$9,267
Adjusted for:
Add: Interest expense, net (1)	6,929	7,570	26,676	4,777	4,052
Add: Depreciation and amortization	3,767	3,644	14,674	14,733	15,633
EBITDA (non-GAAP)	7,519	9,993	45,944	39,696	28,952
Further adjusted for:
Add: Non-cash and certain other expense(2)	4,322	(62)	4,195	(1,418)	2,217
Add: Litigation settlement costs	(88)	2	2,329	36	—
Add: Certain legal services(3)	1,264	682	2,699	2,136	1,976
Add: Professional and consulting fees and expenses(4)	2,553	458	1,665	2,901	2,051
Add: Severance, separation and employee settlements	—	50	139	88	664
Add: Share-based compensation	188	280	1,021	2,314	—
Add: One-time transaction-related expenses and adjustments(5)	55	—	41	982	658
Adjusted EBITDA (non-GAAP)	15,813	11,403	58,033	$46,735	$36,518
Further adjusted for:
Add: Pro forma impacts for acquisitions	375	403	1,303
Add: Contracted revenue and savings	—	932	1,743
Add: Corporate income tax expense	89	49	253
Earnout Adjusted EBITDA (non-GAAP)(6)	$16,277	$12,787	$61,332

(1)	Interest expense, net does not include expense related to the change in the fair value of the warrants. This item is included as add-backs to Adjusted EBITDA under the caption “Non-cash and certain other expense,” below.

(2)	Primarily non-cash fair value and other adjustments, including for warrants, equity in loss of unconsolidated entities and earnout obligations and, to a lesser extent, certain non-recurring transaction and integration-related costs

(3)	Legal expenses related to business and asset acquisition activity and settlement negotiation and other litigation expenses.

(4)	Primarily transaction-related, capital markets, accounting advisory, IT consulting and sponsor management fees and expenses, as well as a consulting arrangement with a non-independent director.

(5)	Primarily items related to write-offs of pre-acquisition receivables, settlement of pre-acquisition payables, settlement of a minimum payment shortfall related to a contract assumed in an acquisition and contract termination fees.

(6)	Presented only for the three-month periods ended March 31, 2018 and 2017 and the year ended December 31, 2017, reflecting definition in debt agreements entered into in connection with the January 2017 debt restructuring.

Results of Operations

This section includes a brief summary of Priority’s results of operations for the periods presented followed by a detailed discussion of Priority’s results for (i) the three months ended March 31, 2018 compared to the three months ended March 31, 2017, (ii) the year ended December 31, 2017 compared to the year ended December 31, 2016, and (iii) the year ended December 31, 2016 compared to the year ended December 31, 2015. Priority has derived this data from Priority’s unaudited interim condensed consolidated financial statements and audited consolidated financial statements included elsewhere in this proxy statement.

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Three Months Ended March 31, 2018 Compared to Three Months Ended March 31, 2017

	Three Months Ended March 31,
	2018	2017	$ Change	% Change
	(dollars in thousands, except percentages)
REVENUE:
Merchant card fees revenue	$108,010	$86,797	$21,213	24.4%
Outsourced services revenue	6,001	5,566	435	7.8%
Other revenue	1,585	729	856	117.4%
Total revenue	115,596	93,092	22,504	24.2%
OPERATING EXPENSES:
Costs of merchant card fees	82,813	66,461	16,352	24.6%
Other costs of services	4,376	3,658	718	19.6%
Salary and employee benefits	8,972	8,124	848	10.4%
Depreciation and amortization	3,767	3,644	123	3.4%
Selling, general and administrative	5,219	2,244	2,975	132.6%
Change in fair value of contingent consideration	-	(410)	410	-
Other operating expenses	2,571	2,807	(236)	(8.4)%
Total operating expenses	107,718	86,528	21,190	24.5%
Income from operations	7,878	6,564	1,314	20.0%
OTHER INCOME (EXPENSES):
Interest and other income	191	134	57	42.5%
Interest and other expense	(11,192)	(7,945)	(3,247)	40.9%
Equity in income (loss) of unconsolidated entities	(54)	26	(80)	(307.7)%
Total other expenses	(11,055)	(7,785)	(3,270)	42.0%
Net loss	$(3,177)	$(1,221)	$(1,956)	160.2%

The following table shows Priority’s segment income statement data and selected performance measures for the periods indicated:

	Three Months Ended March 31,
	2018	2017	$/# Change	% Change
	(in thousands of dollars, except transaction volume and percentages)
Consumer Payments:
Segment revenue	$108,981	$87,137	$21,844	25.1%
Segment operating income	7,962	6,017	1,945	32.3%
Segment operating margin	7.3%	6.9%
Key Indicators:
Merchant Bankcard processing dollar value(1)	9,084,227	8,072,008	1,012,219	12.5%
Merchant bankcard transaction volume(1)	110,405	102,276	8,129	7.9%

Commercial Payments and Managed Services:
Segment revenue	$6,615	$5,955	$660	11.1%
Segment operating income (loss)	(84)	547	(631)	n.m.

n.m.	= not meaningful.
(1)	Bankcard processing dollar values and transaction volumes presented in this table exclude data attributable to Priority’s Commercial Payments and Managed Services segment, related mainly to the Priority CPX business.

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Revenue

For the three months ended March 31, 2018, consolidated revenue increased by $22.5 million, or 24.2%, compared to prior year, to $115.6 million. This increase was driven primarily by a $21.8 million, or 25.1%, increase in revenue from Priority’s Consumer Payments segment as revenue increased to $109.0 million. Commercial Payments and Managed Services segment increased by $0.7 million, or 11.1%.

The increase in Consumer Payments revenue was attributable primarily to a 12.5% increase in merchant bankcard processing dollar value and a 7.9% increase in the number of merchant bankcard transactions, attributable mainly to higher consumer spending trends continuing into 2018, positive net boarding of new active merchants over the trailing twelve month period, including the onboarding of a sizeable merchant portfolio in July 2017, and merchant mix. The increase in merchant processing dollar value was also impacted by a small increase in average transaction dollar value. A small increase in average transaction processing fees, attributable to merchant mix, also contributed to revenue growth.

The increase in Commercial Payments and Managed Services revenue was attributable primarily to an increase in headcount in our in-house sales force dedicated to selling merchant financing products on behalf of our financial institution partners (for which we record revenue on a cost-plus basis, as described above).

Operating expenses

Operating expenses increased $21.2 million, or 24.5%, from $86.5 million for the three months ended March 31, 2017 to $107.7 million for the three months ended March 31, 2018. This increase was driven primarily by a $16.4 million, or 24.6%, increase in costs of merchant card fees, attributable to growth in processing volume discussed above. Selling, general and administrative expenses increased by $3.0 million, or 132.6%, primarily related to increased legal, accounting and consulting fees due to IPO transaction costs and growth in business volume. Salary and employee benefits increased $0.8 million, or 10.4%, as headcount increased from 470 to 514, and other costs of services increased by $0.7 million, or 19.6%.

Income from operations

Income from operations increased $1.3 million, or 20.0%, from $6.6 million for the three months ended March 31, 2017 to $7.9 million for the three months ended March 31, 2018, for the reasons described above. Consumer Payments contributed $8.0 million in segment operating income for the three months ended March 31, 2018, a $2.0 million, or 32.3%, increase from $6.0 million for the three months ended March 31, 2017 due to the increase in processing volume discussed above and a 1.4 percentage point improvement in segment operating margin due mainly to merchant mix. Commercial Payments and Managed Services contributed $0.1 million in segment operating loss for the three months ended March 31, 2018 compared to $0.5 million in segment operating income for the three months ended March 31, 2017. The decrease in Commercial Payments and Managed Services operating income was principally the result of continued ramp up of the CPX platform.

Other income (expenses)

Other income (expenses) increased $3.3 million, or 42.0%, from $7.8 million for the three months ended March 31, 2017 to $11.1 million for the three months ended March 31, 2018. This increase was primarily due to the change in fair value of warrants of $3.5 million, a $3.4 million increase from the three months ended March 31, 2017, and an increase in interest expense of $0.9 million. These increases were partially offset by a $1.0 million and $0.1 million decrease in debt modification costs and amortization of deferred financing costs, respectively, from $1.8 million and $0.3 million, respectively, for the three months ended March 31, 2017.

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Net loss

Net loss increased $2.0 million from $1.2 million for the three months ended March 31, 2017 to $3.2 million for the three months ended March 31, 2018, due mainly to the increase in other expense discussed above, partially offset by a $1.3 million increase in income from operations.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016

The following table shows Priority’s consolidated income statement data for the periods indicated:

	Year Ended December 31,
	2017	2016	$ Change	% Change
	(dollars in thousands, except percentages)
REVENUE:
Merchant card fees revenue	$398,988	$321,091	$77,897	24.3%
Outsourced services revenue	23,308	20,061	3,247	16.2%
Other revenue	3,323	2,962	361	12.2%
Total revenue	425,619	344,114	81,505	23.7%
OPERATING EXPENSES:
Costs of merchant card fees	305,461	243,049	62,412	25.7%
Other costs of services	15,743	13,971	1,772	12.7%
Salary and employee benefits	32,357	32,330	27	0.1%
Depreciation and amortization	14,674	14,733	(59)	(0.4)%
Selling, general and administrative	9,088	7,790	1,298	16.7%
Change in fair value of contingent consideration	(410)	(2,665)	2,255	(84.6)%
Other operating expenses	13,457	9,066	4,391	48.4%
Total operating expenses	390.370	318,274	72,096	22.7%
Income from operations	35,249	25,840	9,409	36.4%
OTHER INCOME (EXPENSES):
Interest and other income	637	488	149	30.5%
Interest and other expense	(31,159)	(5,980)	(25,179)	421.1%
Equity in loss of unconsolidated entities	(133)	(162)	29	(17.9)%
Total other expenses	(30,655)	(5,654)	(25,001)	442.2%
Net income	$4,594	$20,186	$(15,592)	(77.2)%

The following table shows Priority’s segment income statement data and selected performance measures for the periods indicated:

	Year Ended December 31,
	2017	2016	$/# Change	% Change
	(in thousands of dollars, except transaction volume and percentages)
Consumer Payments:
Segment revenue	$400,320	$322,666	$77,654	24.1%
Segment operating income	33,363	23,188	10,175	43.9%
Segment operating margin	8.3%	7.2%
Key Indicators:
Merchant Bankcard processing dollar value(1)	34,465,600	30,335,776	4,129,824	13.6%
Merchant bankcard transaction volume(1)	439,055	398,498	40,557	10.2%

Commercial Payments and Managed Services:
Segment revenue	$25,299	$21,448	$3,851	18.0%
Segment operating income	1,886	2,652	(766)	(28.9)%

(1)	Bankcard processing dollar values and transaction volumes presented in this table exclude data attributable to Priority’s Commercial Payments and Managed Services segment, related mainly to the Priority CPX business.

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Revenue

Revenue increased $81.5 million, or 23.7%, from $344.1 million in 2016 to $425.6 million in 2017. This increase was driven primarily by a $77.7 million, or 24.1%, increase in revenue from Priority’s Consumer Payments segment and a $3.9 million, or 18.0%, increase in revenue from Priority’s Commercial Payments and Managed Services segment.

The increase in Consumer Payments revenue was attributable primarily to a 13.6% increase in merchant bankcard processing dollar value and a 10.2% increase in the number of merchant bankcard transactions, attributable mainly to higher consumer spending trends in 2017, positive net boarding of new active merchants, including the onboarding of a sizeable merchant portfolio in July 2017, and merchant mix. The increase in merchant processing dollar value was also impacted by a small increase in average transaction dollar value. A small increase in average transaction processing fees, attributable to merchant mix, also contributed to revenue growth.

The increase in Commercial Payments and Managed Services revenue was attributable primarily to an increase in headcount in our in-house sales force dedicated to selling merchant financing products on behalf of our financial institution partners (for which we record revenue on a cost-plus basis, as described above).

Operating expenses

Operating expenses increased $72.1 million, or 22.7%, from $318.3 million in 2016 to $390.4 million in 2017. This increase was driven primarily by a $62.4 million, or 25.7%, increase in costs of merchant card fees, attributable to growth in processing volume discussed above, a $4.4 million, or 48.4%, increase in other operating expenses attributable mainly to 2017 litigation settlements and related expenses and higher state and local taxes, and a $1.8 million, or 12.7%, increase in other costs of services. Selling, general and administrative expenses increased $1.3 million as a result of growth in business volume.

Income from operations

Income from operations increased $9.4 million, or 36.4%, from $25.8 million in 2016 to $35.2 million in 2017, for the reasons described above. Consumer Payments contributed $33.4 million in segment operating income in 2017, a $10.2 million, or 43.9%, increase from $23.2 million in 2016 due the increase in processing volume discussed above and a 1.2 percentage point improvement in segment operating margin due mainly to merchant mix. Commercial Payments and Managed Services contributed $1.9 million in segment operating income in 2017, a $0.8 million, or 28.9%, decrease from $2.7 million in 2016. The decrease in Commercial Payments and Managed Services operating income was principally the result of ramp up in headcount ahead of the rollout of the CPX platform in September 2017.

Other income (expense)

Other expenses increased $25.0 million, or 442.2%, from $5.7 million in 2016 to $30.7 million in 2017, due primarily to a $25.2 million increase in interest and other expense attributable mainly to Priority’s increased debt following the January 2017 debt restructuring, including an increase in interest expense of $19.7 million, a $4.1 million increase in fair value of the Goldman Sachs warrant and a $1.8 million loss on debt extinguishment.

Net income

Net income decreased $15.6 million, or 77.2%, from $20.2 million in 2016 to $4.6 million in 2017, due to the increase in interest and other expense that was offset partially by the increase in income from operations, as described above.

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Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

The following table shows Priority’s consolidated income statement data for the periods indicated:

	Year Ended December 31,
(in thousands except percentages)	2016	2015	$ Change	% Change
REVENUE:
Merchant card fees revenue	$321,091	$268,221	$52,870	19.7%
Outsourced services revenue	20,061	14,815	5,246	35.4%
Other revenue	2,962	3,208	(246)	(7.7)%
Total revenue, net	344,114	286,244	57,870	20.2%
OPERATING EXPENSES:
Costs of merchant card fees	243,049	199,067	43,982	22.1%
Other costs of services	13,971	13,133	838	6.4%
Salary and employee benefits	32,330	27,258	5,072	18.6%
Depreciation and amortization	14,733	15,633	(900)	(5.8)%
Selling, general and administrative	7,790	7,294	496	6.8%
Change in fair value of contingent consideration	(2,665)	(575)	(2,090)	363.5%
Other operating expenses	9,066	9,875	(809)	(8.2)%
Total operating expenses	318,274	271,685	46,589	17.1%
Income from operations	25,840	14,559	11,281	77.5%
OTHER INCOME (EXPENSES):
Interest and other income	488	268	220	82.1%
Interest and other expense	(5,980)	(5,490)	(490)	8.9%
Equity in loss of unconsolidated entities	(162)	(70)	(92)	131.4%
Total other expenses	(5,654)	(5,292)	(362)	6.8%
Net income	$20,186	$9,267	$10,919	117.8%

The following table shows Priority’s segment income statement data and selected performance measures for the periods indicated:

	Year Ended December 31,
	2016	2015	$/# Change	% Change
	(in thousands of dollars, except transaction volume and percentages)
Consumer Payments:
Segment revenue	$322,666	$270,610	$52,056	19.2%
Segment operating income	23,188	13,790	9,398	68.2%
Segment operating margin	7.2%	5.1%
Key Indicators:
Merchant Bankcard processing dollar value(1)	30,335,776	27,109,700	3,226,076	11.9%
Merchant bankcard transaction volume(1)	398,498	357,049	41,449	11.6%

Commercial Payments and Managed Services:
Segment revenue	$21,448	$15,634	$5,814	37.2%
Segment operating income	2,652	769	1,883	244.9%

(1)	Bankcard processing dollar values and transaction volumes presented in this table exclude data attributable to Priority’s Commercial Payments and Managed Services segment, related mainly to the Priority CPX business.

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Revenue

Revenue increased $57.9 million, or 20.2%, from $286.2 million in 2015 to $344.1 million in 2016. This increase was driven primarily by a $52.1 million, or 19.2%, increase in revenue from Priority’s Consumer Payments segment and a $5.8 million, or 37.2%, increase in revenue from Priority’s Commercial Payments and Managed Services segment.

The increase in Consumer Payments revenue was attributable primarily to an 11.9% increase in bankcard merchant processing dollar value and an 11.6% increase in the number of merchant bankcard transactions. Growth in the number of merchant customers and an improvement in merchant mix contributed to these increases. A slight increase in average processing fees, driven by merchant mix and value-added product initiatives, also contributed to the increase.

The increase in Commercial Payments and Managed Services revenue was attributable primarily to an increase in headcount in Priority’s in-house sales force dedicated to selling merchant financing products on behalf of our financial institution partners.

Operating expenses

Operating expenses increased $46.6 million, or 17.1%, from $271.7 million in 2015 to $318.3 million in 2016. This increase was driven primarily by a $44.0 million, or 22.1%, increase in costs of merchant card fees attributable to the growth in processing volume discussed above and a $5.1 million, or 18.6%, increase in salary and employee benefits, attributable to growth in headcount driven by an increase in our-house sales force related to our Commercial Payments and Managed Services business and growth in overall business volume. Other operating expenses decreased by $0.8 million and other costs of services increased $0.8 million, while selling, general and administrative expenses remained relatively stable between periods.

Income from operations

Income from operations increased $11.3 million, or 77.5%, from $14.6 million in 2015 to $25.8 million in 2016, for the reasons described above, namely merchant count growth, merchant mix and increase in value-added services. Consumer Payments contributed $23.2 million in segment operating income in 2016, a $9.4 million, or 68.2%, increase from $13.8 million in 2015. Commercial Payments and Managed Services contributed $2.7 million in segment operating income in 2016, a $1.9 million, or 244.9%, increase from $0.8 million in 2015.

Other income (expense)

Other expenses increased $0.4 million, or 6.8%, from $5.3 million in 2015 to $5.7 million in 2016, mainly due to an increase in interest expense that was partially offset by an increase in interest income.

Net income

Net income increased $10.9 million, or 117.8%, from $9.3 million in 2015 to $20.2 million in 2016, for the reasons described above.

Liquidity and Capital Resources

Liquidity and capital resource management is a process focused on providing the funding Priority needs to meet its short-term and long-term cash and working capital needs. Priority has used its funding sources to build its merchant portfolio, its technology solutions, and to make acquisitions with the expectation that these investments will generate cash flows sufficient to cover Priority’s working capital needs and other anticipated needs for capital. Priority anticipates that funds generated from operations and borrowings under Priority’s Revolver and long-term debt arrangements will be sufficient to meet our working capital requirements for at least the next twelve months.

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Priority’s principal uses of cash are to pay commissions to Priority’s distribution partners and internal sales staff, residual buyouts and distribution partner advances, operating expenses, interest expense, investments in Priority’s technology infrastructure and acquisitions.

Priority’s working capital, defined as current assets less current liabilities, was $33.5 million at March 31, 2018 and $39.5 million and $49.4 million at December 31, 2017 and 2016, respectively. At March 31, 2018, Priority had cash totaling $18.3 million compared to $28.0 million at December 31, 2017 and $32.3 million at December 31, 2016. These balances do not include restricted cash, which reflects Priority-owned cash accounts holding reserves for potential losses and customer settlement funds, of $19.8 million at March 31, 2018 and $16.2 million and $9.4 million at December 31, 2017 and 2016, respectively.

The following tables and narrative reflect Priority’s changes in cash flows for the comparative quarterly and annual periods.

Three Months Ended March 31, 2018 Compared to Three Months Ended March 31, 2017

	Three Months Ended March 31,
	2018	2017
	(dollar amounts in thousands)

Net cash provided by (used in):
Operating activities	$12,614	$4,781
Investing activities	(6,324)	(3,363)
Financing activities	(12,320)	(17,476)
Net decrease in cash and restricted cash	$(6,030)	$(16,058)

Cash Flow Provided By Operating Activities

Net cash provided by operating activities was $12.6 million and $4.8 million for the three months ended March 31, 2018 and 2017, respectively. The $7.8 million, or 163.8%, increase was principally the result of changes in working capital, including a $3.2 million increase in settlement obligations resulting from a build-up of customer funds attributable to the growth of Priority’s ACH.com business.

Cash Flow Used In Investing Activities

Net cash used in investing activities was $6.3 million and $3.4 million for the three months ended March 31, 2018 and 2017, respectively. Cash flows used in investing activities reflects the purchases of property, equipment and software, which increased by $1.5 million, driven primarily by equipment purchases for MX Connect, CPX and additional servers to support the increase in volume and the rollout of new business lines. Additionally, cash flows used in other investing activities increased by $1.4 million from acquisitions of merchant portfolios.

Cash Flow Used In Financing Activities

Net cash used in financing activities was $12.3 million and $17.5 million for the three months ended March 31, 2018 and 2017, respectively. Cash flows used in financing activities for the three months ended March 31, 2018 was primarily driven by the Class A Common Unit redemptions of $74.1 million, cash distributions to members of $4.0 million and repayments on debt and debt issuance cost of $1.3 million offset by proceeds from the issuance of long-term debt of $67.1 million. Cash flows used in financing activities for the three months ended March 31, 2017 was driven by redemptions of $200.0 million, repayment of long term debt $89.2 million, and debt issuance costs of $4.6 million, offset by the proceeds from the issuance of long term debt of $276.3 million.

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Year Ended December 31, 2017 Compared to Year Ended December 31, 2016 and Year Ended December 31, 2015

	Year Ended December 31,
	2017	2016	2015
	(dollar amounts in thousands)

Net cash provided by (used in):
Operating activities	$36,869	$22,275	$25,308
Investing activities	(9,037)	(6,362)	(31,888)
Financing activities	(25,375)	(10,548)	18,714
Net increase (decrease) in cash and restricted cash	$2,457	$5,365	$12,134

Cash Flow Provided By Operating Activities

Net cash provided by operating activities was $36.9 million in 2017, a $14.6 million, or 65.5%, increase from $22.3 million in 2016, which in turn decreased $3.0 million, or 12.0%, from $25.3 million in 2015. The $14.6 million increase from 2016 to 2017 was principally the result of the $9.4 million increase in income from operations as well as changes in working capital. The $3.0 million decrease from 2015 to 2016 was driven mainly by changes in working capital, as decreases in payables and settlement obligations in 2016 outpaced decreases in receivables and settlement assets, more than offsetting the $11.3 million increase in income from operations.

Cash Flow Used In Investing Activities

Net cash used in investing activities was $9.0 million for 2017, $6.4 million for 2016 and $31.9 million for 2015. Cash flows used in investing activities in 2017 and 2016 reflect the purchases of property, plant, equipment and software, which increased by $2.5 million from 2016 to 2017, driven primarily by leasehold improvements related to an increase in office space to support the rollout of new business lines, and additions to merchant portfolios. Cash flows used in investing activities in 2015 reflect primarily the acquisition, net of cash acquired, of ACCPC, described above.

Cash Flow Provided By (Used In) Financing Activities

Net cash used in financing activities was $25.4 million in 2017 and $10.5 million in 2016, compared to net cash from financing activities of $18.7 million in 2015. Cash flows used in financing activities in 2017 primarily reflect $203 million in membership unit redemptions and $90.7 million in repayments of the long-term debt, which more than offset new debt proceeds of $276.3 million. Cash flows used in financing activities in 2016 primarily include $10 million in member distributions. Cash flows provided by financing activities in 2015 primarily include debt proceeds of $22.7 million, partially offset by $3.7 million in member distributions.

Long-Term Debt

As of March 31, 2018, Priority had outstanding long-term debt of $348.5 million (compared to $275.5 million at December 31, 2017), consisting of outstanding debt of $262.1 million under the Senior Secured Credit Facility (net of $2.7 million in current portion of long-term debt) and $86.3 million under the Subordinated Term Loan (including accrued payment-in-kind (“PIK”) interest through March 31, 2018). The Goldman Sachs warrant amended in connection with the 2018 debt upsizing, which had a fair value of $12.2 million as of March 31, 2018, is not included in long-term debt. Long-term debt increased by $73.0 million to $348.5 million as of March 31, 2018 from $275.5 million as of December 31, 2017 due to the January 11, 2018 debt upsizing, the proceeds of which were used to repurchase Class A Common Units, as described above, and the waiver of mandatory prepayment under the Senior Secured Credit Facility, as described below. Long-term debt increased by $186.8 million to $275.5 million as of December 31, 2017 2017 from $88.7 million as of December 31, 2016, due mainly to the January 3, 2017 debt restructuring, the proceeds of which were used to repay previously outstanding debt and repurchase Class A Common Units, as described above. Priority also has a $25 million revolving credit facility with SunTrust Bank, which was undrawn and fully available as of March 31, 2018 and December 31, 2017.

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Outstanding borrowings under the Senior Secured Credit Facility bear interest at the London Interbank Offered Rate (LIBOR) with a floor of 1.0%, plus an applicable margin. The margin stood at 5% as of March 31, 2018 (a reduction from 6% as of December 31, 2017 due to amendments made in connection with the January 2018 debt upsizing), and is secured by a pledge of substantially all of Priority’s assets, all of the capital stock of its subsidiaries, and 65% of the voting stock and all of the non-voting stock of Priority. The Subordinated Term Loan provides for cash and PIK interest components. Cash interest is payable at an annual rate of 5.0% while PIK interest resets on a quarterly basis based on Priority’s Total Net Leverage Ratio, as defined in the agreement, with a floor of 5.0%. The Subordinated Term Loan is secured by a subordinate pledge of substantially all of Priority’s assets. In 2017, the PIK interest added $5.1 million to the principal amount of the Subordinated Term Loan, the outstanding amount of which totaled $85.1 million as of December 31, 2017. The outstanding principal amounts under the Senior Secured Credit Facility and the Subordinated Term Loan mature in January 2023 and July 2023, respectively. See Note 9 to Priority’s audited consolidated financial statements included elsewhere in this proxy statement. The $25 million revolving credit facility expires in January 2022. The PIK interest payable on the Subordinated Term Loan decreased from 6.25% as of December 31, 2017 to 5.5% in January 2018 (which remained the applicable PIK rate as of March 31, 2018) due to Priority’s improved Total Net Leverage Ratio, as defined in the credit agreement.

The Senior Secured Credit Facility and the Subordinated Term Loan contain representations and warranties, financial and collateral requirements, mandatory payment events, and events of default and affirmative and covenants, including without limitation, covenants that restrict among other things, the ability to create liens, merge or consolidate, dispose of assets, incur additional indebtedness, make certain investments or acquisitions, enter into certain transactions (including with affiliates), and to enter into certain leases. The financial covenants include requirements to maintain certain leverage and fixed charge coverage ratios.

As of March 31, 2018, financial covenants under the Senior Secured Credit Facility required the Total Net Leverage Ratio, as defined in the agreement, not to exceed 7.00:1.00 and a First Lien Net Leverage Ratio, as defined in the agreement, not to exceed 4.25:1.00. The Net Leverage Ratios are determined using the outstanding debt balance and Earnout Adjusted EBITDA. For a reconciliation of Earnout Adjusted EBITDA to net income, see above under “—Certain Non-GAAP Measures”. Priority is required to make quarterly principal payments of $0.7 million under the Senior Secured Credit Facility as well as additional mandatory prepayments based on Excess Cash Flow, as defined in the credit agreement. At March 31, 2018, Priority was obligated to make a mandatory prepayment based on Excess Cash Flow of $5.6 million, but obtained a limited waiver and consent in April 2018, which waived the 2017 mandatory prepayment. See Note 14 to the unaudited interim condensed consolidated financial statements included elsewhere in the proxy statement. The Subordinated Term Loan contains financial covenants similar to the Senior Secured Credit Facility. As of March 31, 2018, Priority was in compliance with its financial covenants.

Contractual Obligations

The following table sets forth Priority’s contractual obligations and commitments for the periods indicated as of December 31, 2017 (without giving effect to the Business Combination and related transactions).

	Payments Due by Period (in thousands)
Contractual Obligations	Total		Less than 1 year		1 to 3 years	3 to 5 Years	More than 5 years
	(dollars in thousands)
Facility and other leases(a)	$10,027		$1,476		$1,898	$1,784	$4,869
Debt(b)	283,118		7,582	(c)	4,000	4,000	267,536
Interest on debt(d)	114,138	(e)	16,545		33,472	33,830	30,290
Processing minimums(f)	13,400		6,700		6,700	-	-
	$420,683		$32,303		$46,070	$39,614	$302,695

(a)	Priority has entered into, or assumed via acquisitions, several operating leases for office space in the states of Georgia, New York, Tennessee, Texas and Florida, as well as equipment leases.

(b)	Reflects contractual principal payments. As a result of the January 2018 debt upsizing, total outstanding long-term debt increased to $351.1 million. Does not include Goldman Sachs warrant amended in connection with the 2017 debt restructuring, which had a fair value of $8.7 million as of December 31, 2017 and is classified as a long-term liability. See “—Liquidity and Capital Resources—Long-term Debt” above.

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(c)	Includes mandatory principal prepayment obligation of $5.6 million. This prepayment obligation was waived in April 2018 and reclassified to long-term debt as of March 31, 2018.

(d)	Reflects minimum interest payable under the Senior Secured Credit Facility and the Subordinated Term Loan. In connection with the January 2018 upsizing and as noted above, the interest payable on all outstanding indebtedness under the Senior Secured Credit Facility was reduced to LIBOR (with a floor of 1.0%) plus 5.0% per annum. Due to historical fluctuations in the LIBOR rate, Priority has assumed the LIBOR floor rate of 1.0% for purposes of calculating interest payable on the Senior Secured Credit Facility. The $25.0 million revolving credit facility, which was undrawn at March 31, 2018, is subject to a 0.50% fee on the unutilized amount of the facility, which is included as interest payable. The Subordinated Term Loan has two components of interest, the cash interest, which is based on a fixed 5.0% margin, and the PIK interest. The PIK interest varies between 5.0% and 6.25% per annum from period to period based on Priority’s leverage ratio calculated pursuant to the credit agreement. Priority has assumed the minimum rate of 5.0% for purposes of calculating the PIK interest payable accrual of $27.4 million over the remaining duration of the Subordinated Term Loan, which is payable on the maturity date of the Subordinated Term Loan.

(e)	As a result of the January 2018 debt upsizing, Priority is committed to pay an additional approximately $18.5 million in interest over the remaining duration of the Senior Secured Credit Facility.

(f)	Reflects minimum annual spend commitments with third-party processor partners. In the event Priority fails to meet the minimum annual spend commitment, it is required to pay the difference between the minimum and the actual dollar amount spent in the year.

Off-Balance Sheet Arrangements

Priority has not entered into any transactions with third parties or unconsolidated entities whereby Priority has financial guarantees, subordinated retained interest, derivative instruments, or other contingent arrangements that expose us to material continuing risks, contingent liabilities or other obligations.

Critical Accounting Policies

The accounting principles followed by Priority and the methods of applying these principles are in accordance with GAAP, which often require the judgment of management in the selection and application of certain accounting principles and methods. Priority consider the following accounting policies to be critical to understanding Priority’s audited consolidated financial statements because the application of these policies requires significant judgment on the part of management. The following accounting policies include estimates that require management’s subjective or complex judgments about the effects of matters that are inherently uncertain.

Costs Incurred to Develop Software for Internal Use

Internal-use software development costs are capitalized once: (1) the preliminary project stage is completed, (2) management authorizes and commits to funding a specific software project, and (3) it is probable that the project will be completed and the software will be used to perform the function intended. Costs incurred prior to meeting the qualifications are expensed as incurred. Capitalization of costs ceases when the project is substantially complete and ready for its intended use. Post-implementation costs related to the internal use computer software, are expensed as incurred. Internal use software development costs are amortized using the straight-line method over its estimated useful life which ranges from three to five years. Software development costs may become impaired in situations where development efforts are abandoned due to the viability of the planned project becoming doubtful or due to technological obsolescence of the planned software product. For the years ended December 31, 2017, 2016, and 2015, there has been no impairment associated with internal use software. For the years ended December 31, 2017 and 2016, Priority capitalized software development costs of $3.1 million and $3.1 million, respectively. As of December 31, 2017 and 2016, capitalized software development costs, net of accumulated amortization, totaled $6.7 million and $5.1 million, respectively, and was included in property and equipment, net on the consolidated balance sheets. Amortization expense for capitalized computer software costs for the years ended December 31, 2017, 2016 and 2015 was $1.6 million, $1.0 million and $0.8 million, respectively.

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Goodwill

Priority tests goodwill for impairment for each of its reporting units on an annual basis, or when events occur or circumstances indicate the fair value of a reporting unit is below its carrying value. If the fair value of a reporting unit is less than its carrying value, an impairment loss is recorded to the extent that implied fair value of the goodwill within the reporting unit is less than its carrying value. Priority performed its most recent annual goodwill impairment test as of November 30, 2017 using market data and discounted cash flow analyses. Based on this analysis, it was determined that the fair value exceeded the carrying value of each of its reporting units. Priority has concluded there have been no indicators impairment for the years ended December 31, 2017, 2016 and 2015.

Intangible Assets.

Intangible assets, acquired in connection with various acquisitions, are recorded at fair value determined using a discounted cash flow model as of the date of the acquisition. Intangible assets primarily include merchant portfolios and other intangible assets such as non-compete agreements, tradenames, acquired technology (developed internally prior to business combination) and customer relationships.

Merchant Portfolios.

Merchant portfolios represent the value of the acquired merchant customer base at the time of acquisition. Priority amortizes the cost of its acquired merchant portfolios over their estimated useful lives, which range from one year to ten years, using either a straight-line or an accelerated method that most accurately reflects the pattern in which the economic benefits of the respective asset is consumed.

Other Intangible Assets.

Other intangible assets consist of values relating to non-compete agreements, trade names, acquired technology (developed internally prior to business combinations) and customer relationships. These values are amortized over the estimated useful lives ranging from 3 years to 25 years.

Impairment of Long-lived Assets

Priority reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. For long-lived assets, except goodwill, an impairment loss is indicated when the undiscounted future cash flows estimated to be generated by the asset group are not sufficient to recover the unamortized balance of the asset group. If indicated, the loss is measured as the excess of carrying value over the asset groups’ fair value, as determined based on discounted future cash flows. Priority concluded there were no indications of impairment for the years ended December 31, 2017, 2016 and 2015.

Fair Value Measurements

Priority measures certain assets and liabilities at fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Priority uses a three-level fair value hierarchy to prioritize the inputs used to measure fair value and maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 – Quoted market prices in active markets for identical assets or liabilities as of the reporting date.

Level 2 – Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3 – Unobservable inputs that are not corroborated by market data.

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The fair values of Priority’s warrant liability and contingent consideration (Preferred A Units Earnout), merchant portfolios, assets and liabilities acquired in mergers and business combinations and the implied fair value of Priority, are primarily based on Level 3 inputs and are generally estimated based upon independent appraisals that include discounted cash flow analyses based on Priority’s most recent cash flow projections and, for years beyond the projection period, estimates based on assumed growth rates. Assumptions are also made regarding appropriate discount rates, perpetual growth rates, and capital expenditures, among others. In certain circumstances, the discounted cash flow analyses are corroborated by a market-based approach that utilizes comparable company public trading values and, where available, values observed in public market transactions.

The carrying values of accounts and notes receivable, accounts payable and accrued expenses, long-term debt and cash, including settlement assets and the associated deposit liabilities approximate fair value due to either the short-term nature of such instruments or the fact that the interest rate of the debt is based upon current market rates.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board (“FASB”) and other standard setting entities that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The following are recent pronouncements relevant to Priority:

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in US GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. The effective date of ASU 2014-09 is for annual reporting periods beginning after December 15, 2018. Priority has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on Priority’s consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. This guidance changes how entities account for equity investments that do not result in consolidation and are not accounted for under the equity method of accounting. Entities will be required to measure these investments at fair value at the end of each reporting period and recognize changes in fair value in net income. A practicability exception will be available for equity investments that do not have readily determinable fair values, however; the exception requires Priority to adjust the carrying amount for impairment and observable price changes in orderly transactions for the identical or a similar investment of the same issuer. This guidance also changes certain disclosure requirements and other aspects of current US GAAP. ASU 20152016-01 will be effective for Priority for fiscal years beginning after December 15, 2018. Priority are currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning or the earliest comparative period presented in the financial statements, with certain practical expedients available. Priority are currently evaluating the impact of Priority’s pending adoption on the consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For example, the new guidance requires all excess tax benefits and tax deficiencies related to share-based payments to be recognized in income tax expense, and for those excess tax benefits to be recognized regardless of whether it reduces current taxes payable. The ASU also allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. For nonpublic entities, ASU 2016-09 will be effective for annual periods beginning after December 15, 2017. Early adoption is permitted, in any interim or annual period, with any adjustments reflected as of the beginning of the fiscal year of adoption. Priority are currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

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In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this update change how companies measure and recognize credit impairment for many financial assets. The new expected credit loss model will require companies to immediately recognize an estimate of credit losses expected to occur over the remaining life of the financial assets (including trade receivables) that are in the scope of the update. The update also made amendments to the current impairment model for held-to-maturity and available-for-sale debt securities and certain guarantees. The guidance will become effective for fiscal years beginning after December 15, 2020. Early adoption is permitted for fiscal years beginning after December 15, 2019. The company is currently evaluating the effect of ASU 2016-13 on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The update clarifies how cash receipts and cash payments in certain transactions are presented and classified in the statement of cash flows. The effective date of this update is for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The update requires retrospective application to all periods presented but may be applied prospectively if retrospective application is impracticable. This guidance requires contingent cash payments to be classified as financing activities up to the amount of the initial contingent liability recognized, with any excess payments classified as operating activities. Priority is currently evaluating the impact of the adoption of this guidance on its statement of cash flows. In January 2017, the FASB issued ASU 2017-01 “Business Combinations (Topic 805), Clarifying the Definition of a Business,” which provides a more robust framework to use in determining when a set of assets and activities is a business. The framework assists entities in evaluating whether both an input and a substantive process are present. The framework includes two sets of criteria to consider that depend on whether a set has outputs. Although outputs are not required for a set to be a business, outputs generally are a key element of a business; therefore, the FASB has developed more stringent criteria for sets without outputs. The ASU is effective for Priority on January 1, 2018. Early application of the amendments in this update is allowed under certain circumstances. Priority are currently evaluating the impact of the adoption of this guidance on Priority’s consolidated financial condition, results of operations or cash flows.

In January 2017, the FASB issued ASU 2017-01 “Business Combinations (Topic 805), Clarifying the Definition of a Business,” which provides a more robust framework to use in determining when a set of assets and activities is a business. The framework assists entities in evaluating whether both an input and a substantive process are present. The framework includes two sets of criteria to consider that depend on whether a set has outputs. Although outputs are not required for a set to be a business, outputs generally are a key element of a business; therefore, the FASB has developed more stringent criteria for sets without outputs. The ASU is effective for the Company after December 15, 2018. Early application of the amendments in this Update is allowed under certain circumstances. The Company is currently evaluating the impact of the adoption of this guidance on the Company’s consolidated statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 35): Simplifying the Test for Goodwill Impairment, or ASU 2017-04. ASU 2017-04 simplifies the subsequent measurement of goodwill by eliminating “Step 2” from the goodwill impairment test. ASU 2017-04 is effective for nonpublic entities annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2022. Early adoption is permitted for annual goodwill impairment tests performed on testing dates after January 1, 2017. Priority do not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09 “Compensation - Stock Compensation (Topic 718), Scope of Modification Accounting,” to provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all the following are met:

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1.       The fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification.

2.       The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified.

3.       The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified.

The ASU is effective for Priority on January 1, 2018. Early adoption is permitted, Priority does not expect the adoption of this ASU to have a material impact on Priority’s financial position, results of operations or cash flows.

In September 2017, the FASB issued ASU 2017-13 “Revenue Recognition (Topic 605), Revenues from Customers (Topic 606), Leases (Topic 840) and Leases (Topic 842)”, which made amendments to SEC paragraphs pursuant to the Staff Announcement at the July 20, 2017 Emerging Issues Task Force (EITF) Meeting and rescission of prior SEC Staff Announcements and Observer comments. This guidance, which is effective upon the adoption of ASC 606 and 842. Priority will assess the impact of the ASU while assessing the impact from implementing ASC 606 and 842 to the consolidated financial statements, results of operations, and cash flows.

Qualitative and Quantitative Disclosure about Market Risk

Interest rate risk

Priority’s Senior Secured Credit Facility bears interest at a rate based on LIBOR plus a fixed margin. As of December 31, 2017, Priority had $198 million in outstanding borrowings under Priority’s Senior Secured Credit Facility. A hypothetical 1% increase in 2017 in the applicable LIBOR rate on Priority’s outstanding indebtedness under the Senior Secured Credit Facility would have increased cash interest expense on Priority’s indebtedness by approximately $1.8 million per annum, while a hypothetical 1% decrease in the applicable LIBOR rate would have decreased cash interest expense on Priority’s indebtedness by approximately $0.4 million per annum. The discrepancy between the hypothetical increase and decrease is attributable to the 1.0% LIBOR floor under the Senior Secured Credit Facility. The applicable LIBOR rate stood at 1.35% at December 31, 2017.

As of March 31, 2018, Priority had $264.8 million in outstanding borrowings under Priority’s Senior Secured Credit Facility. A hypothetical 1% increase in the applicable LIBOR rate for the three months ended March 31, 2018 would have increased cash interest expense on Priority’s indebtedness by $0.6 million for the quarter, while a hypothetical 1% decrease in the applicable LIBOR rate would have decreased cash interest expense on Priority’s indebtedness by approximately $0.4 million for the quarter. The applicable LIBOR rate stood at 1.65% at March 31, 2018.

Priority does not currently hedge against interest rate risk.

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M I ACQUISITIONS’ BUSINESS

Overview

M I Acquisitions was formed on April 23, 2015 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses. Our efforts to identify a prospective target business are not limited to any particular industry or geographic region, although we initially focused our search on target businesses operating in the technology, media and telecommunications industries.

M I Acquisitions’ Amended and Restated Certificate of Incorporation also provides that its corporate existence will cease and it will liquidate the trust account (described below) and distribute the funds included therein to the holders of common stock sold in our initial public offering if it does not consummate a business combination by September 17, 2018.

Offering Proceeds Held in Trust

On September 19, 2016, we consummated our initial public offering of 5,000,000 units. Each Unit consists of one share of common stock, and one warrant to purchase one share of common stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments, if any.

On September 19, 2016, simultaneously with the consummation of the IPO, we consummated the private placement of 402,500 units at a price of $10.00 per private unit, generating total proceeds of $4,025,000. The private units are identical to the units sold in the initial public offering except that the warrants underlying the private units (i) will be exercisable on a cashless basis at the holder’s option and (ii) will not be redeemable by M I Acquisitions, in either case as long as they are held by the initial purchasers or any of their permitted transferees. The holders of private units agreed to certain restrictions on the private units, as described in the initial public offering registration statement. Additionally, the holders agreed not to transfer, assign or sell any of the private units or underlying securities (except in limited circumstances) until the completion of our initial business combination. The holders were granted certain demand and piggyback registration rights in connection with the Private Units. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

The underwriters exercised the over-allotment option in part and, on October 14, 2016, the underwriters purchased 310,109 over-allotment option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $3,101,090. On October 14, 2016, simultaneously with the sale of the over-allotment Units, we consummated the private sale of an additional 18,607 Private Units to one of the Initial Stockholders, generating gross proceeds of $186,070.

As of June 29, 2018, a total of $51,829,390.86 was in the trust account established for the benefit of our Public Stockholders.

Business Combination Activities

On February 26, 2018, M I Acquisitions and the Sellers entered into the Purchase Agreement, which was amended and restated on March 26, 2018 and April 17, 2018, pursuant to which M I Acquisitions will acquire all of the outstanding equity interests of Priority. Upon the consummation of the Business Combination, Priority will become a wholly-owned subsidiary of M I Acquisitions. In the event that the Business Combination is not consummated by September 17, 2018, M I Acquisitions’ corporate existence will cease and M I Acquisitions will distribute the proceeds held in the trust account to its Public Stockholders. See “The Purchase Agreement” for more information.

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Redemption Rights

Pursuant to M I Acquisitions’ Amended and Restated Certificate of Incorporation, M I Acquisitions stockholders (except the Initial Stockholders and the officers and directors of M I Acquisitions) will be entitled to redeem their M I Acquisitions common stock for a pro rata share of the trust account (currently anticipated to be no less than approximately $10.507 per common share for stockholders) net of taxes payable.

Under the Purchase Agreement, the Business Combination is conditioned upon, among other things, there being a minimum of $20 million of cash in our trust account after giving effect to the redemption of M I Acquisitions common stock that holders of M I Acquisitions common stock validly elected to redeem in connection with the Business Combination. Therefore, unless these conditions are waived by M I Acquisitions and Priority, the Purchase Agreement could terminate and the proposed Business Combination may not be consummated.

Our Initial Stockholders do not have redemption rights with respect to any common stock owned by them, directly or indirectly (nor will they seek appraisal rights with respect to such common stock if appraisal rights would be available to them).

Limitations on Redemption and Voting Rights Upon Consummation of the Business Combination

M I Acquisitions’ Amended and Restated Certificate of Incorporation provides that any public stockholder that has redemption rights, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of Exchange Act), will be restricted from seeking redemption rights with respect to an aggregate of more than 20% of the common stock sold in the IPO (but only with respect to the amount over 20% of the common stock sold in the IPO). A group will be deemed to exist if (i) persons file or would be required to file a Schedule 13D or 13G indicating the presence of a group, or (ii) persons acknowledge to us, or otherwise make it known, that they are acting, or intend to act, as a group. We believe this restriction will discourage stockholders from accumulating large blocks of common stock in an attempt by such holders to use their redemption right as a means to force us or our management to purchase their common stock at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than 20% of the common stock sold in the IPO could seek redemption, regardless of the merits of the transaction, if such holder’s shares of common stock are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our stockholders’ ability to cause us to redeem the common stock sold in the IPO per stockholder or group, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other Public Stockholders. However, this limitation also makes it easier for us to complete a business combination which is opposed by a significant number of Public Stockholders.

Automatic Dissolution and Subsequent Liquidation of Trust Account if No Business Combination

If we do not complete a business combination by September 17, 2018, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

We extended the time to complete an initial business combination to April 19, 2018 by having deposited $132,753 into our trust account prior to such date, further extended the time to May 19, 2018 by having deposited an additional $132,753 into our trust account, and extended the time to complete a business combination a third time by having deposited an additional $132,753 into our trust account. The insiders received for the first deposit a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Priority received for the second and third deposits a non-interest bearing, unsecured promissory note equal to the amount deposited that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so.

On June 15, 2018, M I Acquisitions further extended the time to complete a business combination to September 17, 2018, pursuant to a vote of its stockholders. M I Acquisitions’ organizational documents originally provided that the extension would take place no later than June 19, 2018. No additional consideration was paid for the extension to September 17, 2018. Shareholders redeemed a total of 377,231 public shares at a price per share of $10.507 (or approximately $3,963,539 in aggregate) in connection with the vote to extend the liquidation date to September 17, 2018.

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Upon liquidation, the warrants will expire and holders of warrants will receive nothing upon a liquidation with respect to such warrants, and the warrants will be worthless.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our Public Stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our Public Stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible following the 18th or 21st month from the closing of the IPO and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a special purpose acquisition company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage after the IPO) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

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As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our Public Stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third-party that refused to execute a waiver would be the engagement of a third-party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our insiders have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.375 per public share, except as to any claims by a third-party who executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Our board of directors has evaluated our insiders’ financial net worth and believes they will be able to satisfy any indemnification obligations that may arise. However, our insiders may not be able to satisfy their indemnification obligations, as we have not required our insiders to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise. Moreover, our insiders will not be liable to our Public Stockholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.375 due to claims or potential claims of creditors. We will distribute to all of our Public Stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, (subject to our obligations under Delaware law to provide for claims of creditors as described below).

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders have waived their rights to participate in any redemption with respect to their insider shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our tax obligations. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of Public Stockholders.

Our Public Stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us convert their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption or conversion amount received by Public Stockholders may be less than $10.375.

If, after we distribute the proceeds in the trust account to our Public Stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying Public Stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

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Facilities

We currently maintain our principal executive offices at 40 Wall Street, 58th Floor, New York, NY 10005. The cost for this space is included in a $10,000 per-month fee (“Administration Fee”) that we pay to Magna Management for office space, utilities and secretarial services pursuant to that Administrative Services Agreement between us and Magna Management (“Magna Administration Agreement”). The Magna Administration Agreement provides that commencing on the date that our securities were first listed on the Nasdaq Capital Market and until we consummate a “business combination,” such office space, as well as utilities and secretarial services, will be made available to us as may be required from time to time. The Business Combination will constitute a business combination for such purposes. We believe that the Administration Fee charged by Magna Management is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

As of December 31, 2017, we had no employees. We have three executive officers. These individuals are not employed by us and are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any employees prior to the consummation of the Business Combination.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF M I ACQUISITIONS

The following discussion should be read in conjunction with our Financial Statements and footnotes thereto contained in this report.

Overview

We were formed on April 23, 2015 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses. Our efforts to identify a prospective target business are not be limited to any particular industry or geographic region, although we initially focused our search on target businesses operating in the technology, media and telecommunications industries.

On September 19, 2016, we consummated our initial public offering of 5,000,000 units. Each Unit consists of one share of common stock, and one warrant to purchase one share of common stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments, if any.

On September 19, 2016, simultaneously with the consummation of the IPO, we consummated the private placement of 402,500 units at a price of $10.00 per private unit, generating total proceeds of $4,025,000. The private units are identical to the units sold in the initial public offering except that the warrants underlying the private units (i) will be exercisable on a cashless basis at the holder’s option and (ii) will not be redeemable by M I Acquisitions, in either case as long as they are held by the initial purchasers or any of their permitted transferees. The holders of private units agreed to certain restrictions on the private units, as described in the initial public offering registration statement. Additionally, the holders agreed not to transfer, assign or sell any of the private units or underlying securities (except in limited circumstances) until the completion of our initial business combination. The holders were granted certain demand and piggyback registration rights in connection with the Private Units. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

The underwriters exercised the over-allotment option in part and, on October 14, 2016, the underwriters purchased 310,109 over-allotment option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $3,101,090. On October 14, 2016, simultaneously with the sale of the over-allotment Units, we consummated the private sale of an additional 18,607 Private Units to one of the Initial Stockholders, generating gross proceeds of $186,070.

As of May 11, 2018, a total of $55,585,400.56 was held in the trust account established for the benefit of the Company’s public shareholders.

Our management has broad discretion with respect to the specific application of the net proceeds of the initial public offering and the private placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination successfully.

Results of Operations

Our entire activity from inception up to September 19, 2016 was related to our formation, the IPO and general and administrative activities. Since the IPO, our activity has been limited to general and administrative activities and the evaluation of business combination candidates, and we will not be generating any operating revenues until the closing and completion of our initial business combination. We expect to generate small amounts of non-operating income in the form of interest income on cash and cash equivalents. Interest income is not expected to be significant in view of current low interest rates on risk-free investments (treasury securities). We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

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For the three months ended March 31, 2018, we had a net loss of $146,750. During the three months ended March 31, 2018, we incurred $291,228 of general and administrative expenses and $30,000 of administrative fees paid to a related party. For the quarter ended March 31, 2018, these expenses were partially offset by other income totaling $174,478, which was comprised of interest income. For the three months ended March 31, 2017, we had a net loss of $188,845. During the three months ended March 31, 2017, we incurred $215,466 of general and administrative expenses and $30,000 of administrative fees paid to a related party. For the quarter ended March 31, 2017, these expenses were partially offset by other income totaling $56,621, which was comprised of interest income.

For the year ended December 31, 2017, we had a net loss of $124,854. During the year ended December 31, 2017, we incurred $831,721of general and administrative expenses and $120,000 of administrative fees paid to a related party. For the year ended December 31, 2017, these expenses were offset by other income totaling $826,867, which was comprised of interest income of $399,166 and settlement income of $427,701, which we received from an entity that decided that it no longer wished to engage in a transaction with us. The settlement income received was approximately the amount of the expenses we incurred pursuing that transaction.

For the year ended December 31, 2016, we had a net loss of $107,995. During the year ended December 31, 2016, we incurred $137,529 of general and administrative expenses and $35,667 of administrative fees paid to a related party. These expenses for the year ended December 31, 2016 were offset by $27,500 for the extinguishment of debt recorded by the Company on the amendment of a note payable and $37,701 of interest income.

Liquidity and Capital Resources

As of March 31, 2018, we had cash outside our trust account of $39,114.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the insider shares, loans and advances from insiders and a related party and an unrelated party in an aggregate amount of $318,692 that were repaid at the closing of the IPO, and the proceeds from the IPO and Private Placement. In addition, we received $427,701 from a company with which we were negotiating a business combination after it decided that it no longer wished to engage in a transaction with us. The amount received was approximately the amount of the expenses we incurred in pursuing that transaction. During the three months ended Mach 31, 2018, we withdrew interest income totaling $5,260 to be utilized for payment of tax obligations.

We intend to use substantially all of the net proceeds of the IPO, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including a deferred underwriting commission payable to Chardan Capital Markets, LLC in an amount equal to $1,062,022. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We anticipate that the approximately $39,000 outside of our trust account will be insufficient to allow us to operate until June 19, 2018, or until we complete the Business Combination, if our stockholders authorize an extension of the deadline for us to do so. We may need to raise additional capital through loans or additional investments from our shareholders, officers, directors, or third parties to allow us to operate until June 19, 2018, or until we complete the Business Combination, if our stockholders authorize an extension of the deadline for us to do so. None of the shareholders, officers or directors are under any obligation to advance funds to, or to invest in, our company. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of our business plan, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

If our estimates of the costs of undertaking due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, or the amount of interest available to us from the trust account for the payment of tax obligations is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2018.

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DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Current Directors and Executive Officers

M I Acquisitions’ current directors and executive officers are as follows:

Name	Age	Position
Joshua Sason	30	Chief Executive Officer and Director
Marc Manuel	49	Chief Financial Officer and Director
Russell Rieger	58	Vice President of Strategy
Donald S. Ienner	66	Director
David Schulhof	47	Director
Samuel S. Holdsworth	65	Director

Joshua Sason has served as our Chief Executive Officer and a Director since our inception. Mr. Sason is the founder & Chief Executive Officer of Magna Management, a global investment firm which makes direct investments across the worldwide public and private equity markets and the entertainment industry. In the six years since launching the firm, Mr. Sason has grown Magna Management into a leading investor in its market segment, investing over $200M across three divisions with holdings on six continents and nine distinct lines of business. Mr. Sason has served as Chairman of the New York construction company Sason Builders, LLC since June 2014 and Chairman of the boutique customer experience firm, Mainz, since November 2013. In addition, Mr. Sason has been the Chief Executive Officer of Magna Entertainment, LLC since 2013. Magna Entertainment has produced four feature films, including “Bleed for This.” We believe that Mr. Sason’s experience as CEO and founder of Magna Management, as Chairman of Mainz and as Chairman of Sason Builders make him well qualified to serve as our Chief Executive Officer and a member of our board of directors.

Marc Manuel has served as our Chief Financial Officer and Director since July 12, 2016. Mr. Manuel served as a Managing Director for Magna Management from 2012 until 2017. During his time with Magna Management, Mr. Manuel was responsible for helping to build out the Magna Management’s Equities division, structuring the Equities division’s investments both as lead investor in syndicated transactions and as a sole investor. Prior to joining Magna Management, from September 2009 until July 2012, Mr. Manuel worked as an Investment Banker at Scarsdale Equities LLC. Prior to working at Scarsdale Equities LLC, Mr. Manuel owned his own business and consulted for a wide array of companies ranging from early stage startups to members of the Fortune 10. He holds a B.A. from George Washington University, Cum Laude and an MBA from Fordham University.

Russell Rieger has been our Vice President of Strategy since July 25, 2016. Mr. Rieger has been Vice President of Magna Entertainment, LLC since April 2014. From 1997 to 2002, he served as General Manager and Executive Vice President of Creative for Maverick Records (of which Madonna was one of the founders), building the label into a freestanding record company with over 100 employees and working with successful artists including the Prodigy, Alanis Morissette, Muse, and the Deftones, as well as was executive producing movie soundtracks, including The Matrix. In 2003 he became principal founder and partner at Pipeline LLC, an entertainment branding and marketing company based in Los Angeles where he worked until 2009. Mr. Rieger moved to NYC in 2010 and founded his own consulting firm, working with startup companies, private equity and hedge funds focusing on the entertainment and media industries, where he worked until April 2014. Prior to working at Maverick and Pipeline, Mr. Rieger was the General Manager of London Records, from 1992 to 1997, where he helped to launch the record label in the United States and worked with several gold and platinum artists such as Portishead, Salt n’ Pepa, Meat Puppets and Paul Weller. He began his career, in 1982 as a co-manager for Modern English and shortly after, co-founded a management company that represented the Replacements, the Del Fuegos and Cyndi Lauper among others. Mr. Rieger is a graduate of the State University of New York at Albany where he received a BA in both Political Science and Philosophy.

Donald S. Ienner has been our director since February 1, 2016. Mr. Ienner has been the managing member of DSI-1008, LLC, a consulting firm for the music industry, since October 2011. From 2007 to October 2011, he served as a consultant to the music industry. From 1989 to 2006, he served in various capacities with Columbia Records/Sony Music, most recently as Chairman and CEO of Sony Music Label Group U.S. Mr. Ienner has worked in the music industry since 1969 and held various positions with Cam-USA, Millennium Records and Arista Records prior to joining Columbia Records/Sony Music in 1989. Mr. Ienner has previously been a nominating committee member for the Rock and Roll Hall of Fame, a board member of the Recording Industry Association of America, and a board member of Gibson Guitars.

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David Schulhof has been our director since December 16, 2015. Mr. Schulhof has served as the President of IM Global Music since December 2014. Previously, from March 2012 to November 2014, he was a Managing Director at G2 Investment Group, an offshoot of New York private equity firm Guggenheim Partners, focusing on the firm’s media investments. Prior to G2, he was Co-Founder and CEO of Evergreen Copyrights from January 2005 through December 2010, which pursued a global acquisition strategy. Schulhof and his partners build Evergreen into one of the leading independent music publishing companies worldwide and in 2010 sold Evergreen to KKR/BMG Rights Management. Before launching Evergreen, from 1997 to 2004, he was Vice President of Motion Picture Music at Miramax and Dimension films, overseeing music, music publishing, music supervision and soundtracks for the studio. Prior to joining Miramax, he was a lawyer at the law offices of Pryor Cashman Sherman and Flynn, representing film, music and TV clients. He began his career at Interscope Records and graduated from the NYU School of Law and Georgetown University.

Samuel S. Holdsworth has been our director since December 16, 2015. Mr. Holdsworth is a Managing Director of Sword, Rowe & Co., a firm providing investment and advisory services for media and entertainment businesses. Prior thereto, from January 2012 until December 2013, Mr. Holdsworth provided consulting services to financial and content related businesses. From January 2008 until January 2012 he was the Executive Chairman of Solvi Brands, LLC, an early stage consumables company. Mr. Holdsworth was a founding partner at JPMorgan Entertainment Partners, a private equity fund, from Jan. 1999 until June 2006. He was also Chairman and CEO of Ryko Corp., a diversified music company from early 2001 until it was sold to Warner Music Group in June 2006. From 1991 through 1999 he ran an investment banking practice doing M&A, turn-around and fundraising for businesses in the media, entertainment and lodging space. He began his entrepreneurial career in publishing, founding Musician Magazine in 1976 and selling it to Billboard Publications in 1981. He was previously a principal and president of BPI Communications Entertainment division, publisher of Billboard Magazine and managed the Hollywood Reporter, Adweek and other media business properties. He also founded and was Executive Producer of the Billboard Awards Show on the Fox Network from 1990 through 1997.

Board of Directors Committees

The board of directors has a standing audit and compensation committee. The independent directors oversee director nominations. Each audit committee and compensation committee has a charter, which was filed with the SEC as exhibits to the Registration Statement on Form S-1 on July 26, 2016.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages Company’s independent accountants, reviewing their independence and performance; reviews the Company’s accounting and financial reporting processes and the integrity of its financial statements; the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; the Company’s compliance with legal and regulatory requirements; and the performance of the Company’s internal audit function and internal control over financial reporting. The Audit Committee held two meetings during 2017.

The members of the Audit Committee are Samuel S. Holdsworth, Chair, David Schulhof and Donald S. Ienner. The Board has determined that Samuel S. Holdsworth is an audit committee financial expert, as defined in the Exchange Act.

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Compensation Committee

The Compensation Committee reviews annually the Company’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Board with respect to non-CEO and non-CFO compensation and administers the Company’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The Chief Executive Officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. The Company’s executive officers do not play a role in suggesting their own salaries. Neither the Company nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. The Compensation Committee held one meeting during 2017.

The members of the Compensation Committee are David Schulhof, Chair, Samuel S. Holdsworth and Donald S. Ienner.

Independent Directors Overseeing Director Nominations

The independent directors of the Company assist the Board in overseeing various Board composition, and to the extent they deem necessary, perform the following:

•	Make recommendations to the Board regarding the size and composition of the Board, establish procedures for the nomination process and screen and recommend candidates for election to the Board.

•	Recommend for approval by the Board on an annual basis desired qualification and characteristics for Board membership and with corresponding attributes.

•	Establish and administer a periodic assessment procedure relating to the performance of the Board as a whole and its individual members.

The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. “Diversity,” as such, is not a criterion that the Committee considers. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

Code of Ethics

On September 13, 2016, our board of directors adopted a code of ethics that applies to our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that governs aspects of our business.  We will provide a copy of our code of ethics to any person, upon request, without charge. Requests should be sent in writing to M I Acquisitions, Inc., 40 Wall Street, 58th Floor, New York, NY 10005.

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Directors and Executive Officers after the Business Combination

M I Acquisitions’ directors and executive officers after the Business Combination will be as follows:

Executive Officers

Name	Age	Position
Thomas Priore	49	Executive Chairman
John Priore	54	President and Chief Executive Officer
Bruce Mattox	61	Chief Financial Officer
Sean Kiewiet	45	Chief Technology Officer
Cindy O’Neill	49	President of Commercial Payments
David McMiller	62	President of Commercial Business Services
Afshin Yazdian	45	President of Core Acquiring
Chris Prince	44	General Counsel

Biographies of the executive officers are set forth on page 136 of this proxy statement.

Directors(1)

Name	Age
Thomas Priore	49
John Priore	54
Marc Manuel	49
William Gahan	52
Matthew Kearney	57

(1) The Sellers expect to appoint two additional directors after the consummation of the Business Combination, subject to a vote by the board of directors to increase the number of board seats and to fill such newly-created positions. The Sellers have not yet selected who will serve in those two additional board seats, but do not expect that such persons will qualify as “independent directors” under Nasdaq rules.

Biographies of the directors not serving as executive officers are set forth below, with the exception of Marc Manuel, whose biography is set forth on page 166 of this proxy statement.

William Gahan is a risk management specialist focused on institutional fixed income asset management and debt capital markets. Most recently, from 2011 until 2017, Mr. Gahan was Managing Director at Benefit Street Partners, a credit-focused alternative asset management firm with approximately $25 billion in assets under management where he managed a strategic credit investment operation. Prior to his role at Benefit Street Partners, Mr. Gahan operated a proprietary credit trading portfolio at Greenwich Capital after a career in debt capital markets with Merrill Lynch, Kidder Peabody and Paine Webber. Mr. Gahan received a Bachelor of Arts from the University of Virginia in 1988.

Matthew Kearney has been an Operating Partner at Rockbridge Growth Equity, LLC since March 2015. Mr. Kearney is responsible for driving a range of strategic and operational improvement and initiatives across the firm while also overseeing Rockbridge’s media portfolio and advising on new media investments. During his time at Rockbridge, Matthew has overseen the successful sale of Triad Retail Media to WPP and the merger of the Rockbridge and Verifone petro media businesses to form “GSTV”. Mr. Kearney now serves as the Chairman of GSTV. Prior to joining Rockbridge, Mr. Kearney served as Executive Chairman of Carlyle Talent Holdings, a Carlyle Group backed special payments company serving the advertising industry, from March 2013 to March 2015. Mr. Kearney also serves as an advisor to the Board of Directors of Telenor Group, the Norwegian multinational telecommunications company (OSE: TEL) and has advised the board of M I Acquisitions. Mr. Kearney previously served as CEO of Screenvision, a cinema advertising and media distribution company . Mr. Kearney holds a B.S. degree in Aeronautical Engineering from the University of Manchester and an MBA from London Business School.

Compensation of Directors and Executive Officers

None of our directors or executive officers has received any compensation from us for services rendered to us. With respect to our executive officers:

•	we do not maintain, sponsor or contribute to, and have not had and do not have any obligation to contribute to, any benefit plans, including any qualified or nonqualified defined benefit plans, nonqualified defined contribution plans or other deferred compensation plans,

•	we have not entered into any employment, service, retention or other agreements or entered into any agreements to provide benefits upon termination of employment or other service with us, and

•	we have not granted any equity-based awards.

Other than the Administration Fee payable to Magna Management, no compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, will be paid to our insiders or any of the members of our current management team, for services rendered prior to or in connection with the consummation of the Business Combination. However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf. There is no limit on the amount of out-of-pocket expenses reimbursable by us, except that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate the Business Combination.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT BEFORE THE BUSINESS COMBINATION

The following table sets forth information regarding the beneficial ownership of M I Acquisitions common stock as of the Record Date, by:

•	each person known to M I Acquisitions to be the beneficial owner of more than 5% of its outstanding shares of common stock;

•	each of its named executive officers and directors; and

•	all of its officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, M I Acquisitions believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 6,681,512 shares of common stock outstanding as of the Record Date.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)		Approximate Percentage of Outstanding Shares of Common Stock

M SPAC LLC(3)	1,079,478	(4)	16.2%
M SPAC Holdings I LLC(3)	227,596	(4)	3.4%
M SPAC Holdings II LLC(3)	345,426		5.2%
Joshua Sason(5)	1,652,500	(4)	24.8%
Marc Manuel	—		—
Russel Rieger	—		—
Donald S. Ienner	—		—
David Schulhof	—		—
Samuel S. Holdsworth	—		—
All directors, and executive officers as a group (6 individuals)	1,652,500		24.8%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Magna Management LLC, 40 Wall Street, 58th Floor, New York, NY 10005.
(2)	Does not include beneficial ownership of any shares of common stock underlying outstanding warrants.
(3)	Joshua Sason is the sole managing member of M SPAC LLC, M SPAC Holdings I LLC and M SPAC Holdings II LLC, and thus may be deemed to have voting and investment power with respect to the shares owned by such entities.
(4)	Includes the 259,334 shares of common stock underlying the private units purchased by M SPAC LLC simultaneously with the consummation of the IPO, the 60,000 shares of common stock underlying the private units purchased by M SPAC Holdings I LLC simultaneously with the consummation of the IPO, and the 83,166 shares of common stock underlying the private units purchased by M SPAC Holdings II LLC simultaneously with the consummation of the IPO.
(5)	Securities beneficially owned consist of securities owned by M SPAC LLC, M SPAC Holdings I LLC and M SPAC Holdings II LLC, of which the individual is a managing member.

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SECURITY OWNERSHIP OF M I ACQUISITIONS AFTER THE BUSINESS COMBINATION

The following tables sets forth information regarding the beneficial ownership of M I Acquisitions’ common stock and preferred stock immediately after the consummation of the Business Combination and the distribution of the shares issued to PIH to its members by:

•	each person known to M I Acquisitions who will be the beneficial owner of more than 5% of any class of its stock immediately after the Business Combination;

•	each of the individuals expected to be named executive officers and directors of the combined company immediately after the Business Combination; and

•	all of the individuals expected to be officers and directors of the combined company immediately after the Business Combination as a group.

		Assuming No Redemptions		Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Approximate Percentage of Outstanding Shares of Common Stock Assuming GS Warrant Outstanding	Approximate Percentage of Outstanding Shares of Common Stock Assuming GS Warrant Exercised	Approximate Percentage of Outstanding Shares of Common Stock Assuming GS Warrant Outstanding	Approximate Percentage of Outstanding Shares of Common Stock Assuming GS Warrant Exercised
Named Executive Officers and Directors(2)
Thomas Priore(3)	48,024,240	74.71%	73.30%	78.87%	77.31%
John Priore	9,044,333	14.07%	13.81%	14.85%	14.56%
Afshin Yazdian	—	—	—	—	—
Marc Manuel	59,190	*	*	*	*
William Gahan	—	—	—	—	—
Matthew Kearney	12,457	*	*	*	*
All post-Business Combination directors and executive officers as a group (11 individuals)	59,461,107	92.50%	90.76%	97.66%	95.72%

* Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Priority Technology Holdings, Inc., 2001 Westside Parkway, Alpharetta, GA 30004.
(2)

The Sellers expect to appoint two additional directors after the consummation of the Business Combination, subject to a vote by the board of directors to increase the number of board seats and to fill such newly-created positions. The Sellers have not yet selected who will serve in those two additional board seats, but do not expect that such persons will qualify as “independent directors” under Nasdaq rules.

(3)

Includes 3,084,322 shares of our common stock directly held by Priority Incentive Equity Holdings, LLC. Following the Business Combination, Thomas Priore will be the managing member of Priority Investment Holdings, LLC, which is the non-member manager of Priority Incentive Equity Holdings, LLC. Thomas Priore may be deemed to beneficially own such shares directly or indirectly controlled by him. The address of Thomas Priore and each of the other entities listed in this footnote is c/o Priority Technology Holdings, Inc., 2001 Westside Parkway, Alpharetta, GA 30004.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In April 2015, we sold an aggregate of 1,437,500 shares of our common stock for $25,000, or approximately $.02 per share, to M SPAC LLC, which is controlled by Joshua Sason. On July 20, 2016, M SPAC LLC sold back 494,480 shares to us at a price equal to the amount paid for such shares. We subsequently sold an aggregate of 494,480 shares of our common stock for $8,600, or approximately $0.02 per share, to M SPAC Holdings I LLC and M SPAC Holdings II LLC, each of which is controlled by Joshua Sason.

The underwriters exercised a portion of their over-allotment option. Our insiders forfeited an aggregate of 109,973 insider shares in proportion to the portion of the over-allotment option that was not exercised. We recorded the forfeited shares as treasury stock and simultaneously retired the shares. Such forfeited shares were immediately cancelled which resulted in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

M SPAC LLC, M SPAC Holdings I LLC and M SPAC Holdings II LLC, entities controlled by Joshua Sason, our Chief Executive Officer, purchased, pursuant to written purchase agreements with us, 402,500 private units for a purchase price of $10.00 per private unit, generating total proceeds of $4,025,000. These purchases took place on a private placement basis simultaneously with the consummation of the IPO. Simultaneously with the purchase of units resulting from the exercise of the over-allotment option by the underwriters, M SPAC LLC, M SPAC Holdings I LLC and M SPAC Holdings II LLC purchased an additional 18,607 private units at a price of $10.00 per unit. In light of the of the amount of consideration paid for the foregoing securities, M I Acquisitions’ directors and officers will likely benefit from the completion of the Business Combination, even if the Business Combination causes the market price of M I Acquisitions’ securities to significantly decrease. The likely benefit to M I Acquisitions’ directors and officers may influence their motivation for promoting the Business Combination and/or soliciting proxies for the approval of the Business Combination Proposal.

In the absence of stockholder approval for a further extension, if M I Acquisitions does not consummate the Business Combination by September 17, 2018, we will be required to dissolve and liquidate and the securities held by our insiders will be worthless because such holders have agreed to waive their rights to any liquidation distributions.

Facilities

We currently maintain our principal executive offices at 40 Wall Street, 58th Floor, New York, NY 10005. The cost for this space is included in an Administration Fee that we pay to Magna Management for office space, utilities and secretarial services. The Magna Administration Agreement provides that commencing on the date that our securities were first listed on the Nasdaq Capital Market and until we consummate a “business combination,” such office space, as well as utilities and secretarial services, will be made available to us as may be required from time to time. The Business Combination will constitute a business combination for such purposes. We believe that the Administration Fee charged by Magna Management is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Related Party Policy

Our code of ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

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We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our insiders, officers or directors unless we have obtained an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will our insiders, or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Certain Relationships and Related Person Transactions of Priority

Priority had a management services agreement and an annual bonus payout with Comvest. For the years ended December 31, 2016 and 2015, Priority incurred a total of $339,150 and $362,917, respectively, for such costs.

Priority has a management services agreement and an annual bonus payout with PSD Partners, whose Managing Member is Thomas Priore, who is the Executive Chairman and majority owner of Priority Holdings, LLC. For the years ended December 31, 2017, 2016 and 2015, Priority incurred a total of $850,600, $838,758 and $835,811, respectively, for costs related to management services fees, annual bonus payout and occupancy fees.

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DESCRIPTION OF M I ACQUISITIONS’ SECURITIES

The following summary of the material terms of the post-combination company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Proposed Amended and Restated Certificate of Incorporation is included in Annex E to this proxy statement. We urge you to read the Proposed Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the Business Combination.

General

M I Acquisitions’ Current Certificate of Incorporation currently authorizes the issuance of 30,000,000 shares of common stock, par value $0.001, and 1,000,000 shares of preferred stock, par value $0.001. As of the date of this proxy statement, 6,681,512 shares of common stock are outstanding, held by four stockholders of record. No shares of preferred stock are currently outstanding. If Proposal No. 2 is approved, our authorized capital stock will consist of 1,000,000,000 shares of common stock and 100,000,000 shares of preferred stock.

The following description summarizes all of the material terms of M I Acquisitions’ securities. Because it is only a summary, it may not contain all of the information that is important to you. The description of the Proposed Amended and Restated Certificate of Incorporation is qualified by reference in its entirety by the form of such document included at Annex E to this proxy statement.

Units

Each unit consists of one share of common stock and one warrant.

Shares of Common stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the Business Combination, M I Acquisitions’ insiders, officers and directors have agreed to vote their respective shares of common stock owned by them in favor of the Business Combination.

M I Acquisitions will consummate the Business Combination only if Public Stockholders do not exercise conversion rights in an amount that would cause its net tangible assets to be less than $5,000,0001 and a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Assuming approval of Proposal No. 3, the board of directors will be declassified such that following the Business Combination there will be one class of directors without staggered terms of office. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our certificate of incorporation, if we do not consummate our initial business combination within 18 months from the closing of the IPO (or 21 months from the closing of the IPO if we extend the period of time necessary to complete an initial business combination), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders have agreed to waive their rights to share in any distribution with respect to their insider shares and private shares.

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Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that Public Stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our Public Stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, converting stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the certificate of incorporation. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

Preferred Shares

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. As noted above, if Proposal No. 2 is approved, our authorized capital stock will consist include 100,000,000 shares of preferred stock. There are no shares of preferred stock outstanding.

Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Warrants Included as Part of Units

Each public and private warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination. The public and private warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last sale price of our common stock equals or exceeds $16.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

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If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

None of the private warrants will be redeemable by us so long as they are held by the initial purchasers of the private warrants or any of their permitted transferees.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than thirty (30) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we have agreed to use our best efforts to register the shares of common stock that are issuable upon exercise of the public and private warrants under state blue sky laws, to the extent an exemption is not available. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public and private warrants has not been declared effective by the 90th business day following the closing of our initial business combination and during any period when we shall have failed to maintain an effective registration statement, public and private warrant holders may, until such time as there is an effective registration statement, exercise the public and private warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

The warrant agreement between us and American Stock Transfer & Trust Company, LLC provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

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No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of to be issued to the warrant holder.

Purchase Option

M I Acquisitions sold to Chardan Capital Markets, LLC, the underwriter for the IPO, an option to purchase up to a total of 300,000 units at $12.00 per unit. The units issuable upon exercise of this option are identical to those offered in the IPO. Accordingly, after the Business Combination, shares of the purchase option will be to purchase 300,000 shares of common stock and 300,000 warrants to purchase 300,000 shares for the same aggregate purchase price. In no event will we be required to net cash settle the exercise of the purchase option.

Dividends

M I Acquisitions has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon M I Acquisitions’ revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of its then board of directors. It is the present intention of M I Acquisitions’ board of directors to retain all earnings, if any, for use in its business operations and, accordingly, M I Acquisitions’ board does not anticipate declaring any dividends in the foreseeable future.

M I Acquisitions’ Transfer Agent

The transfer agent for M I Acquisitions’ securities is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

Certain Anti-Takeover Provisions of Delaware Law

We are currently subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. Assuming the approval of Proposal No. 5 at the Special Meeting, we will no longer be subject to Section 203. Instead, the Company will be subject to a provision in the Proposed Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but that excludes the Sellers and each of their respective successors, affiliates and transferees from the definition of “interested stockholder,” and to make certain related changes.

Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless

•	before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or

•	at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction.

The Proposed Amended and Restated Certificate of Incorporation will contain provisions that have the same effect as Section 203, except that they provide that the Sellers and certain of their respective affiliates and transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The board of directors has determined to exclude the Sellers and certain of their respective affiliates and transferees from the definition of “interested stockholder,” because these parties currently hold voting power in excess of and/or immediately following the Business Combination these parties will hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the Sellers and certain of their respective affiliates and transferees.

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SECURITIES ELIGIBLE FOR FUTURE SALE

After completion of the Business Combination, the Sellers will hold approximately 91% of our outstanding shares of common stock, all of which will be issued to the Sellers in a private placement exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereunder because the securities are being issued to two accredited investors in a transaction not involving a public offering. Such securities will therefore be considered to be restricted securities pursuant to Rule 144 promulgated under the Securities Act. Sales of substantial amounts of the shares of our common stock held by the Sellers or their respective transferees in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and our future ability to raise capital through the sale of our equity securities.

Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act. Accordingly, the shares held by the Initial Stockholders and the shares to be issued to the Sellers in connection with the Business Combination would be eligible for public sale only if registered under the Securities Act or sold in accordance with an exemption from the registration requirements of the Securities Act, such as Rule 144.

Registration Rights

Pursuant to certain registration rights granted to the Sellers in connection with the Business Combination, they and their transferees will have an unlimited number of “demand” registration rights as well as customary “piggyback” registration rights. See the section entitled “The Purchase Agreement — Registration Rights Agreement.” In addition, we are a party to a registration rights agreement with the Initial Stockholders pursuant to which they have the right to up to two “demand” registrations as well as customary “piggyback” registration rights. See “Special Meeting of M I Acquisitions Stockholders — M I Acquisitions Initial Stockholders.”

Rule 144

Holders of our shares will generally not be permitted to avail themselves of the exemption from registration under the Securities Act set forth in Rule 144 for a period of 12 months following completion of the Business Combination. After such period has expired, in general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we continue to be subject to the Exchange Act periodic reporting requirements and (iii) we have filed all reports and material required to be filed under the Exchange Act during the preceding 12 months, other than current reports on Form 8-K. Persons who otherwise satisfy such requirements but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares of our common stock then outstanding; or

•	the average weekly trading volume of our common stock on the Nasdaq for the four calendar weeks prior to the sale,

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales must also comply with the manner of sale, current public information and notice provisions of Rule 144.

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EXPERTS

The consolidated financial statements of Priority Holdings, LLC and Subsidiaries as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Purchase Agreement entered into with M I Acquisitions, Inc.) and included in this proxy statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of M I Acquisitions as of December 31, 2017 and 2016 and the related statements of operations, stockholders’ equity and cash flow for the years then ended included in this proxy statement have been audited by Marcum LLP, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this proxy statement and are included herein in reliance upon the authority of the said firm as experts in accounting and auditing.

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STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the next Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible, the stockholder proposals must be received by our Secretary at our principal executive office on or before February 15, 2019. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) at least $2,000 in market value, or 1%, of our outstanding stock in order to submit a proposal which you seek to have included in the Company’s proxy materials. We may, subject to SEC review and guidelines, decline to include any proposal in our proxy materials.

Stockholders who wish to make a proposal at the next Annual Meeting, other than one that will be included in our proxy materials, must notify us no later than May 2, 2019. If a stockholder who wishes to present a proposal fails to notify us by May 2, 2019, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

M I Acquisitions is subject to the informational requirements of the Securities Exchange Act, and is required to file reports, any proxy statements and other information with the Securities and Exchange Commission. Any reports, statements or other information that M I Acquisitions files with the Securities and Exchange Commission, including this proxy statement, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. 20549, at prescribed rates or from its website on the Internet at www.sec.gov, free of charge. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on public reference rooms.

Neither M I Acquisitions nor Priority has authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of this proxy statement, and neither the mailing of this proxy statement to M I Acquisitions stockholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

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INDEX TO FINANCIAL STATEMENTS

M I ACQUISITIONS, INC.

For the three months ended March 31, 2018

For the year ended December 31, 2017

PRIORITY HOLDINGS, LLC AND SUBSIDIARIES

For the three months ended March 31, 2018

For the year ended December 31, 2017

F-1

M I Acquisitions, Inc.

Condensed Balance Sheets

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$39,114	$172,196
Prepaid expenses and other current assets	41,489	9,936
Total current assets	80,603	182,132

Cash and cash equivalents held in trust	55,383,870	55,081,899
Total Assets	$55,464,473	$55,264,031

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and accrued expenses	$563,731	$349,292
Offering costs payable	11,616	11,616
Note payable	27,500	27,500
Note payable – related parties	132,753	—
Total Current Liabilities	735,600	388,408

Deferred underwriting fee payable	1,062,022	1,062,022

Total Liabilities	1,797,622	1,450,430

Commitments

Common stock subject to possible conversion (4,672,795 and 4,705,821 shares at conversion value as of March 31, 2018 and December 31, 2017, respectively)	48,666,845	48,813,595

Stockholders’ Equity:
Preferred stock, $0.001 par value; 1,000,000 authorized none issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 2,385,948 and 2,352,922 shares issued and outstanding (excluding 4,672,795 and 4,705,821 shares subject to possible conversion) at March 31, 2018 and December 31, 2017, respectively	2,386	2,353
Additional paid in capital	5,387,445	5,240,728
Accumulated deficit	(389,825)	(243,075)
Total Stockholders’ Equity	5,000,006	5,000,006

Total Liabilities and Stockholders’ Equity	$55,464,473	$55,264,031

The accompanying notes are an integral part of these condensed financial statements.

F-2

M I Acquisitions, Inc.
Condensed Statements of Operations

(unaudited)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017

EXPENSES
Administration fee - related party	$30,000	$30,000
Operating costs	291,228	215,466

TOTAL EXPENSES	321,228	245,466

OTHER INCOME
Interest income	174,478	56,621
TOTAL OTHER INCOME	174,478	56,621

Net loss	$(146,750)	$(188,845)

Net loss per share of common stock - basic and diluted	$(0.13)	$(0.09)

Weighted average shares of common stock outstanding - basic and diluted	2,352,922	2,310,710

The accompanying notes are an integral part of these condensed financial statements.

F-3

M I Acquisitions, Inc.

Condensed Statements of Cash Flows

(unaudited)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017

Cash Flows From Operating Activities:
Net loss	$(146,750)	$(188,845)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash and securities held in Trust Account	(174,478)	(56,621)

Changes in operating assets and liabilities:
Prepaid expenses	(31,553)	(64,964)
Accounts payable and accrued expenses	214,439	4,264
Net Cash Used In Operating Activities	(138,342)	(306,166)

Cash Flows From Investing Activities:
Cash deposited into Trust Account	(132,753)
Interest released from Trust Account	5,260	71,702
Net Cash (Used In) Provided By Investing Activities	(127,493)	71,702

Cash Flows From Financing Activities:
Proceeds from related party note	132,753	—
Net Cash Provided By Financing Activities	132,753	—

Net change in cash and cash equivalents	(133,082)	(234,464)

Cash and cash equivalents at beginning of period	172,196	362,535

Cash and cash equivalents at end of period	$39,114	$128,071

Supplemental disclosure of non-cash financing activities:
Change in common stock subject to possible conversion	$146,750	$188,845

The accompanying notes are an integral part of these condensed financial statements.

F-4

M I Acquisitions, Inc.

Notes to Condensed Financial Statements

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration

M I Acquisitions, Inc. (the “Company”) was incorporated in Delaware on April 23, 2015 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company intends to focus its search on target businesses operating in the technology, media and telecommunications industries.

At March 31, 2018, the Company had not yet commenced any operations. For the three months ended March 31, 2018, the Company’s activity has been limited to the evaluation of business combination candidates, and the Company will not be generating any operating revenues until the closing and completion of an initial business combination.

The registration statement for the Company’s initial public offering was declared effective on September 13, 2016. The Company consummated a public offering of 5,000,000 units (“Units”) on September 19, 2016 (the “Offering”), generating gross proceeds of $50,000,000 and net proceeds of $47,981,581 after deducting $2,018,419 of transaction costs. In addition, the Company generated gross proceeds of $4,025,000 from the private placement of 402,500 units (the “Private Placement”) to certain initial stockholders (“Initial Stockholders”) of the Company. The Units sold pursuant to the Offering and the Private Placement were sold at an offering price of $10.00 per Unit.  The Company also incurred additional issuance costs totaling $1,169,032, of which the deferred underwriting fee of $1,062,022 was unpaid as of March 31, 2018.

The underwriters exercised the over-allotment option in part and, on October 14, 2016, the underwriters purchased 310,109 Over-allotment Option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $3,101,090 and net proceeds of $3,008,057 after deducting $93,033 of transaction costs. On October 14, 2016, simultaneously with the sale of the over-allotment Units, the Company consummated the private sale of an additional 18,607 private Units to one of the initial stockholders, generating gross proceeds of $186,070.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and Private Placement, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. The Company’s Units, common stock and warrants are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effect a Business Combination successfully.

Following the closing of the Offering and the Private Placement (including the partial exercise of the over-allotment option) an amount of $54,694,127 (or $10.30 per share sold to the public in the Offering included in the Units (“Public Shares”)) from the sale of the Units and Private Units is being held in a trust account (“Trust Account”) at J.P. Morgan Chase Bank maintained by American Stock Transfer & Trust Company, acting as trustee, and may be invested in money market funds meeting the applicable conditions of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and that invest solely in U.S. treasuries or United States bonds, treasuries or notes having a maturity of 180 days or less. The funds in the Trust Account may not be released until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within the prescribed time. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. However, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s insiders will agree to be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for service rendered, contracted for or products sold to the Company. However, they may not be able to satisfy those obligations should they arise. With these exceptions, expenses incurred by the Company may be paid prior to a Business Combination only from the net proceeds of the Proposed Public Offering not held in the Trust Account; provided, however, that in order to meet its working capital needs following the consummation of the Proposed Public Offering, the Company’s Initial Stockholders, officers and directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the Company’s initial Business Combination, without interest, or, at the lender’s discretion, up to $200,000 of the notes may be converted upon consummation of the Company’s Business Combination into additional Private Units at a price of $10.00 per Unit. If the Company does not complete a Business Combination, the loans would not be repaid.

The Company will either seek stockholder approval of any Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any tax obligations then due but not yet paid, or provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any tax obligations then due but not yet paid. The Company will proceed with a Business Combination only if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, solely if stockholder approval is sought, a majority of the outstanding common shares of the Company voted are voted in favor of the Business Combination. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the common shares sold in the Offering. Accordingly, all shares purchased by a holder in excess of 20% of the shares sold in the Offering will not be converted to cash.

F-5

In connection with any stockholder vote required to approve any Business Combination, the Initial Stockholders agreed (i) to vote any of their respective shares, including the common shares sold to the Initial Stockholders in connection with the organization of the Company (the “Initial Shares”), common shares included in the Private Units sold in the Private Placement, and any common shares which were initially issued in connection with the Offering, whether acquired in or after the effective date of the Offering, in favor of the initial Business Combination and (ii) not to convert such respective shares into a pro rata portion of the Trust Account or seek to sell their shares in connection with any tender offer the Company engages in.

Pursuant to the Company’s amended and restated Certificate of Incorporation if the Company is unable to complete its initial Business Combination by May 19, 2018, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of common stock and the Company’s board of directors, dissolve and liquidate.

The Company has extended the time to complete an initial business combination to May 19, 2018 by depositing $265,504 into its trust account. However, if the Company anticipates that it may not be able to consummate its initial business combination by May 19, 2018 (as seems likely), it may extend the period of time to consummate a business combination up to one additional time by an additional one month (for a total of up to 21 months to complete a business combination). Pursuant to the terms of the Company’s amended and restated articles of incorporation and the trust agreement entered into between it and American Stock Transfer & Trust Company, LLC on the date of the IPO, in order to extend the time available for it to consummate its initial business combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $132,753 ($0.025 per unit in either case), up to an aggregate of $398,258, or $0.075 per unit (if its life is extended three times), on or prior to the date of the applicable deadline, for each one month extension (the Company has already deposited an aggregate of $265,504 for the first and second extension). The insiders received for the first deposit and they or their designees will receive for any subsequent deposits a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that the Company is unable to close a business combination unless there are funds available outside the trust account to do so. In the event that the Company receives notice from its insiders five days prior to the applicable deadline of their intent to effect an extension, the Company intends to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. The Company’s insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for the Company to complete its initial Business Combination. To the extent that some, but not all, of the Company’s insiders, decide to extend the period of time to consummate the initial Business Combination, such insiders (or their affiliates or designees) may deposit the entire $398,259. If the Company is unable to consummate an initial Business Combination and is forced to redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, each holder will receive a pro rata portion of the amount then in the Trust Account less tax obligations. Holders of warrants will receive no proceeds in connection with the liquidation. The Initial Stockholders and the holders of Private Units will not participate in any redemption distribution with respect to their initial shares and Private Units, including the common stock included in the Private Units.

To the extent the Company is unable to consummate a business combination, the Company will pay the costs of liquidation from the remaining assets outside of the trust account. If such funds are insufficient, the insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment of such expenses.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2018, the Company had $39,114 in cash and cash equivalents held outside Trust Account, $573,644 in interest income available from the Company’s investments in the Trust Account to pay its tax obligations, and a working capital deficit of $654,997. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company’s plans to raise capital or to consummate the initial Business Combination may not be successful.  These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Based on the foregoing, the Company may have insufficient funds available to operate its business through the earlier of consummation of a Business Combination or June 19, 2018 (if an extension is completed).  Following the initial Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.  The Company cannot be certain that additional funding will be available on acceptable terms, or at all.

F-6

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 2 — Significant Accounting Policies

Basis of presentation

The accompanying unaudited condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information and the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. The Company has evaluated subsequent events through the issuance of this Form 10-Q. Operating results for the quarter ended March 31, 2018 are not necessarily indicative of the results that may be expected for the year ended December 31, 2018 or any future interim period. The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2018.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable securities held in Trust Account

The amounts held in the Trust Account represent substantially all of the proceeds of the Initial Public Offering, in addition to aggregate proceeds of $265,504 received to date to extend the time to complete an initial business combination, and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a Business Combination. Except with respect to interest earned on the funds held in the Trust Account that may be released to pay income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of a Business Combination or the redemption of 100% of the outstanding public shares if we have not completed a Business Combination in the required time period. As of March 31, 2018, marketable securities held in the Trust Account consisted of $55,383,870 in United States Treasury Bills with an original maturity of six months or less. During the three months ended March 31, 2018, the Company withdrew interest income totaling $5,260 to be utilized for payment of tax obligations.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

F-7

Net Loss Per Common Share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period, plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. An aggregate of 4,672,795 and 4,731,015 shares of common stock subject to possible conversion at March 31, 2018 and 2017, respectively, have been excluded from the calculation of basic loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the trust earnings.  At March 31, 2018 and 2017, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Reconciliation of net loss per common share

The Company’s net loss is adjusted for the portion of income that is attributable to common stock subject to conversion, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Net loss	$(146,750)	$(188,845)
Less: Income attributable to common shares subject to conversion	(153,292)	(25,164)
Adjusted net loss	$(300,042)	$(214,009)

Weighted average shares outstanding, basic and diluted	2,352,922	2,310,710

Basic and diluted net loss per common share	$(0.13)	$(0.09)

Common stock subject to possible conversion

The Company accounts for its common stock subject to possible conversion in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”.   Common stock subject to mandatory conversion is classified as a liability instrument and is measured at fair value. Conditionally convertible common stock (including common shares that feature conversion rights that are either within the control of the holder or subject to conversion upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain conversion rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, the common stock subject to possible conversion is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes”. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on April 23, 2015, the evaluation was performed for the 2015, 2016 and 2017 tax years. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

F-8

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from January 1, 2018 through March 31, 2018. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

On December 22, 2017, the Tax Cuts and Jobs Act (“Tax Act”) was signed into law. Under ASC 740, the enactment of the Tax Act also requires companies, to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. There is no further change to its assertion on maintaining a full valuation allowance against its U.S. deferred tax assets. The Company’s gross deferred tax assets were revalued from 35% to 21% with a corresponding offset to the valuation allowance. The Company will continue to analyze the Tax Act to assess the full effects on its financial results, including disclosures, for our fiscal year ending December 31, 2018.

Related Parties

The Company follows subtopic ASC 850-10 for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20, the related parties include: (a.) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company; (e.) management of the Company; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Subsequent Events

The Company’s management reviewed all material events that have occurred after the balance sheet date through the date which these financial statements were issued.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Initial Public Offering

On September 19, 2016, the Company sold 5,000,000 Units at a price of $10.00 per Unit generating gross proceeds of $50,000,000 and net proceeds of $47,981,581 after deducting $2,018,419 of transaction costs. In addition, the Company granted the Underwriter the option to purchase an additional 750,000 Units solely to cover over allotments, if any, pursuant to a 45-day over-allotment option granted to the Underwriter. The underwriters exercised the over-allotment option in part and, on October 14, 2016, the underwriters purchased 310,109 Over-allotment Option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $3,101,090 and net proceeds of $3,008,057 after deducting $93,033 of transaction costs.

Each Unit consists of one share of common stock in the Company, and one Warrant (“Warrant”). Each Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share commencing on the later of 30 days after the Company’s completion of its initial Business Combination and expiring five years from the completion of the Company’s initial Business Combination. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the common shares is at least $16.00 per share for any 20 trading days within a 30-trading day period (“30-Day Trading Period”) ending on the third day prior to the date on which notice of redemption is given, provided there is a current registration statement in effect with respect to the common shares underlying such Warrants during the 30 day redemption period. If the Company redeems the Warrants as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Offering the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. If a registration statement is not effective within 90 days following the consummation of a Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act of 1933, as amended. In the event that a registration statement is not effective at the time of exercise or no exemption is available for a cashless exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. If an initial Business Combination is not consummated, the Warrants will expire and will be worthless.

F-9

Note 4 — Private Units

Simultaneously with the Offering, the Initial Shareholders of the Company purchased an aggregate of 421,107 Private Units at $10.00 per Private Unit (for an aggregate purchase price of $4,211,070) from the Company. All of the proceeds received from these purchases were placed in the Trust Account.

The Private Units are identical to the Units sold in the Offering except the Warrants included in the Private Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the holders of the Private Units have agreed (A) to vote the shares underlying their Private Units in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company provides dissenting Public Stockholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any shares underlying the Private Units into the right to receive cash from the Trust Account in connection with a stockholder vote to approve an initial Business Combination or a vote to amend the provisions of the Company’s amended and restated certificate of incorporation relating to shareholders’ rights or pre-Business Combination activity or sell their shares to the Company in connection with a tender offer the Company engages in and (D) that the shares underlying the Private Units shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of an initial Business Combination.

Note 5 — Notes Payable

On July 1, 2015, the Company issued a $55,000 principal amount unsecured promissory note. The note was non-interest bearing and was payable on the consummation of the Offering. On September 26, 2016, the Company amended the agreement with lender and outstanding balance was amended to $27,500. The note is now due upon completion of an initial business combination. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount.

Note 6 — Notes Payable – Related Parties

On March 13, 2018, the Company issued promissory notes in the aggregate principal amount of $132,753 to its sponsors (M SPAC LLC, M SPAC Holdings I, LLC and M SPAC Holdings II, LLC). The $132,753 received by the Company upon issuance of the notes was deposited into the Company’s trust account for the benefit of its public stockholders in order to extend the period of time the Company has to complete a business combination for an additional one month, from March 19, 2018 to April 19, 2018. The notes do not bear interest and are payable five business days after the date the Company completes a business combination.

Note 7 — Commitments

Underwriting Agreement

The Company entered into an agreement with the underwriters of the Offering (“Underwriting Agreement”). The Underwriting Agreement required the Company to pay an underwriting discount of 3.0% of the gross proceeds of the Offering as an underwriting discount and incur a deferred underwriting discount of up to 2.0% for an aggregate underwriting discount of 5.0% of the gross proceeds of the Offering, in each case as set forth in the Underwriting Agreement. The Company will pay the deferred underwriting fee at the closing of the Business Combination. The underwriters also purchased an interest in M SPAC Holdings I LLC, an entity controlled by the Company’s insiders, which entitles it to a beneficial interest in 63,184 insider shares.

The Underwriting Agreement granted Chardan Capital Markets, LLC a right of first refusal, for a period of thirty-six months from the closing of the Offering, to act as lead investment banker, lead book-runner, and/or lead placement agent with 33% of the economics or 25% if three investment banks are involved in the transaction, for any public or private equity and debt offerings during such period.

The Underwriting Agreement will provide that the Company will pay Chardan Capital Markets, LLC a warrant solicitation fee of five percent (5%) of the exercise price of each public warrant exercised during the period commencing on the later of 12 months from the closing of the Proposed Public Offering or 30 days after the completion of the Company’s initial business combination including warrants acquired by security holders in the open market. The warrant solicitation fee will be payable in cash. There is no limitation on the maximum warrant solicitation fee payable to Chardan Capital Markets, LLC except to the extent it is limited by the number of warrants outstanding.

F-10

Registration Rights

The Initial Stockholders are entitled to registration rights with respect to their initial shares and the purchasers of the Private Units will be entitled to registration rights with respect to the Private Units (and underlying securities), pursuant to an agreement signed on September 13, 2016. The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Administrative Service Fee

The Company, commencing on September 13, 2016, has agreed to pay an affiliate of the Company’s executive officers a monthly fee of $10,000 for general and administrative services due on the first of each month. During the three months ended March 31, 2018 and 2017, the Company incurred administrative fees of $30,000 and $30,000, respectively.

Contribution Agreement

On February 26, 2018, the Company entered into a Contribution Agreement with Priority Investment Holdings, LLC and Priority Incentive Equity Holdings, LLC (collectively, the “Interest Holders”) to acquire all of the outstanding equity interests of Priority Holdings, LLC (“Priority”), a leading provider of B2C and B2B payment processing solutions. On March 26, 2018, the Company entered into an Amended and Restated Contribution Agreement with the Interest Holders (as amended and restated, the “Purchase Agreement”).

Upon the closing of the transactions contemplated by the Purchase Agreement, the Company will acquire 100% of the issued and outstanding equity securities of Priority (the “Business Combination”), which will result in Priority becoming a wholly-owned subsidiary of the Company. In connection with the Business Combination, we will change our name to Priority Technology Holdings, Inc. The consideration to be paid by us to the Interest Holders in the business combination is a number of shares of the Company’s common stock equal to Priority’s equity value (which the Purchase Agreement defines as of the signing date as the $947.8 million enterprise value of Priority, less the net debt of Priority, subject to certain adjustments as described in the Purchase Agreement) divided by $10.30.If Priority acquires any businesses prior to the closing of the Business Combination that increase Priority’s Earnout Adjusted EBITDA in aggregate by more than $9.0 million, Priority’s enterprise value will increase by multiplying the incremental increase in Earnout Adjusted EBITDA of such acquisition by 12.5, provided that estimated synergies related to any such acquisitions included in the Earnout Adjusted EBITDA calculation of Priority shall be capped at 20% of the Earnout Adjusted EBITDA of the applicable acquisition with respect to the 12-month period immediately preceding the consummation of such acquisition. In addition, any cash that Priority spends to acquire any technology assets, up to $5.0 million, to purchase securities from the Founders pursuant to the Founders Share Agreement described below or to extend the time we have to complete a business combination, will be included in the calculation of net debt as cash and cash equivalents (which would reduce the amount of net debt, effectively increasing the assumed equity value of Priority and increasing the number of shares that would be issued to the Interest Holders).

An additional 9.8 million shares of M I Acquisitions common stock may be issued as earn-out consideration to the Interest Holders or at their election, to members of Priority’s management or other service providers post-business combination pursuant to the Earnout Incentive Plan—4.9 million shares for the first earn-out and 4.9 million shares for the second earn-out. For the first earn-out, Earnout Adjusted EBITDA of M I Acquisitions must be no less than $82.5 million for the year ended December 31, 2018 and the M I Acquisitions stock price must have traded in excess of $12.00 for any 20 trading days within any consecutive 30-day trading period at any time on or before December 31, 2019. For the second earn-out, Earnout Adjusted EBITDA of M I Acquisitions must be no less than $91.5 million for the year ending December 31, 2019 and the M I Acquisitions stock price must have traded in excess of $14.00 for any 20 trading days within any consecutive 30-day trading period at any time between January 1, 2019 and December 31, 2020. In the event that the first earn-out targets are not met, the entire 9.8 million shares may be issued if the second earn-out targets are met.

Concurrently with the Purchase Agreement, the Company’s founding stockholders (the “Founders”) and Priority entered into a purchase agreement (the “Founders Share Agreement”) pursuant to which Priority agreed to purchase 421,107 of the units issued to the Founders in a private placement immediately prior to the Company’s initial public offering, and 453,210 shares of common stock of the Company issued to the Founders for an aggregate purchase price of approximately $2.1 million. In addition, pursuant to the Founders Share Agreement, the Founders will forfeit 174,863 founder’s shares at the closing of the Business Combination, which shares may be reissued to the Founders if one of the earn-outs described above (and relating to the Purchase Agreement consideration) is achieved.

In addition, the Founders and Thomas C. Priore, the Executive Chairman of Priority (“TCP”), entered into a letter agreement (the “Letter Agreement”) pursuant to which the Founders granted TCP (i) the right to purchase at any time all or some of the Founders’ remaining shares of the Company’s common stock at the prevailing market price subject to certain conditions including a floor of $10.30 per share and (ii) a right of first refusal on any proposed transfer of shares by the Founders.

Nasdaq Notification Letter

On January 3, 2018, the Company received a letter (the “Notification Letter”) from the staff of the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Company no longer complies with Nasdaq Listing Rule 5620(a) for continued listing due to its failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2016. On February 20, 2018, the Company submitted its plan to regain compliance pursuant to the procedures set forth in the Nasdaq listing rules. On February 20, 2018, Nasdaq granted the Company an extension until June 19, 2018 to regain compliance. In the event we do not satisfy the terms of the extension, Nasdaq will notify the Company that its securities will be delisted. At that time, the Company will have the opportunity to appeal the determination to a Hearings Panel. If the Company timely appeals, its securities would remain listed pending such decision. There can be no assurance that, if the Company does appeal, such appeal would be successful.

F-11

Note 8 — Stockholder’s Equity

Preferred Stock

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of March 31, 2018, there are no preferred shares issued or outstanding.

Common Stock

The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.001 per share.

On April 23, 2015, 1,437,500 shares of the Company’s common stock were sold to the Initial Stockholders at a price of approximately $0.02 per share for an aggregate of $25,000. This number included an aggregate of up to 187,500 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters. All of these shares will be placed in escrow until (1) with respect to 50% of the shares, the earlier of six months after the date of the consummation of an initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of an initial Business Combination, or earlier, in either case, if, subsequent to an initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property. On November 11, 2016, 109,973 Founders’ shares were forfeited and cancelled.

As of March 31, 2018 and December 31, 2017, there were 2,385,948 and 2,352,922 common shares issued and outstanding, which excludes 4,672,795and 4,705,821 shares subject to possible conversion, respectively.

The Company’s insiders have agreed (A) to vote their insider shares, private shares and any public shares acquired in or after the Offering in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s certificate of incorporation that would affect the substance or timing of its obligation to redeem 100% of its public shares if it does not complete its initial business combination within 18 months from the closing of the Offering (or 21 months, as applicable), unless the Company provides its public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, divided by the number of then outstanding public shares, (C) not to convert any shares (including the insider shares and private shares) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve the Company’s proposed initial Business Combination (or sell any shares they hold to the Company in a tender offer in connection with a proposed initial Business Combination) or a vote to amend the provisions of the Company’s certificate of incorporation relating to the substance or timing of its obligation to redeem 100% of the Company’s public shares if it does not complete its initial business combination within 18 months from the closing of the Offering (or 21 months, as applicable) and (D) that the insider shares and private shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the Trust Account if a Business Combination is not consummated.

Purchase Option

The Company sold to the underwriters, for $100, a unit purchase option to purchase up to a total of 300,000 units exercisable at $12.00 per unit (or an aggregate exercise price of $3,600,000) commencing on the later of the consummation of a Business Combination and six months from September 13, 2016. The unit purchase option expires five years from September 13, 2016. The units issuable upon exercise of this option are identical to the Units being offered in the Offering. The Company has agreed to grant to the holders of the unit purchase option, demand and “piggy back” registration rights for periods of five and seven years, respectively, from September 13, 2016, including securities directly and indirectly issuable upon exercise of the unit purchase option.

The Company accounts for the fair value of the unit purchase option, inclusive of the receipt of a $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option was approximately $2,695,000 (or $8.98 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the placement agent is estimated as of the date of grant using the following assumptions: (1) expected volatility of 149%, (2) risk-free interest rate of 1.22% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described in Note 3), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying common stock) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

F-12

Note 9 — Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company evaluated subsequent events through the date when the financial statements were issued.

On April 12, 2018, the Company issued a promissory note in the aggregate principal amount of $132,753 to Priority Holdings, LLC. The $132,753 received by the Company upon issuance of the note was deposited into the Company’s trust account for the benefit of its public stockholders in order to extend the period of time the Company has to complete a business combination for an additional one month, from April 19, 2018 to May 19, 2018. The note does not bear interest and are payable five business days after the date the Company completes a business combination.

On April 19, 2018, the Company issued a promissory note in the aggregate principal amount of $76,771 to Priority Holdings, LLC. The note does not bear interest and are payable five business days after the date the Company completes a business combination.

F-13

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

M I Acquisitions, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of M I Acquisitions, Inc. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Marcum llp

/s/ Marcum LLP

We have served as the Company’s auditor since 2015.

New York, NY
March 27, 2018

F-14

M I Acquisitions, Inc.

Balance Sheets

	December 31, 2017	December 31, 2016

Assets
Current Assets:
Cash and cash equivalents	$172,196	$362,535
Prepaid expenses and other current assets	9,936	56,241
Total current assets	182,132	418,776

Cash and cash equivalents held in trust	55,081,899	54,731,828
Total Assets	$55,264,031	$55,150,604

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$349,292	$111,011
Offering costs payable	11,616	11,616
Note payable	27,500	27,500
Total Current Liabilities	388,408	150,127

Deferred underwriting fee payable	1,062,022	1,062,022

Total Liabilities	1,450,430	1,212,149

Commitments

Common stock subject to possible conversion (4,705,821 and 4,748,033 shares at conversion value as of December 31, 2017 and 2016, respectively)	48,813,595	48,938,449

Stockholders' Equity:
Preferred stock, $0.001 par value; 1,000,000 authorized none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 2,352,922 and 2,310,710 shares issued and outstanding (excluding 4,705,821 and 4,748,033 shares subject to possible conversion) at December 31, 2017 and 2016, respectively	2,353	2,311
Additional paid in capital	5,240,728	5,115,916
Accumulated deficit	(243,075)	(118,221)
Total Stockholders' Equity	5,000,006	5,000,006

Total Liabilities and Stockholders' Equity	$55,264,031	$55,150,604

The accompanying notes are an integral part of these financial statements.

F-15

M I Acquisitions, Inc.
Statements of Operations

	For the Year	For the Year
	Ended	Ended
	December 31, 2017	December 31, 2016

EXPENSES
Administration fee - related party	$120,000	$35,667
Operating costs	831,721	137,529

TOTAL EXPENSES	951,721	173,196

OTHER INCOME
Interest income	399,166	37,701
Settlement income	427,701	-
Extinguishment of debt	-	27,500
TOTAL OTHER INCOME	826,867	65,201

Net loss	$(124,854)	$(107,995)

Net loss per share of common stock - basic and diluted	$(0.19)	$(0.06)

Weighted average shares of common stock outstanding - basic and diluted	2,330,884	1,664,794

The accompanying notes are an integral part of these financial statements.

F-16

M I Acquisitions, Inc.

Statement of Changes in Stockholders’ Equity

For the Years Ended December 31, 2017 and 2016

	Common Stock		Additional Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2015	1,437,500	$1,438	$23,562	$(10,226)	$14,774

Sale of 5,000,000 units	5,000,000	5,000	49,995,000	-	50,000,000

Underwriters discount and offering expenses	-	-	(3,280,484)	-	(3,280,484)

Sale of 421,107 private units	421,107	421	4,210,649	-	4,211,070

Exercise of underwriters' overallotment	310,109	310	3,100,780	-	3,101,090

Forfeiture and cancellation of 109,973 Founders' shares	(109,973)	(110)	110	-	-

Decrease in common stock subject to possible conversion	(4,748,033)	(4,748)	(48,933,701)	-	(48,938,449)

Net loss	-	-	-	(107,995)	(107,995)

Balance, December 31, 2016	2,310,710	2,311	5,115,916	(118,221)	5,000,006

Decrease in common stock subject to possible conversion	42,212	42	124,812	-	124,854

Net loss	-	-	-	(124,854)	(124,854)

Balance, December 31, 2017	2,352,922	$2,353	$5,240,728	$(243,075)	$5,000,006

The accompanying notes are an integral part of these financial statements.

F-17

M I Acquisitions, Inc.

Statements of Cash Flows

	For the Year	For the Year
	Ended	Ended
	December 31, 2017	December 31, 2016

Cash Flows From Operating Activities:
Net loss	$(124,854)	$(107,995)
Gain on extinguishment of debt	-	(27,500)
Interest earned on cash and securities held in Trust Account	(399,166)	(37,701)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation and organization costs paid by related parties	-	2,537
Changes in operating assets and liabilities:
Prepaid expenses	46,305	(56,241)
Accounts payable and accrued expenses	238,281	111,011
Accrued offering costs payable	-	(34,383)
Net Cash Used In Operating Activities	(239,434)	(150,272)

Cash Flows From Investing Activities:
Cash deposited into Trust Account	(22,607)	(54,694,127)
Interest released from Trust Account	71,702
Net Cash Provided By (Used In) Investing Activities	49,095	(54,694,127)

Cash Flows From Financing Activities:
Proceeds from public offering, net of offering costs	-	51,202,624
Proceeds from insider units	-	4,211,070
Payments of related party notes	-	(131,720)
Proceeds from related party advances	-	55,201
Payments of related party advances	-	(55,201)
Payments of offering costs	-	(80,040)
Net Cash Provided By Financing Activities	-	55,201,934

Net change in cash and cash equivalents	(190,339)	357,535

Cash and cash equivalents at beginning of period	362,535	5,000

Cash and cash equivalents at end of period	$172,196	$362,535

Supplemental disclosure of non-cash financing activities:
Payment of deferred offering costs by issuance of notes and related party notes	$-	$15,000
Reclassification of deferred offering costs to equity	$-	$258,997
Accrual of offering costs	$-	$45,999
Change in common stock subject to possible conversion	$124,854	$48,938,449
Deferred Underwriting commission	$-	$1,062,022

The accompanying notes are an integral part of these financial statements.

F-18

M I Acquisitions, Inc.

Notes to Financial Statements

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration

M I Acquisitions, Inc. (the “Company”) was incorporated in Delaware on April 23, 2015 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company intends to focus its search on target businesses operating in the technology, media and telecommunications industries.

At December 31, 2017, the Company had not yet commenced any operations. For the year ended December 31, 2017, the Company’s activity has been limited to the evaluation of business combination candidates, and the Company will not be generating any operating revenues until the closing and completion of an initial business combination.

The registration statement for the Company’s initial public offering was declared effective on September 13, 2016. The Company consummated a public offering of 5,000,000 units (“Units”) on September 19, 2016 (the “Offering”), generating gross proceeds of $50,000,000 and net proceeds of $47,981,581 after deducting $2,018,419 of transaction costs. In addition, the Company generated gross proceeds of $4,025,000 from the private placement of 402,500 units (the “Private Placement”) to certain initial stockholders (“Initial Stockholders”) of the Company. The Units sold pursuant to the Offering and the Private Placement were sold at an offering price of $10.00 per Unit.  The Company also incurred additional issuance costs totaling $1,169,032, of which the deferred underwriting fee of $1,062,022 was unpaid as of December 31, 2017.

The underwriters exercised the over-allotment option in part and, on October 14, 2016, the underwriters purchased 310,109 Over-allotment Option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $3,101,090 and net proceeds of $3,008,057 after deducting $93,033 of transaction costs. On October 14, 2016, simultaneously with the sale of the over-allotment Units, the Company consummated the private sale of an additional 18,607 private Units to one of the initial stockholders, generating gross proceeds of $186,070.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and Private Placement, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. The Company’s Units, common stock and warrants are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effect a Business Combination successfully.

Following the closing of the Offering and the Private Placement (including the partial exercise of the over-allotment option) an amount of $54,694,127 (or $10.30 per share sold to the public in the Offering included in the Units (“Public Shares”)) from the sale of the Units and Private Units is being held in a trust account (“Trust Account”) at J.P. Morgan Chase Bank maintained by American Stock Transfer & Trust Company, acting as trustee, and may be invested in money market funds meeting the applicable conditions of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and that invest solely in U.S. treasuries or United States bonds, treasuries or notes having a maturity of 180 days or less. The funds in the Trust Account may not be released until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within the prescribed time. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. However, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s insiders will agree to be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for service rendered, contracted for or products sold to the Company. However, they may not be able to satisfy those obligations should they arise. With these exceptions, expenses incurred by the Company may be paid prior to a Business Combination only from the net proceeds of the Proposed Public Offering not held in the Trust Account; provided, however, that in order to meet its working capital needs following the consummation of the Proposed Public Offering, the Company’s Initial Stockholders, officers and directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the Company’s initial Business Combination, without interest, or, at the lender’s discretion, up to $200,000 of the notes may be converted upon consummation of the Company’s Business Combination into additional Private Units at a price of $10.00 per Unit. If the Company does not complete a Business Combination, the loans would not be repaid.

F-19

The Company will either seek stockholder approval of any Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any tax obligations then due but not yet paid, or provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any tax obligations then due but not yet paid. The Company will proceed with a Business Combination only if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, solely if stockholder approval is sought, a majority of the outstanding common shares of the Company voted are voted in favor of the Business Combination. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the common shares sold in the Offering. Accordingly, all shares purchased by a holder in excess of 20% of the shares sold in the Offering will not be converted to cash.

In connection with any stockholder vote required to approve any Business Combination, the Initial Stockholders agreed (i) to vote any of their respective shares, including the common shares sold to the Initial Stockholders in connection with the organization of the Company (the “Initial Shares”), common shares included in the Private Units sold in the Private Placement, and any common shares which were initially issued in connection with the Offering, whether acquired in or after the effective date of the Offering, in favor of the initial Business Combination and (ii) not to convert such respective shares into a pro rata portion of the Trust Account or seek to sell their shares in connection with any tender offer the Company engages in.

Pursuant to the Company’s amended and restated Certificate of Incorporation if the Company is unable to complete its initial Business Combination by April 19, 2018, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of common stock and the Company’s board of directors, dissolve and liquidate.

We have extended the time to complete an initial business combination to April 19, 2018 by depositing $132,753 into our trust account. However, if we anticipate that we may not be able to consummate our initial business combination by April 19, 2018 (as seems likely), we may extend the period of time to consummate a business combination up to two additional times, each by an additional one month (for a total of up to 21 months to complete a business combination). Pursuant to the terms of our amended and restated articles of incorporation and the trust agreement to be entered into between us and American Stock Transfer & Trust Company, LLC on the date of the IPO, in order to extend the time available for us to consummate our initial business combination, our insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $132,753 ($0.025 per unit in either case), up to an aggregate of $398,258, or $0.075 per unit (if our life is extended three times), on or prior to the date of the applicable deadline, for each one month extension (we have already deposited $132,753 for the first extension). The insiders received for the first deposit and they or their designees will receive for any subsequent deposits a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. In the event that the Company receives notice from its insiders five days prior to the applicable deadline of their intent to effect an extension, the Company intends to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. The Company’s insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for the Company to complete its initial Business Combination. To the extent that some, but not all, of the Company’s insiders, decide to extend the period of time to consummate the initial Business Combination, such insiders (or their affiliates or designees) may deposit the entire $398,259. If the Company is unable to consummate an initial Business Combination and is forced to redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, each holder will receive a pro rata portion of the amount then in the Trust Account less tax obligations. Holders of warrants will receive no proceeds in connection with the liquidation. The Initial Stockholders and the holders of Private Units will not participate in any redemption distribution with respect to their initial shares and Private Units, including the common stock included in the Private Units.

F-20

To the extent the Company is unable to consummate a business combination, the Company will pay the costs of liquidation from the remaining assets outside of the trust account. If such funds are insufficient, the insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment of such expenses.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2017, the Company had $172,196 in cash and cash equivalents held outside Trust Account, $399,166 in interest income available from the Company’s investments in the Trust Account to pay its tax obligations, and a working capital deficit of $206,276. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company’s plans to raise capital or to consummate the initial Business Combination may not be successful.  These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Based on the foregoing, the Company may have insufficient funds available to operate its business through the earlier of consummation of a Business Combination or June 19, 2018 (if an extension is completed).  Following the initial Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.  The Company cannot be certain that additional funding will be available on acceptable terms, or at all.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 2 — Significant Accounting Policies

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-21

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable securities held in Trust Account

The amounts held in the Trust Account represent substantially all of the proceeds of the Initial Public Offering and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a Business Combination. Except with respect to interest earned on the funds held in the Trust Account that may be released to pay income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of a Business Combination or the redemption of 100% of the outstanding public shares if we have not completed a Business Combination in the required time period. As of December 31, 2017, marketable securities held in the Trust Account consisted of $55,081,899 in United States Treasury Bills with an original maturity of six months or less. During the year ended December 31, 2017, the Company withdrew interest income totaling $71,702 to be utilized for payment of tax obligations. Of this amount, $22,607 was returned to the Company for overpayment of its tax obligations and deposited into the Trust Account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Net Income (Loss) Per Common Share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period, plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. An aggregate of 4,707,821 and 4,748,033 shares of common stock subject to possible redemption at December 31, 2017 and 2016, respectively, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the trust earnings.  At December 31, 2017 and 2016, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the period.

F-22

Reconciliation of net loss per common share

The Company’s net loss is adjusted for the portion of income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	Year Ended December 31,	Year Ended December 31,
	2017	2016
Net loss	$(124,854)	$(107,995)
Less: Income attributable to common shares subject to redemption	(309,425)	38,533
Adjusted net loss	$(434,279)	$(69,462)

Weighted average shares outstanding, basic and diluted	2,330,884	1,664,794

Basic and diluted net loss per common share	$(0.19)	$(0.04)

Common stock subject to possible conversion

The Company accounts for its common stock subject to possible conversion in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”.   Common stock subject to mandatory conversion is classified as a liability instrument and is measured at fair value. Conditionally convertible common stock (including common shares that feature conversion rights that are either within the control of the holder or subject to conversion upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain conversion rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, the common stock subject to possible conversion is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes”. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on April 23, 2015, the evaluation was performed for the 2015, 2016 and 2017 tax year. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from January 1, 2017 through December 31, 2017. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

On December 22, 2017, the Tax Cuts and Jobs Act (“Tax Act”) was signed into law. Under ASC 740, the enactment of the Tax Act also requires companies, to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. There is no further change to its assertion on maintaining a full valuation allowance against its U.S. deferred tax assets. The Company's gross deferred tax assets will be revalued from 35% to 21% with a corresponding offset to the valuation allowance. The Company will continue to analyze the Tax Act to assess the full effects on its financial results, including disclosures, for our fiscal year ending December 31, 2018.

F-23

Related Parties

The Company follows subtopic ASC 850-10 for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20, the related parties include: (a.) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company; (e.) management of the Company; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Settlement Income

During the year ended December 31, 2017, the Company received $427,701 from an entity with which the Company was negotiating a business combination pursuant to a Letter of Intent originally executed in February 2017. During quarter ended June 30, 2017, the Letter of Intent expired.  The amount received was approximately the amount of the expenses the Company incurred in pursuing that business combination transaction.

Subsequent Events

The Company’s management reviewed all material events that have occurred after the balance sheet date through the date which these financial statements were issued.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Initial Public Offering

On September 19, 2016, the Company sold 5,000,000 Units at a price of $10.00 per Unit generating gross proceeds of $50,000,000 and net proceeds of $47,981,581 after deducting $2,018,419 of transaction costs. In addition, the Company granted the Underwriter the option to purchase an additional 750,000 Units solely to cover over allotments, if any, pursuant to a 45-day over-allotment option granted to the Underwriter. The underwriters exercised the over-allotment option in part and, on October 14, 2016, the underwriters purchased 310,109 Over-allotment Option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $3,101,090 and net proceeds of $3,008,057 after deducting $93,033 of transaction costs.

F-24

Each Unit consists of one share of common stock in the Company, and one Warrant (“Warrant”). Each Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share commencing on the later of 30 days after the Company’s completion of its initial Business Combination and expiring five years from the completion of the Company’s initial Business Combination. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the common shares is at least $16.00 per share for any 20 trading days within a 30-trading day period (“30-Day Trading Period”) ending on the third day prior to the date on which notice of redemption is given, provided there is a current registration statement in effect with respect to the common shares underlying such Warrants during the 30 day redemption period. If the Company redeems the Warrants as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Offering the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. If a registration statement is not effective within 90 days following the consummation of a Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act of 1933, as amended. In the event that a registration statement is not effective at the time of exercise or no exemption is available for a cashless exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. If an initial Business Combination is not consummated, the Warrants will expire and will be worthless.

Note 4 — Private Units

Simultaneously with the Offering, the Initial Shareholders of the Company purchased an aggregate of 421,107 Private Units at $10.00 per Private Unit (for an aggregate purchase price of $4,211,070) from the Company. All of the proceeds received from these purchases were placed in the Trust Account.

The Private Units are identical to the Units sold in the Offering except the Warrants included in the Private Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the holders of the Private Units have agreed (A) to vote the shares underlying their Private Units in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company provides dissenting Public Stockholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any shares underlying the Private Units into the right to receive cash from the Trust Account in connection with a stockholder vote to approve an initial Business Combination or a vote to amend the provisions of the Company’s amended and restated certificate of incorporation relating to shareholders’ rights or pre-Business Combination activity or sell their shares to the Company in connection with a tender offer the Company engages in and (D) that the shares underlying the Private Units shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of an initial Business Combination.

Note 5 — Notes Payable

On July 1, 2015, the Company issued a $55,000 principal amount unsecured promissory note. The note was non-interest bearing and was payable on the consummation of the Offering. On September 26, 2016, the Company amended the agreement with lender and outstanding balance was amended to $27,500. The note is now due upon completion of an initial business combination. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount.

F-25

Note 6 — Commitments

Underwriting Agreement

The Company entered into an agreement with the underwriters of the Offering (“Underwriting Agreement”). The Underwriting Agreement required the Company to pay an underwriting discount of 3.0% of the gross proceeds of the Offering as an underwriting discount and incur a deferred underwriting discount of up to 2.0% for an aggregate underwriting discount of 5.0% of the gross proceeds of the Offering, in each case as set forth in the Underwriting Agreement. The Company will pay the deferred underwriting fee at the closing of the Business Combination. The underwriters also purchased an interest in M SPAC Holdings I LLC, an entity controlled by the Company’s insiders, which entitles it to a beneficial interest in 63,184 insider shares.

The Underwriting Agreement granted Chardan Capital Markets, LLC a right of first refusal, for a period of thirty-six months from the closing of the Offering, to act as lead investment banker, lead book-runner, and/or lead placement agent with 33% of the economics or 25% if three investment banks are involved in the transaction, for any public or private equity and debt offerings during such period.

The Underwriting Agreement will provide that the Company will pay Chardan Capital Markets, LLC a warrant solicitation fee of five percent (5%) of the exercise price of each public warrant exercised during the period commencing on the later of 12 months from the closing of the Proposed Public Offering or 30 days after the completion of the Company’s initial business combination including warrants acquired by security holders in the open market. The warrant solicitation fee will be payable in cash. There is no limitation on the maximum warrant solicitation fee payable to Chardan Capital Markets, LLC except to the extent it is limited by the number of warrants outstanding.

Registration Rights

The Initial Stockholders are entitled to registration rights with respect to their initial shares and the purchasers of the Private Units will be entitled to registration rights with respect to the Private Units (and underlying securities), pursuant to an agreement signed on September 13, 2016. The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Administrative Service Fee

The Company, commencing on September 13, 2016, has agreed to pay an affiliate of the Company’s executive officers a monthly fee of $10,000 for general and administrative services due on the first of each month. During the years ended December 31, 2017 and 2016, the Company incurred administrative fees of $120,000 and $35,667, respectively.

Note 7 — Stockholder’s Equity

Preferred Stock

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of December 31, 2017, there are no preferred shares issued or outstanding.

F-26

Common Stock

Amended and Restated Certificate of Incorporation

The Company’s Certificate of Incorporation was amended in connection with the Offering to reduce the Company’s authorized shares of common stock from 50,000,000 to 30,000,000.

The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.001 per share.

On April 23, 2015, 1,437,500 shares of the Company’s common stock were sold to the Initial Stockholders at a price of approximately $0.02 per share for an aggregate of $25,000. This number includes an aggregate of up to 187,500 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters. All of these shares will be placed in escrow until (1) with respect to 50% of the shares, the earlier of six months after the date of the consummation of an initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of an initial Business Combination, or earlier, in either case, if, subsequent to an initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property. On November 11, 2016, 109,973 Founders’ shares were forfeited and cancelled.

As of December 31, 2017 and 2016, there were 2,352,922 and 2,310,710 common shares issued and outstanding, which excludes 4,705,821 and 4,748,033 shares subject to possible conversion, respectively.

The Company’s insiders have agreed (A) to vote their insider shares, private shares and any public shares acquired in or after the Offering in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s certificate of incorporation that would affect the substance or timing of its obligation to redeem 100% of its public shares if it does not complete its initial business combination within 18 months from the closing of the Offering (or 21 months, as applicable), unless the Company provides its public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, divided by the number of then outstanding public shares, (C) not to convert any shares (including the insider shares and private shares) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve the Company’s proposed initial Business Combination (or sell any shares they hold to the Company in a tender offer in connection with a proposed initial Business Combination) or a vote to amend the provisions of the Company’s certificate of incorporation relating to the substance or timing of its obligation to redeem 100% of the Company’s public shares if it does not complete its initial business combination within 18 months from the closing of the Offering (or 21 months, as applicable) and (D) that the insider shares and private shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the Trust Account if a Business Combination is not consummated.

Purchase Option

The Company sold to the underwriters, for $100, a unit purchase option to purchase up to a total of 300,000 units exercisable at $12.00 per unit (or an aggregate exercise price of $3,600,000) commencing on the later of the consummation of a Business Combination and six months from September 13, 2016. The unit purchase option expires five years from September 13, 2016. The units issuable upon exercise of this option are identical to the Units being offered in the Offering. The Company has agreed to grant to the holders of the unit purchase option, demand and “piggy back” registration rights for periods of five and seven years, respectively, from September 13, 2016, including securities directly and indirectly issuable upon exercise of the unit purchase option.

F-27

The Company accounts for the fair value of the unit purchase option, inclusive of the receipt of a $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option was approximately $2,695,000 (or $8.98 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the placement agent is estimated as of the date of grant using the following assumptions: (1) expected volatility of 149%, (2) risk-free interest rate of 1.22% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described in Note 3), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying common stock) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 8 — Income Tax

The Company’s deferred tax assets are as follows at December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Deferred tax asset
Net operating loss carryforward	$51,046	50,339
Valuation Allowance	(51,046)	(50,339)
Deferred tax asset, net of allowance	$-	-

The income tax provision (benefit) consists of the following at December 31, 2017 and 2016:

	Year Ended December 31, 2017	Year Ended December 31, 2016
Federal
Current	$-	$-
Deferred	(26,219)	(36,718)
State and Local
Current		-
Deferred	(3,296)	(9,874)
Change in valuation allowance	29,515	46,592
Income tax provision (benefit)	$-	$-

The Company has a net operating loss (“NOL”) of approximately $243,100. These NOLs, if not utilized, expire beginning in 2035. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and determined it was more likely than not that they will not realize the tax asset and has therefore established a full valuation allowance at December 31, 2017.

Internal Revenue Code Section 382 imposes limitations on the use of NOL carryovers when the stock ownership of one or more 5% shareholders (shareholders owning more than 5% of the Company’s outstanding capital stock) has increased on a cumulative basis more than 50 percentage points within a period of two years. Management cannot control the ownership changes occurring as a result of public trading of the Company’s Common Stock. Accordingly, there is a risk of an ownership change beyond the control of the Company that could trigger a limitation of the use of the loss carryover.

The deferred tax asset reflected in the tables above resulted from applying an effective combined federal and state tax rate of 23.6% to the net operating losses from fiscal 2015. Effective tax rates differ from statutory rates.

F-28

A reconciliation of the statutory tax rate to the Company’s effective tax rates as of December 31, 2017 and 2016 is as follows:

	Year Ended December 31, 2017	Year Ended December 31, 2016
Statutory federal income tax rate	-21.0%	-34.0%
State taxes, net of federal tax benefit	-2.6%	-8.6%
Change in valuation allowance	23.6%	42.6%
Income tax provision (benefit)	0.0%	0.0%

Note 9 — Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company evaluated subsequent events through the date when the financial statements were issued.

On February 26, 2018, the Company entered into a Contribution Agreement dated February 26, 2018 with Priority Investment Holdings, LLC and Priority Incentive Equity Holdings, LLC to acquire all of the outstanding equity interests of Priority Holdings, LLC, a leading provider of B2C and B2B payment processing solutions. On March 26, 2018, the Company entered into an Amended and Restated Contribution Agreement with the Interest Holders (as amended and restated, the “Purchase Agreement”).

Upon the closing of the transactions contemplated in the Purchase Agreement, M I will acquire (the “Acquisition”) 100% of the issued and outstanding equity securities of Priority, as well as assume certain of Priority’s debt, in exchange for a number of shares of our common stock equal to Priority’s equity value (which the Purchase Agreement defines as of the signing date as $947,835,000 enterprise value of Priority less the net debt of Priority at closing, subject to certain adjustments as described below) divided by $10.30. If Priority acquires any businesses prior to the closing of the Acquisition that increase Priority’s Adjusted EBITDA in aggregate by more than $9 million, Priority’s enterprise value will increase by multiplying the incremental increase in Adjusted EBITDA of such acquisition by 12.5, provided that estimated synergies related to any such acquisitions included in the Adjusted EBITDA calculation of Priority shall be capped at 20% of the Adjusted EBITDA of the applicable acquisition with respect to the 12-month period immediately preceding the consummation of such acquisition. In connection with the Acquisition, we will change our name to Priority Technology Holdings, Inc. In addition, any cash that Priority spends to acquire any technology assets, up to $5,000,000, to purchase securities from the Founders pursuant to the Promote Agreement described below or to extend the time we have to complete a business combination, such amounts will be included in the calculation of net debt as cash and cash equivalents (which would reduce the amount of net debt, effectively increasing the assumed enterprise value of Priority and increasing the number of shares that would be issued to the Interest Holders).

An additional 9.8 million shares may be issued as earn out consideration to the Interest Holders and members of management or other service providers of the post-Acquisition company—4.9 million shares for the first earn out and 4.9 million shares for the second earn out. For the first earn out, Adjusted EBITDA must be no less than $82.5 million for the year ending December 31, 2018 and the stock price must have traded in excess of $12.00 for any 20 trading days within any consecutive 30-day trading period at any time on or before December 31, 2019. For the second earn out, Adjusted EBITDA must be no less than $91.5 million for the year ending December 31, 2019 and the stock price must have traded in excess of $14.00 for any 20 trading days within any consecutive 30-day trading period at any time between January 1, 2019 and December 31, 2020. In the event that the first earn out targets are not met, the entire 9.8 million shares may be issued if the second earn out targets are met.

Concurrently with the Purchase Agreement, our founding stockholders (the “Founders”) and Priority entered into a purchase agreement (the “Promote Agreement”) pursuant to which Priority agreed to purchase 421,107 of the units issued to the Founders in a private placement immediately prior to M I’s initial public offering, and 453,210 shares of common stock of M I issued to the Founders for an aggregate purchase price of approximately $2.1 million. In addition, pursuant to the Promote Agreement, the Founders will forfeit 174,863 founder’s shares at the closing of the Acquisition, which shares may be reissued to the Founders if one of the earn outs described above is achieved.

In addition, the Founders and Thomas C. Priore, the Executive Chairman of Priority (“TCP”), entered into a letter agreement (the “Letter Agreement”) pursuant to which the Founders granted TCP (i) the right to purchase the Founders’ remaining shares of our common stock at the prevailing market price subject to certain conditions including a floor of $10.30 per share and (ii) a right of first refusal on the shares.

On March 13, 2018, the Company issued promissory notes in the aggregate principal amount of $132,753 to its sponsors (M SPAC LLC, M SPAC Holdings I, LLC and M SPAC Holdings II, LLC). The $132,753 received by the Company upon issuance of the notes was deposited into the Company’s trust account for the benefit of its public stockholders in order to extend the period of time the Company has to complete a business combination for an additional one month, from March 19, 2018 to April 19, 2018. The notes do not bear interest and are payable five business days after the date the Company completes a business combination.

F-29

Priority holdings, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets
As of March 31, 2018 and December 31, 2017

(in thousands)	March 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash	$18,313	$27,966
Restricted cash	19,816	16,193
Accounts receivable, net of allowance for doubtful accounts of $82 and $484, respectively	42,636	47,433
Due from related parties	268	197
Prepaid expenses and other current assets	4,310	3,550
Current portion of notes receivable	3,075	3,442
Settlement assets	4,328	7,207
Total current assets	92,746	105,988

Notes receivable, less current portion	3,343	3,807
Property, equipment, and software, net	13,566	11,943
Goodwill	101,532	101,532
Intangible assets, net	43,106	42,062
Investment in unconsolidated entities	1,307	1,361
Other assets	325	14
Total assets	$255,925	$266,707

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$18,736	$18,603
Accrued residual commissions	19,857	23,470
Customer deposits	4,229	4,853
Current portion of long-term debt	2,682	7,582
Settlement obligations	13,704	10,474
Current portion of common unit repurchase obligation	-	1,500
Total current liabilities	59,208	66,482

Long-term debt, net of discounts and deferred financing costs	340,457	267,939
Warrant liability	12,182	8,701
Common unit repurchase obligation	-	7,690
Other liabilities	6,149	6,050
Total long term liabilities	358,788	290,380
Total liabilities	417,996	356,862

Commitments and Contingencies (Notes 6 and 7)
Members' deficit	(162,071)	(90,155)
Total liabilities and members' deficit	$255,925	$266,707

See Notes to Unaudited Condensed Consolidated Financial Statements

F-30

Priority holdings, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations
For the three months ended March 31, 2018 and 2017

	Three months ended March 31,
(in thousands, except per unit data)	2018	2017
REVENUE:
Merchant card fees revenue	$108,010	$86,797
Outsourced services revenue	6,001	5,566
Other revenue	1,585	729
Total revenue	115,596	93,092

OPERATING EXPENSES:
Costs of merchant card fees	82,813	66,461
Other costs of services	4,376	3,658
Salary and employee benefits	8,972	8,124
Depreciation and amortization	3,767	3,644
Selling, general and administrative	5,219	2,244
Change in fair value of contingent consideration	-	(410)
Other operating expenses	2,571	2,807
Total operating expenses	107,718	86,528
Income from operations	7,878	6,564

OTHER INCOME (EXPENSES):
Interest and other income	191	134
Interest and other expense	(11,192)	(7,945)
Equity in income (loss) of unconsolidated entities	(54)	26
Total other expenses	(11,055)	(7,785)
Net loss	$(3,177)	$(1,221)

Loss per unit:
Basic loss per unit	$(0.72)	$(0.23)
Diluted loss per unit	$(0.72)	$(0.23)

Weighted-average common units outstanding:
Basic	4,445	5,289
Diluted	4,445	5,289

See Notes to Unaudited Condensed Consolidated Financial Statements

F-31

Priority holdings, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Changes in Members’ Equity (Deficit)
For the three months ended March 31, 2018

(in thousands)	Common Units - A Amount	Common Units - A Units	Common Units - B Amount	Common Units - B Units	Members’ Equity (Deficit)
Balance - December 31, 2017	$(93,490)	5,249	$3,335	302	$(90,155)
Member distributions	(4,024)	-	-	-	(4,024)
Unit-based compensation	-	-	188	-	188
Net loss	(3,177)	-	-	-	(3,177)
Redemption of membership interest	(64,903)	(954)	-	-	(64,903)
Pro rata adjustment	-	-	-	(55)	-
Balance - March 31, 2018	$(165,594)	4,295	$3,523	247	$(162,071)

See Notes to Unaudited Condensed Consolidated Financial Statements

F-32

Priority holdings, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Changes in Members’ Equity (Deficit)
For the three months ended March 31, 2017

(in thousands)	Preferred Units - A Amount	Preferred Units - A Units	Common Units - A Amount	Common Units - A Units	Common Units - B Amount	Common Units - B Units	Common Units - C Amount	Common Units - C Units	Members’ Equity (Deficit)
Balance - December 31, 2016	$2,709	2,701	$108,970	10,000	$2,314	638	$2,014	1,500	$116,007
Unit-based compensation	-	-	-	-	280	-	-	-	280
Net loss	-	-	(1,221)	-	-	-	-	-	(1,221)
Redemption of membership interest	-	-	(200,000)	(4,682)	-	-	-	-	(200,000)
Reclass of common unit repurchase obligation	-	-	(12,190)	-	-	-	-	-	(12,190)
Release of contingent consideration	-	-	3,812	-	-	-	-	-	3,812
Elimination of Class C Units	-	-	2,014	-	-	-	(2,014)	(1,500)	-
Elimination of Preferred Units	(2,709)	(2,701)	2,709	-	-	-	-	-	-
Pro rata adjustment	-	-	-	-	-	(299)	-	-	-
Balance - March 31, 2017	$-	-	$(95,906)	5,318	$2,594	339	$-	-	$(93,312)

See Notes to Unaudited Condensed Consolidated Financial Statements

F-33

Priority holdings, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2018 and 2017

	Three Months Ended March 31,
(in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(3,177)	$(1,221)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,767	3,644
Unit-based compensation expense	188	280
Amortization of debt issuance costs	174	179
Amortization of debt discount	134	124
Equity in income (loss) of unconsolidated affiliates	54	(26)
Change in fair value of warrant liability	3,481	90
Change in fair value of contingent consideration	-	(410)
Loss on debt extinguishment	-	1,753
Payment in kind interest	1,193	1,208
Other non-cash change	-	148
Change in operating assets and liabilities:
Accounts receivable	4,797	(1,283)
Settlement assets	2,879	2,628
Prepaid expenses and other current assets	(766)	(416)
Notes receivable	831	1,451
Related parties	(71)	(29)
Accounts payable, accrued expenses and accrued residual commissions	(3,575)	(2,553)
Settlement obligations	3,230	12
Customer deposits	(624)	(678)
Other liabilities	99	(120)
Net cash provided by operating activities	12,614	4,781

Cash flows from investing activities:
Additions to property and equipment	(2,624)	(1,108)
Additions to intangible assets	(3,700)	(2,255)
Net cash used in investing activities	(6,324)	(3,363)

Cash flows from financing activities:
Proceeds from issuance of long term debt	67,113	276,290
Repayment of long term debt	(670)	(89,196)
Debt issuance costs	(646)	(4,570)
Distributions to members	(4,024)	-
Redemption of membership interests	(74,093)	(200,000)
Net cash used in financing activities	(12,320)	(17,476)

Change in cash and restricted cash:
Net decrease in cash and restricted cash	(6,030)	(16,058)
Cash and restricted cash, at the beginning of year	44,159	41,702
Cash and restricted cash, at the end of year	$38,129	$25,644

Supplemental cash flow information:
Cash paid for interest	$5,355	$4,233

Non-cash investing and financing activities:
Purchase of property and equipment through accounts payable	$155	$246
Common unit repurchase obligation	$-	$12,190

See Notes to Unaudited Condensed Consolidated Financial Statements

F-34

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

1.	Nature of business and Summary of significant accounting policies

Nature of Business

Priority Holdings, LLC (the “Company”) was organized as a limited liability company on May 21, 2014 in the state of Delaware in accordance with the provisions of the Delaware Limited Liability Company Act as a result of the merger between Pipeline Cynergy Holdings, LLC (“PCH”) and Priority Payment Systems Holdings, LLC (“PPSH”). Priority Holdings, LLC and its subsidiaries are hereinafter referred to as the Company. Until January 3, 2017, the Company was owned by a group of private equity investors led primarily by Priority Investment Holdings, LLC (“PIH”) and Comvest Pipeline Cynergy Holdings, LLC (“Comvest”). On January 3, 2017, the Company exercised a redemption of the majority of Comvest’s membership units resulting in a change in the majority-voting unitholder. See Note 9 – Members Equity.

The Company provides merchant transaction processing services to small and medium-sized merchants and operates in two reportable segments, Consumer Payments and Commercial Payments and Managed Services. For more information about the Company’s segments, refer to Note 12 – Segment Information. The Company enters into agreements with payment processors which in turn have agreements with multiple Card Associations. These Card Associations comprise an alliance aligned with insured financial institutions (“Member Banks”) that work in conjunction with various local, state, territory, and federal government agencies to make the rules and guidelines regarding the use and acceptance of credit and debit cards. Card Association rules require that vendors and processors be sponsored by a Member Bank and register with the Card Associations. The Company has multiple sponsorship bank agreements and is a registered Independent Sales Organization (“ISO”) with Visa®. The Company is also a registered Member Service Provider with MasterCard®. The Company’s sponsorship agreements allow the capture and processing of electronic data in a format to allow such data to flow through networks for clearing and fund settlement of merchant transactions. The Company uses a direct sales force and contracts with other ISOs and Independent Sales Agents (“ISA”) to attract merchant accounts. The Company develops and uses software to process and monitor merchant transactions, provide customer support and other back office services.

Basis of Presentation and Consolidation

The accompanying unaudited condensed consolidated financial statements include those of the Company and its controlled subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation. Investments in unconsolidated affiliated companies are accounted for under the equity method and are included in “Investment in unconsolidated entities” in the accompanying consolidated balance sheets. The Company generally utilizes the equity method of accounting when it has an ownership interest of between 20% and 50% in an entity, provided the Company is able to exercise significant influence over the investee’s operations.

These unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and should be read in connection with the Company’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2017. The accompanying unaudited condensed consolidated financial statements are unaudited; however, in the opinion of management they include all normal and recurring adjustments necessary for a fair presentation of the Company’s unaudited condensed consolidated financial statements for the periods presented. Results of operations reported for interim periods are not necessarily indicative of results for the entire year due to seasonal fluctuations in the Company’s revenue as a result of consumer spending patterns. All intercompany balances and transactions have been eliminated.

F-35

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company recognizes revenue when (1) it is realized or realizable and earned, (2) there is persuasive evidence of an arrangement, (3) delivery and performance has occurred, (4) there is a fixed or determinable sales price and (5) collection is reasonably assured.

The Company generates revenue primarily for fees charged to merchants for the processing of card-based transactions. The Company’s reporting segments are organized by services the Company provides and distinct business units. Set forth below is a description of the Company’s revenue by segment. See Note 16 – Segment Information in the Company’s consolidated financial statements for the year ended December 31, 2017 for further discussion of the Company’s reportable segments.

Consumer Payments

The Company’s Consumer Payments segment represents merchant card fee revenues, which are based on the electronic transaction processing of credit, debit and electronic benefit transaction card processing authorized and captured through third-party networks, check conversion and guarantee, and electronic gift certificate processing. Merchants are charged rates which are based on various factors, including the type of bank card, card brand, merchant charge volume, the merchants industry and the merchant’s risk profile. Typically, revenues generated from these transactions are based on a variable percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. The Company’s contracts in most instances involve three parties: the Company, the merchant and the sponsoring bank. The Company’s sponsoring banks collect the gross revenue from the merchants, pay the interchange fees and assessments to the credit card associations, retain their fees and pay to the Company a net residual payment representing the Company’s fee for the services provided. Merchant customers may also be charged miscellaneous fees, including statement fees, annual fees, and monthly minimum fees, fees for handling chargebacks, gateway fees and fees for other miscellaneous services.

The determination of whether a company should recognize revenue based on the gross amount billed to a customer or the net amount retained is a matter of judgment that depends on the facts and circumstances of the arrangement and that certain factors should be considered in the evaluation. The Company recognizes merchant card fee revenues net of interchange fees, which are assessed to the Company’s merchant customers on all transactions processed by third parties. Interchange fees and rates are not controlled by the Company, which effectively acts as a clearing house collecting and remitting interchange fee settlement on behalf of issuing banks, debit networks, credit card associations and its processing customers. All other revenue is reported on a gross basis, as the Company contracts directly with the merchant, assumes the risk of loss and has pricing flexibility.

F-36

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Commercial Payments and Managed Services

The Company’s Commercial Payments and Managed Services segment represents outsourced services revenue, which is primarily derived from providing an outsourced sales force to certain enterprise customers. These services may be provided in areas related to supplier / management campaigns, merchant development programs, and receivable finance management. Commercial Payments and Managed Services are provided on a cost-plus fee arrangement. Revenue is recognized to the extent of billable rates times hours worked and other reimbursable costs incurred.

Other revenue

Other revenue is comprised of fees for services not specifically described above, which are generally transaction-based fees that are recognized at the time the transactions are processed, and revenue generated from the sale of point of sale devices (“terminals”) when the following four criteria are met: evidence of an agreement exists, delivery has occurred, the selling price is fixed and determinable, and collection of the selling price is reasonably assured.

Costs of Services

Costs of Merchant Card Fees

Cost of merchant card fees primarily consist of residual payments to agents and ISOs and other third-party costs directly attributable to payment processing. The residual payments represent commissions paid to agents and ISOs based upon a percentage of the net revenues generated from merchant transactions.

Other Costs of Services

Other costs of services include salaries directly related to outsourced services revenue, merchant supplies, and other service expenses.

Comprehensive Income

Comprehensive income represents the sum of net income (loss) and other amounts that are not included in the income statement as the amounts have not been realized. For the three months ended March 31, 2018 and 2017, there were no differences between the Company’s net income (loss) and comprehensive income (loss). Therefore, no separate Statement of Other Comprehensive Income is included in the financial statements for the reporting periods.

Fair Value Measurements

The Company measures certain assets and liabilities at fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-level fair value hierarchy to prioritize the inputs used to measure fair value and maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 – Quoted market prices in active markets for identical assets or liabilities as of the reporting date.

F-37

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Level 2 – Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3 – Unobservable inputs that are not corroborated by market data.

The fair values of the Company’s warrant liability, merchant portfolios, assets and liabilities acquired in mergers and business combinations and the implied fair value of the Company, are primarily based on Level 3 inputs and are generally estimated based upon independent appraisals that include discounted cash flow analyses based on the Company’s most recent cash flow projections and, for years beyond the projection period, estimates based on assumed growth rates. Assumptions are also made regarding appropriate discount rates, perpetual growth rates, and capital expenditures, among others. In certain circumstances, the discounted cash flow analyses are corroborated by a market-based approach that utilizes comparable company public trading values and, where available, values observed in public market transactions.

The carrying values of accounts and notes receivable, accounts payable and accrued expenses, long-term debt and cash, including settlement assets and the associated deposit liabilities approximate fair value due to either the short-term nature of such instruments or the fact that the interest rate of the debt is based upon current market rates.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board (“FASB”) and other standard setting entities that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The following are recent pronouncements relevant to the Company:

Adopted During the Three Months Ended March 31, 2018

In May 2017, the FASB issued ASU 2017-09 “Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting,” to provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all the following are met:

1.	The fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification.
2.	The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified.
3.	The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified.

The ASU was effective for, and was adopted by, the Company on January 1, 2018. Adoption of this ASU did not have a material impact on the Company’s financial position, results of operations or cash flows.

F-38

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Recently Issued Pronouncements Not Yet Adopted

In May 2014, the FASB issued ASU 2014-09, amended in August 2015 by ASU 2015-14, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The FASB has issued several additional ASUs since this time that add additional clarification to certain issues existing after the original ASU was released. All of the new standards are effective for the Company on January 1, 2019. The standards permit the use of either the retrospective or cumulative effect transition method. The new standard could change the amount and timing of revenue and costs for certain significant revenue streams, increase areas of judgment and related internal controls requirements, change the presentation of revenue for certain contract arrangements and possibly require changes to the Company’s software systems to assist in both internally capturing accounting differences and externally reporting such differences through enhanced disclosure requirements. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning or the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

In September 2017, the FASB issued ASU 2017-13 “Revenue Recognition (Topic 605), Revenues from Customers (Topic 606), Leases (Topic 840) and Leases (Topic 842)”, which made amendments to SEC paragraphs pursuant to the Staff Announcement at the July 20, 2017 Emerging Issues Task Force (EITF) Meeting and rescission of prior SEC Staff Announcements and Observer comments. This guidance, which is effective upon the adoption of ASC 606 and 842. The Company will assess the impact of the ASU while assessing the impact from implementing ASC 606 and 842 to the consolidated financial statements, results of operations, and cash flows.

Concentrations

The Company’s revenue is substantially derived from processing Visa® and MasterCard® bank card transactions. Because the Company is not a Member Bank, in order to process these bank card transactions, the Company maintains sponsorship agreements with three Member Banks, as of March 31, 2018, which require, among other things, that the Company abide by the by-laws and regulations of the Card Associations.

Substantially all of the Company’s revenues and receivables are attributable to merchant customer transactions, which are processed primarily by two third-party payment processors.

F-39

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

A majority of the Company’s cash and restricted cash is held in certain financial institutions, substantially all of which is in excess of federal deposit insurance corporation limits. The Company does not believe it is exposed to any significant credit risk from these transactions.

Reclassification

Certain prior year amounts in the unaudited condensed consolidated financial statements have been reclassified to conform to the current year presentation, with no effect on net loss or members’ deficit.

2.	SETTLEMENT ASSETS AND OBLIGATIONS

The principal components of the Company’s settlement assets and obligations at March 31, 2018 and December 31, 2017 are as follows:

(in thousands)
Settlement Assets	March 31, 2018	December 31, 2017
Due from card processors	$4,328	$7,207
Settlement Obligations
Due to ACH payees	13,704	10,474
Total settlement obligations, net	$(9,376)	$(3,267)

Amounts due to ACH payees are offset by restricted cash.

3.	goodwill and intangible assets

The Company records goodwill when an acquisition is made and the purchase price is greater than the fair value assigned to the underlying tangible and intangible assets acquired and the liabilities assumed. As of March 31, 2018 and December 31, 2017, all of the Company’s goodwill is related to the Consumer Payments reporting unit. The Company’s intangible assets primarily include merchant portfolios and other intangible assets such as non-compete agreements, tradenames, acquired technology (developed internally by acquired companies prior to the business combination with the Company) and customer relationships.

F-40

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

As of March 31, 2018 and December 31, 2017 goodwill and intangible assets consisted of the following:

(in thousands)	March 31, 2018	December 31, 2017
Goodwill	$101,532	$101,532
Other intangible assets:
Merchant portfolios	$50,416	$46,716
Non-compete agreements	3,390	3,390
Tradename	2,580	2,580
Acquired technology (developed internally)	13,200	13,200
Customer relationships	51,090	51,090
	120,676	116,976
Less accumulated amortization:
Merchant portfolios	(42,441)	(41,915)
Non-compete agreements	(3,318)	(3,243)
Tradename	(830)	(776)
Acquired technology (developed internally)	(8,478)	(7,928)
Customer relationships	(22,503)	(21,052)
	(77,570)	(74,914)
	$43,106	$42,062

The Company tests goodwill for impairment for the Consumer Payments reporting unit on an annual basis, or when events occur or circumstances indicate the fair value of a reporting unit is below its carrying value. The Company will perform its annual goodwill impairment test as of November 30, 2018 using market data and discounted cash flow analyses. The Company concluded there were no indicators of impairment as of March 31, 2018 or December 31, 2017. As such, there was no accumulated impairment loss as of March 31, 2018 and December 31, 2017.

4.	property, equipment and software

The Company’s property, equipment, and software balance primarily consists of furniture, fixtures, and equipment used in the normal course of business, computer software developed for internal use, and leasehold improvements. Computer software represents purchased software and internally developed back office and merchant interfacing systems used to assist the reporting of merchant processing transactions and other related information.

F-41

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

A summary of property, equipment, and software as of March 31, 2018 and December 31, 2017 follows:

(in thousands)	March 31, 2018	December 31, 2017	Useful Life
Furniture and fixtures	$1,969	$1,871	2-7 years
Equipment	6,772	6,256	3-7 years
Computer software	22,165	20,443	3-5 years
Leasehold improvements	5,345	4,965	5-10 years
	36,251	33,535
Less accumulated depreciation	(22,685)	(21,592)
Property, equipment, and software, net	$13,566	$11,943

Depreciation expense totaled $1.1 million and $0.8 million for the three months ended March 31, 2018 and 2017, respectively.

F-42

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

5.	accounts payable and accrued expenses

The Company accrues for certain expenses that have been incurred, which are classified within accounts payable and accrued expenses in the accompanying consolidated balance sheets.

Accounts payable and accrued expenses as of March 31, 2018 and December 31, 2017 consists of the following:

(in thousands)	March 31, 2018	December 31, 2017
Accounts payable	$11,076	$8,751
Accrued compensation	6,865	6,136
Other accrued expenses	795	3,716
	$18,736	$18,603

6.	LONG-TERM DEBT

Long-term debt as of March 31, 2018 and December 31, 2017 consists of the following:

(in thousands)	March 31, 2018	December 31, 2017
Term Loan - Senior, matures January 3, 2023 and bears interest at LIBOR plus 5.0% for March 31, 2018 and 6.0% for December 31, 2017 (Actual rate of 6.7% at March 31, 2018 and 7.4% at December 31, 2017)	$264,830	$198,000
Term Loan - Subordinated, matures July 3, 2023 and bears interest at 5.0% plus payment-in-kind interest (Actual rate of 10.5% at March 31, 2018 and 11.3% at December 31, 2017)	86,312	85,118
Total Debt	351,142	283,118
Less: current portion of long-term debt	(2,682)	(7,582)
Less: unamortized debt discounts	(3,470)	(3,212)
Less: deferred financing costs	(4,533)	(4,385)
Total long-term debt	$340,457	$267,939

F-43

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Debt Restructuring

On January 3, 2017, the Company restructured its long-term debt by entering into a Credit and Guaranty Agreement with a syndicate of lenders (the “Credit Agreement”). As a result, the syndicate of lenders became senior lenders and Goldman Sachs became a subordinated lender to the Company. The Credit Agreement had a maximum borrowing amount of $225.0 million, consisting of a $200.0 million Term Loan and a $25.0 million revolving credit facility. In addition, on January 3, 2017, the Company entered into a Credit and Guaranty Agreement with Goldman Sachs Specialty Lending Group, L.P. (“GS”) (the “GS Credit Agreement” and, together with the GS Agreement, the “Original Agreements”) for an $80.0 million term loan, the proceeds of which were used to refinance the amounts previously outstanding with GS. The term loans under the Credit Agreement and GS Credit Agreement were issued at a discount of $3.7 million, which is being amortized to interest expense over the lives of the term loans using the effective interest method. The Company determined that the 2017 debt restructuring should be accounted for as a debt extinguishment. The Company recorded an extinguishment loss of approximately $1.8 million, which consisted primarily of lender fees incurred in connection with the refinancing and the write-off of unamortized deferred financing fees and original issue discount associated with the previous debt. Amounts expensed in connection with the refinancing were recorded as a component of interest and other expense in the consolidated statement of operations for the three months ended March 31, 2018.

On January 11, 2018, the Company modified its long-term debt by amending the GS Credit Agreement and the Credit Agreement (collectively, the “2018 Amendment”).

The 2018 Amendment increased the Credit Agreement term loans by $67.5 million and lowered the applicable margin under the Credit Agreement. The $67.5 million in additional borrowings under the Credit Agreement was issued at a discount of $0.4 million, which is being amortized to interest expense over the lives of the term loans using the effective interest method. Borrowings under the Credit Agreement were subject to an applicable margin, or percentage per annum, equal to: (i) with respect to Initial Term Loans, (a) for LIBOR Rate Loans, 6.00% per annum and (b) for Base Rate Loans, 5.00% per annum; and (ii) with respect to Revolving Loans (a) for LIBOR Rate Loans and Letter of Credit fees, 6.00%, (b) for Base Rate Loans, 5.00% and (c) for unused commitment fees, 0.50%. As a result of the 2018 Amendment, borrowings under the Credit Agreement are subject to an applicable margin, or percentage per annum, equal to: (i) with respect to Initial Term Loans, (a) for LIBOR Rate Loans, 5.00% per annum and (b) for Base Rate Loans, 4.00% per annum; and (ii) with respect to Revolving Loans (a) for LIBOR Rate Loans and Letter of Credit fees, 5.00%, (b) for Base Rate Loans, 4.00% and (c) for unused commitment fees, 0.50%.

The Company determined that the 2018 Amendment should be accounted for as a debt modification. Therefore, all previously deferred fees and costs continue to be amortized to interest expense using the effective interest method over the respective terms of the amended loans. The Company incurred $0.8 million in issuance costs related to the 2018 Amendment, which were expensed as incurred and recorded as a component of interest and other expense in the accompanying consolidated statement of operations for the three months ended March 31, 2018. In connection with the new lenders to the Credit Agreement as a result of the 2018 Amendment, the Company capitalized incremental deferred financing costs of $0.3 million and fees paid to lenders of $0.4 million. The Company is amortizing these amounts to interest and other expense using the effective interest method over the terms of the Credit Agreement.

F-44

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

As a result of the 2018 Amendment, the Credit Agreement has a maximum borrowing amount of $292.5 million, consisting of a $267.5 million Term Loan and a $25.0 million revolving credit facility. The Credit Agreement matures on January 3, 2023, with the exception of the revolving credit facility which expires on January 2, 2022. Any amounts outstanding under the revolving credit facility must be paid in full before the maturity date of January 2, 2022. There were no amounts outstanding under the revolving credit facility as of March 31, 2018 or December 31, 2017.

The Credit Agreement, as amended, contains representations and warranties, financial and collateral requirements, mandatory payment events, and events of default and affirmative and covenants, including without limitation, covenants that restrict among other things, the ability to create liens, merge or consolidate, dispose of assets, incur additional indebtedness, make certain investments or acquisitions, enter into certain transactions (including with affiliates), and to enter into certain leases. Substantially all of the Company’s assets are pledged as collateral under the Credit Agreement and GS Credit Agreement. The financial covenant consist of an amended Total Net Leverage Ratio, as defined in the Amended SunTrust Term Loan Agreement and GS Agreement. As of March 31, 2018 and December 31, 2017, the Company was in compliance with the financial covenant.

The terms of the GS Agreement were amended to allow for the increase in borrowings under the Credit Agreement but otherwise the terms of the GS Agreement were not substantively changed by the 2018 Amendment. The borrowing amount under the GS Agreement is $80.0 million and was not changed in the 2018 Amendment. The GS Agreement matures on July 3, 2023.

Under the credit agreement the Company is required to make quarterly principal payments of $0.7 million. As of December 31, 2017, the Company was obligated to make certain additional mandatory prepayments based on Excess Cash Flow, as defined in the Credit Agreement. As of December 31, 2017, the mandatory prepayment based on Excess Cash Flow was $5.6 million, which was included in current portion of long-term debt. On April 26, 2018, the Company entered into a Limited Waiver and Consent, which waived the mandatory prepayment for 2017. See Note 14 - Subsequent Events.

F-45

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Principal contractual maturities on long-term debt at March 31, 2018 are as follows:

(in thousands)
Year ending December 31,	Maturities
2018	$2,682
2019	2,682
2020	2,682
2021	2,682
2022	2,682
Thereafter	337,732
$351,142

For the three months ended March, 31, 2018, the payment-in-kind (PIK) interest added $1.2 million to the principal amount of the subordinated debt, which totaled $86.3 million as of March 31, 2018.

The Company recorded $6.6 million and $5.7 million of interest expense for the three months ended March 31, 2018 and 2017, respectively.

Warrants

In connection with the prior GS Credit Agreement, the Company issued warrants to GS to purchase 1.0% of the Company’s outstanding Class A Common units. As part of the 2017 debt restructuring, the 1.0% warrant with GS was extinguished and the Company issued new warrants to GS to purchase 1.8% of the Company’s outstanding Class A Common units.

On January 11, 2018, the 1.8% warrant was amended to provide GS with warrants to purchase 2.2% of the Company’s outstanding Class A Common units. The change in the warrant percentage was the result of anti-dilution provisions in the agreement, which were triggered by the Class A Common unit redemptions that occurred during the three months ended March 31, 2018 as discussed in Note 9 – Members Equity. The warrants have a term of 7 years, an exercise price of $0 and may be exercised at any time prior to expiration date. Since the obligation is based solely on the fact that the 2.2% interest in equity of the Company is fixed and known at inception as well as the fact that GS may exercise the warrants, with a settlement in cash, any time prior to the expiration date of December 31, 2023, the warrants are required to be recorded as a liability.

As of March 31, 2018 and December 31, 2017, the warrants have a fair value of $12.2 million and $8.7 million, respectively, and are presented as a warrant liability in the accompanying consolidated balance sheets. The increases in fair value of the warrants of $3.5 million and $0.1 million for the three months ended March 31, 2018 and 2017, respectively, are included in interest and other expense in the consolidated statements of operations. Interest and other expense includes $0.1 million and $0.1 million of debt discount amortization for the three months ended March 31, 2018 and 2017, respectively.

F-46

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Deferred Financing Costs

Capitalized deferred financing costs related to the Company’s credit facilities totaled $4.5 million and $4.4 million at March 31, 2018 and December 31, 2017, respectively. Deferred financing costs are being amortized using the effective interest method over the remaining term of the respective debt and are recorded as a component of interest expense. The Company recognized interest expense related to the amortization of deferred financing costs of $0.2 million and $0.2 million for the three months ended March 31, 2018 and 2017, respectively. Deferred financing costs are included in long-term debt in the consolidated balance sheets.

7.	COMMITMENTS AND CONTINGENCIES

The Company is involved in certain legal proceedings and claims, which arise in the ordinary course of business. In the opinion of the Company, based on consultations with inside and outside counsel, the results of any of these ordinary course matters, individually and in the aggregate, are not expected to have a material effect on its results of operations, financial condition, or cash flows. As more information becomes available, if the Company should determine that an unfavorable outcome is probable on a claim and that the amount of probable loss that it will incur on that claim is reasonably estimable, it will record an accrued expense for the claim in question. If and when the Company records such an accrual, it could be material and could adversely impact its financial condition, results of operations, and cash flows.

8.	related party transactions

The Company has a management services agreement and an annual bonus payout with PSD Partners, which is owned by a member of Priority Investment Holdings, LLC, which is the member owner of Priority Holdings, LLC. For the three months ended March 31, 2018 and 2017, the Company incurred a total of $0.4 million and $0.2 million, respectively, for costs related to management service fees, annual bonus payout, and occupancy fees, which are recorded in selling, general and administrative expenses in the accompanying consolidated statement of operations.

F-47

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

9.	MEMBERS’ EQUITY

On January 3, 2017, the Company used the proceeds from the 2017 debt restructuring to redeem 4,681,590 Class A Common units for $200.0 million (the “Redemption”). Concurrent with the Redemption, (i) the Company and its members entered into an amended and restated operating agreement that eliminated the Class A Preferred units and the Class C Common units and (ii) the Plan of Merger was terminated which resulted in the cancellation of related contingent consideration due to the Preferred A unitholders.

On January 31, 2017, the Company entered into a redemption agreement with one of its minority unitholders to redeem their Class A common membership units for a total redemption price of $12.2 million. The Company accounted for the Common Unit Repurchase Obligation as a liability because it is required to redeem these Class A Common units for cash. The liability was recorded at fair value at the date of the redemption agreement, which was equal to the redemption value. Under this agreement, the Company redeemed $3.0 million of Class A Common units in April 2017. As of December 31, 2017, the Common Unit Repurchase Obligation had a redemption value of $9.2 million.

The remaining $9.2 million was redeemed through the January 17, 2018 redemption of 115,751 Class A Common units for $5.0 million and the February 23, 2018 redemption of 96,999 Class A Common Units for $4.2 million. Therefore, the Company no longer had a Common Unit Repurchase Obligation as of March 31, 2018.

In addition to the aforementioned redemptions, the Company redeemed 295,834 Class A Common units for $26.0 million on January 17, 2018 and 445,410 Class A Common Units for $39.0 million on January 19, 2018. As a result of the aforementioned redemptions, the Company is 100% owned by PIH.

The Class A common units redeemed in January and February 2018 were then cancelled by the Company. The redemption transactions and the amended and restated operating agreement resulted in a one unitholder gaining control and becoming the majority unitholder of the Company. These changes in the equity structure of the Company have been recorded in the Statement of Changes in Members’ Deficit as capital transactions.

The equity structure of the Company is as follows as of March 31, 2018 and December 31, 2017:

	March 31, 2018		December 31, 2017
(in thousands)	Authorized	Issued	Authorized	Issued
Class A Common Units, voting	4,295	4,295	5,249	5,249
Class B Common Units, non-voting	274	247	335	302
Class C Common Units, non-voting	-	-	-	-

The Company paid distributions of $4.0 million to the members during the three months ended March 31, 2018. No distributions were paid to members during the three months ended March 31, 2017.

F-48

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

10.	Incentive interest plan

In 2014, as part of the merger with Pipeline Cynergy Holdings, the Company established the Priority Holdings Management Incentive Plan (the “Plan”) pursuant to the Operating Agreement of Priority Holdings, LLC, for which selected Company employees and contractors may be awarded Management Incentive Units representing a fractional part of the interests in Profits, Losses and Distributions of the Company and having the rights and obligations specified with respect to Class B Common Units or such other class of Units as the Board may establish from time to time in the Operating Agreement.

The management incentive interest units are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the U.S. Securities Act of 1933 and the issuance of Management Incentive Units pursuant thereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701; provided that the foregoing shall not restrict or limit the Company’s ability to issue any Management Incentive Units pursuant to any other exemption from registration under the Securities Act available to the Company. The Management Incentive Units are intended for U.S. federal income tax purposes to be “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43.

Under the Plan, the Board of Managers determines the terms and conditions of the profits interests granted. The majority of awards vest over the requisite service period or periods during which an employee is required to provide service in exchange for an award under the incentive interest plan. The profits interest units will vest at a rate of 40% or 20% as of September 21, 2016 and then in evenly across the remaining 3-5 years.

Concurrent with the redemptions disclosed in Note 9 – Members’ Equity, the Management Incentive Units were adjusted to maintain their pro-rata participation with the remaining membership interests by reducing the total number of units available and outstanding. The adjustments did not impact the value, terms, or vesting conditions of the Management Incentive Units. All employee units forfeited are eligible to be reissued in subsequent grants. Therefore, forfeited units are included in shares available for grant as of the end of each period.

The following summarizes the activity of the Plan for the three months ended March 31, 2018:

	Units Available for Grant	Units Granted
Balance at December 31, 2017	33,504	301,536
Pro rata adjustment	(6,089)	(54,804)
Balance at March 31, 2018	27,415	246,732

F-49

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

	Number of Units	Weighted-Average Grant- Date Fair Value
Vested units at December 31, 2017	183,938	$15.18
Pro rata adjustment	(33,431)	18.55
Vested units at March 31, 2018	150,507	$18.55

	Number of Units	Weighted-Average Grant- Date Fair Value
Non-vested units at December 31, 2017	117,598	$15.18
Pro rata adjustment	(21,373)	18.55
Non-vested units at March 31, 2018	96,225	$18.55

The following summarizes the activity of the Plan for the three months ended March 31, 2017:

	Units Available for Grant	Units Granted
Balance at December 31, 2016	-	638,297
Pro rata adjustment	-	(298,824)
Units forfeited	6,111	(6,111)
Balance at March 31, 2017	6,111	333,362

	Number of Units	Weighted-Average Grant- Date Fair Value
Vested units at December 31, 2016	184,468	$7.97
Pro rata adjustment	(86,360)	14.98
Vested units at March 31, 2017	98,108	$14.98

F-50

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

	Number of Units	Weighted-Average Grant- Date Fair Value
Non-vested units at December 31, 2016	453,829	$7.97
Pro rata adjustment	(212,464)	14.98
Units forfeited	(6,111)	14.98
Non-vested units at March 31, 2017	235,254	$14.98

Unit-based compensation expense was $0.2 million and $0.3 million for three months ended March 31, 2018 and 2017, respectively. As of March 31, 2018, there is approximately $1.1 million of total unrecognized compensation cost related to non-vested share units granted under the plan. Under the plan there is no stated exercise price per unit.

11.	Fair value measurements

The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.

F-51

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Warrant

On January 3, 2017, the warrants of 1.0% were cancelled and replaced by the issuance of warrants to purchase Class A Common Units representing 1.8% of the outstanding Class A Common Units of the Company. On January 11, 2018, the debt warrants of 1.8% were cancelled and replaced by the issuance of warrants to purchase Class A Common Units representing 2.2% of the outstanding Class A Common Units of the Company. See Note 6 – Long-Term Debt. The Company estimates the fair value of the Company using a weighted-average of values derived from generally accepted valuation techniques, including market approaches, which consider the guideline public company method, the guideline transaction method, the recent funding method, and an income approach, which considers discounted cash flows. The Company adjusts the carrying value of the warrant to fair value as determined by the valuation model and recognizes the change in fair value as an increase or decrease in interest and other expense. As such, the Company classifies the warrant subjected to recurring fair value measurement as Level 3.

Contingent Consideration – Preferred A Units Earnout

In conjunction with the merger disclosed in Note 1 – Nature of Business and Summary of Significant Accounting Policies, the Company provided a contingent preferred equity earnout plan. A current market valuation model, as described above, is used to estimate the fair value of the Company which, in turn, establishes the value of the preferred equity earnout contingent consideration. The Company adjusts the carrying value of the contingent consideration to fair value as determined by the valuation model and recognizes the change in fair value as “Change in fair value of contingent consideration.” The Company used a multiple of ten times the adjusted EBITDA, and applied a discount of 30% for lack of control and marketability in determining the value of the units. As such, the Company classifies the contingent consideration subjected to recurring fair value measurement as Level 3.

The table below presents the recorded amount of the warrants classified as liabilities measured at fair value on a recurring basis as of March 31, 2018 and December 31, 2017.

(in thousands)	Level 1	Level 2	Level 3	Total
Balance as of March 31, 2018
Warrant liability	$-	$-	$12,182	$12,182
	$-	$-	$12,182	$12,182

	Level 1	Level 2	Level 3	Total
Balance as of December 31, 2017
Warrant liability	$-	$-	$8,701	$8,701
	$-	$-	$8,701	$8,701

F-52

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

The following table shows a reconciliation of the beginning and ending balances for liabilities measured at fair value on a recurring basis using significant unobservable inputs that are classified as Level 3 in the fair value hierarchy for the three months ended March 31, 2018 and 2017:

Warrant Liability
Balance at December 31, 2017	$8,701
Extinguishment of GS 1.8% warrant liability (Note 6)	(8,701)
GS 2.2% warrant liability (Note 6)	12,182
Balance at March 31, 2018	$12,182

	Warrant Liability	Contingent Consideration
Balance at December 31, 2016	$4,353	$4,222
Extinguishment of GS 1.0% warrant liability (Note 6)	(4,353)	-
GS 1.8% warrant liability (Note 6)	4,503	-
Adjustment to ACCPC contingent consideration	-	(410)
Release of Preferred A contingent consideration (Note 9)	-	(3,812)
Adjustment to fair value included in earnings	90	-
Balance at March 31, 2017	$4,593	$-

There were no transfers among the fair value levels during the three months ended March 31, 2018 and 2017.

12.	SEGMENT Information

The Company’s operating segments are based on the Company’s product offerings and consist of the following: Consumer Payments and Commercial Payments and Managed Services, which are organized by services the Company provides and its distinct business units. The Commercial Payments and Managed Services operating segments have been combined into one Commercial Payments and Managed Services reportable segment.

To manage the business, the Company’s Chairman and Chief Executive Officer (“CEO”) both collectively serve as the chief operating decision makers (“CODM”). The CODM evaluates the performance and allocate resources based on the operating income of each segment. The Company operates in two reportable segments, Consumer Payments and Commercial Payments and Managed Services. For a detailed discussion of the Company’s reportable segments refer to Note 16 – Segment Information in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2017.

F-53

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Information on segments and reconciliations to consolidated revenues, consolidated operating income and consolidated depreciation and amortization are as follows for the periods presented:

	Three Months Ended March 31,
(in thousands)	2018	2017
Revenues:
Consumer Payments	$108,981	$87,137
Commercial Payments and Managed Services	6,615	5,955
Consolidated Revenues	$115,596	$93,092

Operating income (loss):
Consumer Payments	$7,962	$6,017
Commercial Payments and Managed Services	(84)	547
Consolidated operating income	$7,878	$6,564

Depreciation and amortization:
Consumer Payments	$3,649	$3,553
Commercial Payments and Managed Services	118	91
Consolidated depreciation and amortization	$3,767	$3,644

A reconciliation of total operating income (loss) to the Company’s net income (loss) is as follows:

	Three Months Ended March 31,
(in thousands)	2018	2017
Total operating income	$7,878	$6,564
Less: interest and other expense, net	(11,001)	(7,811)
Less: equity in income (loss) of unconsolidated entities	(54)	26
Net loss	$(3,177)	$(1,221)

The Company’s results of operations and financial condition are not significantly reliant upon any single customer for the three months ended March 31, 2018 and 2017. Substantially all revenues are generated in the United States.

F-54

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

13.	EArnings PEr UNIT

The following table sets forth the computation of the Company's basic and diluted earnings per unit:

	Three Months Ended March 31,
(in thousands except per unit data)	2018	2017
Numerator:
Net loss	$(3,177)	$(1,221)
Less: Distributions to participating securities	(45)	-
Net loss available to common unitholders	(3,222)	(1,221)
Denominator:
Weighted average units outstanding – basic and diluted	4,445	5,289
Basic and diluted earnings (loss) per unit	$(0.72)	$(0.23)

As of March 31, 2018 and 2017, there were 246,732 and 333,362 non-voting Class B units as well as warrants to issue 2.2% and 1.8% of the outstanding Class A Common units of the Company that are anti-dilutive. There were no dilutive common unit equivalents for the three months ended March 31, 2018 and 2017.

14.	SUBSEQUENT EVENTS

Subsequent events have been evaluated from the balance sheet date through May 24, 2018, the date on which the unaudited condensed consolidated financial statements were available to be issued.

On April 30, 2018, the Company entered into a Limited Waiver and Consent and is no longer obligated to make the 2017 mandatory prepayment based on Excess Cash Flow, as defined in the Credit Agreement. As of March 31, 2018, the amount of the excess cash flow payment previously classified as current portion of long-term debt has been classified as long-term debt as the amount is no longer callable by the creditor as of the date of the issuance of the quarterly financial statements.

F-55

Report of Independent Registered Public Accounting Firm

To the Unitholders and Board of Directors of Priority Holdings, LLC and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Priority Holdings, LLC and Subsidiaries (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in members’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2017, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Other Matter

On February 26, 2018, as amended, the unitholders of the Company entered into a contribution agreement with M I Acquisitions, Inc. (“M I”), a special purpose acquisition corporation, pursuant to which M I will acquire all of the outstanding equity interests of the Company.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the Company’s auditor since 2014.

Atlanta, Georgia
April 18, 2018

F-56

Priority holdings, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31, 2017 and 2016

	As of December 31,
(in thousands)	2017	2016
ASSETS
Current Assets:
Cash	$27,966	$32,279
Restricted cash	16,193	9,423
Accounts receivable, net of allowance for doubtful accounts of $484 and $727, respectively	47,433	33,746
Due from related parties	197	386
Prepaid expenses and other current assets	3,550	5,300
Current portion of notes receivable	3,442	1,581
Settlement assets	7,207	5,690
Total current assets	105,988	88,405

Notes receivable, less current portion	3,807	3,991
Property, equipment, and software, net	11,943	9,884
Goodwill	101,532	101,532
Intangible assets, net	42,062	50,037
Investment in unconsolidated entities	1,361	1,494
Other assets	14	707
Total assets	$266,707	$256,050

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$18,603	$11,162
Accrued residual commissions	23,470	18,926
Customer deposits	4,853	4,139
Due to related parties	-	244
Current portion of notes payable	7,582	-
Settlement obligations	10,474	4,488
Current portion of common unit repurchase obligation	1,500	-
Total current liabilities	66,482	38,959

Notes payable, net of discounts and deferred financing costs	267,939	87,094
Warrant liability	8,701	4,353
Contingent consideration	-	4,222
Common unit repurchase obligation	7,690	-
Other liabilities	6,050	5,415
Total long term liabilities	290,380	101,084
Total liabilities	356,862	140,043

Commitments and Contingencies (Notes 10, 12, and 14)
Members’ equity (deficit)	(90,155)	116,007
Total liabilities and members’ equity (deficit)	$266,707	$256,050

See Notes to Consolidated Financial Statements

F-57

Priority holdings, LLC AND SUBSIDIARIES

Consolidated Statements of Operations

For the years ended December 31, 2017, 2016, and 2015

	Year Ended December 31,
(in thousands, except per unit data)	2017	2016	2015
REVENUE:
Merchant card fees revenue	$398,988	$321,091	$268,221
Outsourced services revenue	23,308	20,061	14,815
Other revenue	3,323	2,962	3,208
Total revenue	425,619	344,114	286,244

OPERATING EXPENSES:
Costs of merchant card fees	305,461	243,049	199,067
Other costs of services	15,743	13,971	13,133
Salary and employee benefits	32,357	32,330	27,258
Depreciation and amortization	14,674	14,733	15,633
Selling, general and administrative	9,088	7,790	7,294
Change in fair value of contingent consideration	(410)	(2,665)	(575)
Other operating expenses	13,457	9,066	9,875
Total operating expenses	390,370	318,274	271,685
Income from operations	35,249	25,840	14,559

OTHER INCOME (EXPENSES):
Interest and other income	637	488	268
Interest and other expense	(31,159)	(5,980)	(5,490)
Equity in loss of unconsolidated entities	(133)	(162)	(70)
Total other expenses	(30,655)	(5,654)	(5,292)
Net income	$4,594	$20,186	$9,267

Earnings per unit:
Basic earnings per unit	$0.85	$2.01	$0.92
Diluted earnings per unit	$0.85	$2.01	$0.92

Weighted-average common units outstanding:
Basic	5,098	10,000	10,000
Diluted	5,098	10,000	10,000

See Notes to Consolidated Financial Statements

F-58

Priority holdings, LLC AND SUBSIDIARIES

Consolidated Statements of Changes in Members’ Equity (Deficit)

For the years ended December 31, 2017, 2016, and 2015

(in thousands)	Preferred Units - A Amount	Preferred Units - A Units	Common Units - A Amount	Common Units - A Units	Common Units - B Amount	Common Units - B Units	Common Units - C Amount	Common Units - C Units	Members’ Equity (Deficit)
Balance - December 31, 2014	$2,325	2,701	$94,282	10,000	$-	-	$1,334	1,500	$97,941
Member distributions	-	-	(3,682)	-	-	-	-	-	(3,682)
Net income	231	-	8,356	-	-	-	680	-	9,267
Balance - December 31, 2015	2,556	2,701	98,956	10,000	-	-	2,014	1,500	103,526
Member distributions	-	-	(10,019)	-	-	-	-	-	(10,019)
Unit-based compensation	-	-	-	-	2,314	638	-	-	2,314
Net income	153	-	20,033	-	-	-	-	-	20,186
Balance - December 31, 2016	2,709	2,701	108,970	10,000	2,314	638	2,014	1,500	116,007
Member distributions	-	-	(3,399)	-	-	-	-	-	(3,399)
Unit-based compensation	-	-	-	-	1,021	-	-	-	1,021
Net income	-	-	4,594	-	-	-	-	-	4,594
Redemption of membership interest	-	-	(203,000)	(4,751)	-	-	-	-	(203,000)
Reclass for common unit repurchase obligation	-	-	(9,190)	-	-	-	-	-	(9,190)
Release of contingent consideration	-	-	3,812	-	-	-	-	-	3,812
Elimination of Class C Units	-	-	2,014	-	-	-	(2,014)	(1,500)	-
Elimination of Preferred Units	(2,709)	(2,701)	2,709	-	-	-	-	-	-
Pro rata adjustment and forfeitures	-	-	-	-	-	(336)	-	-	-
Balance - December 31, 2017	-	-	$(93,490)	5,249	$3,335	302	$-	-	$(90,155)

See Notes to Consolidated Financial Statements

F-59

Priority holdings, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the years ended December 31, 2017, 2016, and 2015

	Year Ended December 31,
(in thousands)	2017	2016	2015
Cash flows from operating activities:
Net income	$4,594	$20,186	$9,267
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,674	14,733	15,633
Unit-based compensation expense	1,021	2,314	-
Amortization of debt issuance costs	714	391	324
Amortization of debt discount	497	274	274
Equity in loss of unconsolidated affiliates	133	162	70
Change in fair value of warrant liability	4,198	1,204	1,435
Change in fair value of contingent consideration	(410)	(2,665)	(575)
Loss on debt extinguishment	1,753	-	-
Payment in kind interest	5,118	-	-
Other non-cash change	133	196	694
Change in operating assets and liabilities:
Accounts receivable	(13,687)	8,388	(5,004)
Settlement assets	(1,517)	1,296	(6,987)
Prepaid expenses and other current assets	1,728	390	(3,754)
Notes receivable	(1,677)	(2,855)	(1,527)
Related parties	(55)	19	-
Accounts payable, accrued expenses and accrued residual commissions	12,317	(14,938)	8,878
Settlement obligations	5,986	(8,831)	5,374
Customer deposits	714	2,084	875
Other liabilities	635	(73)	331
Net cash provided by operating activities	36,869	22,275	25,308

Cash flows from investing activities:
Current year acquisitions, net of cash acquired	-	-	(26,724)
Investment of unconsolidated entity	-	-	(903)
Additions to property and equipment	(6,554)	(4,098)	(2,882)
Additions to intangible assets	(2,483)	(2,264)	(1,379)
Net cash used in investing activities	(9,037)	(6,362)	(31,888)

Cash flows from financing activities:
Proceeds from issuance of long term debt	276,290	-	22,696
Repayment of long term debt	(90,696)	-	-
Debt issuance costs	(4,570)	(529)	(300)
Distributions to members	(3,399)	(10,019)	(3,682)
Redemption of membership interests	(203,000)	-	-
Net cash (used in) provided by financing activities	(25,375)	(10,548)	18,714

Change in cash and restricted cash:
Net increase in cash and restricted cash	2,457	5,365	12,134
Cash and restricted cash, at the beginning of year	41,702	36,337	24,202
Cash and restricted cash, at the end of year	$44,159	$41,702	$36,336

Supplemental Cash Flow information:
Cash paid for interest	$19,036	$3,716	$3,458

Non-cash investing and financing activities:
Purchase of property and equipment through accounts payable	$60	$392	$-
Common unit repurchase obligation	$9,190	$-	$-

See Notes to Consolidated Financial Statements

F-60

Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1. Nature of business and Summary of significant accounting policies

Nature of Business

Priority Holdings, LLC was organized as a limited liability company on May 21, 2014 in the state of Delaware in accordance with the provisions of the Delaware Limited Liability Company Act as a result of the merger between Pipeline Cynergy Holdings, LLC (“PCH”) and Priority Payment Systems Holdings, LLC (“PPSH”). Priority Holdings, LLC and its subsidiaries are hereinafter referred to as the Company. Until January 3, 2017, the Company was owned by a group of private equity investors led primarily by Priority Investment Holdings, LLC (“PIH”) and Comvest Pipeline Cynergy Holdings, LLC (“Comvest”). On January 3, 2017, the Company exercised a redemption of the majority of Comvest’s membership units resulting in a change in the majority-voting unitholder. See Note 12 – Members Equity.

The Company provides merchant transaction processing services to small and medium-sized merchants and operates in two reportable segments, Consumer Payments and Commercial Payments and Managed Services. For more information about the Company’s segments, refer to Note 16 – Segment Information. The Company enters into agreements with payment processors which in turn have agreements with multiple Card Associations. These Card Associations comprise an alliance aligned with insured financial institutions (“Member Banks”) that work in conjunction with various local, state, territory, and federal government agencies to make the rules and guidelines regarding the use and acceptance of credit and debit cards. Card Association rules require that vendors and processors be sponsored by a Member Bank and register with the Card Associations. The Company has multiple sponsorship bank agreements and is a registered Independent Sales Organization (“ISO”) with Visa®. The Company is also a registered Member Service Provider with MasterCard®. The Company’s sponsorship agreements allow the capture and processing of electronic data in a format to allow such data to flow through networks for clearing and fund settlement of merchant transactions. The Company uses a direct sales force and contracts with other ISOs and Independent Sales Agents (“ISA”) to attract merchant accounts. The Company develops and uses software to process and monitor merchant transactions, provide customer support and other back office services.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements include those of the Company and its controlled subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation. Investments in unconsolidated affiliated companies are accounted for under the equity method and are included in “Investment in unconsolidated entities” in the accompanying consolidated balance sheets. The Company generally utilizes the equity method of accounting when it has an ownership interest of between 20% and 50% in an entity, provided the Company is able to exercise significant influence over the investee’s operations.

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and present our financial position, results of operations and cash flows.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

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Notes to Consolidated Financial Statements

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents include investments with original maturities of three months or less (when purchased) and cash on hand. Additionally, the Company classifies Company-owned cash accounts holding reserves for potential losses and customer settlement funds as restricted cash. Restricted cash is classified as current in the consolidated balance sheets and held for the purpose of either customer settlement in process activity or reserves held per contact terms. At December 31, 2017 and 2016, the Company maintained restricted cash of $16.2 million and $9.4 million, respectively.

Accounts Receivable

Accounts receivable are stated net of allowance for doubtful accounts and are amounts primarily due from the Company’s sponsor banks for revenues earned, net of related interchange and bank processing fees, and do not bear interest. Other types of accounts receivable are from agents, merchants and other customers. Amounts due from sponsor banks are typically paid within 30 days following the end of each month.

The allowance for doubtful accounts at December 31, 2017 and 2016, was $0.5 million and $0.7 million, respectively. The Company records an allowance for doubtful accounts when it is probable that the accounts receivable balance will not be collected, based upon loss trends and an analysis of individual accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recognized when received.

Property, equipment and software, net

Property and equipment are stated at cost, except for property and equipment acquired in a merger or business combination, which is recorded at fair value at the time of the transaction. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

The Company has multiple operating leases, all of which are related to office space. As operating leases do not involve transfer of risks and rewards of ownership of the leased asset to the lessee, the Company expenses the costs of its operating leases. The Company will make various alterations (leasehold improvements) to the office space and capitalize these costs as part of property and equipment. Leasehold improvements are amortized on a straight-line basis over the useful life of the improvement or the term of the lease, whichever is shorter.

Expenditures for repairs and maintenance which do not extend the useful life of the respective assets are charged to expense as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. At the time of retirements, sales, or other dispositions of property and equipment, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains or losses are presented as a component of income or loss from operations.

Costs incurred to develop software for internal use

The Company accounts for costs incurred to develop computer software for internal use in accordance with U.S. GAAP. Internal-use software development costs are capitalized once: (1) the preliminary project stage is completed, (2) management authorizes and commits to funding a specific software project, and (3) it is probable that the project will be completed and the software will be used to perform the function intended. Costs incurred prior to meeting the qualifications are expensed as incurred. Capitalization of costs ceases when the project is substantially complete and ready for its intended use. Post-implementation costs related to the internal use computer software, are expensed as incurred. Internal use software development costs are amortized using the straight-line method over its estimated useful life which ranges from three to five years. Software development costs may become impaired in situations where development efforts are abandoned due to the viability of the planned project becoming doubtful or due to technological obsolescence of the planned software product. For the years ended December 31, 2017, 2016, and 2015, there has been no impairment associated with internal use software. For each of the years ended December 31, 2017 and 2016, the Company capitalized software development costs of $3.1 million. As of December 31, 2017 and 2016, capitalized software development costs, net of accumulated amortization, totaled $6.7 million and $5.1 million, respectively, and is included in property, equipment, and software, net on the consolidated balance sheets. Amortization expense for capitalized software development costs for the years ended December 31, 2017, 2016, and 2015 was $1.6 million, $1.0 million, and $0.8 million, respectively.

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Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Settlement Assets and Obligations

Settlement processing assets and obligations represent intermediary balances arising in the Company’s settlement process for merchants and other customers. See Note 3—Settlement Processing Assets and Obligations for further information.

Investments in Unconsolidated Entities

The Company utilizes the equity method of accounting for investments when it possesses the ability to exercise significant influence, but not control, over the operating and financial policies of the investee. In applying the equity method, the Company records its investment at cost and subsequently increases or decreases the carrying amount of the investment by its proportionate share of the net earnings or losses and other comprehensive income (loss) of the investee. Dividends or other equity distributions reduce the carrying value of the investment.

As of December 31, 2017 and 2016, the Company holds two equity investments. The Company holds a 14.3% and 21.8% ownership interest in two entities with no voting control, but does have the ability to exercise significant influence over the investees. The nature of the Company’s contractual relationships with its unconsolidated entities are such that the Company does not direct, nor participate in, the activities that most significantly impact the unconsolidated entities economic performance, including but not limited to: (i) negotiating prices with the unconsolidated entities’ merchant customers, (ii) determining the commission structure for the unconsolidated entities’ sales force, (iii) developing and approving the unconsolidated entities’ annual operating budget, (iv) hiring and firing the unconsolidated entities’ chief executive, and (v) developing a business strategy, including the target market for the unconsolidated entities’ merchant portfolio. Accordingly, the Company has determined that it does not have a controlling financial interest in, and is therefore not the primary beneficiary of, its unconsolidated entities.

Intangible Assets

Intangible assets, acquired in connection with various acquisitions, are recorded at fair value determined using a discounted cash flow model as of the date of the acquisition. Intangible assets primarily include merchant portfolios and other intangible assets such as non-compete agreements, tradenames, acquired technology (developed internally by acquired companies prior to the business combination with the Company) and customer relationships.

Merchant Portfolios

Merchant portfolios represent the value of the acquired merchant customer base at the time of acquisition. The Company amortizes the cost of its acquired merchant portfolios over their estimated useful lives, which range from one year to ten years, using either a straight-line or an accelerated method that most accurately reflects the pattern in which the economic benefits of the respective asset is consumed.

Other Intangible Assets

Other intangible assets consist of values relating to non-compete agreements, trade names, acquired technology (developed internally prior to business combinations) and customer relationships. These values are amortized over the estimated useful lives ranging from three years to 25 years.

Goodwill

The Company tests goodwill for impairment for each of its reporting units on an annual basis, or when events occur or circumstances indicate the fair value of a reporting unit is below its carrying value. If the fair value of a reporting unit is less than its carrying value, an impairment loss is recorded to the extent that implied fair value of the goodwill within the reporting unit is less than its carrying value. The Company performed its most recent annual goodwill impairment test as of November 30, 2017 using market data and discounted cash flow analyses. Based on this analysis, it was determined that the fair value exceeded the carrying value of each of its reporting units. The Company concluded there were no indicators of impairment for the years ended December 31, 2017, 2016 and 2015.

Business Combinations

The Company uses the acquisition method of accounting for business combinations which requires assets acquired and liabilities assumed to be recognized at their fair values on the acquisition date. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. The fair values of the assets acquired and liabilities assumed are determined based upon the valuation of the acquired business and involves making significant estimates and assumptions based on facts and circumstances that existed as of the acquisition date. The Company uses a measurement period following the acquisition date to gather information that existed as of the acquisition date that is needed to determine the fair value of the assets acquired and liabilities assumed. The measurement period ends once all information is obtained, but no later than one year from the acquisition date.

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Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Impairment of Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. For long-lived assets, except goodwill, an impairment loss is indicated when the undiscounted future cash flows estimated to be generated by the asset group are not sufficient to recover the unamortized balance of the asset group. If indicated, the loss is measured as the excess of carrying value over the asset groups’ fair value, as determined based on discounted future cash flows. The Company concluded there were no indications of impairment for the years ended December 31, 2017, 2016 and 2015.

Accrued Residual Commissions

Accrued residual commissions consist of amounts due to ISOs and ISAs on the processing volume of the Company’s merchant customers. The commissions due are based on varying percentages of the volume processed by the Company on behalf of the merchants. Percentages vary based on the program type and transaction volume of each merchant. Residual commission expense was $249.9 million, $195.4 million and $157.0 million, respectively, for the years ended December 31, 2017, 2016 and 2015, and is included in costs of merchant card fees in the accompanying consolidated statements of operations.

ISO Deposit and Loss Reserve

ISOs may partner with the Company in an executive partner program in which ISOs are given preferential pricing in exchange for bearing risk of loss. Through the arrangement, the Company accepts deposits on behalf of the ISO and a reserve account is established by the Company. All amounts maintained by the Company are included in the accompanying consolidated balance sheets as other liabilities, which are directly offset by restricted cash accounts owned by the Company.

Unit-Based Compensation

The Company’s unit-based compensation plan, allows for the issuance of Management Incentive Units to employees and contractors. The Company measures and recognizes compensation expense for all unit-based awards based on estimated fair values at the time of grant. The Company estimates the fair value of unit-based awards using an option pricing valuation model. The Company expenses, on a straight-line basis, the portion of the award value expected to vest over the requisite service period, net of estimated forfeitures.

Revenue and Cost Recognition

The Company recognizes revenue when (1) it is realized or realizable and earned, (2) there is persuasive evidence of an arrangement, (3) delivery and performance has occurred, (4) there is a fixed or determinable sales price and (5) collection is reasonably assured.

The Company generates revenue primarily for fees charged to merchants for the processing of card-based transactions. The Company’s reporting segments are organized by services the Company provides and distinct business units. Set forth below is a description of the Company’s revenue by segment. See Note 16 – Segment Information for further discussion of the Company’s reportable segments.

Consumer Payments

The Company’s Consumer Payments segment represents merchant card fee revenues, which are based on the electronic transaction processing of credit, debit and electronic benefit transaction card processing authorized and captured through third-party networks, check conversion and guarantee, and electronic gift certificate processing. Merchants are charged rates which are based on various factors, including the type of bank card, card brand, merchant charge volume, the merchants industry and the merchant’s risk profile. Typically, revenues generated from these transactions are based on a variable percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. The Company’s contracts in most instances involve three parties: the Company, the merchant and the sponsoring bank. The Company’s sponsoring banks collect the gross revenue from the merchants, pay the interchange fees and assessments to the credit card associations, retain their fees and pay to the Company a net residual payment representing the Company’s fee for the services provided. Merchant customers may also be charged miscellaneous fees, including statement fees, annual fees, and monthly minimum fees, fees for handling chargebacks, gateway fees and fees for other miscellaneous services.

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Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The determination of whether a company should recognize revenue based on the gross amount billed to a customer or the net amount retained is a matter of judgment that depends on the facts and circumstances of the arrangement and that certain factors should be considered in the evaluation. The Company recognizes merchant card fee revenues net of interchange fees, which are assessed to the Company’s merchant customers on all transactions processed by third parties. Interchange fees and rates are not controlled by the Company, which effectively acts as a clearing house collecting and remitting interchange fee settlement on behalf of issuing banks, debit networks, credit card associations and its processing customers. All other revenue is reported on a gross basis, as the Company contracts directly with the merchant, assumes the risk of loss and has pricing flexibility.

Commercial Payments and Managed Services

The Company’s Commercial Payments and Managed Services segment represents outsourced services revenue, which is primarily derived from providing an outsourced sales force to certain enterprise customers. These services may be provided in areas related to supplier / management campaigns, merchant development programs, and receivable finance management. Commercial Payments and Managed Services are provided on a cost-plus fee arrangement. Revenue is recognized to the extent of billable rates times hours worked and other reimbursable costs incurred.

Other revenue

Other revenue is comprised of fees for services not specifically described above, which are generally transaction-based fees that are recognized at the time the transactions are processed, and revenue generated from the sale of point of sale devices (“terminals”) when the following four criteria are met: evidence of an agreement exists, delivery has occurred, the selling price is fixed and determinable, and collection of the selling price is reasonably assured.

Costs of Services

Costs of Merchant Card Fees

Cost of merchant card fees primarily consist of residual payments to agents and ISOs and other third-party costs directly attributable to payment processing. The residual payments represent commissions paid to agents and ISOs based upon a percentage of the net revenues generated from merchant transactions.

Other Costs of Services

Other costs of services include salaries directly related to outsourced services revenue, merchant supplies, and other service expenses.

Advertising

The Company expenses advertising and promotion costs as incurred. Advertising and promotion expense was approximately $0.5 million, $0.4 million, and $0.6 million for the years ended December 31, 2017, 2016 and 2015, respectively.

Income Taxes

The Company is organized as a Delaware limited liability company. The Company has elected to be treated as a limited liability corporation for the purpose of filing income tax returns, and as such, the income and losses of the Company flow through to the members. Accordingly, no provisions for federal income taxes are provided in the consolidated financial statements. However, management intends to distribute funds to cover the members’ Company-related tax liabilities.

As of December 31, 2017 and 2016, the Company has no material uncertain tax positions. The Company recognizes interest and penalties associated with uncertain tax positions as a component of income tax expense when identified. The accrual for interest and penalties is zero at December 31, 2017 and 2016.

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Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

On December 22, 2017, the U.S. government enacted tax reform legislation (U.S. tax reform) that reduced the corporate income tax rate and included a broad range of complex provisions affecting the taxation of businesses. Certain effects of the new legislation would generally require financial statement recognition to be completed in the period of enactment; however, in response to the complexities of this new legislation, the Securities and Exchange Commission (“SEC”) staff issued Staff Accounting Bulletin No. 118 (SAB 118) to provide companies with transitional relief. Specifically, when the initial accounting for items under the new legislation is incomplete, the guidance allows the recognition of provisional amounts when reasonable estimates can be made or the continued application of the prior tax law if a reasonable estimate of the effect cannot be made. The SEC staff has provided up to one year for companies to finalize the accounting for the effects of this new legislation, and the Company anticipates finalizing its accounting within that period. The Company has not yet quantified the impact; therefore, the Company has not included the amount in the financial statements for the year ended December 31, 2017. The Company is in the process of performing an analysis to determine the impact and will record any necessary adjustment during the year ended December 31, 2018.

Comprehensive Income

Comprehensive income represents the sum of net income and other amounts that are not included in the income statement as the amounts have not been realized. During the years ended December 31, 2017, 2016 and 2015, there were no differences between the Company’s net income and comprehensive income. Therefore, no separate Statement of Other Comprehensive Income in included in the financial statements for the reporting periods.

Fair Value Measurements

The Company measures certain assets and liabilities at fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-level fair value hierarchy to prioritize the inputs used to measure fair value and maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 – Quoted market prices in active markets for identical assets or liabilities as of the reporting date.

Level 2 – Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3 – Unobservable inputs that are not corroborated by market data.

The fair values of the Company’s warrant liability and contingent consideration (Preferred A Units Earnout), merchant portfolios, assets and liabilities acquired in mergers and business combinations and the implied fair value of the Company, are primarily based on Level 3 inputs and are generally estimated based upon independent appraisals that include discounted cash flow analyses based on the Company’s most recent cash flow projections and, for years beyond the projection period, estimates based on assumed growth rates. Assumptions are also made regarding appropriate discount rates, perpetual growth rates, and capital expenditures, among others. In certain circumstances, the discounted cash flow analyses are corroborated by a market-based approach that utilizes comparable company public trading values and, where available, values observed in public market transactions.

The carrying values of accounts and notes receivable, accounts payable and accrued expenses, long-term debt and cash, including settlement assets and the associated deposit liabilities approximate fair value due to either the short-term nature of such instruments or the fact that the interest rate of the debt is based upon current market rates.

Warrant Liability

As further discussed in Note 12 – Members Equity, in May 2014, the Company issued warrants to purchase Class A common units representing 1.0% of the outstanding common units. On January 3, 2017, these warrants were cancelled and replaced by the issuance of warrants to purchase Class A common units representing 1.8% of the outstanding common units of the Company. The warrants are accounted for as a liability and recorded at the estimated fair value. See Note 15 - Fair Value of Financial Instruments for further discussion of fair value methodology used to estimate this liability. At the end of each reporting period, the Company records changes in the estimated fair value during the period in interest and other expense. The Company adjusts the warrant liability for changes in fair value until the earlier of: (i) exercise of the warrants or (ii) expiration of the warrants.

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Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Earnings Per Unit

The Company follows the two class method when computing net income per common unit as the warrants issued meet the definition of participating securities. The two-class method determines net income (loss) per common unit for each class of common units and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two class method requires income available to common unitholders for the period to be allocated between common units and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The warrants are participating securities because they have a contractual right to participate in nonforfeitable dividends on a one-for-one basis with the Class A common units.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board (“FASB”) and other standard setting entities that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The following are recent pronouncements relevant to the Company:

Recently Adopted Accounting Pronouncements

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, which eliminates the requirement to retrospectively account for changes to provisional amounts initially recorded in a business combination. ASU 2015-16 requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustments are determined, including the effect of the change in provisional amount as if the accounting had been completed at the acquisition date. ASU 2015-16 is effective for reporting periods beginning after December 15, 2016 and is applied prospectively. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force), which provides guidance on the presentation of restricted cash or restricted cash equivalents in the statement of cash flows. For nonpublic entities, ASU 2016-18 will be effective for financial statements issued for fiscal years beginning after December 15, 2018. ASU 2016-18 must be applied using a retrospective transition method with early adoption permitted. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Pronouncements Not Yet Adopted

In May 2014, the FASB issued ASU 2014-09, amended in August 2015 by ASU 2015-14, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The FASB has issued several additional ASUs since this time that add additional clarification to certain issues existing after the original ASU was released. All of the new standards are effective for the Company on January 1, 2019. The standards permit the use of either the retrospective or cumulative effect transition method. The new standard could change the amount and timing of revenue and costs for certain significant revenue streams, increase areas of judgment and related internal controls requirements, change the presentation of revenue for certain contract arrangements and possibly require changes to the Company’s software systems to assist in both internally capturing accounting differences and externally reporting such differences through enhanced disclosure requirements. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on its consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. This guidance changes how entities account for equity investments that do not result in consolidation and are not accounted for under the equity method of accounting. Entities will be required to measure these investments at fair value at the end of each reporting period and recognize changes in fair value in net income. A practicability exception will be available for equity investments that do not have readily determinable fair values, however; the exception requires the Company to adjust the carrying amount for impairment and observable price changes in orderly transactions for the identical or a similar investment of the same issuer. This guidance also changes certain disclosure requirements and other aspects of current U.S. GAAP. ASU 2016-01 will be effective for the Company for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

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Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning or the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For example, the new guidance requires all excess tax benefits and tax deficiencies related to share-based payments to be recognized in income tax expense, and for those excess tax benefits to be recognized regardless of whether it reduces current taxes payable. The ASU also allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. For nonpublic entities, ASU 2016-09 will be effective for annual periods beginning after December 15, 2017. Early adoption is permitted, in any interim or annual period, with any adjustments reflected as of the beginning of the fiscal year of adoption. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this update change how companies measure and recognize credit impairment for many financial assets. The new expected credit loss model will require companies to immediately recognize an estimate of credit losses expected to occur over the remaining life of the financial assets (including trade receivables) that are in the scope of the update. The update also made amendments to the current impairment model for held-to-maturity and available-for-sale debt securities and certain guarantees. The guidance will become effective for fiscal years beginning after December 15, 2020. Early adoption is permitted for fiscal years beginning after December 15, 2019. The company is currently evaluating the effect of ASU 2016-13 on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The update clarifies how cash receipts and cash payments in certain transactions are presented and classified in the statement of cash flows. The effective date of this update is for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The update requires retrospective application to all periods presented but may be applied prospectively if retrospective application is impracticable. This guidance requires contingent cash payments to be classified as financing activities up to the amount of the initial contingent liability recognized, with any excess payments classified as operating activities. The Company is currently evaluating the impact of the adoption of this guidance on its statement of cash flows.

In January 2017, the FASB issued ASU 2017-01 “Business Combinations (Topic 805), Clarifying the Definition of a Business,” which provides a more robust framework to use in determining when a set of assets and activities is a business. The framework assists entities in evaluating whether both an input and a substantive process are present. The framework includes two sets of criteria to consider that depend on whether a set has outputs. Although outputs are not required for a set to be a business, outputs generally are a key element of a business; therefore, the FASB has developed more stringent criteria for sets without outputs. The ASU is effective for the Company after December 15, 2018. Early application of the amendments in this Update is allowed under certain circumstances. The Company is currently evaluating the impact of the adoption of this guidance on the Company’s consolidated statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, or ASU 2017-04. ASU 2017-04 simplifies the subsequent measurement of goodwill by eliminating “Step 2” from the goodwill impairment test. ASU 2017-04 is effective for nonpublic entities annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2021. Early adoption is permitted for annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09 Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting, to provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all the following are met:

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Notes to Consolidated Financial Statements

1.	The fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification.
2.	The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified.
3.	The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified.

The ASU is effective for the Company on January 1, 2018. Early adoption is permitted, The Company does not expect the adoption of this ASU to have a material impact on the Company’s consolidated financial statements.

In September 2017, the FASB issued ASU 2017-13 “Revenue Recognition (Topic 605), Revenues from Customers (Topic 606), Leases (Topic 840) and Leases (Topic 842)”, which made amendments to SEC paragraphs pursuant to the Staff Announcement at the July 20, 2017 Emerging Issues Task Force (EITF) Meeting and rescission of prior SEC Staff Announcements and Observer comments. This guidance, which is effective upon the adoption of ASC 606 and 842. The Company will assess the impact of the ASU while assessing the impact from implementing ASC 606 and 842 to the consolidated financial statements.

Concentrations

The Company’s revenue is substantially derived from processing Visa® and MasterCard® bank card transactions. Because the Company is not a Member Bank, in order to process these bank card transactions, the Company maintains sponsorship agreements with three Member Banks as of December 31, 2017, which require, among other things, that the Company abide by the by-laws and regulations of the Card Associations.

Substantially all of the Company’s revenues and receivables are attributable to merchant customer transactions, which are processed primarily by two third-party payment processors.

A majority of the Company’s cash and restricted cash is held in certain financial institutions, substantially all of which is in excess of federal deposit insurance corporation limits. The Company does not believe it is exposed to any significant credit risk from these transactions.

Reclassification

Certain prior year amounts in the consolidated financial statements have been reclassified to conform to the current year presentation, with no effect on net income or members’ equity.

2.       BUSINESS COMBINATION

On June 19, 2015, Priority Payment Systems Holdings, LLC (“PPSH”), a subsidiary of the Company, entered into a definitive agreement to purchase substantially all merchant acquiring related assets, except those identified as excluded, of American Credit Card Processing Corporation and their affiliates (collectively “ACCPC”). The Company purchased access to the ACCPC’s merchant portfolio (i.e., all merchant portfolios’ rights, title and interests in and to the residuals owed to expand our merchant footprint in the United States). The results of the acquired business are being reported by the Company as part of the Consumer Payments segment. The acquisition was financed via additional debt proceeds.

The transaction was accounted for using the acquisition method. Under the acquisition method, the purchase price was allocated to the underlying tangible and intangible assets acquired and the liabilities assumed based on their respective fair values, with the remainder allocated to goodwill. The goodwill is attributable to the general reputation of the business and the collective experience of the management and employees of the Company. The total amount of goodwill related to this transaction is deductible for tax purposes and included in the Consumer Payments reporting unit.

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Notes to Consolidated Financial Statements

The total purchase consideration was approximately $27.6 million and consisted of cash paid and contingent consideration related to an earnout. The earnout period is defined in the purchase agreement as the period beginning as of June 19, 2015, and for each of the three years thereafter. The minimum possible earnout is $0 and the maximum is $10 million. An earnout achieved, as defined in the purchase agreement, is when the annual growth rate of recurring net revenue received by PPSH with respect to an earnout period has increased over the baseline recurring net revenue by various criteria. The contingent consideration was determined by calculating the future value of the three earnout periods based on management’s expectation of performance of recurring net revenue meeting the various criteria. For the years ended December 31, 2017, 2016 and 2015, the Company recorded a change in fair value of contingent consideration related to ACCPC of $0.4 million, $0.4 million and $0.1 million, respectively, which are included in the consolidated change in fair value of contingent consideration included in the accompanying consolidated statement of operations.

The following table summarizes the acquisition-date fair value of the total consideration transferred:

Purchase consideration
(in thousands)
Cash paid to ACCPC	$26,724
Contingent consideration to ACCPC	900
Total purchase consideration	$27,624

The following table summarizes the acquisition-date fair value for the assets acquired and liabilities assumed on June 19, 2015 (the acquisition date):

(in thousands)
Cash deposits with sponsor banks	$345
Property and equipment	14
Other assets	25
Intangible assets	17,700
Other liabilities	(100)
Total net assets acquired	17,984

Goodwill	9,640
Total purchase consideration	$27,624

The following table summarizes intangible asset values assigned as follows:

	Indicated Fair Value at June 19, 2015	Estimated Remaining Life (years)	Amortization Method
(in thousands)
Non-compete agreements	$900	3.0	Straight-line
Customer relationships:
Relationships: ISO/Agents	1,400	11.0	Accelerated - sum-of-the-year’s digits
Relationships: Merchants	15,400	11.0	Accelerated - sum-of-the-year’s digits
Total value of identified intangible assets	$17,700

The results of operations of ACCPC have been included in the Company’s results since the acquisition date and are not material to the Company’s consolidated financial results. Supplemental pro forma results of operations of the combined entities for the year ended December 31, 2015 have not been presented as the financial impact to the Company’s consolidated financial statements would be immaterial.

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Notes to Consolidated Financial Statements

3.       SETTLEMENT ASSETS AND OBLIGATIONS

The Company has relationships with Member Banks to facilitate payment transactions. These agreements allow the Company to route transactions under the Member Banks’ control and identification numbers to clear card transactions through card networks.

Settlement assets and obligations refer to the process of transferring funds for sales and credits between card issuers and merchants. The standards of the card networks restrict non-members from performing funds settlement or accessing merchant settlement funds, and, instead, require that these funds be in the possession of the Member Bank until the merchant is funded.

Timing differences, interchange expense, merchant reserves, and exception items cause differences between the amount the Member Bank receives from the card networks and the amount funded to the merchants. Settlement processing assets and obligations represent intermediary balances arising in the settlement process.

Under the terms of the merchant agreements, the sponsor bank has the sole control and primary responsibility for merchant reserve accounts held to minimize credit risk associated with disputed merchant charges. The Company records settlement obligations for amounts payable to merchants for funds not yet collected in settlement from the processor. The principal components of the Company’s settlement assets and obligations at December 31, 2017 and 2016 are as follows:

(in thousands)
Settlement Assets	2017	2016
Due from card processors	$7,207	$5,127
Card settlement due from merchants	-	563
Total Settlement Assets	7,207	5,690
Settlement Obligations
Due to ACH payees	10,474	4,488
Total settlement assets (obligations), net	$(3,267)	$1,202

Amounts due to ACH payees are offset by restricted cash.

4.       INVESTMENTS IN UNCONSOLIDATED ENTITIES

The Company has non-controlling ownership interests in two entities, AME Commerce, Inc. (“AME”) and PayRight Health Solutions, LLC (“PayRight”). AME sells on-demand website services to small sized merchants. PayRight sells online services and point of service offerings to small sized merchants in the healthcare industry. The Company is required to evaluate its unconsolidated affiliates periodically and as circumstances change to determine if an implied controlling interest exists. During the years ended December 31, 2017, 2016, and 2015 the Company evaluated its investments in unconsolidated entities and concluded that the entities are not variable interests and, therefore, are accounted for under the equity method.

			Total Investment
	Ownership Percentage As of December 31,		As of December 31, (in thousands)
Unconsolidated Entity	2017	2016	2017	2016
AME Commerce	14.3%	14.3%	$260	$272
PayRight Health Solutions	21.8%	21.8%	1,101	1,222

The Company has an equity method investment in AME. On December 23, 2013, the Company purchased 375,000 shares of Series A Preferred Stock at a stock price of $0.50 per share for a total initial investment of $0.2 million. The Company has acquired additional shares of Series A Preferred Stock since its initial investment; (1) in 2014, 200,000 shares at a price of $0.50 per share for a total investment of $0.1 million and (2) in 2015, 175,000 shares at a price of $0.50 per share for a total investment of $0.1 million. At December 31, 2017 and 2016, the Company has invested $0.4 million in exchange for 750,000 shares for a 14.3% interest and is deemed to have significant influence as a Company unitholder also owns an interest in AME. AME experienced a net loss for the years ended December 31, 2017, 2016 and 2015 of which the Company recorded $16,671, $21,280, and $41,492, respectively, as equity loss in unconsolidated entity.

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Notes to Consolidated Financial Statements

The Company has an equity method investment in PayRight Health Solutions. On September 18, 2015, the Company purchased 3,731,540 units of Class AA Member Units for a total investment of $1.1 million. In addition, $0.3 million in “in-kind” services were provided by Priority to PayRight, and PayRight issued 1,183,171 Units (“Service Units”) to Priority in exchange for these specified IT hosting and infrastructure services. The Service Units were issued and fully vested at closing. As of December 31, 2017 and 2016, the Company has invested $1.4 million in exchange for 3,731,540 shares for a 21.8% interest in PayRight. PayRight experienced a net loss for the years ended December 31, 2017 and 2016, of which the Company recorded $0.1 million and $0.1 million as equity in loss in unconsolidated entity. The net loss of PayRight for the year ended December 31, 2015 was $28,352 and was recorded by the Company as equity in loss of unconsolidated entity.

5.       Notes Receivable

The Company has notes receivable from sales agents of $7.2 million and $5.6 million as of December 31, 2017 and 2016, respectively. These notes bear an average interest rate of 10.5% and 12.2% as of December 31, 2017 and 2016, respectively. Interest and principal payments on the notes are due at various dates through April 2021.

Under the terms of the agreements, the Company preserves the right to holdback residual payments due to the applicable sales agents and apply such residuals against future payments due to the Company. Based on the terms of these agreements and historical experience, no reserve has been recorded for uncollectible amounts as of December 31, 2017 and 2016.

Principal contractual maturities on the notes receivable at December 31, 2017 are as follows:

(in thousands)
Year ended December 31,	Maturities
2018	$3,442
2019	2,377
2020	1,251
2021	179
$7,249

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Notes to Consolidated Financial Statements

6.       goodwill and intangible assets

As of December 31, 2017 and 2016, goodwill and intangible assets consisted of the following:

(in thousands)	2017	2016
Goodwill	$101,532	$101,532
Other intangible assets:
Merchant portfolios	$46,716	$44,233
Non-compete agreements	3,390	3,390
Tradename	2,580	2,580
Acquired technology (developed internally)	13,200	13,200
Customer relationships	51,090	51,090
	116,976	114,493
Less accumulated amortization:
Merchant portfolios	(41,915)	(40,411)
Non-compete agreements	(3,243)	(2,628)
Tradename	(776)	(562)
Acquired technology (developed internally)	(7,928)	(5,748)
Customer relationships	(21,052)	(15,107)
	(74,914)	(64,456)
	$42,062	$50,037

The weighted-average amortization periods for intangible assets at December 31, 2017 and 2016 are the following:

	Useful Life	Amortization Method	Weighted Average Life
Merchant portfolios	1 – 10 years	Straight-line or double declining	7.2 years
Non-compete agreements	3 years	Straight-line	3 years
Tradename	12 years	Straight-line	12 years
Internally developed technology	6 years	Straight-line	6 years
Customer relationships	10 – 25 years	Sum of years digits	14.9 years

Amortization expense was $10.5 million, $11.9 million, and $12.0 million for the years ended December 31, 2017, 2016 and 2015, respectively.

Goodwill is recorded when an acquisition is made and the purchase price is greater than the fair value assigned to the underlying tangible and intangible assets acquired and the liabilities assumed. In connection with various acquisitions, the Company has recognized $101.5 million of goodwill, all related to the Consumer Payments reporting unit, as of December 31, 2017 and 2016. As the Commercial Payments and Managed Services reporting units have been developed internally and have not been impacted by the addition of goodwill through business combinations, there is no goodwill allocated to these reporting units. There have been no changes to the carrying value of goodwill for years ended December 31, 2017 and 2016. There was no accumulated impairment of goodwill recognized for the years ended December 31, 2017, 2016 or 2015.

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Notes to Consolidated Financial Statements

The estimated amortization expense of intangible assets as of December 31, 2017 for the next five years and thereafter is (in thousands):

(in thousands)
Year ending December 31,	Maturities
2018	$9,461
2019	8,435
2020	6,326
2021	4,736
2022	3,279
Thereafter	9,825
Total	$42,062

Actual amortization expense to be reported in future periods could differ from these estimates as a result of new intangible asset acquisitions, changes in useful lives, and other relevant events or circumstances.

7.       PROPERTY, EQUIPMENT and Software

A summary of property, equipment, and software as of December 31, 2017 and 2016 follows:

(in thousands)	2017	2016	Useful Life
Furniture and fixtures	$1,871	$1,113	2-7 years
Equipment	6,256	5,658	3-7 years
Computer software	20,443	17,017	3-5 years
Leasehold improvements	4,965	3,525	5-10 years
	33,535	27,313
Less accumulated depreciation	(21,592)	(17,429)
Property, equipment, and software, net	$11,943	$9,884

Computer software represents purchased software and internally developed back office and merchant interfacing systems used to assist the reporting of merchant processing transactions and other related information.

Depreciation expense totaled $4.2 million, $2.8 million, and $3.6 million for the years ended December 31, 2017, 2016 and 2015, respectively.

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Notes to Consolidated Financial Statements

8.       accounts payable and accrued expenses

The Company accrues for certain expenses that have been incurred, which are classified within accounts payable and accrued expenses in the accompanying consolidated balance sheets. Accounts payable and accrued expenses as of December 31, 2017 and 2016 consists of the following:

(in thousands)	2017	2016
Accounts payable	$8,751	$3,480
Accrued compensation	6,136	5,101
Other accrued expenses	3,716	2,581
	$18,603	$11,162

9.       LONG-TERM DEBT

Long-term debt as of December 31, 2017 and 2016 consists of the following:

(in thousands)	2017	2016
Term Loan - Senior, matures January 3, 2023 and bears interest at LIBOR plus 6% for 2017 (Actual rate of 7.4% at December 31, 2017)	$198,000	$-
Term Loan - Subordinated, matures July 3, 2023 and bears interest at 5% plus payment-in-kind interest for 2017 (Actual rate of 11.3% at December 31, 2017)	85,118	-
Note payable - Term Loan, matures May 21, 2019 and bears interest at Libor plus 3.8% for 2016 (Actual rate of 4.4% at December 31, 2016)	-	55,000
Note payable - MDTL, matures May 21, 2019 and bears interest at Libor plus 3.8% for 2016 (Actual rate of 4.4% at December 31, 2016)	-	33,696
Total Debt	283,118	88,696
Less: current portion of long-term debt	(7,582)	-
Less: unamortized debt discounts	(3,212)	(654)
Less: deferred financing costs	(4,385)	(948)
Total long-term debt	$267,939	$87,094

2017 Debt Restructuring

On January 3, 2017, the Company restructured its long-term debt by entering into a Credit and Guaranty Agreement with a syndicate of lenders (the “Credit Agreement”). As a result, the syndicate of lenders became senior lenders and Goldman Sachs became a subordinated lender to the Company. The Credit Agreement has a maximum borrowing amount of $225.0 million, consisting of a $200.0 million Term Loan and a $25.0 million revolving credit facility. In addition, on January 3, 2017, the Company entered into a Credit and Guaranty Agreement with Goldman Sachs Specialty Lending Group, L.P. (“GS”) (the “GS Credit Agreement”) for an $80.0 million term loan, the proceeds of which were used to refinance the amounts previously outstanding with GS. The term loans under the Credit Agreement and GS Credit Agreement were issued at a discount of $3.7 million, which is being amortized to interest expense over the lives of the term loans using the effective interest method. The amounts outstanding under the GS Credit Agreement mature on July 3, 2023 and the Credit Agreement matures on January 3, 2023, with the exception of the revolving credit facility which expires on January 2, 2022. There were no amounts outstanding under the revolving credit facility as of December 31, 2017. The 2016 facility, which was refinanced, consisted of a $55.0 million Term Loan, a $45.0 million Multi Draw Term Loan (“MDTL”) and a $5.0 million Revolver, which was due on May 21, 2019.

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Notes to Consolidated Financial Statements

Borrowings under the Credit Agreement bear interest at a rate equal to, at the Company’s option, either: (i) the Base rate, as defined in the Credit Agreement, plus the applicable margin or (ii) the London Interbank Offered Rate (LIBOR), plus the applicable margin. The Company is required to make quarterly principal payments of $0.5 million. In addition, the Company is obligated to make certain additional mandatory prepayments based on Excess Cash Flow, as defined in the Credit Agreement. As of December 31, 2017, the mandatory prepayment based on Excess Cash Flow was $5.6 million, which has been included in current portion of long-term debt. Interest is payable monthly or quarterly, depending on the type of borrowing.

Borrowings under the GS Credit Agreement bear interest at 5% plus the payment-in-kind (PIK) interest rate, as defined in the GS Credit Agreement. All amounts outstanding, under the GS Credit Agreement are due and payable at maturity. Interest is payable quarterly. As of December 31, 2017, the Company was in compliance with the financial covenants. For the year ended December, 31, 2017, the PIK interest added $5.1 million to the principal amount of the subordinated debt, which totaled $85.1 million as of December 31, 2017.

The Credit Agreement and the GS Credit Agreement contain representations and warranties, financial and collateral requirements, mandatory payment events, and events of default and affirmative and covenants, including without limitation, covenants that restrict among other things, the ability to create liens, merge or consolidate, dispose of assets, incur additional indebtedness, make certain investments or acquisitions, enter into certain transactions (including with affiliates), and to enter into certain leases. Substantially all of the Company’s assets are pledged as collateral under the Credit Agreement and GS Credit Agreement. The financial covenant consists of a Total Net Leverage Ratio, as defined in the Credit Agreement and GS Credit Agreement. As of December 31, 2017, the Company was in compliance with the financial covenant.

The Company determined that the 2017 debt restructuring should be accounted for as a debt extinguishment. The Company recorded an extinguishment loss of approximately $1.8 million, which consisted primarily of certain lender fees incurred in connection with the refinancing, write-offs of unamortized deferred financing fees and original issue discount associated with the extinguishment of the previous debt. Amounts expensed in connection with the refinancing are recorded as a component of interest and other expenses in the accompanying consolidated statement of operations for the year ended December 31, 2017.

On January 18, 2018, the Company amended the Credit Agreement. See Note 18 - Subsequent Events.

The Company recorded $23.8 million, $4.1 million and $3.5 million of interest expense for the years ended December 31, 2017, 2016, and 2015, respectively.

Principal contractual maturities on the Company’s long-term debt as of December 31, 2017 are as follows:

(in thousands)
Year ending December 31,	Maturities
2018	$7,582
2019	2,000
2020	2,000
2021	2,000
2022	2,000
Thereafter	267,536
$283,118

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Notes to Consolidated Financial Statements

Warrants

In connection with the prior GS Credit Agreement, the Company issued warrants to GS to purchase 1.0% of the Company’s outstanding Class A Common units. The warrants had a term of 7 years, an exercise price of $0 and could have been exercised at any time prior to termination date. Since the obligation was based solely on the fact that the 1.0% interest in equity of the Company was fixed and known at inception as well as the fact that GS could exercise the warrants, with a settlement in cash, any time prior to the expiration date of May 21, 2021, the warrants were required to be recorded as a liability.

As part of the 2017 debt restructuring, the 1.0% warrant was extinguished and the Company issued new warrants to GS to purchase 1.8% of the Company’s outstanding Class A common units. The warrants have a term of 7 years, an exercise price of $0 and may be exercised at any time prior to expiration date. Since the obligation is based solely on the fact that the 1.8% interest in equity of the Company is fixed and known at inception as well as the fact that GS may exercise the warrants, with a settlement in cash, any time prior to the expiration date of December 31, 2023, the warrants are required to be recorded as a liability.

As of December 31, 2017 and 2016, the warrants have a fair value of $8.7 million and $4.4 million, respectively, and are presented as a warrant liability of the accompanying consolidated balance sheets. The $4.3 million, $1.2 million and $1.4 million increases in fair value of the warrants for the years ended December 31, 2017, 2016 and 2015, respectively, are included in interest and other expense in the consolidated statements of operations. The interest expense includes $0.5 million, $0.3 million, and $0.3 million of debt discount amortization in 2017, 2016 and 2015, respectively.

Deferred Financing Costs

Deferred financing costs consist of fees paid to the lenders, attorneys and third-party costs related to execution of the credit facilities. Capitalized deferred financing costs related to the Company’s credit facilities totaled $5.1 million and $1.9 million at December 31, 2017 and 2016, respectively. Deferred financing costs are being amortized using the effective interest method over the remaining term of the respective debt and are recorded as a component of interest expense. The Company recognized interest expense related to the amortization of deferred financing costs of $0.7 million, $0.4 million and $ 0.3 million for the years ended December 31, 2017, 2016 and 2015, respectively. Long-term debt is shown net of deferred financing costs in the consolidated balance sheets.

10. COMMITMENTS AND CONTINGENCIES

Leases

The Company has various operating leases for office space and equipment. These leases range in terms from 12 months to 16 years and have rates ranging from $36 per month to $25,840 per month and do not include any renewal periods.

Future minimum lease commitments under non-cancelable operating leases with initial or remaining terms in excess of one year are as follows:

Years ending December 31,	Operating Leases (in thousands)
2018	$1,476
2019	1,057
2020	841
2021	848
2022	936
Thereafter	4,869
$10,027

Total rent expense for the years ended December 31, 2017, 2016 and 2015 was $1.5 million, $1.3 million and $1.3 million, respectively, which is included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

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Notes to Consolidated Financial Statements

Legal Proceedings

In September 2013, Tigrent Group, Inc. et.al. (“Plaintiffs”), filed a complaint against both Cynergy Holdings, LLC et.al. (a subsidiary of the Company) and Bank of America (collectively “Defendants”). The state court complaint alleges, among other things, that the Defendants knowingly or negligently allowed non-party Process America, Inc. (“PA”) to misappropriate funds from Plaintiffs’ bank account. Plaintiffs also allege that the Defendants failed to fulfill their contractual obligations to Plaintiffs under written credit card processing agreements and Defendants willfully, fraudulently or negligently covered up such breaches. Defendants successfully obtained a partial dismissal of Plaintiffs’ claim for vicarious liability and portions of the claim for breach of contract. Remaining causes of action include breach of contract, common law fraud, and negligent misrepresentation. This matter has been settled and resulted in a loss to the Company of $2.2 million, which was recorded as other operating expenses in the accompanying consolidated statement of operations for the year ended December 31, 2017.

Other

The Company is involved in certain other legal proceedings and claims, which arise in the ordinary course of business. In the opinion of the Company, based on consultations with inside and outside counsel, the results of any of these ordinary course matters, individually and in the aggregate, are not expected to have a material effect on its results of operations, financial condition, or cash flows. As more information becomes available, if the Company should determine that an unfavorable outcome is probable on a claim and that the amount of probable loss that it will incur on that claim is reasonably estimable, it will record an accrued expense for the claim in question. If and when the Company records such an accrual, it could be material and could adversely impact its financial condition, results of operations, and cash flows.

11. RELATED PARTY TRANSACTIONS

Through January 3, 2017, the Company had a management services agreement and an annual bonus payout with one of its member owners, Comvest. For the years ended December 31, 2016 and 2015, the Company incurred a total of $0.3 million and $0.4 million, respectively, for the management service fees and annual bonus payout, which are recorded in selling, general and administrative expenses in the accompanying consolidated statement of operations.

The Company has a management services agreement and an annual bonus payout with PSD Partners, which is owned by a member of Priority Investment Holdings, LLC, which is the member owner of Priority Holdings, LLC. For the years ended December 31, 2017, 2016 and 2015, the Company incurred a total of $0.8 million, $0.8 million and $0.8 million, respectively, for costs related to management service fees, annual bonus payout and occupancy fees, which are recorded in selling, general and administrative expenses in the accompanying consolidated statement of operations.

12. MEMBERS’ EQUITY

On May 21, 2014 Priority Payment Systems Holdings, LLC (“PPSH”) entered into a definitive agreement to merge with Pipeline Cynergy Holdings, LLC (“PCH”) (the “Plan of Merger”). The merger resulted in the formation of Priority Holdings, LLC (“PH”). The transaction resulted in a change in control effective on the day of the closing, May 21, 2014. As a result of the merger, the membership units in PPSH and PCH ceased to exist and were converted into Class A Preferred units, Class A Common units, Class C common units and cash consideration. Equity interest in the merged entity was issued to former PPSH equityholders in the form of 2,701,342 PH Class A Preferred units, 4,990,000 PH Class A Common units and 1,500,000 PH Class C Common units.

On January 3, 2017, the Company used the proceeds from the 2017 debt restructuring (See Note 9 – Long-Term Debt) to redeem 4,681,590 Class A Common units for $200.0 million (the “Redemption”). Concurrently with the redemption, (i) the Company and its members entered into an amended and restated operating agreement that eliminated the Class A Preferred units and the Class C Common units and (ii) the Plan of Merger was terminated which resulted in the cancellation of related contingent consideration due to the Preferred A unitholders.

On January 31, 2017, the Company entered into a redemption agreement with one of its minority unitholders to redeem their Class A Common units for a total redemption price of $12.2 million. The Company accounted for the Common Unit Repurchase Obligation as a liability because it is required to redeem these Class A Common units for cash. The liability was recorded at fair value at the date of the redemption agreement, which was equal to the redemption value. Under this agreement, the Company redeemed $3.0 million of Class A Common units in April 2017. As of December 31, 2017, the Common Unit Repurchase Obligation had a redemption value of $9.2 million.

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Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Class A common units redeemed in January and April 2017 were then cancelled by the Company. The redemption transactions and the amended and restated operating agreement resulted in a one unitholder gaining control and becoming the majority unitholder of the Company. These changes in the equity structure of the Company have been recorded in the Statement of Changes in Members’ Equity(Deficit) as capital transactions.

The equity structure of the Company is as follows as of December 31, 2017 and 2016:

	2017		2016
(in thousands)	Authorized	Issued	Authorized	Issued
Class A Preferred Units, non-voting	-	-	2,701	2,701
Class A Common Units, voting	5,249	5,249	10,000	10,000
Class B Common Units, non-voting	335	302	638	638
Class C Common Units, non-voting	-	-	1,500	1,500

Members owning Class A Common Units that are vested units shall be entitled to one vote per vested Class A Common Unit. Members that own Class B and/or Class C Common Units shall have no voting rights with respect to such Class B Common Units or Class C Common Units. Member owning Preferred Units shall have no voting rights with respect to such Preferred Units. Members owning any Units will not be liable personally for any debt, obligation or liability of the Company, with the exception of the liability to make Capital Contributions to the Company pursuant to the terms and conditions of any agreements.

Distributions to Members must be approved by the board of directors. Rights to distributions are restricted by class of Unit as described in the Amended and Restated Limited Liability Company Agreement of Priority Holdings, LLC dated as of May 21, 2014. Members owning any Units will be required to return any distribution if made incorrectly. The Company paid distributions to members of $3.4 million, $10.0 million, and $3.7 million to the members during the years ended December 31, 2017, 2016, and 2015 respectively.

The Company, per the Equity Distribution Agreement dated May 21, 2014, shall make the following distributions to PCH Holdings: 0.3% of the first $150.0 million of distributions in respect of the Class A Common Units held by the Priority Members and/or their respective successors and assigns (such distributions, the “reallocated distributions”); provided that each Priority Member shall bear its pro rata share of the reallocated distributions based on (x) the aggregate number of Class A Common Units held by such Priority Member divided by (y) the aggregate number Class A Common Units held by all the Priority Members. For purposes of clarity, the aggregate amount of the reallocated distributions shall not exceed $0.4 million.

The Class A Preferred Units were contingently redeemable upon the qualified public offering of the Company of more than $25.0 million. The preferred units had a preferred return accruing daily at the rate of 6% per annum, compounded annually, and contingent upon a change in control as defined in the operating agreement. The redemption value of the Class A Preferred Units was $2.7 million as of December 31, 2016 and all Class A Preferred Units were cancelled on January 3, 2017.

Subsequent to January 3, 2017, the amended and restated operating agreement calls for distributions on a liquidation basis to be paid first to Class A common unitholders up to amounts specified in the operating agreement, then to Class B (representing profits interests) holders based on amounts defined in the amended and restated operating agreement.

Prior to January 3, 2017, the operating agreement calls for distributions on a liquidation basis to be paid first to Class A common unitholders up to amounts specified in the operating agreement, then to Class B and C common unitholders based on amounts defined in the operating agreement. Upon a change of control distributions of any net proceeds received would be allocated first to Preferred Series A holders to receive distributions up to the sum of the Unreturned Capital of such Preferred Units and the Unpaid Preferred Return thereon, second to Class A Common holders up to amounts specified in the operating agreement, then to Class B (representing profits interests) and Class C common holders based on amounts defined in the operating agreement.

F-79

Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

13. Employee Benefit PLAN

The Company adopted the Pipeline 401(k) Profit Sharing Plan and Trust (“the Plan”) effective January 1, 2010. The Plan name has been changed to the Priority Payment Systems 401(k) Plan. The Plan is a defined contribution savings plan established by Pipeline, an affiliate under common ownership, but the terms of the Plan allow affiliates (including those of the Company) to participate in the plan in order to minimize administrative costs for both companies. The Company may match participant-elective deferrals at its discretion. Contributions may vary from year to year. Discretionary employer contributions to the Plan for the years ended December 31, 2017, 2016 and 2015 were $1.0 million, $0.8 million, and $0.8 million, respectively.

14. Incentive interest plan

In 2014, as part of the merger with Pipeline Cynergy Holdings, the Company established the Priority Holdings Management Incentive Plan (the “Plan”) pursuant to the Operating Agreement of Priority Holdings, LLC, for which selected Company employees and contractors may be awarded Management Incentive Units representing a fractional part of the interests in Profits, Losses and Distributions of the Company and having the rights and obligations specified with respect to Class B Common Units or such other class of Units as the Board may establish from time to time in the Operating Agreement.

The management incentive interest units are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the U.S. Securities Act of 1933 and the issuance of Management Incentive Units pursuant thereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701; provided that the foregoing shall not restrict or limit the Company’s ability to issue any Management Incentive Units pursuant to any other exemption from registration under the Securities Act available to the Company. The Management Incentive Units are intended for U.S. federal income tax purposes to be “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43.

Under the Plan, the Board of Managers determines the terms and conditions of the profits interests granted. The majority of awards vest over the requisite service period or periods during which an employee is required to provide service in exchange for an award under the incentive interest plan. The profits interest units will vest at a rate of 40% or 20% as of September 21, 2016 and then in evenly across the remaining 3-5 years.

Concurrently with the Redemption disclosed in Note 12 – Members’ Equity, the Management Incentive Units were adjusted to maintain their pro-rata participation with the remaining membership interests by reducing the total number of units available and outstanding. The adjustment did not impact the value, terms, or vesting conditions of the Management Incentive Units. All employee units forfeited are eligible to be reissued in subsequent grants. Therefore, forfeited units are included in shares available for grant as of the end of each period. A summary of the activity under the plan is presented below:

	Units Available for Grant	Units Granted
Balance at December 31, 2015	-	-
Units authorized during 2016	638,297	-
Units granted during 2016	(638,297)	638,297
Balance at December 31, 2016	-	638,297
Pro rata adjustment	-	(303,257)
Units forfeited during 2017	33,504	(33,504)
Balance at December 31, 2017	33,504	301,536

F-80

Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	Number of Units	Weighted-Average Grant- Date Fair Value
Vested units at December 31, 2015	-	$-
Vested during 2016	184,468	7.97
Vested units at December 31, 2016	184,468	7.97
Pro rata adjustment of Vested units	(87,641)	15.18
Vested during 2017	87,111	15.18
Vested units at December 31, 2017	183,938	$15.18

	Number of Units	Weighted-Average Grant- Date Fair Value
Non-vested units at December 31, 2015	-	$-
Issued during 2016	638,297	7.97
Vested during 2016	(184,468)	7.97
Non-vested units at December 31, 2016	453,829	7.97
Pro rata adjustment	(215,616)	15.18
Vested during 2017	(87,111)	15.18
Forfeited during 2017	(33,504)	15.18
Non-vested units at December 31, 2017	117,598	$15.18

Unit-based compensation expense was $1.0 million and $2.3 million for years ended December 31, 2017 and 2016. There was no equity-based compensation expense for the year ended December 31, 2015 as the Plan was not active during the year. As of December 31, 2017 there is approximately $1.3 million of total unrecognized compensation cost related to non-vested share units granted under the plan. Under the plan there is no stated exercise price per unit.

To estimate the fair value of at date of grant, the Company utilized an option-pricing method based on the distribution of proceeds as described in the Operating Agreement. The option-pricing method treats common units and preferred units as call options on the equity value of the subject company, with exercise prices based on the liquidation preference of the common and preferred units. The common and preferred units are modeled as a call option that gives its owner the right but not the obligation to exercise the instrument at a pre-determined or exercise price. In the model, the exercise price is based on a comparison with the Company’s equity value rather than, in the case of a “regular” call option, a comparison with a per-share unit price. The option-pricing method has commonly used the Black-Scholes model to price these call options. Key inputs utilized in the method are shown in the table below:

Grant Date – September 2016
Risk-free interest rate	0.90%
Dividend yield	-
Expected volatility	30.0%
Expected term (in years)	2.8

Risk-free interest rate — The risk-free rate for units granted during the period was determined by using a zero-coupon U.S. Treasury rate for the periods that coincided with the expected terms listed above.

Expected dividend yield — No routine dividends are currently being paid, or are expected to be paid in future periods.

Expected volatility — The expected volatility is based on the historical volatilities of a group of guideline public companies.

Expected term—estimated time to a liquidity event.

F-81

Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

15. Fair value measurements

The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.

The following is a description of the valuation methodology used for the warrant and contingent consideration which are recorded at fair value.

Warrant

The warrant issued by the Company to GS in connection with the credit facility is recorded at fair value on a recurring basis. A current market valuation model is used to estimate the fair value of the Company as the warrant allows GS, as of December 31, 2016, to obtain Class A Common Units representing a 1% interest. In January 2017, these warrants were cancelled and replaced by the issuance of warrants to purchase Class A Common Units representing 1.8% of the outstanding Class A Common Units of the Company. See Note 9 – Long-Term Debt. The Company estimates the fair value of the Company using a weighted-average of values derived from generally accepted valuation techniques, including market approaches, which consider the guideline public company method, the guideline transaction method, the recent funding method, and an income approach, which considers discounted cash flows. The Company adjusts the carrying value of the warrant to fair value as determined by the valuation model and recognizes the change in fair value as an increase or decrease in interest and other expense. As such, the Company classifies the warrant subjected to recurring fair value measurement as Level 3.

Contingent Consideration – Preferred A Units Earnout

In conjunction with the merger disclosed in Note 1 – Nature of Business and Summary of Significant Accounting Policies, the Company provided a contingent preferred equity earnout plan. A current market valuation model, as described above, is used to estimate the fair value of the Company which, in turn, establishes the value of the preferred equity earnout contingent consideration. The Company adjusts the carrying value of the contingent consideration to fair value as determined by the valuation model and recognizes the change in fair value as “Change in fair value of contingent consideration.” The Company used a multiple of ten times the adjusted EBITDA, and applied a discount of 30% for lack of control and marketability in determining the value of the units. As such, the Company classifies the contingent consideration subjected to recurring fair value measurement as Level 3.

The table below presents the recorded amount of the warrants and contingent consideration classified as liabilities measured at fair value on a recurring basis as of December 31, 2017 and 2016.

(in thousands)	Level 1	Level 2	Level 3	Total
Balance as of December 31, 2017
Warrant liability	$-	$-	$8,701	$8,701
Contingent consideration	-	-	-	-
	$-	$-	$8,701	$8,701

	Level 1	Level 2	Level 3	Total
Balance as of December 31, 2016
Warrant liability	$-	$-	$4,353	$4,353
Contingent consideration	-	-	4,222	4,222
	$-	$-	$8,575	$8,575

F-82

Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following table shows a reconciliation of the beginning and ending balances for liabilities measured at fair value on a recurring basis using significant unobservable inputs that are classified as Level 3 in the fair value hierarchy for the years ended December 31, 2017, 2016 and 2015:

	Warrant Liability	Contingent Consideration
Balance at December 31, 2014	$1,714	$6,562
Additional contingent consideration	-	900
Adjustment to fair value included in earnings	1,435	(575)
Balance at December 31, 2015	3,149	6,887
Adjustment to fair value included in earnings	1,204	(2,665)
Balance at December 31, 2016	4,353	4,222
Extinguishment of GS 1.0% warrant liability (Note 9)	(4,353)	-
GS 1.8% warrant liability (Note 9)	4,503	-
Release and adjustment of contingent consideration (Note 12)	-	(4,222)
Adjustment to fair value included in earnings	4,198	-
Balance at December 31, 2017	$8,701	$-

There were no transfers among the fair value levels during the years ended December 31, 2017, 2016 and 2015.

16. SEGMENT Information

The Company’s operating segments are based on the Company’s product offerings and consist of the following: Consumer Payments and Commercial Payments and Managed Services, which are organized by services the Company provides and its distinct business units. The Commercial Payments and Managed Services operating segments have been combined into one Commercial Payments and Managed Services reportable segment. To manage the business, the Company’s Chairman and Chief Executive Officer (“CEO”) both collectively serve as the chief operating decision makers (“CODM”). To manage the business, the CODM evaluates the performance and allocate resources based on the operating income of each segment. The operating income of the Consumer Payments segment includes the revenues of the segment less expenses that are directly related to those revenues as well as operating overhead, shared costs and certain compensation costs. The Commercial Payments and Managed Services segment includes the revenues of the segment less only the expenses that are directly related to those revenues. Interest and other income, interest and other expense and equity in income or loss of unconsolidated affiliates are not allocated to the individual segments. The Company does not evaluate the performance of or allocate resources to operating segments using asset data. The accounting policies of the reportable operating segments are the same as those described in the Summary of Significant Accounting Policies in Note 1 – Nature of Business and Summary of Significant Accounting Policies. Below is a summary of each segment:

•	Consumer Payments – represents all consumer related services and offerings both merchant acquiring and transaction processing including the proprietary MX enterprise suite. Either through acquisition of merchant portfolios or through resellers, the Company becomes a party or enters into contracts with a merchant and a sponsoring bank. Pursuant to the contracts, for each card transaction, the sponsoring bank collects payment from the credit, debit or other payment card issuing bank, net of interchange fees due to the issuing bank, pays credit card association (e.g., Visa, MasterCard) assessments and pays the transaction fee due to the Company for the suite of processing and related services it provides to merchants, with the remainder going to the merchant.

•	Commercial Payments and Managed Services – represents services provided to certain enterprise customers. Commercial Payments and Managed Services revenue is primarily derived from providing an outsourced sales force to those customers. Commercial Payments and Managed Services also includes accounts payable automation and other various services provided to commercial customers.

F-83

Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Information on segments and reconciliations to consolidated revenues, consolidated operating income and consolidated depreciation and amortization are as follows for the periods presented:

	Year Ended December 31,
(in thousands)	2017	2016	2015
Revenues:
Consumer Payments	$400,320	$322,666	$270,610
Commercial Payments and Managed Services	25,299	21,448	15,634
Consolidated Revenues	$425,619	$344,114	$286,244

Operating income:
Consumer Payments	$33,363	$23,188	$13,790
Commercial Payments and Managed Services	1,886	2,652	769
Consolidated operating income	$35,249	$25,840	$14,559

Depreciation and amortization:
Consumer Payments	$14,324	$14,396	$15,309
Commercial Payments and Managed Services	350	337	324
Consolidated depreciation and amortization	$14,674	$14,733	$15,633

A reconciliation of total operating income to the Company’s net income is as follows:

	Year Ended December 31,
	2017	2016	2015
(in thousands)
Total Operating income	$35,249	$25,840	$14,559
Less: Interest expense, net	(30,522)	(5,492)	(5,222)
Less: Equity in loss of unconsolidated entities	(133)	(162)	(70)
Net income	$4,594	$20,186	$9,267

F-84

Priority holdings, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The table below presents total assets for each reportable segment as of December 31, 2017 and 2016:

(in thousands)	2017	2016
Total Assets:
Consumer Payments	$216,345	$213,351
Commercial Payments and Managed Services	50,362	42,699
Consolidated assets	$266,707	$256,050

The Company’s results of operations and financial condition are not significantly reliant upon any single customer for the years ended December 31, 2017, 2016 and 2015. Substantially all revenues are generated in the United States.

17. EArnings PEr UNIT

The following table sets forth the computation of the Company’s basic and diluted earnings per unit:

	Year Ended December 31,
(in thousands except per unit data)	2017	2016	2015
Numerator:
Net income	$4,594	$20,186	$9,267
Less: Income allocated to participating securities	(236)	(101)	(56)
Net income available to common unitholders	4,358	20,085	9,211
Denominator:
Weighted average units outstanding – basic and diluted	5,098	10,000	10,000
Basic and diluted earnings per unit	$0.85	$2.01	$0.92

As of December 31, 2017 and 2016, there were 301,536 and 638,297 non-voting Class B units as well as warrants to issue 1.8% and 1% of the outstanding Class A Common units of the Company that are anti-dilutive. There were no dilutive common unit equivalents for the years ended December 31, 2017, 2016 and 2015.

18. SUBSEQUENT EVENTS

Subsequent events have been evaluated from the balance sheet date through April 18, 2018, the date on which the condensed consolidated financial statements were available to be issued.

On January 11, 2018, the Company increased its senior debt by $67.5 million and amended the GS warrant to increase from 1.8% to 2.2% of Class A Common units. The proceeds of the loan were used for the redemptions described below.

On January 17, 2018, the Company redeemed 115,751 Class A Common units for $5.0 million and 295,834 Class A Common units for $26.0 million. On January 19, 2018, the Company redeemed 445,410 Class A Common Units for $39.0 million. On February 23, 2018, the Company redeemed 96,999 Class A Common Units for $4.2 million. These redemptions resulted in Priority being 100% owned and held by one unitholder.

On February 26, 2018, as amended, the unitholders of the Company entered into a contribution agreement with M I Acquisitions, Inc. (“MI”), a special purpose acquisition corporation, pursuant to which MI agreed to acquire all of the outstanding equity interests of the Company.

F-85

Annex A

SECOND AMENDED AND RESTATED

CONTRIBUTION AGREEMENT

dated as of

April 17, 2018

by and between

PRIORITY INVESTMENT HOLDINGS, LLC,

PRIORITY INCENTIVE EQUITY HOLDINGS, LLC

and

M I ACQUISITIONS, INC.

i

ii

Exhibits

Exhibit A	Form of Amended and Restated Operating Agreement
Exhibit B	Form of Buyer A&R By-laws
Exhibit C	Form of Buyer A&R Charter
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Earnout Incentive Plan

iii

SECOND AMENDED AND RESTATED
CONTRIBUTION AGREEMENT

This SECOND AMENDED AND RESTATED CONTRIBUTION AGREEMENT (this “Agreement”) is dated as of April 17, 2018, by and among Priority Investment Holdings, LLC, a Delaware limited liability company (“PIH”), Priority Incentive Equity Holdings, LLC, a Delaware limited liability company (PIEH, and together with PIH, the “Sellers”) and M I Acquisitions, Inc., a Delaware corporation (“Buyer”). Each of Seller and Buyer is sometimes referred to herein as a “Party” and, collectively, as the “Parties”.

WITNESSETH:

WHEREAS, Sellers are collectively the record and beneficial owners of 100% of the issued and outstanding Equity Interests (as defined herein) of Priority Holdings, LLC, a Delaware limited liability company (the “Company”, and such Equity Interests, the “Acquired Interests”);

WHEREAS, Buyer is a blank check company formed for the sole purpose of entering into a Business Combination (as defined herein);

WHEREAS, Sellers desire to contribute to Buyer, and Buyer desires to acquire from Seller, the Acquired Interests, in exchange for the consideration described herein and otherwise upon the terms and subject to the conditions set forth herein;

WHEREAS, for Federal income tax purposes, it is intended that (a) the contribution of the Acquired Interests by Sellers to Buyer be treated as an “exchange” by Sellers of all of the assets of the Company described in Section 351(a) of the Code, and (b) the acquisition of the Acquired Interests by Buyer be treated as an acquisition of the assets and assumption of the liabilities of the Company in accordance with IRS Revenue Ruling 99-6;

WHEREAS, the Parties entered into that Contribution Agreement, dated as of February 26, 2018 (the “Initial Contribution Agreement”);

WHEREAS, on March 26, 2018, the Parties entered into that Amended and Restated Contribution Agreement (the “First Amended Contribution Agreement”), amending and restating the Initial Contribution Agreement in its entirety in accordance with the terms thereof; and

WHEREAS, the Parties desire to amend and restate the First Amended Contribution Agreement in its entirety in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

A-1

Article I

DEFINITIONS

“Additional Extension Deadline” has the meaning set forth in Section 5.17(c).

“Adjusted EBITDA” of any Person, business or enterprise, means, with respect to any fiscal year, the net income before interest, taxes, depreciation and amortization of such Person, business or enterprise, on a consolidated basis, determined in accordance with GAAP and the same accounting methodologies, assumptions, practices, policies, principles and procedures (with consistent classifications, reserves, judgments, valuations and estimation methodologies) used to prepare the Company’s audited financial statements for the applicable fiscal year, adjusted (a) by adding back customary one-time, non-recurring items or non-cash items and (b) to take into account the pro forma impact of acquisitions, on an annualized basis, by the Company or any of its Subsidiaries during the applicable period.

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with such first Person, and “controlling”, “controlled by” or “under common control with” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated Operating Agreement” means the Amended and Restated Operating Agreement of the Company in the form attached hereto as Exhibit A.

“Available Cash” means (a) the amount of the funds contained in the Trust Account as of immediately prior to the Closing without giving effect to the Buyer Stockholder Redemptions minus (b) the amounts required to consummate any Buyer Stockholder Redemptions.

“Balance Sheet Date” has the meaning set forth in Section 3.05.

“Bankruptcy and Equity Exclusion” means, with respect to any Contract, the effect on the enforceability of such Contract as a result of (a) the application of bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (b) the availability of the remedy of specific performance and injunctive and other forms of equitable relief as a result of the application of equitable defenses and the discretion of the court before which any Proceeding therefor may be brought.

“Board” has the meaning set forth in Section 2.07.

“Board Observer” has the meaning set forth in Section 2.07.

“Board Observer Period” means the period beginning on the Closing Date and ending on the later to occur of (a) the termination of the Call Right and ROFR Letter Agreement, dated as of the date hereof, by and among Buyer and Sellers or (b) the date on which the Founders Earnout Payment (as defined in the Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among PIH, Buyer and the other entities party thereto) is paid in accordance with Section 2.06 of the Purchase Agreement.

A-2

“Business Combination” has the meaning set forth in Buyer’s Organizational Documents.

“Business Day” means a day, other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Buyer” has the meaning set forth in Preamble.

“Buyer A&R By-laws” means the amended and restated by-laws of Buyer in the form attached as Exhibit B hereto.

“Buyer A&R Charter” means the amended and restated certificate of incorporation of Buyer in the form attached as Exhibit C hereto.

“Buyer Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each other employee benefit plan, program or arrangement, in each case, that is maintained, sponsored or contributed to by Buyer for the benefit of any current or former employee or officer of Buyer.

“Buyer Board” has the meaning set forth in Section 5.05(b).

“Buyer Board Recommendation” has the meaning set forth in Section 5.05(b).

“Buyer Common Shares” has the meaning set forth in Section 4.05(a).

“Buyer Disclosure Letter” means the disclosure letter delivered by Buyer to Sellers concurrently with the execution and delivery hereof.

“Earnout Incentive Plan” has the meaning set forth in Section 5.15.

“Buyer Issued Securities” means the Buyer Issued Shares and the Buyer Warrants.

“Buyer Issued Shares” has the meaning set forth in Section 4.05(a).

A-3

“Buyer Material Adverse Effect” means any event, development, or change that has a material adverse effect on the ability of Buyer to perform its obligations hereunder, or that would prevent, materially impede, interfere with, hinder or delay the consummation by Buyer of the Contemplated Transactions.

“Buyer Material Contract” means (a) a “material contract”, as such term is defined in Item 601(b)(10) of Regulation S-K as adopted by the SEC, to which Buyer is a party or (b) any Related Party Contract.

“Buyer Preferred Shares” has the meaning set forth in Section 4.05(a).

“Buyer Private Warrants” means the warrants that were sold as part of the units on a private placement basis upon consummation of the IPO, which are exercisable by the holders thereof on a cashless basis.

“Buyer Public Warrants” means the warrants that were sold as part of the units in the IPO with an exercise price of $11.50 per share.

“Buyer Reports” has the meaning set forth in Section 4.08(a).

“Buyer Stockholder” means, at a specified time, any Person who owns, beneficially and of record, any Buyer Issued Shares.

“Buyer Stockholder Approval” has the meaning set forth in Section 5.05(b).

“Buyer Stockholder Redemptions” means, collectively, any redemption of Buyer Common Shares held by the Electing Stockholders in connection with the Contemplated Transactions and in accordance with Buyer’s Organizational Documents.

“Buyer Stockholders Meeting” has the meaning set forth in Section 5.05(a).

“Buyer Tax Returns” has the meaning set forth in Section 4.13(a).

“Buyer Units” means the units issued by Buyer, consisting of one Buyer Common Share and one Buyer Public Warrant.

“Buyer Warrantholders” means, at a specified time, any Person who holds any Buyer Warrants.

“Buyer Warrants” means, collectively, the Buyer Public Warrants and the Buyer Private Warrants.

“Card Association” means MasterCard International, Inc., VISA International, Inc., VISA USA, Inc. or any other card association, debit card network, gateway service or other network or similar entity.

“Card Association Rules” means all rules, regulations, manuals, service levels, guidelines, policies, procedures or requirements that are issued or promulgated from time to time, and any interpretations thereof, by any Card Association.

“Change in Recommendation” has the meaning set forth in Section 5.05(b).

“Chargeback” means a charge on a credit card or debit card that is returned or unpaid by the financial or other institution that issued such card, and any chargeback as otherwise defined in the Card Association Rules of the applicable Card Association; provided that, for purposes of this definition, Chargeback shall also include Card Association fines, penalties, fees, and losses related to or arising from Merchant transactions.

“Closing” has the meaning set forth in Section 2.03.

A-4

“Closing Date” has the meaning set forth in Section 2.03.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 4.05(a).

“Company” has the meaning set forth in the Recitals.

“Company Equity Value” means an amount equal to (a) the Company Enterprise Value minus (b) the Net Assumed Debt.

“Company Enterprise Value” means $947,835,000; provided that such amount shall be adjusted upward dollar for dollar by an amount equal to (a) 12.5 multiplied by (b) the amount that Adjusted EBITDA of the Company and its Subsidiaries for fiscal year 2018 (calculated as of immediately prior to the Closing) is increased in excess of $9,000,000 as a result of (i) acquisitions consummated by the Company or any of its Subsidiaries between the date hereof and the Closing Date (“Closed Acquisitions”) or (ii) acquisitions for which definitive agreements have been entered into by the Company or any of its Subsidiaries and for which the only factor preventing closing is that the cash and/or other consideration has not been paid to the target between the date hereof and the Closing Date (“Proposed Acquisitions”); provided, further, that (x) estimated synergies related to any Closed Acquisitions or Proposed Acquisitions included in the foregoing calculation of Adjusted EBITDA of the Company and its Subsidiaries shall be capped at 20% of the Adjusted EBITDA of the applicable acquired Person, business or enterprise with respect to the 12-month period immediately preceding the consummation of such acquisition, and (y) the Consideration Shares attributable to a Proposed Acquisition shall be returned to the Buyer for cancellation if the closing of such Proposed Acquisition has not taken place by 30 days.

“Company Lease Party” has the meaning set forth in Section 3.08(b).

“Confidentiality Agreement” means that Confidentiality Agreement, dated as of July 10, 2017 by and between Buyer and the Company, including any joinders or written amendments thereto.

“Consideration Shares” means a number of shares of Common Stock, rounded to the nearest whole share, equal to (a) the Company Equity Value, divided by (b) $10.30, subject to adjustment as specified elsewhere herein.

“Contemplated Transactions” means the transactions contemplated by the Transaction Documents.

“Contract” means any agreement, contract, lease, instrument, understanding, arrangement, or commitment, obligation, or undertaking (whether written or oral) that is legally binding.

“Current Balance Sheet” has the meaning set forth in Section 3.05.

“D&O Policy” has the meaning set forth in Section 5.16.

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“Deferred Underwriting Fees” means the amount of deferred underwriting fees and expenses incurred in connection with the IPO and payable to the Underwriters upon consummation of a Business Combination, the funds for which are held in the Trust Account and which such amount will equal not more than $1,062,022.

“DGCL” means the General Corporation Law of the State of Delaware, as amended, or any successor Law.

“Disclosure Letter” means the disclosure letter delivered by Sellers and the Company to Buyer concurrently with the execution and delivery hereof, as the same may be amended from time to time in accordance with the terms hereof.

“Electing Stockholders” means the stockholders of Buyer holding Buyer Issued Securities who have, in connection with the Contemplated Transactions, elected to redeem their Buyer Issued Securities on the terms and subject to the conditions set forth in the Buyer’s Organizational Documents.

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each other employee benefit plan, program or arrangement, in each case, that is maintained, sponsored or contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee or officer of the Company or any of its Subsidiaries.

“Environmental Claim” means any Proceeding, complaint, notice of violation, action, claim, lien, demand, judgment, Order or directive by any Governmental Authority or any other Person involving alleged violations of Environmental Laws or any Release.

“Environmental Laws” means, to the extent applicable, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended, the Clean Air Act, 42 U.S.C. 7401 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., and any other Law imposing liability or establishing standards of conduct for protection of the environment, in each case as in effect as of the date hereof.

“Environmental Liabilities” means any liabilities arising from or under any Environmental Law or Environmental Claim.

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock of such corporation, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership interests, limited liability company interests, or membership interests with respect thereto or (c) with respect to any other type of Person, any other direct or indirect equity ownership or participation in, other equity security of, or other ownership or profit interest in, such Person, whether voting or non-voting and whether or not such ownership, participation or interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor Law, and the regulations and rules issued pursuant to that statute or any successor Law.

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“Evaluation Material” means any information, documents or materials regarding any Seller or the Company or any of its Subsidiaries furnished or made available to Buyer and its Representatives in any “data rooms”, “virtual data rooms” or management presentations or in any other form or manner (whether in writing, by e-mail, orally, visually or otherwise) in expectation of, or in connection with, the Contemplated Transactions, including the confidential information presentation and management presentation provided by the Financial Advisors and the legal summary provided by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor law or statute, in each case, together with the rules and regulations promulgated thereunder.

“Existing Credit Agreements” means (a) that Credit and Guaranty Agreement dated as of January 3, 2017, among (i) Pipeline Cynergy Holdings, LLC, a Delaware limited liability company, Priority Institutional Partner Services, LLC, a Delaware limited liability company, and Priority Payment Systems Holdings, LLC, a Georgia limited liability company, as borrowers, (ii) the Company and certain other subsidiaries of the Company, (iii) the lenders from time to time party thereto, and (iv) SunTrust Bank, as administrative agent and collateral agent for such lenders, as amended by the First Amendment, dated as of November 14, 2017 and the Second Amendment, dated as of January 11, 2018 and as further amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time and (b) that the Credit and Guaranty Agreement, dated as of January 3, 2017, by and among (i) the Company, as borrower, (ii) certain of its Subsidiaries, (iii) the lenders party thereto from time to time, and Goldman Sachs Specialty Lending Group, L.P., as agent, as amended by the First Amendment, dated as of November 14, 2017 and the Second Amendment, dated as of January 11, 2018 and as further amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Existing Loan Documents” means (a) the Existing Credit Agreements and (b) all other agreements, instruments and documents evidencing, governing, guaranteeing or securing the obligations from time to time arising under any Existing Credit Agreement or otherwise executed in connection with any Existing Credit Agreement, in each case as amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Extension Deposit Amount” has the meaning set forth in Section 5.17(a).

“Extension Proxy Statement” has the meaning set forth in Section 5.17(c).

“Financial Advisors” means Cowen and Company, LLC.

“Financial Statements” has the meaning set forth in Section 3.05.

“First Amended Contribution Agreement” has the meaning set forth in the Recitals.

“First Extension Deadline” has the meaning set forth in Section 5.17(a).

“Formation Date” has the meaning set forth in Section 4.08(a).

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“GAAP” means generally accepted accounting principles in the United States as of the date hereof and consistently applied throughout the periods involved.

“Goldman Warrant” means that Amended and Restated Unit Purchase Warrant No. 1, dated as of January 3, 2017, by and between the Company and GS & Co., as amended by that Amendment, dated as of January 11, 2018.

“Goldman Shares Amount” has the meaning set forth in Section 5.18.

“Governmental Authority” means any court, tribunal, administrative agency or commission or other governmental or regulatory authority, agency, body or instrumentality of any federal, state, local or foreign government or any subdivision thereof.

“GS & Co.” means Goldman Sachs & Co. LLC, a New York limited liability company.

“Hazardous Materials” means any hazardous or toxic substance, material or waste which is regulated, listed or identified by any Governmental Authority as a “hazardous waste”, “hazardous material”, “hazardous substance”, “extremely hazardous substance”, “restricted hazardous waste”, “contaminant”, “pollutant”, “toxic waste”, or “toxic substance”, under any provision of Environmental Law, and includes, without limitation, petroleum, petroleum products, (including, without limitation, crude oil and any fraction thereof), asbestos, asbestos-containing materials, ionizing and non-iodizing radioactive materials and substances, and polychlorinated biphenyls.

“Initial Contribution Agreement” has the meaning set forth in the Recitals.

“Intellectual Property” means any of the following: (a) patents and patent applications; (b) trademarks, service marks, trade dress, logos and registrations and applications for registration thereof, together with all of the goodwill associated therewith; (c) copyrights (registered or unregistered) and registrations and applications for registration thereof; (d) internet domain names; and (e) trade secrets and know-how.

“Intended Tax Treatment” has the meaning set forth in Section 5.13(c).

“IPO” means the initial public offering of the Common Stock of Buyer.

“IRS” means the U.S. Internal Revenue Service or any successor agency.

“ISOs” has the meaning set forth in Section 3.13(a)(xi).

“Knowledge of Buyer” or any similar phrase means the actual knowledge of the Persons identified in Section 1 (Knowledge of Buyer) of the Buyer Disclosure Letter.

“Knowledge of Sellers” or any similar phrase means the actual knowledge of the Persons identified in Section 1 (Knowledge of Sellers) of the Disclosure Letter.

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“Law” means any federal, state, local or foreign constitution, treaty, statute, ordinance, code, rule, law or regulation enacted, adopted, promulgated or applied by a Governmental Authority and includes any Orders.

“Leases” has the meaning set forth in Section 3.08(b).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, option, right of first refusal, or other encumbrance of any kind in respect of such property or asset.

“Material Adverse Effect” means any event, development, or change that (a) has had a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, development or change relating to or arising out of: (i) general economic or regulatory conditions or conditions in the financial, credit or securities markets (including any disruption thereof, any decline in the price of any security or any market index, or any changes in interest or currency exchange rates); (ii) any acts of God, earthquakes, hurricanes, floods or any other natural disasters; (iii) national or international political or social conditions, including the engagement in or escalation of hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any actual or threatened military or terrorist attack; (iv) any event, development or change in any of the industries or markets in which the Company or any of its Subsidiaries operates, so long as such events, developments or changes do not adversely affect the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (v) any enactment of, change in, or change in interpretation of applicable Law, Card Association Rules or GAAP or applicable accounting standards, so long as such changes do not adversely affect the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (vi) the announcement, pendency or performance of the transactions contemplated hereby, including by reason of the identity of Buyer or any communication by Buyer regarding the plans or intentions of Buyer with respect to the conduct of the business of the Company or any of its Subsidiaries, and including the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, suppliers, distributors, collaboration partners, employees or regulators; (vii) any action or omission taken (or omitted to be taken) pursuant to, or required by, the terms hereof or with the consent or at the direction of Buyer; (viii) any failure by the Company or any of its Subsidiaries to meet any projections, estimates or forecasts (financial, operational or otherwise) for any period (it being understood that the facts or occurrences giving rise or contributing to such failure, to the extent not otherwise excluded by another clause of this definition, may be taken into account in determining whether there has been a Material Adverse Effect); or (ix) any adverse change in or effect on the business of the Company and its Subsidiaries that is cured prior to the Closing; or (b) would reasonably be expected to have a material adverse effect on the ability of any Seller to consummate the Contemplated Transactions.

“Material Contract” means those Contracts required to be and set forth on Section 3.13(a) of the Disclosure Letter.

“Material Agents” has the meaning set forth in Section 3.23(a).

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“Material ISOs” has the meaning set forth in Section 3.23(a).

“Material Merchant” has the meaning set forth in Section 3.22(a).

“Material Suppliers” has the meaning set forth in Section 3.21.

“Merchant Account” means the account relationship established among the Company or any of its Subsidiaries, a sponsoring bank and a Merchant pursuant to an agreement to provide processing or other credit or debit card related services to such Merchant.

“Minimum Cash Amount” means an amount equal to $20,000,000.

“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.

“NASDAQ” means the NASDAQ Capital Market.

“Net Assumed Debt” means (a) any amounts outstanding under the Existing Credit Agreements as of immediately prior to Closing minus (b) the cash and cash equivalents as of immediately prior to the Closing; provided, however, that “cash and cash equivalents” shall be calculated to include (i) any amount in cash used to acquire any technology asset between the date hereof and the Closing Date to the extent that any such acquisition does not contribute to Adjusted EBITDA of the Company and its Subsidiaries and such acquisitions do not exceed $5,000,000 in the aggregate, (ii) the amount of the Purchase Price (as defined in the Purchase Agreement), and (iii) any Extension Deposit Amount paid by or on behalf of Sellers pursuant to Section 5.17(b).

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, stipulation, writ, decree, assessment, verdict or similar order entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority that is legally binding.

“Ordinary Course of Business” means with respect to any Person, the ordinary course of business of such Person. Unless otherwise expressly indicated, the term “Ordinary Course of Business”, when used herein, refers to the Ordinary Course of Business of the Company and its Subsidiaries, taken as a whole.

“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the limited liability company operating agreement and the certificate of formation of a limited liability company, (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of any other Person and (f) any amendment, amendment and restatement, modification or supplement to any of the foregoing.

“Other Filings” has the meaning set forth in Section 5.05(a).

“Party” and “Parties” have the meaning set forth in the Preamble.

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“PCI-DSS” means the Payment Card Industry Data Security Standard, as amended from time to time.

“Permits” means all licenses, permits, exemptions, consents, authorizations, approvals, waivers, certificates and other authorizations issued, granted, given or otherwise made available by or under the authority of any Governmental Authority and/or Card Association, as applicable, that are material to the current conduct of the business of the Company and its Subsidiaries and that are required under any applicable Law in connection with the current conduct of the business of the Company and its Subsidiaries.

“Permitted Liens” means (a) Liens disclosed on the Current Balance Sheet or reflected in the notes thereto; (b) Liens under the Existing Loan Agreements, (c) Liens for Taxes and other governmental charges not yet delinquent or that are being contested in good faith by appropriate Proceedings; (d) mechanic’s, workmen’s, repairmen’s, materialmen’s, warehousemen’s, carrier’s and other similar statutory Liens arising or incurred in the Ordinary Course of Business not yet due and payable or that are being contested in good faith; (e) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under applicable Law or other social security programs or other similar Law or to secure any public or statutory obligation; (f) Liens on goods in transit incurred pursuant to documentary letters of credit or otherwise securing payments under lease agreements; (g) zoning, entitlement, building and other land use regulations imposed by or on behalf of any Governmental Authority having jurisdiction over any real property; (h) the rights, if any, of suppliers or other vendors that are Third Parties and have possession of any properties or assets; (i) restrictions on the transfer of securities arising under applicable securities Laws; (j) title defects, easements and encroachments and similar Liens that would not, individually or in the aggregate, reasonably be expected to materially detract from the current value of, or materially interfere with any current or continued use of, any material property or material assets encumbered thereby; (k) the terms and conditions contained in the Leases; (l) utility easements for electricity, gas, water, sanitation, sewer, surface water drainage or other general easements granted to any Governmental Authority in the ordinary course of developing or operating real property; (m) any recorded utility company rights, easements or franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon any real property; (n) Liens imposed by Law that relate to obligations that are not yet due and have arisen in the Ordinary Course of Business; and (o) the Liens listed in Section 1 (Permitted Liens) of the Disclosure Letter.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

“Pre-Closing Statement” has the meaning set forth in Section 2.04(b).

“Preferred Stock” has the meaning set forth in Section 4.05(a).

“Premises” has the meaning set forth in Section 3.08(b).

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“Press Release” has the meaning set forth in Section 5.04.

“Proceeding” means any action, suit or other proceeding (whether civil, criminal, or administrative) commenced, brought, conducted, or heard, by or before any Governmental Authority.

“Prospectus” has the meaning set forth in Section 5.14.

“Proxy Statement” has the meaning set forth in Section 5.05(a).

“Registration Rights Agreement” means the agreement substantially in the form attached as Exhibit D hereto.

“Related Party” means, with respect to a Person, such Person and any of its former, current and future Affiliates, and each of their respective former, current and future direct or indirect directors, officers, “principals”, general or limited partners, employees, stockholders, other equityholders, members, managers, agents, successors, assignees, Affiliates, controlling Persons, or other Representatives.

“Related Party Contract” has the meaning set forth in Section 4.10.

“Release” means the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, discarding, burying, abandoning or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers, or other closed receptacles containing Hazardous Materials) into the indoor or outdoor environment.

“Replacement GS Warrant” has the meaning set forth in Section 5.18.

“Representatives” means, with respect to a particular Person, any Affiliate thereof, and such Person’s and such Person’s Affiliates’ respective controlling shareholders, general partners, managing members, directors, officers, employees, agents, consultants, advisors, agents, and other representatives, including legal counsel, accountants, and financial advisors.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.08(a).

“SEC” means the Securities and Exchange Commission.

“SEC Guidance” means (a) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (b) any written or oral comments, requirements or requests of the SEC or its staff, (c) the Securities Act and the Exchange Act and (d) any other rules, bulletins, releases, manuals and regulations of the SEC.

“Second Extension Deadline” has the meaning set forth in Section 5.17(b).

“Securities Act” means the Securities Act of 1933, as amended, or any successor Law, and the regulations and rules issued pursuant to that statute or any successor Law.

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“Sellers” has the meaning set forth in the Preamble.

“Signing Form 8-K” has the meaning set forth in Section 5.04.

“Subsidiary” means, with respect to any Person, any entity of which (a) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (b) 50% or more of the Equity Interests are at the time directly or indirectly owned by such Person.

“Tax Returns” means any return, report, form, information return or other document (including schedules or any related or supporting information) required to be filed with any Governmental Authority relating to any Tax.

“Taxes” means any and all taxes (whether federal, state, local or foreign), including net income, gross income, net receipts, gross receipts, profit, severance, property, production, sales, use, license, excise, occupation, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, estimated or other tax, custom, duty, governmental fee or other similar governmental charge, together with any interest, fine, penalty, addition to tax or additional amount imposed with respect thereto.

“Termination Date” means June 19, 2018; provided, however, that, if the deadline for Buyer to consummate a Business Combination is extended pursuant to Section 5.17(c), the Termination Date shall be automatically extended to the first Business Day immediately following the Additional Extension Deadline.

“Third Extension Deadline” has the meaning set forth in Section 5.17(b).

“Third Party” means any Person other than the Company, any Subsidiary of the Company, Buyer, or Sellers or any Affiliate of any of the foregoing.

“Title IV Plan” means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA, other than a Multiemployer Plan.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Amended and Restated Operating Agreement and the Replacement GS Warrant, if applicable.

“Transaction Expenses” means the aggregate amount of all reasonable out-of-pocket fees and expenses (whether or not yet invoiced), actually incurred by, or on behalf of, or to be paid by, a Party in connection with the or otherwise relating to the negotiation, preparation or execution hereof or any documents or agreements contemplated hereby or the performance or consummation of the Contemplated Transactions, in each case, to the extent unpaid and incurred by, or on behalf of, or to be paid by such Party as of the Closing, including reasonable fees and expenses of any Representatives engaged by, or on behalf of such Party in connection with the Contemplated Transactions and, with respect to Buyer, the Deferred Underwriting Fees, the D&O Policy and any other amounts referenced as “Accounts Payable” or “Anticipated Liabilities” on Section 4.14 of the Buyer Disclosure Letter.

“Transaction Form 8-K” has the meaning set forth in Section 5.04.

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“Transfer Taxes” has the meaning set forth in Section 5.13(a).

“Trust Account” has the meaning set forth in Section 4.06.

“Trust Agreement” has the meaning set forth in Section 4.06.

“Trustee” has the meaning set forth in Section 4.06.

“Underwriters” means the underwriters of the IPO pursuant to the Prospectus.

Article II

PURCHASE AND SALE

Section 2.01       Purchase and Sale. Upon the terms and subject to the conditions set forth herein, at the Closing, Sellers shall sell, contribute, assign, transfer, convey and deliver to Buyer, and Buyer shall accept and acquire from Sellers, the Acquired Interests, free and clear of all Liens, other than restrictions on transfer of securities arising under applicable securities Laws or the Organizational Documents of the Company.

Section 2.02       Consideration. The aggregate consideration payable by Buyer for the acquisition of the Acquired Interests shall be the Consideration Shares payable pursuant to Section 2.05(a) and subject to adjustment as specified elsewhere herein.

Section 2.03       Closing. The closing (the “Closing”) of the purchase and sale of the Acquired Interests hereunder shall take place on the third Business Day following the date on which all of the conditions set forth in Article VI (excluding those conditions that by their nature are to be satisfied as part of the Closing but subject to the satisfaction of such conditions at the Closing) have been satisfied or waived, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, or at such other place, time or date as the Parties may agree (the date on which the Closing actually occurs, the “Closing Date”).

Section 2.04       Pre-Closing Deliveries.

(a)       At least two (2) Business Days prior to the Closing Date, Buyer shall deliver to Sellers a statement setting forth Buyer’s good faith estimate of (i) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Buyer Stockholder Redemptions as of immediately prior to Closing and (ii) the resulting amount of Available Cash.

(b)       At least two (2) Business Days prior to the Closing Date, Sellers shall deliver to Buyer a statement (the “Pre-Closing Statement”) setting forth (i) Sellers’ good faith estimate of (A) the Company Equity Value and (B) all Transaction Expenses incurred by or on behalf of Sellers, (ii) the number of Consideration Shares to be issued pursuant to Section 2.05(a), (iii) the identity of each Person entitled to receive any Consideration Shares to be issued pursuant to Section 2.05(a) and (iv) the allocation of the Consideration Shares to be issued pursuant to Section 2.05(a) among such Persons.

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Section 2.05       Closing Deliveries and Payments by Buyer.

(a)       At the Closing, Buyer shall issue and deliver to the applicable Person specified in the Pre-Closing Statement the Consideration Shares represented by stock certificates issued in the name of such Person in accordance with the Pre-Closing Statement.

(b)       At the Closing, Buyer shall deliver, or cause to be delivered, to Sellers the following:

(i)       a counterpart for each Transaction Document to which Buyer is specified to be a party executed by a duly authorized officer of Buyer;

(ii)       a certificate executed by a duly authorized officer of Buyer that certifies as to the satisfaction of the conditions set forth in subsections (a) and (b) of Section 6.03; and

(iii)       resignations of each director and officer of Buyer, effective at the time of Closing.

(c)       At the Closing, Buyer shall cause (i) the Buyer Charter to be amended and restated in the form of the Buyer A&R Charter and (ii) the by-laws of Buyer to be amended and restated in the form of the Buyer A&R By-laws.

(d)       At the Closing, Buyer shall pay, or cause to be paid, out of the Available Cash, all Transaction Expenses incurred by or on behalf of the Parties.

Section 2.06       Closing Deliveries by Sellers. At the Closing, Sellers shall deliver, or cause to be delivered, to Buyer the following:

(a)       a counterpart for each Transaction Document to which each Seller is specified to be a party duly executed by a duly authorized representative of such Seller; and

(b)       a certificate executed by a duly authorized officer of PIH that certifies (on behalf of both Sellers) as to the satisfaction of the conditions set forth in subsections (a) and (b) of Section 6.02.

Section 2.07       Board of Directors.

(a)       Buyer shall take all necessary action to cause that, immediately after the Closing, Buyer’s board of directors (the “Board”) will consist of seven (7) directors, all designated by Sellers by written notice to Buyer, immediately prior to the Closing. During the Board Observer Period, the Company shall allow one representative designated by Magna Management, LLC to attend and participate in all meetings and other activities of the Board (a “Board Observer”). The Company shall use reasonable efforts to (a) give Magna Management, LLC notice of all such meetings, at the same time as furnished to the directors, (b) provide to such Board Observer all notices, documents and information furnished to the directors, whether at or in anticipation of a meeting, an action by written consent or otherwise, at the same time furnished to such directors, (c) notify the Board Observer and permit such Board Observer to participate by telephone in, emergency meetings of the Board, and (d) provide the Board Observer copies of the minutes of all such meetings at the time such minutes are furnished to the members of the Board; provided that the Board shall be entitled to exclude the Board Observer from (i) all or any portion of any executive session or (ii) all or any portion of any meeting to the extent the failure to exclude would, in the Board’s good faith determination, (A) adversely affect the attorney-client privilege between Buyer, the Company or any of its Subsidiaries and their respective counsel, (B) adversely affect Buyer, the Company or any of its Affiliates under governmental regulations or other applicable Law or Contract, or (C) result in a conflict of interest.

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(b)       From and after the Closing and until such time as PIH or its Affiliates cease to hold at least twenty-five percent (25%) of the issued and outstanding Common Stock in the aggregate, Buyer shall take all necessary action to cause two (2) individuals designated in writing by PIH to be nominated and elected as directors of the Board.

Article III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as set forth in the Disclosure Letter, Sellers represent and warrant to Buyer that all of the statements contained in this Article III are true as of the date hereof or, if made as of a specified date, as of such date.

Section 3.01       Organization and Good Standing. Each of Sellers, the Company and its Subsidiaries is a legal entity validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business in all material respects as is now being conducted. Each of Sellers, the Company and its Subsidiaries is duly qualified or licensed and (if applicable) in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.02       Authorization; Validity of Agreements. Each Seller has the requisite power and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is specified to be a party and to consummate the Contemplated Transactions thereunder. The execution, delivery and performance by such Seller of the Transaction Documents to which it is specified to be a party, and the consummation by such Seller of the Contemplated Transactions thereunder, have been duly authorized by such Seller, and no other company proceedings on the part of such Seller are necessary to authorize such Seller’s execution, delivery and performance of any Transaction Document to which it is specified to be a party or the consummation by such Seller of the Contemplated Transactions thereunder. This Agreement has been duly executed and delivered by each Seller. Assuming the due and valid authorization, execution and delivery of this Agreement by the other Parties hereto, this Agreement constitutes a legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms, subject to the Bankruptcy and Equity Exclusion. Assuming the due and valid authorization, execution and delivery thereof by each other party thereto, each other Transaction Document to which each Seller is specified to be a party (when executed and delivered by such Seller) shall constitute a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Bankruptcy and Equity Exclusion.

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Section 3.03       Consents and Approvals; No Violations. Except as listed on Section 3.03 of the Disclosure Letter, neither the execution, delivery or performance by each Seller of any Transaction Document to which it is specified to be a party, nor the consummation by such Seller of the Contemplated Transactions thereunder, will (a) conflict with or violate any provision of any Organizational Documents of any Seller, the Company or any of its Subsidiaries; (b) result in a breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any Material Contract; (c) violate any material Laws applicable to any Seller, the Company or any of its Subsidiaries or any of the material properties or assets of the Company or any of its Subsidiaries; (d) require on the part of any Seller, the Company or any of its Subsidiaries any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Authority or Card Association; or (e)result in the creation or imposition of any Lien (other than Permitted Liens) on any assets or properties of any Seller, the Company or any of its Subsidiaries, except, in the cases of clauses (b) through (e) of this Section 3.03, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.04       Capitalization and Ownership.

(a)       Section 3.04(a) of the Disclosure Letter sets forth the following: the total number of issued and outstanding Equity Interests of the Company, the names of the holders of such issued and outstanding Equity Interests, and the number or percentage interests of such Equity Interests held by each such holder (the “Company Interests”). Except for (i) this Agreement and (ii) the Organizational Documents of Sellers and the Company, the Company has not (A) granted any outstanding options, warrants, rights or other securities convertible into, or exchangeable or exercisable for, any Equity Interests of the Company; (B) entered into any Contracts relating to the issuance, sale, transfer, voting or registration of any Equity Interests of the Company, or options, warrants, rights or other securities convertible into, or exchangeable or exercisable for, any of the foregoing; or (C) granted or authorized any stock appreciation, phantom stock, profit participation or similar rights (in each case as to which the Company has any outstanding liabilities or obligations).

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(b)       Section 3.04(b) of the Disclosure Letter sets forth, as of the date hereof, all of the Company’s Subsidiaries, and, for each such Subsidiary, the jurisdiction of incorporation or formation and the number or percentage interests of all of the issued and outstanding Equity Interests thereof. All outstanding Equity Interests of each of the Company’s Subsidiaries are duly authorized and validly issued and, if such Subsidiary is a corporation, are fully paid and non-assessable. Except for (i) this Agreement and (ii) the Organizational Documents of the Company’s Subsidiaries, none of the Subsidiaries of the Company has (A) granted any outstanding options, warrants, rights or other securities convertible into, or exchangeable or exercisable for, Equity Interests of a Subsidiary of the Company; (B) entered into any Contracts relating to the issuance, sale, transfer, voting or registration of Equity Interests of a Subsidiary of the Company, or options, warrants, rights or other securities convertible into, or exchangeable or exercisable for, any of the foregoing; or (C) granted or authorized any stock appreciation, phantom stock, profit participation or similar rights (in each case, as to which the Company or any of its Subsidiaries has any outstanding liabilities or obligations).

(c)       Each Seller is the holder of the Acquired Interests set forth across such Seller’s name on Section 3.04(a) of the Disclosure Letter, and, at the Closing, assuming the performance by Buyer of its obligations under Section 2.05, the Acquired Interests will be free and clear of all Liens (other than Permitted Liens).

Section 3.05       Financial Statements. Section 3.05 of the Disclosure Letter sets forth the following financial statements (the “Financial Statements”): (a) the consolidated audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2016 and the related statements of operations, stockholder’s equity and cash flows of the Company for the year then ended, including any related notes, schedules and other supplementary information attached thereto, (b) the consolidated audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2015 and the related statements of operations, stockholder’s equity and cash flows of the Company for the year then ended, including any related notes, schedules and other supplementary information attached thereto, and (c) the consolidated unaudited balance sheet of the Company and its Subsidiaries as of September 30, 2017 (such balance sheet, the “Current Balance Sheet”; and such date, the “Balance Sheet Date”) and the related statements of operations, stockholder’s equity and cash flows of the Company for the period covered thereby. Except as set forth in the notes (if any) thereto, the Financial Statements present fairly, in all material respects, the consolidated financial position of the Company as of the respective dates referred to therein, and the consolidated results of operations and cash flows of the Company, and, the consolidated stockholder’s equity of the Company, for the respective periods referred to therein, in accordance with GAAP consistently applied in the periods covered thereby, except, in the case of the interim and/or unaudited Financial Statements, for the absence of footnotes and subject to normal year-end adjustments.

Section 3.06       No Undisclosed Liabilities. Except (a) as set forth in the Current Balance Sheet; (b) for liabilities and obligations incurred by the Company or any of its Subsidiaries in the Ordinary Course of Business consistent with past practices, judgments and estimation methodologies of the Company since the Balance Sheet Date; (c) for liabilities incurred in connection with this Agreement, the other Transaction Documents or the Contemplated Transactions; (d) for liabilities and obligations that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and (e) for liabilities and obligations incurred at the request or with the consent of Buyer, neither the Company nor any of its Subsidiaries has any liabilities of the kind required to be disclosed on a balance sheet prepared in accordance with GAAP. Notwithstanding anything to the contrary in this Article III, this Section 3.06 contains the sole and exclusive representations and warranties of Sellers relating to the matters that are the subject of the representations and warranties set forth in this Section 3.06.

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Section 3.07       Absence of Certain Changes. Except in connection with the Contemplated Transactions, since the Balance Sheet Date through the date hereof, (a) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the Ordinary Course of Business; (b) there has not been a Material Adverse Effect; and (c) since the Balance Sheet Date through the date hereof, neither the Company nor any of its Subsidiaries has taken any action that if taken after the date hereof would constitute a violation of Section 5.01.

Section 3.08       Real Property.

(a)       Neither the Company nor any of its Subsidiaries owns any real property.

(b)       Section 3.08(b) of the Disclosure Letter sets forth all material real property leased or subleased by the Company or any of its Subsidiaries as lessee or lessor as of the date hereof (the “Premises”). Sellers have made available to Buyer true, correct and complete copies of all leases relating to the Premises (the “Leases”). Neither the Company nor any of its Subsidiaries has entered into any material sublease or material option granting to any Person (other than the Company or any of its Subsidiaries, as applicable) the right to use or occupy the Premises or any portion thereof or interest therein, other than those entered into in the Ordinary Course of Business or that do not materially or adversely impact the current use of the Premises by the Company or any of its Subsidiaries, as applicable. With respect to each Lease, (i) such Lease is a valid and binding obligation of the Company and its Subsidiaries, in each case, to the extent such Person is a party thereto (collectively, the Company and its Subsidiaries that are a party thereto, the “Company Lease Party”), and, to the Knowledge of Sellers, each other party thereto, and is in full force and effect; (ii) the Company Lease Party is not, and, to the Knowledge of Sellers, all other parties thereto are not, in material breach or material default in any respect under the terms thereof and, to the Knowledge of Sellers, no event has occurred that, with notice or lapse of time or both, would constitute a material breach or material default or permit termination, modification or acceleration thereunder; and (iii) the Company Lease Party has not assigned, transferred, conveyed, mortgaged, or deeded in trust any interest in the leasehold or sub-leasehold of any Lease. None of the Company or any of its Subsidiaries has received any written notice that any Premises is subject to any Order to be sold, condemned, expropriated or otherwise taken by any Governmental Authority, with or without payment of compensation therefor.

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Section 3.09       Proceedings; Orders. As of the date hereof, (a) there are no Proceedings pending or, to the Knowledge of Sellers, threatened, against any Seller, the Company or any of its Subsidiaries, nor are there any Orders naming any Seller, the Company or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (b) there are no material Orders naming any Seller, the Company or any of its Subsidiaries, or by which any Seller, the Company or any of its Subsidiaries is bound, which remain outstanding or unsatisfied, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Notwithstanding anything to the contrary in this Article III, this Section 3.09 contains the sole and exclusive representations and warranties of Sellers relating to the matters that are the subject of the representations and warranties set forth in this Section 3.09.

Section 3.10       Compliance with Laws; Permits. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and its Subsidiaries are in material compliance with, and during the past 12 months have been in material compliance with, all applicable Laws; (b) the Company and its Subsidiaries have in force, and their business is being conducted in compliance with the terms and conditions of, all Permits; (c) neither the Company nor any of its Subsidiaries is in violation or breach of, no event has occurred that would constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) of, and no Proceedings are pending or, to the Knowledge of Sellers, threatened, relating to the Company’s or any of its Subsidiaries’ compliance with, any Permit; (d) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the occurrence of the Contemplated Transactions; and (e) the Company and its Subsidiaries are, and have been since January 1, 2017, in compliance, in all material respects, with all applicable Card Association Rules. Notwithstanding anything to the contrary in this Article III, this Section 3.10 contains the sole and exclusive representations and warranties of Sellers relating to the matters that are the subject of the representations and warranties set forth in this Section 3.10.

Section 3.11       Intellectual Property. Section 3.11 of the Disclosure Letter sets forth all material patents, trademarks and copyrights owned by the Company and its Subsidiaries and for which applications for registration have been filed or registrations have been obtained, whether in the United States or internationally, as of the date hereof. To the Knowledge of Sellers, the Company and its Subsidiaries own or have the right to use (but not necessarily the exclusive right to use) pursuant to license, sublicense, agreement or permission, all Intellectual Property used in the Company’s and its Subsidiaries’ operation of their respective business, as presently conducted, except where the failure to have such right would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Sellers, the Company’s and its Subsidiaries’ operation of their respective business, as presently conducted, does not infringe or otherwise violate the Intellectual Property of any other Person, except for such infringement as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Notwithstanding anything to the contrary in this Article III, this Section 3.11 contains the sole and exclusive representations and warranties of Sellers relating to the matters that are the subject of the representations and warranties set forth in this Section 3.11.

Section 3.12       Title to Assets. The Company and its Subsidiaries have good and valid title to their material tangible properties and assets, free and clear of all Liens, except for Permitted Liens.

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Section 3.13       Material Contracts.

(a)       Section 3.13(a) of the Disclosure Letter includes the following Contracts to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or the Company’s or any of its Subsidiaries’ assets are bound, in each case, as in effect as of the date hereof:

(i)       each Contract for the employment of any officer, individual employee or other person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $200,000;

(ii)      each Contract that constitutes a partnership agreement or joint venture agreement;

(iii)     each Contract which: (A) restricts the ability of the Company or any of its Subsidiaries to engage in any line or type of business or from competing with any Person or in any geographical area, or (B) commits the Company or any of its Subsidiaries to an exclusive arrangement or relationship with any Person;

(iv)     each Contract which obligates the Company or any of its Subsidiaries to provide for any right of first refusal, right of first offer, preferred pricing (including “most favored nation”) or similar provisions, performance guarantees, minimum referral volumes, rebates, discounts, or incentive or volume purchase credits;

(v)      each Contract with any Governmental Authority;

(vi)     each Contract relating to indebtedness of the Company or any of its Subsidiaries;

(vii)    each lease or other Contract under which the Company or any of its Subsidiaries is lessee of or holds or operates any property (other than real property), owned by any other party, except for any lease or agreement under which the aggregate annual rental payments do not exceed $50,000;

(viii)   each lease or other Contract under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate any property (other than real property), owned or controlled by the Company or any of its Subsidiaries, except for any lease or agreement under which the aggregate annual rental payments do not exceed $50,000;

(ix)     each Contract or group of related Contracts with the same Third Party or group of Affiliates of such Third Party, pursuant to which the Company or any of its Subsidiaries, individually or in the aggregate, received or agreed to receive, or paid or agreed to pay, in excess of $1,000,000, in cash, in the fiscal year ended December 31, 2017;

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(x)       BIN sponsorship agreement, processing agreement or similar or related agreement that provides access to banking systems or enables the Company or any of its Subsidiaries to participate in or provide services under or with respect to any Card Association;

(xi)       any Contract with any independent sales organizations (“ISOs”) or sales agents of the Company or any of its Subsidiaries (A) under which the Company and/or any of its Subsidiaries made residual or other payments to or on behalf of (or otherwise directly or indirectly conveyed value to) such ISO or sales agent, in each case, in excess of $500,000 in the aggregate during the fiscal year ended December 31, 2017 or reasonably expects to incur annual expenses in excess of $500,000 in the aggregate during the fiscal year ending December 31, 2018 or during any fiscal year thereafter or (B) under which the Company or any of its Subsidiaries made annual payments in excess of $500,000 thereunder in connection with any loan or residual buyout payment to any such ISO;

(xii)      any collective bargaining agreement, labor Contract or other Contract with any labor union or any employee organization;

(xiii)     any agreement not disclosed pursuant to any other clause of this Section 3.13(a) that would constitute a “material contract” as defined in Item 601(b)(10) of Regulation S-K of the SEC; and

(xiv)     any agreement (A) by which the Company or any of its Subsidiaries licenses or permits any other Person to use, or covenants not to sue with respect to the use by such Person of, any Intellectual Property owned by the Company or its Subsidiaries (other than non-exclusive software licenses granted by the Company or any of its Subsidiaries with respect to such Intellectual Property in the Ordinary Course of Business); or (B) by which the Company or any of its Subsidiaries licenses or is otherwise granted the right to use the Intellectual Property of any other Person, (other than licenses for commercial off-the-shelf software, the total fees associated with which are less than $50,000).

(b)       Except for the Material Contracts that expire by their terms on or prior to the Closing Date, each Material Contract is a valid and binding obligation of the Company and its Subsidiaries, as applicable, that is a party thereto and, to the Knowledge of Sellers, of each other party thereto, and, to the Knowledge of Sellers, is in full force and effect and enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exclusion), and neither the Company nor any of its Subsidiaries, in each case, that is a party thereto, and to the Knowledge of Sellers, no other party thereto is (with or without the lapse of time or the giving of notice, or both) in material breach or material default thereunder, except for such breaches or defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 3.14       Insurance Coverage. Section 3.14 of the Disclosure Letter sets forth, as of the date hereof, all material insurance policies and fidelity bonds maintained by the Company or any of its Subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect, all such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and no written notice of cancellation or termination has been received by the Company or any of its Subsidiaries, as applicable, with respect to any such policy. To the Knowledge of Sellers, such insurance policies, in light of the nature of the Company’s business, assets and properties, are in amounts and have coverage that are reasonable and customary for similarly-situated Persons engaged in such business and having such assets and properties.

Section 3.15       Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with all Environmental Laws, (b) the Company and its Subsidiaries have obtained or caused to be obtained all Permits necessary for their business and operations as required to comply with all applicable Environmental Laws, and the Company and its Subsidiaries are in compliance with the terms and conditions of such Permits, (c) to the Knowledge of Sellers, there has been no Release or threatened Release at any of the Leased Premises that would reasonably be expected to result in Environmental Liabilities or an Environmental Claim, and (d) there are no Environmental Claims pending against the Company or its Subsidiaries. Notwithstanding anything to the contrary in this Article III, this Section 3.15 contains the sole and exclusive representations and warranties of Sellers relating to the matters that are the subject of the representations and warranties set forth in this Section 3.15.

Section 3.16       Employee Benefit Plans.

(a)       Section 3.16(a) of the Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of each material Employee Benefit Plan. Each Employee Benefit Plan has been maintained, funded and administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable requirements of ERISA, the Code and other applicable Laws, in each case, except for such instances of non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for routine claims for benefits, there is no Proceeding pending or, to the Knowledge of Sellers, threatened against or arising out of an Employee Benefit Plan, except for those Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Employee Benefit Plan that is intended to meet the requirements of Section 401(a) of the Code has received a favorable determination letter or favorable opinion letter from the IRS and, to the Knowledge of the Sellers, no fact or event has occurred since the date of such letter that would reasonably be expected to materially and adversely affect the qualified status of such Employee Benefit Plan. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all contributions and premiums required by applicable Law or by the terms of any Employee Benefit Plan or any agreement relating thereto have been timely made to any funds or trusts established thereunder or in connection therewith. Neither the Company nor any of its Subsidiaries, or any other entity which, together with the Company or any of its Subsidiaries, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code contributes to, or has any obligation to contribute to, or has any material liability with respect to, any Title IV Plan or any Multiemployer Plan.

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(b)       Sellers have furnished or made available to Buyer a true and complete copy of each material Employee Benefit Plan and, to the extent applicable, a true and complete copy of (i) each trust or other funding arrangement in connection with each such Employee Benefit Plan, (ii) the current summary plan description and summary of material modifications for each such Employee Benefit Plan, (iii) the most recent annual report (Form 5500s) in connection with each Employee Benefit Plan, (iv) the most recently received determination letter or opinion letter from the IRS for each Employee Benefit Plan intended to qualify under ERISA or the Code, and (v) the most recently prepared actuarial report and financial statement in connection with each such Employee Benefit Plan.

(c)       Neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in conjunction with any other event) (i) result in, cause the accelerated vesting, funding or delivery of, or materially increase the amount or value of, any payment or benefit from the Company or any of its Subsidiaries to any employee, officer or director of the Company or any of its Subsidiaries, or (ii) result in the payment of any amount or benefit that could, individually or in combination with any other payment or benefit, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(d)       Notwithstanding anything to the contrary in this Article III, this Section 3.16 contains the sole and exclusive representations and warranties of Sellers relating to the matters that are the subject of the representations and warranties set forth in this Section 3.16.

Section 3.17       Labor Matters.

(a)       Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by or currently negotiating any collective bargaining or any other type of collective labor or union agreement, and there is no labor union or other organization representing employees of the Company and its Subsidiaries. No strike, labor suit or proceeding or labor administrative proceeding is pending or, to the Knowledge of Sellers, threatened regarding employees of the Company and its Subsidiaries (in such employees’ capacities as such) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, to the Knowledge of Sellers, no such matter has been threatened by employees of the Company and its Subsidiaries (in such employees’ capacities as such) within the 12-month period prior to the date hereof.

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(b)       In the 12 months prior to the date hereof, neither the Company nor any of its Subsidiaries has been a party to a Proceeding in which the Company and its Subsidiaries, as applicable, was or is alleged to have violated in any material respect any material applicable Laws, or any material Orders of any Governmental Authority, or any material arbitration awards, relating to employment, equal opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security or similar Taxes, and/or income Tax withholding, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and its Subsidiaries is, and for the past 12 months has been, in compliance in all material respects with all applicable Laws and collective bargaining agreements regarding employment and employment practices, terms and conditions of employment, immigration, wages and hours, occupational safety and health, equal opportunity, leave of absence, eligibility for and payment of overtime, classification of independent contractors and employees, safety and health, unemployment insurance and workers’ compensation.

(c)       Notwithstanding anything to the contrary in this Article III, this Section 3.17 contains the sole and exclusive representations and warranties of Sellers relating to the matters that are the subject of the representations and warranties set forth in this Section 3.17.

Section 3.18       Taxes. Except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)       All Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account applicable extensions), and all Taxes reported as due on such Tax Returns have been paid. Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the statute of limitations period, or of the time for assessment or collection, applicable to any Tax or Tax Return, which period (after giving effect to such extension or waiver) has not yet expired.

(b)       To the Knowledge of Sellers, there is no Proceeding pending with respect to any Tax Return filed by the Company or any of its Subsidiaries. Other than Permitted Liens, there are no Liens for Taxes upon any of the assets of the Company and its Subsidiaries. There are no requests for rulings or determinations in respect of any Tax pending between the Company or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand. There are no closing agreements or similar arrangements with any Governmental Authority with regard to the determination of the Tax liability of the Company or any of its Subsidiaries.

(c)       To the Knowledge of Sellers, neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(d)       Notwithstanding anything to the contrary in this Article III, this Section 3.18 contains the sole and exclusive representations and warranties of Sellers relating Taxes.

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Section 3.19       Brokers or Finders. Other than the Financial Advisor , there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Sellers, the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the Contemplated Transactions.

Section 3.20       Affiliate Transactions. Except as listed on Section 3.20 of the Disclosure Letter, there are no material Contracts (including management agreements) that shall survive the Closing between the Company or any of its Subsidiaries, on the one hand, and Sellers or any Affiliate thereof (excluding the Company and its Subsidiaries), on the other hand.

Section 3.21       Suppliers. Sellers have made available to Buyer a correct and complete list of the top ten (10) suppliers by expenditures of the Company and its Subsidiaries for the fiscal year ended December 31, 2017 (the “Material Suppliers”) and the amount of purchases from each Material Supplier during such period. To the Knowledge of Sellers, no Material Supplier has, since December 31, 2016, delivered written notice to the Company or any of its Subsidiaries cancelling or otherwise terminating, materially reducing, or threatening to cancel or terminate or materially reduce, its relationship with the Company or any of its Subsidiaries.

Section 3.22       Merchants; Merchant Accounts.

(a)       Sellers have made available to Buyer a correct and complete list of each Merchant of the Company and its Subsidiaries that processed in excess of $500,000 per month at any time during the fiscal year ended December 31, 2017 (each such Merchant, a “Material Merchant”). To the Knowledge of Sellers, no Material Merchant has, since December 31, 2016, delivered written notice to the Company or any of its Subsidiaries, cancelling or otherwise terminating, materially reducing, or threatening to cancel or terminate or materially reduce, such Material Merchant’s relationship with the Company or any of its Subsidiaries. To the Knowledge of Sellers, there are no facts or circumstances existing or reasonably anticipated to occur that would cause any Material Merchant to cancel, terminate or materially reduce its relationship with the Company or any of its Subsidiaries.

(b)       Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) all cash reserve deposits maintained with respect to any Material Merchant comply with all applicable Card Association Rules and all applicable Law, (ii) to the extent the Company and its Subsidiaries are involved in handling or processing any Chargebacks, the Company and its Subsidiaries have handled and processed all Chargebacks in all material respects with all applicable Card Association Rules, (iii) to the Knowledge of Sellers, each Merchant of the Company and its Subsidiaries is, and has been since January 1, 2017, in compliance with all applicable Card Association Rules (including obligations to comply with the PCI-DSS).

(c)       All Merchant Accounts are free and clear of all Liens (other than Permitted Liens and Liens under the applicable sponsorship agreement).

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(d)       To the Knowledge of Sellers, no Merchant of the Company or any of its Subsidiaries has received a Common Point-of-Purchase report since January 1, 2017.

Section 3.23       ISOs; Sales Agent Contracts.

(a)       Sellers have made available to Buyer, with respect to each ISO that is party to a Contract that is required to be disclosed in Section 3.13(a)(xi) of the Disclosure Letter (the “Material ISOs”) and each sales agent that is party to a Contract that is required to be disclosed in Section 3.13(a)(xi) of the Disclosure Letter (the “Material Agents”), the enrollment rates of new Merchants by the Material ISOs and Material Merchants as of the applicable dates and periods specified therein for the period from January 1, 2017 through December 31, 2017.

(b)       To the Knowledge of Sellers, no Material ISO or Material Agent has, since December 31, 2016, delivered written notice to the Company or any of its Subsidiaries cancelling or otherwise terminating, materially reducing or threatening to cancel or terminate or materially reduce, such Material ISO’s or Material Agent’s relationship with the Company or any of its Subsidiaries. To the Knowledge of Sellers, (i) there are no facts or circumstances existing or reasonably anticipated to occur that would cause any Material ISO or Material Agent to cancel, terminate or materially reduce its relationship with the Company or any of its Subsidiaries.

(c)       Sellers have made available to Buyer a list of each ISO of the Company or its Subsidiaries that is registered with the applicable Card Association. To the Knowledge of Sellers, each ISO of the Company or its Subsidiaries (i) is registered with the applicable Card Association if required by the applicable Card Association Rules and (ii) except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, is, and has been since January 1, 2017, in compliance, in all material respects, with all applicable Card Association Rules (including obligations to comply with the PCI-DSS). To the Knowledge of Sellers, no Material ISO is not in compliance, in any material respect, with the current credit review, underwriting standard and acceptance criteria of the Company or its Subsidiaries or the applicable BIN sponsor bank.

Section 3.24       Certain Business Practices. None of the Company, any Subsidiary of the Company, or any member, manager, director, officer or employee of the Company or any Subsidiary of the Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act or (iii) made any other payment in violation of similar anti-corruption Laws in the jurisdictions in which they do business. None of the Company, any Subsidiary of the Company, or any member, manager, director, officer or employee of the Company or any Subsidiary of the Company (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a member, manager, director, officer or employee of the Company) has, since January 1, 2015, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or any Subsidiary of the Company or assist the Company or any Subsidiary of the Company in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had an adverse effect on the Company or any Subsidiary of the Company, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company or any Subsidiary of the Company that could reasonably be expected to subject the Company or any Subsidiary of the Company to suit or penalty in any Proceeding.

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Section 3.25       Money Laundering Laws. The operations of the Company and each Subsidiary of the Company are and have been conducted at all times in compliance with the anti-money laundering statutes in all applicable jurisdictions, and the rules and regulations thereunder (collectively, the “Money Laundering Laws”), and, in each case as applicable to its business, no Proceeding involving the Company or any Subsidiary of the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of Sellers, threatened.

Section 3.26       OFAC. None of the Company, any Subsidiary of the Company, any member, manager, director or officer of the Company or any Subsidiary of the Company, or, to the Knowledge of Sellers, any agent, employee, Affiliate or Person acting on behalf of the Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company or any Subsidiary of the Company has not, directly or indirectly, in violation of any U.S. sanctions administered by OFAC, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary of the Company, joint venture partner or other Person, in connection with any sales or operations in a country or territory which is, or whose government is, at any time the subject or target of a country-wide or territory-side sanctions (currently including the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria) or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

Section 3.27       Purchase for Investment.

(a)       Seller is an “accredited investor” within the meaning of Section 506 of Regulation D promulgated under the Securities Act.

(b)       The Consideration Shares will be acquired for investment for each Seller’s own account and not with a view to the distribution of any part thereof (or participation therein) in violation of the Securities Act. The Sellers do not have any contract, undertaking or agreement with any Person to sell, transfer, or grant participations with respect to the Consideration Shares.

(c)       Each Seller’s financial condition is such that it is able to bear the risk of holding the Consideration Shares for an indefinite period of time and can bear the loss of its entire investment in the Acquired Interests.

(d)       Each Seller (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Consideration Shares and is capable of bearing the economic risks of such investment.

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(e)       Each Seller acknowledges that the Consideration Shares will not be issued in a transaction that has been registered under the Securities Act or under any state or foreign securities Laws.

Section 3.28       No Additional Representations or Warranties. Except for the representations and warranties EXPRESSLY contained in this Article III, None of sellers, THE COMPANY, any of their respective Affiliates, any of its or their Representatives, or any other Person, has made or shall be deemed to have made any representation or warranty to Buyer, express or implied, at law or in equity, with respect to the company and its subsidiaries, including any representations and warranties as to the accuracy or completeness of any Evaluation Material or as to the future sales, revenue, profitability or success of the company and its subsidiaries, or any representations or warranties arising from statute or otherwise in law, from a course of dealing or a usage of trade. All such other representations and warranties are expressly disclaimed by EACH Seller.

Article IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Except (a) as set forth in the Buyer Disclosure Letter or (b) as disclosed in the Buyer Reports filed with the SEC prior to the date hereof (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Buyer Reports and excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent predictive, cautionary or forward-looking in nature), other than with respect to the representations and warranties set forth in Section 4.05 and Section 4.10, which shall not be qualified by such Buyer Reports, Buyer represents and warrants to Sellers that all of the statements contained in this Article IV are true as of the date hereof.

Section 4.01       Organization. Buyer is a Delaware corporation validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Buyer is duly qualified or licensed and in good standing to do business as a foreign corporation in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer has made available to Sellers correct and complete copies of the Organizational Documents of Buyer as in effect on the date hereof and as of immediately prior to the Closing.

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Section 4.02       Authorization; Validity of Agreement.

(a)       Assuming Buyer obtains the Buyer Stockholder Approval, Buyer has the requisite corporate power and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is specified to be a party and to consummate the Contemplated Transactions. The execution, delivery and performance by Buyer of the Transaction Documents to which it is specified to be a party, and the consummation by Buyer of the Contemplated Transactions, have been duly authorized by Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize Buyer’s execution, delivery and performance of any Transaction Document to which it is specified to be a party or the consummation by Buyer of the Contemplated Transactions. This Agreement has been duly executed and delivered by Buyer. Assuming the due and valid authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Bankruptcy and Equity Exclusion. Assuming the due and valid authorization, execution and delivery thereof by each other party thereto, each other Transaction Document to which Buyer is specified to be a party (when executed and delivered by Buyer) shall constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Bankruptcy and Equity Exclusion.

Section 4.03       Consents and Approvals; No Violations. Neither the execution, delivery or performance by Buyer of any Transaction Document to which it is specified to be a party, nor the consummation by Buyer of the Contemplated Transactions, will (a)conflict with or violate any provision of any Organizational Documents of Buyer, (b)result in a breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound, (c)violate any material Laws applicable to Buyer or any of its material properties or assets, or (d)except for any required filings pursuant to the Securities Act, Exchange Act or NASDAQ, require on the part of Buyer any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Authority or Card Association, except, in the cases of clauses (b) through (d) of this Section 4.03, as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.04       Proceedings; Orders. There are no Proceedings or investigations by any Governmental Authority pending or, to the Knowledge of Buyer, threatened, against Buyer, nor are there any Orders naming Buyer.

Section 4.05       Capitalization.

(a)       The authorized capital stock of Buyer consists of 30,000,000 shares of common stock, $0.001 par value per share (“Common Stock”), and 1,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”), of which 7,058,743 shares of Common Stock (the “Buyer Common Shares”) and zero (0) shares of Preferred Stock (the “Buyer Preferred Shares” and together with the Buyer Common Shares, the “Buyer Issued Shares”) are issued and outstanding as of the date hereof and as of immediately prior to the Closing. All of the Buyer Issued Shares (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) were issued in compliance with all applicable state and federal securities Laws, (iv) are not subject to any Liens (other than Permitted Liens), (v) were not issued in violation of any Lien, purchase option, call option, right of first refusal, preemptive rights, subscription right or any similar right under applicable Law, the Buyer’s Organizational Documents or any Contract to which Buyer is a party or by which it is bound.

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(b)       The Buyer Public Warrants are, and after giving effect to the Contemplated Transactions, will be, exercisable for one share of Common Stock at an exercise price of $11.50 per share in accordance with Buyer’s Organizational Documents. As of the date hereof and as of immediately prior to the Closing, 5,310,109 Buyer Public Warrants and 421,107 Buyer Private Warrants are outstanding. No Buyer Warrants are exercisable until 30 days following the Closing. All of the Buyer Warrants (i) are valid and binding obligations of Buyer and enforceable against Buyer in accordance with their respective terms, subject to the Bankruptcy and Equity Exclusion, (iii) were issued in compliance with all applicable state and federal securities Laws, (iv) are not subject to any Liens (other than Permitted Liens), (v) were not issued in violation of any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the Buyer’s Organizational Documents or any Contract to which Buyer is a party or by which it is bound.

(c)       Other than the Buyer Issued Shares and the Buyer Warrants, there are no other Equity Interests of Buyer authorized, issued, reserved for issuance or outstanding. Except as expressly contemplated under or set forth in this Agreement and Buyer’s Organizational Documents, Buyer has not (i) granted any outstanding options, warrants, rights or other securities convertible into, or exchangeable or exercisable for, any Equity Interests of Buyer; (ii) entered into any Contracts relating to the issuance, sale, transfer, voting or registration of any Equity Interests of Buyer, or options, warrants, rights or other securities convertible into, or exchangeable or exercisable for, any of the foregoing; or (iii) granted or authorized any stock appreciation, phantom stock, profit participation or similar rights (in each case as to which Buyer has any outstanding liabilities or obligations). Except for the rights of holders of Buyer Common Shares to convert their Buyer Common Shares into cash held in the Trust Account (all of which rights will expire at Closing), there are no Contracts to which Buyer is a party or by which it is bound to repurchase, redeem or otherwise acquire any Equity Interests of Buyer. There are no Contracts to which Buyer is a party or by which it is bound to vote or dispose of any Equity Interest of Buyer and no revocable or irrevocable proxies or voting agreements with respect to any Equity Interests of Buyer.

(d)       Buyer does not own, directly or indirectly, any Equity Securities of any other Person.

(e)       The Consideration Shares, when and if issued, shall be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) issued in compliance with all applicable state and federal securities Laws, (iii) not subject to any Liens (other than Permitted Liens), (iv) not issued in violation of any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, Buyer’s Organizational Documents or any Contract to which Buyer is a party or by which it is bound, and (v) an amount of Equity Securities of Buyer sufficient to constitute “control” of Buyer within the meaning of Code Section 368(c).

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Section 4.06       Trust Account. Buyer has, and will have prior to giving effect to the Buyer Stockholder Redemptions, at least $55,130,000 in the trust account established by Buyer for the benefit of its public stockholders (the “Trust Account”), which monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended), and held in trust by American Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of September 13, 2016, by and between Buyer and Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exclusion, and has not been amended, supplemented or modified since the execution hereof. Buyer has complied in all material respects with the terms of the Trust Agreement and is not in breach of or in default under the Trust Agreement. There are no separate Contracts, side letters, or other arrangements or understandings (express or implied) that would cause the description of the Trust Agreement set forth in the Buyer Reports to be inaccurate or that would entitle any Person (other than the Electing Stockholders) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released, other than to the Electing Stockholders. There are no Proceedings pending or, to the Knowledge of Buyer, threatened, with respect to the Trust Account or the Trust Agreement.

Section 4.07       Listing. The issued and outstanding Buyer Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “MACQU”. The issued and outstanding Buyer Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “MACQ”. The issued and outstanding Buyer Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “MACQW”. Buyer is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ, including the requirements for continued listing of the Buyer Units, Buyer Common Shares and Buyer Public Warrants on NASDAQ, and, there are no Proceedings pending or, to the Knowledge of Buyer, threatened against Buyer with respect thereto. Buyer has not received any notice from NASDAQ or the SEC, in each case, regarding the deregistration or delisting of the Buyer Units, the Buyer Common Shares or the Buyer Public Warrants. Neither Buyer nor any of its Affiliates has taken any action in an attempt to deregister the Buyer Units, the Buyer Common Shares or the Buyer Public Warrants under the Exchange Act.

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Section 4.08       Buyer Reports; Financial Statements.

(a)       Buyer has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports, schedules, proxies, registrations and other documents required to be filed or furnished by Buyer with the SEC pursuant to the SEC Guidance, as applicable, since the date of formation of Buyer under the Laws of the State of Delaware (the “Formation Date”), and all such forms, statements, certifications, reports, schedules, proxies, registrations and other documents required to be filed subsequent to the date hereof will be timely filed (all of the foregoing forms, statements, certifications, reports, schedules, proxies, registrations and other documents, together with any amendments, restatements or supplements thereto, and all exhibits thereto and documents incorporated therein by reference, the “Buyer Reports”). Each of the Buyer Reports, at the time of its filing or being furnished, complied, or, if not yet filed or furnished, will comply with the applicable requirements of the SEC Guidance, as applicable, and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any rules and regulations promulgated thereunder applicable to the Buyer Reports. As of their respective dates, the Buyer Reports filed or furnished to the SEC since the Formation Date did not, and any Buyer Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b)       The Buyer Units, the Buyer Common Shares and the Buyer Public Warrants constitute the only outstanding classes of Equity Securities of Buyer registered under the Exchange Act.

(c)       Buyer has made available to Sellers all material correspondence between the SEC or any other Governmental Authority, on the one hand, and Buyer, on the other hand, since the Formation Date. There are no outstanding or unresolved comments from the SEC’s staff with respect to any of the Buyer Reports. To the Knowledge of Buyer, (i) none of the Buyer Reports is the subject of ongoing SEC review or outstanding SEC comment and (ii) neither the SEC nor any other Governmental Authority is conducting any investigation or review of any Buyer Report.

(d)       Since the Formation Date, Buyer has been in compliance with the applicable provisions of the Sarbanes-Oxley Act. Buyer maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15, as applicable, under the Exchange Act and as necessary to permit preparation of financial statements in accordance with GAAP. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by Buyer is recorded, processed, summarized and reported within the time periods specified in the SEC Guidance, and that all such information is accumulated and communication to the individuals responsible for the preparation of Buyer’s filings with the SEC and other public disclosure documents to allow timely decisions regarding disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Buyer maintains a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and SEC Guidance. Since the Formation Date, neither Buyer (including any Representative thereof) nor its independent registered public accounting firm has identified or been made aware of (i) any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of internal control over financial reporting of Buyer, (ii) any fraud or allegation of fraud, whether or not material, that involves (or involved) the management of Buyer or other Representatives who have (or had) a role in the preparation of financial statements or the internal control over financial reporting utilized by Buyer or (iii) any claim or allegation regarding any of the foregoing.

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(e)       Each of the audited financial statements and unaudited interim financial statements included in or incorporated by reference into the Buyer Reports (including the related notes and schedules thereto, if any) since the Formation Date (i) complied, or in the case of Buyer Reports filed after the date hereof, will comply, as to form in all material respects with all applicable Law, including SEC Guidance, (ii) has been prepared from, and is in accordance with, or in the case of Buyer Reports filed after the date of this Agreement, will be prepared from and will be in accordance with, the books and records of Buyer, (iii) were prepared, or in the case of Buyer Reports filed after the date of this Agreement, will be prepared, in accordance with GAAP consistently applied during the periods involved, except as may be noted therein, and (iv) fairly presents, or in the case of Buyer Reports filed after the date of this Agreement, will fairly present (A) the consolidated financial condition of Buyer as of its date and (B) the results and operations, earnings and changes in financial condition, as the case may be, of Buyer for the periods set forth therein (subject, in the case of unaudited interim financial statements, to notes and normal year-end audit adjustments, none of which are material, individually or in the aggregate).

(f)       There are no outstanding loans or other extensions of credit made by Buyer to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Buyer. Buyer has not taken any action prohibited by Section 13(k) of the Exchange Act.

Section 4.09       Investment Company Act; JOBS Act. Buyer is not, and following the Closing will continue not to be, an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case, within the meaning of the Investment Company Act of 1940. Buyer constitutes an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012.

Section 4.10       Affiliate Transactions. None of Buyer’s Related Parties (a) is a party to any Contract with Buyer (any such Contract, an “Related Party Contract”), (b) has any direct financial interest in any property used by Buyer or (c) is a director, officer or employee of, any Person (other than Buyer) which is a material client, supplier, customer, lessor, lessee or competitor of Buyer. Ownership of Equity Securities of a Person whose Equity Securities are registered under the Exchange Act, of five percent (5%) or less of any class of such Equity securities shall not be deemed to be a financial interest for purposes of this Section 4.10.

Section 4.11       Buyer Material Contracts. Section 4.11 of the Buyer Disclosure Letter sets forth a correct and complete list of all Buyer Material Contracts. Each Buyer Material Contract is a valid and binding obligation of Buyer and, to the Knowledge of Buyer, of each other party thereto, and, to the Knowledge of Buyer, is in full force and effect and enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exclusion), and neither the Company, nor, to the Knowledge of Sellers, any other party thereto is (with or without the lapse of time or the giving of notice, or both) in material breach or material default thereunder, except for such breaches or defaults as would not reasonably be expected to be material to Buyer or have a Buyer Material Adverse Effect. None of the Buyer Material Contracts have been canceled or otherwise terminated, and Buyer has not received any written notice from any Person regarding any such cancellation or termination or any material default, in each case, with respect to a Buyer Material Contract.

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Section 4.12       Information Supplied. None of the information supplied or to be supplied by Buyer expressly for inclusion or incorporation by reference in the filings with the SEC (including the Buyer Reports and mailings to Buyer’s stockholders with respect to the solicitation of proxies to approve the Contemplated Transactions (including the Proxy Statement)) will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Buyer or that is included in the Buyer Reports).

Section 4.13       Buyer Tax Matters.

(a)       All Tax Returns required to be filed by Buyer (the “Buyer Tax Returns”) have been timely filed (taking into account applicable extensions of time in which to file), and all Buyer Tax Returns are true, complete and correct in all material respects.

(b)       Buyer has fully and timely paid all Taxes required to have been paid by Buyer.

(c)       All deficiencies for material Taxes asserted or assessed in writing against Buyer have been fully and timely paid.

(d)       To the Knowledge of Buyer, Buyer has not been a party to a “listed transactions” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2).

(e)       Within the past two (2) years, Buyer has not distributed Equity Securities of another Person, or had its Equity Securities distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(f)       Buyer has complied with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Governmental Authority all amounts required to be so withheld and paid over under all applicable Laws.

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Section 4.14       Business Activities.

(a)       Since the Formation Date, Buyer has not conducted any business activities (i) other than activities directed toward the accomplishment of a Business Combination and maintenance of its corporate existence, (ii) in any jurisdiction other than the United States, or (iii) in any jurisdiction within the United States other than Delaware and New York. Except as set forth in Buyer’s Organizational Documents, there is no Contract or Order binding upon Buyer or to which Buyer is party, which has, or would reasonably be expected to have, the effect of prohibiting or impairing any business practice of Buyer or any acquisition of property by Buyer or the conduct of business by Buyer as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not had, and would not reasonably be expected to have a Buyer Material Adverse Effect.

(b)       Buyer does not own, or have a right to acquire, directly or indirectly, any interest or investment (whether debt or equity) in any Person. Except for this Agreement and the Contemplated Transactions, Buyer has no interest, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case, whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c)       Buyer has no current or former employees or any Buyer Benefit Plans.

(d)       Except for liabilities and obligations (i) reflected or reserved for on Buyer’s consolidated balance sheet for the year ended December 31, 2016 as reported on Form 10-K or disclosed in the notes thereto, (ii) disclosed in the Buyer Disclosure Letter, (iii) incurred in the Ordinary Course of Business since the date of Buyer’s consolidated balance sheet for the period ended December 31, 2016 as reported on Form 10-K or (iv) incurred in connection with or contemplated by this Agreement or the Contemplated Transactions, Buyer does not have any liabilities of a type that are required by GAAP to be reflected or reserved against in a balance sheet of Buyer.

Section 4.15       Purchase for Investment.

(a)       Buyer is an “accredited investor” within the meaning of Section 506 of Regulation D promulgated under the Securities Act.

(b)       The Acquired Interests will be acquired for investment for Buyer’s own account and not with a view to the distribution of any part thereof (or participation therein) in violation of the Securities Act. Buyer does not have any contract, undertaking or agreement with any Person to sell, transfer, or grant participations with respect to the Acquired Interests.

(c)       Buyer’s financial condition is such that it is able to bear the risk of holding the Acquired Interests for an indefinite period of time and can bear the loss of its entire investment in the Acquired Interests.

(d)       Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Interests and is capable of bearing the economic risks of such investment.

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(e)       Buyer acknowledges that the Acquired Interests have not been issued in a transaction registered under the Securities Act or under any state or foreign securities laws.

Section 4.16       Brokers or Finders. Other than in respect of the Deferred Underwriting Fees, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission in connection with the Contemplated Transactions.

Section 4.17       Independent Investigation by Buyer; No Reliance.

(a)       Buyer hereby acknowledges and affirms that (i) it has conducted and completed its own investigation, analysis and evaluation of the Company and its Subsidiaries, (ii) it has made all such reviews and inspections of the financial condition, business, results of operations, properties, assets and properties of the Company and its Subsidiaries as it has deemed necessary and appropriate, (iii)  each of Buyer and its Representatives have been permitted satisfactory access to the books and records, facilities, equipment, Tax Returns, Contracts, and other properties and assets of the Company that Buyer and its Representatives have desired or requested to see or review, and (iv) each of Buyer and its Representatives have had a satisfactory opportunity to meet with the officers and employees of the Company and its Subsidiaries to discuss the business of Buyer and its Subsidiaries.

(b)       Buyer hereby acknowledges and agrees that, except for the representations and warranties of Sellers expressly set forth in Article III, none of Sellers or any other Person has made, and Buyer and its Representatives had not relied on, any representation or warranty, express or implied, as to the accuracy or completely of any Evaluation Material or any other information regarding any Seller, the Company or any of its Subsidiaries. Buyer agrees, to the fullest extent permitted by applicable Law, that none of Sellers, the Company or any of its Subsidiaries, or any of their respective Affiliates or Representatives, will have or be subject to any liability on any basis (including in contract or tort, under federal or state securities Laws or otherwise) to Buyer, any Affiliates of Buyer or any of their respective Representatives based upon any Evaluation Material or any other information regarding any Seller, the Company or any of its Subsidiaries provided or made or available to Buyer, any Affiliates or any of their Representatives (or any omissions therefrom) resulting from the distribution to Buyer or its Representatives, or Buyer’s use, of any such information.

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Article V

COVENANTS

Section 5.01       Conduct of the Company’s Business Pending the Closing. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, except (a) as set forth in Section 5.01 of the Disclosure Letter, (b) as required by any Contract in existence as of the date hereof or under applicable Law, (c) as otherwise contemplated by this Agreement or the other Transaction Documents, or (d) with the prior consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), the business of the Company and its Subsidiaries shall be conducted, in all material respects, in the Ordinary Course of Business; and Sellers shall not, and shall cause the Company and its Subsidiaries not to, other than in the Ordinary Course of Business:

(i)       transfer, issue, sell, authorize, encumber or dispose of any Equity Interests of the Company or any of its Subsidiaries;

(ii)       grant any options, warrants, calls or other rights to purchase or otherwise acquire Equity Interests of, or any stock appreciation, phantom stock or other similar right with respect to, the Company or any of its Subsidiaries;

(iii)       redeem, repurchase or otherwise acquire any outstanding Equity Interest of Company;

(iv)       effect any recapitalization, reclassification or any other similar change in the capitalization of the Company or any of its Subsidiaries;

(v)       adopt a plan of complete or partial liquidation, dissolution or other reorganization with respect to the Company or any of its Subsidiaries;

(vi)       amend, in any material respect, the Organizational Documents of the Company or any of its Subsidiaries (whether by merger, consolidation or otherwise);

(vii)       make any material change in any method of accounting or accounting practice of the Company or any of its Subsidiaries, except as required by changes in GAAP, as agreed to by its independent public accountants;

(viii)       merge or consolidate with any Person (other than a merger or consolidation of a Subsidiary of the Company with another Subsidiary of the Company);

(ix)       sell, lease, sublease, mortgage, pledge or otherwise encumber or dispose of any of the material properties or assets of the Company and its Subsidiaries, except in the Ordinary Course of Business or as described in the parenthetical set forth in clause (viii) of this Section 5.01;

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(x)       declare, issue, make or pay any dividend or other distribution of assets in respect of any Equity Interests of the Company or any of its Subsidiaries (other than with respect to a dividend or distribution from any Subsidiary of the Company to the Company or any other Subsidiary of the Company);

(xi)       enter into any transaction with any Seller or any Affiliate thereof (excluding the Company and its Subsidiaries), other than (i) any transactions contemplated by any Material Contract; or (ii) the reimbursement of expenses of any Affiliate of any Seller in the Ordinary Course of Business;

(xii)       guarantee the indebtedness of any other Person in excess of $150,000;

(xiii)       extend any material loans other than travel or other expense advances to employees in the Ordinary Course of Business;

(xiv)       take any action that would cause the representations and warranties of Buyer set forth in Section 4.14(a) to be untrue or inaccurate; or

(xv)       enter into any Contract to do anything prohibited by this Section 5.01;

provided, however, that, the foregoing notwithstanding, the Company and its Subsidiaries may, at or prior to the Closing, use all or any portion of cash or cash equivalents of the Company and its Subsidiaries to (A) repay any indebtedness of the Company and its Subsidiaries (including in respect of the Existing Credit Agreements); or (B) declare and pay cash dividends with respect to the Equity Interests of the Company and its Subsidiaries.

Section 5.02       Conduct of Buyer’s Business Pending the Closing. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, except (a) as set forth in Section 5.02 of the Disclosure Letter, (b) as required by applicable Law, (c) as otherwise contemplated by this Agreement or the other Transaction Documents, or (d) with the prior consent of Sellers (which consent shall not be unreasonably withheld, delayed or conditioned), the business of Buyer shall be conducted, in all material respects, in the Ordinary Course of Business; and Buyer shall not, other than in the Ordinary Course of Business:

(i)       transfer, issue, sell, authorize, encumber, or dispose of any Equity Interests of Buyer;

(ii)       grant any options, warrants, calls or other rights to purchase or otherwise acquire Equity Interests of, or any stock appreciation, phantom stock or other similar right with respect to, Buyer;

(iii)       redeem, repurchase or otherwise acquire any outstanding Equity Interest of Buyer (other than consummation of the Buyer Stockholder Redemptions);

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(iv)       effect any recapitalization or any split, combination or reclassification of any Equity Securities of Buyer or any other similar change in the capitalization of Buyer;

(v)       adopt a plan of complete or partial liquidation, dissolution or other reorganization with respect to Buyer;

(vi)       amend the Organizational Documents of Buyer;

(vii)       make any material change in any method of accounting or accounting practice of Buyer, except as required by changes in GAAP, as agreed to by its independent public accountants;

(viii)       merge or consolidate with any Person;

(ix)       sell, lease, sublease, mortgage, pledge or otherwise encumber or dispose of any of the properties or assets of Buyer;

(x)       engage in any new business activity;

(xi)       hire or change the terms of employment or engagement of any employee, independent contractor or other Person compensated to provide services to Buyer (other than any third party advisors retained by Buyer in connection with the Contemplated Transactions;

(xii)       enter into any Contract limiting in any way the ability of Buyer to compete with any Person in any particular geographic location or line of business;

(xiii)       declare, issue, make or pay any dividend or other distribution of assets in respect of any Equity Interests of Buyer;

(xiv)       except as set forth in Section 5.02 of the Buyer Disclosure Letter, enter into any Related Party Contract;

(xv)       except as set forth in Section 5.02 of the Buyer Disclosure Letter, incur any indebtedness or guarantee the indebtedness of any other Person;

(xvi)       commence, settle or compromise any Proceeding;

(xvii)       take any action that would cause the representations and warranties of Buyer set forth in Section 4.14(a) to be untrue or inaccurate; or

(xviii)       enter into any Contract to do anything prohibited by this Section 5.02.

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Section 5.03       Access to Information.

(a)       From the date hereof until the Closing Date or, if earlier, termination of this Agreement, Sellers will (i) give, and will cause the Company and each of its Subsidiaries to give, Buyer and its Representatives such reasonable access, at reasonable times and during normal business hours, to the senior management, offices, properties, books and records of the Company and its Subsidiaries, as Buyer may reasonably request from time to time; and (i) furnish, and cause the Company and each of its Subsidiaries to furnish, to Buyer and its Representatives such financial and operating data and other information relating to the Company and its Subsidiaries, as Buyer may reasonably request from time to time; provided that (A) any actions to be performed by Sellers, the Company or any of its Subsidiaries at the request of Buyer pursuant to this Section 5.03(a) shall be performed only following reasonable prior written notice from Buyer to Sellers, in such manner as not to interfere unreasonably with the conduct of the business and operations of the Company and its Subsidiaries, and so as not to unduly burden the management team or resources of the Company and its Subsidiaries (it being agreed that the terms of such access shall be based on reasonable access procedures specified by Sellers or, as applicable, customers or suppliers (after taking into account any proposals made by Buyer in such regard)); and (B) all out-of-pocket costs incurred by the Company and its Subsidiaries in connection with such actions shall be at the expense of Buyer; provided, further, that, without the prior written consent of Sellers, Buyer and its Representatives shall not be entitled to any such access, information or documents the disclosure of which is restricted by any Law or Order applicable to any Seller, the Company or any of its Subsidiaries. Notwithstanding anything to the contrary set forth herein, Buyer is not authorized to and shall not (and shall cause its Affiliates and its and their respective Representatives not to) (s) contact any customer, supplier, or other material business relation of the Company or any of its Subsidiaries in connection with the Contemplated Transactions; and (y) perform invasive or subsurface investigations of the Premises, in each case, prior to the Closing without the prior written consent of Sellers, which may be withheld for any reason or no reason. Buyer shall, and shall cause its Affiliates and its and their respective Representatives to, abide by the terms of the Confidentiality Agreement with respect to such access and any information furnished to it, its Affiliates or its or any of their respective Representatives pursuant to this Section 5.03(a). In connection with the access rights granted by this Section 5.03(a), Buyer covenants and agrees, for itself and on behalf of its Affiliates, that, prior to Closing, it and they will not enter into any agreements with any officers, directors or employees of the Company or any of its Subsidiaries without Sellers’ prior written consent.

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(b)       From the date hereof until the Closing Date or, if earlier, termination of this Agreement, Buyer will (i) give each Seller and its Representatives such reasonable access, at reasonable times and during normal business hours, to the senior management, offices, properties, books and records of Buyer, as such Seller may reasonably request from time to time; and (i) furnish to each Seller and its Representatives such financial and operating data and other information relating to Buyer, as such Seller may reasonably request from time to time; provided that (A) any actions to be performed by Buyer at the request of any Seller pursuant to this Section 5.03(b) shall be performed only following reasonable prior written notice from such Seller to Buyer, in such manner as not to interfere unreasonably with the conduct of the business and operations of Buyer, and so as not to unduly burden the management team or resources of Buyer (it being agreed that the terms of such access shall be based on reasonable access procedures specified by Buyer); and (B) all out-of-pocket costs incurred by Buyer in connection with such actions shall be at the expense of such Seller; provided, further, that, without the prior written consent of Buyer, each Seller and its Representatives shall not be entitled to any such access, information or documents (1) to the extent that access to, or disclosure of, such information or documents would, pursuant to the advice of Buyer’s legal counsel, waive or jeopardize, or reasonably be expected to waive or jeopardize, the attorney-client privilege or the application of the attorney-work-product doctrine; (2) the disclosure of which is restricted by any Law or Order applicable to Buyer; or (3) the disclosure of which would violate the terms and conditions of any confidentiality or similar agreements between Buyer, on the one hand, and a Third Party, on the other hand. Each Seller shall, and shall cause its Affiliates and its and their respective Representatives to, abide by the terms of the Confidentiality Agreement as if such Seller was a party thereto with respect to such access and any information furnished to it, its Affiliates or its or any of their respective Representatives pursuant to this Section 5.03(b).

Section 5.04       Form 8-K Filings. Buyer and Sellers shall cooperate in good faith with respect to the preparation of, and as promptly as practicable after the execution of this Agreement, Buyer shall file with the SEC, a Current Report on Form 8-K (the “Signing Form 8-K”) pursuant to the Exchange Act to report the execution of this Agreement. Buyer and Sellers shall cooperate in good faith with respect to the preparation of, and at least five (5) days prior to the Closing, Buyer shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the required pro forma financial statements and the historical financial statements prepared by the Company and its accountant (the “Transaction Form 8-K”). Prior to the Closing, Buyer and Sellers shall prepare the press release announcing the consummation of the Contemplated Transactions (the “Press Release”). Concurrently with the Closing, Buyer shall file the Transaction Form 8-K with the SEC and distribute the Press Release. Each of the Signing Form 8-K and the Transaction Form 8-K so filed and the Press Release so distributed shall be in a form mutually agreed by Sellers and Buyer.

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Section 5.05       Proxy Statement; Buyer Stockholders’ Meeting.

(a)       As promptly as reasonably practicable after the date hereof, Buyer shall prepare and file a proxy statement of Buyer with the SEC (as such filing is amended or supplemented, the “Proxy Statement”) for the purposes of (i) providing the Buyer Stockholders with the opportunity to redeem their Buyer Issued Securities in connection with the Contemplated Transactions and (ii) soliciting proxies from the Buyer Stockholders to obtain the requisite approval of the Contemplated Transactions and the other matters to be voted on at a meeting of the Buyer Common Shares to be called and held for such purpose (the “Buyer Stockholders Meeting”). The Proxy Statement, the Extension Proxy Statement, if any, and any Other Filings so filed shall be in a form mutually agreed by Sellers and Buyer. As promptly as practicable following the execution hereof, Buyer shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other Laws relating to the Contemplated Transactions (the “Other Filings”). Buyer shall notify Sellers promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other Governmental Authority for amendments or supplements to the Proxy Statement or any Other Filing or for additional information. As promptly as practicable after receipt thereof, Buyer shall provide Sellers and their counsel with copies of all written correspondence between Buyer or any of its Representatives, on the one hand, and the SEC, or its staff or other governmental officials, on the other hand, with respect to the Proxy Statement or any Other Filing. Buyer shall permit Sellers and their counsel to review the Proxy Statement and any exhibits, amendments or supplements thereto and shall consult with Sellers and their Representatives concerning any comments from the SEC with respect thereto and shall not file the Proxy Statement or any exhibits, amendment or supplement thereto or any response letters to any comments from the SEC without the prior written consent of Sellers in their sole discretion. Buyer shall cause that each of the Proxy Statement and any Other Filing will comply as to form and substance with the requirements of all applicable Law and SEC Guidance. Buyer shall cause the Proxy Statement not to include, to the Knowledge of Buyer, as of the date the Proxy Statement is first mailed to the Buyer Stockholders, and as of the time of the Buyer Stockholders Meeting, any untrue statement of a material fact or omission of a statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Sellers shall each confirm in writing to Buyer, as of the date of mailing the Proxy Statement to the Buyer Stockholders, that the information relating to the Company and its Subsidiaries contained in the Proxy Statement does not, to the Knowledge of Sellers, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. After the Proxy Statement is first mailed to the Buyer Stockholders, if any event occurs which would reasonably be expected to result in the Proxy Statement containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, Buyer or Sellers, as the case may be, shall promptly inform the other Party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the Buyer Stockholders, an amendment or supplement to the Proxy Statement.

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(b)       As promptly as reasonably practicable following the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, or, in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, Buyer shall establish a record date (which date shall be approved by the Sellers, such approval not to be unreasonably withheld, delayed or conditioned) for, duly call, give notice of, convene and hold the Buyer Stockholders Meeting for the purpose of obtaining the affirmative vote of a majority of the outstanding Buyer Common Shares as of the record date for the Buyer Stockholders Meeting approving the Buyer Board Recommendation (the “Buyer Stockholder Approval”). The Buyer Stockholders Meeting shall be held not more than 30 days after the date on which Buyer mails the Proxy Statement to the Buyer Stockholders. Buyer shall use its reasonably best efforts to obtain the Buyer Stockholder Approval, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the Buyer Stockholder Approval. Subject to the following sentence, Buyer shall, through the board of directors of Buyer (the “Buyer Board”), recommend to the Buyer Stockholders that they vote in favor of (i) the adoption of this Agreement and approval of the Contemplated Transactions, including an increase in the authorized number of shares of Common Stock and the issuance of the Consideration Shares to Sellers in accordance with the terms hereof, (ii) the amendment and restatement of the certificate of incorporation of Buyer in the form of the A&R Buyer Charter and, to the extent a vote of stockholders is necessary, the amendment and restatement of the by-laws of Buyer in the form of the Buyer A&R By-laws, (iii) the adoption of the Earnout Incentive Plan, and (iv) any other proposals the Parties deem necessary or advisable to consummate the Contemplated Transactions (the “Buyer Board Recommendation”), and Buyer shall include the Buyer Board Recommendation in the Proxy Statement. The Buyer Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Buyer Board Recommendation (any such change, withdrawal, withholding, qualification, modification or proposal, a “Change in Recommendation”); provided, that, without limiting Buyer’s obligations set forth in Section 5.06, the Buyer Board may make a Change in Recommendation if it determines in good faith, after consultation with and being advised by outside legal counsel, that a failure to make a Change in Recommendation would reasonably be expected to constitute a breach by the Buyer Board of its fiduciary obligations to the Buyer Stockholders under applicable Law. Buyer agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Buyer Stockholders Meeting for the purpose of seeking the Buyer Stockholder Approval shall not be affected by any Change of Recommendation, and Buyer agrees to establish a record date for, duly call, give notice of, convene and hold the Buyer Stockholders Meeting and submit for the approval of the Buyer Stockholders the matters contemplated by the Proxy Statement, regardless of whether or not there shall be a Change in Recommendation. Notwithstanding anything herein to the contrary, Buyer shall be entitled to postpone or adjourn the Buyer Stockholders Meeting (A) to ensure that any supplement or amendment to the Proxy Statement that the Buyer Board has determined in good faith is required by applicable Law is disclosed to the Buyer Stockholders and for such supplement or amendment to be promptly disseminated to the Buyer Stockholders prior to the Buyer Stockholders Meeting, (B) if, as of the time for which the Buyer Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Buyer Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Buyer Stockholders Meeting or (C) by up to 10 Business Days in order to solicit additional proxies from Buyer Stockholders for the purpose of obtaining the Buyer Stockholder Approval; provided, that in the event of a postponement or adjournment pursuant to clauses (A) or (B) above, the Buyer Stockholders Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved, and in no event shall the Buyer Stockholders Meeting be reconvened on a date that is later than five (5) Business Days prior to the Termination Date.

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Section 5.06       Exclusivity. Between the date hereof and the Closing, neither Buyer nor any Seller shall take, nor shall such Party permit any of its Affiliates or Representatives to take, any action to solicit, encourage, initiate or engage in any discussions or negotiations with, or provide any information to or enter into any Contract with any Person (other than the other Parties) concerning, in the case of Buyer, any Business Combination, and in the case of any Seller, any merger or purchase of all or substantially all of the Equity Securities or assets of the Company and its Subsidiaries, taken as a whole, to any other Person (other than Buyer).

Section 5.07       Listing. Buyer shall (a) cause the Consideration Shares to be approved for listing on and tradable over NASDAQ on a tier no lower than the Buyer Common Shares trade on the date hereof, (b) cause the Buyer Common Shares and the Buyer Public Warrants to remain listed on NASDAQ from and after the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with Article VII.

Section 5.08       Related Party Contracts. Except as expressly provided herein, Buyer shall cause, effective as of the Closing, each outstanding Related Party Contract to be terminated, without any post-Closing liability or obligation of Buyer, the Company, any of its Subsidiaries or any of their respective Affiliates, as applicable, thereunder.

Section 5.09       Updates to the Disclosure Letter. From the date hereof through the Closing, Sellers shall have the right (but not the obligation) to supplement or amend, by written notice delivered to Buyer, the Disclosure Letter, if and to the extent applicable, with respect to any matter hereafter arising or of which Sellers becomes aware after the date hereof. In such event, unless such event would be reasonably expected to have, individually or in the aggregate with the events described in other written notices previously delivered to Buyer pursuant to this Section 5.09, a Material Adverse Effect, as applicable, such written notice shall be deemed to have amended the Disclosure Letter, and to have qualified the representations and warranties contained in Article III, as applicable, for all purposes hereunder, including for the purpose of determining whether the conditions specified in Section 6.02, have been satisfied. From the date hereof through the Closing, each of Buyer and Sellers shall promptly give written notice to the other Party if it breaches any of its representations, warranties, covenants or obligations contained in this Agreement if such breach (a) has resulted in, or would reasonably be expected to result in, the failure of any condition set forth in Article VI; or (b) has prevented or materially impeded, interfered with, hindered or delayed, or would reasonably be expected to prevent or materially impede, interfere with, hinder or delay, the Contemplated Transactions.

Section 5.10       Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions hereof, including the specific requirements set forth in Section 5.11, Buyer and Sellers will use their respective reasonable best efforts to take, or cause to be taken (including by causing any Affiliates to take actions), all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate the Contemplated Transactions, including (a) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all registrations, filings, applications and notices that are necessary, proper or advisable to consummate the Contemplated Transactions; and (b) obtaining and maintaining all consents, approvals or waivers from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the Contemplated Transactions. Sellers and Buyer agree to (and Sellers, prior to the Closing, agrees to cause the Company and its Subsidiaries to, and Buyer, after the Closing, agrees to cause the Company and its Subsidiaries to) execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Contemplated Transactions.

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Section 5.11       Certain Filings/Consents. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, Sellers and Buyer shall (i) cooperate with each other (A) in determining whether any action, consent, approval or waiver of, or registration, filing or application with, or giving of any notice to, any Governmental Authority or other Person (whether a party to a Material Contract or otherwise), in addition to those set forth in Section 3.03 of the Disclosure Letter and Section 4.03 of the Buyer Disclosure Letter, is necessary or advisable in connection with the consummation of the Contemplated Transactions; and (B) in obtaining any action, consent, approval or waiver, or making a registration, filing or application with, or giving any notice to, any Person identified pursuant to clause (A) of this sentence or Section 5.11 or set forth in Section 3.03 of the Disclosure Letter or Section 4.03 of the Buyer Disclosure Letter; and (ii) seek to use their respective reasonable best efforts to obtain, make or give any of the foregoing on a timely basis.

Section 5.12       Public Announcements. Except for the Press Release, neither Buyer nor any Seller shall issue any press release or public announcement concerning this Agreement or the Contemplated Transactions without obtaining the prior written approval of the other Parties (which approval shall not be unreasonably withheld, delayed or conditioned) unless, such Party is advised by outside legal counsel that disclosure is otherwise required by applicable Law; provided that, to the extent any such disclosure is required by applicable Law, the Party intending to make such disclosure shall use reasonable best efforts consistent with applicable Law to consult with the other Parties with respect to the content and timing of any such disclosure before such disclosure is made.

Section 5.13       Certain Tax Matters.

(a)       Buyer shall be liable for, and shall pay, in a due and timely manner any sales, use, value added, documentary, stamp duty, gross receipts, registration, transfer, transfer gain, conveyance, excise, recording, license and other similar Taxes (“Transfer Taxes”) arising out of or in connection with or attributable to the transfer and sale of the Acquired Interests at the Closing. Buyer shall prepare all Tax Returns in respect of Transfer Taxes and Sellers shall use commercially reasonable efforts to cooperate in the preparation and filing of such returns.

(b)       With respect to the Company or any of its Subsidiaries, Buyer shall not amend any Tax Returns filed with respect to any taxable year ending on or before the Closing Date or make any Tax election or take any other action that has retroactive effect to any such taxable year, in each case, without the prior written consent of Sellers.

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(c)       For federal (and applicable state and local) tax purposes (i) the contribution of the Acquired Interests by Sellers and the issuance to Sellers of the Consideration Shares in exchange therefor is intended to be treated as an “exchange” by Sellers of all of the assets of the Company within the meaning of Section 351(a) of the Code, and (ii) the acquisition of the Acquired Interests by Buyer is intended to be treated as the acquisition of the assets and assumption of the liabilities of the Company in accordance with IRS Revenue Ruling 99-6, Situation 2 (collectively, the “Intended Tax Treatment”). No Party shall take any action, or fail to take any action, that would cause the contribution of the Acquired Interests by Sellers and the issuance to Sellers of the Consideration Shares by Buyer to fail to qualify for the Intended Tax Treatment. Except as otherwise required by applicable Law, no Party shall take any position on its Tax Returns or in connection with any Proceeding that is inconsistent with the Intended Tax Treatment.

Section 5.14       No Claim Against Trust Account. Sellers have read the final prospectus of Buyer, dated September 13, 2016 (the “Prospectus”), and understand that Buyer has established the Trust Account for the benefit of the public stockholders of Buyer and the Underwriters pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Buyer may disburse monies from the trust account only for the purposes set forth in the Trust Agreement. For and in consideration of Buyer agreeing to enter into this Agreement with the Company, Sellers each hereby agree that they do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Buyer.

Section 5.15       Earnout Incentive Plan.

(a)       At or prior to the Closing, Buyer shall adopt an incentive equity plan (the “Earnout Incentive Plan”) substantially in the form attached as Exhibit E hereto.

(b)       If Buyer would be permitted to issue any shares of Common Stock pursuant to Section 2.1(a)(i) of the Earnout Incentive Plan as in effect as of the Closing, then Buyer shall issue 1,960,000 shares of Common Stock to the Sellers or their respective designees. If Buyer would be permitted to issue 2,940,000 shares of Common Stock pursuant to Section 2.1(a)(ii) the Earnout Incentive Plan as in effect as of the Closing, then Buyer shall issue 1,960,000 shares of Common Stock to the Sellers or their respective designees. If Buyer would be permitted to issue 5,880,000 shares of Common Stock pursuant to Section 2.1(a)(iii) of the Earnout Incentive Plan as in effect as of the Closing, then Buyer shall issue 3,920,000 shares of Common Stock to Sellers or their respective designees. For the avoidance of doubt, this Section 5.15(b) shall not be interpreted to authorize the issuance of shares of Common Stock to Sellers in excess of 3,920,000. PIEH hereby designates PIH as its designee for purposes of this Section 5.15(b).

Section 5.16       D&O Insurance. Prior to the Closing, Buyer shall purchase a “tail” directors’ and officers’ liability insurance policy (the “D&O Policy”) effective as of Closing that (a) has an effective term of six (6) years from the Closing, (b) covers each of the officers and directors of the Buyer as of immediately prior to the Closing and (c) contains terms that are substantially comparable those of Buyer’s directors’ and officers’ insurance coverage in effect on the date hereof.

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Section 5.17       Trust Extension.

(a)       In the event that the Closing has not taken place on or before the date that is the 18-month anniversary of the IPO (the “First Extension Deadline”), Buyer hereby agrees, in order to extend the time the Buyer has available to complete a Business Combination pursuant to Section 1(l) of the Trust Agreement, to deposit an amount in cash equal to $132,753 (the “Extension Deposit Amount”) into the Trust Account on or before the First Extension Deadline; provided that, if (i) the Extension Deposit Amount is paid by Buyer pursuant to this Section 5.17(a) and (ii) the Closing has occurred on or prior to the Second Extension Deadline, then Sellers shall reimburse Buyer for one-half of the Extension Deposit Amount; provided, further, that, for the avoidance of doubt, if any Extension Deposit Amount is paid by Sellers pursuant to Section 5.17(b), then Buyer shall not be entitled to any such reimbursement.

(b)       In the event that the Closing has not taken place on or before the date that is the 19-month anniversary of the IPO (the “Second Extension Deadline”) or the 20- month anniversary of the IPO (the “Third Extension Deadline”), Sellers hereby agree, in order to extend the time Buyer has available to complete a Business Combination pursuant to Section 1(l) of the Trust Agreement, to deposit an amount in cash equal to the Extension Deposit Amount into the Trust Account on or before the Second Extension Deadline and the Third Extension Deadline, as applicable.

(c)       If either Buyer or Sellers reasonably believe that the Closing may not occur on or prior to June 18, 2018 but that the Parties are reasonably capable of causing the Closing to occur on or prior to September 18, 2018, then, at the request of the Sellers’ Representative, Buyer shall (i) seek the approval of the Buyer Stockholders to extend the deadline for Buyer to consummate a Business Combination beyond June 18, 2018 to a date no earlier than September 18, 2018 (or such other date as Sellers’ Representative and Buyer may otherwise agree, and which may be structured, as agreed by the Buyer and the Sellers’ Representative, as multiple monthly or other periodic extensions at the election of Buyer (which Buyer will elect to extend, in each case, at the written request of the Sellers’ Representative) without the requirement to seek additional Buyer stockholder approval (such applicable date, the “Additional Extension Deadline") and (ii) use commercially reasonable efforts to obtain such approval. Without limiting the foregoing, in order to seek such approval, on or prior to May 18, 2018 (or such other date as the Sellers’ Representative and Buyer may otherwise agree), Buyer shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, materials in the form of a preliminary proxy statement (the “Extension Proxy Statement”) to be used for the purpose of soliciting proxies from the Buyer Stockholders to approve, at a special meeting of the Buyer Stockholders to be held prior to June 18, 2018, an amendment to Buyer’s certificate of incorporation to extend the deadline for Buyer to consummate a Business Combination to the Additional Extension Deadline, and providing the Buyer Stockholders with an opportunity to have their Buyer Common Shares redeemed in connection therewith.

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Section 5.18       Goldman Warrant. At the Closing, Buyer shall issue to GS & Co. a warrant (the “Replacement GS Warrant”), in exchange for the cancellation of the Goldman Warrant, on substantially the same terms of the Goldman Warrant and in a form acceptable to the Sellers’ Representative and GS & Co., which shall be exercisable for an aggregate number of shares of Common Stock (the “Goldman Shares Amount”), rounded to the nearest whole share, equal to the amount of Consideration Shares that GS & Co. would be entitled to receive at Closing if GS & Co. exercised the Goldman Warrant immediately prior to the Closing; provided that, if the Replacement GS Warrant is issued pursuant to this Section 5.18, the aggregate amount of Consideration Shares issued at Closing pursuant to Section 2.05(a) shall be reduced by the Goldman Shares Amount. Sellers shall have obtained prior written agreement from GS & Co. with respect to the issuance of the Replacement GS Warrant in exchange for the cancellation of the Goldman Warrant prior to such issuance. Notwithstanding the foregoing, if the Goldman Warrant is exercised or is otherwise no longer outstanding as of immediately prior to the Closing, then no Replacement GS Warrant shall be issued pursuant to this Section 5.18.

Article VI

CONDITIONS TO CLOSING

Section 6.01       Conditions to Obligation of Each Party. The respective obligation of each Party to consummate the Closing shall be subject to the satisfaction or (to the extent permitted by applicable Law) waiver by each Party on or prior to the Closing Date of each of the following conditions:

(a)       no applicable Order or Law shall be in effect that would prohibit or make illegal the consummation of any of the Contemplated Transactions;

(b)       the Buyer Stockholder Approval shall have been duly obtained in accordance with the DGCL, Buyer’s Organizational Documents and the NASDAQ rules and regulations;

(c)       the Buyer Stockholder Redemptions shall have been consummated in accordance with this Agreement and Buyer’s Organizational Documents; and

(d)       the amount of Available Cash shall not be less than the Minimum Cash Amount.

Section 6.02       Conditions to Obligation of Buyer. In addition to the conditions set forth in Section 6.01, the obligation of Buyer to consummate the Closing shall be subject to the satisfaction, or (to the extent permitted by applicable Law) waiver by Buyer on or prior to the Closing Date, of each of the following further conditions:

(a)       the representations and warranties of Sellers set forth in Article III, taken together, excluding for purposes of this Section 6.02(a) any reference to any materiality, “Material Adverse Effect” or similar standards or qualifiers contained therein, shall be true and correct as of the Closing Date as if made on such date (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except for any breaches of such representations and warranties that would not, individually or in the aggregate, have a Material Adverse Effect; and

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(b)       Sellers shall have performed and complied in all material respects with all of its other obligations under this Agreement required to be performed and complied with by it as of the Closing Date.

Section 6.03       Conditions to Obligation of Sellers. In addition to the conditions set forth in Section 6.01 above, the obligation of Sellers to consummate the Closing shall be subject to the satisfaction, or (to the extent permitted by applicable Law) waiver by Sellers, on or prior to the Closing Date, of each of the following further conditions:

(a)       the representations and warranties of Buyer set forth in Article IV, taken together, excluding for purposes of this Section 6.03(a) any reference to any materiality, “Buyer Material Adverse Effect” or similar standards or qualifiers contained therein, shall be true and correct as of the Closing Date as if made on such date (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except for any breaches of such representations and warranties that would not, individually or in the aggregate, have a Buyer Material Adverse Effect;

(b)       Buyer shall have performed and complied in all material respects with all of its other covenants and obligations under this Agreement required to be performed and complied with by it as of the Closing Date; provided that Buyer shall be required to have performed and complied with its covenants set forth in Section 5.13(c) in all respects; and

(c)       the Common Stock shall be listed for trading on NASDAQ.

Section 6.04       Failure or Waiver of Conditions. Neither Buyer nor Sellers may rely on the failure of any condition to its obligations to consummate the Closing set forth in Section 6.01, Section 6.02, or Section 6.03, as the case may be, to be satisfied if such failure was caused by such Party’s or its Affiliates’ failure to use reasonable best efforts to satisfy the conditions to the Contemplated Transactions or by any other breach by such Party of a representation, warranty or covenant hereunder. All conditions to the Closing shall be deemed to have been satisfied or waived following the Closing.

Article VII

TERMINATION

Section 7.01       Grounds for Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

(a)       by the mutual written agreement of Sellers and Buyer;

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(b)       by Buyer if the Closing has not occurred on or prior to the Termination Date; provided that Buyer is not at the time of such election to terminate in breach in any material respect of any of its obligations hereunder;

(c)       by Sellers if the Closing has not occurred on or prior to the Termination Date; provided that no Seller is at the time of such election to terminate in breach in any material respect of any of its obligations hereunder;

(d)       by Buyer if there has been a breach by any Seller of any representation, warranty, covenant or agreement set forth herein and the effect of such breach would be to cause the conditions to Buyer’s obligation to consummate the Closing set forth in Section 6.01 or Section 6.02 not to be capable of being satisfied, and such breach is not cured or is not reasonably capable of being cured within 30 days of receiving written notice of such breach or alleged breach from Buyer, it being understood and agreed that this Agreement may not be terminated pursuant to this Section 7.01(d) during such 30-day period or following such 30-day period if such breach is cured during such 30-day period;

(e)       by Sellers if there has been a breach by Buyer of any representation, warranty, covenant or agreement set forth herein and the effect of such breach would be to cause the conditions to Sellers’ obligation to consummate the Closing set forth in Section 6.01 or Section 6.03 not to be capable of being satisfied, and such breach is not cured or is not reasonably capable of being cured within 30 days of receiving written notice of such breach or alleged breach from Sellers, it being understood and agreed that this Agreement may not be terminated pursuant to this Section 7.01(e) during such 30-day period or following such 30-day period if such breach is cured during such 30-day period;

(f)       by either Party if there shall be in effect a final, non-appealable Order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Contemplated Transactions; it being agreed that the Parties shall promptly appeal any adverse determination that is appealable (and pursue such appeal with reasonable diligence); provided, however, that the right to terminate this Agreement under this Section 7.01(f) shall not be available to a Party if such Order was primarily due to the failure of such Party to perform any of its obligations under this Agreement; or

(g)       by Sellers if (i) the Buyer Stockholder Approval is not obtained at the Buyer Stockholders Meeting (including any adjournment thereof pursuant to Section 5.05(b)) or (ii) after the date the Buyer Stockholder Redemptions have been consummated if the Buyer Stockholder Redemptions result in Available Cash of immediately prior to the Closing being less than the Minimum Cash Amount.

Section 7.02       Procedure and Effect of Termination. If this Agreement is terminated by Sellers or Buyer pursuant to Section 7.01, written notice thereof shall be given to the other Party. If this Agreement is terminated and the Contemplated Transactions are abandoned as provided herein:

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(a)       each Party shall redeliver all documents, work papers and other material of any other Party relating to the Contemplated Transactions, whether so obtained before or after the execution hereof, to the Party furnishing the same;

(b)       all confidential information received by any Party with respect to the business of the other Party or any of its Affiliates shall be treated in accordance with the provisions of the Confidentiality Agreement, which shall survive the termination of this Agreement; and

(c)       all filings, applications and other submissions made to any Person, including any Governmental Authority, in connection with the Contemplated Transactions shall, to the extent practicable, be withdrawn from such Person.

Section 7.03       Effect of Termination. If this Agreement is terminated and the Contemplated Transactions are abandoned in accordance with Section 7.01, this Agreement shall become void and of no further force and effect (other than Section 5.12, Section 7.02, this Section 7.03, and Article VIII, each of which shall survive the termination of this Agreement and be enforceable by the Parties), and there shall be no liability or obligation on the part of any Party to the other Party; provided, however, that nothing herein shall relieve any Party from any liability for any willful and material breach of the provisions of this Agreement by such Party prior to the termination of this Agreement, in which case, the non-breaching Parties shall be entitled to all rights and remedies available at law and in equity.

Article VIII

MISCELLANEOUS

Section 8.01       Notices. All notices, consents and other communications hereunder (a) shall be in writing; (b) shall be deemed to have been duly given (i) when delivered by hand or by Federal Express or a similar overnight courier to the address for such Party set forth below; (ii) five (5) days after being post-marked by the United States Postal Service enclosed in a postage-prepaid, registered or certified envelope addressed to the address of such Party set forth below; or (iii) when successfully transmitted by email to the email address for such Party set forth below; and (c) shall be sent to the following addresses or email addresses (or at such other address or email address for a Party as shall be specified by like notice; provided, however, that any notice of change of email address shall be effective only upon receipt):

(i)	if to Sellers, to:

c/o PSD Partners
19 West 44th Street, Suite 1416
New York, New York 10036
Email:       tpriore@pps.io
Attn:       Thomas C. Priore

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with copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Email:       michael.gilligan@srz.com
Attn:       Michael E. Gilligan

(ii)	if to Buyer, to:

c/o Magna Management, LLC
40 Wall Street, 58th Floor
New York, New York 10005
Email:       marc.manuel@mag.na
Attn:       Marc Manuel

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Email:       gcaruso@loeb.com
Attn:       Giovanni Caruso

Section 8.02       Amendments and Modifications. Any provision of this Agreement may be amended or modified only by a written instrument signed by each Party.

Section 8.03       Waiver. No waiver hereunder shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any Party of a breach of or a default under any provision of this Agreement, nor the failure by any Party, on one or more occasions, to enforce any provision of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any such provision, right or privilege hereunder.

Section 8.04       Disclosure Letter and Buyer Disclosure Letter References. The disclosure of any matter in any Section of the Disclosure Letter or the Buyer Disclosure Letter, as applicable, shall be deemed to be a disclosure for all purposes of this Agreement and for all Sections of the Disclosure Letter or the Buyer Disclosure Letter, as applicable, (it being agreed that any matter disclosed in any Section of the Disclosure Letter or the Buyer Disclosure Letter, as applicable, shall be deemed to be disclosed herein with respect to any other Section of this Agreement to the extent that it is reasonably apparent from such disclosure that such disclosure is applicable to such other Section of this Agreement) but shall expressly not be deemed to constitute an admission or indication by any Seller or Buyer, as applicable, or to otherwise imply, that any such matter is material for the purposes of this Agreement. Nor shall any disclosure in a Section of the Disclosure Letter or the Buyer Disclosure Letter, as applicable, be deemed to constitute an acknowledgment that any such matter is required to be disclosed. No disclosure in any Section of the Disclosure Letter or the Buyer Disclosure Letter, as applicable, relating to a possible breach or violation of any Contract or Law shall be construed as an admission or indication that breach or violation exists or has actually occurred. The disclosure of any matter in any Section of the Disclosure Letter or the Buyer Disclosure Letter is not to be treated as constituting or implying any representation, warranty, assurance or undertaking by a Party not expressly set forth herein or as adding to or extending the scope of any of a Party’s representations or warranties set forth herein. Any capitalized terms used in any Disclosure Letter but not otherwise defined therein shall be defined as set forth herein.

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Section 8.05       Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement, the Contemplated Transactions, and the consummation of the Contemplated Transactions, including any advisor fees and expenses, whether or not the Contemplated Transactions are consummated, shall be paid by the Person incurring such cost or expense; provided that, for the avoidance of doubt, nothing in this Section 8.05 shall impair a Party’s rights under Section 7.03 in the event this Agreement has been validly terminated, and the other Party had materially breached this Agreement prior to the time of such termination.

Section 8.06       Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party, and any purported assignment without such consent shall be null and void ab initio.

Section 8.07       Parties in Interest. This Agreement will be binding upon, inure solely to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns, except to the extent otherwise provided in Section 8.13.

Section 8.08       Governing Law. This Agreement shall be construed, performed and enforced in accordance with the Laws of the State of Delaware (without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

Section 8.09       Jurisdiction.

(a)       Each of the Parties irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the United State District Court for the District of Delaware or any state court sitting in the City of Wilmington in the State of Delaware. Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Proceeding relating to this Agreement or the Contemplated Transactions in any court other than the aforesaid courts. Each of the Parties hereby agrees that service of process, summons, notice or document by registered mail addressed to them at its address provided in Section 8.01 shall be effective service of process against them for any such Proceeding brought in any of the aforesaid courts.

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(b)       Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve in accordance with Section 8.01; (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any Proceeding commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) such Proceeding in such court is brought in an inconvenient forum; (B) the venue of such Proceeding is improper; or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.10       Waiver of Jury Trial.

(a)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR CLAIM THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS Section 8.10(a) AND EXECUTED BY EACH PARTY). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR DOCUMENTS RELATING TO THE CONTEMPLATED TRANSACTIONS. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the Contemplated Transactions, including contract claims, tort claims, breach-of-duty claims and all other common law and statutory claims. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(b)       EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (III) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.10.

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Section 8.11       Relationship of the Parties. The Parties agree that this is an arm’s length transaction in which the Parties’ undertakings and obligations are limited to the performance of their obligations under this Agreement. Buyer acknowledges that it is a sophisticated investor and that it has only a contractual relationship with each Seller, based solely on the terms of this Agreement and the other Transaction Documents and the Confidentiality Agreement, and that there is no special relationship of trust or reliance between any Seller and Buyer.

Section 8.12       Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 8.13       Third-Party Beneficiaries. The representations, warranties and agreements of the Parties contained herein are intended solely for the benefit of the Party to whom such representations, warranties or agreements are made, and shall confer no rights hereunder, whether legal or equitable, in any other Person, and no other Person shall be entitled to rely thereon; provided, however, that the Parties specifically acknowledge and agree that the provisions of Section 8.21 are intended to be for the benefit of, and shall be enforceable by, the persons identified therein.

Section 8.14       Entire Agreement. This Agreement (including the other Transaction Documents and the other documents and instruments referred to herein and therein), the Confidentiality Agreement, the Disclosure Letter, and the Buyer Disclosure Letter set forth the entire agreement and understanding of the Parties in respect of the Contemplated Transactions and supersede all prior discussions, negotiations, agreements, arrangements and understandings (including the Initial Contribution Agreement and the First Amended Contribution Agreement), whether oral or written, relating to the subject matter hereof and thereof. There are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof, except as specifically set forth herein or the other Transaction Documents, or in the Confidentiality Agreement.

Section 8.15       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Contemplated Transactions be consummated as originally contemplated to the fullest extent possible.

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Section 8.16       Non-Survival of Representations, Warranties and Covenants. No representation, warranty, covenant or other agreement contained herein or in any instrument or certificate delivered by any Party at Closing will survive the Closing or termination of this Agreement, and no Party shall have any liability to the other Party after the Closing for any breach thereof, except for (a) covenants and agreements that contemplate performance after the Closing or after the termination of this Agreement or otherwise expressly by their terms survive the Closing or termination of this Agreement, (b) the representations, warranties, covenants and other agreements set forth in Section 3.28 and Section 4.17, each of which will survive in accordance with its terms, provided that, for the avoidance of doubt, nothing in this Section 8.16 shall impair a Party’s rights under Section 7.03 in the event this Agreement has been validly terminated, and the other Party had materially breached this Agreement prior to the time of such termination.

Section 8.17       Remedies.

(a)       Each Party acknowledges and agrees that irreparable injury to the other Party would occur if any provision hereof were not performed in accordance with its specific terms or were otherwise breached, and that such injury would not be adequately compensable in damages because of the difficulty of ascertaining the amount of damages that would be suffered in the event that this Agreement were breached. It is accordingly agreed that, subject to the further provisions of this Section 8.17, prior to the valid termination of this Agreement pursuant to Section 7.01, each Party shall be entitled, in addition to any other remedy to which it is entitled at law or in equity, to specific enforcement of, and injunctive relief, without proof of actual damages, to prevent any breach or violation of, the terms hereof, and the other Party shall not take action, directly or indirectly, in opposition to the Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

(b)       The Parties agree that in no case shall either Party be entitled to any indirect, consequential, incidental, punitive or special damages (including loss of future revenue, lost profits, diminution in value or multiple of earnings damages) in connection with any claim arising out of or related to this Agreement or the Contemplated Transactions.

Section 8.18       Representation by Counsel. Each Party acknowledges to the other that it has been represented by independent legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement. Each Party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof.

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Section 8.19       Rules of Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 8.20       Headings. Headings of the Articles and Sections of this Agreement, and the Table of Contents are for convenience of the Parties only, and shall be given no substantive or interpretative effect whatsoever.

Section 8.21       Non-Recourse. No past, present or future director, officer, employee, incorporator, agent, attorney or representative of any Seller, the Company, or the Company’s Subsidiaries or any of their respective Affiliates shall be deemed to (a) have made any representations or warranties, or entered into any covenants or agreements, in connection with the Contemplated Transactions or (b) have any personal liability to Buyer for any obligations or liabilities of any Seller under this Agreement or any other Transaction Document for any claim based on, in respect of, or by reason of, the Contemplated Transactions. It is further understood that any Certification contemplated by this Agreement and executed by an officer or other representative of a Party shall be deemed to have been delivered only in such officer’s or representative’s capacity as an officer or representative, as applicable, of such Party (and not in his or her individual capacity) and shall not entitle any Party to assert a claim against such officer or representative in his or her individual capacity.

Section 8.22       Inconsistencies with Other Agreements. In the event of any inconsistency between the provisions in the body of this Agreement and those in the other Transaction Documents referred to herein, the provisions in the body of this Agreement will prevail and govern.

Section 8.23       Obligations of Buyer. Whenever this Agreement requires a Subsidiary of Buyer to take any action, such requirement shall be deemed to include an undertaking on the part of Buyer to cause such Subsidiary to take such action.

Section 8.24       Interpretation.

(a)       An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that relate to the subject matter of such representation, (ii) such item is otherwise specifically set forth on the balance sheet or financial statements or (iii) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto. For the avoidance of doubt, references to “Subsidiary” (or a comparable term) in any statement in Article III shall be deemed to refer to such defined term (or comparable term) determined as of the date on which such statement is made in Article III.

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(b)       The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 17, 2018.

(c)       The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)       References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified.

(e)       All documents that have been made available to Buyer or its Representatives by any Seller or its Representatives for review at an electronic data room and all other Evaluation Material shall be deemed disclosed and delivered pursuant to this Agreement.

(f)       Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

(g)       The word “or” shall be inclusive and not exclusive, unless the context otherwise requires.

(h)       Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

(i)       “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(j)       References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. The disclosure of the name of, or any party to, a Contract, or the terms or conditions of a Contract, in any Section of the Disclosure Letter is subject to the restrictions set forth in such Contract or under applicable Law with respect to such disclosure, and no representations or warranties of Sellers in Article III shall be deemed to be untrue or inaccurate by reason of the disclosure in such Section of the Disclosure Letter being omitted or otherwise limited in order to comply with such restrictions.

(k)       References to any Person include the successors and permitted assigns of that Person; provided, however, that, for the avoidance of doubt, nothing in this Section 8.24(k) is intended to authorize, nor shall it be deemed to have authorized, any assignment or transfer not otherwise permitted by this Agreement.

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(l)       The word “day”, unless otherwise indicated, shall be deemed to refer to a calendar day. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

(m)       Unless the context otherwise requires, references to “Law”, “Laws” or to a particular Law shall be deemed to refer to such Law as amended from time to time, and to the rules and regulations promulgated thereunder.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLERS:

PRIORITY INVESTMENT HOLDINGS, LLC

By:	/s/ Thomas C. Priore
	Name:	Thomas C. Priore
	Title:	Managing Member

PRIORITY INCENTIVE EQUITY HOLDINGS, LLC

By:	Priority Investment Holdings, LLC, its Manager

By:	/s/ Thomas C. Priore
	Name:	Thomas C. Priore
	Title:	Managing Member

[Signature Page to Second A&R Contribution Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

BUYER:

M I ACQUISITIONS, INC.

By:	/s/ Joshua Sason
	Name:	Joshua Sason
	Title:	Chief Executive Officer

[Signature Page to Second A&R Contribution Agreement]

Exhibit A

Form of Amended and Restated Operating Agreement

[Attached as Annex D to the Proxy Statement.]

Exhibit B

Form of Buyer A&R Charter

[Attached as Annex E to the Proxy Statement.]

Exhibit C

Form of Buyer A&R By-laws

[Attached as Annex F to the Proxy Statement.]

Exhibit D

Form of Registration Rights Agreement

Attached.

REGISTRATION RIGHTS AGREEMENT

by and among

M I Acquisitions, Inc.

and

the other parties hereto

Dated as of [____], 2018

- i -

- ii -

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of [____], 2018 and is by and among M I Acquisitions, Inc. (the "Company"), Priority Investment Holdings, LLC, a Delaware limited liability company ("PIH"), Priority Incentive Equity Holdings, LLC, a Delaware limited liability company ("PIEH"), and the investors listed on Schedule A hereto (each, an "Investor" and, collectively, the "Investors").

BACKGROUND

WHEREAS, the Company, PIH and PIEH have entered into that certain Contribution Agreement, dated as of [_____], 2018 (as amended from time to time in accordance with the terms thereof, the "Contribution Agreement"), pursuant to which PIH and PIEH will exchange their equity interests in Priority Holdings, LLC for shares of Common Stock of the Company;

WHEREAS, the Investors hold or will hold shares of Common Stock of the Company; and

WHEREAS, as a condition to the willingness of PIH and PIEH to enter into the Contribution Agreement, the Company has agreed to enter into this Agreement in order to provide rights relating to the registration of shares of Common Stock issued or issuable to PIH and PIEH and the Investors.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

Article I

DEFINITIONS

Section 1.1           Certain Definitions. As used in this Agreement:

"Affiliate" has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

"Agreement" has the meaning set forth in the preamble.

"Board" means the board of directors of the Company.

"Business Day" means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

"Company" has the meaning set forth in the preamble.

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"Common Stock" means the shares of common stock, par value $0.0001 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

"Demand Party" has the meaning set forth in Section 2.2(a).

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

"FINRA" means Financial Industry Regulatory Authority, Inc.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Holder" means each of PIH, PIEH and the Investors that is a holder of Registrable Securities or securities exercisable, exchangeable or convertible into Registrable Securities or any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

"Indemnified Party" and "Indemnified Parties" have the meanings set forth in Section 3.1.

"Investor" has the meaning set forth in the preamble.

"Law" means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

"Lock-up Period" has the meaning set forth in Section 2.4(d)(i).

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

"PIH" has the meaning set forth in the preamble.

"PIEH" has the meaning set forth in the preamble.

"Registrable Securities" means all (i) shares of Common Stock, (ii) Units, (iii) Warrants and (iv) any Securities into which the Common Stock, Units or Warrants may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company held by a Holder (whether now held or beneficially owned or hereafter acquired, and including any such Securities received by a Holder upon the conversion or exchange of, or pursuant to a transaction with respect to, other securities held by such Holder). As to any Registrable Securities, such Securities will cease to be Registrable Securities when:

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(a)          a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement;

(b)          such Registrable Securities shall have been sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act; or

(c)          such Registrable Securities cease to be outstanding.

"Registration Expenses" means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a)          all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter," as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b)          all fees and expenses of complying with securities or blue sky Laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c)          all printing, messenger and delivery expenses;

(d)          all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e)          the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance;

(f)           any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(g)          any fees and disbursements of counsel (including the fees and disbursements of outside counsel for Holders) incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Holders;

(h)          the costs and expenses of the Company relating to analyst and investor presentations or any "road show" undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders); and

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(i)           any other fees and disbursements customarily paid by the issuers of securities.

"SEC" means the U.S. Securities and Exchange Commission or any successor agency.

"Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

"Transfer" (including its correlative meanings, "Transferor", "Transferee" and "Transferred") shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, "Transfer" shall have such correlative meaning as the context may require.

"Units" means the units of the Company, each comprised of one share of Common Stock and one Warrant.

"Warrants" means the warrants to purchase shares of Common Stock of the Company.

"WKSI" means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

Section 1.2           Other Definitional Provisions; Interpretation.

(a)          The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and references in this Agreement to a designated "Article" or "Section" refer to an Article or Section of this Agreement unless otherwise specified.

(b)          The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

(c)          The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

Article II

REGISTRATION RIGHTS

Section 2.1           Right to Demand a Non-Shelf Registered Offering. Upon the demand of PIH or PIEH made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Registrable Securities requested by such Holder to be included in such offering. Any demanded non-shelf registered offering may, at the Company's option, include shares of Common Stock to be sold by the Company for its own account and will also include Registrable Securities to be sold by Holders that exercise their related piggyback rights on a timely basis.

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Section 2.2           Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Common Stock covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), any non-demanding Holders may exercise piggyback rights to have included in such offering Registrable Securities held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering. For the avoidance of doubt, if a Holder exercises the demand set forth in Section 2.1, each Holder (including the demanding Holder) shall have the right to sell Registrable Securities in the offering on a "pro rata" basis with "pro rata" being determined by dividing the number of Registrable Securities held by a Holder by the number of Registrable Securities held by all Holders.

Section 2.3           Right to Demand and be Included in a Shelf Registration. Upon the demand of any Holder, made at any time and from time to time when the Company is eligible to utilize Form S-3 or a successor form to sell Registrable Securities in a secondary offering on a delayed or continuous basis in accordance with Rule 415 of the Securities Act, the Company will facilitate in the manner described in this Agreement a shelf registration of Registrable Securities held by the Holders. Any shelf registration filed by the Company covering shares (whether pursuant to a Holder's demand or the initiative of the Company) will cover Registrable Securities held by each of the Holders up to the highest common percentage of their original respective holdings, which highest common percentage will be agreed upon by the demanding Holder. If at the time of such request the Company is a WKSI, such shelf registration would, at the request of such majority Holders, cover an unspecified number of shares and Registrable Securities to be sold by the Company and the Holders.

Section 2.4           Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more of PIH or PIEH made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a "takedown" of Registrable Securities off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights or at the initiative of the Company), the Holders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf. Notwithstanding the foregoing, Holders may not demand a shelf takedown for an offering that will result in the imposition of a lock-up on the Company and the Holders unless the Registrable Securities requested to be sold by the demanding Holders in such takedown have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $[__] million.

Section 2.5           Right to Reload a Shelf. Upon the written request of a Holder, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf in order to register up to the number of Registrable Securities previously taken down off of such shelf by such Holder and not yet "reloaded" onto such shelf. The Holders and the Company will consult and coordinate with each other in order to accomplish such replenishments from time to time in a sensible manner.

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Section 2.6           Limitations on Demand and Piggyback Rights.

(a)          Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lock-up arrangements, and such demand must be deferred until such lock-up arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. After an underwritten offering demanded by a Holder, such Holder may not make another demand for an underwritten offering prior to 60 days after the expiration of the lock-up applicable to its prior demanded offering unless another Holder joins in the demand. Notwithstanding anything in this Agreement to the contrary, the Holders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (ii) where the shares are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than shares or other Registrable Securities, even if such securities are convertible into or exchangeable or exercisable for shares.

(b)          The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable "blackout period" not in excess of 90 days if the board of directors of the Company determines that such registration or offering could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company. The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed.

Section 2.7           Notifications Regarding Registration Statements. Prior to exercising demand rights for a registration statement, the Holders will consult with each other in this regard. In order for one or more Holders to exercise their right to demand that a registration statement be filed, they must so notify the Company in writing indicating the number of Registrable Securities sought to be registered and the proposed plan of distribution. The Company will keep the Holders contemporaneously apprised of any registration of Common Stock, whether pursuant to a Holder demand or otherwise, with respect to which a piggyback opportunity is available. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

Section 2.8           Notifications Regarding Registration Piggyback Rights. Any Holder wishing to exercise its piggyback rights with respect to a non-shelf registration statement must notify the Company and the other Holders of the number of Registrable Securities it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the second trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as Registrable Securities held by all Holders will be included subject to the limitations described in Section 2.3.

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Section 2.9           Notifications Regarding Demanded Underwritten Takedowns.

(a)          Prior to exercising their demand rights for an underwritten takedown of Registrable Securities off of a shelf registration statement, the Holders will consult with each other in this regard. The Company will keep the Holders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company's obligation as described in the preceding sentence, having a reasonable opportunity requires that the Holders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by other Holders or made at the Company's own initiative) no later than 5:00 pm, New York City time, on (i) if applicable, the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second trading day prior to the date on which the pricing of the relevant takedown occurs.

(b)          Any Holder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Holders of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the trading day prior to the date on which the pricing of the relevant takedown occurs.

(c)          Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

Section 2.10         Plan of Distribution, Underwriters and Counsel. If a majority of the shares or other Registrable Securities proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, Holders holding a majority of the Registrable Securities requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, and such majority will also be entitled to select counsel for the selling Holders (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect or resales by transferee Holders.

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Section 2.11         Cutbacks. If the managing underwriters advise the Company and the selling Holders that, in their opinion, the number of shares or other Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the shares or other Registrable Securities being offered, such offering will include only the number of shares or other Registrable Securities that the underwriters advise can be sold in such offering. If the Company is selling shares for its own account in such offering, the Company will have first priority. To the extent of any remaining capacity, and in all other cases where the Company is not selling shares in the relevant offering, the selling Holders will be subject to cutback pro rata based on the number of Registrable Securities initially requested by them to be included in such offering, without distinguishing between Holders based on who made the demand for such offering or who is exercising piggyback rights. If the Company and all of the selling Holders are able to include all of the shares and Registrable Securities initially requested by them to be included in such offering, to the extent of any remaining capacity, securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons may also be included in such offering.

Section 2.12         Lock-ups.

(a)          Other than as described in clause (b) below, in connection with any underwritten offering of shares or other Registrable Securities, the Company and each Holder will agree (in the case of Holders, with respect to Registrable Securities respectively held by them) to be bound by the underwriting agreement's lock-up restrictions (which must apply in like manner to all of them) that are agreed to (x) by the Company, if a majority of the shares or other Registrable Securities being sold in such offering are being sold for its account, and (y) by Holders holding a majority of Registrable Securities being sold by all Holders, if a majority of the shares or other Registrable Securities being sold in such offering are being sold by Holders. Other than as described in clause (b) below, pending the signing of the applicable underwriting agreement, from the point at which a Holder receives written notice that the Company intends to pursue an underwritten registered public offering of shares with respect to which a piggyback opportunity will apply pursuant to this Agreement and until the applicable underwriting agreement is entered into or such offering is abandoned, each Holder agrees to be bound by the same restrictions on transfer as were applicable under the underwriting agreement applicable to the Company's IPO.

(b)          At any time, each Holder shall have the right to elect to relinquish all rights under this Article II. If any Holder makes such election, it will no longer be subject to this Section 2.12.

Section 2.13         Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by Holders will be borne by the Company. However, underwriters', brokers' and dealers' discounts and commissions applicable to Registrable Securities sold for the account of a Holder will be borne by such Holder.

Section 2.14         Facilitating Registrations and Offerings.

(a)          If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of Holders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 2.14.

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(b)          In connection with each registration statement that is demanded by Holders or as to which piggyback rights otherwise apply, the Company will:

(i)          prepare and file with the SEC a registration statement covering the applicable Registrable Securities, file amendments thereto as warranted, seek the effectiveness thereof, and file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Holders and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;

(ii)         within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Holders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Holders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Holders or any underwriter available for discussion of such documents;

(iii)        within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Holders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(iv)        use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(v)         notify each Holder promptly, and, if requested by such Holder, confirm such advice in writing, (A) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 of the Securities Act, (B) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (C) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (D) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

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(vi)        furnish counsel for each underwriter, if any, and for the Holders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(vii)       otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(viii)      use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

(c)          In connection with any non-shelf registered offering or shelf takedown that is demanded by Holders or as to which piggyback rights otherwise apply, the Company will:

(i)          cooperate with the selling Holders and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(ii)         furnish to each Holder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Holder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

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(iii)        use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or "blue sky" laws of such jurisdictions as each underwriter, if any, or any Holder holding Registrable Securities covered by a registration statement, shall reasonably request; use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and each such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(iv)        cause all Registrable Securities being sold to be qualified for inclusion in or listed on the Nasdaq Capital Market or any securities exchange on which Registrable Securities issued by the Company are then so qualified or listed if so requested by the Holders, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(v)         cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(vi)        use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Holders or the lead managing underwriter of an underwritten offering; and

(vii)       enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(A)         make such representations and warranties to the selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(B)         obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(C)         obtain "cold comfort" letters and updates thereto from the Company's independent certified public accountants addressed to the selling Holders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings; and

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(D)         to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holders providing for, among other things, the appointment of an agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

(d)          In connection with each registration and offering of Registrable Securities to be sold by Holders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Holders and underwriters and any counsel or accountant retained by such Holder or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

(e)          Each Holder that holds Registrable Securities covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

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Article III

INDEMNIFICATION

Section 3.1           Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act pursuant to Article II, the Company hereby indemnifies and agrees to hold harmless, to the fullest extent permitted by Law, each Holder who sells Registrable Securities covered by such registration statement, each Affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, employees, Affiliates and controlling Persons of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (each, and "Indemnified Party" and collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and reasonable and documented expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report; (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made; or (c) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party expressly for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such Registrable Securities by such Holder or any termination of this Agreement.

Section 3.2           Indemnification by the Holders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Article II, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any untrue statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the Company by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective Affiliates, directors, officers or controlling Persons and will survive the Transfer of such Registrable Securities by such Holder. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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Section 3.3           Notices of Claims, Etc.. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article III, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 3.1 or 3.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel selected by the Holders of at least a majority of the Registrable Securities included in the relevant registration, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party's reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

Section 3.4           Contribution. If the indemnification provided for hereunder from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein for reasons other than those described in the proviso in the first sentence of Section 3.1, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.4 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.5           Non-Exclusivity. The obligations of the parties under this Article III will be in addition to any liability which any party may otherwise have to any other party.

Article IV

OTHER

Section 4.1           Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and shall be deemed given (a) when delivered personally, (b) five (5) Business Days after being sent by certified or registered mail, postage prepaid, return receipt requested, (c) one (1) Business Day after being sent by Federal Express or other nationally recognized overnight courier, or (d) if transmitted by facsimile, if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c) to parties at the following addresses (or at such other address for a party as shall be specified by prior written notice from such party):

if to the Company:

M I Acquisitions, Inc.

19 West 44th Street, Suite 1416

New York, New York 10036

Email:	tpriore@pps.io
Attn:	Thomas C. Priore

with copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022

Email:	michael.gilligan@srz.com
Attn:	Michael E. Gilligan

if to PIH or PIEH:

19 West 44th Street, Suite 1416

New York, New York 10036

Email:	tpriore@pps.io
Attn:	Thomas C. Priore

with copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022

Email:	michael.gilligan@srz.com
Attn:	Michael E. Gilligan

if to any Investor, as set forth on Schedule A.

15

Section 4.2           Assignment. Neither the Company nor any Holder shall assign all or any part of this Agreement without the prior written consent of the Company; provided, however, that any Holder may assign its respective rights and obligations under this Agreement in whole or in part to any of its respective Affiliates without the consent of any other party. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

Section 4.3           Amendments; Waiver. This Agreement may be amended, supplemented or otherwise modified, or any provision waived, only by a written instrument executed by the Company and the Holders holding a majority of the Registrable Securities subject to this Agreement; provided that no such amendment, supplement or other modification or waiver shall adversely affect the economic interests of any Holder hereunder, or increase the obligations of any Holder, disproportionately to other Holders without the written consent of such Holder. For the avoidance of doubt, no consent pursuant to this Section 4.3 shall be required in connection with any amendment or revision to Schedule A unless such amendment or revision is to remove a Holder from such schedule at a time when such Holder would otherwise be entitled to registration rights herein. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

Section 4.4           Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 4.5           Rule 144. For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request so as to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC, in each case, only to the extent such sales would be permitted under all applicable lock-ups. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

16

Section 4.6           In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will, only to the extent such in-kind distribution would be permitted under all applicable lock-ups, cooperate with such Holder and the Company's transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder, as well as any resales by such transferees under a shelf registration statement covering such distributed Registrable Securities.

Section 4.7           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law principles thereof, to the extent such principles would require or permit the applicable of the laws of another jurisdiction.

Section 4.8           CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

Section 4.9           MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

Section 4.10         Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

17

Section 4.11         Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 4.12         Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

Section 4.13         Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

Section 4.14         Effectiveness. This Agreement shall become effective, as to any Holder, as of the date signed by the Company and countersigned by such Holder.

[Remainder of Page Intentionally Left Blank]

18

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

M I ACQUISITIONS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

HOLDERS:

PRIORITY INVESTMENT HOLDINGS, LLC

By:
Name:
Title:

PRIORITY INCENTIVE EQUITY HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit E

Form of Earnout Incentive Plan

[Attached as Annex H to the Proxy Statement.]

Annex B

PURCHASE AGREEMENT

dated as of

February 26, 2018

by and among

PRIORITY HOLDINGS, LLC,

M SPAC LLC,

M SPAC HOLDINGS I LLC,

M SPAC HOLDINGS II LLC,

and

M I ACQUISITIONS, INC.
(solely for purposes of Section 2.06)

-i-

Annexes

Annex I	Knowledge of Founders
Annex II	Knowledge of Priority
Annex III	Ownership of Acquired SPAC Interests

-ii-

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is dated as of February 26, 2018, by and among Priority Holdings, LLC, a Delaware limited liability company (“Priority”), M SPAC LLC (“M SPAC”), M SPAC Holdings I LLC (“M SPAC I”), M SPAC Holdings II LLC (“M SPAC II” and collectively with M SPAC I and M SPAC, “Founders”) and, solely for purposes of Section 2.06, M I Acquisitions, Inc., a Delaware corporation (“Buyer”). Each of Priority, Founders and Buyer is sometimes referred to herein as a “Party” and, collectively, as the “Parties”.

WITNESSETH:

WHEREAS, as contemplated by that Contribution Agreement (the “Contribution Agreement”), dated as of the date hereof, by and among Priority Investment Holdings, LLC (“PIH”), Priority Incentive Equity Holdings, LLC (“PIEH”) and Buyer, PIH and PIEH have agreed to contribute to Buyer, and Buyer has agreed to acquire from PIH and PIEH, 100% of the issued and outstanding Equity Interests of Priority upon the terms and subject to the conditions set forth therein (such contribution and acquisition, the “Priority Acquisition”);

WHEREAS, (a) M SPAC is the record and beneficial owner of (i) 277,941 SPAC Units (the “M SPAC Units”) and (ii) 294,168 SPAC Founders Shares (the “M SPAC Founders Shares”); (b) M SPAC I is the record and beneficial owner of (i) 60,000 SPAC Units (the “M SPAC I Units”) and (ii) 64,574 SPAC Founders Shares (the “M SPAC I Founders Shares”); and (c) M SPAC II is the record and beneficial owner of (i) 83,166 SPAC Units (the “M SPAC II Units” and collectively with the M SPAC Units and the M SPAC I Units, the “Acquired SPAC Units”) and (ii) 94,468 SPAC Founders Shares (the “M SPAC II Founders Shares” and collectively with the M SPAC Founders Shares and the M SPAC I Founders Shares, the “Acquired Founders Shares” and collectively with the Acquired SPAC Units, the “Acquired SPAC Interests”);

WHEREAS, in connection with the Priority Acquisition, Founders desire to sell to Priority, and Priority desires to purchase from Founders, the Acquired SPAC Interests, effective as of immediately prior to the Priority Acquisition, in exchange for the consideration described herein and otherwise upon the terms and subject to the conditions set forth herein (such sale and purchase, the “Acquired SPAC Interests Purchase”); and

WHEREAS, effective immediately upon the Acquired SPAC Interests Purchase and immediately prior to the Priority Acquisition, Priority shall distribute the Acquired SPAC Interests to the Sellers (as defined in the Contribution Agreement).

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Contribution Agreement. Each of the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the Preamble.

“Acquired Founders Shares” has the meaning set forth in the Recitals.

“Acquired SPAC Interests” has the meaning set forth in the Recitals.

“Acquired SPAC Interests Purchase” has the meaning set forth in the Recitals.

“Acquired SPAC Units” has the meaning set forth in the Recitals.

“Effective Time” has the meaning set forth in Section 2.03.

“Founders” has the meaning set forth in the Preamble.

“Founders Earnout Payment” has the meaning set forth in Section 2.06(b)(ii).

“Founders Earnout Calculation Delivery Date” has the meaning set forth in Section 2.06(c).

“Founders Material Adverse Effect” means any event, development, or change that would have or reasonably be expected to have a material adverse effect on the ability of any Founder or Buyer, as applicable, to perform its obligations hereunder, or that would prevent, materially impede, interfere with, hinder or delay the consummation by any Founder or Buyer, as applicable, of the transactions contemplated hereby.

“Forfeited Shares” means 174,863 SPAC Founders Shares, as specified on Annex III hereto.

“Knowledge of Founders” or any similar phrase means the actual knowledge of the Persons identified in Annex I attached hereto.

“Knowledge of Priority” or any similar phrase means the actual knowledge of the Persons identified in Annex II attached hereto.

“M SPAC” has the meaning set forth in the Preamble.

“M SPAC Founders Shares” has the meaning set forth in the Recitals.

“M SPAC Units” has the meaning set forth in the Recitals.

“M SPAC I” has the meaning set forth in the Preamble.

“M SPAC I Founders Shares” has the meaning set forth in the Recitals.

“M SPAC I Units” has the meaning set forth in the Recitals.

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“M SPAC II” has the meaning set forth in the Preamble.

“M SPAC II Founders Shares” has the meaning set forth in the Recitals.

“M SPAC II Units” has the meaning set forth in the Recitals.

“Party” and “Parties” have the meaning set forth in the Preamble.

“Permitted Liens” means restrictions on the transfer of securities arising under applicable securities Laws or the Organizational Documents of Buyer.

“Priority” has the meaning set forth in Preamble.

“Priority Acquisition” has the meaning set forth in the Recitals.

“Priority Material Adverse Effect” means any event, development, or change that would have or reasonably be expected to have a material adverse effect on the ability of Priority to perform its obligations hereunder, or that would prevent, materially impede, interfere with, hinder or delay the consummation by Priority of the transactions contemplated hereby.

“Purchase Price” has the meaning set forth in Section 2.02.

“SPAC Founders Shares” means Buyer shares of common stock that were sold to Founders at a price of $0.02 per share.

“SPAC Units” means the units issued by Buyer to Founders, consisting of one share of Buyer common stock and one SPAC Warrant.

“SPAC Warrant” means a warrant issued by Buyer to Founders, entitling the holder thereof to purchase one share of Buyer common stock in accordance with the terms and conditions of the Warrant Agreement.

"Warrant Agreement" means that warrant agreement, dated as of September 13, 2016, by and between Buyer and American Stock Transfer & Trust Company, as warrant agent thereunder.

ARTICLE II

PURCHASE AND SALE

Section 2.01         Purchase and Sale. Upon the terms and subject to the conditions set forth herein, effective as of the Effective Time, Founders shall sell, assign, transfer, convey and deliver to Priority, and Priority shall purchase, accept and acquire from Founders, the Acquired SPAC Interests (in the amounts specified on Annex III attached hereto), free and clear of all Liens (other than Permitted Liens).

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Section 2.02         Purchase Price. The aggregate consideration (the “Purchase Price”) payable by Priority to Founders for the acquisition of the Acquired SPAC Interests shall be an amount equal to (a)(i) the number of M SPAC Units multiplied by (ii) $6.5083, plus (b)(i) the number of M SPAC I Units multiplied by (ii) $5.0094, plus (c)(i) the number of M SPAC II Units multiplied by (ii) $0.0001, plus (d)(i) the number of Acquired Founders Shares multiplied by (ii) $0.0188, and payable pursuant to Section 2.05(a).

Section 2.03         Effective Time. The closing of the transactions contemplated hereby shall be effective as of (i) immediately prior to the Closing or (ii) on the third Business Day following the date on which the condition set forth in Section 6.01(b) has been satisfied or waived by Priority (the “Effective Time”).

Section 2.04         Pre-Closing Deliveries. At least two (2) Business Days prior to the Closing Date, Founders shall deliver to Priority wire instructions for the account or accounts of Founders to which the payment of the Purchase Price shall be made.

Section 2.05         Closing Payments and Deliveries.

(a)          At the Effective Time, Priority shall pay, or cause to be paid, to each Founder an amount in cash equal to the amount specified on Annex III by wire transfer of immediately available funds in accordance with the wire instructions delivered by Founders pursuant to Section 2.04.

(b)          At the Effective Time, each Founder shall deliver, or cause to be delivered, to Priority certificates representing the Acquired SPAC Interests held by such Founder duly endorsed in blank for transfer or accompanied by a stock power or other applicable instrument of transfer duly executed by such Founder in blank form or in favor of Priority.

Section 2.06         Forfeiture and Earnout.

(a)          The Parties agree that, at the Closing, the Forfeited Shares shall be canceled by Buyer.

(b)          In consideration for the cancelation of the Forfeited Shares pursuant to Section 2.06(a), if, after the Closing, Buyer is permitted to issue any Equity Interests pursuant to and in accordance with the Buyer Incentive Plan, in the first year that Buyer is permitted to issue any such Equity Interests, Buyer shall, at its election in its sole discretion, either:

(i)          issue 174,863 shares of Common Stock in the aggregate to Founders in accordance with Annex III; or

(ii)         pay, or cause to be paid, to each Founder, an amount in cash equal to equal to (A) the number of shares specified on Annex III hereto multiplied by (B) the volume weighted average closing price of the Common Stock on NASDAQ for the 20 trading days prior to the Founders Earnout Calculation Delivery Date (the “VWAP”) and any such payment or issuance pursuant to this Section 2.06(b), (the “Founders Earnout Payment”); provided that, for the avoidance of doubt, Founders shall only be entitled to one Founders Earnout Payment.

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(c)          On or before the date which is 120 days after the last day of each fiscal year during the period commencing on the date hereof and ending on December 31, 2020 (a “Founders Earnout Calculation Delivery Date”), Buyer shall prepare and deliver to Founders a written statement setting forth in reasonable detail (i) Buyer’s calculation of Adjusted EBITDA for such fiscal year; (ii) Buyer’s conclusion as to whether any Equity Securities may be issued pursuant to and in accordance with the Buyer Incentive Plan in respect of such fiscal year; and (iii) if the Founders Earnout Payment is owed in respect of such fiscal year, (A) Buyer’s election under Section 2.06(b) and (B) Buyer’s calculation of the VWAP, if applicable; provided that Buyer’s obligations under this Section 2.06(c) shall terminate upon payment of the Founders Earnout Payment.

(d)          If the Founders Earnout Payment is required to be made by Buyer pursuant to Section 2.06(b), such Founders Earnout Payment shall be made no later than 15 Business Days of the applicable Founders Earnout Calculation Delivery Date.

(e)          Notwithstanding any other provision of this Agreement to the contrary, Buyer shall be entitled to deduct and withhold from the Founders Earnout Payment such amounts as it is required to deduct and withhold with respect to such Founders Earnout Payment under any provision of U.S. federal, state, local, or non-U.S. tax law. Any amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FOUNDERS

Founders represent and warrant to Priority that all of the statements contained in this ARTICLE III are true as of the date hereof and as of the Effective Time.

Section 3.01         Organization and Good Standing. Each Founder is a legal entity validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business in all material respects as is now being conducted. Each Founder is duly qualified or licensed and (if applicable) in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Founder Material Adverse Effect.

Section 3.02         Authorization; Validity of Agreements. Each Founder and Buyer has the requisite power and authority to execute and deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Founder and Buyer of this Agreement, and the consummation by such Founder and Buyer of the transactions contemplated hereby, have been duly authorized by such Founder and Buyer, and no other company proceedings on the part of such Founder or Buyer are necessary to authorize such Founder’s or Buyer's execution, delivery and performance of this Agreement or the consummation by such Founder or Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Founder and Buyer. Assuming the due and valid authorization, execution and delivery of this Agreement by the other Parties hereto, this Agreement constitutes a legal, valid and binding obligation of each Founder and Buyer, enforceable against such Founder and Buyer in accordance with its terms, subject to the Bankruptcy and Equity Exclusion.

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Section 3.03         Consents and Approvals; No Violations. Neither the execution, delivery or performance by each Founder of this Agreement, nor the consummation by such Founder or Buyer of the transactions contemplated hereby, will (a) conflict with or violate any provision of any Organizational Documents of any Founder or Buyer; (b) result in a breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any Contract to which any Founder or Buyer is a party or by which any Founder or Buyer or any of its properties or assets may be bound; (c) violate any Laws applicable to any Founder or Buyer or any of the properties or assets of any Founder or Buyer; (d) require on the part of any Founder or Buyer any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Authority; or (e) result in the creation or imposition of any Lien (other than Permitted Liens) on any assets or properties of any Founder or Buyer, except, in the cases of clauses (b) through (e) of this Section 3.03, as would not reasonably be expected to have, individually or in the aggregate, a Founder Material Adverse Effect.

Section 3.04         Ownership.

(a)          Except for (i) this Agreement and the other Transaction Documents and (ii) the Organizational Documents of Founders and Buyer, neither Buyer nor any Founder has (A) granted any outstanding options, warrants, rights or other securities convertible into, or exchangeable or exercisable for, any Equity Interests of Buyer; (B) entered into any Contracts relating to the issuance, sale, transfer, voting or registration of any Equity Interests of Buyer, or options, warrants, rights or other securities convertible into, or exchangeable or exercisable for, any of the foregoing; or (C) granted or authorized any stock appreciation, phantom stock, profit participation or similar rights (in each case as to which Buyer has any outstanding liabilities or obligations).

(b)          Each Founder is the holder of the Acquired SPAC Interests set forth across such Founder’s name on Annex III attached hereto, and, at the Closing, assuming the performance by Priority of its obligations under Section 2.05(a), the Acquired SPAC Interests will be free and clear of all Liens (other than Permitted Liens).

Section 3.05         Proceedings; Orders. There are no Proceedings pending or, to the Knowledge of Founders, threatened, against any Founder, nor are there any Orders naming any Founder, or by which any Founder is bound, which remain outstanding or unsatisfied, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Founders Material Adverse Effect.

Section 3.06         Brokers or Finders. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Founders or Buyer who might be entitled to any fee or commission in connection with the transactions contemplated hereby.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PRIORITY

Priority represents and warrants to Founders that all of the statements contained in this ARTICLE IV are true as of the date hereof.

Section 4.01         Organization and Good Standing. Priority is a Delaware limited liability company validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite company power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Priority is duly qualified or licensed and in good standing to do business as a foreign limited liability company in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Priority Material Adverse Effect.

Section 4.02         Authorization; Validity of Agreement. Priority has the requisite company power and authority to execute and deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Priority of this Agreement, and the consummation by Priority of the transactions contemplated hereby, have been duly authorized by Priority, and no other company proceedings on the part of Priority are necessary to authorize Priority’s execution, delivery and performance of this Agreement or the consummation by Priority of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Priority. Assuming the due and valid authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes a legal, valid and binding obligation of Priority, enforceable against Priority in accordance with its terms, subject to the Bankruptcy and Equity Exclusion.

Section 4.03         Consents and Approvals; No Violations. Neither the execution, delivery or performance by Priority of any this Agreement, nor the consummation by Priority of the transactions contemplated hereby, will (a) conflict with or violate any provision of any Organizational Documents of Priority, (b) result in a breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any Contract to which Priority is a party or by which Priority or any of its properties or assets may be bound, (c) violate any material Laws applicable to Priority or any of its material properties or assets, or (d) require on the part of Priority any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Authority, except, in the cases of clauses (b) through (d) of this Section 4.03, as would not reasonably be expected to have, individually or in the aggregate, a Priority Material Adverse Effect.

Section 4.04         Proceedings; Orders. There are no Proceedings pending or, to the Knowledge of Priority, threatened, against Priority, nor are there any Orders naming Priority, or by which Priority or any of its Subsidiaries is bound, which remain outstanding or unsatisfied, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Priority Material Adverse Effect.

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Section 4.05         Purchase for Investment.

(a)          Priority is an “accredited investor” within the meaning of Section 506 of Regulation D promulgated under the Securities Act.

(b)          The Acquired SPAC Interests will be acquired for investment for Priority’s own account and not with a view to the distribution of any part thereof (or participation therein) in violation of the Securities Act. Priority does not have any contract, undertaking or agreement with any Person to sell, transfer, or grant participations with respect to the Acquired SPAC Interests.

(c)          Priority’s financial condition is such that it is able to bear the risk of holding the Acquired SPAC Interests for an indefinite period of time and can bear the loss of its entire investment in the Acquired SPAC Interests.

(d)          Priority (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired SPAC Interests and is capable of bearing the economic risks of such investment.

(e)          Priority acknowledges that the Acquired SPAC Interests have not been registered under the Securities Act or under any state or foreign securities Laws.

Section 4.06         Brokers or Finders. Other than the Financial Advisor, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Priority who might be entitled to any fee or commission in connection with the transactions contemplated hereby.

ARTICLE V

COVENANTS

Section 5.01         Conduct of Buyer’s Business Pending the Closing. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, Founders will not, and will cause Buyer not to, take any action prohibited by Section 5.02 of the Contribution Agreement.

Section 5.02          Reasonable Best Efforts; Further Assurances. Priority and Founders will use their respective reasonable best efforts to take, or cause to be taken (including by causing any Affiliates to take actions), all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate the transactions contemplated hereby.

B-8

Section 5.03         Public Announcements. Except for the Press Release, neither Priority nor any Founder shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other Parties (which approval shall not be unreasonably withheld, delayed or conditioned) unless, such Party is advised by outside legal counsel that disclosure is otherwise required by applicable Law; provided that, to the extent any such disclosure is required by applicable Law, the Party intending to make such disclosure shall use reasonable best efforts consistent with applicable Law to consult with the other Parties with respect to the content and timing of any such disclosure before such disclosure is made.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01         Conditions to the Obligation of Priority. The obligation of Priority to consummate the closing of the transactions contemplated hereby shall be subject to the satisfaction, or (to the extent permitted by applicable Law) waiver by Priority on or prior to the Effective Time, of one of the following conditions:

(a)          the satisfaction, or (to the extent permitted by applicable Law) waiver by the applicable Person as expressly set forth in the Contribution Agreement of each of the conditions set forth in Article VI of the Contribution Agreement; or

(b)          if (i) the Contribution Agreement is terminated pursuant to and in accordance with Article VII thereof and (ii) Priority does not have a right to terminate this Agreement pursuant to Section 7.01(b) or Section 7.01(c).

ARTICLE VII

TERMINATION

Section 7.01         Grounds for Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)          by the mutual written agreement of Founders and Priority;

(b)          by Priority if (i) the Contribution Agreement is terminated by Sellers pursuant to subsection (e) of Section 7.01 thereof or (ii) (A) the Contribution Agreement is terminated pursuant to any other subsection of Section 7.01 thereof and (B) at the time of such termination, the Contribution Agreement could have been terminated by Sellers pursuant to subsection (e) of Section 7.01 thereof (without giving effect to any notice or cure provisions with respect thereto; or

(c)          by Priority if there has been a material breach by Founders of any representation, warranty, covenant or agreement set forth herein.

Section 7.02         Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned in accordance with Section 7.01, this Agreement shall become void and of no further force and effect (other than Section 5.03, this Section 7.02, and ARTICLE VIII, each of which shall survive the termination of this Agreement and be enforceable by the Parties), and there shall be no liability or obligation on the part of any Party to the other Party. Nothing in this ARTICLE VII shall be deemed to impair the right of either Party to compel specific performance by the other Party of its obligations under this Agreement.

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ARTICLE VIII

MISCELLANEOUS

Section 8.01         Notices. All notices, consents and other communications hereunder (a) shall be in writing; (b) shall be deemed to have been duly given (i) when delivered by hand or by Federal Express or a similar overnight courier to the address for such Party set forth below; (ii) five (5) days after being post-marked by the United States Postal Service enclosed in a postage-prepaid, registered or certified envelope addressed to the address of such Party set forth below; or (iii) when successfully transmitted by email to the email address for such Party set forth below; and (c) shall be sent to the following addresses or email addresses (or at such other address or email address for a Party as shall be specified by like notice; provided, however, that any notice of change of email address shall be effective only upon receipt):

(i)          if to Priority, to:

c/o PSD Partners
19 West 44th Street, Suite 1416
New York, New York 10036
Email:     tpriore@pps.io
Attn:       Thomas C. Priore

with copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Email:     michael.gilligan@srz.com
Attn:       Michael E. Gilligan

(ii)         if to Founders, to:

c/o Magna Management, LLC
40 Wall Street, 58th Floor
New York, New York 10005
Email:     marc.manuel@mag.na
Attn:       Marc Manuel

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Email:     gcaruso@loeb.com
Attn:       Giovanni Caruso

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Section 8.02         Amendments and Modifications. Any provision of this Agreement may be amended or modified only by a written instrument signed by each Party.

Section 8.03         Waiver. No waiver hereunder shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any Party of a breach of or a default under any provision of this Agreement, nor the failure by any Party, on one or more occasions, to enforce any provision of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any such provision, right or privilege hereunder.

Section 8.04         Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement, and the consummation of the transactions contemplated hereby, including any advisor fees and expenses, whether or not the transactions contemplated hereby are consummated, shall be paid by the Person incurring such cost or expense; provided that, for the avoidance of doubt, nothing in this Section 8.04 shall impair a Party’s rights under Section 7.02 in the event this Agreement has been validly terminated, and the other Party had materially breached this Agreement prior to the time of such termination.

Section 8.05         Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party, and any purported assignment without such consent shall be null and void ab initio; provided, however, that, notwithstanding the foregoing, Priority may assign any of its rights, interests or obligations hereunder to any of its Affiliates.

Section 8.06         Parties in Interest. This Agreement will be binding upon, inure solely to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns, except to the extent otherwise provided in Section 8.12.

Section 8.07         Governing Law. This Agreement shall be construed, performed and enforced in accordance with the Laws of the State of Delaware (without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

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Section 8.08         Jurisdiction.

(a)          Each of the Parties irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the United State District Court for the District of Delaware or any state court sitting in the City of Wilmington in the State of Delaware. Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties hereby agrees that service of process, summons, notice or document by registered mail addressed to them at its address provided in Section 8.01 shall be effective service of process against them for any such Proceeding brought in any of the aforesaid courts.

(b)          Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve in accordance with Section 8.01; (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any Proceeding commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) such Proceeding in such court is brought in an inconvenient forum; (B) the venue of such Proceeding is improper; or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.09         Waiver of Jury Trial.

(a)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR CLAIM THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS Section 8.09(a) AND EXECUTED BY EACH PARTY). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR DOCUMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including contract claims, tort claims, breach-of-duty claims and all other common law and statutory claims. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(b)          EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (III) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.09.

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Section 8.10         Relationship of the Parties. The Parties agree that this is an arm’s length transaction in which the Parties’ undertakings and obligations are limited to the performance of their obligations under this Agreement. Priority acknowledges that it is a sophisticated investor and that it has only a contractual relationship with each Founder, based solely on the terms of this Agreement and the other Transaction Documents and the Confidentiality Agreement, and that there is no special relationship of trust or reliance between any Founder and Priority.

Section 8.11         Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 8.12         Third-Party Beneficiaries. The representations, warranties and agreements of the Parties contained herein are intended solely for the benefit of the Party to whom such representations, warranties or agreements are made, and shall confer no rights hereunder, whether legal or equitable, in any other Person, and no other Person shall be entitled to rely thereon.

Section 8.13         Entire Agreement. This Agreement (including the Contribution Agreement and the other Transaction Documents and the other documents and instruments referred to herein and therein) and the Confidentiality Agreement set forth the entire agreement and understanding of the Parties in respect of the Contemplated Transactions and supersede all prior discussions, negotiations, agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof. There are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof, except as specifically set forth herein, or in the Contribution Agreement or the other Transaction Documents, or in the Confidentiality Agreement.

Section 8.14         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 8.15         Non-Survival of Representations, Warranties and Covenants. No representation, warranty, covenant or other agreement contained herein or in any instrument or certificate delivered by any Party at Closing will survive the Closing or termination of this Agreement, and no Party shall have any liability to the other Party after the Closing for any breach thereof, except for covenants and agreements that contemplate performance after the Closing or after the termination of this Agreement or otherwise expressly by their terms survive the Closing or termination of this Agreement, will survive in accordance with its terms, provided that, for the avoidance of doubt, nothing in this Section 8.15 shall impair a Party’s rights under Section 7.02 in the event this Agreement has been validly terminated, and the other Party had materially breached this Agreement prior to the time of such termination.

Section 8.16         Remedies.

(a)          Each Party acknowledges and agrees that irreparable injury to the other Party would occur if any provision hereof were not performed in accordance with its specific terms or were otherwise breached, and that such injury would not be adequately compensable in damages because of the difficulty of ascertaining the amount of damages that would be suffered in the event that this Agreement were breached. It is accordingly agreed that, subject to the further provisions of this Section 8.16, prior to the valid termination of this Agreement pursuant to Section 7.01, each Party shall be entitled, in addition to any other remedy to which it is entitled at law or in equity, to specific enforcement of, and injunctive relief, without proof of actual damages, to prevent any breach or violation of, the terms hereof, and the other Party shall not take action, directly or indirectly, in opposition to the Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

(b)          The Parties agree that in no case shall either Party be entitled to any indirect, consequential, incidental, punitive or special damages (including loss of future revenue, lost profits, diminution in value or multiple of earnings damages) in connection with any claim arising out of or related to this Agreement or the transactions contemplated hereby.

Section 8.17         Representation by Counsel. Each Party acknowledges to the other that it has been represented by independent legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement. Each Party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof.

Section 8.18          Rules of Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

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Section 8.19         Headings. Headings of the Articles and Sections of this Agreement, and the Table of Contents are for convenience of the Parties only, and shall be given no substantive or interpretative effect whatsoever.

Section 8.20         Inconsistencies with Other Agreements. In the event of any inconsistency between the provisions in the body of this Agreement and those in the other Transaction Documents (other than the Contribution Agreement) referred to herein, the provisions in the body of this Agreement will prevail and govern; provided, however, in the event of any inconsistency between the provisions in the body of this Agreement and those in the Contribution Agreement, the provisions in the body of the Contribution Agreement will prevail and govern.

Section 8.21         Interpretation.

(a)          The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 26, 2018.

(b)          The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)          References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified.

(d)          Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

(e)          The word “or” shall be inclusive and not exclusive, unless the context otherwise requires.

(f)          Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

(g)          “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(h)          References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

(i)          References to any Person include the successors and permitted assigns of that Person; provided, however, that, for the avoidance of doubt, nothing in this Section 8.21(i) is intended to authorize, nor shall it be deemed to have authorized, any assignment or transfer not otherwise permitted by this Agreement.

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(j)          The word “day”, unless otherwise indicated, shall be deemed to refer to a calendar day. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

(k)          Unless the context otherwise requires, references to “Law”, “Laws” or to a particular Law shall be deemed to refer to such Law as amended from time to time, and to the rules and regulations promulgated thereunder.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

PRIORITY:

PRIORITY HOLDINGS, LLC

By:	/s/ Thomas C. Priore
	Name:	Thomas C. Priore
	Title:	Authorized Signatory

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

FOUNDERS:

M SPAC LLC

By:	/s/ Joshua Sason
	Name:	Joshua Sason
	Title:	Managing Member

M SPAC HOLDINGS I LLC

By:	/s/ Joshua Sason
	Name:	Joshua Sason
	Title:	Managing Member

M SPAC HOLDINGS II LLC

By:	/s/ Joshua Sason
	Name:	Joshua Sason
	Title:	Managing Member

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

BUYER:

M I Acquisitions, Inc.

By:	/s/ Joshua Sason
	Name:	Joshua Sason
	Title:	Chief Executive Officer

[Signature Page to Purchase Agreement]

Annex I

Knowledge of Founders

1.	Joshua Sason
2.	Marc Manuel

Annex II

Knowledge of Priority

1.	Thomas C. Priore

Annex III

Ownership of Acquired SPAC Interests

Founder	Acquired SPAC Units	Acquired Founders Shares	Cash Payment pursuant to Section 2.05(a)	Forfeited Shares	Shares issued or Cash paid pursuant to Section 2.06(b)(i) or 2.06(b)(ii)
M SPAC LLC	277,941	294,168	$1,814,474.97	113,500	113,500
M SPAC HOLDINGS I LLC	60,000	64,574	$301,781.02	24,915	24,915
M SPAC HOLDINGS II LLC	83,166	94,468	$1,779.01	36,449	36,449
TOTAL	421,107	453,210	$2,118,035.00	174,863	174,863

Annex C

February 26, 2018

M SPAC LLC

M SPAC Holdings I LLC

M SPAC Holdings II LLC

c/o Magna Management, LLC

40 Wall Street, 58th Floor

New York, New York 10005

Re:	Call Right and ROFR

Gentlemen:

Reference is hereby made to that Contribution Agreement (the “Contribution Agreement”), dated as of the date hereof, by and among Priority Investment Holdings, LLC (“PIH”), Priority Incentive Equity Holdings, LLC (“PIEH”) and M I Acquisitions, Inc. (the “Company”), pursuant to which, PIH and PIEH agreed to contribute to the Company, and the Company agreed to acquire from PIH and PIEH, 100% of the issued and outstanding equity interests of Priority Holdings, LLC. In connection with the transactions contemplated by the Contribution Agreement, and in consideration of the respective representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.      Definitions. The following terms shall have the following meanings:

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with such first Person, and “controlling”, “controlled by” or “under common control with” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” has the meaning set forth in the Contribution Agreement.

“Closing” has the meaning set forth in the Contribution Agreement.

“Company Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company Unit” means the units issued by the Company, consisting of one share of Company Common Stock and one Company Warrant.

“Company Securities” means (a) shares of Company Common Stock, (b) the Company Units and (c) the Company Warrants.

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“Company Warrant” means a warrant issued by the Company entitling the holder thereof to purchase one share of Company Common Stock in accordance with the terms and conditions of the Warrant Agreement.

“Preceding VWAP” means, with respect to any Called Securities, the VWAP of such Called Securities on NASDAQ for the 20 consecutive trading days immediately prior to the date of delivery of the Call Right Notice.

“Third Party” means any Person other than the Company, the Founders, TCP or any Affiliate of any of the foregoing.

“VWAP” means the volume weighted average closing price.

“Subsequent VWAP” means, with respect to any Called Securities, the VWAP of such Called Securities on NASDAQ for the 20 consecutive trading days immediately after the date of delivery of the Call Right Notice.

“Warrant Agreement” means that warrant agreement, dated as of September 13, 2016, by and between the Company and American Stock Transfer & Trust Company, as warrant agent thereunder.

2.	Call Right.

(a)       After the Closing, Thomas C. Priore (“TCP”) shall have the right (the “Call Right”), at any time and from time to time, to require each of M SPAC LLC (“MS”), M SPAC Holdings I LLC (“MS I”) and M SPAC Holdings II LLC (“MS II” and collectively with MS I and MS, the “Founders”) to sell all or a portion of any Company Securities then held by such Founder to TCP at the applicable Call Right Purchase Price (as defined below), payable in cash. The Call Right shall be exercisable by TCP by delivering written notice to the Founders (the “Call Right Notice”) specifying the amount and type of Company Securities to be purchased in connection with such exercise (such Company Securities, the “Called Securities”). As used herein, the term “Call Right Purchase Price” shall mean (i) with respect to any Called Securities that constitute Company Units or Company Common Stock, a per share purchase price equal to the greatest of (A) $10.30, (B) the Preceding VWAP of such Called Securities or (C) the Subsequent VWAP of such Called Securities; and (ii) with respect to any Company Securities that constitute Company Warrants, a per share price equal to the greater of (A)  the Preceding VWAP of such Called Securities and (B) the Subsequent VWAP of such Called Securities.

(b)       On the twenty-first (21st) trading day after delivery of the Call Right Notice, TCP shall deliver a written notice to the Founders (the “Call Right Purchase Price Notice”) specifying in reasonable detail the applicable Call Right Purchase Price. TCP and the applicable Founder shall consummate the closing of the purchase of the Called Securities on the next trading day immediately after the date of delivery of the Call Right Purchase Price Notice. Notwithstanding the closing of such purchase or the payment of the applicable Call Right Purchase Price, Founders hereby reserve all rights and remedies with respect to the calculation of the applicable Call Right Purchase Price in accordance with this Section 2.

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3.	ROFR.

(a)       After the Closing, if any Founder (i) proposes to sell or otherwise transfer any Company Securities then held by such Founder (other than a distribution of any Company Securities to the beneficial owners of the applicable Founder pursuant to which such beneficial owners agree in writing to be bound by the terms of this Agreement in respect of such distributed Company Securities) (the “Selling Founder”, and such proposed sale and transfer, the “Proposed Transfer”) or (ii) receives a bona fide arms’ length offer (the “Offer”) from a Third Party to purchase any Company Securities then held by such Founder, then, in each case, the Selling Founder shall deliver a written notice (the “ROFR Notice”) to TCP specifying the terms and conditions of the Proposed Transfer or the Offer, as applicable. The ROFR Notice shall constitute an irrevocable offer by the Selling Founder to sell the ROFR Securities (as defined below) to TCP at a purchase price equal to the price contained in, and on the other terms and conditions of, the Proposed Transfer or the Offer, as applicable. As used herein, the term “ROFR Securities” shall mean any Company Securities that are the subject of the Proposed Transfer or the Offer, as applicable.

(b)       On or prior to the fifth (5th) Business Day after receipt of the ROFR Notice, TCP may elect to accept the irrevocable offer set forth in the ROFR Notice to purchase the ROFR Securities and, in such event, shall deliver a written notice of such acceptance to the Selling Founder prior to the expiration of such 5-Business Day period. TCP and the Selling Founder shall consummate the closing of the purchase of the ROFR Securities no later than 30 calendar days after the date of delivery of the ROFR Notice.

(c)       If TCP fails to consummate more than one purchase for which it exercised its rights under this Section 3, this Section 3 shall automatically terminate and shall be of no further force and effect.

4.       Termination. This Agreement shall be automatically terminated and of no further force and effect without any further action by any party hereto immediately upon termination of the Contribution Agreement pursuant to and in accordance with Article VII thereof.

5.       Notices. All notices, consents and other communications hereunder (a) shall be in writing; (b) shall be deemed to have been duly given (i) when delivered by hand or by Federal Express or a similar overnight courier to the address for such party hereto set forth below; (ii) five (5) days after being post-marked by the United States Postal Service enclosed in a postage-prepaid, registered or certified envelope addressed to the address of such party hereto set forth below; or (iii) when successfully transmitted by email to the email address for such party hereto set forth below; and (c) shall be sent to the following addresses or email addresses (or at such other address or email address for a party hereto as shall be specified by like notice; provided, however, that any notice of change of email address shall be effective only upon receipt):

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(A)         if to TCP, to:

c/o PSD Partners
19 West 44th Street, Suite 1416
New York, New York 10036
Email:     tpriore@pps.io
Attn:       Thomas C. Priore

with copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Email:    michael.gilligan@srz.com
Attn:      Michael E. Gilligan

(B)         if to Founders, to:

c/o Magna Management, LLC
40 Wall Street, 58th Floor
New York, New York 10005
Email:    marc.manuel@mag.na
Attn:      Marc Manuel

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Email:    gcaruso@loeb.com
Attn:      Giovanni Caruso

6.       Amendments and Modifications. Any provision of this letter agreement (this “Agreement”) may be amended or modified only by a written instrument signed by each party hereto.

7.       Waiver. No waiver hereunder shall be valid or binding unless set forth in writing and duly executed by the party hereto against whom enforcement of the waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party hereto granting such waiver in any other respect or at any other time. Neither the waiver by any party hereto of a breach of or a default under any provision of this Agreement, nor the failure by any party hereto, on one or more occasions, to enforce any provision of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any such provision, right or privilege hereunder.

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8.       Assignment; Parties in Interest. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be null and void ab initio; provided, however, that, notwithstanding the foregoing, TCP may assign any of his rights, interests or obligations hereunder to any of his Affiliates. This Agreement will be binding upon, inure solely to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

9.       Governing Law; Jurisdiction; Waiver of Jury Trial.

(d)       This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Delaware (without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

(e)       Each of the parties hereto irrevocably agrees that any proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the United State District Court for the District of Delaware or any state court sitting in the City of Wilmington in the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby agrees that service of process, summons, notice or document by registered mail addressed to them at its address provided in Section 5 shall be effective service of process against them for any such proceeding brought in any of the aforesaid courts.

(f)       Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve in accordance with Section 5; (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any proceeding commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) such proceeding in such court is brought in an inconvenient forum; (B) the venue of such proceeding is improper; or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(g)       EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR CLAIM THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9(d) AND EXECUTED BY EACH PARTY HERETO). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR DOCUMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including contract claims, tort claims, breach-of-duty claims and all other common law and statutory claims. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(h)       EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (III) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

10.       Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party hereto executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by each other party hereto. Until and unless each party hereto has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

11.       Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the matters contemplated hereby and supersedes all prior discussions, negotiations, agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof. There are no warranties, representations or other agreements between the parties hereto in connection with the subject matter hereof, except to the extent specifically set forth herein.

12.       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TCP:

/s/ Thomas C. Priore
Thomas C. Priore

[Signature Page to Letter Agreement]

FOUNDERS:

M SPAC LLC

By:	/s/ Joshua Sason
	Name:	Joshua Sason
	Title:	Managing Member

M SPAC HOLDINGS I LLC

By:	/s/ Joshua Sason
	Name:	Joshua Sason
	Title:	Managing Member

M SPAC HOLDINGS II LLC

By:	/s/ Joshua Sason
	Name:	Joshua Sason
	Title:	Managing Member

[Signature Page to Letter Agreement]

Annex D

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PRIORITY HOLDINGS, LLC

This Third Amended and Restated Limited Liability Company Agreement (this "Agreement") of Priority Holdings, LLC (the "Company"), dated as of [___], 2018, is entered into by the undersigned (the "Member").

WHEREAS, the Company was formed on April 22, 2014 as a limited liability company in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the "Act"), for the purposes set forth herein;

WHEREAS, certain prior members of the Company entered into (a) that Limited Liability Company Agreement of the Company, dated April 22, 2014 (the “Initial LLC Agreement”), (b) that Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 21, 2014, which amended and restated the Initial LLC Agreement in its entirety (the “A&R LLC Agreement”), and (c)  that Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 3, 2017, which amended and restated the A&R LLC Agreement in its entirety (the “Existing LLC Agreement”);

WHEREAS, certain prior members of the Company entered into that Contribution Agreement, dated as of February 26, 2018, pursuant to which each of the members of the Company agreed to contribute to the capital of M I Acquisition, Inc., a Delaware corporation (“Buyer”), and Buyer agreed to acquire from such members, 100% of the issued and outstanding equity interests of the Company (the “Contribution Agreement”);

WHEREAS, as a result of the Contemplated Transaction (as defined in the Contribution Agreement), Buyer (a) is the sole member of the Company and holds 100% of the issued and outstanding equity interests of the Company and (b) desires to amend and restate the Existing LLC Agreement in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agrees that the Existing LLC Agreement is hereby amended and restated in its entirety and further agrees as follows:

Article I

FORMATION AND TERM

Section 1.01          Name. The name of the limited liability company is "Priority Holdings, LLC".

Section 1.02          Purpose. The Company exists for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

Section 1.03         Registered Office; Registered Agent. The address of the registered office of the Company in the State of Delaware shall be the office of the registered agent named in the certificate of formation of the Company or such other office as the Manager (as defined below) may designate from time to time in the manner provided by applicable law. The registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the certificate of formation of the Company or such person as the Manager may designate from time to time in the manner provided by applicable law.

Section 1.04         Term. The term of the Company commenced on April 22, 2014, the date the original certificate of formation of the Company was filed in the office of the Secretary of State of the State of Delaware, and shall continue until the Company is dissolved in accordance with the provisions of this Agreement and the Act.

Section 1.05         Qualification in Other Jurisdictions. The Manager shall cause the Company to be qualified, formed or registered if necessary under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business. The Manager, as authorized person, within the meaning of the Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Article II

MANAGEMENT

Section 2.01         Manager. The business and affairs of the Company shall be managed and controlled by the Member, (in such capacity, the "Manager"), who shall possess all rights and powers of a manager as provided in the Act and otherwise by law.

Article III

CAPITAL CONTRIBUTIONS AND ALLOCATIONS OF PROFITS AND LOSSES

Section 3.01        Capital Contributions. The Member may make contributions to the capital of the Company from time to time in its discretion.

Section 3.02         Allocations Generally. The Company's profit and loss shall be allocated solely to the Member.

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Section 3.03         Distributions. Except as provided in ARTICLE V, distributions shall be made to the Member at the times and in the aggregate amounts determined by the Manager.

Article IV

ADMINISTRATIVE PROVISIONS

Section 4.01         Accounting Method. The accounting for purposes of the Company shall be in accordance with accounting principles determined by the Manager.

Article V

DISSOLUTION AND TERMINATION

Section 5.01          Dissolution. The Company shall dissolve, and its affairs shall be wound up only upon the first to occur of the following: (i) the written consent of the Member; (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or (iii) at any time there is no member of the Company unless the Company is continued in accordance with the Act. The Member shall continue to be allocated all of the Company profit and loss during the liquidation. The proceeds from liquidation of Company assets shall be applied as follows:

(a)       satisfaction (whether by payment or the making of reasonable provision for payment) of debts of the Company other than to the Member;

(b)       to payment of amounts owed to the Member for amounts borrowed from and not repaid to the Member; and

(c)       to the Member.

Section 5.02        Gains or Losses in Winding-Up. Any gain or loss on disposition of Company properties in the process of liquidation shall be credited or charged to the Member in the manner set forth in Section 3.2.

Section 5.03        Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this ARTICLE V, and the certificate of formation of the Company in effect as of the date thereof shall have been canceled in the manner required by the Act.

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Article VI

ADMISSION OF A MEMBER

Section 6.01          Admission of a Member. The Member has been admitted as a member of the Company pursuant to this Agreement. No person may be admitted as a Member of the Company unless the Member consents.

Article VII

GOVERNING LAW

Section 7.01         Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to conflicts of laws thereof.

Article VIII

LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 8.01         Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person (as defined below) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

Section 8.02         Exculpation. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person as to matters the Covered Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

Section 8.03         Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement; provided, however, that any indemnity under this Section 8.3 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

Section 8.04         Expenses. To the fullest extent permitted by applicable law, expenses (including, without limitation, legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 8.3.

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Section 8.05          Covered Person. For purposes of this ARTICLE VIII, "Covered Person" shall mean the Manager, the Member, any affiliate of the Manager or the Member, any officer, director, shareholder, partner, member, employee, representative or agent of the Manager or the Member, their respective affiliates, or any employee or agent of the Company or its affiliates.

Article IX

CERTAIN TAX MATTERS

Section 9.01          Partnership Representative. Thomas C. Priore shall be designated as the “partnership representative” (within the meaning of Section 6223(a) of the Internal Revenue Code of 1986, as amended, and any corresponding provision of state and local law) for any applicable tax years.

Article X

MISCELLANEOUS

Section 10.01        Effective Date. This Agreement shall be effective as of the date first set forth above.

Section 10.02        Entire Agreement. This document constitutes the entire Agreement and understanding by the Member with respect to the Company and supersedes all prior agreements and undertakings, if any, with respect hereto.

Section 10.03      Amendment. This Agreement may be amended only through a written document signed by the Member.

Section 10.04        Captions. The titles and captions contained herein are for convenience only and shall not be deemed part of this Agreement.

Section 10.05        Numbers and Gender. Where the context so indicates, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, and person shall include corporation, firm or any other entity.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

MEMBER:

Priority Technology Holdings, Inc.

By:
Name:
Title:

[Signature Page to Third A&R LLC

Agreement of Priority Holdings, LLC]

Annex E

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

Priority Technology Holdings, Inc.

M I Acquisitions, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is M I Acquisitions, Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 23, 2015.

3. This Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") amends and restates the provisions of the Corporation's Certificate of Incorporation as heretofore amended and supplemented.

4. This Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

5. This Certificate of Incorporation shall become effective at [___], eastern time, on [____], 2018 (the "Effective Time").

6. Effective upon the Effective Time, the text of the Corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Priority Technology Holdings, Inc. (the "Corporation").

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, in the City of Dover, in the County of Kent, in the State of Delaware 19901. The name of its registered agent at that address is National Corporate Research, Ltd.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the "GCL").

ARTICLE IV

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,100,000,000), consisting of 1,000,000,000) shares of common stock, par value one cent ($0.001) per share (the "Common Stock"), and (ii) 100,000,000 shares of preferred stock, par value one cent ($0.001) per share (the "Preferred Stock"). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation, powers, preferences and relative, participating, optional or other special rights, including voting powers and rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock pursuant to Section 151 of the GCL.

B. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the GCL.

C. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).

D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.

E. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

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F. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the GCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

ARTICLE V

A. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, at any time when Priority Investment Holdings, LLC and Priority Incentive Equity Holdings, LLC or their Affiliates (collectively, the "Priority Holders") beneficially own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote required by applicable law, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: this Article V, Article VI, Article VII, Article VIII, Article IX, Article XI and Article XII. For the purposes of this Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

B. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the "Bylaws") without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, at any time when the Priority Holders beneficially own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

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C. For purposes of this Certificate of Incorporation, "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another person.

ARTICLE VI

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. At the first election of directors by the incorporator, the incorporator shall elect a director for a term expiring at the Corporation's first annual meeting of stockholders. Such director shall then appoint additional directors, as necessary. The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be elected for a one (1) year term and shall hold office until the next annual meeting of stockholders and until their successors shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. At each succeeding annual meeting, successors to the directors whose term expires at that annual meeting shall be elected for a term expiring at the succeeding annual meeting of stockholders and until their successors shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office.

C. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office. In no case shall a decrease in the number of authorized directors remove or shorten the term of any incumbent director.

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D. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting as a single class; provided, however, that at any time when the Priority Holders beneficially own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

E. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

F. During any period when the holders of any series of Preferred Stock have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

ARTICLE VII

A. Special meetings of the stockholders of the Corporation for any purpose or purposes (i) may be called at any time by the Board of Directors, and (ii) shall be called by the Secretary upon the written request of stockholders owning at least twenty-five percent (25%) in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote at the special meeting.

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B. At any time when the Priority Holders beneficially own, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted by the GCL to be taken at a stockholders' meeting may be taken without a meeting and without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand, overnight courier or by certified or registered mail, return receipt requested. At any time when the Priority Holders beneficially own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

ARTICLE VIII

The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

ARTICLE IX

A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors or officers may be entitled by law. No amendment or repeal of this Section A of Article IX shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal. The rights to indemnification provided under this Section A of Article IX shall extent to the testator or intestate of the person to whom such rights are granted.

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B. To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section B of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

C. In furtherance and not in limitation of the powers conferred by statute:

(i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of law; and

(ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

ARTICLE X

The Corporation reserves the right to repeal, alter amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE XI

A. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

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B. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation's Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

1. prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

2. upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

3. at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

C. For purposes of this Article XI, references to:

1. "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

2. "associate," when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

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3. "business combination," when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article XI is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the GCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

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(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

4. "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

5. "interested stockholder" means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but "interested stockholder" shall not include (a) Priority Holders, any Priority Holders Transferee, any Priority Holders Indirect Transferee, or any of their respective Affiliates or successors or any "group," or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of "owner" below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

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6. "owner," including the terms "own" and "owned," when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

7. "person" means any individual, corporation, partnership, unincorporated association or other entity.

8 "Priority Holders Direct Transferee" means any person that acquires (other than in a registered public offering) directly from Priority Holders or any of its successors or any "group," or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

9. "Priority Holders Indirect Transferee" means any person that acquires (other than in a registered public offering) directly from any Priority Holders Direct Transferee or any other Priority Holders Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

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10. "stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

11. "voting stock" means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE XII

A. In recognition and anticipation that members of the Board of Directors who are not employees of the Corporation ("Non-Employee Directors") and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article XII are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

B. No Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (such Persons being referred to, collectively, as "Identified Persons" and, individually, as an "Identified Person") shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section (C) of this Article XII. Subject to said Section (C) of this Article XII, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

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C. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section (B) of this Article XII shall not apply to any such corporate opportunity.

D. In addition to and notwithstanding the foregoing provisions of this Article XII, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is unable, financially or legally, or is not contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation's business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

E. For purposes of this Article XII, (i) "Affiliate" shall mean, (a) in respect of each Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) "Person" shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

F. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XII.

ARTICLE XIII

A. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

B. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the GCL or this Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, in each such case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consents to the provisions of this Article XII(B).

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed in its corporate name by its duly authorized officer as of this [___] day of [_____], 2018.

By:
Name:
Title:

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Annex F

AMENDED AND RESTATED

BYLAWS

OF

Priority Technology Holdings, Inc.

ARTICLE I

DEFINITIONS

As used in these Bylaws of the Corporation, the terms set forth below shall have the meanings indicated, as follows:

"Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another person.

"Board of Directors" or "Board" shall mean the board of directors of the Corporation.

"Bylaws" shall mean these Bylaws of the Corporation, as the same may be amended and/or restated from time to time.

"Certificate of Incorporation" shall mean the Certificate of Incorporation of the Corporation, as the same may be amended and/or restated from time to time.

"Common Stock" shall mean the common stock, par value $0.001 per share, of the Corporation.

"Corporation" shall mean Priority Technology Holdings, Inc., a Delaware corporation.

"Delaware Court" shall mean the Court of Chancery of the State of Delaware.

"Designated Controlling Stockholder" shall mean, of the Priority Holders, the person that is the beneficial owner of the largest number of shares of the Common Stock.

"DGCL" shall mean the General Corporation Law of the State of Delaware, as amended from time to time.

"Electronic Transmission" shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced on paper form by such a recipient through an automatic process.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Priority Holders" shall mean Priority Investment Holdings, LLC and Priority Incentive Equity Holdings, LLC or their Affiliates.

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"Proposing Stockholder" shall mean any stockholder of record other than, when the Priority Holders beneficially own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, the Designated Controlling Stockholder.

"Secretary of State" shall mean the Secretary of State of the State of Delaware.

ARTICLE II

OFFICES

Section 2.01         Offices. The address of the registered office of the Corporation in the State of Delaware shall be as set forth in the Certificate of Incorporation.

The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 3.01         Place of Meeting. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the DGCL. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

Section 3.02         Annual Meeting.

(a) The annual meeting of stockholders for the election of directors and for the transaction of such other business as shall have been properly brought before the meeting shall be held on such date and at such time and place, if any, as may be fixed by the Board of Directors and stated in the notice of the meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election of a director, which is governed by Section 4.01 of these Bylaws) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, including any committee thereof, or, when the Priority Holders beneficially own, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, the Designated Controlling Stockholder, or (iii) otherwise properly brought before the meeting by a Proposing Stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 3.02 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complied with all of the notice procedures set forth in this Section 3.02 as to such business. Except for proposals made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a Proposing Stockholder to propose business (other than the nomination of a person for election of a director, which is governed by Section 4.01 of these Bylaws) to be brought before an annual meeting of the stockholders. Proposing Stockholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in Section 4.01 of these Bylaws, and this Section 3.02 shall not be applicable to nominations except as expressly provided in Section 4.01 of these Bylaws.

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(b) Without qualification, for business to be properly brought before an annual meeting by a Proposing Stockholder, such proposed business must constitute a proper matter for stockholder action and the Proposing Stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.02. To be timely, a Proposing Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting (which anniversary shall, for purposes of the Corporation's first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on December 31, 2016); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Proposing Stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was made (such notice within such time periods, "Timely Notice"). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 3.02, a Proposing Stockholder's notice to the Secretary pursuant to this Section 3.02 shall be required to set forth:

(i)          As to the Proposing Stockholder providing the notice and each other Proposing Person (as defined below), (A) the name and address of the Proposing Stockholder providing the notice, as they appear on the Corporation’s books, and each other Proposing Person and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the Proposing Stockholder providing the notice and/or any other Proposing Persons, except that such Proposing Stockholder and/or such other Proposing Persons shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Stockholder and/or such other Proposing Person(s) has a right to acquire beneficial ownership at any time in the future;

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(ii)         As to the Proposing Stockholder providing the notice (or, if different, the beneficial owner on whose behalf such business is proposed) and each other Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Stockholder or beneficial owner, as applicable, and/or any other Proposing Person, the purpose or effect of which is to give such Proposing Stockholder or beneficial owner, as applicable, and/or such other Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transaction is determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation ("Synthetic Equity Interests"), which such Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transaction conveys any voting rights in such shares to such Proposing Stockholder or beneficial owner, as applicable, and/or such other Proposing Person, (y) the derivative, swap or other transaction is required to be, or is capable of being, settled through delivery of such shares or (z) such Proposing Stockholder or beneficial owner, as applicable, and/or such other Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction, (B) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Stockholder or beneficial owner, as applicable, and/or any other Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by such Proposing Stockholder or beneficial owner, as applicable, and/or any other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Stockholder or beneficial owner, as applicable, and/or such other Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation ("Short Interests"), (D)(x) if such Proposing Stockholder or beneficial owner, as applicable, and/or any other Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Stockholder or beneficial owner, as applicable, and/or such other Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the "Responsible Person"), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Stockholder and/or beneficial owner, as applicable, and/or such other Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by the other stockholders of the Corporation and that reasonably could have influenced the decision of such Proposing Stockholder and/or beneficial owner, as applicable, and/or such other Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Stockholder or beneficial owner, as applicable, and/or any other Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by the other stockholders of the Corporation and that reasonably could have influenced the decision of such Proposing Stockholder and/or beneficial owner, as applicable, and/or such other Proposing Person to propose such business to be brought before the meeting, (E) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such Proposing Stockholder and/or beneficial owner, as applicable, and/or any other Proposing Persons, (F) any direct or indirect interest of such Proposing Stockholder and/or beneficial owner, as applicable, and/or any other Proposing Person in any contract with the Corporation, any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), or any principal competitor of the Corporation, (G) any pending or threatened litigation in which such Proposing Stockholder and/or beneficial owner, as applicable, and/or any other Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (H) any material transaction occurring during the prior 12 months between such Proposing Stockholder and/or beneficial owner, as applicable, and/or any other Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (I) any other information relating to such Proposing Stockholder and/or beneficial owner, as applicable, and/or any other Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such Proposing Stockholder or beneficial owner, as applicable, and/or such other Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, (J) a representation that the Proposing Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (K) a representation whether the Proposing Stockholder and/or beneficial owner, if any, and/or any other Proposing Person intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding Common Stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal (the disclosures to be made pursuant to the foregoing clauses (A) through (K) are referred to as "Disclosable Interests"); and

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(iii)        As to each matter the Proposing Stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of the Proposing Stockholder providing the notice and/or any other Proposing Person and (B) a reasonably detailed description of all agreements, arrangements and understandings between or among the Proposing Stockholder providing the notice, any other Proposing Person and/or any other persons or entities (including their names) in connection with the proposal of such business by such Proposing Stockholder.

For purposes of this Section 3.02, the term "Proposing Person" shall mean (i) the Proposing Stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or owners, if different, on whose behalf the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such beneficial owner and (iv) any other person with whom such Proposing Stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

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A person shall be deemed to be "Acting in Concert" with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person's conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act. A person which is Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also acting in concert with such other person.

(d) A Proposing Stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.02 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of the record date for notice of the meeting), and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3.02 (including the requirement in the case of business to be brought before the meeting by a Proposing Stockholder that such Proposing Stockholder update and supplement the notice of proposed business set forth in clause (d) above). The person presiding over the annual meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 3.02, and if he or she should so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.02, unless otherwise required by law, if the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.02, to be considered a qualified representative of the Proposing Stockholder, a person must be a duly authorized officer, manager or partner of such Proposing Stockholder or must be authorized by a writing executed by such Proposing Stockholder or an Electronic Transmission delivered by such Proposing Stockholder to act for such Proposing Stockholder as proxy at the meeting of stockholders and such person must produce such writing or Electronic Transmission, or a reliable reproduction of the writing or Electronic Transmission, at the meeting of stockholders.

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(f) In addition to the requirements of this Section 3.02 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such business. This Section 3.02 shall not be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these Bylaws, "public disclosure" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations thereunder.

Section 3.03         Quorum; Adjournments. A majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote at the meeting of stockholders, the holders of which are present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the person presiding at the meeting or, if directed to be voted on by the person presiding at the meeting, the stockholders present or represented by proxy at the meeting and entitled to vote thereon, although less than a quorum, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is required for the adjourned meeting, the Board of Directors shall fix the record date for determining stockholders entitled to notice of such adjourned meeting, and a notice of the adjourned meeting shall be given to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 3.04         Voting. Except as otherwise provided by the Certificate of Incorporation or applicable law, each stockholder shall have one vote for each share of stock having voting power, registered in such stockholder’s name on the books of the Corporation on the record date set by the Board of Directors for determining the stockholders entitled to vote at a meeting of stockholders as provided in Section 7.04 hereof. When a quorum is present at any meeting, a majority of the votes cast by the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any questions brought before such meeting, unless the question is one upon which by express provisions of applicable law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation or the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as otherwise provided by these Bylaws or the Certificate of Incorporation, at any meeting for the election of directors at which a quorum is present, each director of the Corporation shall be elected by the vote of a plurality of the votes cast with respect to that director’s election by the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. If, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting of stockholders, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), stockholders shall be given the choice to cast "for" or "withhold" votes for the election of directors, and shall not have the ability to cast any other vote with respect to such election of directors. For purposes of this Section, a "majority of the votes cast" means that the number of votes cast "for" a proposal must exceed the number of votes cast "against" that proposal (with "abstentions" and "broker non-votes" (i.e., shares held by a bank, broker or other nominee which are present or represented by proxy at the meeting, but with respect to which such bank, broker or nominee is not empowered to vote) not counted as votes cast either "for" or "against" such proposal or candidate for director).

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Section 3.05         Proxies. Each stockholder having the right to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in a manner permitted by applicable law. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 3.06         Special Meetings. Unless otherwise provided by the Certificate of Incorporation, special meetings of the stockholders, for any purpose or purposes, (i) may be called at any time by the Board of Directors, and (ii) shall be called by the Secretary upon the written request of stockholders owning at least 25% in amount of the Common Stock issued and outstanding, and entitled to vote at the special meeting. Such request shall set forth (i) if the purpose of the meeting relates to business other than the election or appointment of directors, all information as is required to be included in a notice delivered to the Corporation pursuant to Section 3.02(c) hereof (and, in such circumstance, the requirements of Section 3.02(d) hereof shall also apply) and (ii) if the purpose of the meeting includes the appointment or election of one or more members of the Board of Directors, all information as would be required to be included in a notice delivered to the Corporation pursuant to Section 4.01(d) hereof (and, in such circumstance, the requirements of Section 4.01(e) hereof shall also apply). The Board of Directors or, when the Priority Holders beneficially own, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, the Designated Controlling Stockholder, may bring business before a special meeting of stockholders called by the Secretary upon the request of the stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders, whether called by them or otherwise.

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Section 3.07         Notice to Stockholders.

(a)          Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, such written notice of any meeting shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, not less than ten nor more than 60 days before the date of the meeting. If mailed, notice is deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

(b)          Except as otherwise prohibited by the DGCL and without limiting the foregoing, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of Electronic Transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by Electronic Transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any such notice shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of Electronic Transmission, when directed to the stockholder.

(c)          Except as otherwise prohibited under the DGCL and without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if a stockholder fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send the single notice as set forth in this Section 3.07(c). Any such consent shall be revocable by the stockholders by written notice to the Corporation.

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Section 3.08         List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, such list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 3.08 or to vote in person or by proxy at any meeting of the stockholders. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.

Section 3.09         Written Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, at any time when the Priority Holders beneficially own, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted by the DGCL to be taken at a stockholders' meeting may be taken without a meeting and without prior notice in the manner provided in the Certificate of Incorporation and the DGCL.

Section 3.10         Conduct of Meetings.

(a)          Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in the Chairperson's absence by the Chief Executive Officer, or in the Chief Executive Officer's absence, by the President, or in the President's absence by a Vice President, or in the absence of all of the foregoing persons by a person designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the person presiding over the meeting may appoint any person to act as secretary of the meeting.

(b)          The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the presence and participation by means of remote communication of stockholders and proxy holders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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(c)          The person presiding over the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d)          In advance of any meeting of stockholders, the Board of Directors, the Chairperson of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the person presiding over the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

ARTICLE IV

DIRECTORS

Section 4.01         Election of Directors.

(a)          The total number of directors constituting the Board of Directors shall be as fixed in, or be determined in the manner provided by, the Certificate of Incorporation. Directors shall be elected by the stockholders at their annual meeting, and the term of each director so elected shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders.

With respect to nominations by Proposing Stockholders, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors at an annual meeting or at a special meeting (but only if the Board, or pursuant to Section 3.06 of these Bylaws, the stockholders, have first determined that directors are to be elected at such special meeting) may be made at such meeting (i) specified in the notice of meeting given by or at the direction of the Board of Directors, including any committee thereof, (ii) brought before the meeting by or at the direction of the Board of Directors, including any committee thereof or, when the Priority Holders beneficially own, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, the Designated Controlling Stockholder, or (iii) by any Proposing Stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 4.01 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complied with the notice procedures set forth in this Section 4.01 as to such nomination. This Section 4.01 shall be the exclusive means for a Proposing Stockholder to propose any nomination of a person or persons for election to the Board to be considered by the stockholders at an annual meeting or special meeting.

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Without qualification, for nominations to be made at an annual meeting by a Proposing Stockholder, the Proposing Stockholder must (i) provide Timely Notice (as defined in Section 3.02 of these Bylaws) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.01. Without qualification, if the Board has first determined that directors are to be elected at such special meeting (or if a special meeting is called pursuant to Section 3.06 hereof and relates to the election or appointment of directors), then for nominations to be made at a special meeting by a Proposing Stockholder, the Proposing Stockholder must (i) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.01. To be timely, a Proposing Stockholder’s notice for nominations to be made at a special meeting by a Proposing Stockholder must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Section 3.02 of these Bylaws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper form for purposes of this Section 4.01, a Proposing Stockholder’s notice to the Secretary pursuant to this Section 4.01 shall be required to set forth:

(i)          As to the Proposing Stockholder providing the notice and each other Proposing Person (as defined below), (A) the name and address of the Proposing Stockholder providing the notice, as they appear on the Corporation’s books, and of the other Proposing Persons, (B) a representation that the Proposing Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (C) a representation whether the Proposing Stockholder or the beneficial owner, if any, and/or any other Proposing Person intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding Common Stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination, and (D) any Disclosable Interests (as defined in Section 3.02 of these Bylaws) of the Proposing Stockholder providing the notice (or, if different, the beneficial owner on whose behalf such notice is given) and/or each other Proposing Person;

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(ii)         As to each person whom the Proposing Stockholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a Proposing Stockholder’s notice pursuant to this Section 4.01 if such proposed nominee were a Proposing Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder (including such proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Proposing Stockholder providing the notice (or, if different, the beneficial owner on whose behalf such notice is given) and/or any Proposing Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 3.02 of these Bylaws), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Stockholder or beneficial owner, as applicable, and/or such Proposing Person were the "registrant" for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(iii)        The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 4.01, the term "Proposing Person" shall mean (i) the Proposing Stockholder providing the notice of the nomination proposed to be made at the annual or special meeting, (ii) the beneficial owner or owners, if different, on whose behalf the nomination proposed to be made at the annual or special meeting is made, (iii) any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 under the Exchange Act) and (iv) any other person with whom such Proposing Stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

A Proposing Stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.01 shall be true and correct as of the record date for the annual or special meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

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Notwithstanding anything in these Bylaws to the contrary, no person nominated by a Proposing Stockholder shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4.01. The person presiding over the annual or special meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with the provisions of this Section 4.01 (including the requirement to update and supplement a Proposing Stockholder's notice of any nomination set forth in clause (e) above), and if he or she should so determine, he or she shall so declare such determination to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4.01, unless otherwise required by law, if the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 4.01, to be considered a qualified representative of the Proposing Stockholder, a person must be a duly authorized officer, manager or partner of such Proposing Stockholder or must be authorized by a writing executed by such Proposing Stockholder or an Electronic Transmission delivered by such Proposing Stockholder to act for such Proposing Stockholder as proxy at the meeting of stockholders and such person must produce such writing or Electronic Transmission, or a reliable reproduction of the writing or Electronic Transmission, at the meeting of stockholders.

This Section 4.01 is expressly intended to apply to any nomination by a Proposing Stockholder proposed to be brought before an annual or special meeting. In addition to the requirements of this Section 4.01 with respect to any nomination by a Proposing Stockholder proposed to be made at an annual or special meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such nominations. Nothing in this Section 4.01 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or the rights of the Designated Controlling Stockholder as agreed with the Corporation.

Section 4.02         Vacancies. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled as provided in the Certificate of Incorporation. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the directorship for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairperson of the Board of Directors or the Secretary of the Corporation. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 4.03         Removal. Any director or the entire Board of Directors may be removed from office in the manner provided in the Certificate of Incorporation.

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Section 4.04         General Powers. Except as otherwise provided by law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

Section 4.05         Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as it may from time to time determine.

Section 4.06         Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 4.07         Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors. Special meetings also shall be called by the Secretary on the written request of any two directors unless the Board consists of only one director, in which case special meetings shall be called by the Secretary on the written request of the sole director. Notice of the time, date and place of such meeting shall be given, orally or in writing, by the person or persons calling or requesting the meeting to all directors at least four days before the meeting if the notice is mailed, or at least 24 hours before the meeting if such notice is given by telephone, hand delivery, overnight express courier, facsimile, electronic mail or other Electronic Transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting, provided that notice of the special meeting shall state the purpose or purposes of the special meeting. The notice shall be deemed given:

(i)          in the case of hand delivery or notice by telephone, when received by the director to whom notice is to be given or by any person accepting such notice on behalf of such director,

(ii)         in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the director to whom notice is being given at such director’s address as it appears on the records of the Corporation,

(iii)        in the case of delivery by overnight express courier, on the first business day after such notice is dispatched, and

(iv)        in the case of delivery via facsimile, electronic mail or other Electronic Transmission, when sent to the director to whom notice is to be given at such director’s facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

Section 4.08         Quorum; Adjournments. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

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Section 4.09         Unanimous Action in Lieu of a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by Electronic Transmission, and the writing or writings or Electronic Transmission or transmissions are filed with the minutes of proceedings of the Board or committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.10         Conference Call Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 4.11         Committees. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or adopting, amending or repealing these Bylaws.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 4.12         Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors, including the granting of equity interests (which may include profits interests and Synthetic Equity Interests) of the Corporation to the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or a stated salary as a committee member. The terms of any compensation (including the granting of equity interests of the Corporation) paid to directors shall be as determined by the Board of Directors.

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Section 4.13         Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE V

OFFICERS

Section 5.01         Generally. The Board of Directors shall from time to time elect or appoint such officers as it shall deem necessary or appropriate to the management and operation of the Corporation, including, without limitation, a Chief Executive Officer ("CEO"), President (which may be the CEO), a Secretary, a Chief Financial Officer and a Treasurer (which may be the Chief Financial Officer). The Board of Directors or the CEO shall have the power and authority to appoint as officers one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, a President, a Chief Operating Officer, and a General Counsel & Secretary. The officers of the Corporation shall exercise such powers and perform such duties as are specified in these Bylaws, in a resolution of the Board of Directors or, in the case of an officer appointed by the CEO, as specified by the CEO. Any person may hold two or more offices simultaneously, and no officer need be a stockholder of the Corporation.

In addition to the authority of the CEO to appoint officers as set forth above, if so provided by resolution of the Board, any officer may be delegated the authority to appoint one or more officers or assistant officers, which appointed officers or assistant officers shall have the duties and powers specified in the resolution of the Board or as determined by such officer.

Section 5.02         Compensation. The officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or any duly authorized committee thereof. In fixing the salaries, compensation and reimbursement of the officers of the Company other than the CEO, the Board of Directors may, among other things, take into account the recommendation of the CEO.

Section 5.03         Term; Removal. Each officer shall hold office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors. Any officer appointed by the CEO may be removed at any time by the CEO. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors or by the CEO.

Section 5.04         Duties.

(a)          Chairperson of the Board. The Chairperson of the Board shall, if present, preside at all meetings of the stockholders and of the Board. The Chairperson of the Board shall also perform such other duties and may exercise such other powers as may be assigned by these Bylaws or prescribed by the Board from time to time. If there is no President, the Chairperson of the Board shall in addition be the CEO and shall have the powers and duties prescribed in paragraph (c) of this Section 5.04.

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(b)          Chief Executive Officer. The CEO shall be the principal executive officer of the Corporation and shall have such other title or titles designated by the Board. Subject to the control of the Board, the CEO shall in general manage, supervise and control all of the business and affairs of the Corporation. He or she shall have authority to conduct all ordinary business on behalf of the Corporation and may execute and deliver on behalf of the Corporation any contract, conveyance or similar document; and in general shall perform all duties incident to the office of the CEO of a corporation and such other duties as may be prescribed by the Board or these Bylaws from time to time.

(c)          President. The President shall perform such duties and shall have such powers as the Board or the CEO (if the President is not the CEO) may from time to time prescribe.

(d)          Treasurer. The Treasurer (who shall have any other title or titles designated by the Board or the CEO, including without limitation, in the Board's or the CEO's discretion, Chief Financial Officer) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board. He or she shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, he or she shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The Treasurer in general shall perform all duties incident to the office of the Treasurer of a corporation and such other duties as may be prescribed by the Board, the CEO or these Bylaws from time to time.

(e)          Secretary. The Secretary shall: (1) attend and keep the minutes of the stockholders' meetings and of the Board's meetings in one or more books provided for that purpose, and perform like duties for the standing committees of the Board when required by the Board; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as otherwise required by law or the provisions of the Certificate of Incorporation; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (4) maintain, or cause an agent designated by the Board to maintain, a record of the Corporation's stockholders in a form that permits the preparation of a list of the names and addresses of all stockholders in alphabetical order by class of shares, showing the number and class of shares held by each; (5) have general charge of the stock transfer books of the Corporation or responsibility for supervision, on behalf of the Corporation, of any agent to which stock transfer responsibility has been delegated by the Board; (6) have responsibility for the custody, maintenance and preservation of those corporate records which the Corporation is required by the DGCL or otherwise to create, maintain or preserve; and (7) in general perform all duties incident to the office of Secretary of a corporation and such other duties as may be assigned by the Board, the CEO or these Bylaws from time to time.

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(f)           Deputy Officers. The Board may create one or more deputy officers whose duties shall be, among any other designated thereto by the Board, to perform the duties of the officer to which such office has been deputized in the event of the unavailability, death or inability or refusal of such officer to act. Deputy officers may hold such titles as designated therefor by the Board; however, any office designated with the prefix "Vice" or "Deputy" shall be, unless otherwise specified by resolution of the Board, automatically a deputy officer to the office with the title of which the prefix term is conjoined. Deputy officers shall have such other duties as prescribed by the Board or the CEO from time to time.

(g)          Assistant Officers. The Board may appoint one or more officers who shall be assistants to principal officers of the Corporation, or their deputies, and who shall have such duties as shall be delegated to such assistant officers by the Board or such principal officers, including the authority to perform such functions of those principal officers in the place of and with full authority of such principal officers as shall be designated by the Board or (if so authorized) by such principal officers. The Board may by resolution authorize appointment of assistant officers by those principal officers to which such appointed officers will serve as assistants.

ARTICLE VI

INDEMNIFICATION

Section 6.01         Indemnification.

(a)          The Corporation shall indemnify and hold harmless to the full extent permitted by law (as now or hereafter in effect) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or, while serving as a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding this Section 6.01(a) or the provisions of Section 6.01(b) hereof, except as otherwise provided in Section 6.01(f) hereof, the Corporation shall be required to indemnify a covered person in connection with a proceeding (or part thereof) commenced by such covered person only if the commencement of such proceeding (or part thereof) by the covered person was authorized in the specific case by the Board of Directors of the Corporation.

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(b)          The Corporation shall indemnify and hold harmless to the full extent permitted by law (as now or hereafter in effect) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or, while serving as a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation another corporation, partnership, joint venture, trust or other enterprise in any capacity against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Delaware Court or such other court shall deem proper.

(c)          To the extent that a present or former director, officer, employee or agent of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d)          Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made, with respect to a person who is a director, officer, employee or agent at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)          Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section 6.01. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

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(f)          The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 6.01 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions of this Section 6.01 shall not be deemed to preclude the indemnification of (or advancement of expenses to) any person who is not specified in Section 6.01(a) or Section 6.01(b) but whom the Corporation has the power or obligation to indemnity under the provisions of the DGCL, or otherwise.

(g)          If a claim for indemnification (following the final disposition of a proceeding) or advancement of expenses under this Section 6.01 is not paid in full within 90 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

(g)          The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation another corporation, partnership, joint venture, trust or other enterprise in any capacity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 6.01.

(h)          The Board of Directors may authorize the Corporation to enter into a contract with any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided in Section 6.01.

(i)          For the purposes of this Section 6.01, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 6.01 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

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(j)          For purposes of this Section 6.01, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this section.

(k)          The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.01 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(l)          The Corporation's obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request another corporation, partnership, joint venture, trust or other enterprise in any capacity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

(m)          Any repeal or modification of the foregoing provisions of this Section 6.01 shall not adversely affect any right or protection hereunder of any person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

CERTIFICATES OF STOCK

Section 7.01         Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairperson of the Board of Directors, or the CEO, President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

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Section 7.02         Transfer. The issue, transfer, conversion and registration of stock certificates or uncertificated shares shall be governed by such other regulations as the Board of Directors may establish.

Section 7.03         Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 7.04         Fixing the Record Date.

(a)          In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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(c)          In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting at any time when the Priority Holders beneficially own, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 7.05         Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01         Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

Section 8.02         Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 8.03         Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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Section 8.04         Seal. The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.05         Waiver of Notice. Whenever any notice is required to be given under applicable law or the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by Electronic Transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by Electronic Transmission, unless so required by the Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IX

AMENDMENTS

Section 9.01         Amendments. These Bylaws may be amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board or by the stockholders as expressly provided in the Certificate of Incorporation.

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Annex G

FORM OF Priority Technology Holdings, Inc.
2018 EQUITY INCENTIVE PLAN

1.	Purpose; Establishment.

The Priority Technology Holdings, Inc. 2018 Equity Incentive Plan (the “Plan”) is intended to promote the interests of the Company and its stockholders by providing employees, directors and consultants of the Company and its affiliates with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company and its affiliates and to acquire a proprietary interest in the long-term success of the Company.

2.	Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

“Affiliate” shall mean any entity controlled by, controlling or under common control with the Company.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

“Award Agreement” shall mean the agreement, instrument or documentation evidencing an Award.

“Base Price” shall have the meaning provided in Section 8(a) of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise specified in the Participant’s Award Agreement: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or any of its Affiliates and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), (i) the Participant’s failure (other than as a result of incapacity due to mental or physical impairment) to perform his or her material duties for the Company or the Affiliate by which the Participant is employed or retained to the reasonable satisfaction of the Administrator, (ii) conduct by the Participant in connection with the Participant’s duties that is fraudulent or constitutes willful misconduct or gross negligence or is otherwise materially injurious to the Company or any of its Affiliates, (iii) a material breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any of its Affiliates which demonstrably results in financial harm to the Company or Affiliate, (iv) the Participant’s misappropriation of funds or other property of the Company or any of its Affiliates or other acts of dishonesty resulting or intending to result in personal gain or enrichment at the expense of the Company or any Affiliate, (v) the plea of guilty by the Participant to or conviction of the Participant for the commission of a felony or a misdemeanor (excluding petty offenses) involving fraud, dishonesty or moral turpitude, (vi) the Participant’s breach of his or her restrictive covenant obligations, or (vii) the conduct by the Participant which is a material violation of an applicable policy of the Company or any of its Affiliates; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or any of its Affiliates and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement. Notwithstanding the foregoing, with respect to a Director, “Cause” shall mean, unless otherwise specified in the Director’s Award Agreement, an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

“Change in Control” shall mean:

(a)       Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then-outstanding shares of Company Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or (D) any acquisition pursuant to a transaction that complies with clause (c)(i), (c)(ii) and (c)(iii);

(b)       During any 12-month period beginning on or after the Effective Date, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that, any individual becoming a Director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)       Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of as-sets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)       Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

“Committee” shall mean a committee of the Board, which shall consist of two or more persons, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and is “independent director” within the rules of the NASDAQ Stock Market; provided that, if the appointed Committee does not meet such requirements, such noncompliance shall not affect the validity of the Awards granted by, the interpretations of, or other actions by, the Committee.

“Company” shall mean Priority Technology Holdings, Inc., a Delaware corporation.

“Company Stock” shall mean the common stock of the Company, par value $0.01 per share.

“Consultant” shall mean any consultant or adviser to the Company or any of its Affiliates who is a natural person.

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“Director” shall mean a member of the Board.

“Effective Date” shall have the meaning provided in Section 22 of the Plan.

“Eligible Individual” means a Director, Employee or Consultant, and any prospective Employee or Consultant who has accepted an offer of employment or consultancy from the Company or any of its Affiliates.

“Employee” shall mean any officer or other employee of the Company or any of its Affiliates.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor provision of the Exchange Act.

“Exercise Price” shall have the meaning provided in Section 7(b) of the Plan.

“Fair Market Value” shall mean, with respect to a share of Company Stock, on a particular date (a) the closing price of Company Stock as reported by the NASDAQ Stock Market (or other national securities exchange or national market system as may at the applicable time be the principal market for the Common Stock), or if there is no trading of Company Stock on such date, such price on the next preceding date on which there was trading in of Company Stock or (b) if the shares of Company Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Company Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (c) if the shares of Company Stock are not then listed on a national securities exchange or national market system, or are not then traded in an over-the-counter market, such value as the Committee, in its discretion, shall determine in good faith using a reasonable method in accordance with Section 409A or Section 422 of the Code, as applicable.

“Incentive Stock Option” shall mean an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code, and which is designated in the applicable Award Agreement as an Incentive Stock Option.

“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

“Option” shall mean an Award granted pursuant to Section 7 of an option to purchase shares of Company Stock.

“Other Award” shall mean an Award granted pursuant to Section 12 hereof valued in whole or in part by reference to, or otherwise based on, Company Stock, including but not limited to unrestricted stock and dividend equivalents.

“Participant” shall mean an Eligible Individual to whom an Award is granted pursuant to the Plan.

“Person” shall mean any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

“Restricted Stock” shall mean an Award granted pursuant to Section 9 of a share of Company Stock that is subject to restrictions as set forth in Section 9(d).

“Restricted Stock Unit” shall mean an Award granted pursuant to Section 10 of a right to receive the Fair Market Value of a share of Company Stock, paid in either Company Stock or cash.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time. Reference to any specific section of the Securities Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor provision of the Securities Act.

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“Stock Appreciation Right” shall mean an Award granted pursuant to Section 8 of a right to receive, upon exercise of the right, the applicable amounts as described in Section 8(c).

“Stock Bonus” shall mean an Award granted pursuant to Section 11 of a bonus payable in shares of Company Stock.

“Termination of Service” shall mean, except as otherwise provided in an Award Agreement: (a) with respect to an Employee, a termination of employment from the Company and its Affiliates; (b) with respect to a Consultant, that the Consultant is no longer acting as a Consultant to the Company or any of its Affiliates; and (c) with respect to a Director, that the Director is no longer serving as a Director. Unless otherwise determined by the Committee: (i) if a Participant’s employment, consultancy or directorship with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a different capacity as an Eligible Individual, such change in status shall not be deemed a Termination of Service, and (ii) a Participant employed by, or performing services for, an entity that is an Affiliate of the Company shall be deemed to incur a Termination of Service if such entity ceases to be an Affiliate of the Company for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company) unless the Participant immediately thereafter becomes an Employee, Director or Consultant of the Company or an Affiliate of the Company. A Participant’s approved absence or leave, or transfer among the Company and its Affiliates, shall not be considered a Termination of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a “Termination of Service” for purposes of payment or delivery of an Award shall mean a “separation from service” as defined under Section 409A of the Code.

3.	Stock Subject to the Plan.

(a)       Shares Available for Awards; Individual Limitations. The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 10% of our Common Stock outstanding immediately following consummation of the Business Combination shares (subject to adjustment as provided by Section 3(b)); provided that no more than [•] shares of Company Stock may be granted as Incentive Stock Options. Any shares of Company Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one share of Company Stock for every one Option or Stock Appreciation Right awarded. Such shares of Company Stock may be authorized but unissued shares of Company Stock or authorized and issued shares of Company Stock held in the Company’s treasury.

(b)       Adjustment for Change in Capitalization.

(i)       In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, or similar event affecting the Company or any of its subsidiaries (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such equitable and appropriate substitutions or adjustments to (A) the aggregate number and kind of shares of Company Stock or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Section 3(a) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Company Stock or other securities subject to outstanding Awards and (D) the Exercise Price or Base Price of outstanding Awards.

(ii)       In the case of Corporate Events, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board, in its discretion (it being understood that in the case of a Corporate Event with respect to which stockholders receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Company Stock pursuant to such Corporate Event over the Exercise Price of such Option or the Base Price of such Stock Appreciation Right shall conclusively be deemed valid), (B) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Company Stock subject to outstanding Awards and (C) in connection with a sale of a subsidiary, Affiliate, or division, arranging for the assumption of Awards, or replacement of Awards with new awards based on securities or other property (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected subsidiary, Affiliate, or division or by the entity that controls such subsidiary, Affiliate, or division following such Corporate Event (as well as any corresponding adjustments to Awards that remain based upon Company Stock).

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(iii)       The Committee may, in its discretion, adjust any performance-based vesting conditions applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company filings with the Securities and Exchange Commission. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the applicable subsidiary, division or other operational unit of, or the manner in which any of the foregoing conducts its business, or other events or circumstances render any performance-based vesting conditions to be unsuitable, the Committee may modify such conditions or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(c)       Reuse of Shares. If any shares of Company Stock subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without the issuance or distribution of shares of Company Stock to the Participant, the shares of Company Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Company Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Company Stock exchanged by a Participant or withheld by the Company or any Affiliate to satisfy the tax withholding obligations related to any Award under the Plan, shall be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right is settled by the delivery of a net number of shares of Company Stock, the full number of shares of Company Stock underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan. To the extent an Award is paid or settled in cash, the number of shares of Company Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan. Shares of Company Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Company Stock available for Awards under the Plan.

4.	Administration of the Plan.

(a)       The Plan shall be administered by the Committee. The Committee shall have the following authority, to exercise in its discretion, subject to and not inconsistent with the express provisions of the Plan: to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation: the authority to grant Awards; to select the Eligible Individuals to whom Awards may from time to time be granted and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to determine whether an Award may be settled in cash and/or shares of the Company; to waive any of the terms, conditions, restrictions and performance criteria of any Award, including to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee, in its discretion, determines; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations that it deems necessary or advisable for the administration of the Plan. The Committee may, in its discretion, without amendment to the Plan, (i) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable, (ii) waive or amend the operation of Plan provisions respecting exercise after Termination of Service; provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant or the original term of the Option or Stock Appreciation Right, if less. Notwithstanding anything in the Plan to the contrary, the powers and authority of the Committee shall be exercised by the Board in the case of Awards made to non-employee Directors.

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(b)       The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all persons, including the Company, its stockholders, Eligible Individuals and Participants, and their estates and beneficiaries. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, any discretionary authority provided or invested in the Committee or the Company (or to Persons who are delegated such authority pursuant to Section 4(c)) is intended to be, and shall be deemed to be, exercised in the sole and absolute discretion of the Committee or the Company (or to Persons who are delegated such authority pursuant to Section 4(c)), respectively.

(c)       To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the shares of Company Stock are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board, or to the Chief Executive Officer of the Company, the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 4; provided that, in no event shall such individuals be delegated the authority to grant Awards to, or amend Awards held by, (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the shares of Company Stock are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee, as the case may be, may at any time rescind the authority so delegated or appoint a new delegatee.

5.	Eligibility.

Eligible Individuals that the Committee (or, in the case of non-employee Directors, the Board) shall select, from time to time, shall be eligible to receive Awards pursuant to the Plan.

6.	Awards Under the Plan; Award Agreement.

The Committee may grant Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7.	Options.

(a)       Identification of Options. Unless an Option is identified in the applicable Award Agreement as an Incentive Stock Option, the Option shall be a Nonqualified Stock Option. All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee for estate planning purposes with respect to a Nonqualified Stock Option.

(b)       Exercise Price. Each Award Agreement evidencing an Option shall set forth the amount per share (the “Exercise Price”) to be paid by the Participant to the Company to exercise such Option. The Exercise Price shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of the grant of the Option. Except in connection with an adjustment described in Section 3(b), in no event shall the Exercise Price of an Option be reduced following the grant of the Option, nor shall the Option be cancelled in exchange for a replacement Option with a lower Exercise Price or in exchange for another type of Award or cash payment, in each case without stockholder approval. In addition, the Committee shall not have the authority to grant an Option which provides that the Participant will be granted a new Option (commonly referred to as a “reload option”) for a number of shares of Company Stock equal to the number of shares of Company Stock surrendered by the Participant upon exercise of all or a part of the original Option.

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(c)	Term and Exercise of Options.

(i)	Each Option shall become exercisable at the time or times specified by the Committee and set forth in the applicable Award Agreement. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its discretion, deems appropriate. Subject to Section 7(d) hereof, the Committee shall determine and set forth in the applicable Award Agreement the expiration date of each Option, which shall be no later than the 10-year anniversary of the date of grant of the Option (or 5-year anniversary in the case of a an Incentive Stock Option granted to an individual who owns (or is deemed to own under the Code) Company Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company), provided that, if the term of a Nonqualified Stock Option would expire at a time when trading in the shares of Company Stock is prohibited by the Company's insider trading policy, the term of the Option shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code).

(ii)	An Option shall be exercised by delivering the form of notice of exercise provided by the Company. Payment of the Exercise Price for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check or wire transfer; (B) in shares of Company Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise; (C) by withholding shares of Company Stock otherwise deliverable upon exercise of an Option; or (D) by any such other methods (including broker-assisted cashless exercise) as the Committee may from time to time authorize; provided that, in the case of a Participant who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law. Except as authorized by the Committee, any payment in shares of Company Stock shall be effected by the delivery of such shares of Company Stock to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require. If the Committee decides that payment will be made in shares of Company Stock, and the amount payable results in a fractional share of Company Stock, payment for the fractional share of Company Stock will be made in cash.

(iii)	Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares of Company Stock, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised or the Participant’s ownership of the Company Stock shall be registered by the Company in book entry form.

(d)       Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to Employees of the Company and any “subsidiary corporation” (within the meaning of Section 424(f) of the Code) of the Company. To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company and any “subsidiary corporation” (within the meaning of Section 424(f) of the Code) shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 7(d), Fair Market Value shall be determined as of the date on which the Incentive Stock Option is granted. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless (A) the Exercise Price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of 5 years from the date such Incentive Stock Option is granted.

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(e)       Effect of Termination of Service. Unless otherwise determined by the Committee at the time of grant and set forth in the applicable Award Agreement, in the event of a Participant’s Termination of Service for any reason other than (i) Cause or (ii) death, each Option granted to such Participant, to the extent that it is exercisable at the time of such Termination of Service, shall remain exercisable for the 90-day period following such Termination of Service, but in no event following the expiration of its term. Except as may be otherwise determined by the Committee, each Option that remains unexercisable as of the date of such a Termination of Service shall be terminated at the time of such Termination of Service. Unless otherwise determined by the Committee at the time of grant as set forth in the applicable Award Agreement, in the event of a Participant’s Termination of Service on account of the death of the Participant, each Option granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall remain exercisable by the Participant’s legal representatives, heirs or legatees for the 1-year period following such Termination of Service, but in no event following the expiration of its term. In the event of a Participant’s Termination of Service for Cause, each outstanding Option granted to such Participant shall terminate immediately upon such Termination of Service.

8.	Stock Appreciation Rights.

(a)       At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its discretion, deems appropriate. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant. In addition, the base price per share (the “Base Price”) of a Stock Appreciation Right shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant.

(b)       All Stock Appreciation Rights shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee for estate planning purposes.

(c)       Upon the exercise of a Stock Appreciation Right, the holder will be entitled to receive payment of an amount determined by multiplying:

(i)	the excess of the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over the Base Price of the Stock Appreciation Right, by

(ii)	the number of shares of Company Stock as to which such Stock Appreciation Right is exercised.

(d)       Notwithstanding subsection (c) above, the Committee may impose a limitation on the amount payable upon the exercise of a Stock Appreciation Right. Any such limitation shall be determined as of the date of grant and indicated in the applicable Award Agreement.

(e)       Payment of the amount determined under subsection (c) above may be made solely in whole shares of Company Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the discretion of the Committee, solely in cash or a combination of cash and shares of Company Stock. Except as authorized by the Committee, any payment in shares of Company Stock shall be effected by the delivery of such shares of Company Stock to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require. If the Committee decides that payment will be made in shares of Company Stock, and the amount payable results in a fractional share of Company Stock, payment for the fractional share of Company Stock will be made in cash.

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(f)       Other than with respect to an adjustment described in Section 3(b), in no event shall the Base Price with respect to a Stock Appreciation Right be reduced following the grant of a Stock Appreciation Right, nor shall a Stock Appreciation Right be cancelled in exchange for a replacement Stock Appreciation Right with a lower Base Price or in exchange for another type of Award or cash payment without stockholder approval.

(g)       Unless otherwise determined by the Committee at the time of grant and set forth in the applicable Award Agreement, in the event of a Participant’s Termination of Service for any reason other than (i) Cause or (ii) death, each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such Termination of Service, shall remain exercisable for the 90-day period following such Termination of Service, but in no event following the expiration of its term. Except as may be otherwise determined by the Committee, any Stock Appreciation Right that is not exercisable as of the date of such a Termination of Service shall be terminated at the time of such Termination of Service. Unless otherwise determined by the Committee at the time of grant as set forth in the applicable Award Agreement, in the event of a Participant’s Termination of Service on account of the death of the Participant, each Stock Appreciation Right granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall remain exercisable by the Participant’s legal representatives, heirs or legatees for the one-year period following such Termination of Service, but in no event following the expiration of its term. In the event of a Participant’s Termination of Service for Cause, each outstanding Stock Appreciation Right granted to such Participant shall terminate immediately upon such Termination of Service.

9.	Restricted Stock.

(a)       Price. At the time of the grant of an Award of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)       Vesting Date. At the time of the grant of an Award of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such Award. The Committee may divide the shares of Restricted Stock constituting the Award into classes and assign a different vesting date for each class. If all conditions to the vesting of a share of Restricted Stock are satisfied, subject to Section 9(h), upon the occurrence of the vesting date such share of Restricted Stock shall vest and the restrictions of Section 9(d) with respect thereto shall lapse.

(c)       Conditions to Vesting. At the time of the grant of an Award of Restricted Stock, the Committee in its discretion, may impose such restrictions or conditions to the vesting of such Award as it, deems appropriate. The Committee may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded. Notwithstanding anything in this Section 9(c) to the contrary, unless otherwise provided by the Committee pursuant to Section 9(h) or Section 13, Restricted Stock that vests based on achievement of performance goals or levels of performance may not become fully vested prior to the first anniversary of the date upon which such Restricted Stock is granted.

(d)       Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such shares of Restricted Stock, and all of the rights related thereto, shall be forfeited by the Participant.

(e)       Dividends on Restricted Stock. The Committee, in its discretion, may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares of Restricted Stock have lapsed.

(f)       Issuance of Certificates. The Committee may provide, upon such terms and conditions as it determines, that (i) a certificate or certificates representing the shares of Company Stock underlying a Restricted Stock Award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares of Company Stock are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, (ii) such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares of Restricted Stock become vested or are forfeited or (iii) the Participant’s ownership of the Restricted Stock shall be registered by the Company in book entry form.

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(g)       Consequences of Vesting. Upon the vesting of a share of Restricted Stock, the restrictions of Section 9(d) shall lapse with respect to such share of Restricted Stock. As determined by the Committee, following the date on which a share of Restricted Stock vests, the Company shall, make a book entry record of such share of Restricted Stock or cause to be delivered to the Participant to whom such shares of Restricted Stock were granted, a certificate evidencing such share of Restricted Stock, which may bear a restrictive legend, if the Committee determines such a legend to be appropriate.

(h)       Effect of Termination of Service. Except as may otherwise be provided in the applicable Award Agreement, and subject to the Committee’s authority under Section 4 hereof, upon a Participant’s Termination of Service for any reason, any and all shares of Restricted Stock to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares of Restricted Stock pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares of Restricted Stock. In the event that a Participant forfeits any shares of Restricted Stock and the Company requires that the Participant to return shares of Restricted Stock, it shall also have the right to require the return of all dividends paid on such shares of Restricted Stock, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

10.	Restricted Stock Units.

(a)       Vesting Date. At the time of the grant of an Award of Restricted Stock Units, the Committee shall establish a vesting date or vesting dates with respect to such Award. The Committee may divide such Restricted Stock Units into classes and assign a different vesting date for each class. If all conditions to the vesting of a Restricted Stock Unit are satisfied, subject to Section 10(d), upon the occurrence of the vesting date such Restricted Stock Unit shall vest.

(b)       Benefit Upon Vesting. Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit, the Participant shall be paid, within 30 days of the date on which such Restricted Stock Unit vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee. The amount per Restricted Stock Unit shall be equal to the sum of (i) the Fair Market Value of a share of Company Stock on the date on which such Restricted Stock Units vest and (ii) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Restricted Stock Units were granted and terminating on the date on which such Restricted Stock Units vest.

(c)       Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee in its discretion, may impose such restrictions or vesting conditions to the vesting of such Restricted Stock Units as it deems appropriate.

(d)       Effect of Termination of Service. Except as may otherwise be provided in the applicable Award Agreement or determined by the Committee in its discretion, Restricted Stock Units that have not vested, together with any dividend equivalents deemed to have been credited with respect to such unvested Restricted Stock Units, shall be forfeited upon the Participant’s Termination of Service for any reason.

11.	Stock Bonuses.

In the event that the Committee grants an Award of a Stock Bonus to a Participant, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable, or, as determined by the Committee, the Company shall make a book entry record of such share of Company Stock.

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12.	Other Stock-Based Awards.

Other Stock-Based Awards may be granted either alone or in addition to Other Stock-Based Awards (other than in connection with Options or Stock Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded under the Plan shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Cash incentive awards may be denominated in units that have a dollar value established by the Committee as of the date of grant. Subject to the provisions of the Plan, the Committee shall have the discretion to determine the persons to whom, and the time or times at which, such Other Stock-Based Awards discretion shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Stock-Based Awards, and the manner in which such Other Stock-Based Awards shall be settled (for example, in shares of Company Stock or cash), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance goals) and all other terms and conditions of such Other Stock-Based Awards.

13.	Change in Control Provisions.

(a)       Unless otherwise determined by the Committee and provided in the applicable Award Agreement, and subject to Section 3(b), in the event of a Change in Control, the Committee, in its discretion, may take such actions with respect to outstanding Awards as determines to be appropriate, including without limitation:

(i)	provide that any outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, such Award shall become fully vested and exercisable and the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and

(ii)	provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (A) the excess of the consideration paid per share of Company Stock in the Change in Control over the exercise or purchase price (if any) per share of Company Stock subject to the Award multiplied by (B) the number of shares of Company Stock granted under the Award. If the amount determined pursuant to the immediately preceding sentence is zero, such Award may be cancelled pursuant to this Section 13(a) without payment of any consideration to the affected Participant. The Committee shall not be required to treat all Awards similarly for purposes of this Section 13(a).

(b)       Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section 409A of the Code, if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred for purposes of vesting or the lapse of restrictions, but not purposes of the payment or settlement of such Award under the Plan unless such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code.

(c)       The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

14.	Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Award until the date of record issuance of such shares of Company Stock in the books of the Company or the issuance of a stock certificate with respect to such shares of Company Stock. Except for adjustments provided in Section 3(b), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such book entry is made or stock certificate is issued.

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15.	No Employment Rights; No Right to Award.

Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company and its Affiliates or interfere in any way with the right of the Company or any of its Affiliates, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

16.	Securities Matters and Regulations.

(a)       Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Company Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares of Company Stock make such agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or advisable.

(b)       Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Company Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Company Stock, no such Award shall be granted or payment made or Company Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)       In the event that the disposition of Company Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Company Stock shall be restricted against transfer to the extent required by the Securities Act, and the Committee may require a Participant receiving Company Stock pursuant to the Plan, as a condition precedent to receipt of such Company Stock, to represent to the Company in writing that the Company Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

(d)       The intent of the Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee, acting on behalf of the Board, may exercise discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

17.	Withholding Taxes.

Whenever cash is to be paid pursuant to an Award, the Company or any of its Affiliates shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the amount of tax required to be withheld. Such shares of Company Stock shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Amounts with respect to fractional shares of Company Stock shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares of Company Stock to be delivered pursuant to an Award.

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18.	Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

19.	Amendment or Termination of the Plan.

The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Sections 3 and 4, which discretion may be exercised without amendment to the Plan. No amendment, suspension or termination will materially and adversely affect the rights of any Participant under an Award or the Plan without the consent of the Participant.

20.	Transfers Upon Death.

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

21.	Expenses and Receipts.

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

22.	Effective Date and Term of Plan.

The Plan was adopted and approved by the Board on [•], 2018 and approved by the stockholders of the Company on [•], 2018 (the “Effective Date”).

23.	Participant Rights.

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

24.	Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

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25.	Foreign Employees and Foreign Law Considerations.

The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such tax, legal or regulatory provisions.

26.	No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. Unless otherwise provided herein, the Committee shall determine whether cash, Other Stock-Based Awards, or other property shall be issued or paid in lieu of such fractional shares of Company Stock or whether such fractional shares of Company Stock or any rights thereto shall be forfeited or otherwise eliminated.

27.	Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

28.	Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third-party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

29.	Effect of Plan upon Other Compensation Plans.

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Affiliates. Nothing in the Plan shall be construed to limit the right of the Company or any of its Affiliates to establish any other forms of incentives or compensation for Employees, Directors or Consultants.

30.	Gender and Number; Captions.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; any feminine term used herein also shall include the masculine; and the plural shall include the singular and the singular shall include the plural. Captions and headings are given to the articles, sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

31.	Severability.

If any provision of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the other provisions of the Plan or Award Agreement shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

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32.	Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

33.	Clawback.

The Awards granted under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, as well as any other policy of the Company that applies to Awards, such as anti-hedging or pledging policies, as they may be in effect from time to time.

34.	Section 409A Compliance.

The Plan as well as payments and benefits under the Plan are intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such Awards shall instead be made on the first business day after the date that is 6 months following such separation from service (or death, if earlier). Whenever a payment under an Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the discretion of the Company. If under an Award an amount is to be paid in two or more installments, for purposes of Section 409A of the Code, each installment shall be treated as a separate payment.

35.	Forfeiture and Compensation Recovery.

(a)       The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation or forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the Award. Such events may include a Termination of Service for Cause, violation of material Company policies, breach of noncompetition or other restrictive covenants that apply to the Participant, a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(b)       Awards and any payments or compensation associated therewith may be made subject to forfeiture or recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Award Agreement may be unilaterally amended by the Committee to comply with such compensation or recovery policy.

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Annex H

FORM OF Priority Technology Holdings, Inc. EARNOUT INCENTIVE PLAN

Priority Technology Holdings, Inc., a Delaware corporation (the “Company”), adopted the Priority Technology Holdings, Inc. Earnout Incentive Plan (the “Plan”) pursuant to the terms of the Contribution Agreement, dated as of [____], 2018, by and among Priority Investment Holdings, LLC, Priority Incentive Equity Holdings, LLC and the Company (the “Contribution Agreement”). The Plan is effective upon the Closing as defined in the Contribution Agreement (the “Effective Date”).

Article I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1.          “Applicable Exchange” means the NASDAQ Capital Market or other securities exchange or national market system as may at the applicable time be the principal market for the Common Stock.

1.2.          “Award” means a Restricted Stock Unit Award, a Deferred Stock Award or a Stock Payment Award, in each case, which may be awarded or granted under the Plan.

1.3.          “Award Agreement” means any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.

1.4.          “Board” means the Board of Directors of the Company.

1.5.          “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

1.6.          “Committee” means a committee or subcommittee of the Board, appointed as provided in Section 5.1, consisting of one or more Directors.

1.7.          “Common Stock” means the common stock of the Company, par value $0.001 per share.

1.8.          “Consolidated Adjusted EBITDA” has the meaning set forth in that Credit and Guaranty Agreement (the “Guaranty Agreement”) dated as of January 3, 2017, among (a) Pipeline Cynergy Holdings, LLC, a Delaware limited liability company, Priority Institutional Partner Services, LLC, a Delaware limited liability company, and Priority Payment Systems Holdings, LLC, a Georgia limited liability company, as borrowers, (b) Priority Holdings, LLC and certain of its other subsidiaries, (c) the lenders from time to time party thereto, and (d) SunTrust Bank, as administrative agent and collateral agent for such lenders, as amended by the First Amendment, dated as of November 14, 2017 and the Second Amendment, dated as of January 11, 2018 and as further amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, provided that any Unrestricted Subsidiaries (as defined in the Guarantee Agreement) shall be treated as Restricted Subsidiaries (as defined in the Guarantee Agreement) for purposes of the calculation of Consolidated Adjusted EBITDA under this Plan.

1.9.          “Consultant” means any consultant or adviser of the Company or any of its Subsidiaries if: (a) the consultant or adviser is a natural person, (b) the consultant or adviser renders bona fide services to the Company or any of its Subsidiaries; and (c) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

1.10.         “Deferred Stock” means a right to receive Common Stock awarded under Section 4.3 of the Plan.

1.11.         “Director” means a member of the Board.

1.12.         “DRO” means any judgment, decree or order which relates to marital property rights of a spouse or former spouse and is made pursuant to applicable domestic relations law (including community property law).

1.13.          “Eligible Person” means an Employee, Consultant or Non-Employee Director.

1.14.         “Employee” means any officer or other employee of the Company or of its Subsidiaries.

1.15.         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

1.16.         “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a material change in the per share value of the Common Stock underlying outstanding Awards.

1.17.         “Fair Market Value” means the closing sales price for a share of Common Stock as quoted on the Applicable Exchange on a specified date.

1.18.         “Fiscal Year” means the fiscal year of the Company.

1.19.         “GAAP” means generally accepted accounting principles in the United States as of the Effective Date and consistently applied throughout the periods involved.

1.20.         “Non-Employee Director” means a Director who is not an Employee.

1.21.         “Participant” means an Employee, Non-Employee Director or Consultant who has been granted an Award.

1.22.         “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

1.23.          “Restricted Stock Units” means rights to receive Common Stock awarded under Section 4.4.

1.24.         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.25.         “Securities Act” means the Securities Act of 1933, as amended from time to time.

1.26.         “Stock Payment” means a payment in the form of shares of Common Stock.

1.27.         “Subsidiary” means, with respect to any Person, any entity of which (a) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (b) 50% or more of the equity interests are at the time directly or indirectly owned by such Person.

1.28.         “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

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1.29.         “Termination of Consultancy” means the time when the engagement of a Participant as a Consultant to the Company or any of its Subsidiaries is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any of its Subsidiaries or service as a Non-Employee Director. For purposes of the Plan, the engagement of a Participant as a Consultant to a Subsidiary of the Company shall be deemed to be terminated in the event that the Subsidiary engaging such Participant ceases to remain a Subsidiary of the Company for any reason and the Participant has not continued to be engaged by the Company or other Subsidiary of the Company.

1.30.         “Termination of Directorship” means the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, removal, failure to be elected, death or retirement, but excluding terminations where there is a simultaneous commencement of employment or service as a Consultant with the Company or any of its Subsidiaries.

1.31.         “Termination of Employment” means the time when the employee-employer relationship between a Participant and the Company or any of its Subsidiaries is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding a termination where there is a simultaneous (a) reemployment or continuing employment of the Participant by the Company or any of its Subsidiaries, (b) establishment of a consulting relationship by the Company or any of its Subsidiaries with the Participant, or (c) commencement of service by the Participant as a Non-Employee Director. For purposes of the Plan, a Participant’s employment relationship shall be deemed to be terminated in the event that the Subsidiary of the Company employing such Participant ceases to remain a Subsidiary of the Company for any reason and the Participant has not continued employment with the Company or other Subsidiary of the Company.

Article II.

SHARES SUBJECT TO PLAN

2.1.          Shares Subject to Plan.

(a)          Subject to Section 6.3 and Section 2.1(b), 5,880,000 shares of Common Stock, in the aggregate, may be issued or transferred pursuant to Awards under the Plan (the “Share Limit”) as follows:

(i)          an aggregate of 2,940,000 shares of Common Stock (the “Initial Threshold Shares”) may be issued to Eligible Persons pursuant to Awards under the Plan if: (a) the Consolidated Adjusted EBITDA during the Fiscal Year ending December 31, 2018 equals or exceeds $82,500,000 and (b) the Fair Market Value of the Common Stock equals or exceeds $12.00 per share for any 20 trading days within a consecutive 30-trading day period on or before December 31, 2019; and

(ii)         subject to Section 2.1(a)(iii), an aggregate of 2,940,000 shares of Common Stock may be issued to Eligible Persons pursuant to Awards under the Plan if: (a) the Consolidated Adjusted EBITDA during the Fiscal Year ending December 31, 2019 equals or exceeds $91,500,000 and (b) the Fair Market Value the Common Stock equals or exceeds $14.00 per share for any 20 trading days within a consecutive 30-trading day period during the period beginning on January 1, 2019 and ending on December 31, 2020.

(iii)        notwithstanding the provisions of Section 2.1(a)(i) and (a)(ii), if no Initial Threshold Shares are issuable pursuant to Section 2.1(a)(i) because the conditions therein were not satisfied, then an aggregate of 5,880,000 shares of Common Stock may be issued to Eligible Persons pursuant to Section 2.1(a)(ii) (in lieu of 2,940,000) if clauses (a) and (b) of Section 2.1(a)(ii) are satisfied. For the avoidance of doubt, this Section 2.1(a)(iii) shall not be interpreted to authorize the issuance of shares of Common Stock in excess of the Share Limit.

(b)          In the event of any termination, expiration, lapse or forfeiture of an Award, any shares of Common Stock subject to such Award shall, to the extent of such termination, expiration, lapse or forfeiture, again be available for future grants of Awards under the Plan.

2.2.          Stock Distributed. Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued shares of Common Stock or shares of Common Stock held in treasury.

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Article III.

GRANTING OF AWARDS

3.1.          Award Agreement. Each Award shall be evidenced by an Award Agreement.

3.2.          Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.3.          At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue in the employ of, or as a Consultant for, the Company or any of its Subsidiaries, or as a Director, or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company and any of its Subsidiaries.

Article IV.

DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

4.1.          Eligibility. Subject to Section 2.1, one or more Stock Payment Awards, Deferred Stock Awards and/or Restricted Stock Unit Awards may be granted to any Eligible Person whom the Committee determines should receive such an Award.

4.2.          Stock Payments. Each Eligible Person selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The Stock Payment shall consist of that number of shares of Common Stock as determined by the Committee and may be based on any specific criteria determined appropriate by the Committee.

4.3.          Deferred Stock. Any Eligible Person selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the satisfaction of one or more specific performance goals as the Committee determines to be appropriate at the time of grant, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or the achievement of the applicable Performance Goals or other specific performance goals set by the Committee. Unless otherwise provided by the Committee, a Participant shall have no rights as a Company stockholder with respect to Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

4.4.          Restricted Stock Units. Any Eligible Person selected by the Committee may be granted an award of Restricted Stock Units in the manner determined from time to time by the Committee. The Committee is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Committee at grant. The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more specific performance goals as the Committee determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall specify the payment dates applicable to each Award of Restricted Stock Units which shall be no earlier than the vesting dates and may be determined at the election of the Eligible Person, subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit.

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4.5.          Term. The term of a Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award shall be set by the Committee in its discretion.

4.6.          Form of Payment. Payment in respect of an Award shall be in Common Stock.

Article V.

ADMINISTRATION

5.1.          Committee. The members of the Committee shall be appointed by, and shall serve on the Committee at the pleasure of, the Board. As of the Effective Date, the Committee shall consist of Thomas C. Priore. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

5.2.          Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules, to delegate authority in accordance with Section 5.5 and to amend any Award Agreement provided that the rights or obligations of the Participant of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Participant. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.

5.3.          Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

5.4.          Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board; provided, however, that, the member of the Committee as of the Effective Date shall receive no compensation for such services. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons as it may deem desirable for the administration of the Plan. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

5.5.          Delegation of Authority. The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan, including with respect to the execution of Award Agreements or other documents, and, to the extent permitted by applicable law, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee or committees consisting of one or more members of the Board and/or one or more officers of the Company. The authority to grant awards, however, may not be delegated to: (a) individuals who are subject to the reporting rules under Section 16(a) of the Exchange Act and (b) individuals who are officers of the Company who are delegated authority by the Committee hereunder to grant Awards to himself or herself. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 5.5 shall serve in such capacity at the pleasure of the Committee.

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Article VI.

MISCELLANEOUS PROVISIONS

6.1.          Transferability of Awards. No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

6.2.          Amendment, Suspension or Termination of the Plan and Awards. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee, retroactively or otherwise. However, neither the Board or the Committee may not take any action under this Section 6.2 without stockholder approval that, except as otherwise provided in the Plan, would require stockholder approval in accordance with applicable law or applicable stock exchange rule. The Board or the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, however, except as otherwise provided in the Plan, no such amendment shall, without the consent of the Participant, alter or impair any rights of the Participant under such Award without the consent of the Participant unless the Award itself otherwise expressly so provides. Except as otherwise provided in the Plan or required by law, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

6.3.          Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)          Subject to Section 6.3(d), in the event of any dividend or other extraordinary distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock, then the Committee shall equitably adjust any or all of the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award:

(i)          the number of shares of Common Stock with respect to which Awards may be granted or awarded (including, without limitation, adjustments to the Share Limit and kind of shares which may be issued under the Plan); and

(ii)         the number of shares of Common Stock (or other securities or property) subject to outstanding Awards.

(b)          Subject to Section 6.3(d), in the event of any transaction or event described in Section 6.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any of its Subsidiaries, or the financial statements of the Company or any of its Subsidiaries, or of changes in applicable laws, regulations or accounting principles, the Committee, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

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(i)          to provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the realization of the Participant’s rights had such Award been currently payable or fully vested, or for the cancellation of such Award if no amount could have been attained upon the realization of the Participant’s rights had such Award been currently payable or fully vested;

(ii)         to provide for the replacement of such Award with other rights or property selected by the Committee in its discretion having an aggregate value not exceeding the amount that could have been attained upon the realization of the Participant’s rights had such Award been currently payable or fully vested;

(iii)        to provide that the Award cannot vest or become payable after such event;

(iv)        to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v)         to make adjustments in the number and type of shares of Common Stock subject to outstanding Awards, and/or in the terms and conditions of (including the grant or purchase price), and the criteria included in, outstanding rights and awards and rights and awards which may be granted in the future; and/or

(vi)        to provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock Units or Deferred Stock may be terminated.

(c)          Subject to Sections 6.3(d) and 3.2, the Committee may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d)          No adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.

(e)          The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f)          In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 6.3(a) and 6.3(b):

(i)          the number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)         the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit). The adjustments provided under this Section 6.3(f) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

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6.4.          Tax Withholding. The Company or any of its Subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s Federal Insurance Contributions Act obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting or payment of any Award (or which may be repurchased from the Participant of such Award) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

6.5.          Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:

(a)          (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt of the Award, or upon the receipt or resale of any shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate, if (x) a Termination occurs prior to a specified date, or within a specified time period following receipt of the Award, or (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or (z) the Participant incurs a Termination for “cause” (as such term is defined in the sole discretion of the Committee, or as set forth in a written agreement relating to such Award between the Company and the Participant); and

(b)          all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

6.6.          Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries. Nothing in the Plan shall be construed to limit the right of the Company or any of its Subsidiaries: (a) to establish any other forms of incentives or compensation for Eligible Persons or any other Person, or (b) to grant or assume rights or awards otherwise than under the Plan in connection with any proper corporate purpose.

6.7.          Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to federal, state and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the advice of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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6.8.          Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

6.9.          Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

6.10.         Section 409A. To the extent an Award is a Section 409A Covered Award, the Award is intended to comply with Section 409A of the Code and, to the extent applicable, the Plan and Award Agreements shall be limited, construed and interpreted in accordance with Section 409A of the Code. Neither the Company, nor any of its Subsidiaries, shall be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 6.10. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)          A Termination shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a Participant’s Termination unless such Termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 6.10(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(b)          Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c)          If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and outstanding Award Agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (x) exempt an Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (y) comply with the requirements of Section 409A of the Code.

6.11.         Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting of Awards by a Participant may be permitted through the use of such an automated system.

6.12.         No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants or any other Persons uniformly.

6.13.         Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any of its Subsidiaries.

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6.14.         Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any of its Subsidiaries except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

6.15.         Expenses. The expenses of administering the Plan shall be borne by the Company.

6.16.         Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

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FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

M I ACQUISITIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joshua Sason and Marc Manuel (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares of common stock of M I Acquisitions, Inc. (“M I Acquisitions”) that the undersigned is entitled to vote (the “Shares”) at the Special Meeting of Stockholders (the “Special Meeting”) of M I Acquisitions to be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, on July 19, 2018, at 10:00 a.m. local time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

☐  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ☐

M I ACQUISITIONS, INC. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10.	Please mark votes as indicated in this example	☐

Proposal No. 1 — Business Combination Proposal — To approve the authorization for M I Acquisitions' board of directors to acquire all of the issued and outstanding equity interests of Priority Holdings, LLC (“Priority”), as provided for in the contribution agreement, dated as of February 26, 2018, as amended and restated on March 26, 2018 and April 17, 2018, (the “Purchase Agreement”) by and among M I Acquisitions, Priority Investment Holdings, LLC and Priority Incentive Equity Holdings, LLC (collectively, the “Sellers”), including the initial consideration paid to the Sellers and the earn-out consideration (the “Business Combination”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ Intention to Exercise Redemption Rights

If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the section entitled “Special Meeting of M I Acquisitions' Stockholders — Redemption Rights.”

Proposal No. 2 — Authorized Share Increase Proposal — To approve the amendment of the certificate of incorporation of M I Acquisitions (the “Current Certificate of Incorporation”) to increase the number of authorized shares of common stock and preferred stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐	☐ Stockholder Certification I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of M I Acquisitions, par value $0.001 per share, owned by me in connection with the proposed Business Combination between M I Acquisitions and Priority.

Proposal No. 3 — Board Declassification Proposal — To approve the amendment of the Current Certificate of Incorporation to provide for declassification of the board of directors into one class.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — Voting Threshold Proposal — To approve the amendment of the Current Certificate of Incorporation to change the stockholder vote required to approve a further amendment thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — Section 203 Proposal — To approve the amendment of the Current Certificate of Incorporation to elect not to be governed by Section 203 of the Delaware General Corporation Law (the “DGCL”) and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes the Sellers, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes.	FOR ☐	AGAINST ☐	ABSTAIN ☐

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Proposal No. 6 — Additional Amendments Proposal — To approve certain other changes to the Current Certificate of Incorporation, including eliminating certain provisions specific to our status as a special purpose acquisition company.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — 2018 Equity Incentive Plan Proposal — To approve the 2018 Equity Incentive Plan, including the authorization of the initial share reserve under the 2018 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8 — Earnout Incentive Plan Proposal — To approve the Earnout Incentive Plan, including the authorization of the initial share reserve under the Earnout Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9 — Nasdaq Proposal — To approve the issuance of more than 20% of the issued and outstanding shares of common stock of M I Acquisitions pursuant to the terms of the Purchase Agreement, as required by Nasdaq Listing Rules 5635(a) and (d).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 10— The Adjournment Proposal — To approve the adjournment of the special meeting in the event M I Acquisitions does not receive the requisite stockholder vote to approve the Business Combination or the other proposals described above.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: [ ], 2018

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Signature

Signature (if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote “AGAINST” Proposals No. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10.

If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.

☐  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ☐

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